UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

E2OPEN PARENT HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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E2OPEN PARENT HOLDINGS, INC.

A Delaware Corporation

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

To the Stockholders of E2open Parent Holdings, Inc.:

E2open Parent Holdings, Inc. (“E2open” or the “Company”), BluJay Topco Limited (“BluJay”) and the shareholders of BluJay (the “BluJay Sellers”) have entered into a Share Purchase Deed, dated as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “Purchase Agreement”), pursuant to which E2open or a direct or indirect subsidiary thereof will purchase all of the outstanding shares of capital stock of BluJay from the BluJay Sellers (the “Transaction”). As a result of the Transaction, BluJay and its subsidiaries will become subsidiaries of E2open. We believe that the combination of E2open’s and BluJay’s complementary SaaS, network-based supply chain platforms will provide more robust capabilities and value to our customers by enhancing E2open’s supply chain execution capabilities with BluJay’s leading transportation management software and global trade capabilities.

Upon consummation of the Transaction (the “Closing”), in exchange for the shares of BluJay, E2open will issue to the BluJay Sellers an aggregate of 72,383,299 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), of E2open (the “Consideration Shares”) and pay to the BluJay Sellers cash in the aggregate amount of approximately $441.8 million, subject to increase for an amount of additional consideration equal to $63,000 multiplied by the number of days from and including the Locked Box Date up to and excluding the Closing Date (the “Ticking Fee”) and adjustments for leakage, additional seller transaction expenses and other enumerated items as provided in the Purchase Agreement (the “Cash Consideration”).

In connection with the Transaction, on May 27, 2021, E2open entered into subscription agreements (the “Subscription Agreements”) with certain investors, including certain existing stockholders of E2open (the “PIPE Investors”). Pursuant to the Subscription Agreements, substantially simultaneously with and conditioned upon the Closing, E2open has agreed to issue to the PIPE Investors an aggregate of 28,909,022 shares of Class A common stock in exchange for aggregate gross proceeds of approximately $300 million (the “Pre-Closing Financing”). Pursuant to the Purchase Agreement, E2open may also issue up to 20,000,000 additional shares of Class A common stock (or such greater number of shares of Class A common stock derived by dividing $200 million by a price per share no less than 10% less than the then-current five-day volume weighted average price of the Class A common stock) (the “Incremental Shares”) in connection with additional financing prior to or in connection with the consummation of the Transaction to the extent determined advisable by E2open (the “Incremental Financing”).

The Transaction and the Pre-Closing Financing are subject to the satisfaction or waiver of certain conditions. Each of the Transaction and the Pre-Closing Financing are described more fully in the accompanying proxy statement.

Immediately after the Closing, E2open securityholders as of immediately prior to the Closing (excluding any shares issued to PIPE Investors that are also existing E2open securityholders) are expected to continue to own approximately 65.9% of the outstanding shares of Class A common stock and approximately 69.9% of the outstanding shares of E2open voting stock, the BluJay Sellers are expected to own approximately 24.4% of the outstanding shares of Class A common stock and approximately 21.5% of the outstanding shares of E2open voting stock, and the shares issued to the PIPE Investors in the Pre-Closing Financing are expected to represent approximately 9.7% of the outstanding shares of Class A common stock and approximately 8.6% of the outstanding shares of E2open voting stock.

Shares of E2open’s Class A common stock are listed on The New York Stock Exchange under the symbol “ETWO.” On                     , 2021, the last trading day before the date of this proxy statement, the closing sale price of E2open’s Class A common stock was $                     per share.

E2open is holding a special meeting of its stockholders (the “special meeting”) in order to obtain the stockholder approvals necessary to complete the Transaction and related matters. The special meeting will be held at 9:00 a.m., Central Time, on                     , 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, 50th Floor, New York, New York, 10022, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned. E2open stockholders will be able to attend and participate in the special meeting by visiting www.proxydocs.com/ETWO, where they will be able to listen to the meeting live, submit questions and vote. At the special meeting, E2open will ask the holders of its Class A common stock and its Class V common stock, par value $0.0001 per share (the “Class V common stock”), to:

1.

approve the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing, which collectively will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the consummation of the Transaction and the Pre-Closing Financing, pursuant to NYSE Listing Rule 312.03; and

2.	approve a postponement or adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing Proposal No. 1.

Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the special meeting. As described in the accompanying proxy statement, certain of E2open’s securityholders who owned, as of July 12, 2021, approximately 36.5% of the outstanding shares of E2open voting stock (and who will own, following the issuance of the shares of Class V common stock the Company is required to issue in connection with the conversion of the Series 1 RCUs and a post-closing purchase price adjustment pursuant to the Business Combination Agreement, 37.1% of the outstanding shares of E2open voting stock), have entered into support agreements with E2open and BluJay agreeing to, among other things, vote their shares in favor of the Transaction and the Stockholder Proposals.

After careful consideration, E2open’s board of directors has unanimously (i) determined that the Transaction and all related transactions contemplated by the Purchase Agreement are advisable and in the best interests of E2open and its stockholders, and (ii) approved the proposals described in the accompanying proxy statement, and unanimously recommends that the holders of E2open voting stock vote “FOR” the proposals described in the accompanying proxy statement.

E2open is excited about the opportunities the Transaction brings to E2open’s stockholders and thanks you for your consideration and continued support.

Sincerely,

Michael A. Farlekas, Chief Executive Officer

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated                , 2021 and is first being mailed to stockholders on or about                , 2021.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement of E2open for the special meeting. This proxy statement is available without charge to stockholders of E2open upon written or oral request. This document and other filings by E2open with the SEC may be obtained by either written or oral request to E2open Parent Holdings Inc., 9600 Great Hills Trail, Suite 300E Austin, TX 78759 or by telephone at (866) 432-6736.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may obtain copies of the materials described above at the commission’s internet site at www.sec.gov.

In addition, if you have questions about the Stockholder Proposals or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali LLC (“Morrow”), our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing E2open@investor.morrowsodali.com. You will not be charged for any of the documents that you request.

See the section entitled “Where You Can Find More Information” of the proxy statement for further information.

Information contained on the E2open website, or any other website, is expressly not incorporated by reference into the accompanying proxy statement.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the special meeting, or no later than                     , 2021.

INSTRUCTIONS FOR THE VIRTUAL SPECIAL MEETING

To participate in the virtual special meeting, visit www.proxydocs.com/ETWO and enter the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Central Time on                     , 2021. The meeting will begin promptly at 9:00 a.m. Central Time on                     , 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to submit questions during the meeting through the virtual meeting portal by logging into the virtual meeting platform at www.proxydocs.com/ETWO, and typing their question into the applicable field provided in the web portal. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness and efficient use of time, we will respond to up to two questions from a single stockholder.

The virtual special meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

E2OPEN PARENT HOLDINGS, INC.

A Delaware Corporation

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

NOTICE OF SPECIAL MEETING

TO BE HELD ON                     , 2021

TO THE STOCKHOLDERS OF E2OPEN PARENT HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of E2open Parent Holdings, Inc., a Delaware Corporation (“E2open” or, the “Company”), will be held at 9:00 a.m., Central Time, on                     , 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, 50th Floor, New York, New York, 10022, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned.

As all stockholders will no doubt be aware, due to the current novel coronavirus (“COVID-19”) global pandemic, there are restrictions in place in many jurisdictions relating to the ability to conduct in-person meetings. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet, but the physical location of the meeting will remain at the location specified above for the purposes of our amended and restated memorandum and articles of association. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the Securities and Exchange Commission as proxy material. You are cordially invited to attend the special meeting, which will be held for the following purposes:

(1)

Proposal No. 1 — The Share Issuance Proposal —approve the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing, which collectively will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the consummation of the Transaction and the Pre-Closing Financing, pursuant to NYSE Listing Rule 312.03.

(2)

Proposal No. 2 — The Adjournment Proposal — approve a postponement or adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing Proposal No. 1.

These Stockholder Proposals are described in the accompanying proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Class A Common Stock and Class V Common Stock of E2open at the close of business on                     , 2021 (the “Record Date”) are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments of the special meeting.

After careful consideration, the board of directors of E2open has determined that the Stockholder Proposals are advisable and in the best interests of E2open and its stockholders and unanimously recommends that the holders of E2open’s Class A Common Stock and Class V Common Stock entitled to vote with respect to each of the Stockholder Proposals, vote or give instruction to vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

The existence of any financial and personal interests of one or more of E2open’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of E2open and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Stockholder Proposals. See the section entitled “Stockholder Proposal 1: The Share Issuance Proposal — Interests of E2open’s Directors and Officers and Others in the Transaction” in the accompanying proxy statement for a further discussion of these considerations.

All stockholders of E2open are cordially invited to attend the special meeting in person, and the meeting may also be held virtually to take necessary precautions due to COVID-19. To ensure your representation at the special meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a stockholder of record of E2open common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Whether or not you plan to attend the special meeting, we urge you to read the accompanying proxy statement (and any documents incorporated into the accompanying proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Chinh E. Chu, Chairman of the Board of Directors

                    , 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE STOCKHOLDER PROPOSALS.

Page

FREQUENTLY USED TERMS	1

SHARE CALCULATIONS AND OWNERSHIP PERCENTAGES	8

MARKET AND INDUSTRY DATA	9

TRADEMARKS AND SERVICE MARKS	9

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	9

SUMMARY OF THE PROXY STATEMENT	12

QUESTIONS AND ANSWERS	21

RISK FACTORS	26

DESCRIPTION OF THE TRANSACTION	52

BACKGROUND AND REASONS FOR THE TRANSACTION	68

STOCKHOLDER PROPOSAL NO. 1 - THE SHARE ISSUANCE PROPOSAL	93

STOCKHOLDER PROPOSAL NO. 2 - THE ADJOURNMENT PROPOSAL	94

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	95

INFORMATION ABOUT E2OPEN	116

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF E2OPEN	129

INFORMATION ABOUT BLUJAY	160

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BLUJAY	172

DESCRIPTION OF E2OPEN CAPITAL STOCK	184

PRINCIPAL STOCKHOLDERS	199

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	203

EXPERTS	204

DELIVERY OF DOCUMENTS TO STOCKHOLDERS	204

SUBMISSION OF STOCKHOLDER PROPOSALS	204

WHERE YOU CAN FIND MORE INFORMATION	204

INDEX TO FINANCIAL STATEMENTS	F-1

ANNEX A - PURCHASE AGREEMENT	A-1

ANNEX B - AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT	B-1

ANNEX C - FORM OF SUBSCRIPTION AGREEMENT	C-1

ANNEX D - MANAGEMENT WARRANTY DEED	D-1

ANNEX E - TAX DEED	E-1

ANNEX F - FORM OF LOCK UP AGREEMENT	F-1

ANNEX G - FAIRNESS OPINION OF ROTHSCHILD & CO	G-1

ANNEX H - CERTIFICATE OF INCORPORATION	H-1

ANNEX I - BYLAWS	I-1

ANNEX J - WARRANT AGREEMENT	J-1

ANNEX K - SUPPORT AGREEMENT WITH NEUBERGER BERMAN OPPORTUNISTIC CAPITAL SOLUTIONS MASTER FUND LP AND NBOKS CO-INVESTMENT FUND I LP	K-1

ANNEX L - SUPPORT AGREEMENT CC NB SPONSOR 1 HOLDINGS LLC	L-1

ANNEX M - SUPPORT AGREEMENT CC NEUBERGER PRINCIPAL HOLDINGS I SPONSOR LLC	M-1

ANNEX N - SUPPORT AGREEMENT INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P., INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P., INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P., INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P. AND INSIGHT E2OPEN AGGREGATOR, LLC

N-1

FREQUENTLY USED TERMS

Definitions

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “E2open” refer to E2open Parent Holdings, Inc., a Delaware Corporation.

In this document:

“Adjournment Proposal” means special meeting Proposal No. 2 to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the special meeting.

“Amended and Restated Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement to be entered into upon the Closing among the Company, the Sponsor, NBOKS, Insight Partners, Francisco Partners, Temasek and certain other Equityholders (as defined therein) of the Company party to the existing Investor Rights Agreement which will amend and restate the existing Investor Rights Agreement in order to add Francisco Partners and Temasek as parties thereto and to make other changes related to the Transaction. The form of Amended and Restated Investor Rights Agreement is attached to this proxy statement as Annex B.

“ASC” means the Accounting Standards Codification.

“BluJay” means BluJay Topco Limited, a private limited liability company registered in England and Wales.

“Blockers” means the Insight Blockers, collectively, the PDI Blocker and the Elliott Eagle Blocker.

“Blocker Sellers” means the owners of equity interests in the Blockers.

“Blocker Merger Subs” means Sonar Merger Sub I, LLC, a Delaware limited liability company, Sonar Merger Sub II, LLC, a Delaware limited liability company, Sonar Merger Sub III, LLC, a Delaware limited liability company, Sonar Merger Sub IV, LLC, a Delaware limited liability company, Sonar Merger Sub V, LLC, a Delaware limited liability company, and Sonar Merger Sub VI, LLC, a Delaware limited liability company.

“BluJay Sellers” means the shareholders of BluJay party to the Purchase Agreement.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, entered into as of October 14, 2020, by and among CCNB1, the Blocker Merger Subs, the Company Merger Sub, E2open, the Blockers, EALP, EILP, and Equityholder Representative, as amended on January 28, 2021.

“CAGR” means compound annual growth rate.

“CCNB1” means CC Neuberger Principal Holdings I.

“CC Capital” means CC Capital Partners, LLC, a Delaware limited liability company.

“Certificate of Incorporation” means the certificate of incorporation of the Company in effect on the date of this proxy statement.

“churn” means the last transaction with an entity that ends its relationship with E2open.

“Class A common stock” means the Class A common stock of the Company, par value $0.0001 per share.

“Class V common stock” means the Class V common stock of the Company, par value $0.0001 per share.

“Closing” means the closing of the Transaction.

“Closing Date” means the closing date of the transactions contemplated by the Purchase Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means common units representing limited liability company interests of E2open Holdings following the Transaction, which are non-voting, economic interests in E2open Holdings.

“Company” means E2open Parent Holdings, Inc.

“Company Board” means the board of directors of the Company subsequent to the completion of the Transaction.

“Company Merger Sub” means Sonar Company Merger Sub, LLC, a Delaware limited liability company.

“Company Shares” means, collectively, all shares of the Class A common stock and Class V common stock of the Company.

“Condition Precedent Proposal” means the Share Issuance Proposal.

“cross-sell” means transactions with customers that already have an existing relationship and purchase a different SKU.

“customer tenure” means the average time measured in years since customers initiated their contracts or business with E2open. In cases where a company and its customer list are acquired, tenure is measured from the earliest contract date associated with the customer. Average customer tenure metrics are weighted against each customer’s respective recurring revenue for the most recent fiscal quarter available and are calculated as of fiscal year 2020.

“DGCL” means the Delaware General Corporation Law, as amended.

“Domestication” means the February 4, 2021 continuation of CCNB1 by way of domestication of CCNB1 into a Delaware corporation, with the ordinary shares of CCNB1 becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Law and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of our certificate of incorporation consistent with the DGCL and changing the name and registered office of CCNB1 to our name and registered office.

“downsell” means transactions in which a customer reduces spend within a given SKU but remains a customer.

“DTC” means the Depository Trust Company.

“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Equity Incentive Plan” means the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Organizational Documents” means the current Certificate of Incorporation adopted as of February 4, 2021 of E2open.

“E2open Holdings” means E2open Holdings, LLC, a Delaware limited liability company.

“FATCA” means the Foreign Account Tax Compliance Act.

“Flow-Through Sellers” means, prior to the Business Combination, those members of E2open Holdings that held Class A units, Class A-1 units or Class B units of E2open Holdings.

“Forward Purchase” means the purchase of the Forward Purchase Securities contemplated by the Forward Purchase Agreement.

“Forward Purchase Agreement” means the Forward Purchase Agreement, dated as of April 28, 2020, by and between among CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP.

“Forward Purchase Warrants” means 5,000,000 redeemable warrants purchased pursuant to the Forward Purchase Agreement.

“Francisco Partners” means, together, Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P.

“GAAP” means U.S. generally accepted accounting principles.

“gross retention” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue recorded in those four quarters; unless otherwise stated, references to approximate gross retention figures reflect the average at fiscal year end from fiscal year 2018 to fiscal year 2020 and exclude acquisition and volumetric churn.

“Incremental Shares” means, if any Incremental Financing is entered into by E2open, up to 20,000,000 additional shares of Class A common stock (or such greater number of shares of Class A common stock derived by dividing $200 million by a price per share no less than 10% less than the then-current five-day volume weighted average price of the Class A common stock).

“Incremental Financing” means the issuance of the Incremental Shares in connection with additional financing prior to or in connection with the consummation of the Transaction to the extent entered into by E2open.

“Insight Member” means Insight E2open Aggregator, LLC.

“Insight Partners” means, collectively, Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and the Insight Member.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 4, 2021, by and among the Company, the Sponsor, certain Company Equityholders (as defined therein), equityholders of certain Blockers, and certain other parties.

“IVP Director” means the board members of the Company nominated by the Insight Member.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Lock-Up Period” means the period commencing on February 4, 2021 and ending on August 4, 2021.

“Merger Subs” means the Blocker Merger Subs and the Company Merger Sub.

“Morrow” means Morrow Sodali LLC, as proxy solicitor.

“net retention” means the percentage of recurring revenue at the beginning of a four-quarter period retained over a subsequent four-quarter period after adjusting for churn and downsell recurring revenue and adding upsell and cross-sell recurring revenue recorded in those four quarters, which net retention figures mentioned in this proxy statement have been adjusted to eliminate the impact of pre-acquisition churn from acquired companies.

“network growth” means, for any given period, the increase in the total number of users integrated into and using the platform as a percentage of the total number of users as of immediately prior to the start of such period.

“NYSE” means The New York Stock Exchange.

“organic growth” represents management estimates for historical subscriptions revenue growth performance, assuming all acquisitions were owned as of the beginning of the period and excluding customer churn and contract renegotiation known at the time of acquisition.

“PFIC” means passive foreign investment company under the Code.

“PIPE Investors” means the investors that have signed Subscription Agreements.

“point solutions” means software solutions or services that are typically designed to solve one single, specific business problem as compared to E2open’s end-to-end capabilities.

“Pre-Closing Financing” means the private placement pursuant to which PIPE Investors have committed to make a private investment in the aggregate amount of approximately $300,000,000 for 28,909,022 shares of Class A common stock on the terms and conditions set forth in the Subscription Agreements.

“Preferred Stock” means the shares of preferred stock, par value $0.0001.

“Preferred Stock Designation” means the resolution or resolutions adopted by the Company Board providing for the issue of a series of Preferred Stock.

“Private Placement” means the private placement by CCNB1 of 10,280,000 Private Placement Warrants to the Sponsor simultaneously with the closing of the IPO.

“Private Placement Warrants” means 10,280,000 warrants to purchase Class A ordinary shares sold to the Sponsor simultaneously with the closing of the IPO in a private placement at a price of $1.00 per warrant, which automatically became redeemable warrants to acquire shares of Class A Common Stock in connection with the Business Combination.

“Proposals” means the Stockholder Proposals.

“Public Stockholders” means the holders of the Public Shares or Public Warrants that were sold in the IPO.

“Purchase Agreement” means the Share Purchase Deed Purchase Combination Agreement, entered into as of May 27, 2021, by and among E2open, BluJay and the BluJay Sellers party thereto, as it may be amended and supplemented from time to time. A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

“Record Date” means                     , 2021.

“recurring revenue” means the sum of the average annual subscriptions revenue for all customer contracts to which E2open is a party that are at least 12 months in duration as of the time of measurement and include the full impact of acquisitions as though they were completed at the beginning of the referenced period.

“Related Agreements” means certain additional agreements to be entered into in connection with the Purchase Agreement as further described in this proxy statement.

“Rule 144” means Rule 144 under the Securities Act.

“SaaS” means software-as-a-service or a software distribution model in which E2open hosts applications for customers and makes these applications available to the customers via the internet/cloud technology.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B-1 common stock” means the Series B-1 common stock of the Company, par value $0.0001 per share, which vested on June 8, 2021.

“Series B-2 common stock” means the Series B-2 common stock of the Company, par value $0.0001 per share.

“Series 1 RCU” means a Restricted Common Unit that vested on June 8, 2021.

“Series 2 RCU” means a Restricted Common Unit that will vest upon the occurrence of a Series 2 Vesting Event, with the rights and privileges as set forth in the Third Amended and Restated Limited Liability Company Agreement.

“Series 2 Vesting Event” with respect to each Series 2 RCU, (a) the occurrence of a VWAP 2 Vesting Event, (b) the occurrence of a change of control of the Company or E2open Holdings in which the acquirer is not a Flow-Through Seller or an affiliate thereof, or (c) a Liquidating Event pursuant to which each Common Unit would be entitled to at least $15.00 per Common Unit (taking into account the conversion of each Restricted Common Unit to a Common Unit); provided, however, that the reference to $15.00 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the Closing.

“Share Issuance Proposal” means Proposal No. 1 to approve the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing, which collectively will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the consummation of the Transaction and the Pre-Closing Financing, pursuant to NYSE Listing Rule 312.03.

“SKU” means a functional application that may be used as a standalone or with other functional applications/SKUs, each of which belongs to only one product family, and each product family has between four and ten SKUs.

“Special Meeting” means the proposed meeting of E2open’s stockholders to vote on the Stockholder Proposals.

“Sponsor” means CC Neuberger Principal Holdings I Sponsor LLC, the sponsor of CCNB1 and an equity holder of the Company.

“Sponsor Side Letter Agreement” means the agreement entered into between CCNB1 and the Sponsor Parties on October 14, 2020 pursuant to which, among other things, the Sponsor Parties automatically converted an aggregate of 2,500,000 Class B ordinary shares into the Restricted Sponsor Shares on the Closing Date.

“Stockholder Proposals” means, collectively, (i) the Share Issuance Proposal and (ii) the Adjournment Proposal.

“Subscription Agreements” means those certain subscription agreements entered into by and among E2open on the one hand, and the PIPE Investors, on the other hand, in connection with the Pre-Closing Financing, in the form of the Subscription Agreement attached hereto as Annex C.

“Tax Receivable Agreement” means the Tax Receivable Agreement dated February 4, 2021 entered into between the Company, Blocker Sellers and the Flow-Through Sellers.

“Temasek” means Anderson Investments Pte. Ltd.

“Third Amended and Restated Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings dated February 4, 2021.

“Total Addressable Market” or “TAM” means the estimated potential market size for supply chain management software in North America and Europe, E2open’s core geographies. The TAM was estimated on a bottoms-up basis by segmenting companies into industry use intensity categories: “high” (including high-tech, aerospace, and automotive industries), “medium” (including consumer packaged goods, food & beverage, manufacturing, retail, logistics, and chemicals industries), and “low” (including oil and gas and basic materials). Companies were also categorized into size buckets based on revenue to assess the potential recurring revenue opportunity. The estimated addressable market for each group of companies reflects the product of (a) the estimated number of companies for each segment and (b) the potential recurring revenue per company. The TAM reflects the sum of all groups of companies plus an aggregate estimate for industries with lower penetration (e.g., agriculture) as well as professional services and other spend.

“Transaction” means the transactions contemplated by, or to be consummated in connection with, the Purchase Agreement, including the Pre-Closing Financing.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Treasury Regulations” means the Code, its legislative history, and final, temporary and proposed treasury regulations promulgated thereunder as then amended.

“Trust Account” means the trust account of CCNB1, which, prior to the Closing, held the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes, and which was distributed in connection with the Closing of the Business Combination.

“upsell” means transactions in which a customer purchases more of an existing SKU that is already currently utilized by that customer, which is generally from expansion of the product into different geographic regions or divisions of the customer, but may also arise from the adoption and organic growth in that account or pricing increases.

“users” means an individual participant that access E2open’s platform from its customers and their trading partners.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock, with respect to measurement periods (or portions thereof) following the Effective Time, or the Class A ordinary shares, with respect to measurement periods (or portions thereof) prior to the Effective Time (as defined in the Business Combination Agreement), on the New York Stock Exchange or such other principal United States securities exchange on which the shares of Class A Common Stock is and/or the Class A ordinary shares, as applicable, are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its and/or the Class A ordinary shares, as applicable (or the equivalent successor if such page is not available)) in respect of the period from the open of trading on such trading day until the close of trading on such trading day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock and/or a Class A ordinary share, as applicable, on such trading day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock and/or Class A ordinary share, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by CCNB1); provided, however, that if at any time for purposes of the Class A 5-Day VWAP or Class A 20-Day VWAP (each as defined in the Third Amended and Restated Limited Liability Company Agreement), as applicable, shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other equity security into which the Class A Common Stock was converted or exchanged).

“Whitespace” means the portion of the TAM that does not use third-party SCM software and is estimated to be largely comprised of manual solutions completed by employees that involve little-to-no automation (e.g. spreadsheets) and home-grown solutions that are typically tailored software or add-on solutions developed in-house by IT resources and are not commercially available.

SHARE CALCULATIONS AND OWNERSHIP PERCENTAGES

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement with respect to the Company’s stockholders following the Transaction are for illustrative purposes only and assume the following:

1.	An aggregate of 72,383,299 million shares of Class A common stock are issued to the BluJay Sellers at the Closing.

2.	The PIPE Investors acquire at the Closing, in accordance with the Subscription Agreements, 28,909,022 shares of Class A common stock, for an aggregate purchase price of approximately $300,000,000.

3.	There will be no Incremental Financing and no Incremental Shares issued.

4.	None of the shares of Class A common stock reserved for issuance under the Equity Incentive Plan have vested.

5.	No shares of Class B-2 common stock, Common Units or warrants to purchase Class A common stock have been converted into, exchanged or exercised for shares of Class A common stock.

6.	The Series 2 RCUs have not vested.

7.	The PIPE Investors are not considered current equity holders of E2open.

8.

4,363,320 shares of Class V Common Stock held by the Company in treasury, which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs, have been issued to the holders of the Common Units into which the Series 1 RCUs converted.

MARKET AND INDUSTRY DATA

Information contained in this proxy statement concerning the market and the industry in which E2open competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by E2open based on such sources and E2open’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The industry in which E2open operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this proxy statement are subject to change based on various factors, including those described in the section entitled “Risk Factors — Risks Related to E2open’s Business and Industry and the Company Following the Business Combination” and elsewhere in this proxy statement.

TRADEMARKS AND SERVICE MARKS

E2open owns, or has rights to, trademarks, service marks, or trade names that it uses in connection with the operation of its business and that E2open considers important to its marketing endeavors, including the E2OPEN, AMBER ROAD and INTTRA marks. This proxy statement also contains trademarks of other companies that, to our knowledge, are the property of their respective holders, and we do not intend our use or display of such marks to imply relationships with, or endorsements of us by, any other company.

Solely for legibility, the trademarks, service marks, and trade names referred to in this proxy statement/prospectus are used without the ® and ™ symbols, but such references are not intended to indicate, in any way, that E2open will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks, and trade names appearing in this proxy statement are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities law. These forward-looking statements give E2open Parent Holdings, Inc.’s (we, our, us, Company or E2open) and BluJay’s current expectations and include projections of results of operations or financial condition or forecasts of future events. Words such as “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the forgoing, forward-looking statements contained in this document include our expectations regarding our future growth, operational and financial performance and business prospects and opportunities.

These forward-looking statements are based on information available as of the date of this Proxy Statement and management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control and our directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Transaction;

•

the outcome of any legal proceedings that may be instituted against the Company, the combined company or others following the announcement of the Transaction and any definitive agreements with respect thereto;

•

the inability to complete the Transaction due to the failure to obtain approval of the stockholders of the Company, to obtain financing to complete the Transaction or to satisfy other conditions to closing;

•

changes to the proposed structure of the Transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Transaction;

•	the ability to meet stock exchange listing standards following the consummation of the Transaction;

•	the risk that the Transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the Transaction;

•

the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the Transaction;

•

the ability to recognize the anticipated benefits of the Business Combination (as defined below), which may be affected by, among other things, competition, and our ability to grow and manage growth profitably and retain our key employees;

•	changes in applicable laws or regulations;

•	the inability to develop and maintain effective internal controls;

•	the COVID-19 pandemic;

•	the inability to attract new customers or upsell/cross sell existing customers;

•	failure to renew existing customer subscriptions on terms favorable to us;

•	risks associated with our extensive and expanding international operations;

•	the inability to develop and market new and enhanced solutions;

•	the failure of the market for cloud-based SCM solutions to develop as quickly as we expect;

•	inaccuracies in information sourced for our knowledge databases;

•	failure to compete successfully in a fragmented and competitive SCM market;

•	he inability to adequately protect key intellectual property rights or proprietary technology;

•	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;

•

risks associates with our past and prospective acquisitions, including the failure to successfully integrate operations, personnel, systems, technologies and products of the acquired companies, adverse tax consequences of acquisitions, greater than expected liabilities of the acquired companies and charges to earnings from acquisitions;

•	failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;

•	cyber-attacks and security vulnerabilities;

•	our inability to maintain the listing of our Class A Common Stock on the NYSE; and

•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

SUMMARY OF THE PROXY STATEMENT

The following summary highlights certain material terms of, and documents and agreements related to, the Transaction. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the Transaction, the Share Issuance Proposal, the Adjournment Proposal and related matters. To better understand the Proposals to be considered at the special meeting, including the Transaction, whether or not you plan to attend such meetings, we urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, including the section entitled “Risk Factors”, as this summary may not contain all of the information that is important to you regarding the Transaction. See also the section entitled “Where You Can Find More Information.”

Description of the Transaction

On May 27, 2021, E2open and the BluJay Sellers entered into the Purchase Agreement, pursuant to which E2open or an Affiliate of E2open will purchase, and each of the BluJay Sellers will sell, title to the shares of BluJay owned by such BluJay Seller at the Closing. Following the Closing, the Purchaser will own all of the outstanding Shares of BluJay and BluJay and its subsidiaries will be direct or indirect subsidiaries of E2open. The BluJay Acquisition will be effected through a UK-style “locked box” deal pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as at the Locked Box Date, without any post-Closing purchase price adjustment.

Concurrently with the execution of the Purchase Agreement, E2open entered into the Subscription Agreements with the PIPE Investors, who include certain existing stockholders of E2open. Pursuant to the Subscription Agreements, substantially simultaneously with and conditioned upon the Closing, E2open has agreed to issue to the PIPE Investors an aggregate of 28,909,022 shares of Class A common stock in exchange for aggregate gross proceeds of approximately $300 million. Pursuant to the Purchase Agreement, E2open may also issue up to 20,000,000 additional shares of Class A common stock (or such greater number of shares of Class A common stock derived by dividing $200 million by a price per share no less than 10% less than the then-current five-day volume weighted average price of the Class A common stock) (the “Incremental Shares”) in connection with additional financing prior to or in connection with the consummation of the Transaction to the extent entered into by E2open (the “Incremental Financing”).

E2open and BluJay currently anticipate to consummate the Transaction in the third calendar quarter of 2021, subject to the satisfactory or waiver of certain conditions, including, among other things, receipt of the requisite approval of holders of E2open’s Class A common stock and Class V common stock of the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing, which collectively will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the consummation of the Transaction and the Pre-Closing Financing, pursuant to NYSE Listing Rule 312.03.

Immediately following the Transaction, (a) the BluJay Sellers are expected to own, in the aggregate, approximately 23.7% of the Class A common stock and approximately 21.5% of E2open’s voting stock, (b) the PIPE Investors are expected to own, in the aggregate, approximately 9.8% of the Class A common stock and approximately 8.6% of E2open’s voting stock and (c) E2open’s current equity holders are expected to own, in the aggregate, approximately 66.5% of the Class A common stock and approximately 69.9% of E2open’s voting stock. For additional information on the assumptions underlying such ownership percentages, please see the section “Share Calculations and Ownership Percentages” of this proxy statement.

For a more complete description of the Transaction, please see the section “Description of the Transaction” of this proxy statement.

Reasons for the Transaction

The Company Board considered various reasons to reach its determination that the Transaction is advisable and fair to, and in the best interests, of E2open and its stockholders, to approve and declare advisable the Purchase Agreement and the Transaction, including the issuance of the Consideration Shares and the shares of Class A common stock in the Pre-Closing Financing, and to recommend that the E2open stockholders vote in favor of the Share Issuance Proposal.

Among other reasons, the Company Board believes the combined enterprise will have the following potential advantages:

•

The BluJay Acquisition will expand E2open’s supply chain execution capabilities with BluJay’s transportation management software and global trade capabilities, including a suite of logistics execution applications and a trade network of over 50,000 participants serving approximately 5,000 global customers.

•	The BluJay Acquisition will expand E2open’s network with over 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion transactions.

•

The BluJay Acquisition will increase E2open’s Total Addressable Market by over $9 billion by strengthening E2open’s global reach and ability to penetrate emerging markets with international leadership based in the UK and adding presence in the upper mid-market.

•

Combining E2open’s end-to-end platform and large trading partner network with BluJay’s logistics execution software will provide more robust capabilities and value to customers, accelerating long-term growth. The BluJay Acquisition is expected to add direct-to-consumer offerings to E2open’s platform including last mile, parcel and dropship commerce.

•

BluJay’s go-to-market strength in new client acquisition will complement E2open’s historical go-to-market strategy focused on cross-selling and upselling products to existing customers, and that the BluJay Acquisition will accelerate E2open’s new logo growth.

•	The BluJay Acquisition will augment E2open’s network by adding over-the-road trucking and complementary air transportation, including visibility from truckloads to intermodal shipments.

In addition, the Company Board considered and reviewed the following factors in making its determination:

•

The Company Board reviewed, together with financial advisors, the accretion analysis for the BluJay Acquisition and projected increase in normalized levered free cash flow per share, driven in part by the projected run-rate cost savings of $20 million.

•	The Company Board considered the strength of the board of directors and management team, which would add experienced industry experts and high caliber management in European markets.

•

The Company Board considered the financial analyses presented by Rothschild & Co US Inc. (“Rothschild & Co”) and Rothschild & Co’s opinion to the effect that, as of May 26, 2021 and on the basis of and subject to the qualifications, limitations and assumptions set forth in Rothschild & Co’s written opinion, dated the same date, the Consideration (as defined in the section “Background and Reasons for the Transaction—Opinion of E2open’s Financial Advisor”) to be paid by E2open in the BluJay Acquisition was fair, from a financial point of view, to E2open, as described more fully under “Background and Reasons for the Transaction—Opinion of E2open’s Financial Advisor.”

For a more complete description of the Company Board’s considerations and reasons in determining to approve the Transaction and recommend that the E2open stockholders vote in favor of the Share Issuance Proposal, please see the section “Background and Reasons for the Transaction—E2open Reasons for the Transaction” of this proxy statement.

Opinion of E2open’s Financial Advisor

As of April 19, 2021, the Company retained Rothschild & Co as its financial advisor in connection with its evaluation of the potential purchase or acquisition of 50% or more of the equity interests of BluJay through a sale or exchange of capital stock or assets, a merger or consolidation, a levered buyout, a tender or exchange offer or any other similar transaction. The Company selected Rothschild & Co based on its qualifications, expertise and familiarity with the E2open’s business and industry. As part of its investment banking business, Rothschild & Co regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and other transactions.

On May 26, 2021, at a meeting of the Company Board held to evaluate the proposed Transaction contemplated by the Purchase Agreement, Rothschild & Co delivered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 26, 2021, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, the Consideration (as defined in the section “Background and Reasons for the Transaction—Opinion of E2open’s Financial Advisor”) to be paid by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company.

The full text of Rothschild & Co’s written opinion, dated May 26, 2021, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex G to this proxy statement and is incorporated herein by reference. The summary of Rothschild & Co’s opinion contained herein is qualified in its entirety by reference to the full text of such opinion.

The Proposals to be Submitted at the Special Meeting

The following is a summary of the proposals to be submitted at the special meeting of E2open. The Adjournment Proposal is not conditioned upon the approval of the other proposal set forth in this proxy statement. The transactions contemplated by the Purchase Agreement will be consummated only if the Condition Precedent Proposal is approved at the special meeting.

Stockholder Proposal 1: The Share Issuance Proposal

E2open is proposing that the holders of its shares of Class A common stock and Class V common stock approve, for the purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03, the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and, if any, the Incremental Shares in accordance with the Incremental Financing, which collectively will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the consummation of the Transaction and the Pre-Closing Financing. For additional information, see “Stockholder Proposal 1: The Share Issuance Proposal.”

Stockholder Proposal 2: The Adjournment Proposal

E2open is proposing that if, based on the tabulated vote, there are not sufficient votes at the time of the special meeting to authorize E2open to consummate the Transaction because the Condition Precedent Proposal has not been approved, the E2open Board may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. For additional information, see “Stockholder Proposal 3: The Adjournment Proposal.”

Each of the Share Issuance Proposal and the Adjournment Proposal is not conditioned upon the approval of the other proposal.

The Purchase Agreement

The BluJay Acquisition will be effected through a UK-style “locked box” deal pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as of the Locked Box Date, without any post-Closing purchase price adjustment provided, that, there are customary protections for E2open in respect of “Leakage” in accordance with the terms of the Purchase Agreement.

Consideration to be Received in the Transaction

Subject to the terms and conditions of the Purchase Agreement, the consideration payable or issuable to the BluJay Sellers will be, in the aggregate, (a) 72,383,299 shares of Class A common stock and (b) an amount in cash equal to (i) $1,187,621,793, plus (ii) the Ticking Fee, plus (iii) the aggregate amount of outstanding sums owed by certain members of management to BluJay, minus (iv) transaction costs of the BluJay Sellers, minus (v) certain exit bonuses, minus (vi) the costs of procuring run-off directors’ and officers’ insurance, minus (vii) certain related party payments, and minus (viii) specified items of “Leakage” representing transfers in value from BluJay and its subsidiaries to the BluJay Sellers during the period from the Locked Box Date to the Closing (subject to customary exceptions).

Conditions to Closing

The respective obligations of each party to the Purchase Agreement to effect the Transaction and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction or written waiver, at or prior to the Closing of the Antitrust Condition, the NZ OIO Condition, the NSI Condition, the Stockholder Approval Condition, the Stockholder Listing Condition, and the Injunction Condition. The Conditions are not capable of being waived other than the Stockholder Listing Condition, which may be waived by Francisco Partners and Temasek.

The NZ OIO Condition was satisfied on July 5, 2021. The Antitrust Condition was satisfied as of the expiration of the applicable waiting period at 11:59 p.m. Eastern Time on July 12, 2021.

Termination

If the Conditions are not satisfied by the Longstop Date, the Purchaser or, acting jointly, Francisco Partners and Temasek, may, in their sole discretion, terminate the Purchase Agreement with immediate effect.

Prior to the Longstop Date, if the Share Issuance Proposal has been submitted to the E2open stockholders for approval at the special meeting (as it may be adjourned or postponed) at which a vote was held to obtain approval of the Share Issuance Proposal and such approval has not been obtained at such meeting (including any adjournment or postponement thereof), then the Purchaser or, acting jointly, Francisco Partners and Temasek may, in their sole discretion, terminate the Purchase Agreement with immediate effect.

E2open has agreed that, if the Purchase Agreement is terminated in the below circumstances, E2open will pay the BluJay Sellers a fee as follows (each, a “Break Fee”):

•

if the Purchase Agreement is terminated upon the Longstop Date as a result of the Antitrust Condition not being satisfied (and at the time of such termination, subject to certain limitations and exceptions, the Purchaser will be required to pay to the BluJay Sellers a fee in the amount of $60,000,000 (inclusive of any VAT thereon); or

•

if the Purchase Agreement is terminated as a result of approval of the Share Issuance Proposal not being obtained at the special meeting (or at any postponement or adjournment thereof) at which a vote was held to obtain approval of the Share Issuance Proposal and such approval has not been obtained at such meeting (including any adjournment or postponement thereof) (and at the time of such termination, all other Conditions (other than the Stockholder Listing Condition) are satisfied or are then capable of being satisfied), subject to certain exceptions, the Purchaser shall pay to the BluJay Sellers a fee in the amount of $15,000,000 (inclusive of any VAT thereon).

Only one Break Fee may be paid and in no event shall a Break Fee be paid on more than one occasion.

Survival

Under the Purchase Agreement, the parties to the agreement made customary representations and warranties regarding themselves, covenants and undertakings for transactions of this type. Claims by the Purchaser against the BluJay Sellers in respect of any breach of the BluJay Sellers’ confidentiality obligations survive for a period of three years following Closing, and all other claims by the Purchaser against the BluJay Sellers survive for a period of two years following the Closing. The aggregate liability of each BluJay Seller under the Purchase Agreement is limited to the value of the consideration payable to such BluJay Seller.

Other than the Purchaser’s representations and warranties regarding organization and standing; power and authority; execution, delivery and enforceability of the Purchase Agreement and the other Transaction Documents; no conflict and consents; capitalization; due authorization and valid issuance of the Consideration Shares and Company Board approval of the Transaction and recommendation to the E2open stockholders, representations and warranties of the Purchaser, and covenants of the Purchaser that by their terms are to be performed prior to the Closing, will not survive the Closing. The Purchaser’s representations and warranties regarding organization and standing; power and authority; execution, delivery and enforceability of the Purchase Agreement and the other Transaction Documents; no conflict and consents; capitalization; due authorization and valid issuance of the Consideration Shares and Company Board approval of the Transaction and recommendation to the E2open stockholders will survive for a period of six months following the Closing.

For additional information, see “Description of the Transaction — The Purchase Agreement.”

Related Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Purchase Agreement. For additional information, see “Description of the Transaction — Certain Agreements Related to the Transaction.”

Management Warranty Deed; Tax Deed

In connection with the entry into the Purchase Agreement, certain of the individual BluJay Sellers (the “Warrantors”) provide business warranties separately under the Management Warranty Deed entered into with E2open. The Warrantors’ liability under the Management Warranty Deed is limited to USD 1.00, with sole recourse being to the warranty and indemnity insurance policy, which has been obtained by E2open upon the date of entry into the Purchase Agreement and the Management Warranty Deed.

Under the Management Warranty Deed, the Warrantors made customary business representations and warranties for transactions of this type regarding BluJay, including with respect to capacity and authority; capitalization; subsidiaries; organizational and governing documents; solvency; financial statements and accounts; the period since the Locked Box Date; indebtedness, guaranties and indemnities; real estate; non-real property assets; insurance; material contracts; compliance with laws and permits; litigation; sanctions; effect of sale on shares; intellectual property, information technology and data protection; employees; pensions; employee benefits; tax; and proxy statement information. The representations and warranties made under the Management Warranty Deed will be subject to a term set out in the Management Warranty Deed (which has been extended under the warranty and indemnity insurance policy for extended recourse)). In addition, the Warrantors and E2open agreed to be bound by certain covenants that are customary for transactions of this type in respect of the conduct, and liability in respect of, any claims made under the Management Warranty Deed.

Additionally, certain of the management BluJay Sellers (the “Covenantors”) entered into a Tax Deed with E2open, pursuant to which the Covenantors provide customary representations and warranties with respect to tax matters concerning BluJay. As with the Management Warranty Deed, the recourse under the tax deed is limited to USD 1.00, with sole recourse being to the warranty and indemnity policy obtained by E2open.

The Management Warranty Deed is attached to this proxy statement as Annex D. The Tax Deed is attached to this proxy statement as Annex E.

Support Agreements

In connection with the Transaction, E2open and BluJay entered into four Support Agreements, each dated May 27, 2021 (each, a “Support Agreement”), with the following stockholders of E2open (collectively, the “Supporting Stockholders”) (a) Neuberger Berman Opportunistic Capital Solutions Master Fund LP and NBOKS Co-Investment Fund I LP; (b) CC NB Sponsor 1 Holdings LLC; (c) CC Neuberger Principal Holdings I Sponsor LLC; and (d) Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P. and Insight E2open Aggregator, LLC.

Subject to the terms and conditions of the Support Agreements, each Supporting Stockholder has agreed, among other things and subject to the respective terms thereof, to vote its shares of Common Stock (a) in favor of the transactions contemplated by the Purchase Agreement, including the issuance of the Consideration Shares to the BluJay Sellers and amending the Certificate of Incorporation of E2open to increase the authorized number of shares of Class A common stock (if required in order to facilitate the issuance of the Consideration Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of E2open at which any of the foregoing matters are submitted for consideration and vote of the stockholders of E2open if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Supporting Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of E2open contained in the Purchase Agreement, or of such Supporting Stockholder contained in its Support Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or its Support Agreement.

The Support Agreements will terminate upon the earlier to occur of the termination of the Purchase Agreement and the Closing, subject to the right of the Supporting Stockholders to terminate earlier in certain limited circumstances. The Support Agreements limit the ability of the Supporting Stockholders to transfer their shares of Class A common stock and/or Class V common stock in a manner which results in the Supporting Stockholders ceasing to have the right to vote or direct the vote of such shares, subject to certain exceptions, including that a Supporting Stockholder may transfer such Supporting Stockholder’s shares to certain permitted transferees.

Amended and Restated Investor Rights Agreement

Concurrently with the Closing, the Company will enter into the Amended and Restated Investor Rights Agreement with the Sponsor, NBOKs, CC Capital, Insight Partners, Francisco Partners, Temasek, affiliates of Elliott Management Corporation (collectively, the “IRA Parties”) and certain other Equityholders (as defined therein) of the Company party to the existing Investor Rights Agreement, in substantially the form attached as Annex B to this proxy statement. The Amended and Restated Investor Rights Agreement will include, among other things, the following provisions:

Director Appointment. Under the Amended and Restated Investor Rights Agreement, subject to certain step down provisions, the Insight Member will have the right to nominate three board members (each, an “IVP Director”) (of which one is expected to remain vacant),CC Capital, on behalf of the Sponsor, will have the right to nominate five board members (of which one is expected to remain vacant) (each, a “Sponsor Director”), a representative of Francisco Partners will have the right to nominate one board member (the “FP Director”) and, subject to obtaining CFIUS Clearance (as defined therein), Temasek will have the right to nominate one board member (the “Temasek Director”). Two of the three IVP Directors, four of the five Sponsor Directors, the FP Director, the Temasek Director and the Chief Executive Officer of E2open, Michael Farlekas (the “CEO Director”), will comprise the Company Board following the Closing. The directors nominated as Class I directors with terms ending at the Company’s 2021 annual meeting of stockholders include up to three Sponsor Directors. The directors nominated as Class II directors with terms ending at the Company’s 2022 annual meeting of stockholders include two IVP Directors and up to one Sponsor Director (currently with one Sponsor Director vacancy), and will include one FP Director. The directors nominated as Class III directors with terms ending at the Company’s 2023 annual meeting of stockholders include up to one IVP Director (currently with one IVP Director vacancy), one Sponsor Director and the CEO Director, and will include one Temasek Director.

Voting. For the duration of the Standstill Period (as defined below), the IRA Parties will agree to vote all of their respective shares of Class A common stock and Class V common stock, as applicable, in favor of the nominees recommended by the Company Board.

Standstill. The IRA Parties will agree that until the date that is the later of (a) February 4, 2022 and (b) the date of the Company’s 2022 annual meeting of stockholders (the “Standstill Period”), they will not (i) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any securities of the Company in favor of electing any person as a director who is not nominated pursuant to the Amended and Restated Investor Rights Agreement or by the Company Board or its nominating committee or in opposition of any individual nominated by the Company pursuant to the Amended and Restated Investor Rights Agreement, (ii) nominate any person as a director who is not nominated pursuant to the Amended and Restated Investor Rights Agreement or by the Company Board (or its nominating committee) (other than by making a non-public proposal or request to the Company Board or its nominating committee in a manner which would not require the Company Board or Company to make any public disclosure), (iii) take certain actions contrary to the governance structure of the Company other than in accordance with the Amended and Restated Investor Rights Agreement, (iv) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to securities of the Company, (v) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing actions or (vi) make any public disclosure inconsistent with the foregoing.

Registration Rights. The Amended and Restated Investor Rights Agreement will require the Company to file, within 30 days of the Closing Date, a new Registration Statement on Form S-1 in accordance with Rule 415 covering the resale of all registrable securities held by the IRA Parties, including Francisco Partners and Temasek.

Lock-Up. Under the Amended and Restated Investor Rights Agreement, each of the Sponsor, NBOKS, CC Capital, Insight Partners, Francisco Partners and Temasek will agree not to transfer any Lock-Up Shares (as defined therein), between the Closing Date and the date that is six months after the Closing Date (the “Lock-Up Period”), subject to certain customary exceptions. The other Equityholders that are parties to the existing Investor Rights Agreement containing a lock-up period that will expire on August 4, 2021, which is the date that is six months following the consummation of the Company’s business combination with CCNB1, have not agreed to an additional lock-up period.

Lock-Up Agreement

In connection with the execution of the Purchase Agreement, the parties agreed that E2open will cause all Consideration Shares held by any BluJay Seller that has delivered a Lock-Up Agreement to the Company at the Closing and not subject to registration pursuant to the Amended and Restated Registration Rights Agreement, to be included in the New Shelf. Pursuant to such Lock-Up Agreements, the BluJay Sellers party thereto will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-Up Period, subject to certain customary exceptions. The parties to the Purchase Agreement expect that a majority of the BluJay Sellers (other than Francisco Partners and Temasek, which will be parties to the Amended and Restated Investor Rights Agreement and subject to the lock-up provisions therein) will deliver Lock-Up Agreements.

The form of Lock-Up Agreement is attached to this proxy statement as Annex F and is incorporated by reference as an exhibit to the registration statement of which this proxy statement forms a part.

Subscription Agreements

E2open entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and E2open agreed to issue and sell to such investors, an aggregate of 28,909,022 shares of Class A common stock for gross proceeds of approximately $300,000,000, $2,499,999.40 and $26,000,008.60 of which will be funded by CC Capital and NBOKS, respectively. The Class A common stock to be issued pursuant to the Subscription Agreements has not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. E2open has agreed to register the resale of the Class A common stock issued to PIPE Investors pursuant to a registration statement that must be filed within 30 days after the Closing. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.

The closings under the Subscription Agreements will occur substantially concurrently with the Closing and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Purchase Agreement in accordance with its terms without being consummated, (ii) the mutual written agreement of the parties thereto and the Company, (iii) 30 days after the Long Stop Date if the Closing has not occurred by such date and (iv) if any of the conditions to the Closing are not satisfied or waived on or prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to Closing, such failure will not have been cured by thirty calendar days following receipt of written notice from the party claiming such condition has not been satisfied). BluJay is a third party beneficiary of E2open’s rights to enforce each PIPE Investor’s obligation to fund pursuant to each Subscription Agreement.

The Special Meeting

Date, Time and Place of Special meeting

The special meeting will be held at 9:00 a.m., Eastern Time, on                     , 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, 50th Floor, New York, New York 10022, and via a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned, to consider and vote upon the Stockholder Proposals, including, if necessary, the Adjournment Proposal to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special meeting, each of the Condition Precedent Proposal has not been approved. As part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the SEC as proxy material.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

E2open has fixed the close of business on                     , 2021, as the Record Date for determining the E2open stockholders entitled to notice of and to attend and vote at the Special meeting.

As of the close of business on such date, there were                      shares of Class A Common Stock and                      shares of Class V Common Stock outstanding and entitled to vote.

Proxy Solicitation

Proxies with respect to the special meeting may be solicited by telephone, by facsimile, by mail, on the Internet or in person. E2open has engaged Morrow to assist in the solicitation of proxies. If an E2open stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting — Revoking Your Proxy; Changing Your Vote.”

Quorum and Required Vote

A quorum of E2open stockholders is necessary to hold the special meeting. The presence, in person or by proxy, of E2open stockholders representing a majority of the Class A Common Stock and Class V Common Stock issued and outstanding on the Record Date and entitled to vote on the Stockholder Proposals to be considered at the special meeting will constitute a quorum for the special meeting.

The affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of our Class A Common Stock and Class V Common Stock that are present in person or by proxy, and entitled to vote at the special meeting, voting together as a single class, is required to approve each of the Share Issuance Proposal and the Adjournment Proposal..

Recommendation to Stockholders of E2open

The E2open Board has unanimously approved the Stockholder Proposals.

The E2open Board unanimously recommends that stockholders:

•	Vote “FOR” the Share Issuance Proposal; and

•	Vote “FOR” the Adjournment Proposal.

The existence of any financial and personal interests of one or more of E2open’s directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of E2open and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the Proposals. See the section entitled “Background and Reasons for the Transaction — Interests of E2open’s Directors and Officers and Others in the Transaction” in this proxy statement for a further discussion of such interests and potential conflicts of interest.

Regulatory Approvals

The Transaction is not subject to any additional regulatory requirement or approval, except for (i) filings required with the SEC pursuant to the reporting requirements applicable to E2open, and the requirements of the Securities Act and the Exchange Act, including the requirement to disseminate this proxy statement to E2open’s stockholders, (ii) filings required pursuant to the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended (“HSR Act”) with respect to the transactions contemplated by the Transaction, (iii) written confirmation from the New Zealand Overseas Investment Office or the relevant New Zealand Government Minister that a direction order has been issued allowing the Transaction pursuant to the Overseas Investment Act 2005 (New Zealand), and (iv) if the United Kingdom’s National Security and Investment Act 2021 (“NSI Act”) enters into force prior to completion and the Transaction (or any part of it) becomes subject to a requirement thereunder to notify the United Kingdom Secretary of State for Business, Energy and Industrial Strategy (“BEIS”) and obtain the approval of BEIS prior to Completion, written confirmation from the BEIS approving the Transaction pursuant to the NSI Act.

Risk Factors

In evaluating the Proposals set forth in this proxy statement, you should carefully read this proxy statement, including the Annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS

This proxy statement is being provided to stockholders of E2open Parent Holdings, Inc. in connection with the proposals to be voted on at the special meeting as set forth in the notice of 2021 special meeting of stockholders. Proposal 1 seeks approval by stockholders of the Company of the issuances of (a) 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and (b) the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing, as required by and in accordance with applicable NYSE listing rules (the “Share Issuance Proposal”), in connection with the pending acquisition of BluJay by the Company pursuant to the Purchase Agreement, dated as of May 27, 2021 by and among the Company, BluJay and the other parties thereto. The Purchase Agreement and the pending acquisition are described in further detail in “Description of the Transaction.”

It is important to understand that we are not required to seek, nor are we seeking, stockholder approval of the pending acquisition of BluJay. Rather, we are only seeking approval of the Share Issuance Proposal, which will allow us to issue (a) 72,383,299 shares of Class A common stock to the BluJay Sellers and (b) 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing, as required by and in accordance with the NYSE Listing Rule 312.03, as more fully described in “Proposal 1 - The Share Issuance Proposal.”

Questions and Answers About the Special Meeting and Voting Rights

Q:	How can I attend the special meeting?

A:

The special meeting will be conducted via a virtual meeting. You are entitled to participate in the special meeting only if you were the owner of the Company’s Class A common stock or Class V common stock as of the close of business on                     , 2021 or if you hold a valid proxy from such person.

You will be able to attend the special meeting online and submit your questions during the meeting by visiting www.proxydocs.com/ETWO. You also will be able to vote your shares electronically at the special meeting. However, we encourage all Stockholders to vote in advance of the special meeting.

To participate in the special meeting, you will need the 12-digit control number on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

Q:	Why is the special meeting held in a virtual format this year?

A:

We are holding our 2021 special meeting in a virtual format this year due to the continuing travel and community gathering impacts of the novel coronavirus outbreak (COVID-19). We believe that the virtual meeting format will facilitate stockholder attendance and participation at the annual meeting by enabling stockholders to participate remotely from any location.

Q:	How can I vote my shares during the special meeting?

A:	Stockholders may participate in the virtual special meeting by visiting the following website: www.proxydocs.com/ETWO.

To participate in the special meeting, you will need the 12-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Even if you plan to participate in the special meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the special meeting.

Q:	If I am a holder of record of the Company’s Class A common stock or Class V common stock, how do I vote in advance of the special meeting?

A:

You may vote by proxy over the Internet by visiting the website established for that purpose at www.proxyvote.com or via a toll-free telephone number. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired. If you received a paper copy of a proxy or voting instruction card by mail, you may also submit your proxy or voting instruction card by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

Q:	If I am a beneficial owner of shares held in street name, how do I vote in advance of the special meeting?

A:

You should receive from your broker, bank or other nominee a voting instruction form that outlines the methods by which you can vote your shares. A number of brokers and banks have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your broker or bank uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

Q:	Why am I receiving these materials?

A:

The Board has delivered paper copies of these materials to you by mail in connection with the special meeting, which will take place at 9:00 a.m. Central Time on                     , 2021. As a Stockholder, you are invited to attend the special meeting and to vote on the items of business described in this proxy statement. This proxy statement includes information that the Company is required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Q:	Who is entitled to attend and vote at the special meeting?

A:

Only holders of record of the Company’s Class A common stock or Class V common stock at the close of business on                     , 2021 are entitled to notice of and to vote at the special meeting. As of                     , 2021, there were                      shares of the Company’s Class A common stock issued and outstanding and entitled to vote and                      shares of the Company’s Class V common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote for each item to be voted on at the special meeting.

Q:	What is the difference between holding shares as a Stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the “Stockholder of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee holder of record, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee holder of record on how to vote your shares held in your account.

Q:	What can I do if I change my mind after I vote my shares?

A:

The Delaware General Corporation Law generally provides that, unless otherwise provided, a stockholder may revoke a proxy previously given at any time prior to its exercise at the special meeting. A Stockholder of the Company who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the special meeting by:

•

Delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Company’s Investor Relations Department, an instrument revoking the proxy, a proxy revocation or another duly executed proxy bearing a later date at 9600 Great Hills Trail, Suite 300E, Austin, Texas, 78759;

•	Casting a later vote via the Internet or telephone; or

•	Logging into the special meeting at www.proxydocs.com/ETWO during the special meeting and voting.

Attendance at the special meeting will not, by itself, revoke a proxy.

Q:	What are the voting requirements to approve each of the proposals that will be voted on at the special meeting?

A. Proposal	Vote Required
Share Issuance Proposal - Approval of the issuances of (a) 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and (b) the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing (Proposal 1).	A majority of the shares of the Company’s Class A common stock and Class V common stock, voting together as a single class, present at the special meeting in person (virtually) or by proxy and entitled to vote on the proposal, is required to vote “For” Proposal 1 in order to approve the issuances of the securities.

Approval of the Adjournment Proposal (Proposal 2).	A majority of the shares of the Company’s Class A common stock and Class V common stock, voting together as a single class, present at the special meeting in person (virtually) or by proxy and entitled to vote on the proposal, is required to vote “For” Proposal 2 in order to approve the proposal.

Q:	Why are we asking you to approve the Share Issuance Proposal?

A:

We are proposing the Share Issuance Proposal in order to comply with NYSE Listing Rule 312.03, which requires stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities in such transactions. In connection with the pending acquisition of BluJay, we expect to issue (a) 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and (b) 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and may issue Incremental Shares in connection with any Incremental Financing. Because we may issue 20% or more of our outstanding common stock when considering these issuances together, we are required to obtain stockholder approval of such issuances pursuant to NYSE Listing Rule 312.03. For more information, please see the section entitled “Proposal 1 - The Share Issuance Proposal.”.

Q:	Do I have any appraisal or dissenters’ rights with respect to any matter to be acted upon at the special meeting?

A:	No appraisal or dissenters’ rights are available to our stockholders under Delaware law, our charter or our bylaws in connection with any matter to be acted upon at the special meeting.

Q:	What constitutes a quorum at the special meeting?

A:

The presence at the special meeting, either in person (virtually) or by proxy, of the holders of a majority of the outstanding shares of the Company’s Class A common stock and Class V stock issued and outstanding and entitled to vote will constitute a quorum for the transaction of business. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum for the Share Issuance Proposal but not for the Adjournment Proposal; broker-non votes are not counted for purposes of determining a quorum.

Q:	What is a broker non-vote?

A:

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

If you do not give voting instructions to your broker, bank or other nominee prior to the deadline set by your broker, bank or other nominee, your broker, bank or other nominee may vote only on matters that the New York Stock Exchange determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under NYSE rules, the Adjournment Proposal is the only routine matter to be addressed at the special meeting. When a broker, bank or other nominee has not received instructions from the beneficial owners or persons entitled to vote and the nominee cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, as applicable, and will not be counted in determining whether there is a quorum for the special meeting. Accordingly, if Stockholders do not direct their brokers or other nominees how to vote on Proposal No. 1, their brokers or other nominees may not exercise discretion and may not vote their shares on Proposal No. 1.

Q:	What is the effect of an “ABSTAIN” vote in Proposals 1 and 2?

A:

Proxies marked “ABSTAIN” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on the Share Issuance Proposal, and therefore will have the same effect as an “AGAINST” vote; abstentions will have not effect on the Adjournment Proposal. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the approval of all proposals.

Q:	Could other matters be decided at the special meeting?

A:

As of the date of this proxy statement, the Company does not know of any matters to be raised at the special meeting other than those referred to in this proxy statement. If other matters are properly presented at the special meeting for consideration, the proxies designated by the Company will have the discretion to vote on those matters for you.

Q:	Who will count the vote?

A:	An officer of the Company or a designee will tabulate the votes of the Company’s Class A common stock and Class V common stock and act as inspector of the election.

Q:	Who is paying for this proxy solicitation?

A:

The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of 2021 special meeting of Stockholders, proxy statement and proxy card, will be borne by the Company. The Company has hired Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the special meeting. The Company has agreed to pay Morrow a fee of $20,000. The Company will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	Whom should I contact with questions?

A:	If you have additional questions, you should contact via mail or email:

E2open Parent Holdings, Inc.

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

Attn: Investor Relations

Email: investor.relations@e2open.com

You may also contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Telephone: (800) 662-5200

(banks and brokers can call collect at (203) 658-9400)

Email: E2open@investor.morrowsodali.com

RISK FACTORS

Before you make your decision regarding how to vote on the Share Issuance Proposal set forth in this proxy statement, you should carefully consider each of the following risk factors and all of the other information contained in this proxy statement. The risk factors described below related primarily to the BluJay Acquisition and the integration of BluJay and its business. The risk factors described below are not the only risks that we will face following the Transaction. Furthermore, additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations and financial condition or the price of our Class A common stock.

Risks Related to the Transaction

The BluJay Acquisition may not be consummated.

We have entered into an agreement to acquire BluJay, referred to herein as Purchase Agreement. Completion of the BluJay Acquisition is subject to a number of risks and uncertainties, and we can provide no assurance that the various closing conditions to the Purchase Agreement will be satisfied, including that the required governmental and other necessary approvals will be obtained.

We may experience difficulties in integrating the operations of BluJay into our business and in realizing the expected benefits of the BluJay Acquisition.

The success of the BluJay Acquisition, if completed, will depend in part on our ability to realize the anticipated business opportunities from combining the operations of BluJay with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the BluJay Acquisition, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of BluJay with our business, we may incur unanticipated liabilities and be unable to realize the anticipated benefits resulting from the BluJay Acquisition, and our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to the Global Pandemic

The ongoing COVID-19 pandemic, including the resulting global economic uncertainty, measures taken in response to the pandemic and changes to the way our customers are operating their businesses, could materially impact our business and future results of operations and financial condition.

The COVID-19 pandemic has disrupted the global economy and strained governments, health care systems and businesses. It is difficult to predict the continuing impact on global economic markets, which ultimate impact will depend upon the efficacy and availability of vaccines and the actions taken by governments and businesses in response to the pandemic. Adverse market conditions resulting from the spread of COVID-19 could materially adversely affect our business through a decrease in the rate of spending on software products, our customers’ inability or unwillingness to purchase our offerings; reductions in the amount or duration of customers’ subscription contracts or increased customer attrition rates. The COVID-19 pandemic could also cause our third-party data center hosting facilities and cloud computing platform providers, which are critical to our infrastructure, to shut down their business, experience security incidents or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect our business.

In response to the COVID-19 pandemic, we have temporarily closed our offices, enabled our employees to work remotely and implemented travel restrictions for all non-essential business in a manner consistent with local standards and risks. If the COVID-19 pandemic worsens, especially in regions where we have offices, our business activities could be adversely affected. We may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our employees. Such measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity or customer retention, any of which could harm our financial condition and business operations.

Almost 50% of our employees reside in India, that is in the midst of a devastating second wave of COVID-19. In order to protect our valued Indian employees, we may take further actions that alter our business operations as may be required by local, state or federal authorities or that we determine are in the best interests of our employees. These measures could negatively affect our sales and marketing efforts, sales cycles, employee productivity or customer retention, any of which could harm our financial condition and business operations. Due to the complexity of our products and trained nature of our employees in India, a continued worsening of COVID-19 in India could negatively affect our strategic sales goals or professional services revenue due to our inability to find temporary workers or back-fill employees to service our sales team or customers.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this Risk Factors section, including, in particular, risks related to our ability to secure customer renewals, the addition of new customers and increased revenue from existing customers, risks relating to cyber-attacks and security vulnerabilities and global supply chain disruptions.

Risks Related to the Business of E2open

Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.

Approximately 85% of our revenue is recurring and consists of subscriptions revenue. Our subscription products generally have recurring annual subscription periods. While many of our subscriptions provide for automatic renewal, our customers may opt-out of automatic renewal and customers have no obligation to renew a subscription after the expiration of the term. Our customers may or may not renew their subscriptions as a result of a number of factors, including the general economic downturns due to COVID-19, their satisfaction or dissatisfaction with our products and services, our pricing or pricing structure, the pricing or capabilities of the products and services offered by our competitors, the effects of economic conditions or reductions in our paying customers’ spending levels. In addition, our customers may renew for fewer subscriptions, renew for shorter contract lengths if they were previously on multi-year contracts or switch to lower cost offerings of our products and services.

It is difficult to accurately predict long-term customer retention. Our customers’ subscription retention rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our products, the prices of our products, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their subscription arrangements, maintenance or other services agreements or if they renew them on less favorable terms, our revenue may decline. A substantial portion of our quarterly subscriptions revenue is attributable to agreements entered into during previous quarters. As a result, if there is a decline in renewed subscription agreements in any one quarter, only a small portion of the decline will be reflected in our revenue recognized in that quarter and the rest will be reflected in our revenue recognized in the following four quarters or more.

Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue and lower average selling prices and gross margins, all of which could harm our results of operations.

Some of our customers have significant bargaining power when negotiating new licenses or subscriptions or renewals of existing agreements, and they have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. Currently, as customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more products, their average cost per product can decline even though the total revenue from them increases, and, to date, we have generally seen sales to customers increase in proportion to or in excess of any reductions in the cost per product. However, there can be no guarantee that these results will continue in the future. If we are unable to negotiate renewals with our large customers on favorable terms, our results of operations could be harmed.

Given many of our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

Many of our largest customers are enterprise customers, which means we face longer sales cycles, greater competition, more complex customer due diligence, less favorable contractual terms and less predictability in completing some of our sales.

Consequently, a target customer’s decision to use our services may be an enterprise-wide decision and, if so, these types of sales require us to provide greater levels of education regarding the use and benefits of our products and services as well as education regarding privacy and data protection laws and regulations to prospective customers. In addition, larger enterprise customers may demand more configuration, integration services and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up costs and time required to complete sales, while potentially requiring us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met.

If we are unable to sell products to new customers or to sell additional products or upgrades to our existing customers, it could adversely affect our revenue growth and operating results.

To increase our revenue, we must add new customers (whether through sales or acquisitions) or sell additional products or upgrades to existing customers. Even if we capture a significant volume of leads from our digital marketing activities, we must be able to convert those leads into sales of our products to new or existing customers in order to achieve revenue growth.

We primarily rely on our direct sales force to sell our products to new and existing customers and convert qualified leads into sales. Accordingly, our ability to achieve significant growth in revenue in the future will depend on our ability to recruit, train and retain sufficient numbers of sales personnel, and on the productivity of those personnel. Our recent and planned personnel additions may not become as productive as we would like or in a timely manner, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do or plan to do business. If we are unable to sell products to new customers and additional products or upgrades to our existing customers through our direct sales force or through our channel partners, which supplement our direct sales force by distributing our products and generating sales opportunities, we may be unable to grow our revenue and our operating results could be adversely affected.

Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from customers ratably over the terms of their subscription and support agreements, which are typically 36 months. As a result, most of the revenue we report in each quarter is the result of subscription and support agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. However, any such decline will negatively impact our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services and potential changes in our attrition rate, may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription and support term.

Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of the United States, our business is susceptible to risks associated with international operations.

We have significant international operations in India, the United Kingdom, Poland, Germany, Belgium, China, Hong Kong and Malaysia as well as international operations in other countries. We market and sell our products worldwide. We expect to continue to expand our international operations for the foreseeable future. The continued international expansion of our operations requires significant management attention and financial resources and results in increased administrative and compliance costs. Our limited experience in operating our business in certain regions outside the United States increases the risk that our expansion efforts into those regions may not be successful. In particular, our business model may not be successful in particular countries or regions outside the United States for reasons that we currently are unable to anticipate. We are subject to risks associated with international sales and operations including, but not limited to:

•	the complexity of, or changes in, foreign regulatory requirements and the burdens of complying with a wide variety of foreign laws and different legal standards;

•	difficulties in managing the staffing of international operations, including compliance with local labor and employment laws and regulations;

•	potentially adverse tax consequences, including the complexities of foreign value added tax systems, overlapping tax regimes, restrictions on the repatriation of earnings and changes in tax rates;

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dependence on resellers and distributors to increase customer acquisition or drive localization efforts, including in new or evolving markets, which resellers and distributors may fail to maintain standards consistent with our brand and reputation;

•	the burdens of complying with a wide variety of foreign laws and different legal standards;

•	increased financial accounting and reporting burdens and complexities, including treatment of revenue from international sources;

•	longer sales and payment cycles and difficulties in collecting accounts receivable;

•	political, social and economic instability, including war, terrorist attacks, civil unrest and security concerns in general;

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reduced or varied protection for intellectual property rights in some countries and the risk of potential theft or compromise of our technology, data or intellectual property in connection with our international operations, whether by state-sponsored malfeasance or other foreign entities or individuals;

•	impacts on global economic conditions, financial markets and market liquidity related to the United Kingdom’s withdrawal from the European Union;

•	laws and policies of the United States, United Kingdom and other jurisdictions affecting international trade (including import and export control laws, tariffs and trade barriers);

•	the risk of U.S. regulation of foreign operations; and

•	other factors beyond our control such as natural disasters and public health crises, including pandemics.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our operating results. We cannot be certain that the investment and additional resources required to establish, acquire or integrate operations in other countries will produce desired levels of revenue or profitability. If we are unable to effectively manage our expansion into additional geographic markets, our financial condition and results of operations could be harmed.

We are exposed to fluctuations in foreign currency exchange.

Movements in foreign currency exchange rates could have a negative effect on our business, financial condition, results of operations and prospects to the extent we have a mismatch between its earnings in any foreign currency and its costs that are denominated in that currency.

We manage currency fluctuations by reviewing movements in exchange rates and ensuring that the overall level of exposure remains small, however, we do not currently hedge against currency fluctuations, which could have a material adverse effect on our business, financial condition, results of operations and prospects. We may enter into hedging arrangements after the date of this document, however, these hedging arrangements may not be effective or may be insufficient with respect to the level of coverage regarding our financing exposures and we may fail to successfully implement and manage these hedging arrangements. There can be no assurances that fluctuations in currency rates and exposures will not have a material adverse effect on our business, financial condition, results of operations and prospects.

We have experienced rapid growth in recent periods, and our recent growth rates may not be indicative of our future growth.

We have experienced organic and acquisition-driven growth in recent periods, and revenue growth in future periods may not be consistent with recent history. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

•	attract new customers;

•	renew and grow current customer subscriptions;

•	introduce and grow adoption of our products and services in new markets;

•	adequately expand our sales force and otherwise scale our operations as a business;

•	expand the features and capabilities of our platform, including through the creation and use of additional integrations;

•	maintain the security and reliability of our platform;

•	price and package our products and services effectively;

•	successfully compete against established companies and new market entrants;

•	increase awareness of our brand on a global basis; and

•	execute on our acquisition strategy.

We may not be able to successfully implement our strategic initiatives in accordance with our expectations or in the timeframe we desire, which may result in an adverse impact on our business and financial results. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations and financial condition will be harmed, and we may not be able to achieve or maintain profitability.

If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience, rapid growth, particularly through acquisitions, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. Our organizational structure is becoming more complex as we scale our operational, financial and management controls, as well as our reporting systems and procedures, and expand internationally. As we continue to grow, we face challenges of integrating, developing, training and motivating a rapidly growing employee base in our various offices around the world and navigating a complex multi-national regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.

To manage growth in our operations and personnel, we need to continue to grow and improve our operational, financial and management controls and our reporting systems and procedures. We require significant expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a significant strain on our management, customer experience, research and development, sales and marketing, administrative, financial and other resources.

We anticipate that significant additional investments will be required to scale our operations and increase productivity, address the needs of our customers, further develop and enhance our products and services, expand into new geographic areas and scale with our overall growth. If additional investments are required due to significant growth, this will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, servers and computer systems and those of third parties that we rely on in our operations could be vulnerable to cybersecurity risks. As such, we may be subject to risks inherent to companies that process client data for client mission critical systems like SCM solutions.

We are the target of attempts to identify and exploit system vulnerabilities and/or penetrate or bypass our security measures in order to gain unauthorized access to our systems. To mitigate these risks, we employ multiple methods at different layers of our systems to defend against intrusion and attack. Despite our efforts to keep our systems secure and remedy identified vulnerabilities, future attacks could be successful and result in contractual liability to clients or loss of client trust and ultimately client business.

We may experience breaches of our security measures due to human error, system errors or vulnerabilities. In particular, our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware and phishing campaigns. We maintain errors, omission and cyber liability insurance policies covering security and privacy damages. However, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

At present, we believe the regulatory and private action risks related to personal data we process as part of our business-to-business supply chain solutions are low. We process a limited amount of personal data, typically business contact information, supplied by our clients. Regulations surrounding personal data are rapidly changing and that makes global compliance challenging and unpredictable. Failure to comply with regulations may subject us to regulatory investigations, reputational harm, contractual liability to clients and potential liability to data subjects.

If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.

Our products must integrate with a variety of network, hardware and software platforms, and we need to continuously modify and enhance our products to adapt to changes in hardware, software, networking, browser and database technologies. We believe a significant component of our value proposition to customers is the ability to optimize and configure our products to integrate with our systems and those of third parties. If we are not able to integrate our products in a meaningful and efficient manner, demand for our products could decrease and our business and results of operations would be harmed.

In addition, we have a large number of solutions, and maintaining and integrating them effectively requires extensive resources. Our continuing efforts to make our products more interoperative may not be successful. Failure of our products to operate effectively with future infrastructure platforms and technologies could reduce the demand for our products, resulting in customer dissatisfaction and harm to our business. If we are unable to respond to changes in a cost-effective manner, our products may become less marketable, less competitive or obsolete, and our business and results of operations may be harmed.

We have a significant amount of goodwill and intangible assets on our balance sheet, and our results of operations may be adversely affected if we fail to realize the full value of our goodwill and intangible assets.

We have goodwill of $2,628.6 million and $752.8 million and net intangible assets of $824.9 million and $467.6 million as of February 28, 2021 and February 29, 2020, respectively. In accordance with U.S. GAAP, goodwill and intangible assets with an indefinite life are not amortized but are subject to a periodic impairment evaluation. Goodwill and acquired intangible assets with an indefinite life are tested for impairment at least annually or when events and circumstances indicate that fair value of a reporting unit may be below their carrying value. Acquired intangible assets with definite lives are amortized on a straight-line basis over the estimated period over which we expect to realize economic value related to the intangible asset. In addition, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset might not be recoverable. If indicators of impairment are present, we evaluate the carrying value in relation to estimates of future undiscounted cash flows. Our ability to realize the value of the goodwill and intangible assets will depend on the future cash flows of the businesses we have acquired, which in turn depend in part on how well we have integrated these businesses into our own business. Judgments made by management relate to the expected useful lives of long-lived assets and our ability to realize undiscounted cash flows of the carrying amounts of such assets. The accuracy of these judgments may be adversely affected by several factors, including significant:

•	underperformance relative to historical or projected future operating results;

•	changes in the manner of our use of acquired assets or the strategy for our overall business;

•	negative industry or economic trends; or

•	decline in our market capitalization relative to net book value for a sustained period.

These types of events or indicators and the resulting impairment analysis could result in impairment charges in the future. If we are not able to realize the value of the goodwill and intangible assets, we may be required to incur material charges relating to the impairment of those assets. Such impairment charges could materially and adversely affect our business, results of operations and financial condition.

Risks Related to Macroeconomic and Market Conditions

Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations and cash flows.

Our revenue, results of operations and cash flows depend on the overall demand for and use of technology and information for global SCM, which depends in part on the amount of spending allocated by our customers or potential customers on supply chain technology and information. This spending depends on worldwide economic and geopolitical conditions. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services; restricted credit; poor liquidity; reduced corporate profitability; volatility in credit, equity and foreign exchange markets; bankruptcies; pandemics such as COVID-19; and overall economic uncertainty. These economic conditions can arise suddenly, and the full impact of such conditions often remains uncertain. In addition, geopolitical developments and potential trade wars can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. Further actions or inactions of the U.S. or other major national governments, including the United Kingdom’s 2016 vote in favor of exiting the European Union, may also impact economic conditions, which could result in financial market disruptions or an economic downturn.

Concerns about the systemic impact of a recession in the United States or globally, energy costs, geopolitical issues or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence and diminished growth expectations in the U.S. economy and abroad, which in turn could affect the rate of information technology spending and adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts or affect attrition rates, all of which could adversely affect our future sales and operating results. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts or non-renewal at the end of a contract term.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and to do so on a timely basis. Successful module development and marketing depends on numerous factors, including anticipating customer requirements, changes in technology requirements, our ability to differentiate our solutions from those of our competitors and market acceptance of our solutions. Enterprises are requiring their software application vendors to provide ever increasing levels of functionality and broader offerings. Moreover, our industry is characterized by rapid evolution and shifts in technology and customer needs. We may not be able to develop and market new or enhanced modules in a timely or cost-effective manner, or at all. Our solutions also may not achieve market acceptance or correctly anticipate technological changes or the changing needs of our customers or potential customers.

In addition, even if we correctly anticipate changes in technology or demand, it might be difficult for us to transition existing customers to new versions of our solutions. Such transitions or upgrades may require considerable professional services effort and expense, and customers may choose to discontinue using our solutions rather than proceed with a lengthy and expensive upgrade. If customers fail to accept new versions of our solution, if our newest solutions contain errors or if we expend too many resources supporting multiple versions of our solutions, we may suffer a material adverse effect on our business, financial position, results of operations and cash flows.

The market for cloud-based SCM solutions is still evolving. If this market develops more slowly than we expect, our revenue may fail to grow or decline, and we may incur additional operating losses.

We derive, and expect to continue to derive, substantially all of our revenue from providing a cloud-based SCM platform, solutions and related services. The market for cloud-based SCM solutions is still evolving and it is uncertain whether this platform and solutions will sustain high levels of demand and market acceptance. Our success will depend on the willingness of companies to accept our cloud-based SCM platform and solutions as an alternative to manual processes, traditional enterprise resource planning software and internally-developed

SCM solutions. Some customers may be reluctant or unwilling to use our cloud-based SCM platform or solutions for a number of reasons, including data privacy concerns, data and network security concerns and existing investments in SCM technology.

Traditional approaches to SCM have required, among other things, purchasing hardware and licensing software. Because these traditional approaches often require significant initial investments to purchase the necessary technology and to establish systems that comply with customers’ unique requirements, companies may be unwilling to abandon their current solutions for our cloud-based SCM platform and solutions. Other factors that may limit market acceptance of our platform and solutions include:

•	our ability to maintain high levels of customer satisfaction;

•	our ability to maintain continuity of service for all users of our solutions;

•	the price, performance and availability of competing solutions; and

•	our ability to address companies’ confidentiality concerns about information stored outside of their premises.

If companies do not perceive the benefits of our platform and solutions or if companies are unwilling to accept our platform and solutions as an alternative to traditional approaches, the market for our platform and solutions might not continue to develop or might develop more slowly than we expect, either of which could significantly adversely affect our revenues and growth prospects.

We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.

The SCM market is fragmented, competitive and rapidly evolving. We compete with other cloud-based SCM vendors, traditional enterprise resource planning vendors such as SAP and Oracle and other service providers as well as with solutions developed internally by enterprises seeking to manage their global supply chains and global trade. Some of our actual and potential competitors may enjoy competitive advantages over us, such as greater name recognition, more varied offerings and larger marketing budgets as well as greater financial, technical and other resources. Furthermore, some competitors may have best-of-breed solutions to problems created by the unique trading requirements of particular countries, industries and/or business processes. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can.

The intensity of competition in the SCM market has resulted in pricing pressure as the market has developed, and our competitors very frequently offer substantial price discounts for their products. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies, which could include one or more large software or trade content providers, enter the market. Increased competition could result in additional pricing pressure, reduced sales, shorter term lengths for customer contracts, lower margins or the failure of our solutions to achieve or maintain broad market acceptance. If we are unable to compete effectively, it will be difficult for us to maintain our pricing rates and add or retain customers, and our business, financial condition and results of operations will be harmed.

Risks Related to Key Third-Party Relationships

Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

Our continued growth depends in part on the ability of our existing and potential customers to access our websites, software and cloud-based products within an acceptable amount of time. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website simultaneously, denial of service, fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our user traffic increases. If our websites are unavailable or if our customers are unable to access our software or cloud-based products within a reasonable amount of time, or at all, our business would be negatively affected. Additionally, our data centers and networks and third-party data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates or may fail to meet the increased requirements of a growing customer base.

We provide certain of our solutions through third-party data center hosting facilities located in the United States and other countries. While we control and have access to our servers and all of the components of our network that are located in such third-party data centers, we do not control the operation of these facilities.

Additionally, some of these data centers could be temporarily or permanently impacted by natural disasters, including wildfires and earthquakes. Following the expiration of the current agreement terms, the owners of the data center facilities have no obligation to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew these agreements on commercially reasonable terms, or if one of our data center operators is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruptions in connection with doing so.

The information we source from third parties for inclusion in our knowledge databases may not be accurate and complete, our trade experts may make errors in interpreting legal and other requirements when processing this information and our trade content may not be updated on a timely basis, which can expose our customers to fines and other substantial claims and penalties.

Our customers often use our solutions as a system of record and many of our customers are subject to regulation of their products, services and activities. Our knowledge library includes trade content sourced from government agencies and transportation carriers in numerous countries. It is often sourced from text documents and includes import and export regulations, shipping documents, preferential duties and taxes, specifications for free trade agreements, transportation rates, sailing schedules, embargoed country and restricted party lists and harmonized tariff codes. The information in these text documents may not be timely, accurate or complete. Our team of trade experts transforms these documents into a normalized and propriety knowledgebase which is interpretable by software. Our trade experts have to interpret the legal and other requirements contained in the source documents, and we can provide no assurances that our trade experts do not make errors in the interpretation of these requirements. Furthermore, rules and regulations and other trade content used in our solutions change constantly, and we must continuously update our knowledge library. Maintaining a complete and accurate knowledge library is time-consuming and costly, and we can provide no assurances that our specialists will always make appropriate updates to the library on a timely basis. Errors or defects in updating the trade content we provide to our customers and any defects or errors in, or failure of, our software, hardware or systems, can result in an inability to process transactions in a timely manner or lead to violations that could expose our customers to fines and other substantial claims and penalties and involve criminal liability. In addition, these errors and delays could damage our reputation with both existing and new customers and result in lost customers and decreased revenue, which could materially and adversely affect our business, revenue and results of operations.

Any of these problems may enable our customers to terminate their agreements with us, require us to issue credits or refunds and, in addition, subject us to product liability, breach of warranty or other contractual claims. We also may be required to indemnify our customers or third parties as a result of any of these problems. Any provisions in our customer agreements intended to limit liability may not be sufficient to protect us against any such claims. Insurance may not be available on acceptable terms, or at all. In addition, any insurance we do have may not cover claims related to specific defects, errors, failures or delays; may not cover indirect or consequential damages; and may be inadequate. Defending a suit, regardless of its merit, could be costly and divert management’s attention. In general, losses from customers terminating their agreements with us and our cost of defending claims resulting from defects, errors, failures or delays might be substantial and could have a material adverse effect on our business, financial position, results of operations and cash flows.

Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.

Currently, we use NetSuite to manage our financial processes and other third-party vendors to manage sales, online marketing and web services. We believe the availability of these services is essential to the management of our high-volume, transaction-oriented business model. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. Therefore, if one or more of our providers suffer an interruption in their business; experience delays, disruptions or quality-control problems in their operations; or we have to change or add additional systems and services, our ability to manage our business and produce timely and accurate financial statements would suffer.

We leverage third-party software and data for use with our solution. Performance issues, errors and defects or failure to successfully integrate or license necessary third-party software could cause delays, errors or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations.

We use software and data licensed from a variety of third parties in connection with the operation of our products. Any performance issues, errors, bugs or defects in third-party software or data could result in errors or a failure of our products, which could adversely affect our business and results of operations. In the future, we might need to license other software or data to enhance our solution and meet evolving customer demands and requirements. Any limitations in our ability to use third-party software or data could significantly increase our expenses and otherwise result in delays, a reduction in functionality or errors or failures of our solution until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or license, and integrated into our solution. In addition, third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology and our inability to generate revenues from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business and results of operations.

Risks Related to Acquisitions

Acquisitions present many risks that could have a material adverse effect on our business and results of operations.

To expand our business, we have made numerous acquisitions and expect to continue making similar acquisitions and possibly larger acquisitions as part of our growth strategy. The success of our growth strategy will depend on our ability to identify, negotiate, complete and integrate acquisitions and, if necessary, to obtain satisfactory debt or equity financing to fund those acquisitions. Acquisitions are inherently risky, and any acquisitions we complete may not be successful.

Additionally, acquisitions made entirely or partially for cash will reduce our cash reserves or require us to incur additional debt. We may seek to obtain additional cash to fund an acquisition by selling equity or debt securities. We may be unable to secure the equity or debt funding necessary to finance future acquisitions on terms that are acceptable to us. If we finance acquisitions by issuing equity or convertible debt securities, our existing stockholders will experience ownership dilution.

Our past acquisitions and any future mergers and acquisitions involve numerous risks, including, but not limited to, the following:

•	difficulties in integrating and managing the operations, personnel, systems, technologies and products of the companies we acquire;

•	failure to achieve the projected cost savings due to difficulties integrating the acquired business;

•	failure to uncover liabilities or adverse operating issues, or both, through due diligence or the failure to properly estimate the extent of such liabilities prior to the acquisition;

•	our inability to maintain the key business relationships and reputations of the businesses we acquire;

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our inability to increase revenue from an acquisition, including our failure to drive demand in our existing customer base for acquired products and our failure to obtain contract renewals or upgrades and new product sales from customers of the acquired businesses;

•	unanticipated charges to our operating results based on the timing and size of our acquisitions and the extent of integration activities;

•	potential negative perceptions of our acquisitions by customers, financial markets or investors;

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failure to obtain required approvals from governmental authorities under competition and antitrust laws on a timely basis, if at all, which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition;

•	potential increases in our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	our inability to apply and maintain our internal standards, controls, procedures and policies to acquired businesses;

•	potential loss of key employees of the companies we acquire;

•	difficulties in increasing or maintaining security standards for acquired technology consistent with our other services and related costs;

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challenges converting an acquired company’s revenue recognition policies and forecasting the related revenues, including subscription-based revenues, as well as appropriate allocation of the customer consideration to the individual deliverables; and

•	inadequate protection of acquired intellectual property rights.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows, particularly in the case of a larger acquisition or substantially concurrent acquisitions. For a discussion of the risks related to the BluJay Acquisition, see “—Risks Related the BluJay Acquisition”.

Risks Related to our Indebtedness

Our substantial level of indebtedness and significant leverage may materially adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.

We have a substantial amount of indebtedness and are significantly leveraged. As of February 28, 2021, we had outstanding indebtedness in the principal amount of $525.7 million. In addition, we have an additional $75.0 million available for borrowing under our senior secured revolving credit facility. Our substantial level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay the principal, interest or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, may have a material adverse impact on us and our business. For example, it could:

•	make it more difficult for us to satisfy obligations with respect to our indebtedness and any repurchase obligations that may arise thereunder;

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require us to dedicate a substantial portion of cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other purposes;

•	increase our vulnerability to adverse economic, market and industry conditions and limit our flexibility in planning for, or reacting to, these conditions;

•	expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

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limit our flexibility to adjust to changing market conditions and our ability to withstand competitive pressures, and we may be more vulnerable to a downturn in general economic or industry conditions or be unable to carry out capital spending that is necessary or important to our growth strategy;

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limit our ability to borrow additional funds or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes; and

•	limit our ability to compete with others who are not as highly-leveraged.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

All of the borrowings under the senior secured credit facilities bear interest at variable rates. As a result, an increase in interest rates, whether due to an increase in market interest rates or an increase in our own cost of borrowing, would increase the cost of servicing our debt even though the amount borrowed remained the same resulting in our net income and cash flows, including cash available for servicing our indebtedness, to decrease correspondingly. The impact of such an increase would be more significant than it would be for some other companies because of our substantial debt. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Our debt agreements contains restrictions that limit our flexibility in operating our business.

The senior secured credit facilities contain various covenants that limit our ability to engage in specified types of transactions, including, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay certain dividends or make certain distributions on capital stock or repurchase or redeem capital stock;

•	make certain loans, investments or other restricted payments, including certain payments with respect to subordinated indebtedness;

•	transfer or sell certain assets;

•	enter into certain sale and leaseback transactions;

•	incur certain liens;

•	guarantee indebtedness or incur other contingent obligations;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	engage in certain transactions with our affiliates.

In addition, under the senior secured credit facilities, we are required to satisfy specified financial ratios, including a first-lien secured debt leverage ratio. Our ability to meet those financial ratios can be affected by events beyond our control, and we may not be able to meet those ratios and tests.

A breach of the covenants under our credit agreement could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt. In addition, an event of default under the credit agreement would permit the lenders to terminate all commitments to extend further credit under that agreement. Furthermore, if we were unable to repay the amounts due and payable under the credit agreement, those lenders could proceed against the collateral granted to them to secure such indebtedness. A significant portion of our indebtedness could become immediately due and payable. We cannot be certain whether we would have, or would be able to obtain, sufficient funds to make these accelerated payments. If any such indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures or to sell assets, seek additional capital or restructure or refinance our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our credit facilities restrict E2open Holdings’ and our restricted subsidiaries’ ability to dispose of assets and use the proceeds from the disposition. We may not be able to complete those dispositions or obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our performance under assorted financial metrics and other measures of financial strength, our business and financial risk, our industry or other factors determined by such rating agency, so warrant. There can be no assurances that our credit ratings or outlook will not be lowered in the future in response to adverse changes in these metrics and factors caused by our operating results or by actions that we take, that reduce our profitability, or that require us to incur additional indebtedness for items such as substantial acquisitions, significant increases in costs and capital spending in security and IT systems, significant costs related to settlements of litigation or regulatory requirements or by returning excess cash to stockholders through dividends. Consequently, real or anticipated changes in our credit rating will generally affect the market value of our indebtedness. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure of our indebtedness. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing and may reduce our profitability.

Risks Related to the Business Combination

Our management team has limited experience managing a public company.

Some members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, results of operations and financial condition.

We incur increased costs and obligations as a result of being a public company.

As a result of the Business Combination, we are required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the Jobs Act and the rules and regulations of the SEC and national securities exchanges have increased the costs and the time that the board of directors and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management’s time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations which could have a material adverse effect on our business.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our operating results.

Pursuant to Section 404, we are required to furnish a report by our management on the effectiveness of our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

In addition to our results determined in accordance with U.S. GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Class A Common Stock.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of our Class A Common Stock.

In our Annual Report on Form 10-K, we reached a determination to restate certain previously issued financial statements of CCNB1 to correct the accounting treatment for the Company’s warrants.

In our Annual Report on Form 10-K, we reached a determination to restate certain previously issued financial statements of CCNB1 and related disclosures for the periods disclosed in order to correct the accounting treatment for the Company’s warrants following the publication of the SEC’s Staff Statement on April 12, 2021. In addition, management has concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2020 and that the Company’s internal control over financial reporting was not effective as of December 31, 2020 solely as a result of a material weakness in controls related to the accounting for the Company’s warrants and the Forward Purchase Agreement. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with or related to the restatement, and may become subject to additional risks and uncertainties related to the restatement, such as a negative impact on investor confidence in the accuracy of our financial disclosures (or in SPACs or former SPAC companies in general), and may raise reputational risks for our business.

We qualify as an emerging growth company within the meaning of the Securities Act, and given we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and have taken advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (1) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (2) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the market value of the shares of our common stock that are held by non-affiliates exceeds $700 million as of August 31 of that fiscal year, (2) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (3) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (4) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock.

We cannot predict if investors will find our shares of Class A Common Stock less attractive because we may rely on these exemptions. If some investors find our shares of Class A Common Stock less attractive as a result, there may be a less of an active trading market for our common shares and our share price may be more volatile.

The reverse merger with CCNB1 increases the potential for shareholder litigation.

We went public via the Business Combination with CCNB1, a special purpose acquisition company (SPAC). The popularity of going public via a reverse merger with a SPAC has resulted in a corresponding increase in the number of shareholder lawsuits and increased activity at the SEC relating to SPACs. In recent days, the SEC has opened an inquiry seeking information on how underwriters are managing the risks involved in SPACs, and the SEC’s Division of Corporation Finance and acting chief accountant have issued two separate public statements on certain accounting, financial reporting and governance issues that should be considered in connection with SPAC-related mergers. This increase in activity by SEC Staff comes on the heels of nearly two dozen federal securities class action filings, several SEC investor alerts and earlier guidance from the Division of Corporation Finance. The surge in litigation and regulatory interest is likely to continue and expand throughout 2021 and beyond.

With the increase in the use of SPACs comes an increase in SPAC shareholder lawsuits filed after announcements of mergers between SPACs and their target companies. According to data compiled by Stanford University, shareholders have filed 21 securities class actions lawsuits involving SPACs since 2019, with eight of these filings occurring in 2021. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.

Certain of our stockholders that are parties to the Investor Rights Agreement do, and that will be parties to the Amended and Restated Investor Rights Agreement will, beneficially own a significant equity interest in us and their interests may conflict with us or your interests.

Our stockholders that are party to the Investor Rights Agreement (the “IRA Parties”) collectively control approximately 49.10% of our voting equity, and following the BluJay Closing, our stockholders that will be parties to the Amended and Restated Investor Rights Agreement to be entered into in connection with the BluJay Acquisition are expected to collectively control approximately 54.85% of our voting equity after giving pro forma effect to the BluJay Acquisition. As a result, such stockholders have significant influence over our decisions to enter into any corporate transaction. In addition, affiliates of the IRA Parties are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. The IRA Parties and their respective affiliates may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Furthermore, our certificate of incorporation provides that certain parties may engage in competitive businesses and renounces any entitlement to certain corporate opportunities offered to the private placement investors or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) that are not expressly offered to them in their capacities as our directors or officers. The certificate of incorporation also provides that certain parties or any of their managers, officers, directors, equity holders, members, principals, affiliates and subsidiaries (other than us and our subsidiaries) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

We are a holding company and our only material asset is our interest in E2open Holdings, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

We are a holding company with no material assets other than our ownership of the Common Units and RCUs and our managing member interest in E2open Holdings. As a result, we have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of E2open Holdings and the distributions we receive. Deterioration in the financial condition, earnings or cash flow of E2open Holdings for any reason could limit or impair E2open Holdings’ ability to pay such distributions. Additionally, to the extent that we need funds and E2open Holdings is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or E2open Holdings is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

E2open Holdings is treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of Common Units. Accordingly, we are required to pay income taxes on our allocable share of any net taxable income of E2open Holdings. Under the terms of the Third Company Agreement, E2open Holdings is obligated to make tax distributions to holders of Common Units (including us) calculated at certain assumed tax rates. In addition to income taxes, we incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant, of which some will be reimbursed by E2open Holdings (excluding payment obligations under the Tax Receivable Agreement). We intend to cause E2open Holdings to make ordinary distributions on a pro rata basis and tax distributions (which, in certain circumstances, may be made on a non-pro rata basis to holders of Common Units in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed below, E2open Holdings’ ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy E2open’s obligations and restrictions on distributions that would violate any applicable restrictions contained in E2open Holdings’ debt agreements, or any applicable law, or that would have the effect of rendering E2open Holdings insolvent. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement, and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

We anticipate that the distributions received from E2open Holdings may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, may make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.

Dividends on our common stock, if any, will be paid at the discretion of our board of directors, which will consider, among other things, our available cash, available borrowings and other funds legally available therefor, considering the retention of any amounts necessary to satisfy our obligations that will not be reimbursed by E2open Holdings, including taxes and amounts payable under the Tax Receivable Agreement and any restrictions in the applicable bank financing agreements. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, E2open Holdings is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of E2open Holdings (with certain exceptions) exceed the fair value of its assets. E2open Holdings’ subsidiaries are generally subject to similar legal limitations on their ability to make distributions to E2open Holdings. If E2open does not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired.

Pursuant to the Tax Receivable Agreement, we are required to pay certain sellers 85% of the tax savings that we realize as a result of increases in tax basis in E2open Holdings. These payments may be substantial, as well as exceed actual tax benefits. The timing of these payments may also be accelerated.

As a result of our “Up-C” structure, holders of Common Units of E2open Holdings may in the future exchange their Common Units for shares of our Class A Common Stock (or cash) pursuant to the Third Company Agreement. These sales, purchases, redemptions and exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of E2open Holdings, which may increase (for income tax purposes) depreciation and amortization deductions to which we are entitled. In addition, as a result of certain mergers within the transaction, we inherited certain pre-existing tax attributes.

The Tax Receivable Agreement, which generally provides for the payment by us of 85% of certain tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain pre-existing tax attributes of the certain sellers and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are our obligations and not E2open Holdings. The actual increase in our allocable share of E2open Holdings’ tax basis in their assets, the availability of pre-existing tax attributes of certain sellers, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of our income. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. Any payments we make under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement, and therefore accelerate payments due under the Tax Receivable Agreement as further described below. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on our tax reporting positions, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, the amount or availability of pre-existing tax attributes of certain sellers and other tax positions that we take, and a court may sustain such a challenge. In the event that any tax benefits we initially claimed are disallowed as a result of such a challenge, the Sellers and the exchanging holders will not be required to reimburse us for any excess payments that may have been previously made under the Tax Receivable Agreement. Rather, excess payments made to such holders will be netted against any future cash payments we are required to make, if any, after the determination of such excess. A challenge to any tax benefits claimed by us may not arise for a number of years following the time payments begin to be made in respect of such benefits or, even if challenged soon thereafter, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be sufficient future cash payments against which to net such excess. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that we exercise our early termination rights, fail to make timely payment or materially breach the Tax Receivable Agreement or if there is a change of control, our obligations under the Tax Receivable Agreement will accelerate and we will be required to make a lump-sum cash payment to the sellers and/or other applicable parties equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement. The lump-sum payment could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment, which may cause a material negative effect on our liquidity.

Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Risks Related to Legal and Regulatory

We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.

We may be unsuccessful in adequately protecting our intellectual property. No assurance can be given that confidentiality, non-disclosure or invention assignment agreements with employees, consultants or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected.

We may be required to spend significant resources to monitor and protect these rights, and we may or may not be able to detect infringement by our clients or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights.

Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.

Some of our products incorporate open source software, and we intend to continue to use open source software in the future. Some open source licenses are unclear and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our solutions. Such a situation could result in infringement claims and the need to reengineer our solutions, both of which could be costly depending on the specific circumstances. In addition to license risk, use of open source software may increase security vulnerabilities or infringing or broken code if not properly supported and managed.

We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.

As a supplier of supply chain solutions, we rely on and use software and data that we create as well as those from third-party sources. Often, our clients are processing data through our solutions that we do not review. While we generally attempt to protect against such risks with contractual obligations and indemnities, despite our efforts, we may receive claims that we have infringed a third party’s intellectual property rights or breached a contract.

As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our products or services, potentially negatively affecting our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Additionally, our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies.

We are subject to sanctions, anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to requirements under the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), anti-corruption, anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (FCPA), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010 and other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and prohibit companies, their employees and agents from promising, authorizing, making, offering or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business, or otherwise obtaining favorable treatment. As we increase our international sales and business, our risks under these laws may increase. In addition, we may use third parties to sell access to our platform and conduct business on our behalf abroad. We can be held liable for the corrupt or other illegal activities of such future third-party intermediaries, and our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. Any violation of economic and trade sanction laws, export and import laws, the FCPA or other applicable anti-corruption laws or anti-money laundering laws could also result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges or our license issued by OFAC, severe criminal or civil sanctions, and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, results of operations and prospects.

Changes in tax laws or regulations in the various tax jurisdictions we are subject to that are applied adversely to us or our paying customers could increase the costs of our products and services and harm our business.

We are subject to income taxes in the United States and various jurisdictions outside of the United States. Significant judgment is often required in the determination of our worldwide provision for income taxes. Any changes, ambiguity or uncertainty in taxing jurisdictions’ administrative interpretations, decisions, policies and positions could materially impact our income tax liabilities. We may also be subject to additional tax liabilities and penalties due to changes in non-income based taxes resulting from changes in federal, state or international tax laws; changes in taxing jurisdictions’ administrative interpretations, decisions, policies and positions; results of tax examinations, settlements or judicial decisions; changes in accounting principles;

changes to the business operations, including acquisitions; and the evaluation of new information that results in a change to a tax position taken in a prior period. Any resulting increase in our tax obligation or cash taxes paid could adversely affect our cash flows and financial results. Additionally, new income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Those enactments could harm our domestic and international business operations, our business, results of operations and financial condition.

Further, tax regulations could be interpreted, changed, modified or applied adversely to us. These events could require us or our paying customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our paying customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future paying customers may elect not to purchase our products and services.

As a multinational organization, we may be subject to taxation in various jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. Countries, trading regions and local taxing jurisdictions have differing rules and regulations governing sales and use taxes, and these rules and regulations are subject to varying interpretations that may change over time. We collect and remit U.S. sales and value-added tax (VAT) in several jurisdictions. However, it is possible that we could face sales tax or VAT audits and that our liability for these taxes could exceed our estimates as tax authorities could still assert that we are obligated to collect additional tax amounts from our paying customers and remit those taxes to those authorities. We could also be subject to audits in states and international jurisdictions for which we have not accrued tax liabilities. Further, one or more state or foreign authorities could seek to impose additional sales, use or other tax collection and record-keeping obligations on us or may determine that such taxes should have, but have not been, paid by us. Liability for past taxes may also include substantial interest and penalty charges. Any successful action by state, foreign or other authorities to compel us to collect and remit sales tax, use tax or other taxes, either retroactively, prospectively or both, could harm our business, results of operations and financial condition.

As our business continues to grow and if we become more profitable, we anticipate that our income tax obligations could significantly increase. If our existing tax credits and net operating loss carryforwards become fully utilized, we may be unable to offset or otherwise mitigate our tax obligations to the same extent as in prior years. This could have a material impact to our future cash flows or operating results.

Our ability to use our net operating loss carryforwards may be subject to limitation.

Under Section 382 of the Internal Revenue Code of 1986, as amended, our ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if we experience an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. The Business Combination resulted in an ownership change with respect to our corporate subsidiaries, which may limit our ability to utilize pre-existing tax attributes of such corporate subsidiaries. In addition, future issuances of our common stock could cause an “ownership change.” It is possible that any such ownership change, or any future ownership change, could have a material effect on the use of our net operating loss carryforwards or other tax attributes, which could have a material adverse effect on our results of operations and profitability.

Risks Related to Ownership of Our Securities

A significant portion of our Class A Common Stock is restricted from immediate resale, but it may be sold into the market in the future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

The market price of shares of our Class A Common Stock could decline as a result of substantial sales of our Class A Common Stock (particularly by our significant stockholders), a large number of shares of our

Class A Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. Sales of a substantial number of shares of common stock in the public market could occur at any time. As of June 25, 2021, we had 195,171,415 shares of our Class A Common Stock outstanding.

In connection with the Business Combination, certain parties entered into the Investor Rights Agreement, pursuant to which such stockholders are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights. Certain parties to the Investor Rights Agreement, as well as our directors and officers, have agreed not to sell, transfer, pledge or otherwise dispose of shares of our Class A Common Stock they hold for a six-month period. However, following the expiration of the six-month period, the sale of shares of our Class A Common Stock or the perception that such sales may occur, could cause the market price of our securities to drop significantly.

We may issue additional shares of our Class A Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

We may issue additional shares of our Class A Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our 2021 Incentive Plan, without stockholder approval, in a number of circumstances.

Our issuance of additional shares of our Class A Common Stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in us will decrease;

•	the relative voting strength of each previously outstanding share of common stock may be diminished; or

•	the market price of your shares of Class A Common Stock may decline.

If analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations regarding our Class A Common Stock, then the price and trading volume of our securities could decline.

The trading market for our Class A Common Stock and public warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market or our competitors. Our current securities and industry analysts may elect to drop their coverage of us, and others, may never publish research on us. If no securities or industry analysts publish coverage of us, the trading price and trading volume of our securities will likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our securities will likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our trading price or trading volume of our securities to decline.

We may amend the terms of the warrants in a manner that may be adverse to holders of the public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but an amendment requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of the public warrants.

Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.

Our warrants may have an adverse effect on the market price of our Class A Common Stock.

We issued warrants to purchase 13,800,000 of our Class A ordinary shares as part of the units offered in the IPO (of which 13,799,972 are currently outstanding) and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 10,280,000, each exercisable to purchase one Class A ordinary share at $11.50 per share, each of which entitled the holder to purchase shares of Class A Common Stock upon the Domestication. We also issued 5,000,000 Forward Purchase Warrants pursuant to the Forward Purchase Agreement. The Forward Purchase Warrants, when exercised, will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock.

General Risks

Changes in existing financial accounting standards or practices may harm our results of operations.

We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and interpretations that are relevant to us. Changes in existing accounting rules or practices, new accounting pronouncements or varying interpretations of current accounting pronouncements could negatively impact our results of operations. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and affect the reporting of transactions completed before the announcement of a change.

Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

We may be subject to liability if we breach our contracts, and our insurance may be inadequate to cover our losses.

We are subject to numerous obligations in our contracts with organizations using our products and services, as well as vendors and other companies with which we do business. We may breach these commitments, whether through a weakness in our procedures, systems and internal controls; negligence; or through the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, as well as disruptions in our services, failures or disruptions to our infrastructure, catastrophic events and disasters, or otherwise.

In addition, our insurance may not cover all claims made against us, and defending a suit, regardless of its merit, could be costly and divert management’s attention. Further, such insurance may not be available to us in the future on economically reasonable terms, or at all.

We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations and financial condition.

In the ordinary course of business, we may be involved in and subject to litigation for a variety of claims or disputes and receive regulatory inquiries. These claims, lawsuits and proceedings could include labor and employment, wage and hour, commercial, data privacy, antitrust, alleged securities law violations or other investor claims and other matters. The number and significance of these potential claims and disputes may increase as our business expands. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.

In addition, we may be required to spend significant resources to monitor and protect our contractual, property and other rights, including collection of payments and fees. Litigation has been and may be necessary in the future to enforce such rights. Such litigation could be costly, time consuming and distracting to management and could result in the impairment or loss of our rights. Furthermore, our efforts to enforce our rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of such rights. Our inability to protect our rights as well as any costly litigation or diversion of our management’s attention and resources, could have an adverse effect on our business, results of operations and financial condition or injure our reputation.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business applications. Federal, state or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that could reduce the growth, popularity or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and harm our results of operations. Changes in these laws or regulations could require us to modify our platform, or certain aspects of our platform, in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet-based products such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service. Further, our platform depends on the quality of our users’ access to the internet.

On June 11, 2018, the repeal of the Federal Communications Commission’s (FCC), “net neutrality” rules took effect and returned to a “light-touch” regulatory framework. The prior rules were designed to ensure that all online content is treated the same by internet service providers and other companies that provide broadband services. Additionally, on September 30, 2018, California enacted the California Internet Consumer Protection and Net Neutrality Act of 2018, making California the fourth state to enact a state-level net neutrality law since the FCC repealed its nationwide regulations, mandating that all broadband services in California must be provided in accordance with state net neutrality requirements. The U.S. Department of Justice has sued to block the law going into effect, and California has agreed to delay enforcement until the resolution of the FCC’s repeal of the federal rules. A number of other states are considering legislation or executive actions that would regulate the conduct of broadband providers. We cannot predict whether the FCC order or state initiatives will be modified, overturned or vacated by legal action of the court, federal legislation or the FCC. With the repeal of net neutrality rules in effect, we could incur greater operating expenses, which could harm our results of operations. As the internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the internet infrastructure that we and our users rely on may be unable to support the demands placed upon it. The failure of the internet infrastructure that we or our users rely on, even for a short period of time, could undermine our operations and harm our results of operations.

Internet access is frequently provided by companies that have significant market power that could take actions that degrade, disrupt or increase the cost of user access to our platform, which would negatively impact our business. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our platform could decline.

We could incur greater operating expenses and our user acquisition and retention could be negatively impacted if network operators:

•	implement usage-based pricing;

•	discount pricing for competitive products;

•	otherwise materially change their pricing rates or schemes;

•	charge us to deliver our traffic at certain levels, or at all;

•	throttle traffic based on its source or type;

•	implement bandwidth caps or other usage restrictions; or

•	otherwise try to monetize or control access to their networks.

In addition, national-level “fire walls” can disrupt existing usage of our applications as well as prevent expansion into certain geographies.

DESCRIPTION OF THE TRANSACTION

E2open is asking its stockholders to approve the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers in the Transaction and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing, which collectively will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the consummation of the Transaction and the Pre-Closing Financing, pursuant to NYSE Listing Rule 312.03. Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Purchase Agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. Please see the subsection entitled “— The Purchase Agreement,” below, for additional information and a summary of certain terms of the Purchase Agreement. You are urged to read the Purchase Agreement in its entirety before voting on the Share Issuance Proposal.

We may complete the Transaction only if the Share Issuance Proposal is approved by the affirmative vote of a majority of the votes cast by the E2open stockholders present in person or represented by proxy at the special meeting. If the Share Issuance Proposal fails to receive the foregoing stockholder approval, the Transaction will not be completed.

The Purchase Agreement

This section describes the material provisions of the Purchase Agreement, but does not purport to describe all of the terms of the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of the Purchase Agreement and the Related Agreements (defined herein). E2open’s stockholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Transaction. Unless otherwise defined in this proxy statement, the capitalized terms used in this section “ — The Purchase Agreement” are defined in the Purchase Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference.

The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Purchase Agreement or other specific dates, including, in some cases, as of the Closing. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement.

Structure of the Transaction

Pursuant to the Purchase Agreement, E2open or an Affiliate of E2open (the “Purchaser”) will purchase, and each of the BluJay Sellers will sell, title to the Shares (as defined below) of BluJay owned by such BluJay Seller at the Closing. Following the Closing, the Purchaser will own all of the outstanding Shares of BluJay and BluJay and its subsidiaries will be direct or indirect subsidiaries of E2open. The BluJay Acquisition will be effected through a UK-style “locked box” deal pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as at December 31, 2020 (the “Locked Box Date”), without any post-Closing purchase price adjustment; provided, that, there are customary protections for E2open in respect of “Leakage” in accordance with the terms of the Purchase Agreement.

Consideration to be Received in the Transaction

Subject to the terms and conditions of the Purchase Agreement, the consideration payable or issuable to the BluJay Sellers upon the Closing is set forth below.

Preference Share Consideration

The aggregate purchase price for the sale of the 38,355,558 A preference shares of GBP 1.00 each in BluJay’s capital (the “Preference Shares”) will be the aggregate amount payable pursuant to BluJay’s articles of association (as amended or restated from time to time) to redeem and repay the amounts as credited as paid up on the Preference Shares together with all accrued dividends in respect of the Preference Shares up to and including the Closing Date (converted from GBP to USD at the Exchange Rate one (1) Business Day prior to the delivery of the Consideration Allocation Schedule (as defined below)) (the “Preference Share Consideration”). The “Exchange Rate” means, with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by HSBC Bank plc as at the close of business in London as at such date.

The Preference Share Consideration will be payable in cash upon the Closing.

Ordinary Share Consideration

The aggregate purchase price payable in respect of (a) the 60,093,051 A ordinary shares of GBP 0.01 each in BluJay’s capital, (b) the 1,334,983 B ordinary shares of GBP 0.001 each in BluJay’s capital and (c) the 6,949,750 C ordinary shares of GBP 0.001 each in BluJay’s capital (the shares described in clause (a), (b) and (c), collectively, the “Ordinary Shares” and, together with the Preference Shares, the “Shares”) will be the sum of:

•	$1,187,621,793; plus

•

an amount of additional consideration calculated on the basis of $63,000 multiplied by the number of days elapsed from (and including) the Locked Box Date up to (and excluding) the Closing Date (the “Ticking Fee”); plus

•

the aggregate amount outstanding sums owed by Andrew Kirkwood and Michael Hunt (the “Management Borrowers”) at Closing under their respective promissory notes issued by BluJay to each such individual in the principal amounts of GBP 151,172.21 and GBP 61,530.16, respectively (the “Management Loans”) (converted from GBP into USD at the Exchange Rate on the Business Day prior to the delivery of the Consideration Allocation Schedule); minus

•	the Preference Share Consideration; minus

•

any Leakage (as defined below) which is, at least six Business Days prior to Closing, agreed in writing between the Francisco Partners, Temasek and the Purchaser to be reflected in the calculation of the Ordinary Share Consideration payable at Closing; minus

•

any professional fees, expenses or other disbursements paid or agreed to be paid or incurred or owing in connection with the Transaction by BluJay or any of its subsidiaries (collectively, the “Group Companies”) or BluJay’s potential initial public offering, in each case excluding VAT payable thereon other than any output VAT paid which is not recoverable as input tax by a person or the representative member of any VAT group of which it forms part ( “Transaction Costs”), which Transaction Costs are set out in the Consideration Allocation Schedule (“Disclosed Transaction Costs”); minus

•

the gross amount of any bonuses, incentives or commission to be paid or agreed to be paid or incurred or owing to any current or former employee or director (including a non-executive director) of any Group Company by any Group Company in connection with, or as a result of, the Transaction, together with any employer’s social security contributions, payroll, employment and similar taxes thereon or in connection therewith for which a Group Company is or would be liable (“Exit Bonuses”), which Exit Bonuses are set out in the Consideration Allocation Schedule (“Disclosed Exit Bonuses”); minus

•

the costs and expenses (including the total premium) incurred by the Group in implementing irrevocable run-off directors’ and officers’ insurance in respect of those directors of any Group Company who resign from any board of a Group Company at or prior to Closing (the “D&O Insurance Costs”); minus

•

any payments made in respect of directors’ out-of-pocket expenses to any of Deep Shah, Lizhi Tan, Martin Fichtner and Quentin Lathuille (collectively, the “Institutional Directors”), which individuals are affiliated with Francisco Partners and Temasek, in the total amount set out in the Consideration Allocation Schedule together with any employer social security contributions and other equivalent taxes thereon (the “Director Expenses”); minus

•

any consultant, advisory, management, shareholder, directors’ payments or fees (including any monitoring fees and any Institutional Directors’ bonus or other compensation) paid by any Group Company to or for the benefit of any BluJay Seller or any of its Affiliates in accordance with, and as required by the terms of, a certain Master Consulting Services Agreement between BluJay and Francisco Partners Consulting LLC (the “Master Consulting Services Agreement”) or in connection with the termination of the Master Consulting Services Agreement, in the total amount as set out in the Consideration Allocation Schedule, together with (x) in the case of payments or fees to a consultant, adviser or shareholder any VAT thereon, or (y) in the case of payments to a director any employer social security contributions and other equivalent taxes thereon (the “Consulting Payments”).

“Leakage” means any of the following, other than certain specified Permitted Leakage (as defined below):

•

the declaration, making or payment of any dividend or any distribution of capital, income or profit (whether in cash or kind) or bonus share issue by a Group Company to or for the benefit of any BluJay Seller or any of its Affiliates;

•

any payments made, accrued or assumed (or future benefits granted) (whether in cash or in kind) by any Group Company to or for the benefit of any BluJay Seller or any of its Affiliates in respect of any share or loan capital (including any interest, coupon or fixed entitlement thereon) or other class or type of securities of any Group Company held by any BluJay Seller or any of its Affiliates being issued, redeemed, purchased or repaid, or any other return of capital by any Group Company (which, for the avoidance of doubt, includes the payment or prepayment of any amount of principal or interest on any such share or loan capital or other securities);

•

the making of any payment by a Group Company, or the sale, purchase, transfer, surrender or disposal by a Group Company of any asset or right, to or for the benefit of, or from any BluJay Seller or any of its Affiliates;

•

the entry into by any Group Company of any guarantee, security, surety or indemnity of any kind relating to the obligation of any BluJay Seller or any of its Affiliates or the assumption, incurrence, indemnification, the increase or discharge by any Group Company of any liability of any BluJay Seller or any of its Affiliates;

•	the creation of any encumbrance over any of the assets or securities of any Group Company in favor, or for the benefit, of any BluJay Seller or any of its Affiliates;

•

the forgiveness, release, deferral, discount or waiver (whether in whole or in part) of any amount, right, benefit, obligation, debt or claim owed, in favor of or due to any Group Company by any BluJay Seller or any of its Affiliates;

•

any emoluments (including bonuses), consultant, advisory, management, shareholder, directors’ payments or fees (including any monitoring fees and any Institutional Directors’ bonus or other compensation) paid by any Group Company to or for the benefit of any BluJay Seller or any of its Affiliates;

•	the payment or incurrence by a Group Company of any Exit Bonuses or Transaction Costs;

•	any agreement to do or give effect any of the above items which takes effect on the Locked Box Date or any date thereafter;

•	the payment of any fees or costs to or on behalf of any BluJay Seller or any of its Affiliates which are or were incurred by any Group Company as a result of the matters set out above; and

•

without double counting, in respect of any matter referred to above, any tax accrued or becoming payable (or any tax which would have accrued or become payable but for the use of any loss, allowance, credit, deduction, exemption or set off in respect of any tax, or any repayment or refund of or saving of tax) by a

Group Company excluding any VAT (other than any output VAT paid which is not recoverable as input tax by a person or the representative member of any VAT group of which it forms part).

“Permitted Leakage” means any of the following:

•

any payment in respect of salaries, pension contributions, performance or other bonuses or other reimbursements, benefits or expenses due to any Management Sellers or any of their respective Affiliates in the ordinary course of business in accordance with past practice by virtue of their employment and not arising in connection with the sale of Shares, together with any employer social security contributions and other equivalent taxes thereon (which for the avoidance of doubt does not include any Exit Bonus, other than any Disclosed Exit Bonus, or any other bonus in an aggregate amount in excess of the bonus to be paid prior to Closing to certain employees of the Group Companies in respect of the 2021 financial year, of up to an aggregate amount (before deductions for tax or otherwise) equal to $2,900,000);

•	any Director Expenses;

•	any Consulting Payments;

•

any payment made by or on behalf of any Group Company to the extent that specific provision, reserve or allowance has been specifically and identifiably made for it in BluJay’s unaudited management accounts for the period ended on the Locked Box Date (such accounts, the “Locked Box Accounts”);

•

the provision of ordinary course services to any portfolio company of either Francisco Partners or Temasek or any of their respective Affiliates on arm’s length terms and in the ordinary course of business, provided that such arrangements have been disclosed prior to (i) May 27, 2021 in respect of such arrangements entered into prior to May 27, 2021, or (ii) Closing, in respect of such arrangements entered into on or following May 27, 2021;

•

any payment expressly and specifically required by the terms of the Purchase Agreement, the Management Warranty Deed, the Amended and Restated Investor Rights Agreement, the Tax Deed, the Lock-Up Agreements or any other document agreed between the parties and required to be delivered at the Closing (collectively, the “Transaction Documents”);

•	any accrual of dividends in respect of the Preference Shares to the extent included in the calculation of the Preference Share Consideration;

•	anything undertaken at the written request, or with the prior written consent, of Purchaser or any of its subsidiaries expressly acknowledged to constitute Permitted Leakage;

•	any Disclosed Transaction Costs;

•

any liability assumed by a Group Company (other than a liability to pay Transaction Costs) pursuant to an engagement letter with a professional advisor in connection with the Transaction or the procedure related to BluJay’s potential initial public offering, in each case as disclosed to Purchaser, and provided that if any such liability results in an actual payment of fees, costs, disbursements or expenses to such professional provider, such payment will not be deemed to be Permitted Leakage unless such payment is a Disclosed Transaction Cost;

•

any forgiveness, release, or waiver of any amount, right, benefit, obligation, debt or claim owed or due to BluJay by the Management Borrowers as a result of the outstanding sums owed at Closing under the Management Loans;

•	any Disclosed Exit Bonuses; and

•	the D&O Insurance Costs.

The Ordinary Share Consideration will be satisfied by the issuance of 72,383,299 shares of Class A common stock (the “Consideration Shares”) and payment in cash of an amount equal to the Ordinary Share Consideration minus $730,854,170, which the parties agreed was the fixed value of the Consideration Shares (the “Ordinary Share Cash Consideration”).

Consideration Allocation Schedule

Not less than five Business Days prior to the anticipated Closing Date or such other time as the Purchaser, Francisco Partners and Temasek may agree in writing, Francisco Partners and Temasek will provide the Purchaser with a schedule (the “Consideration Allocation Schedule”) setting out the various amounts included in the calculations of the Ordinary Share Consideration, the aggregate Preference Share Consideration, the aggregate Ordinary Share Consideration, and the allocation of the Preference Share Consideration, the Ordinary Share Cash Consideration, the Consideration Shares, and the Ticking Fee among the BluJay Sellers.

Representations and Warranties

The Purchase Agreement contains representations and warranties of E2open and the BluJay Sellers, certain of which may be further modified and limited by schedules to the Purchase Agreement.

Under the Purchase Agreement, each of the BluJay Sellers made customary representations and warranties for a UK-style transaction of this type, including those relating to: (if not an individual) organization, standing and due registration; power and authority; execution, delivery, and enforceability of the Purchase Agreement and the other Transaction Documents; no conflict and consents; ownership of the Shares; and affiliate agreements.

Under the Purchase Agreement, E2open made customary representations and warranties for a UK-style transaction of this type, including those relating to: organization and standing; power and authority; execution, delivery and enforceability of the Purchase Agreement and the other Transaction Documents; no conflict and consents; capitalization; due authorization and valid issuance of the Consideration Shares; Purchaser’s financing arrangements; Company Board approval of the Transaction and recommendation to the E2open stockholders; SEC documents and financial statements; and listing and registration of the Class A common stock.

Closing and Effective Time of the Transaction

The Closing will take place by conference call and by exchange of signature pages by email or other electronic transmission at 9:00 a.m., Eastern Time (or such other place and time agreed in writing by Francisco Partners, Temasek and the Purchaser), on (a) the fifth Business Day following notification of the satisfaction or waiver of the final outstanding condition out of the conditions described below under the section entitled “— Closing Conditions” or (b) such other date agreed in writing by Francisco Partners, Temasek and the Purchaser.

Survival

Under the Purchase Agreement, the parties to the agreement made customary representations and warranties regarding themselves, covenants and undertakings for transactions of this type. Claims by the Purchaser against the BluJay Sellers in respect of any breach of the BluJay Sellers’ confidentiality obligations survive for a period of three years following Closing, and all other claims by the Purchaser against the BluJay Sellers survive for a period of two years following the Closing. If legal proceedings in respect of any claim for which notice has been timely given are not initiated within six months after notice is given in respect of such claim, then the claim will be deemed irrevocably withdrawn. The aggregate liability of each BluJay Seller under the Purchase Agreement is limited to the value of the consideration payable to such BluJay Seller.

Other than the Purchaser’s representations and warranties regarding organization and standing; power and authority; execution, delivery and enforceability of the Purchase Agreement and the other Transaction Documents; no conflict and consents; capitalization; due authorization and valid issuance of the Consideration Shares and Company Board approval of the Transaction and recommendation to the E2open stockholders, representations and warranties of the Purchaser, and covenants of the Purchaser that by their terms are to be performed prior to the Closing, will not survive the Closing. The Purchaser’s representations and warranties regarding organization and standing; power and authority; execution, delivery and enforceability of the Purchase Agreement and the other Transaction Documents; no conflict and consents; capitalization; due authorization and valid issuance of the Consideration Shares and Company Board approval of the Transaction and recommendation to the E2open stockholders will survive for a period of six months following the Closing.

None of the provisions in the Purchase Agreement is to be deemed a limitation or waiver by any party to the Purchase Agreement of any right or remedy which such party may have in the case of fraud by another party.

Covenants of the Parties

Covenants of E2open

E2open made certain covenants in the Purchase Agreement, including, among others, to not take any of the following actions between entry into the Purchase Agreement and the Closing:

•

amend, modify or otherwise change its organizational documents in a manner that would reasonably be expected to prevent, impede or materially delay the Transaction or otherwise in a manner materially adverse to the BluJay Sellers;

•

except as contemplated by the Purchase Agreement or solely among the Purchaser and/or any of its subsidiaries (including in respect of tax distributions paid in accordance with the LLC Agreement), but not by the Purchaser itself, authorize, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any share capital, or make any other actual, constructive or deemed distribution in respect of the share capital;

•

subject to certain customary exceptions for incentive equity, conversion, exchange or exercise of equity securities outstanding as of the date of the Purchase Agreement and other than in connection with the transactions contemplated by the Purchase Agreement (including the Subscription Agreements), issue any equity interests or convertible or exchangeable securities, other than the issuance of shares of Class A common stock for an aggregate purchase price of no more than $200 million at a price per share no less than the lesser of (x) $10.00 and (y) 10% less than the then-current five-day VWAP so long as such issuance does not in and of itself require shareholder approval (beyond shareholder approval of any amendment to the Certificate of Incorporation required in connection therewith);

•

solely with respect to the Purchaser (and not any of its subsidiaries) merge or consolidate with any person or voluntarily adopt a plan of complete or partial liquidation, dissolution, restructuring or other reorganization of the Purchaser;

•	agree or commit, conditionally or otherwise and whether or not in writing, to do any of the foregoing.

In addition, E2open made certain customary covenants and agreements in the Purchase Agreement for a transaction of this type, including, among others, the following:

•

subject to certain exceptions for ministerial modifications, not to modify or waive any provision of the Subscription Agreements without the consent of Francisco Partners and Temasek, and use reasonable efforts to satisfy all conditions and covenants applicable to the Purchaser under the Subscription Agreements and cause the funding of the Pre-Closing Financing;

•

not to make any change to the Debt Financing Documents that would adversely affect the ability of the Purchaser to satisfy its obligations thereunder (including any cause the conditionality to become more onerous) or otherwise adversely affect the ability of the Purchaser to timely complete the debt financing;

•

to, as soon as reasonably practicable after the date of the Purchase Agreement (and in any event use reasonable endeavors to do so within three Business Day following BluJay Holdings’ delivery of the financial statements required to be provided under the Purchase Agreement) prepare and file this proxy statement with the SEC;

•

to, take all actions in accordance with applicable law, E2open’s organizational documents and the rules of the Stock Exchange to duly call, give notice of, convene and promptly hold the special meeting as soon as practicable after the SEC has confirmed that it has no further comments on this proxy statement or has declined to review this proxy statement;

•

for the Company Board to recommend the E2open stockholders vote in favor of the Share Issuance Proposal and not withhold, withdraw, qualify or modify, or publicly announce its intent to withhold, withdraw, qualify or modify, such recommendation in a manner adverse to the BluJay Sellers, provided that the Company Board may disclose any fact or circumstance that is required to be disclosed under applicable Law, or the failure of which to disclose would be inconsistent with the fiduciary duties of the Company Board or that the Purchaser determines, in good faith and after consultation with outside legal counsel, is material to the E2open stockholders in making their decision in how to vote at the special meeting, provided that the Company Board may also be required to reaffirm its recommendation following such disclosure unless the Company Board has determined, in good faith after consultation with its outside legal counsel, that such reaffirmation would be a breach of its fiduciary duties under applicable Law provided that, subject to the obligation to call the special meeting, at any time prior to the approval of the Share Issuance Proposal, the Company Board may change its recommendation if the Company Board reasonably determines in good faith, based on the advice of outside counsel, that failure to change its recommendation would result in a breach of its fiduciary duties under Delaware law;

•	to use reasonable endeavors to cause the Consideration Shares to be approved for listing on NYSE, subject to official notice of issuance, prior to Closing; and

•

to cause all Consideration Shares held by any BluJay Seller that has delivered a Lock-Up Agreement prior to or upon Closing to be registered on a shelf registration statement to be filed in accordance with the Amended and Restated Investor Rights Agreement.

Covenants of BluJay Sellers

The BluJay Sellers made certain covenants in the Purchase Agreement, including, among others, to procure that none of the Group Companies take any of the following actions between entry into the Purchase Agreement and the Closing:

•	create, allocate, allot, issue, redeem, reduce or repurchase any share capital, loan capital or securities of any kind except among the Group Companies;

•	amend the terms of, or the rights and/or obligations attaching to, the Shares;

•	acquire any of the issued equity instruments, debt instruments or other securities of any company or other person;

•

establish a direct or indirect subsidiary, other than a special purpose vehicle incorporated solely for the purposes of acquiring or disposing of any shares, assets, business, undertakings or any other interest in an asset to the extent to Purchaser has consented to such acquisition or disposition to the extent required by the Purchase Agreement;

•	make any significant change in the nature or organization of the business of BluJay and its subsidiaries as a whole;

•	initiate, or consent to, any kind of insolvency process or any arrangement with its creditors;

•

acquire or dispose of, or agree to acquire or dispose of, any shares, assets, business, undertakings or any other interest in an asset, for a value in excess of $15,000,000 (inclusive of VAT) (whether individually or in the aggregate), other than any pending acquisitions at the time of signing;

•	enter into or amend any contract, understanding or arrangement with a BluJay Seller or its Affiliates;

•	declare, make or pay a dividend or other distribution (whether in cash, stock or in kind) or from any of its reserves or makes any reduction of its paid-up share capital;

•	create any encumbrance over its shares, assets or undertaking, subject to customary exceptions;

•

(i) assign, transfer, license or otherwise dispose of any Intellectual Property Rights owned by any Group Company, (ii) let lapse, abandon, or allow to expire any Intellectual Property Rights owned by any Group Company but excluding any such Intellectual Property Rights which have not been regularly used in the business of BluJay and its subsidiaries in the 12 months prior to May 27, 2021; or (iii) disclose any know-how, confidential information or trade secrets forming part of the Intellectual Property Rights owned by such Group Company subject to customary exceptions;

•	make any material alteration to its constitutional documents;

•

institute or settle any legal proceedings which are reasonably likely to result in a payment or liability by any Group Company (whether conditional or otherwise) in excess of $5,000,000 (except in respect of debt collection in the ordinary course of business);

•

establish or modify (other than as required by Law) any profit sharing, bonus, retention, incentive, severance scheme or pension or retirement scheme, other than employee commission plans to provide for quota retirement and pay-out of commission based on bookings for software as a service (SaaS), logistics as a service (LaaS) and license and maintenance in relation thereto;

•	adopt, enter into, amend or terminate (other than as required by Law) any employee benefit plan, except in connection with any pending acquisitions at the time of signing;

•

terminate or amend the terms (other than as required by Law) of, the employment of any employee whose gross base salary or compensation exceeds $200,000 (or local equivalent) per year (each, a “Senior Employee”), except in the event of gross misconduct justifying summary dismissal or an increase in the salary of certain employees of BluJay Solutions (India) Private Ltd (provided that the aggregate amount of such increases shall not exceed 10% of the aggregate amount of the salaries of all employees of BluJay Solutions (India) Private Ltd in each case allocated in a manner consistent with past practice);

•	engage or appoint any Senior Employee (other than to fill a vacancy);

•

incur any additional borrowings, or enters into any guarantee or indemnity or other arrangement to secure another person’s obligations, in excess of $1,000,000, or makes any loan in excess of $1,000,000, in each case whether individually or in the aggregate and subject to certain customary exceptions;

•	amend the terms of BluJay’s credit facilities other than in the ordinary and usual course of business;

•

make any material change to the terms of, or voluntarily terminate, any agreement generating revenue for the Group Companies of at least $1,000,000 (exclusive of VAT), other than in the ordinary course and usual course of business;

•

change its accounting reference date, or changes any material basis, accounting method, accounting period, policy, or practice relating to Tax or make or change any material election relating to Tax (unless required by applicable Laws);

•	remove its auditors or appoint new auditors, other than to comply with applicable Laws;

•

change its residence for Tax purposes or establish a permanent establishment or other taxable presence in any jurisdiction other than the jurisdiction of residence for tax purposes of the relevant Group Company;

•

file, amend or revoke any return, election, declaration, report, claim for refund, information return or statement or other document filed with an Authority with respect to Taxes in a manner that is materially inconsistent with past practice, settle any material tax claim or claimed deficiency, or enter into any Tax indemnity agreement or similar arrangement with a related party, on a non-arm’s length basis or with a Tax Authority;

•

settle, compromise, agree or materially negotiate any material audit, enquiry, assessment, dispute or litigation relating to Tax with any Tax Authority, enter into any material closing agreement or similar agreement with any Tax Authority, or consent to any material extension or waiver of the limitation period relating to Tax or engages in any voluntary discussions with any Tax Authority in relation to any material Tax liability or potential material Tax liability; or

•	agrees or commits, conditionally or otherwise and whether or not in writing, to do any of the foregoing.

BluJay made certain customary covenants and agreements in the Purchase Agreement, including, among others, the following:

•

to provide the Purchaser, as soon as reasonably practicable following the signing of the Purchase Agreement with certain financial information necessary for inclusion in this proxy statement and otherwise provide such information as is reasonably requested for inclusion in the proxy statement; and

•	to terminate BluJay’s 401(k) plan.

In addition, the BluJay Sellers made certain customary covenants and agreements in the Purchase Agreement, including, among others, the following:

•

to the extent necessary to avoid the application of Section 280G of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, the “Code”), request that each individual (each, a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by the Purchase Agreement that could constitute “parachute payments” under Section 280G(b)(2) of the Code execute a written agreement waiving such Disqualified Individual’s right to receive some or all of such payment or benefit;

•

use reasonable endeavors to provide the Purchaser information related to such BluJay Seller as may be reasonably requested by the Purchaser to the extent provision of such information is reasonably necessary or advisable for the preparation of this proxy statement;

•

provide reasonable access to information regarding the business and affairs of the Group Companies as the Purchaser may reasonably require (subject to customary exclusions for items subject to legal privilege);

•

solely in respect of the Management Sellers (as defined in the Purchase Agreement), cooperate with the Purchaser in connection with the arrangement of debt financing and/or the Pre-Closing Financing; and

•	for a period of one year following the Closing Date, without the prior written consent of E2open, not to solicit the employment of or enter into a contract for the service of any Senior Employee.

Mutual Covenants

Each party made certain mutual covenants under the Purchase Agreement, including, among others, the following:

•

each of the Parties will cause the Notification and Report Forms required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), with respect to the transactions contemplated by the Purchase Agreement to be filed no later than 10 Business Days after signing of the Purchase Agreement and promptly submit any other notification required for the Transaction pursuant to any applicable Antitrust Law; and

•

subject to certain exceptions, none of the parties will make or issue any public release or public announcement concerning the transactions contemplated by the Purchase Agreement without the prior written consent of the other parties.

Closing Conditions

The respective obligations of each party to the Purchase Agreement to effect the Transaction and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction or written waiver, at or prior to the Closing of the following conditions:

•

all waiting periods applicable to the consummation of the transactions contemplated by the Purchase Agreement (including for the avoidance of doubt the receipt by the Francisco Partners and Temasek of Consideration Shares) under the HSR Act will have expired or been terminated, and there will not be in effect any voluntary agreement between Purchaser, on the one hand, and the Federal Trade Commission or the Department of Justice, on the other hand, pursuant to which parties have agreed not to consummate the Transaction for any period of time (the “Antitrust Condition”);

•

written confirmation from the New Zealand Overseas Investment Office or the relevant New Zealand Government Minister that a direction order has been issued allowing the Transaction, pursuant to the Overseas Investment Act 2005 (New Zealand) to the extent required by Law (the “NZ OIO Condition”);

•

if the United Kingdom’s National Security and Investment Act 2021 (the “NSI Act”) commences prior to Closing and the Transaction (or any part of it) becomes subject to a requirement thereunder to notify the UK Secretary of State for Business, Energy and Industrial Strategy (“BEIS”) and obtain the approval of BEIS prior to Closing, written confirmation from BEIS approving the Transaction pursuant to the NSI Act (the “NSI Condition” and together with the NZ OIO Condition, the “Regulatory Conditions”);

•	the approval of the Share Issuance Proposal having been obtained (the “Stockholder Approval Condition”);

•	the shares of Class A common stock to be issued as Consideration Shares having been approved for listing on the NYSE, subject to official notice of issuance (the “Stockholder Listing Condition”); and

•

there being no Law of any governmental authority enjoining or preventing the sale and purchase of the Shares under the Purchase Agreement or the transactions contemplated by the Purchase Agreement (the “Injunction Condition”).

The foregoing conditions (collectively, the “Conditions”) are not capable of being waived other than the Stockholder Listing Condition, which may be waived by Francisco Partners and Temasek. There is no condition to Closing related to no material adverse effect on the business of BluJay and its subsidiaries or the accuracies of any party’s representation or warranties.

The NZ OIO Condition was satisfied on July 5, 2021. The Antitrust Condition was satisfied as of the expiration of the applicable waiting period at 11:59 p.m. Eastern Time on July 12, 2021.

Termination

If the Conditions are not satisfied by the Longstop Date, the Purchaser or, acting jointly, Francisco Partners and Temasek may, in their sole discretion, terminate the Purchase Agreement with immediate effect. “Longstop Date” means (a) 5.00 p.m. Eastern Time on November 27, 2021; or (b) unless otherwise agreed in writing between Francisco Partners and Temasek, on the one hand, and the Purchaser, on the other hand, if either the Antitrust Condition has not been satisfied or waived or the Injunction Condition has not been satisfied or waived (but only as a result of a binding judgment, order, decree, award, ruling or decision from any court, tribunal or commission under the Antitrust Laws), in each case, as at 5.00 p.m. Eastern Time on November 27, 2021 (provided, except for the NSI Condition, all other Conditions have been satisfied or waived (or, in the case of Conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date)), then February 27, 2022.

Prior to the Longstop Date, if the Share Issuance Proposal has been submitted to the E2open stockholders for approval at the special meeting (as it may be adjourned or postponed) at which a vote was held to obtain approval of the Share Issuance Proposal and such approval has not been obtained at such meeting (including any adjournment or postponement thereof), then the Purchaser or, acting jointly, Francisco Partners and Temasek may, in their sole discretion, terminate the Purchase Agreement with immediate effect.

E2open has agreed that, if the Purchase Agreement is terminated in the below circumstances, E2open will pay the BluJay Sellers a fee as follows (each, a “Break Fee”):

•

if the Purchase Agreement is terminated upon the Longstop Date as a result of the Antitrust Condition not being satisfied (and at the time of such termination, (x) all other Conditions (other than the Stockholder Approval Condition and the Stockholder Listing Condition) are satisfied or would have been satisfied as of the Longstop Date but for the willful and material breach of the Purchaser of its obligations under the Purchase Agreement with respect to such Condition and (y) the Stockholder Approval Condition has either (A) been satisfied or (B) not been satisfied where the special meeting has not been held and the Purchaser’s breach of its obligation to call the special meeting and recommend the Share Issuance Proposal to the stockholders was the principal cause of the failure of the special meeting to be held), except where:

•

Francisco Partners and Temasek do not agree to a condition, obligation, undertaking or similar modification which the Purchaser in good faith has irrevocably committed to make to any relevant governmental authority (subject to the receipt of consent of the Francisco Partners and Temasek to the extent required under the Purchase Agreement) in order to satisfy such Antitrust Condition and such refusal to agree was the principal cause of such Antitrust Condition not being satisfied,

•	the Antitrust Condition not being satisfied relates to an HSR filing for the receipt by Francisco Partners or Temasek of Consideration Shares, or

•	Francisco Partners or Temasek breaches the Purchase Agreement and such breach was the principal cause of the Antitrust Condition not being satisfied,

the Purchaser will be required to pay to the BluJay Sellers a fee in the amount of $60,000,000 (inclusive of any VAT thereon); or

•

if the Purchase Agreement is terminated as a result of approval of the Share Issuance Proposal not being obtained at the special meeting (or at any postponement or adjournment thereof) at which a vote was held to obtain approval of the Share Issuance Proposal and such approval has not been obtained at such meeting (including any adjournment or postponement thereof) (and at the time of such termination, all other Conditions (other than the Stockholder Listing Condition) are satisfied or are then capable of being satisfied), except where Francisco Partners and Temasek are in breach of the Purchase Agreement at or prior to the time of the special meeting at which a vote with respect to the Share Issuance Proposal was taken and such breach was the principal cause of such approval not being obtained, the Purchaser shall pay to the BluJay Sellers a fee in the amount of $15,000,000 (inclusive of any VAT thereon).

Only one Break Fee may be paid and in no event shall a Break Fee be paid on more than one occasion.

The Antitrust Condition was satisfied as of the expiration of the applicable waiting period at 11:59 p.m. Eastern Time on July 12, 2021.

Expenses

The fees and expenses incurred in connection with the Purchase Agreement and other Transaction Documents and the Transaction, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses, other than as expressly set forth in the Purchase Agreement.

Governing Law

The Purchase Agreement is governed by and construed in accordance with the laws of laws of England and Wales, provided that any determination of the Company Board’s fiduciary duties will be governed by Delaware law.

Amendments

The Purchase Agreement may be amended or modified only by a written agreement executed and delivered by each of E2open, Francisco Partners, Temasek and Francisco Partners in its capacity as the Non-Institutional Sellers’ Representative.

Certain Agreements Related to the Transaction

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Purchase Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Purchase Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. E2open’s stockholders and other interested parties are urged to read such Related Agreements in their entirety.

The Management Warranty Deed contains representations and warranties that certain members of BluJay management named in the Management Warranty Deed (the “Warrantors”) made to the Purchaser as of the date of the Management Warranty Deed or other specific dates. The assertions embodied in those representations and warranties were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Management Warranty Deed. The representations and warranties in the Management Warranty Deed are also modified in important part by the disclosure letter attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure letter was used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letter contains information that is material to an investment decision.

Management Warranty Deed

Concurrently with the execution and delivery of the Purchase Agreement, the Warrantors and E2open entered into the Management Warranty Deed, which contains representations and warranties of the Warrantors in respect of the BluJay entities, operations, financial condition and business.

Under the Management Warranty Deed, the Warrantors have made customary representations and warranties, including those relating to: capacity and authority; execution, delivery, and enforceability of the Management Warranty Deed and the other Transaction Documents; no conflict and consents; capitalization of BluJay and its subsidiaries; constitutional documents of BluJay and its subsidiaries; no insolvency; financial statements (including the Locked Box Accounts), internal controls and no undisclosed liabilities; absence of certain developments since the Locked Box Date; BluJay’s and its subsidiaries’ financing agreements; real estate; material assets; insurance; material contracts; compliance with laws and permits; litigation; global trade and sanctions laws; guaranties and indemnities; intellectual property; information technology; data protection; employees; pensions; employee benefits; taxes; and information supplied for purpose of this proxy statement or any announcement or public statement regarding the Transaction.

The Warrantors’ liability under the Management Warranty Deed is limited to $1.00, with E2open’s sole recourse for breach of any representation or warranty contained therein being claims under the representations and warranties insurance policy obtained by E2open upon the date of entry into the Purchase Agreement and the Management Warranty Deed.

The Management Warranty Deed is attached to this proxy statement as Annex D and is incorporated by reference as an exhibit to the registration statement of which this proxy statement forms a part.

Tax Deed

Concurrently with the execution and delivery of the Purchase Agreement, the Warrantors and E2open entered into the Tax Deed. Pursuant to the Tax Deed, the Warrantors agree to pay to the Purchaser an amount equal to certain pre-closing tax liabilities and other tax liabilities in connection with any Group Company being treated as a part of a group for tax purposes.

The Warrantors’ liability under the Tax Deed is limited to $1.00, with E2open’s sole recourse for breach of any covenant contained therein being claims under the representations and warranties insurance policy obtained by E2open upon the date of entry into the Purchase Agreement and the Tax Deed.

The Tax Deed is attached to this proxy statement as Annex E and is incorporated by reference as an exhibit to the registration statement of which this proxy statement forms a part.

Amended and Restated Investor Rights Agreement

Concurrently with the completion of the Transaction, the Company will enter into the Amended and Restated Investor Rights Agreement with the Sponsor, NBOKS, affiliates of Insight Partners (the “Insight Equityholders”), Francisco Partners, Temasek and certain other Equityholders (as defined therein) of the Company party to the existing Investor Rights Agreement, in substantially the form attached as Annex B to this proxy statement.

Director Appointment. Under the existing Investor Rights Agreement, subject to certain step down provisions, an affiliate of Insight Partners (the “Insight Member”) has the right to nominate three directors to the Company Board (the “IVP Directors”) (two of such IVP Directors have been designated as of the date of this proxy statement) and CC Capital, on behalf of the Sponsor, has the right to nominate five directors to the Company Board (the “Sponsor Directors”) (four of such Sponsor Directors have been designated as of the date of this proxy statement). Under the Amended and Restated Investor Rights Agreement, subject to certain step down provisions, the Insight Member will continue to have the right to nominate three IVP Directors, CC Capital, on behalf of the Sponsor, will continue to have the right to nominate five Sponsor Directors, Francisco Partners will have the right to nominate one director to the Company Board (the “FP Director”) and Temasek will have the right, subject to obtaining requisite clearance from the Committee on Foreign Investment in the United States, a springing right to nominate one director to the Company Board (the “Temasek Director”). The Chief Executive Officer of the Company will also serve as a director. The directors nominated as Class I directors with terms ending at the Company’s 2021 annual meeting of stockholders include up to three Sponsor Directors. The directors nominated as Class II directors with terms ending at the Company’s 2022 annual meeting of stockholders include two IVP Directors and up to one Sponsor Director (currently with one Sponsor Director vacancy), and will include one FP Director. The directors nominated as Class III directors with terms ending at the Company’s 2023 annual meeting of stockholders include up to one IVP Director (currently with one IVP Director vacancy), one Sponsor Director and the CEO Director, and will include one Temasek Director.

Voting.    For the duration of the Standstill Period (as defined below), Sponsor, NBOKS, CC Capital, the Insight Equityholders, Francisco Partners, Temasek and the Elliott Equityholders (as defined therein) will agree to vote all of their respective shares of Class A common stock and Class V common stock, as applicable, in favor of the nominees recommended by the Company Board.

Lock-Up.    The IRA Parties will agree not to transfer any Lock-Up Shares (as defined therein), between the Closing Date and the Lock-Up Period, subject to certain customary exceptions. The “Lock-Up Period” will be, for all Equityholders other than the Sponsor, CC Capital, NBOKS, the Insight Equityholders, Francisco Partners and Temasek, the six-month period from February 4, 2021 (the date of consummation of the Business Combination) to August 4, 2021. For the Sponsor, CC Capital, NBOKS, the Insight Equityholders, Francisco Partners and Temasek, the Lock-Up Period will be the six-month period beginning on the Closing Date.

Standstill.    The Sponsor, NBOKS, CC Capital, the Insight Equityholders, Francisco Partners, Temasek and the Elliott Equityholders will agree that until the date that is the later of (a) February 4, 2022 and (b) the date of the Company’s 2022 annual meeting of stockholders (the “Standstill Period”), they will not (i) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any securities of the Company in favor of electing any person as a director who is not nominated pursuant to the Amended and Restated Investor Rights Agreement or by the Company Board or its nominating committee or in opposition of any individual nominated by the Company pursuant to the Amended and Restated Investor Rights Agreement, (ii) nominate any person as a director who is not nominated pursuant to the Amended and Restated Investor Rights Agreement or by the Company Board (or its nominating committee) (other than by making a non-public proposal or request to the Company Board or its nominating committee in a manner which would not require the Company Board or Company to make any public disclosure), (iii) take certain actions contrary to the governance structure of the Company other than in accordance with the Amended and Restated Investor Rights Agreement, (iv) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to securities of the Company, (v) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing actions or (vi) make any public disclosure inconsistent with the foregoing.

Registration Rights. The Company will be required to file, within 30 days of the Closing, a shelf registration statement on Form S-1 covering the resale of registrable securities held by Francisco Partners and Temasek (the “New Shelf”).

Under the Amended and Restated Investor Rights Agreement, each of the Sponsor (or its successors in interest, including acting through the Sponsor Representative), NBOKS, CC Capital, the Insight Equityholders, Francisco Partners, Temasek and the Elliott Equityholders (collectively, the “IRA Parties”) will be entitled to make unlimited written requests that the Company register the resale of any or all of their Class A common stock on Form S-3 and any similar short-form registration that may be available at such time as a “shelf registration” in an underwritten offering, so long as such demand is for at least $10,000,000 in shares of Class A common stock or all registrable securities held by the requesting IRA Party. Subject to certain customary exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, the Company will give notice to the relevant security holders party to the Amended and Restated Investor Rights Agreement as to the proposed filing and offer such security holders an opportunity to register the sale of such number of Class A common stock as requested by such security holders in writing, subject to customary cutbacks in an underwritten offering. Any other security holders of the Company with piggyback registration rights may also participate in any such registrations, subject to customary cutbacks in an underwritten offering. The Company has customary rights to postpone any registration statements for certain events. If the registration is through an underwritten offering, certain of the Company’s securityholders will agree to lockup restrictions on the same basis as the Company’s directors and executive officers.

Under the Amended and Restated Investor Rights Agreement, the Company will agree to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A common stock, unless such liability arose from their misstatement or omission, and the security holders will agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Information Access.    The Company agrees that the Board may share any information concerning the Company and its subsidiaries received by the Board with the Sponsor, NBOKS, CC Capital, the Insight Equityholders, Francisco Partners, Temasek and the Elliott Equityholders.

Transfers.    The Sponsor, NBOKS, CC Capital, the Insight Equityholders, Francisco Partners, Temasek and the Elliott Equityholders and the other parties to the Amended and Restated Investor Rights Agreement will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the six-months lock-up period, subject to certain customary exceptions including:

•

transfers to permitted transferees, such as a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person; and

•	in the case of an individual, to a charitable organization, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

Termination. The director appointment rights under the Amended and Restated Investor Rights Agreement will terminate as to (a) the Insight Member, when the IVP Equityholders no longer have the right to appoint a director (which occurs when the IVP Equityholders own less than the greater of 33% of the economic interests in the Company that the IVP Equityholders owned immediately after the closing of the Business Combination and 2% of the voting securities of the Company), (b) as to CC Capital (on behalf of the Sponsor), when CC Capital no longer has the right to appoint a director (which occurs when CC Capital owns less than 17% of the economic interests in the Company that it owned immediately after the closing of the Business Combination) and (c) as to each of Francisco Partners and Temasek, when Francisco Partners or Temasek, as applicable, no longer has the right to appoint a director (which, until the earlier of (x) the second anniversary of the Closing Date and (y) the second annual meeting of the Company stockholders following the Closing Date (the “Initial Period”), occurs when Francisco Partners or Temasek, as applicable, owns (A) less than 7.5% of the outstanding shares of Class A Common stock and Class V common stock and (B) less than 100% of the economic interests in the Company that it owned immediately after the Closing, and after the Initial Period, when Francisco Partners or Temasek, as applicable, owns (A) less than 7.5% of the outstanding shares of Class A Common stock and Class V common stock. The voting agreement and standstill will terminate at the end of the Standstill Period. The registration rights in the Amended and Restated Investor Rights Agreement will terminate as to each holder of shares of the Company’s common stock when such holder ceases to hold any such common stock of the Company or securities exercisable or exchangeable for such common stock.

The form of Investor Rights Agreement is attached to this proxy statement as Annex B and is incorporated by reference as an exhibit to the registration statement of which this proxy statement forms a part.

Lock-Up Agreements

In connection with the execution of the Purchase Agreement, the parties agreed that each BluJay Seller not party to the Amended and Restated Investor Rights Agreement that deliver an executed Lock-Up Agreement, substantially in the form attached to this proxy statement as Annex F prior to or upon the Closing (the “Lock-Up Parties”) would be entitled to have their Consideration Shares registered on the New Shelf. Pursuant to the Lock-Up Agreements, the Lock-Up Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the six-month lock-up period, subject to certain customary exceptions including:

•

transfers to permitted transferees, such as a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person; and

•	to a charitable organization, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

The form of Lock-Up Agreement is attached to this proxy statement as Annex F and is incorporated by reference as an exhibit to the registration statement of which this proxy statement forms a part.

Subscription Agreements

E2open entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and E2open agreed to issue and sell to such investors, an aggregate of 28,909,022 shares of Class A common stock for gross proceeds of approximately $300,000,000, $2,499,999.40 and

$26,000,008.60 of which will be funded by CC Capital and NBOKS, respectively. The Class A common stock to be issued pursuant to the Subscription Agreements has not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. E2open has agreed to register the resale of the Class A common stock issued to PIPE Investors pursuant to a registration statement that must be filed within 30 days after the Closing. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.

The closings under the Subscription Agreements will occur substantially concurrently with the Closing and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Purchase Agreement in accordance with its terms without being consummated, (ii) the mutual written agreement of the parties thereto and the Company, (iii) 30 days after the Long Stop Date if the Closing has not occurred by such date and (iv) if any of the conditions to the Closing are not satisfied or waived on or prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to Closing, such failure will not have been cured by thirty calendar days following receipt of written notice from the party claiming such condition has not been satisfied). BluJay is a third party beneficiary of E2open’s rights to enforce each PIPE Investor’s obligation to fund pursuant to each Subscription Agreement.

The form of the Subscription Agreement is attached to this proxy statement as Annex C and is incorporated by reference as an exhibit to the registration statement of which this proxy statement forms a part.

Support Agreements

In connection with the Transaction, E2open and BluJay entered into four Support Agreements, each dated May 27, 2021 (each, a “Support Agreement”), with the following stockholders of E2open (collectively, the “Supporting Stockholders”): (a) Neuberger Berman Opportunistic Capital Solutions Master Fund LP and NBOKS Co-Investment Fund I LP; (b) CC NB Sponsor 1 Holdings LLC; (c) CC Neuberger Principal Holdings I Sponsor LLC; and (d) Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P. and Insight E2open Aggregator, LLC.

Subject to the terms and conditions of the Support Agreements, each Supporting Stockholder has agreed, among other things and subject to the respective terms thereof, to vote its shares of Common Stock (a) in favor of the transactions contemplated by the Purchase Agreement, including the issuance of the Consideration Shares to the BluJay Sellers and amending the Certificate of Incorporation of E2open to increase the authorized number of shares of Class A common stock (if required in order to facilitate the issuance of the Consideration Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of E2open at which any of the foregoing matters are submitted for consideration and vote of the stockholders of E2open if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Supporting Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of E2open contained in the Purchase Agreement, or of such Supporting Stockholder contained in its Support Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or its Support Agreement.

The Support Agreements will terminate upon the earlier to occur of the termination of the Purchase Agreement and the Closing, subject to the right of the Supporting Stockholders to terminate earlier in certain limited circumstances. The Support Agreements limit the ability of the Supporting Stockholders to transfer their shares of Class A common stock and/or Class V common stock in a manner which results in the Supporting Stockholders ceasing to have the right to vote or direct the vote of such shares, subject to certain exceptions, including that a Supporting Stockholder may transfer such Supporting Stockholder’s shares to certain permitted transferees.

The Support Agreements are attached to this proxy statement as Annexes K through N.

BACKGROUND AND REASONS FOR THE TRANSACTION

At the special meeting, you will be asked to consider and vote upon the Share Issuance Proposal. This section and the section titled “Description of the Transaction” beginning on page 52 of this proxy statement include a discussion of the pending BluJay Acquisition, including a description of the terms and conditions of the Purchase Agreement. Even though you are not entitled to vote on the BluJay Acquisition, and we are not seeking your vote on the BluJay Acquisition, you should review these sections carefully in connection with your consideration of the Share Issuance Proposal. While E2open believes that this discussion and the description in the section titled “Description of the Transaction” beginning on page 52 of this proxy statement cover the material terms of the Transaction and the Purchase Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement for a more complete understanding of the Transaction and the Purchase Agreement and the other documents to which you are referred in this proxy statement. See the section titled “Where You Can Find More Information” beginning on page 204 of this proxy statement.

Background of the Transaction

The terms of the Purchase Agreement are the result of arms’-length negotiations between E2open, BluJay and their respective representatives. The following is a brief discussion of the background of those negotiations, the Purchase Agreement and the Transaction.

In an effort to enhance stockholder value, E2open’s board of directors (and, prior to the Business Combination, the board of directors of E2open) and executive management regularly review and discuss strategic opportunities, including involving potential acquisitions. Among other things, these reviews and discussions focus on the opportunities and risks associated with the acquisition of other supply chain logistics solutions with complementary offerings and networks, including the potential to increase E2open’s Total Addressable Market.

Prior to the completion of the Business Combination in connection with CCNB1’s strategic evaluation of a potential business combination between CCNB1 and E2open, Michael Farlekas, Chief Executive Officer of E2open (and following the completion of the Business Combination, E2open) discussed potential strategic acquisition targets, including potential transformative acquisitions like BluJay, with members of CCNB1’s board of directors. Mr. Farlekas was familiar with BluJay’s leading transportation management and global trade management platform and previously had been introduced to Andrew Kirkwood, Chief Executive Officer of BluJay, through industry events and contacts. Previously, Mr. Farlekas and Mr. Kirkwood had various conversations regarding the complementary aspects of the E2open and BluJay businesses and the potential benefits and negatives of a combination of E2open and BluJay, as did representatives of Insight Partners, Francisco Partners and Temasek in their capacities as controlling shareholders of the respective private companies, in each case, in the ordinary course as participants in the same industries.

In addition, in connection with this strategic review, in November 2020, E2open engaged Berenson & Company, Inc. (“Berenson”) to assist with sourcing and evaluating potential strategic opportunities.

In January 2021, in contemplation of the pending Business Combination and in light of the value-creation the CCNB1 board of directors anticipated may arise from potential transformative acquisitions following the Business Combination (which potential for acquisitive value-creation was part of the reasons the CCNB1 board of directors pursued the combination with E2open), like BluJay, Chinh Chu, in his capacity as a member of the CCNB1 board of directors and future Chairman of E2open’s Board, held a telephonic meeting with Deep Shah, Co-President of Francisco Partners and a member of BluJay’s board of directors, to briefly discuss the potential strategic merits of a business combination between E2open and BluJay. Following this conversation, the E2open management team and members of the CCNB1 board had additional discussions regarding the complementary capabilities of BluJay’s platform to E2open’s platform, in particular transportation management solutions, the likely ability to cross-sell the businesses’ products, and BluJay’s complementary network and management team and determined to move forward with diligence in anticipation of a potential combination.

On February 1, 2021, E2open, LLC and BluJay entered into a mutual non-disclosure agreement, and subsequently BluJay and its advisors began sharing additional information regarding the BluJay business with E2open and its advisors and representatives.

On February 4, 2021, E2open and CCNB1 completed their Business Combination, which resulted in the domestication of E2open as a Delaware corporation and the listing of E2open’s Class A common stock on NYSE.

In February 2021, Mr. Farlekas and members of the Company Board had a number of discussions regarding the strategic opportunity presented by BluJay and affirmed that a strategic acquisition, like an acquisition of BluJay, would be an important tool by which to enhance shareholder value.

On February 18, 2021, Mr. Chu, in his capacity as Chairman of the Company Board, and Mr. Shah, in his capacity as a member of BluJay’s board of directors, held telephonic meetings to provide updates on preliminary diligence progress.

On February 28, 2021, Michael Farlekas, on behalf of E2open, provided Mr. Shah, in his capacity as a member of the BluJay board of directors, with a preliminary indication of interest with respect to a proposed acquisition by E2open of all of the outstanding equity of BluJay at a valuation of $1,370 million. Representatives of BluJay responded to this preliminary indication of interest rejecting the proposed valuation, but were willing to continue discussions regarding a potential transaction.

During February 2021, E2open’s management team and advisors continued to engage in dialogue regarding a potential business combination with BluJay while advancing critical threshold due diligence. Key topics included commercial and financial due diligence, governance, tax matters, and transaction structure.

On March 2, 2021 and March 5, 2021, Mr. Chu and Mr. Shah held telephonic meetings to discuss next steps, including exchange of a non-binding term sheet to progress negotiation of key terms of the potential business combination. During these discussions, Mr. Shah confirmed to Mr. Chu that BluJay was also pursuing the possibility of an initial public offering as an alternative to a transaction with E2open.

On March 11, 2021, Mr. Shah discussed the terms of a potential transaction with certain members of the Company Board and, following that discussion, provided Mr. Chu, in his capacity as the Chairman of the Board with an initial non-binding term sheet (the “Initial Term Sheet”) with respect to a potential acquisition of BluJay by E2open. The Initial Term Sheet provided, among other things, that: (a) the purchase price for BluJay would be a UK-style locked-box transaction based on the value as of December 31, 2021 (the “Locked Box Date”) and adjusted for certain items to be agreed between the parties (including customary “leakage”), (b) the consideration payable would be satisfied partly in cash and partly in equity (including the potential issuance of warrants) of E2open, (c) conditions to Closing would include mandatory and suspensory antitrust or other regulatory approvals (to be agreed between the parties) (the “Preliminary Antitrust Condition”) and there would be no condition tied to whether there had been a “material adverse effect” on the BluJay business, (d) E2open would pay the BluJay Sellers a termination fee equal to 10% of enterprise value if the Preliminary Antitrust Condition was not satisfied prior to a mutually agreed long-stop date (the “Long-Stop Date”) due to E2open’s failure to comply with its obligations under the definitive agreement (the “Termination Fee”), (e) Francisco Partners and Temasek would each be entitled to nominate a member of the Company Board following Closing (so long as each owns 7.5% of the Class A common stock), (f) each of Francisco Partners and Temasek would have registration rights equivalent to the registration rights granted to Insight under the Investor Rights Agreement and would be subject to the same standstill restrictions imposed on Insight under the Investor Rights Agreement, (g) the BluJay Sellers would agree not to transfer their shares in E2open until August 4, 2021, and (h) BluJay Sellers who are former members of management or other minority investors would agree not to solicit key, named E2open management members for 12 months following the Closing.

On March 11, 2021, Mr. Chu, after consultation with E2open’s management team and advisors, including Kirkland & Ellis LLP, counsel to E2open (“K&E”), discussed the Initial Term Sheet proposals with Mr. Shah and, on March 13, 2021, E2open delivered to BluJay a revised non-binding term sheet (the “March 13 Term Sheet”) which provided, among other things, that (a) Closing would be subject to E2open shareholder approval (to the extent required) (the “Preliminary Shareholder Condition” and, together with the Preliminary Antitrust Condition, the “Preliminary Closing Conditions”), (b) each of E2open, Francisco Partners, Temasek, and members of BluJay management that are BluJay Sellers would be required to take all reasonable actions necessary to satisfy the Preliminary Antitrust Closing Conditions (subject to certain potential limitations following determination and ultimate allocation of antitrust risk, and provided that any material undertaking required by a relevant authority would require consent of E2open), and (c) that board representation rights for Francisco Partners and Temasek should be discussed in the context of overall board composition, independence considerations and other factors.

Between March 13, 2021 and March 22, 2021, K&E, and Latham & Watkins LLP, counsel to BluJay (“Latham”), exchanged revised drafts of the term sheet and representatives of E2open and BluJay progressed discussions regarding the specific terms of the potential acquisition, including in respect of transaction structure and consideration (including removal of the warrants and negotiation of the headline price), Preliminary Closing Conditions, the Termination Fee, governance rights and the ability of the Company Board to change its recommendation to E2open’s shareholders and the impact of a failure to receive shareholder approval.

On March 17, 2021, the Company Board met, together with representatives of K&E, to review the proposed terms and status of the potential acquisition of BluJay. All members of the Company Board were in attendance. Mr. Farlekas, Chief Executive Officer of E2open, reviewed the strategic value of the potential transaction and representatives of CC Capital reviewed the proposed sources and uses for the potential acquisition and key financial terms of the potential transaction. Representatives of K&E reviewed the key terms of the term sheet including Termination Fees, regulatory risk, financing, and the obligation of the Company Board to recommend the potential transaction to a vote of the E2open shareholders in any circumstance and related covenants, and timing and structure considerations. During the various discussions, members of the Company Board asked questions and discussed the terms and features of the proposed transaction, including timing of the transaction, strategic fit, the anticipated value to E2open stockholders and likely reception of the transaction by the markets. The Company Board provided its support for the E2open management team and its representatives to continue negotiations to an executed, non-binding term sheet on the terms discussed.

On March 20, 2021, the parties agreed to a form of non-binding term sheet (the “Final Term Sheet”) that provided, among other things: (a) an enterprise value of $1.5 billion for BluJay as of the Locked Box Date, (b) that the consideration would be satisfied partly by the issuance of shares of Class A common stock, valued using the volume-weighted average price per share for the five trading day period ending one trading date prior to the signing of a definitive agreement for the potential transaction, and the remainder in cash (with cash to Francisco Partners to be no less than $225 million, and to Temasek in the same proportion, and all other BluJay Sellers 75% in cash), (c) in addition to the Preliminary Closing Conditions, Closing would be subject to the absence of any law or order of any competent governmental authority enjoining or preventing the consummation of the potential transaction, (d) E2open and BluJay contemplated that certain E2open shareholders to whom the potential transaction has been disclosed prior to entry into a definitive agreement would enter into customary support agreements agreeing to vote their E2open shares in favor of the potential transaction (subject to agreement by such shareholders at a later date), (e) if, as of the Long-Stop Date, the Preliminary Closing Conditions are not satisfied, the definitive agreement would terminate and (i) if due to failure of the Preliminary Antitrust Condition to be satisfied, except where such failure is in connection with an action or inaction of the BluJay Sellers, their affiliates or BluJay and where all other Preliminary Closing Conditions are satisfied, then E2open would pay a Termination Fee equal to a percentage to be agreed (subject to completion of antitrust analysis and scope of covenant), and (ii) if due to the failure of the Preliminary Shareholder Condition to be satisfied (at such time the other Preliminary Closing Conditions were satisfied or capable of being satisfied), E2open would pay a Termination Fee equal to 1% of the enterprise value of BluJay, (f) governance rights and other provisions consistent with the March 13 Term Sheet and (g) a period of exclusivity until April 12, 2021 (subject to certain confirmations from E2open by April 1, 2021 as to available financing and intention to pursue the potential transaction), during which certain equityholders of BluJay agreed not to solicit or encourage an alternative acquisition transaction (it being agreed that the exclusivity commitment would not prevent BluJay from taking actions related to a possible initial public offering, which it had under consideration in the event a satisfactory agreement with E2open could not be reached). The Final Term Sheet was subject to completion of due diligence to the parties’ satisfaction.

In connection with negotiation of the Final Term Sheet, E2open and its representatives informed BluJay and its representatives that it intended to inform certain E2open stockholders aware of the potential transaction of the request to enter into a support agreement, and provide a draft of such support agreement, close to the finalization of the definitive documents and would not make such request until a later date.

On March 22, 2021, the parties entered into the Final Term Sheet. Also on March 22, 2021, E2open discussed with Credit Suisse Securities (USA) LLC (“Credit Suisse”) that Credit Suisse would act as financial advisor to E2open in connection with the potential transaction, including in connection with the arrangement of necessary financing for the transaction (including through a common equity subscription).

On March 24, 2021, E2open and its representatives were granted access to a virtual data room to conduct detailed due diligence in respect of BluJay and members of the E2open management team, together with representatives of Credit Suisse, attended a presentation by BluJay management. Throughout the remainder of March 2021, representatives and advisors of E2open and BluJay held various calls and meetings to discuss key due diligence topics, including historical and projected financial performance, integration and software architecture, as well as legal due diligence.

On March 25, 2021 and March 26, 2021, Latham delivered initial drafts of the Purchase Agreement and Management Warranty Deed, respectively, to K&E.

On March 29, 2021, at a meeting of the Company Board, the executive management team provided a further update on the continuing discussions with BluJay, including areas of further inquiry to be covered in the ongoing due diligence investigation, and strategic synergies of the business combination. Representatives of K&E and Credit Suisse, as financial advisor to E2open, joined by invitation. Credit Suisse presented to the Company Board regarding potential options for financing an acquisition of BluJay, including the potential to obtain a bridge loan that would be refinanced between the signing of a transaction and closing and the Company Board also discussed the possibility of common equity subscription agreements simultaneously with execution of a transaction. Members of the Company Board asked questions regarding the benefits of the different financing structures, regulatory approvals, employee retention and the status of the due diligence efforts and of the definitive documents, and determined that E2open and its advisors should continue its due diligence investigation of BluJay, financing alternatives and negotiation of definitive documents for the potential acquisition of BluJay on the basis of the Term Sheet.

On March 30, 2021, members of E2open’s senior management team and representatives of the Company Board held a telephonic meeting with advisors from K&E to discuss material terms of the Purchase Agreement, including whether to adjust purchase price for the value of tax benefits, the components of “Permitted Leakage,” which would be exceptions to “Leakage,” or transfers of value from BluJay and its subsidiaries to the BluJay Sellers between the Locked Box Date and closing that reduce purchase price, the efforts required of E2open to obtain regulatory approvals, circumstances requiring payment of a Termination Fee, the scope of warranties and the requirement that the Company Board “force the vote,” or submit the transaction to a vote of E2open’s stockholders in any circumstances, including in the event of a change in the Company Board’s recommendation, as well as BluJay’s request that the Company Board not be permitted to change its recommendation in any circumstances.

On April 1, 2021, representatives from K&E and E2open held a call with members of the BluJay senior management team, including Mr. Kirkwood, to discuss legal due diligence matters. Also on April 1, 2021, representatives from Latham and BluJay held a call with members of the E2open senior management team to discuss BluJay’s and its advisors’ due diligence inquiries in respect of E2open.

Throughout April and May 2021, E2open and its advisors continued their due diligence investigation of BluJay. E2open and its advisors held several calls with members of BluJay’s senior management to discuss key diligence topics, including tax matters, accounting matters, legal proceedings, and labor matters, and exchanged numerous written questions and responses. Representatives of E2open and BluJay continued to discuss material terms of a potential transaction, including financing structure and consideration in order to proceed with negotiation of documentation. Each party desired to come to agreement on such key terms prior to exchanging further drafts of definitive documents or marketing the financing for the potential business combination.

On or about April 14, 2021, representatives of E2open and BluJay and their respective financial advisors attended a teleconference meeting to discuss the parameters of the financing for the transaction. E2open had proposed that the potential transaction be financed, in part, with a bridge loan followed by a public offering or similar common equity raise. BluJay and its representatives disagreed with that financing approach and proposed, instead, that the potential transaction be financed, in part, through a private equity raise, with committed common equity financing at the time of signing definitive documents, to increase the certainty of available funds for consummation of the transaction. E2open, BluJay and their respective advisors discussed numerous factors in favor of each strategy, with the BluJay team making clear that financing certainty was a critical gating item to executing definitive documents.

On April 14, 2021, the Company Board met, together with representatives of K&E, to discuss the current status of negotiations and diligence in respect of the potential acquisition of BluJay. Mr. Chu, as Chairman of the Board, provided an update to the Company Board on the discussions with BluJay regarding financing and BluJay’s reluctance to move forward with a transaction financed with a bridge loan. The Company Board discussed numerous considerations in respect of a potential private equity raise, including potential pricing, market conditions, and the limited universe of potential investors, as well as the difficulty in reaching agreement with BluJay on this aspect of a potential transaction. In light of BluJay’s insistence on obtaining pre-signing committed equity financing and the Company Board’s continued belief, following diligence, of the anticipated transformative value of a potential acquisition of BluJay, the increased certainty of funds, E2open’s recent success in the equity markets in the Business Combination and anticipated access to investors that participated in the equity raise consummated in connection with the Business Combination, the Company determined to move forward with raising commitments for approximately $300 million in a private equity raise prior to signing definitive documents with the assistance of Credit Suisse. Also at this meeting, representatives of K&E provided disclosure to the Company Board of any material relationships K&E has with E2open, certain of E2open’s stockholders, BluJay and/or BluJay’s shareholders in light of K&E’s representation of E2open in the potential transaction. Representatives of K&E then reviewed with the Company Board the fiduciary duties of the board members in connection with the potential transaction. The Company Board then discussed the potential engagement of Rothchild & Co as a financial advisor to the Company in connection with the potential acquisition of BluJay. K&E then reviewed with the Company Board information that Rothschild & Co had provided to the Company Board regarding material relationships between Rothschild & Co and E2open, certain of E2open’s stockholders, BluJay and/or BluJay’s shareholders. The Company Board resolved to engage Rothschild & Co as financial advisor to E2open in connection with the potential acquisition of BluJay. In addition, Laura Fese, Executive Vice President and General Counsel of E2open, presented to the Company Board regarding efforts to procure representations and warranties insurance in respect of the potential transaction and initial non-binding indications of pricing. The Company Board determined that E2open’s management team would review available options and make a recommendation to the Company Board regarding such insurance in connection with the overall transaction. At this meeting, the Company Board discussed the transaction with BluJay together with the management team and advisors present and confirmed that E2open should continue to pursue a transaction on the terms discussed, including with respect to reaching out to investors regarding committed equity financing, subject to continued updates to the Company Board.

Following the foregoing discussions, on April 14, 2021, K&E delivered to Latham a draft extension of exclusivity to May 14, 2021. Following discussions among the parties, on April 23, 2021, the parties entered into an extension of exclusivity until May 14, 2021.

On April 23, 2021, K&E delivered to Latham revised drafts of the Purchase Agreement and Management Warranty Deed. On April 25, 2021, K&E delivered to Latham an initial draft of the Amended and Restated Investor Rights Agreement. Between April 23, 2021 and May 27, 2021, K&E and Latham exchanged revised drafts of the Purchase Agreement and ancillary agreements, including the Management Warranty Deed, the Tax Deed, the Amended and Restated Investor Rights Agreement and the form of Lock-Up Agreement, and engaged in negotiations of such documents and agreements. The various drafts exchanged reflected the parties’ negotiations on, among other things, the equity value as of the Locked Box Date, items that would reduce purchase price between the Locked Box Date and the Closing, circumstances under which a Termination Fee would be payable, the ability of the Company Board to change its recommendation to E2open’s stockholders in connection with directors’ fiduciary duties under Delaware law, certain risk allocation points, the warrants and covenants to be provided by each party in the Purchase Agreement and Management Warranty Deed, and extension of the “lock-up” period applicable to shares held by certain parties to the Investor Rights Agreement. Representatives and advisors of E2open and BluJay worked continuously in May to close open points on due diligence matters and come to agreement on the Purchase Agreement and ancillary agreement, including through numerous conference calls.

Between April 14, 2021 and April 28, 2021, the parties also worked, together with Credit Suisse, as placement agent for E2open, to refine an investor presentation that would be shared in connection with the Pre-Closing Financing.

From April 27, 2021 until May 27, 2021, E2open and its advisors conducted an underwriting process to obtain warranties insurance coverage with respect to the warranties in the Management Warranty Deed and negotiated the scope of such coverage in connection with the completion of due diligence investigations.

On April 27, 2021, in connection with the negotiation of the final economic issues in the Purchase Agreement, representatives of BluJay requested that, in lieu of the construct whereby the number of shares of Class A common stock which make up the stock portion of the consideration be fixed based on the 5-day volume weighted average trading price of the Class A common stock (“VWAP”) as of execution of the Purchase Agreement, that such share amount be locked in immediately, with no adjustment based on share price fluctuation (including prior to signing the Purchase Agreement). Agreement on such fixed share consideration was expressed by BluJay as a pre-condition to commencing marketing of the Pre-Closing Financing, and ultimately signing definitive documents. The E2open management team in consultation with certain members of the Company Board and E2open’s advisors determined that the dilution based on issuance at the then-current share price was appropriate given the valuation analysis of BluJay, and that it was in the best interests of the E2open stockholders to secure the transaction at a fixed number of shares and to create greater visibility around shareholder dilution. Upon negotiation of the appropriate VWAP on which to fix the share consideration, the E2open and BluJay management team agreed that 72,383,299 shares would be issued to the BluJay Sellers as consideration (with the remainder of the consideration paid in cash as set forth in the Purchase Agreement).

On the morning of April 28, 2021, Mr. Chu, as Chairman of the Board, provided an update to the Company Board regarding the proposed agreement with BluJay to fix the share consideration at 72,383,299 based on the then-current trading price of the Class A common stock, noting that the approach created meaningfully more alignment between BluJay and E2open in progressing the proposed transaction and raised the probability of success in signing definitive agreements in respect of the proposed transaction.

Following agreement on the number of shares to be issued to the BluJay Sellers, the parties determined to move forward with approaching potential investors for the Pre-Closing Financing.

Beginning on April 28, 2021, Credit Suisse, as placement agent for E2open, initiated conversations with prospective investors in connection with the Pre-Closing Financing process. Between May 15, 2021 and May 19, 2021, K&E, and White & Case LLP (“W&C”), counsel to Credit Suisse and beginning on May 17, 2021, Latham, exchanged drafts of the form of Subscription Agreement and negotiated key terms, including the terms of the closing process, the conditions to closing the subscription, the representations and warranties of E2open, the registration rights to be granted to the subscriber and provisions related to the termination of the Subscription Agreements. On May 19, 2021, Credit Suisse distributed draft documentation to prospective investors and between May 20, 2021 and May 25, 2021, K&E negotiated the terms of the Subscription Agreements with the prospective investors, and responded to follow up questions and comments related thereto, particularly with respect to the closing process and the expected timeline for consummating the BluJay Acquisition. During this time, the prospective investors conveyed to Credit Suisse their initial proposed subscription amounts.

In early May 2021, members of the E2open management team reached out to representatives of E2open’s existing lenders, Goldman Sachs Bank USA (“Goldman Sachs”) and Credit Suisse AG (together, the “Administrative Agents”) regarding an incremental term loan commitment and related amendment to E2open’s credit agreement in connection with funding the BluJay Acquisition. On or about May 12, 2021, K&E delivered to W&C, counsel to the Administrative Agents, initial drafts of an incremental commitment letter, fee letter and an amendment to the credit agreement (collectively, the “Debt Financing Documents”). Between May 12, 2021 and May 27, 2021, K&E and W&C exchanged drafts of the Debt Financing Documents and negotiated key terms, including the commitment from Goldman Sachs, Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”) and Credit Suisse Loan Funding LLC (“CSLF” and, together with CS and Goldman Sachs, the “Arrangers”) for a senior secured incremental term loan facility in an aggregate principal amount of up to $380 million (the “Incremental Term Facility”) and a senior secured incremental revolving facility in an aggregate principal amount of $80 million (the “Incremental Revolving Facility” and, together with the Incremental Term Facility, the “Incremental Facilities”) on the same terms as E2open’s existing credit facilities with slight adjustment to the amortization terms of the Incremental Term Facility to provide for fungibility with the existing term loan facility and extending the soft call premium period by six months from the Closing Date. The Incremental Term Facility would be available to fund the BluJay Acquisition (including repayment of BluJay debt and fees and expenses of the potential transaction). The Incremental Revolving Facility would be available for working capital and general corporate purposes. The Debt Financing Documents also provided for the Arrangers to make best efforts to seek consent from the requisite lenders under the existing credit agreement for certain amendments thereto in order to expand the terms to accommodate the larger credit facility size and business expansion (the “Covenant Amendments”).

On May 12, 2021, representatives of K&E conducted a conference call with members of the E2open management team and certain members of the Company Board to provide K&E’s analysis of antitrust and competition laws requirements and risks in respect of the BluJay Acquisition and to discuss the related provisions of the Purchase Agreement.

On May 17, 2021, E2open’s board of directors held a meeting at which the board received an update from Mr. Chu, the Chairman of the Board, and E2open’s executive management team on the status of the due diligence investigation of BluJay, the status of negotiations of the terms of the Purchase Agreement, the Pre-Closing Financing and an update on strategic rationale and value of the BluJay transaction. Representatives of Rothschild & Co and K&E joined by invitation. Representatives of Rothschild & Co reviewed its preliminary financial analysis of the proposed transaction. Members of the Company Board asked questions regarding the preliminary financial analysis, members of the Company Board asked questions of Rothschild & Co regarding the preliminary financial analysis. In addition, members of the Company Board asked questions of the E2open executive management team regarding proposed synergies, assumptions made in the determination of deal value and status of negotiations. Following further discussion of this proposal as well as the possibility it implied for the creation of additional value for E2open’s existing stockholders, E2open’s board of directors directed the Chairman of the Board and E2open’s executive management team, along with their representatives, to continue their negotiations with BluJay toward definitive agreements.

Between May 17, 2021 and May 27, 2021, the parties negotiated the final open issues in the Purchase Agreement and ancillary documents, including with respect to certain triggers for payment of the Termination Fee upon failure of the Antitrust Closing Condition, the Company Board’s ability to change its recommendation to stockholders in certain limited circumstances, BluJay’s delivery of certain financial information, and certain warranties.

On May 20, 2021, upon the request of BluJay, K&E delivered, on behalf of E2open, to representatives of Latham a first draft of a proposed Support Agreement to be signed by certain E2open stockholders required by

BluJay, pursuant to which such stockholders would agree, among other things, to vote their shares in favor of the potential transaction.

On May 23, 2021, following the exchange of drafts and negotiations between K&E and Latham, K&E distributed a revised draft Support Agreement to Latham and to Willkie Farr & Gallagher LLP (“Willkie”), counsel to Insight Partners, Sidley Austin LLP (“Sidley”), counsel to NBOKS, and Aequum Law (“Aequum”), counsel to CC Capital. Sidley and Aequum discussed the requested Support Agreement with Kirkland and provided certain revisions, which were acceptable to E2open, as well as the other stockholders and their counsel. Thereafter, K&E, Latham and Willkie exchanged several drafts of the form of Support Agreement and engaged in numerous negotiations, including in respect of the stockholder’s right to terminate the support agreement in the event of certain changes to the transaction terms and damages payable in the event of the stockholder’s breach, until it was ultimately finalized on May 27, 2021.

Also on May 23, 2021, K&E, on behalf of E2open, distributed a draft of the Amended and Restated Investor Rights Agreement, which was substantially agreed between E2open and BluJay, to Willkie, Sidley and Aequum. Following distribution of the draft, representatives of K&E and Willkie discussed the proposed extension of the “lock-up” restrictions on transfer for a period of six months following the Closing, and the parties ultimately agreed to such terms.

On May 25, 2021, a final version of the Subscription Agreement was distributed to the prospective investors, which reflected the outcome of negotiations between the parties and the prospective investors. The prospective investors that had chosen to participate in the PIPE Investment indicated their final subscription amounts and delivered executed Subscription Agreements, which provided for binding subscriptions, effective May 27, 2021, to purchase an aggregate of 28,909,022 shares of Class A common stock for an aggregate purchase price of approximately $300 million.

On May 26, 2021, the Company Board met, together with representatives of K&E, Credit Suisse (in its capacities as financial advisor to E2open and placement agent for the Pre-Closing Financing), and Rothschild & Co. During this meeting, representatives of Credit Suisse presented a summary of the key financial terms of the proposed transaction, anticipated pro forma capitalization following the proposed transaction and sources and uses for the proposed transaction, a peer comparison and accretion analysis, and the Pre-Closing Financing allocations. Representatives of K&E presented a summary of the key terms of the Purchase Agreement and ancillary agreements and reviewed with the Company Board its fiduciary duties in considering the proposed transaction. In addition, representatives of Rothschild & Co presented its financial analysis and delivered Rothschild & Co’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 26, 2021, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, dated the same date, the Consideration (as defined in the section “Background and Reasons for the Transaction—Opinion of E2open’s Financial Advisor”) to be paid by E2open in the BluJay Acquisition was fair, from a financial point of view, to E2open. During the presentations, the Company Board asked questions and discussed the provisions of the Purchase Agreement (including provisions which are consistent with UK market practice), the terms of the Pre-Closing Financing, and implications for E2open’s stock price (including the fact that E2open’s stock price had increased in value since the fixing of the share component of the consideration). After the presentations and discussions, based on the factors cited in “—E2open’s Reasons for the Transaction,” the Company Board unanimously (i) determined that the Purchase Agreement, the ancillary documents (including the Support Agreements) and the transactions contemplated therein are advisable and in the best interests of E2open and its stockholders, approved the Purchase Agreement, the ancillary documents (including the Support Agreements) and the transactions contemplated therein, (ii) approved and declared advisable the terms of the Subscription Agreements and the consummation of the Pre-Closing Financing, (iii) approved and declared advisable the Debt Financing Documents and the transactions contemplated therein, (iv) approved, to the extent any executive officer of the Company deemed the filing of an amended certificate of incorporation is required in order to implement the transactions contemplated by the Purchase Agreement, the execution of such amended certificate of incorporation and submission of such amended certificate of incorporation to the stockholders for a vote of the stockholders, (v) approved the calling of a special meeting of the Company’s stockholders at such day, location and time as determined by any executive officer of the Company for purposes of providing the stockholders the opportunity to consider and vote upon the Share Issuance Proposal and, if required, the amended certificate of incorporation and resolved to recommend that the E2open stockholders vote to approve such proposals at the special meeting, and (vi) ratified the formal engagement of Credit Suisse as financial advisor in respect of the BluJay Acquisition and placement agent with respect to the Pre-Closing Financing.

On May 27, 2021, E2open, BluJay and the BluJay Sellers executed the Purchase Agreement, E2open and the various parties thereto executed the ancillary agreements.

On May 27, 2021, a press release was issued announcing the BluJay Acquisition and shortly thereafter E2open filed a Current Report on Form 8-K (the “Closing Date 8-K”) attaching the press release, the investor presentation previously provided to certain potential investors and current E2open shareholders, and certain communications by E2open and BluJay to employees, customers and other business partners. On June 1, 2021, E2open filed a second Current Report on Form 8-K that included a summary of certain key terms of the Purchase Agreement and other key ancillary agreements, which were also attached as exhibits.

In June, E2open requested that the Arrangers amend the Debt Financing Documents to include certain other parties as arrangers thereunder and to increase the Incremental Revolving Facility to $80 million. On June 15, 2021, amended and restated Debt Financing Documents were effectuated to revise such commitment.

On June 18, 2021, E2open’s credit agreement was amended to effectuate the Covenant Amendments and implement certain provisions to facilitate the funding of the Incremental Term Facility and Incremental Revolving Facility (each as amended in the amended and restated Debt Financing Documents), provided that other than certain changes related to EBITDA, ministerial definitional changes and assignment provisions, such amendment will not be effective until the Incremental Term Facility is funded to close the BluJay Acquisition.

E2open Reasons for the Transaction

In evaluating the Transaction, the Company Board consulted with its management and its legal counsel as well as financial and other advisors. The Company Board considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Transaction, the Company Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Company Board viewed its decision as being based on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company Board’s reasons for the Transaction and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Company Board considered the following factors in reaching its conclusion to approve the Transaction and to recommend that the E2open stockholders vote in favor of the Share Issuance Proposal, all of which the Company Board viewed as supporting its decision to approve the BluJay Acquisition and other aspects of the Transaction:

•

The Company Board believes that the BluJay Acquisition will expand E2open’s supply chain execution capabilities with BluJay’s transportation management software and global trade capabilities, including a suite of logistics execution applications and a trade network of over 50,000 participants serving approximately 5,000 global customers.

•	The Company Board believes the BluJay Acquisition will expand E2open’s network with over 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion transactions.

•

The Company Board believes the BluJay Acquisition will increase E2open’s Total Addressable Market by over $9 billion by strengthening E2open’s global reach and ability to penetrate emerging markets with international leadership based in the UK and adding presence in the upper mid-market.

•

The Company Board believes combining E2open’s end-to-end platform and large trading partner network with BluJay’s logistics execution software will provide more robust capabilities and value to customers, accelerating long-term growth. The BluJay Acquisition is expected to add direct-to-consumer offerings to E2open’s platform including last mile, parcel and dropship commerce.

•

The Company Board believes that BluJay’s go-to-market strength in new client acquisition will complement E2open’s historical go-to-market strategy focused on cross-selling and upselling products to existing customers, and that the BluJay Acquisition will accelerate E2open’s new logo growth.

•

The Company Board believes that the BluJay Acquisition will augment E2open’s network by adding over-the-road trucking and complementary air transportation, including visibility from truckloads to intermodal shipments.

•

The Company Board reviewed, together with financial advisors, the accretion analysis for the BluJay Acquisition and projected increase in normalized levered free cash flow per share, driven in part by the projected run-rate cost savings of $20 million.

•	The Company Board considered the strength of the board of directors and management team, which would add experienced industry experts and high caliber management in European markets.

•

The Company Board considered the financial analyses presented by Rothschild & Co and Rothschild & Co’s opinion to the effect that, as of May 26, 2021 and on the basis of and subject to the qualifications, limitations and assumptions set forth in Rothschild & Co’s written opinion, dated the same date, the Consideration (as defined in the section “Background and Reasons for the Transaction—Opinion of E2open’s Financial Advisor”) to be paid by E2open in the BluJay Acquisition was fair, from a financial point of view, to E2open, as described more fully under “Background and Reasons for the Transaction—Opinion of E2open’s Financial Advisor.”

The Company Board also reviewed the terms and conditions of the Purchase Agreement and related transactions, as well as the safeguards and protective provisions included therein intended to mitigate risks, including:

•

the number of Consideration Shares to be issued in the BluJay Acquisition does not fluctuate based on the price of the Class A common stock, and thus the relative percentage ownership of E2open stockholders and BluJay stockholders immediately following the completion of the Transaction is fixed;

•

the cash consideration is similarly fixed using a “locked box” style transaction, but will be subject to increase in the amount of the Ticking Fee and adjustment for certain cash uses or “leakage” between the Locked Box Date and Closing, as well as transaction expenses of the BluJay Sellers;

•	the limited number and nature of conditions to the obligations of the proposed investors to consummate the Pre-Closing Financing contemplated by the Subscription Agreements;

•	the limited nature of the conditionality and limited expense of obtaining incremental debt financing in connection with the Transaction by amending E2open’s existing credit facility;

•

the limited number and nature of the conditions to the BluJay obligation to consummate the BluJay Acquisition and the limited risk of non-satisfaction of such conditions, as well as the likelihood that the BluJay Acquisition will be consummated on a timely basis;

•	the ability of the Company Board to change its recommendation to the E2open stockholders in the event not making such a change would result in a breach of the directors’ fiduciary duties;

•

the reasonableness of the potential Antitrust Termination Fee of $60 million and of the potential Shareholder Vote Termination Fee of $15 million, which could become payable by E2open in certain circumstances if the Antitrust Condition or the Shareholder Vote Condition, respectively, are not satisfied and the Purchase Agreement is terminated at the Longstop Date;

•	the support agreements, pursuant to which certain of E2open’s shareholders have agreed to vote all of their shares of E2open capital stock in favor of the Transaction; and

•

the belief that the terms of the Purchase Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of its deliberations, the Company Board also considered a variety of risks and other countervailing factors related to entering into the Transaction, including:

•

the possibility that the Consideration Shares, which are fixed in number and not subject to change in connection with changes in the trading price of the Class A common stock, may be issued at Closing at a significant discount to the trading price of the Class A common stock at Closing;

•	the possible volatility, at least in the short term, of the trading price of the Class A common stock resulting from the announcement of the Transaction;

•

the $60 million Antitrust Termination Fee payable by E2open to BluJay under certain circumstances if the Purchase Agreement is terminated at the Longstop Date as a result of the failure to satisfy the Antitrust Condition and the $15 million Shareholder Vote Termination Fee payable by E2open to BluJay under certain circumstances if the Purchase Agreement is terminated at the Longstop Date as a result of the failure to satisfy the Shareholder Vote Condition;

•	the substantial expenses to be incurred in connection with the Transaction, including the costs associated with any litigation that may arise in connection with the Transaction;

•

the risk that the Transaction might not be consummated in a timely manner or at all and the potential adverse effect of the public announcement of the Transaction or delay or failure to complete the Transaction on the reputation of E2open;

•	the risk to E2open’s business and financial results in the event that the Transaction is not consummated;

•	the possibility of disruptive stockholder litigation following announcement of the Transaction;

•	the significant dilution to which E2open’s stockholders will be subject in the event that the Transaction closes, including as a result of the Pre-Closing Financing; and

•

various other risks associated with the acquisition of the BluJay business and the Transaction, including those described in the section titled “Risk Factors” beginning on page 26 of this proxy statement.

The foregoing information and factors considered by the Company Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Company Board. The Company Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, the E2open executive management team and the legal and financial advisors of E2open, and considered the factors overall to be favorable to, and to support, its determination.

Certain BluJay Projected Financial Information

E2open does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, certain non-public financial forecasts regarding BluJay

(the “BluJay forecasted financial information”) covering BluJay fiscal years 2021 through 2027, that were prepared by E2open management based in part on non-public financial forecasts provided by BluJay, which in each case were not for public disclosure, were provided to the Company Board and Rothschild & Co, E2open’s financial advisor, for its use in advising E2open and reliance in connection with its preparation of its financial analyses and opinion as described in the section entitled “—Opinion of E2open’s Financial Advisor.”

A summary of the BluJay forecasted financial information is not being included in this proxy statement to influence your decision whether to vote for or against the Stock Issuance Proposal, but is being included because such forecasts were made available to the Company Board and E2open’s financial advisor. The BluJay forecasted financial information was prepared by E2open management based in part on financial forecasts provided by BluJay.

The inclusion of this information should not be regarded as an indication that the Company Board, E2open, BluJay (or any of their respective affiliates, officers, directors, advisors or other representatives) or any other person considered, or now considers, the BluJay forecasted financial information to be necessarily predictive of actual future events or results of the E2open’s or BluJay’s operations and should not be relied upon as such. BluJay management’s internal financial forecasts, upon which the BluJay forecasted financial information is based in part, and the resulting forecasts provided to the Company Board and E2open, are subjective in many respects. There can be no assurance that the projections contained in the BluJay forecasted financial information will be realized or that actual results will not be significantly different than those forecasted. The BluJay forecasted financial information covers multiple years and such information by its nature becomes less predictive with each successive year. As a result, the BluJay forecasted financial information summarized in this proxy statement should not be relied on as necessarily predictive of actual future events.

In addition, the BluJay forecasted financial information was not prepared with a view to publicly disclosing such information or to complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information. Neither EY, E2open’s independent registered public accounting firm, Grant Thornton nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the BluJay forecasted financial information summarized in this proxy statement, nor have they expressed any opinion or provided any other form of assurance with respect to such information or the achievability of the projections contained therein.

The BluJay forecasted financial information is based on numerous variables and assumptions that were deemed to be reasonable as of the date on which such projections were finalized, including assumptions relating to, among other things, E2open’s and BluJay’s expectations relating to the business, earnings, cash flow, assets, liabilities and prospects of BluJay. However, such assumptions are inherently uncertain and difficult or impossible to predict or estimate and most of them are beyond E2open’s or BluJay’s control. Assumptions that were used by E2open and BluJay in developing the BluJay forecasted financial information include, but are not limited to, the following: stock based compensation is excluded from adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”); certain anticipated cost synergies are realized and the costs of such synergies and integration is excluded; no unannounced acquisitions; and ongoing investments in E2open’s and BluJay’s existing entities for maintenance, integrity and other capital expenditures. The BluJay forecasted financial information also reflects assumptions regarding the continuing nature of certain business decisions that, in reality, are subject to change. The BluJay forecasted financial information is generally based on information known to E2open management as of May 11, 2021.

Important factors that may affect actual results and cause the projections contained in the BluJay forecasted financial information not to be achieved include, but are not limited to, risks and uncertainties relating to E2open’s and BluJay’s businesses (including the ability to achieve strategic goals, objectives and targets), industry performance, the legal and regulatory environment, general business and economic conditions and other factors described in this proxy statement or described or referenced in E2open’s filings with the SEC, including

E2open’s annual report on Form 10-K for the fiscal year ended February 28, 2021, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The BluJay forecasted financial information summarized in this proxy statement constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” In addition, the summary of the BluJay forecasted financial information reflects assumptions that are subject to change and does not reflect revised prospects for E2open’s or BluJay’s respective businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the BluJay forecasted financial information was prepared.

E2open management developed the BluJay forecasted financial information in connection with its evaluation of the BluJay Acquisition utilizing reasonably available estimates and judgments at the time of its preparation. The BluJay forecasted financial information is based upon the internal financial model provided by BluJay. The BluJay forecasted financial information does not take into account the effect of any failure of the BluJay Acquisition to be completed and should not be viewed as accurate or continuing in that context.

Accordingly, there can be no assurance that the projections contained in the BluJay forecasted financial information will be realized or that BluJay’s future financial results will not vary materially from the BluJay forecasted financial information. Neither E2open nor BluJay, or any of their respective affiliates, officers, directors, advisors or other representatives, can give any assurance that actual results will not differ from the BluJay forecasted financial information, nor does any such party undertake any obligation to update or otherwise revise or reconcile the BluJay forecasted financial information to reflect circumstances existing, or developments or events occurring, after the date on which the BluJay forecasted financial information was finalized, or that may occur in the future, even if any or all of the assumptions underlying the BluJay forecasted financial information turn out to be incorrect. E2open does not intend to make available publicly any update or other revision to the BluJay forecasted financial information, except as otherwise required by applicable law. None of E2open or any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any E2open stockholder, BluJay equityholder or any other person regarding the ultimate performance of the E2open or BluJay compared to the information contained in the BluJay forecasted financial information, or that the projections contained in the BluJay forecasted financial information will be achieved.

In light of the foregoing factors as well as the uncertainties inherent in the BluJay forecasted financial information, and given that the special meeting will be held several months after the BluJay forecasted financial information was prepared, E2open stockholders are cautioned not to place undue, if any, reliance on the information presented in this summary of the BluJay forecasted financial information. The inclusion of this information in this proxy statement does not constitute an admission or representation by E2open or its advisors or representatives or any other person that the information is material, particularly in light of the inherent risks and uncertainties associated with such forecasts.

The following table, which is subject to the cautionary statements regarding the BluJay financial projections above, presents a selected summary of the BluJay financial projections prepared by E2open management that were made available to Rothschild & Co and the Company Board (under the heading Key Income Statement Data) as well as a selected summary of the BluJay financial projections prepared by BluJay that were made available to E2open in connection with the BluJay Acquisition (under the heading BluJay Management Forecast).

BluJay Management Forecast ($ in millions, FYE 3/31)[1,2]
	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E
Revenue	$176	$195	$216	$242	—	—	—
% growth	5.1%	10.8%	10.6%	12.0%	—	—	—

Key Income Statement Data ($ in millions, FYE 3/31)[3]
	FY2021E	FY2022E	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E
Revenue	$176	$188	$203	$222	$244	$267	$294
% growth	5.1%	6.7%	7.9%	9.5%	9.6%	9.8%	9.8%
Gross profit	$118	$127	$138	$152	$167	$184	$203
% margin	66.8%	67.6%	68.1%	68.5%	68.7%	68.9%	69.0%
Adj. EBITDA[4]	$59	$64	$71	$81	$90	$99	$110
% margin	33.3%	33.9%	35.0%	36.5%	36.8%	37.1%	37.3%
Adj. EBITDA (incl. cost synergies)[4,5]	$59	$70	$83	$101	$110	$119	$130
% margin	33.3%	37.1%	41.0%	45.5%	45.0%	44.6%	44.2%

(1)	BluJay management provided a forecast through FY’24.
(2)	BluJay management EBITDA forecast not shown as it was forecasted on an IFRS basis.
(3)	All figures exclude revenue synergies.
(4)	Adjusted EBITDA figures not burdened by stock-based compensation.
(5)	Cost synergies shown on an as-realized basis; excludes costs to achieve synergies and integration.

The BluJay forecasted financial information set forth in the tables above are unaudited and not measures that have a standardized meaning prescribed by GAAP and may not be comparable with similar measures presented by other companies.

E2OPEN DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE BLUJAY FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE ON WHICH SUCH FORECASTS WERE FINALIZED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH BLUJAY FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Opinion of E2open’s Financial Advisor

Opinion of Rothschild & Co

As of April 19, 2021, the Company retained Rothschild & Co as its financial advisor in connection with its evaluation of the potential purchase or acquisition of 50% or more of the equity interests of BluJay through a sale or exchange of capital stock or assets, a merger or consolidation, a levered buyout, a tender or exchange offer or any other similar transaction. The Company selected Rothschild & Co based on its qualifications, expertise and familiarity with E2open’s business and industry. As part of its investment banking business, Rothschild & Co regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and other transactions.

On May 26, 2021, at a meeting of the Company Board held to evaluate the proposed Transaction contemplated by the Purchase Agreement, Rothschild & Co delivered to the Company Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 26, 2021, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, the aggregate consideration of (i) Consideration Shares, (ii) the Preference Share Consideration (as defined in the Purchase Agreement) and (iii) an amount in cash equal to (A) $1,187,621,793 minus (B) the sum of the Consideration Share Value (as defined in the Purchase Agreement) and the Preference Share Consideration, subject to certain adjustments set forth in the Purchase Agreement (as to which Rothschild & Co expressed no opinion) (together with the Consideration Shares and the Preference Share Consideration, the “Consideration”) to be paid by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company.

The full text of Rothschild & Co’s written opinion, dated May 26, 2021, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex G to this proxy statement and is incorporated herein by reference. The summary of Rothschild & Co’s opinion contained herein is qualified in its entirety by reference to the full text of such opinion.

Rothschild & Co’s opinion was provided for the benefit of the Company Board, in its capacity as such, in connection with and for the purpose of its evaluation of the Transaction. Rothschild & Co’s opinion should not be construed as creating any fiduciary duty on Rothschild & Co’s part to any party. Rothschild & Co’s opinion was limited to the fairness, from a financial point of view, to E2open of the Consideration to be paid by E2open in the Transaction pursuant to the Purchase Agreement. Rothschild & Co was not asked to, nor did it, offer any opinion as to the terms, other than the Consideration to be paid by E2open in the Transaction and only to the extent expressly set forth therein, of the Purchase Agreement or Transaction, including, without limitation, any obligations of E2open or BluJay. Rothschild & Co expressed no opinion as to what the value of shares of E2open Class A common stock actually will be when issued pursuant to the Transaction or the prices or range of prices at which shares of Class A common stock or any other class of securities of E2open would trade at during any future time. In addition, Rothschild & Co did not express any opinion as to the underlying business decision of the Company Board, E2open, the holders of any securities of E2open or any other party to engage in the Transaction contemplated by the Purchase Agreement or the relative merits of the Transaction contemplated by the Purchase Agreement as compared to any alternative transaction. Rothschild & Co’s opinion did not constitute a recommendation to the Company Board as to whether to approve the Transaction contemplated by the Purchase Agreement or a recommendation as to how any equityholder of E2open or the holder of any other class of securities should vote or otherwise act with respect to the Transaction contemplated by the Purchase Agreement or any other matter. In addition, Rothschild & Co was not asked by the Company Board to address, nor did Rothschild & Co’s opinion address, (i) the fairness to, or any other consideration of, any holders of the shares or the Class A common stock, or the holders of any other class of securities, or creditors or other constituencies of E2open or BluJay or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of E2open, BluJay, or any class of such persons, whether relative to the Consideration to be paid by E2open pursuant to the Purchase Agreement or otherwise. As the Company Board was aware, the credit, financial and stock markets, and the industry in which E2open and BluJay operate, recently have experienced and may continue to experience volatility under current and developing conditions, and Rothschild & Co expressed no opinion or view as to any potential effects of such volatility on BluJay, E2open or the Transaction.

In connection with its opinion, Rothschild & Co, among other things:

•	reviewed a draft of the Purchase Agreement dated May 24, 2021;

•

reviewed certain publicly available business and financial information that Rothschild & Co deemed to be generally relevant concerning BluJay and E2open and the industries in which they operate, including certain publicly available research analyst reports relating to E2open;

•

compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies Rothschild & Co deemed generally relevant and the consideration received in such transactions;

•

compared the financial and operating performance of BluJay with publicly available information concerning certain other public companies Rothschild & Co deemed generally relevant, including data relating to public market trading levels and implied trading multiples;

•	reviewed the reported price and trading activity for the Class A common stock;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of BluJay furnished to or discussed with Rothschild & Co by the management of BluJay, including certain financial forecasts relating to BluJay prepared by the management of BluJay;

•	reviewed certain financial forecasts relating to BluJay prepared by the management of E2open (the “Purchaser Forecasts for BluJay”);

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of E2open furnished to or discussed with Rothschild & Co by the management of E2open, including certain financial forecasts relating to E2open prepared by the management of E2open;

•

reviewed certain estimates prepared by the management of E2open regarding the amount and timing of cost savings and other synergies, net of costs necessary to achieve such cost savings and other synergies, anticipated by such management to result from the Transaction (the “Net Synergies Estimates”);

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of E2open on a pro forma basis, giving effect to the consummation of the Transaction furnished to or discussed with Rothschild & Co by the management of E2open, including certain pro forma financial forecasts relating to E2open, giving effect to the consummation of the Transaction prepared by the management of E2open; and

•	performed such other financial studies and analyses and considered such other information as Rothschild & Co deemed appropriate for the purposes of this opinion.

In addition, Rothschild & Co held discussions with certain members of the management of E2open regarding the Transaction, the past and current business operations and financial condition and prospects of BluJay and E2open, certain of the foregoing information and certain other matters Rothschild & Co believed necessary or appropriate to their inquiry.

In arriving at its opinion, with E2open’s consent, Rothschild & Co relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to Rothschild & Co by E2open, BluJay and their respective associates, affiliates and advisors, or otherwise reviewed by or for it, and Rothschild & Co did not assume any responsibility or liability therefor. Rothschild & Co did not conduct any valuation or appraisal of any assets or liabilities of E2open or BluJay, nor were any such valuations or appraisals provided to Rothschild & Co, and Rothschild & Co did not express any opinion as to the value of such assets or liabilities. Rothschild & Co did not evaluate the solvency or fair value of E2open or BluJay under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, Rothschild & Co did not assume any obligation to conduct any physical inspection of the properties or the facilities of E2open or BluJay. At the direction of the management of E2open, Rothschild & Co used and relied upon the Purchaser Forecasts for BluJay and the Net Synergies Estimates for purposes of its opinion. In relying on the Purchaser Forecasts for BluJay, Rothschild & Co assumed, at the direction of E2open, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgements by E2open’s management as to the expected future results of operations and financial condition of BluJay and the other matters covered thereby. In relying on the Net Synergies Estimates, Rothschild & Co assumed, at the direction of E2open, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgements by E2open’s management as to the cost savings and other synergies, net of costs necessary to achieve such cost savings and other synergies, anticipated by such management to result from the Transaction. Rothschild & Co relied, at the direction of E2open, on the assessments of E2open management as to BluJay’s ability to achieve the Purchaser Forecasts for BluJay and E2open’s ability to achieve the Net Synergies Estimates. Rothschild & Co did not express any view as to the reasonableness of any forecasts reviewed for purposes of its analyses or opinion, including the Net Synergies Estimates, or the assumptions on which they are based. Rothschild & Co was not requested to, and did not (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to a Transaction, the securities, assets, businesses or operations of BluJay or E2open or any other party, or any alternatives to the Transaction, (b) participate in the structuring or negotiation of the Transaction, (c) advise the Company Board, E2open or any other party with respect to alternatives to the Transaction, or (d) identify or introduce to the Company Board or E2open any prospective investors, lenders or other participants in the Transaction.

For purposes of rendering its opinion, Rothschild & Co assumed that the transactions contemplated by the Purchase Agreement will be consummated as contemplated in the Purchase Agreement without any waiver or amendment of any terms or conditions, including, among other things, that the parties will comply with all material terms of the Purchase Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transaction, no material delays, limitations, conditions or restrictions will be imposed. For purposes of rendering its opinion, Rothschild & Co assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of BluJay or E2open since the date of the most recent financial statements and other information, financial or otherwise, relating to BluJay or E2open, as the case may be, made available to Rothschild & Co, and that there is no information or any facts that would make any of the information reviewed by Rothschild & Co incomplete or misleading. Rothschild & Co did not express any opinion as to any tax or other consequences that may result from the Transaction, nor did its opinion address any legal, tax, regulatory or accounting matters. Rothschild & Co relied as to all legal, tax and regulatory matters relevant to rendering its opinion upon the assessments made by E2open and its other advisors with respect to such issues. In arriving at its opinion, Rothschild & Co did not take into account any litigation, regulatory or other proceeding that was pending or may be brought against E2open, BluJay or any of their respective affiliates. In addition, Rothschild & Co relied upon and assumed, without independent verification, that the final form of the Purchase Agreement would not differ in any material respect from the draft of the Purchase Agreement reviewed by it. Rothschild & Co’s opinion was necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they existed and could be evaluated on, and the information made available to Rothschild & Co as of, the date of the opinion and the conditions and prospects, financial and otherwise, of BluJay as they were reflected in the information provided to Rothschild & Co and as they were represented to Rothschild & Co in discussions with the management of E2open. Although subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion.

The following represents a summary of the material financial analyses performed by Rothschild & Co, each of which is a standard valuation methodology customarily undertaken in transactions of this type, in connection with providing its opinion, dated May 26, 2021, to the Company Board. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild & Co. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. No one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild & Co. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild & Co was based on all analyses and factors taken as a whole and also on application of Rothschild & Co’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Some of the summaries of financial analyses performed by Rothschild & Co include information presented in tabular format. In order to fully understand the financial analyses performed by Rothschild & Co, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Rothschild & Co. The order of analyses described below does not represent the relative importance or weight given to the analysis by Rothschild & Co.

As used in this section, (a) all references to “fully diluted” shares and phrases of similar import, when used in relation to BluJay, mean the number of fully diluted outstanding ordinary shares (including all restricted stock units, cash restricted stock units, stock retention payments, and stock options, calculated on a treasury stock method basis) based on the most recently available information as of May 25, 2021 as provided by the management of E2open to Rothschild & Co, (b) the “EV” of a company as of any given time refers to the enterprise value of such company at such time, (c) the “EBITDA” of a company for any given period means the earnings before interest, taxes, depreciation and amortization of such company during such period and (d) as it relates solely to BluJay, the “adjusted EBITDA” refers to the EBITDA of BluJay during the relevant period adjusted for stock-based compensation as provided by the management of E2open to Rothschild & Co.

Selected Public Company Analysis

Rothschild & Co performed a selected public companies analysis in order to derive an implied enterprise value reference range for BluJay from the market value and trading multiples of other publicly traded companies and then compared this implied enterprise value reference range with the implied value of the Consideration provided for in the Purchase Agreement. Rothschild & Co selected the publicly traded companies that Rothschild & Co deemed most relevant to consider in relation to BluJay, based on its professional judgment and experience, because they are public companies with operations in the core logistics / supply chain management software industry or the software-as-a-service business platforms industry that for purposes of this analysis Rothschild & Co considered similar to the operations of one or more of the business lines of BluJay. However, because of inherent differences in businesses, operations and prospects, none of the publicly traded companies listed below are directly comparable to BluJay. The publicly traded companies selected by Rothschild & Co for purposes of this analysis included the following companies, which Rothschild & Co refers to, collectively, as the selected public companies:

Core Logistics / Supply Chain Management Software:

•	Manhattan Associates Inc.

•	WiseTech Global Ltd.

•	Descartes Systems Group Inc.

•	SPS Commerce Inc.

•	Kinaxis Inc.

Software-as-a-Service Business Platforms:

•	Workday, Inc.

•	Paycom Software, Inc.

•	Paylocity Holding Corp.

For purposes of its analysis of the selected public companies, Rothschild & Co (i) reviewed, among other things, for each of the selected public companies, the per share stock price of such selected public companies as of May 25, 2021, public filings made by such selected public companies for certain historical financial information and data for such selected public companies that Rothschild & Co obtained from broker research and where applicable, adjusted to account for certain events such as acquisitions and divestitures, (ii) calculated the EV of each of the selected public companies as a multiple of the revenue for calendar years 2021 and 2022, which multiple Rothschild & Co refers to as “EV/revenue” and (iii) calculated the EV of each of the selected public companies as a multiple of the estimated EBITDA for calendar years 2021 and 2022, which multiple Rothschild & Co refers to as “EV/EBITDA.”

EV was calculated as fully diluted market value based on per share stock prices plus, with respect to each of the selected public companies, such company’s most recently disclosed net debt and other adjustments.

The results of Rothschild & Co’s review of the EV/revenue and EV/EBITDA multiples is summarized in the chart below:

	EV/revenue		EV/EBITDA
	2021E	2022E	2021E	2022E
Core Logistics / Supply Chain Management Software
Manhattan Associates Inc.	13.33x	12.33x	57.4x	51.8x
WiseTech Global Ltd.	14.78x	12.16x	40.7x	31.3x
Descartes Systems Group Inc.	12.11x	10.79x	29.3x	26.1x
SPS Commerce Inc.	8.83x	8.00x	31.8x	27.3x
Kinaxis Inc.	12.86x	10.00x	N.M.	47.5x
Software-as-a-Service Business Platforms
Workday, Inc.	12.02x	10.23x	49.8x	43.2x
Paycom Software, Inc.	19.36x	15.53x	49.1x	38.7x
Paylocity Holding Corp.	13.48x	11.13x	50.9x	40.1x

Based on the 2021E EV/revenue, 2022E EV/revenue, 2021E EV/EBITDA and 2022E EV/EBITDA multiples calculated above and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/revenue multiples of 9.0x to 12.0x and 8.0x to 10.0x to the estimated revenue of BluJay for calendar years 2021 and 2022, respectively, and an illustrative range of EV/EBITDA multiples of 30.0x to 35.0x and 25.0x to 30.0x to the estimated adjusted EBITDA of BluJay for calendar years 2021 and 2022, respectively, each as provided in the Purchaser Forecasts for BluJay, to reach the following ranges of implied EVs for BluJay for calendar years 2021 and 2022, as compared to the implied value of the Consideration:

Implied Enterprise Value Reference Range for BluJay (in millions)			Implied Value of Consideration[1]
2021E EV/revenue	$1,665	$2,221	$1,693
2022E EV/revenue	$1,593	$1,991
2021E EV/EBITDA	$1,873	$2,186
2022E EV/EBITDA	$1,731	$2,077

[1]

Calculated as $1,187,621,793 minus BluJay’s transaction expenses per the management of BluJay plus the Additional Consideration (as defined in the Purchase Agreement) per the management of BluJay plus the difference between the Consideration Share Value and the product of the price of the Class A common stock as of May 25, 2021 multiplied by the number of Consideration Shares plus the net debt of BluJay and the total EV to equity adjustments as of December 31, 2020 as provided in the Purchase Agreement

Selected Precedent Transactions Analysis

Rothschild & Co performed a selected precedent transactions analysis in order to derive an implied enterprise value reference range for BluJay from enterprise value multiples in merger or acquisition transactions involving other companies that occurred since 2017 and then compared this implied enterprise value reference range with the implied value of the Consideration provided for in the Purchase Agreement. Using publicly available information, Rothschild & Co analyzed the enterprise value multiples in the 18 selected transactions listed in the table below involving target companies with business operations in the core logistics / supply chain management software industry or the software-as-a-service business platforms industry that generally reflected similar characteristics to BluJay’s business operations.

Announcement Date	Target	Acquirer	EV/LTM Adjusted Revenue	EV/LTM Adjusted EBITDA
Logistics / Supply Chain Management

Apr 2021	Blue Yonder Holding, Inc.	Panasonic Corporation	8.5x	n.a.

Announcement Date	Target	Acquirer	EV/LTM Adjusted Revenue	EV/LTM Adjusted EBITDA

Nov 2020	TrueCommerce, Inc.	Welsh, Carson, Anderson & Stowe	7.0x	18.7x

Nov 2020	Laurel Parent Holdings, Inc.	Coupa Software Incorporated	14.3x	n.m.

Aug 2019	Elemica, Inc.	Eurazeo SE	6.5x	19.5x

Jul 2019	JAGGAER Inc.	Cinven Limited	6.4x	n.a.

May 2019	Amber Road, Inc.	E2open LLC	4.9x	66.6x

Jan 2019	Management Systems Resources Inc.	Descartes Systems Group	7.8x	n.a.

Oct 2018	INTTRA Inc.	E2open LLC	4.2x	n.a.

Mar 2018	Avetta LLC	Welsh, Carson, Anderson & Stowe	8.3x	20.0x

Mar 2018	CommerceHub, Inc.	GTCR LLC, Sycamore Partners	9.5x	23.3x

Aug 2017	HighJump Software	Körber AG	4.3x	n.a.

Aug 2017	MacroPoint, LLC	Descartes Systems Group	8.6x	n.a.

Software-as-a-Service Platforms

Dec 2020	Arena Solutions Inc.	PTC Inc.	14.3x	n.a.

Nov 2020	Gainsight Inc.	Vista Equity Partners LLC	11.0x	n.a.

Feb 2019	The Ultimate Software Group, Inc.	Canada Pension Plan Investment Board, GIC Pte Ltd., Hellman & Friedman LLC, JMI Equity, The Blackstone Group L.P.	9.4x	39.2x

Nov 2018	Apptio, Inc.	Vista Equity Partners LLC	8.1x	n.m.

Jun 2018	Adaptive Insights, Inc.	Workday, Inc.	13.0x	n.m.

Jul 2017	Intacct Corp.	Sage Group plc	9.7x	n.a.

Based on its professional judgment and experience, Rothschild & Co deemed these transactions relevant to consider in relation to BluJay and the Transaction. No company, business or transaction used in this analysis is identical or directly comparable to BluJay or the Transaction. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which BluJay or the Transaction was compared.

For purposes of this analysis, Rothschild & Co calculated the EV of each of the target companies in the selected precedent transactions based on the market and financial data of the target companies, as well as the EV/revenue of the target company during the 12-month period ending closest to the date of announcement of the transaction for which such information was publicly available, and the adjusted EV/EBITDA of the target company during the 12-month period ending closest to the date of announcement of the transaction for which such information was publicly available.

Based on the EV/LTM Revenue and EV/LTM Adjusted EBITDA multiples calculated for the selected transactions and on Rothschild & Co’s professional judgment, Rothschild & Co applied an illustrative range of EV/LTM Adjusted Revenue of 7.0x to 10.0x to the LTM revenue of BluJay for the period ended March 31, 2021, and an illustrative range of EV/LTM Adjusted EBITDA of 20.0x to 30.0x to the LTM EBITDA of BluJay for the period ended March 31, 2021 each as provided in the Purchaser Forecasts for BluJay and adjusted for acquisitions and related synergies, divestitures, and other accounting adjustments, to reach the following implied enterprise value reference ranges for BluJay as compared to the implied value of the Consideration:

Implied Enterprise Value Reference Range for BluJay (in millions)			Implied Value of Consideration[1]
EV/LTM Adjusted Revenue	$1,233	$1,762	$1,693
EV/LTM Adjusted EBITDA	$1,172	$1,757

[1]

Calculated as $1,187,621,793 minus BluJay’s transaction expenses per the management of BluJay plus the Additional Consideration (as defined in the Purchase Agreement) per the management of BluJay plus the difference between the Consideration Share Value and the product of the price of the Class A common stock as of May 25, 2021 multiplied by the number of Consideration Shares plus the net debt of BluJay and the total EV to equity adjustments as of December 31, 2020 as provided in the Purchase Agreement

Discounted Cash Flow Analysis

Rothschild & Co performed a discounted cash flow analysis for BluJay in order to derive an implied enterprise value reference range for the entire BluJay business if it were to remain an independent public company, and then compared this implied enterprise value reference range with the Consideration provided for in the Purchase Agreement. In this analysis, Rothschild & Co calculated a range of implied EVs by adding (i) the estimated unlevered, after-tax free cash flows that BluJay was forecasted to generate from the six months ended March 31, 2022 through the end of fiscal year 2027 based on the Purchaser Forecasts for BluJay and the Net Synergies Estimates provided by the management of E2open, after the application of a range of illustrative discount rates, which were based on the estimated weighted average cost of capital (“WACC”) for BluJay to (ii) the terminal value of BluJay, after the application of a range of illustrative discount rates based on the estimated WACC for BluJay. Rothschild & Co estimated the terminal value of BluJay by applying a range of terminal exit multiples of 15.0x to 20.0x to the projected adjusted EBITDA for fiscal year 2027.

Unlevered, after-tax free cash flows for the periods were calculated as net operating profit after taxes (“NOPAT”) after application of the illustrative range of growth rates described above, plus depreciation and amortization, plus decreases in net working capital, less one-time integration capital expenditures, less capital expenditures and capitalized software. Rothschild & Co used the mid-year discounting convention and applied an illustrative discount rate of 9.25% to 10.25% based on an estimated WACC of 9.75%, which Rothschild & Co calculated using the traditional CAPM (capital asset pricing model).

Rothschild & Co also calculated a range of implied enterprise values for BluJay by adding the net present value of the cost synergies as reflected in the Purchaser Forecasts for BluJay and the Net Synergies Estimates provided by the management of E2open. These analyses indicated the following implied enterprise value reference ranges for BluJay as compared to the implied value of the Consideration:

Implied Enterprise Value Reference Range for BluJay (in millions)			Implied Value of Consideration[1]
Excluding cost synergies and costs to achieve synergies	$1,254	$1,659	$1,693
Including cost synergies and costs to achieve synergies	$1,471	$1,950

[1]

Calculated as $1,187,621,793 minus BluJay’s transaction expenses per the management of BluJay plus the Additional Consideration (as defined in the Purchase Agreement) per the management of BluJay plus the difference between the Consideration Share Value and the product of the price of the Class A common stock as of May 25, 2021 multiplied by the number of Consideration Shares plus the net debt of BluJay and the total EV to equity adjustments as of December 31, 2020 as provided in the Purchase Agreement

The valuation and financial analyses set out above are not a comprehensive description of all analyses and examinations actually conducted by Rothschild & Co in connection with its opinion and are qualified in their entirety by reference to the full text of the written opinion of Rothschild & Co attached herein as Annex G.

Miscellaneous

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant valuation and financial analyses and the application of those methods to the particular circumstances involved, and therefore a fairness opinion necessarily is not susceptible to partial analysis or summary description. Rothschild & Co believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all of the described analyses and factors, would create an incomplete view of the process underlying Rothschild & Co’s analyses and opinion. In arriving at its fairness determination, Rothschild & Co considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Rothschild & Co made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described above as a comparison is directly comparable to BluJay or the Transaction.

In performing its analyses, Rothschild & Co made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BluJay. Rothschild & Co’s analyses were based in part on the Purchaser Forecasts for BluJay and the Net Synergies Estimates and third party research analyst estimates for E2open and the selected public companies, which are not necessarily indicative of actual values or actual future results and which may be significantly more or less favorable than those suggested by Rothschild & Co’s analyses. These analyses were prepared solely as part of the analysis performed by Rothschild & Co with respect to the fairness, from a financial point of view, to the to E2open of the Consideration to be paid pursuant to the Purchase Agreement, and were provided to the Company Board in connection with the delivery of Rothschild & Co’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, Rothschild & Co’s opinion, together with the financial analyses performed by Rothschild & Co in connection with its opinion and reviewed by the Company Board, were among the many factors that the Company Board took into consideration in making the recommendation of the Company Board described in “Background and Reasons for the Transaction—E2open Reasons for the Transaction”. Rothschild & Co was not requested to, and did not, recommend any specific amount of consideration to the Company Board or that any specific amount of consideration constituted the only appropriate consideration in the Transaction. The amount and type of consideration payable in the Transaction was determined through arms-length negotiations between E2open and the BluJay Sellers. Consequently, Rothschild & Co’s opinion should not be viewed as determinative of the views of the Company Board or the management of E2open with respect to the Consideration, including whether the Company Board would have been willing to determine that a different consideration was fair.

Rothschild & Co is acting as financial advisor to E2open with respect to the Transaction and will receive a fee from E2open for its services equal to $3.0 million, all of which became payable upon delivery of Rothschild & Co’s opinion. E2open has also agreed to reimburse Rothschild & Co for certain expenses and to indemnify Rothschild & Co against certain liabilities arising out of its engagement.

Rothschild & Co or its affiliates may in the future provide financial services to E2open, BluJay, the BluJay Sellers and/or their respective affiliates in the ordinary course of Rothschild & Co’s business from time to time and may receive fees for the rendering of such services. Certain of Rothschild & Co’s foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Francisco Partners, an affiliate of which is a shareholder of BluJay, and/or its affiliates from time to time which Rothschild & Co’s affiliates have received and/or may receive fees for their services, including representing Francisco Partners and/or its affiliates in connection with mergers and acquisition transactions and equity advisory matters. Certain of Rothschild & Co’s foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Temasek, an affiliate of which is a shareholder of BluJay, and/or its affiliates from time to time for which Rothschild & Co’s affiliates have received and/or may receive fees for their services, including representing Temasek and/or its affiliates in connection with mergers and acquisition transactions and equity and debt advisory matters. Rothschild & Co has acted as underwriter to an affiliate of CC Capital and Neuberger Berman Investment Advisors, affiliates of which are shareholders of E2open, for which Rothschild & Co has received and/or may receive fees. In addition, Rothschild & Co and their foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Neuberger Berman Investment Advisers and/or its affiliates from time to time for which Rothschild & Co and its affiliates have received and/or may receive fees for their services, including representing Neuberger Berman Investment Advisers and/or its affiliates in connection with mergers and acquisition transactions and restructuring matters. Rothschild & Co and its foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Elliott Investment Management, an affiliate of which is a shareholder of E2open, and/or its affiliates from time to time which Rothschild & Co and its affiliates have received and/or may receive fees for their services, including representing Elliott Investment Management and/or its affiliates in connection with mergers and acquisition transactions and capital raise matters.

Rothschild & Co’s opinion was given and speaks only as of its date. Subsequent developments may affect Rothschild & Co’s opinion and the assumptions used in preparing it, and Rothschild & Co does not have any obligation to update, revise, or reaffirm its opinion. Rothschild & Co’s opinion was approved by the Global Advisory Commitment Committee of Rothschild & Co.

Interests of E2open Directors and Executive Officers in the Transaction

In considering the recommendation of the Company Board with respect to the Stockholder Proposals, the E2open stockholders should be aware that E2open’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of E2open’s stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

The board of directors of E2open was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Purchase Agreement and the Transaction, and to recommend that the E2open stockholders approve the Stockholder Proposals as contemplated by this proxy statement.

Ownership Interests

As of June 25, 2021, E2open’s current non-employee directors and executive officers beneficially owned, in the aggregate, approximately 7.3% of the shares of Class A common stock and approximately 7.0% of the shares of E2open’s voting stock, which for purposes of this subsection excludes (a) the shares of Class A Common Stock reserved for future awards under the 2021 Incentive Plan, (b) 13,799,972 shares of Class A Common Stock subject to outstanding Public Warrants of the Company, (c) non-voting shares of Series B-2 Common Stock issued upon completion of the Business Combination, and (d) the 4,363,320 shares of Class V Common Stock held by the Company in treasury (which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs). The affirmative vote of the holders of a majority of the shares present in attendance or represented by proxy at the special meeting and entitled to vote on the matter, assuming a quorum is present, is required for approval of the Stockholder Proposals. Certain affiliates of CC Capital and Insight Partners, affiliates of E2open’s directors Chinh Chu and Ryan Hinkle, respectively, have also entered into a Support Agreements in connection with the Transaction. For a more detailed discussion of the Support Agreements, please see the section titled “Description of the Transaction—Certain Agreements Related to the Transaction—Support Agreements” beginning on page 67 of this proxy statement.

Pre-Closing Financing

The CC Investor, which is affiliated with Mr. Chu and a current E2open equityholder, entered into a Subscription Agreement as a PIPE Investor. The CC Investor’s Subscription Agreement provides for an aggregate investment of $2,499,999.40 in exchange for 28,909,022 shares of Class A common stock.

Amended and Restated Investor Rights Agreement

The Sponsor and CC NB Sponsor I Holdings LLC (the “CC Investor”), each of which is an affiliate of Mr. Chu, Insight Partners, which is an affiliate of Mr. Hinkle, and Eva Huston and Keith Abell are each parties to the existing Investor Rights Agreement and will be parties to the Amended and Restated Investor Rights Agreement to be entered into at Closing. Under the existing Investor Rights Agreement, CCNB1’s sponsor and Insight Partners each have, and under the Amended and Restated Investor Rights Agreement will continue to have, rights to nominate members of the Company Board. Mr. Chu and Mr. Hinkle were previously nominated by CCNB1’s sponsor and Insight Partners, respectively, to serve on the Company Board and were elected at the February 2, 2021 meeting of CCNB1’s shareholders. For a more detailed discussion of the Support Agreements, please see the section titled “Description of the Transaction—Certain Agreements Related to the Transaction—Amended and Restated Investor Rights Agreement” beginning on page 64 of this proxy statement.

Director Compensation

E2open compensates its non-employee directors for their service on the Company Board pursuant to its non-employee director compensation policy to attract and retain quality non-employee directors and to encourage director ownership of Class A common stock to further align their interests with those of E2open’s stockholders. Effective as of March 1, 2021, non-employee members of the Company Board receive an annual cash retainer of $75,000 and an equity retainer with a value of $175,000, payable in the form of restricted stock units that vest on the one-year anniversary of the date of grant. For fiscal year 2022, the grant was fixed as of March 1st at a stock price of $9.77, resulting in 17,912 restricted stock units granted on May 21, 2021. In addition, E2open provides an annual cash retainer of $100,000 for the chair of the board of directors, $20,000 for the chair of the audit committee, $15,000 for the chair of the compensation committee and $10,000 for the chair of the nominating and corporate governance committee.

Limitations of Liability and Indemnification

In addition to the indemnification obligations required by the amended and restated certificate of incorporation and amended and restated bylaws of E2open, E2open has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of E2open’s directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of E2open. E2open believes that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Interests of BluJay Directors and Executive Officers in the Transaction

Ownership Interests

As of June 30, 2021, BluJay’s current non-employee directors and executive officers beneficially owned, in the aggregate approximately 13.7% of the shares of BluJay capital stock.

Certain BluJay stockholders affiliated with certain of BluJay’s directors also currently hold shares of BluJay capital stock. The table below sets forth the ownership of BluJay capital stock by affiliates of BluJay’s directors as of July 12, 2021. These BluJay stockholders affiliated with certain of BluJay’s directors hold all of BluJay’s preference shares, which will be entitled to receive the Preference Share Consideration described in more detail in the section titled “Description of the Transaction—The Purchase Agreement—Consideration to be Received in the Transaction” beginning on page 52 of this proxy statement.

Shareholder	Number of BluJay Shares Owned	Percentage of Shares of BluJay Stock

Francisco Partners III (Cayman), L.P.	22,759,113 Preference Shares 33,088,328 A Ordinary Shares	48.4%

Francisco Partners Parallel Fund III (Cayman), L.P.	254,223 Preference Shares 369,654 A Ordinary Shares	0.5%

Anderson Investments Pte. Ltd.	15,342,222 Preference Shares 24,616,804 A Ordinary Shares 959,983 B Ordinary Shares	37.4%

Amended and Restated Investor Rights Agreement

Francisco Partners and Temasek, affiliates of Deep Shah and Martin Fichtner, respectively, will be parties to the Amended and Restated Investor Rights Agreement to be entered into at Closing. Under the Amended and Restated Investor Rights Agreement, each of Francisco Partners and Temasek will have the right to nominate one director to the Company Board, subject in the case of Temasek to receipt of CFIUS Clearance. Francisco Partners is expected to nominate Mr. Shah to the Company Board and Temasek is expected to nominate Mr. Fichtner to the Company Board, in each case effective as of the Closing. For a more detailed discussion of the Support Agreements, please see the section titled “Description of the Transaction—Certain Agreements Related to the Transaction—Amended and Restated Investor Rights Agreement” beginning on page 64 of this proxy statement.

STOCKHOLDER PROPOSAL NO. 1 - THE SHARE ISSUANCE PROPOSAL

At the special meeting, the holders of E2open’s will be asked to approve the issuance of 72,383,299 shares of Class A common stock to the BluJay Sellers pursuant to the Purchase Agreement and the issuance of 28,909,022 shares of Class A common stock to the PIPE Investors in the Pre-Closing Financing pursuant to the Subscription Agreements and the Incremental Shares, if any, in the Incremental Financing, or an aggregate of 101,292,321 shares of Class A common stock to be issued in the Transaction (plus the Incremental Shares, if any). The 101,292,321 shares of Class A common stock to be issued in the Transaction will represent more than 20% of the shares of Class A common stock outstanding immediately prior to the Transaction, pursuant to NYSE Listing Rule 312.03. Immediately following the Transaction, (a) the BluJay Sellers are expected to own, in the aggregate, approximately 23.7% of the Class A common stock and approximately 21.5% of E2open’s voting stock, (b) the PIPE Investors are expected to own, in the aggregate, approximately 9.8% of the Class A common stock and approximately 8.6% of E2open’s voting stock and (c) E2open’s current equity holders are expected to own, in the aggregate, approximately 66.5% of the Class A common stock and approximately 69.9% of E2open’s voting stock. For additional information on the assumptions underlying such ownership percentages, please see the section “Share Calculations and Ownership Percentages” of this proxy statement.

The terms of, reasons for and other aspects of the Purchase Agreement, the Transaction, the issuance of 72,383,299 shares of Class A common stock pursuant to the Purchase Agreement and the issuance of 28,909,022 shares of Class A common stock in the Pre-Closing Financing and the Incremental Shares, if any, in accordance with the Incremental Financing are described in detail in the other sections in this proxy statement.

Required Vote

The affirmative vote of a majority of the votes cast by the E2open stockholders present in person or represented by proxy at the special meeting is required to approve the Share Issuance Proposal. Abstentions will have the same effect as an “AGAINST” vote; broker non-votes will have no effect on the outcome of the Share Issuance Proposal.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1, THE SHARE ISSUANCE PROPOSAL, TO APPROVE THE ISSUANCE OF 72,383,299 SHARES OF CLASS A COMMON STOCK TO THE BLUJAY SELLERS IN THE TRANSACTION AND THE ISSUANCE OF 28,909,022 SHARES OF CLASS A COMMON STOCK TO THE PIPE INVESTORS IN THE PRE-CLOSING FINANCING AND THE INCREMENTAL SHARES, IF ANY, IN ACCORDANCE WITH THE INCREMENTAL FINANCING, WHICH COLLECTIVELY WILL REPRESENT MORE THAN 20% OF THE SHARES OF CLASS A COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE TRANSACTION AND THE PRE-CLOSING FINANCING, PURSUANT TO NYSE LISTING RULE 312.03.

THE APPROVAL OF PROPOSAL NO. 1 IS REQUIRED TO CONSUMMATE THE TRANSACTION.

STOCKHOLDER PROPOSAL NO. 2 - THE ADJOURNMENT PROPOSAL

If there are not sufficient affirmative votes present in person or represented by proxy at the special meeting to constitute a quorum at the special meeting or to approve the Share Issuance Proposal, E2open may propose to postpone or adjourn the special meeting, for a period of not more than 30 days, in order to allow reasonable additional time for solicitation of additional proxies for purposes of obtaining a quorum or approval of the Share Issuance Proposal. E2open currently does not intend to propose postponement or adjournment at the special meeting if there are sufficient votes present in person or represented by proxy at the special meeting to constitute a quorum at the special meeting and to approve the Share Issuance Proposal.

The affirmative vote of a majority of the votes cast by the E2open stockholders present in person or represented by proxy at the special meeting is required to approve the Adjournment Proposal. Abstentions will have no effect on the outcome of the Adjournment Proposal.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, THE ADJOURNMENT PROPOSAL, TO POSTPONE OR ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE SPECIAL MEETING TO CONSTITUTE A QUORUM AT THE SPECIAL MEETING OR TO APPROVE THE SHARE ISSUANCE PROPOSAL.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction:

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•

The acquisition of E2open by CCNB1 consummated on February 4, 2021, resulting reorganization into an umbrella partnership C corporation structure, and other agreements entered into as part of the Business Combination Agreement as of October 14, 2020, by and among CCNB1, E2open, the Blockers, the Blocker Merger Subs and the Company Merger Sub (the “Business Combination”);

•	Repayment of E2open debt and entering into new term loan consummated on February 4, 2021 in connection with the Business Combination;

•	The proposed acquisition of all of the outstanding shares of capital stock of BluJay Topco Limited (“BluJay”) by E2open (the “BluJay Acquisition”);

•

The issuance of 28,909,022 shares of Class A common stock in E2open to the PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million (the “Pre-Closing Financing” and no Incremental Financing); and

•	Repayment of BluJay debt and entering into a senior secured incremental term loan facility in an aggregate principal amount of up to $380 million in connection with the BluJay Acquisition.

CCNB1 was a blank check company incorporated on January 14, 2020 (inception) as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On April 28, 2020, CCNB1 consummated the IPO of 41,400,000 Units, including the issuance of 5,400,000 Units as a result of the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $414.0 million. Simultaneously with the closing of the IPO, CCNB1 consummated the Private Placement of 10,280,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.280 million. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. Upon the closing of the IPO and the Private Placement, $414.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and certain of the proceeds from the sale of the Private Placement Warrants in the Private Placement was placed in the Trust Account established for the benefit of CCNB1’s Public Shareholders, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account.

The organizational structure of the Business Combination, as described above, is commonly referred to as an umbrella partnership C corporation (or “Up-C”) structure. This organizational structure will allow the Flow-Through Sellers to retain equity ownership in E2open, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units. The Flow-Through Sellers may exchange Common Units (together with the cancellation of an equal number of shares of voting, non-economic Class V Common Stock) into Class A Common Stock of the Company. In addition, CCNB1, the Blocker Sellers, and the Flow- Through Sellers will be a party to a Tax Receivable Agreement. The CCNB1 Public Shareholders will continue to hold Class A ordinary shares of CCNB1, which was renamed to E2open Parent Holdings, Inc. on February 4, 2021, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors — Risks Related to the Business Combination” in the Proxy Statement for additional information on our organizational structure, including the Tax Receivable Agreement.

On February 4, 2021, the Company consummated a new financing from a syndicate of lenders including Goldman Sachs Bank USA, Credit Suisse AG, Golub Capital LLC, Deutsche Bank AG New York Branch, Jefferies Finance LLC and Blackstone Holdings Finance Co. L.L.C. in the form of a $525 million “covenant-lite” term loan containing no financial maintenance covenants and a $75 million revolver, which term loan was funded concurrently with the completion of the Business Combination. No amounts have been drawn on the revolver as of June 28, 2021. The new term loan will mature on February 4, 2028 and the new revolving facility will mature on February 4, 2026. Loans under the new financing bear interest, at the Company’s option, at a rate equal to the adjusted LIBOR or an alternate base rate, in each case, plus a spread. All obligations of the Company under the new financing and, at the option of the Company, under hedging agreements and cash management arrangements are guaranteed by the Company Holdings, the Company (other than with respect to its own primary obligations) and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. organized restricted subsidiary of the Company (subject to customary exceptions). The Company’s previous term loan due 2024 and related revolving credit facility were terminated upon repayment.

E2open, BluJay and its shareholders (the “BluJay Sellers”) have entered into a Share Purchase Deed, dated as of May 27, 2021 (as may be amended from time to time in accordance with the terms thereof, the “Purchase Agreement”), pursuant to which E2open or a direct or indirect subsidiary thereof will purchase all of the outstanding shares of capital stock of BluJay from the BluJay Sellers. As a result of the BluJay Acquisition, BluJay and its subsidiaries will become subsidiaries of E2open.

Upon consummation of the BluJay Acquisition (the “Closing”), in exchange for the shares of BluJay, E2open will issue to the BluJay Sellers an aggregate of 72,383,299 shares of Class A common stock, par value $0.0001 per share, of E2open and pay to the BluJay Sellers cash in the aggregate amount of approximately $441.8 million, subject to increase for the Ticking Fee and adjustments for leakage, additional seller transaction expenses and other enumerated items as provided in the Purchase Agreement.

The Purchase Agreement follows a typical locked-box mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as at December 31, 2020, without any post-completion purchase price adjustment. E2open is also required to pay an additional consideration on a daily basis for the period between December 31, 2020, and the date of the BluJay Closing at a rate of USD 63,000 per day, which we refer to as the Ticking Fee. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the Closing, which we refer to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by the BluJay Sellers and E2open and expressly provided for in the Purchase Agreement.

In connection with the BluJay Acquisition, on May 27, 2021, E2open entered into subscription agreements (the “Subscription Agreements”) with certain investors, including certain existing stockholders of E2open (the “PIPE Investors”). Pursuant to the BluJay Subscription Agreements, substantially simultaneously with and conditioned upon the BluJay Closing, E2open has agreed to issue to the BluJay PIPE Investors an aggregate of 28,909,022 shares of Class A common stock in exchange for aggregate gross proceeds of approximately $300 million.

The BluJay Acquisition and the BluJay Pre-Closing Financing are subject to the satisfaction or waiver of certain conditions.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the Business Combination and BluJay Acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Business Combination and the BluJay Acquisition.

The following unaudited pro forma condensed combined balance sheet as of May 31, 2021 assumes that the BluJay Acquisition occurred on May 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended May 31, 2021 and the year ended February 28, 2021 present the pro forma effect of the Business Combination and the BluJay Acquisition as if they had been completed on March 1, 2020. The following unaudited pro forma condensed combined financial statements as of and for the three months ended May 31, 2021 do not include any pro forma adjustments for the Business Combination as the Business Combination is already reflected in the E2open unaudited consolidated financial statements as of and for the three months ended May 31, 2021.

E2open’s fiscal year ends on the last day in February, whereas CCNB1’s fiscal year ended on December 31, and BluJay’s fiscal year ended on March 31. Due to this difference, the unaudited pro forma condensed combined statement of operations, which we refer to as the pro forma condensed combined statement of operations, for the three months ended May 31, 2021 combines the E2open unaudited consolidated statement of operations for the three months ended May 31, 2021 and the BluJay unaudited consolidated statement of profit or loss for the three months ended March 31, 2021. The pro forma condensed combined statement of operations for the year ended February 28, 2021, combines the E2open audited consolidated statement of operations for the year ended February 28, 2021, the CCNB1 audited financial results for the period from January 14, 2020 (inception) through December 31, 2020, and the BluJay audited consolidated statement of profit or loss for the year ended March 31, 2021.

The unaudited pro forma condensed combined balance sheet combines the E2open unaudited consolidated balance sheet as of May 31, 2021 and the BluJay audited consolidated statement of financial position as of March 31, 2021, giving effect to the BluJay Acquisition as if it had been consummated on May 31, 2021.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma condensed combined financial statements.

The pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) on the basis of E2open as the accounting acquirer and BluJay as the accounting acquiree.

The following summarizes the pro forma ownership of Class A common stock of the Company following the BluJay Acquisition:

Equity Capitalization Summary (shares in millions)	Shares	%
Existing E2open Shareholders (1)	187.1	64.9%
BluJay Sellers	72.4	25.1%
PIPE Investors	28.9	10.0%

Total Class A common stock in E2open	288.4	100.0%

(1)

Excludes impact of Restricted Common Units vesting. This also excludes the noncontrolling economic interest in Common Units, which will be exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V common stock) into Class A common stock on a 1-for-1 basis. The table below presents the Common Units and noncontrolling interest percentage:

Noncontrolling interest in E2open (shares in millions)	35.6	11.0%

324.0

The following pro forma condensed combined balance sheet as of May 31, 2021 is based on the historical financial statements of E2open and BluJay as of May 31, 2021 and March 31, 2021, respectively, and assumes the BluJay acquisition took place on May 31, 2021. The pro forma condensed combined statements of operations for the three months ended May 31, 2021 are based on the historical financial statements of E2open and BluJay for the three months ended May 31, 2021 and March 31, 2021, respectively, and assume the BluJay Acquisition occurred at the beginning of E2open’s fiscal year (i.e., March 1, 2020). The pro forma condensed combined statements of operations for the year ended February 28, 2021 are based on the historical financial statements of E2open, CCNB1, and BluJay for the year ended February 28, 2021, the period from inception through December 31, 2020, and the year ended March 31, 2021, respectively, and assume the Business Combination and BluJay Acquisition occurred at the beginning of E2open’s fiscal year. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2021

	Historical
($ in millions)	E2open (As of 5/31/21)	BluJay –U.S. GAAP (As of 3/31/21) (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
Cash and equivalents	$220.7	$31.5	$(177.3)	A	$74.9
Restricted cash	11.8	—	—		11.8
Accounts receivable, net	60.6	31.5	—		92.1
Prepaids and other current assets	12.2	17.3	—		29.5

Current assets	305.3	80.3	(177.3)		208.3
Long-term investments	0.2	—	—		0.2
Goodwill	2,630.9	173.6	1,076.1	B	3,880.6
Intangible assets, net	809.9	8.7	515.3	B	1,333.9
Property and equipment, net	47.0	28.8	—		75.8
Other noncurrent assets	29.8	22.3	—		52.1

Non-current assets	3,517.8	233.4	1,591.4		5,342.6

Total assets	$3,823.1	$313.7	$1,414.1		$5,550.9

Accounts payable and accrued liabilities	$56.2	$104.0	$(7.2)	H	$153.0
Incentive program payable	11.8	—	—		11.8
Deferred revenue	98.3	38.5	(18.1)	D	118.7
Acquisition-related obligations	2.0	—	—		2.0
Current portion of notes payable and lease obligations	13.1	3.3	—		16.4

Current liabilities	181.4	145.8	(25.3)		301.9
Long term deferred revenue	1.5	—	—		1.5
Tax receivable agreement	52.6	—	(1.5)	E	51.1
Notes payable and lease obligations	525.5	332.8	43.5	C	901.8
Fair value of warrant liability	128.7	—	—		128.7
Contingent consideration	224.1	—	—		224.1
Deferred taxes	396.7	8.6	96.8	F	502.1
Other noncurrent liabilities	1.1	—	—		1.1

Non-current liabilities	1,330.2	341.4	138.8		1,810.4

Total liabilities	1,511.6	487.2	113.5		2,112.3
Common stock ($0.00001 par value)	—	—	—		—
Additional paid in capital	2,073.2	96.1	1,050.0	G	3,219.3
Accumulated other comprehensive income (loss)	3.9	9.1	(9.1)	G	3.9
Retained earnings (accumulated deficit)	(131.4)	(278.7)	259.7	G	(150.4)

Total stockholders’ equity	1,945.7	(173.5)	1,300.6		3,072.8
Noncontrolling interest	365.8	—	—		365.8

Total equity	2,311.5	(173.5)	1,300.6		3,438.6

Total liabilities & equity	$3,823.1	$313.7	$1,414.1		$5,550.9

(A)

Represents adjustments to cash due to the following inflows and outflows as a result of the BluJay Acquisition. The cost associated with any repayment of BluJay debt is dependent on the manner in which the debt is paid off; the amount reflected herein represents the highest estimated potential fee (amounts in millions):

Incremental term loan debt	$380.0
PIPE investment	300.0
Buyer transaction costs	(34.6)
Debt financing costs	(9.7)
Seller expenses	(38.4)
Repay BluJay debt and accrued interest (1)	(332.8)
Cash to BluJay Sellers	(441.8)

Total	$(177.3)

(1)	Reflects an estimated payment of $317.0 million by E2open (see estimated cash sources and uses of funds for the BluJay Acquisition in Note 2) and an estimated payment of $15.8 million by BluJay.

(B)

Represents the adjustment for the estimated preliminary purchase price allocation for the BluJay business resulting from the BluJay Acquisition. The preliminary calculation of total consideration and allocation of the purchase price to the fair value of BluJay’s assets acquired and liabilities assumed is presented below as if the BluJay Acquisition was consummated on May 31, 2021. The Company has not completed its evaluation of the fair value of assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses are completed. Potential differences may include, but are not limited to, changes in allocations to intangible assets such as developed technology, customer relationships and trade name, changes in fair value of intangible assets and deferred revenue, and other changes to assets and liabilities.

The following is a preliminary estimate of the fair value of consideration expected to be transferred in the BluJay Acquisition.

($ in millions)	Pro Forma
Equity consideration paid to BluJay Sellers (Class A common shares)	$862.1
Cash Consideration to BluJay Sellers	441.8
Cash repayment of BluJay debt	317.0
Cash paid for seller transaction costs	38.4

Total consideration	$1,659.3

Current assets (1)	$64.5
Property and equipment	28.8
Non-current assets	22.3
Intangible assets	524.0
Goodwill	1,152.7
Current liabilities	(104.0)
Deferred revenue	(20.4)
Non-current liabilities	(8.6)

Net assets acquired	$1,659.3

(1)	Excludes the estimated remaining balance of BluJay debt that will be paid down with cash from BluJay’s balance sheet (see Note A).

Intangible Assets: The following describes intangible assets that met either the separability criterion or the contractual-legal criterion described in ASC 805 and the anticipated valuation approach. The developed technology intangible asset represents technology acquired or developed by BluJay for the purpose of generating income for BluJay, which was valued using the multi-period excess earnings method, a form of income approach considering technology migration. The customer relationships intangible asset represents the existing customer relationships of BluJay that was estimated by applying the with-and-without methodology, a form of the income approach. The trade name intangible asset represents the trade names that BluJay originated or acquired which was valued using the relief-from-royalty method. The pro forma adjustment to intangible assets reflects the difference between the fair value of intangible assets acquired (see below table) and BluJay’s historical intangible assets balance.

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

Goodwill: Approximately $1,152.7 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the estimated fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring BluJay primarily due to its strong market position and its assembled workforce that are not individually identified and separately recognized as intangible assets. The Goodwill pro forma adjustment also reflects the removal of BluJay’s historical Goodwill balance of $173.6 million and an adjustment of $97.0 million related to the deferred taxes adjustment described in Note F.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill and indefinite lived intangible assets related to certain acquired brands will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of the combined company determines that the value of goodwill and/or indefinite/finite lived intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.

(C)	Represents adjustments to long-term debt due to the following inflows and outflows as a result of the BluJay Acquisition (in millions):

Total
Record incremental term loan debt	$380.0
Record new deferred finance costs	(9.7)
Repay BluJay debt	(331.8)
Eliminate BluJay historical deferred finance costs	5.0

Transaction Accounting Adjustment	$43.5

(D)

Reflects a reduction in deferred revenues related to the estimated fair value of the acquired deferred revenue related to the BluJay Acquisition. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and BluJay’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(E)

The Company is a party to a tax receivable agreement. Under the terms of that agreement, the Company generally will be required to pay the Flow-Through Sellers and/or Blocker Sellers, as applicable, 85% of the applicable cash savings, if any, of U.S. federal and state income tax that the Company is deemed to realize in certain circumstances, including as a result of (i) certain increases in tax basis resulting from the Business Combination, (ii) certain pre-existing tax attributes of Blockers existing prior to the Business Combination, and (iii) tax benefits attributable to payments made under the Tax Receivable Agreement. The Company generally will retain the benefit of the remaining 15% of the applicable tax savings. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.

We recorded a fair value liability related to the Tax Receivable Agreement of $51.1 million, using an imputed interest rate of 7%, assuming (1) a constant corporate tax rate of 24.1%, (2) no dispositions of corporate subsidiaries, (3) no material changes in tax law and (4) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the E2open Sellers pursuant to the Tax Receivable Agreement are uncertain.

Under the Tax Receivable Agreement, we are expecting future gross payments during the fiscal years ending February 2024 of $7.1 million, 2025 of $7.1 million, 2026 of $6.7 million and thereafter of $74.9 million.

The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if certain sellers exchanged their remaining interests in E2open Holdings for our common stock, as this amount is not readily determinable and is dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individual parties to the exchange and changes in future applicable federal and state tax rates.

In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If we elected to terminate the Tax Receivable Agreement as of that date of this filing and using the closing stock price of the Company as of June 21, we estimate our early termination payment would have been approximately $156.8 million in the aggregate under the Tax Receivable Agreement.

In accordance with the Third Company Agreement, we are entitled to receive quarterly tax distributions from E2open Holdings following the Business Combination, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used by us to satisfy any tax liability and then to make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.

(F)

Represents adjustments to reflect applicable deferred taxes. Refer to Note B for the purchase price allocation. The deferred tax adjustments are primarily related to the difference between the financial statement and tax basis in E2open partnership interests and the financial statement fair market value step-up in various identified intangible assets. The partnership basis difference primarily results from the financial statement fair market value step-up of the net assets acquired below the E2open partnership in the BluJay Acquisition, net of the impact on the Company’s tax basis in their E2open partnership interest. The $96.8 million adjustment related to the deferred tax liability is assuming: (1) the GAAP balance sheet as of May 31, 2021 and March 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of May 31, 2021 and March 31, 2021 adjusted for the pro forma entries described herein, (3) an income tax rate that varies by jurisdiction including a U.S. federal income tax rate of 21.0%, a blended U.S. state tax rate ranging from 3.11% to 5.03% (net of federal benefit), and other foreign jurisdictions as applicable, and (4) no material changes in tax law.

(G)	The following table summarizes the pro forma adjustments impacting equity (amounts in millions):

	Elimination of BluJay Equity	Pre-Closing Financing	Purchase of BluJay	Other Items	Pro Forma Adjustments
Additional paid in capital	$(96.1)	$300.0	$852.8	$(6.7)	$1,050.0
Accumulated other comprehensive income	(9.1)	—	—	—	(9.1)
Retained earnings (accumulated deficit)	278.7	—	—	(19.0)	259.7

Stockholders’ equity	$173.5	$300.0	$852.8	$(25.7)	$1,300.6

Elimination of BluJay Equity: Represents the elimination of BluJay’s historical equity.

PIPE Financing: Represents the 28,909,022 shares of Class A common stock expected to be issued to PIPE Investors in exchange for aggregate gross proceeds of approximately $300 million.

Purchase Accounting: Represents the fair value of the 72,383,299 shares of Class A common stock to be issued to the BluJay Sellers upon the Closing. Refer to Note 2 for further discussion on this estimation of fair value.

Other items: Reflects (1) estimated, non-recurring buyer acquisition-related expenses of $27.4 million, including PIPE fees of $6.7 million and excluding $9.7 million of debt issuance costs associated with the incremental term loan which are presented as a direct deduction from the face amount of the incremental term loan (see Note C) and $7.2 million of acquisition-related expenses incurred by E2open and already reflected in E2open’s accumulated deficit as of May 31, 2021 (see Note H), (2) a $1.5 million decrease in the fair value liability related to the Tax Receivable Agreement (see Note E), and (3) a $0.2 million decrease in the deferred tax liability resulting from the change in fair value of the Tax Receivable Agreement liability.

(H)	Reflects the payment of $7.2 million of acquisition-related expenses accrued by E2open as of May 31, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended May 31, 2021

	Historical
($ in millions)	E2open (Three Months Ended 5/31/21)	BluJay – U.S. GAAP (Three Months Ended 3/31/21) (Note 3)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$66.3	$47.2	$—		$113.5

Cost of Revenue
Subscriptions	16.5	9.7	—		26.2
Professional services and other	10.2	5.6	—		15.8
Amortization of acquired intangible assets	11.5	—	—		11.5

Total cost of revenue	38.2	15.3	—		53.5

Gross Profit	28.1	31.9	—		60.0

Operating Expenses
Research and development	15.7	4.3	—		20.0
Sales and marketing	12.5	4.4	—		16.9
General and administrative	13.7	7.6	—		21.3
Acquisition-related expenses	9.8	—	—		9.8
Amortization of acquired intangible assets	3.8	2.9	20.4	I	27.1
Impairment of long-lived assets	—	15.4	—		15.4

Total operating expenses	55.5	34.6	20.4		110.5

Income (loss) from operations	(27.4)	(2.7)	(20.4)		(50.5)
Gain (loss) from change in fair value of tax receivable agreement	(2.5)	—	1.5	M	(1.0)
Gain (loss) from change in fair value of warrant liability	(59.9)	—	—		(59.9)
Gain (loss) from change in fair value of contingent consideration	(73.3)	—	—		(73.3)
Interest and other expense, net	(4.9)	(8.2)	2.2	J	(10.9)

Total other expenses	(140.6)	(8.2)	(3.7)		(145.1)

Loss before income tax benefit	(168.0)	(10.9)	(16.7)		(195.6)
Income tax benefit (expense)	(1.4)	(1.1)	8.4	K	5.9

Net income (loss)	$(169.4)	$(12.0)	$(8.3)		$(189.7)

Less: Net income (loss) attributable to noncontrolling interest	(27.1)		5.6	L	(21.5)

Net loss attributable to controlling interest	$(142.3)		$(13.9)	L	$(168.2)

Earnings per share (Note 6)
Weighted average shares outstanding - basic	187.1				288.4
Net Income (loss) per share - basic	$(0.76)				$(0.58)

Weighted average shares outstanding - diluted	187.1				288.4
Net Income (loss) per share - diluted	$(0.76)				$(0.58)

(I)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from purchase price accounting (“PPA”) at the closing of the BluJay Acquisition. This pro forma adjustment has been proposed assuming the BluJay Acquisition was consummated on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Three Months Ended May 31, 2021
Developed Technology	7	$320.0	$11.4
Customer Relationships	3.5	155.0	11.1
Trade Name	15	49.0	0.8

Total		$524.0	23.3

Less: Historical amortization expenses, operating expense			(2.9)

Pro forma adjustments, operating expense			$20.4

(J)

Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Three Months Ended May 31, 2021
Eliminate BluJay historical interest expense	$6.3
Record interest on incremental debt issued in connection with BluJay Acquisition	(4.1)

Transaction accounting adjustments	$2.2

(K)

Represents the income tax effect of the pro forma adjustments calculated using various statutory income tax rates dependent upon the jurisdiction in which the pro forma adjustment applied. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(L)	Represents the adjustment to noncontrolling interest in E2open upon consummation of the BluJay Acquisition. Pro forma noncontrolling interest after the BluJay Acquisition is 11.0%.

(M)	Represents a gain of $1.5 million resulting from a decrease in the fair value liability related to the Tax Receivable Agreement (see Note E).

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended February 28, 2021

	Historical						Historical

	Successor	Predecessor
($ in millions)	E2open (From 2/4/21 through 2/28/21)	E2open (From 3/1/20 through 2/3/21)	CCNB1 (From 1/14/20 through 12/31/20)	Transaction Accounting Adjustments (Business Combination)		Pro Forma Results (Adjusted for the Business Combination)	BluJay – US GAAP (Year Ended 3/31/21) (Note 3)	Transaction Accounting Adjustments (BluJay Acquisition)		Pro Forma Combined
Revenue	$21.3	$308.6	$—	$(57.6)	X	$272.3	$177.5	$(16.4)	R	$433.4

Cost of Revenue
Subscriptions	7.8	55.6	—	—		63.4	36.4	—		99.8
Professional services and other	4.3	40.5	—	—		44.8	21.5	—		66.3
Amortization of acquired intangible assets	4.0	18.9	—	10.9	N	33.8	—	—		33.8

Total cost of revenue	16.1	115.0	—	10.9		142.0	57.9	—		199.9

Gross Profit	5.2	193.6	—	(68.5)		130.3	119.6	(16.4)		233.5

Operating Expenses
Research and development	10.5	53.8	—	—		64.3	14.8	—		79.1
Sales and marketing	8.8	46.0	—	—		54.8	16.3	—		71.1
General and administrative	23.1	37.4	3.9	—		64.4	35.0	—		99.4
Acquisition-related expenses	4.3	14.3	—	—		18.6	0.1	20.7	S	39.4
Amortization of acquired intangible assets	1.2	31.3	—	15.4	N	47.9	11.1	82.2	T	141.2
Impairment of long-lived assets	—	—	—	—		—	15.4	—		15.4

Total operating expenses	47.9	182.8	3.9	15.4		250.0	92.7	102.9		445.6

Income (loss) from operations	(42.7)	10.8	(3.9)	(83.9)		(119.7)	26.9	(119.3)		(212.1)
Gain (loss) from change in fair value of warrant liability	23.2	—	(66.0)	—		(42.8)	—	—		(42.8)
Gain (loss) from change in fair value of contingent consideration	33.7	—	(1.4)	—		32.3	—	—		32.3
Interest and other expense, net	(1.9)	(65.5)	—	42.1	O	(25.3)	(32.5)	8.7	U	(49.1)

Total other income (expenses)	55.0	(65.5)	(67.4)	42.1		(35.8)	(32.5)	8.7		(59.6)

Income (loss) before income tax benefit	12.3	(54.7)	(71.3)	(41.8)		(155.5)	(5.6)	(110.6)		(271.7)
Income tax benefit (expense)	0.6	6.7	—	6.6	P	13.9	(2.0)	26.5	V	38.4

Net income (loss)	12.9	(48.0)	(71.3)	(35.2)		(141.6)	$(7.6)	(84.1)		(233.3)

Less: Net income (loss) attributable to noncontrolling interest	2.1	—	—	(27.0)	Q	(24.9)		(5.1)	W	(29.9)

Net income (loss) attributable to controlling interest	$10.8	$(48.0)	$(71.3)	$(8.2)	Q	$(116.7)		$(79.0)	W	$(203.4)

Earnings per share (Note 4)
Weighted average shares outstanding - basic	187.1					187.1				288.4
Net Income (loss) per share - basic	$0.06					$(0.62)				$(0.71)

Weighted average shares outstanding - diluted	222.7					222.7				324.0
Net Income (loss) per share - diluted	$0.06					$(0.64)				$(0.72)

(N)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from PPA at the closing of the Business Combination. This pro forma adjustment has been proposed assuming the Business Combination happened on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Indefinite- lived
Trademark / trade name	n/a	$110.0

Definite-lived
Customer relationships	20	300.0
Technology	6	370.0
Content library	10	50.0

Total		$830.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Year Ended February 28, 2021
Indefinite-lived trademark / trade name	n/a	$110.0	n/a
Customer relationships	20	300.0	$15.0
Technology	6	370.0	61.7
Content library	10	50.0	5.0

Total		$830.0	$81.7

Cost of revenue			$33.8
Less: Historical amortization expenses, cost of revenue			(22.9)

Pro forma adjustments, cost of revenue			$10.9

Operating expense			$47.9
Less: Historical amortization expenses, operating expense			(32.5)

Pro forma adjustments, operating expense			$15.4

(O)

Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Year Ended February 28, 2021
Eliminate E2open historical interest expense	$66.0
Record interest on debt issued in connection with the Business Combination	(23.9)

Transaction accounting adjustments	$42.1

(P)

Represents the income tax effect of the pro forma adjustments calculated using a blended statutory income tax rate of 24.11% applied to the loss before income tax benefit applicable to the controlling interest. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(Q)	Represents the adjustment to present noncontrolling interest in E2open. Noncontrolling interest after consummation of the Business Combination but prior to the BluJay Acquisition is 16.0%.

(R)

Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the BluJay Acquisition. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and BluJay’s historical deferred revenue results in a revenue reduction on a pro forma basis.

(S)

Reflects buyer transaction expenses expected to be incurred by E2open in connection with the BluJay Acquisition as if it was consummated on March 1, 2020. These transaction expenses are non-recurring. The pro forma transaction expenses adjustment of $20.7 million excludes $6.7 million of PIPE fees which are netted against additional paid-in capital, $9.7 million of debt issuance costs which are presented as a direct deduction from the face amount of the incremental term loan and $7.2 million of BluJay acquisition-related expenses already reflected in E2open’s historical unaudited consolidated statement of operations for the three months ended May 31, 2021. Interest expense related to the debt issuance costs are included in the pro forma interest expense adjustment discussed in Note U.

(T)

Represents adjustments to incorporate estimated additional tangible and intangible assets depreciation and amortization for the step-up basis from purchase price accounting (“PPA”) at the closing of the BluJay Acquisition. This pro forma adjustment has been proposed assuming the BluJay Acquisition was consummated on March 1, 2020. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

($ in millions)	Weighted average useful life (years)	Fair value
Developed Technology	7	$320.0
Customer Relationships	3.5	155.0
Trade Name	15	49.0

Total		$524.0

($ in millions)	Weighted average useful life (years)	Fair value	Amortization Expense for the Year Ended February 28, 2021
Developed Technology	7	$320.0	$45.7
Customer Relationships	3.5	155.0	44.3
Trade Name	15	49.0	3.3

Total		$524.0	93.3

Less: Historical amortization expenses, operating expense			(11.1)

Pro forma adjustments, operating expense			$82.2

(U)

Represents estimated differences in interest expense and debt issuance costs as a result of incurring incremental debt in connection with the BluJay Acquisition. The estimated interest rate of the new debt is 4.00%.

($ in millions)	Year Ended February 28, 2021
Eliminate BluJay historical interest expense	$25.3
Record interest on incremental debt issued in connection with BluJay Acquisition	(16.6)

Transaction accounting adjustments	$8.7

(V)

Represents the income tax effect of the pro forma adjustments calculated using various statutory income tax rates dependent upon the jurisdiction in which the pro forma adjustment applied. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

(W)	Represents the adjustment to noncontrolling interest in E2open upon consummation of the BluJay Acquisition. Pro forma noncontrolling interest after the BluJay Acquisition is 11.0%.

(X)

Reflects a reduction in revenues related to the estimated fair value of the acquired deferred revenue related to the Business Combination. The adjustment is based on fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus normal profit margin. The difference between this adjusted deferred revenue at fair value and E2open’s historical deferred revenue results in a revenue reduction on a pro forma basis.

1.	Basis of pro forma presentation

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with E2open as the acquiring entity of BluJay. Under the acquisition method of accounting, E2open’s assets and liabilities will retain their carrying values and the assets and liabilities associated with BluJay will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill. The acquisition method of accounting is based on ASC 805 and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”). In general, ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by E2open, who was determined to be the accounting acquirer.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the BluJay Acquisition that are not expected to have a continuing impact on the statement of operations. Further, one-time transaction-related expenses incurred prior to or concurrently with the consummation of the BluJay Acquisition are presented in the unaudited pro forma condensed combined statement of operations as if it was consummated on March 1, 2020. The impact of such transaction expenses incurred prior to the BluJay Acquisition are reflected in the unaudited pro forma condensed combined balance sheet as reductions to liabilities and a decrease to cash, whereas such transaction expenses incurred concurrently with the consummation of the BluJay Acquisition are reflected as an adjustment to retained earnings, accumulated deficit, or additional paid-in capital and a decrease to cash. Such transaction expenses incurred and paid by E2open prior to the BluJay Acquisition has been adjusted as part of the E2open equity close out adjustment.

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with ASC 805 and are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the BluJay Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2.	Description of the Business Combination and the BluJay Acquisition

The Business Combination

Pursuant to the Business Combination Agreement, existing E2open owners received a combination of cash, Class A common stock and non-economic voting Class V common stock in the continuing public company and will retain approximately 35.4% of the economic interests in E2open. The Business Combination was structured as an Up-C transaction, whereby the Flow-Through Sellers own equity in E2open (Common Units) and hold direct voting rights in CCNB1 (Class V common stock).

Below is a diagram of the transaction:

Structure Diagram

The BluJay Acquisition

Pursuant to the Purchase Agreement, the BluJay Sellers are expected to receive an aggregate of 72,383,299 shares of Class A common stock, par value $0.0001 per share, of E2open and cash in the aggregate amount of approximately $441.8 million, subject to increase for the Ticking Fee and adjustments for leakage, additional seller transaction expenses and other enumerated items as provided in the Purchase Agreement.

Below is a table to describe the estimated cash sources and use of funds as it relates to the BluJay Acquisition (amounts in millions).

Sources
Additional term loan capacity (1)	$380.0
Rolled equity (2)	862.1
PIPE investment (3)	300.0
Cash on balance sheet	161.5

Total Sources	$1,703.6

Uses
Cash to BluJay Sellers (4)	$441.8
Rolled equity (2)	862.1
Repay BluJay debt (5)	317.0
Estimated transaction costs (6)	82.7

Total Uses	$1,703.6

(1)

Represents the proceeds from a commitment for financing in the form of an incremental term loan of $380 million, the full amount of which will be funded concurrently with the consummation of the BluJay Acquisition.

(2)

Represents the fair value of the 72,383,299 shares of Class A common stock to be issued to the BluJay Sellers upon the Closing. The fair value is based on the closing price of E2open Class A common stock as reported on the New York Stock Exchange on June 21, 2021. The final purchase price will be based on the number of shares and fair market value of E2open Class A common stock outstanding immediately prior to the closing of the BluJay Acquisition, which could result in a purchase price different from that assumed in this unaudited pro forma combined financial information, and that difference may be material. A 10% and 20% increase (decrease) to the E2open share price from the $11.91 per share price assumed in the unaudited pro forma combined financial information would increase (decrease) the estimated purchase price by $86.2 million and $172.4 million, respectively.

(3)	Represents the proceeds from the PIPE Investment (including proceeds from Neuberger Berman, The WindAcre Partnership, Eminence Capital and XN).
(4)	Represents the cash to be paid to BluJay Sellers, net of estimated fees.
(5)	Represents the amount of existing BluJay debt that E2open expects to pay down upon the Closing. The remaining balance of BluJay debt will be paid down with cash on BluJay’s balance sheet.
(6)	Represents the estimated transaction fees and expenses to be incurred by E2open and BluJay as part of the BluJay Acquisition.

3.	BluJay Historical Financial Statements

BluJay’s unaudited financial statements as of and for the three months ended March 31, 2021 and BluJay’s audited statement of financial position for the year ended March 31, 2021 were prepared in accordance with IFRS as issued by the IASB. During the preparation of these unaudited pro forma condensed combined financial statements, the Company performed a preliminary analysis of BluJay’s financial information to identify differences between IFRS as issued by IASB and U.S. GAAP, differences in accounting policies compared to those of the Company, and differences in financial statement presentation compared to the presentation of the Company. At the time of preparing the unaudited pro forma condensed combined financial statements, other than the adjustments made herein, the Company is not aware of any other material differences.

Statement of Financial Position Adjustments

		Historical			Historical
($ in millions) BluJay Line Item	E2open Line Item	BluJay –IFRS (As of 3/31/21)	IFRS to U.S. GAAP and Accounting Policy Adjustments		BluJay - U.S. GAAP (As of 3/31/21)
Cash and cash equivalents	Cash and cash equivalents	$31.5			$31.5
Trade and Other Receivables	Accounts receivable	29.6			29.6
Accrued income	Accounts receivable	1.9			1.9
Trade and Other Receivables	Prepaid expenses and other current assets	16.2	1.1	A	17.3

	Current assets	79.2	1.1		80.3

Goodwill	Goodwill	173.6			173.6
Other Intangible Assets	Intangible assets, net	8.7			8.7
Other Intangible Assets	Property and equipment, net	21.7			21.7
Property, Plant & Equipment	Property and equipment, net	7.1			7.1
Right-of-use assets	Other noncurrent assets	8.5	0.3	B	8.8
Deferred tax assets	Other noncurrent assets	13.5			13.5

	Total assets	$312.3	$1.4		$313.7

Trade and other payables	Accounts payable and accrued liabilities	$(19.9)			$(19.9)
Preference share liability	Accounts payable and accrued liabilities	(83.5)			(83.5)
Current tax liability	Accounts payable and accrued liabilities	(0.6)			(0.6)
Deferred revenue	Deferred revenue	(38.5)			(38.5)
Lease liability	Current portion of notes payable and lease obligations	(3.3)			(3.3)

	Current liabilities	(145.8)			(145.8)

Borrowings	Notes payable and lease obligations	(326.8)			(326.8)
Lease liability	Notes payable and lease obligations	(6.0)			(6.0)
Deferred tax liability	Deferred taxes	(8.6)			(8.6)

	Non-current liabilities	(341.4)			(341.4)

	Total liabilities	(487.2)			(487.2)
Called up capital	Additional paid-in capital	0.8			0.8
Share premium	Additional paid-in capital	2.5			2.5
Capital redemption reserve	Additional paid-in capital	92.8			92.8
Share based payment reserve	Additional paid-in capital	1.1	(1.1)	C	—
Cumulative translation reserve	Accumulated other comprehensive income (loss)	9.1			9.1
Retained deficit	Retained earnings (accumulated deficit)	(281.2)	2.5	A, B, C	(278.7)

	Total Stockholder’s equity	(174.9)	1.4		(173.5)

	Total liabilities and Stockholders’ equity	$312.3	$1.4		$313.7

(A)

Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which increases the related asset balance and reduces BluJay’s accumulated deficit balance by $1.1 million as of March 31, 2021.

(B)

Adjustment relates to difference in right-of-use (“ROU”) asset amortization under ASC 842 as compared to IFRS 16. All of BluJay’s leases qualify as operating leases under ASC 842, and thus, the amortization of the ROU asset is determined based on the difference of straight-line lease expense and implied interest expense each period. As a result, these adjustments increased BluJay’s right-of-use assets balance and decreased BluJay’s accumulated deficit by $0.3 million.

(C)

Adjustment relates to the difference in accounting for share-based compensation under ASC 718 and IFRS 2. Under IFRS 2, a liquidity event (e.g., IPO or change in control) may be deemed probable to occur prior to its occurrence. During the three months ended March 31, 2021, BluJay management concluded that a liquidity event was probable due to the proposed acquisition of its business by E2open and therefore recognized compensation expense for all outstanding shares whose vesting was contingent upon a liquidity event. Under ASC 718, a liquidity event is generally not considered probable until it occurs. Accordingly, this adjustment reverses the $1.1 million of share based payment reserve recognized by BluJay in connection with its shares whose vesting was contingent upon a liquidity event.

Statement of Profit or Loss Adjustments for the Three Months Ended March 31, 2021

		Historical			Historical
($ in millions) BluJay Line Item	E2open Line Item	BluJay – IFRS (Three Months Ended 3/31/21)(1)	IFRS to U.S. GAAP and Accounting Policy Adjustments		BluJay - U.S. GAAP (Three Months Ended 3/31/21)
Revenue	Revenue	$47.2			$47.2
	Cost of Revenue				—
Operating expenses	Subscriptions	9.7			9.7
Operating expenses	Professional services and other	5.6			5.6

	Total cost of revenue	15.3			15.3

	Gross Profit	31.9			31.9
	Operating Expenses				—
Operating expenses	Research and development	4.3			4.3
Operating expenses	Sales and marketing	4.5	(0.1)	D	4.4
Operating expenses	General and administrative	8.8	(1.2)	E	7.6
Operating expenses	Amortization of acquired intangible assets	2.9			2.9
Operating expenses	Impairment of long-lived assets	15.4			15.4

	Total operating expenses	35.9	(1.3)		34.6

	Income (loss) from operations	(4.0)	1.3		(2.7)
Finance Costs	Interest and other expense, net	8.5	(0.3)	E	8.2

	Total other expenses	8.5	(0.3)		8.2

	Loss before income tax benefit	(12.5)	1.6		(10.9)
Taxation	Income tax benefit (expense)	(1.1)			(1.1)

	Net income (loss)	$(13.6)	$1.6		$(12.0)

(1) Certain operating expenses presented in BluJay’s audited consolidated financial statements have been disaggregated here to match E2open’s account classification.

(D)

Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which reduces the amount of amortization expense recognized in “Sales and marketing”.

(E)	Adjustment reflects the following:

(1)

An adjustment to account for the difference in right-of-use (“ROU”) asset amortization under ASC 842 and IFRS 16. All of BluJay’s leases qualify as operating leases under ASC 842, and thus, the amortization of the ROU asset is determined based on the difference of straight-line lease expense and implied interest expense each period. As a result, amortization expense decreased by $0.1 million; and

(2)

An adjustment to account for the difference in accounting for share-based compensation under ASC 718 and IFRS 2. Under IFRS 2, a liquidity event (e.g., IPO or change in control) may be deemed probable to occur prior to its occurrence. During the three months ended March 31, 2021, BluJay management concluded that a liquidity event was probable due to the proposed acquisition of its business by E2open and therefore recognized compensation expense for all outstanding shares whose vesting was contingent upon a liquidity event. Under ASC 718, a liquidity event is generally not considered probable until it occurs. Accordingly, this adjustment reverses the $1.1 million of compensation cost recognized by BluJay in connection with its shares whose vesting was contingent upon a liquidity event..

Statement of Profit or Loss Adjustments for the Year Ended March 31, 2021

		Historical			Historical
($ in millions) BluJay Line Item	E2open Line Item	BluJay – IFRS (Year Ended 3/31/21)(1)	IFRS to U.S. GAAP and Accounting Policy Adjustments		BluJay - U.S. GAAP (Year Ended 3/31/21)
Revenue	Revenue	$177.5			$177.5
	Cost of Revenue				—
Operating expenses	Subscriptions	36.4			36.4
Operating expenses	Professional services and other	21.5			21.5

	Total cost of revenue	57.9			57.9

	Gross Profit	119.6			119.6
	Operating Expenses				—
Operating expenses	Research and development	14.8			14.8
Operating expenses	Sales and marketing	16.9	(0.6)	F	16.3
Operating expenses	General and administrative	35.5	(0.5)	G	35.0
Operating expenses	Acquisition-related expenses	0.1			0.1
Operating expenses	Amortization of acquired intangible assets	11.1			11.1
Operating expenses	Impairment of long-lived assets	15.4			15.4

	Total operating (income) expenses	93.8	(1.1)		92.7

	Income from operations	25.8	1.1		26.9
Finance Costs	Interest and other expense, net	33.3	(0.8)	G	32.5

	Total other expenses	33.3	(0.8)		32.5

	Income (loss) before income tax benefit	(7.5)	1.9		(5.6)
Taxation	Income tax expense	(2.0)			(2.0)

	Net income/(loss)	$(9.5)	$1.9		$(7.6)

(1) Certain operating expenses presented in BluJay’s audited consolidated financial statements have been disaggregated here to match E2open’s account classification.

(F)

Adjustment to align BluJay’s amortization of capitalized commissions with E2open’s accounting policy. This adjustment extends the amortization period of BluJay’s capitalized commissions to include renewal periods, which reduces the amount of amortization expense recognized in “Sales and marketing”.

(G)	Adjustment reflects the following:

(1)

An adjustment to reflect the net impact of eliminating interest expense recorded by BluJay for its operating leases under IFRS 16 in “Interest and other expense, net” and recognizing straight-line lease expense in “General and administrative” to be consistent with E2open’s presentation as the Company had not yet adopted ASC 842 as of February 28, 2021. This adjustment increases “General and administrative” expense by $0.6 million and decreases “Interest and other expense, net” by $0.8 million; and

(2)

An adjustment to account for the difference in accounting for share-based compensation under ASC 718 and IFRS 2. Under IFRS 2, a liquidity event (e.g., IPO or change in control) may be deemed probable to occur prior to its occurrence. During the year ended March 31, 2021, BluJay management concluded that a liquidity event was probable due to the proposed acquisition of its business by E2open and therefore recognized compensation expense for all outstanding shares whose vesting was contingent upon a liquidity event. Under ASC 718, a liquidity event is generally not considered probable until it occurs. Accordingly, this adjustment reverses the $1.1 million of compensation cost recognized by BluJay in connection with its shares whose vesting was contingent upon a liquidity event.

4.	Pro Forma Earnings Per Share Information

As a result of the BluJay Acquisition, pro forma basic number of shares are reflective of 288.4 million shares of Class A common stock outstanding, and pro forma diluted number of shares are reflective of 324.0 million shares of Class A common stock outstanding.

Pro Forma Combined
Three Months Ended May 31, 2021
Net loss attributable to controlling interest ($ in millions)	$(168.2)
Weighted average shares outstanding - basic and diluted (shares in millions)	288.4
Net Income (loss) per share - basic	$(0.58)

Net Income (loss) per share - diluted	$(0.58)

Year Ended February 28, 2021
Net loss attributable to controlling interest ($ in millions)	$(203.4)
Weighted average shares outstanding - basic (shares in millions)	288.4
Net Income (loss) per share - basic	$(0.71)

Net loss attributable to noncontrolling interest ($ in millions)	$(29.9)
Weighted average shares outstanding - diluted (shares in millions)	324.0
Net Income (loss) per share - diluted	$(0.72)

As a result of the Business Combination, pro forma basic number of shares are reflective of 187.1 million shares of Class A common stock outstanding, and pro forma diluted number of shares are reflective of 222.7 million shares of Class A common stock outstanding.

Pro Forma Combined (Adjusted for the Business Combination)
Year Ended February 28, 2021
Net loss attributable to controlling interest ($ in millions)	$(116.7)
Weighted average shares outstanding - basic (shares in millions)	187.1
Net Income (loss) per share - basic	$(0.62)

Net loss attributable to noncontrolling interest ($ in millions)	$(24.9)
Weighted average shares outstanding - diluted (shares in millions)	222.7
Net Income (loss) per share - diluted	$(0.64)

Earnings per share exclude warrants and contingently issuable shares that would be anti-dilutive to pro forma EPS, including (i) 13,800,000 redeemable warrants to purchase Class A ordinary shares of CCNB1 offered by CCNB1 in its initial public offering, (ii) 10,280,000 warrants to purchase Class A ordinary shares of CCNB1 that were issued to the Sponsor concurrently with the IPO, (iii) 5,000,000 redeemable warrants issued at the close of the Business Combination as part of the Forward Purchase Agreement, (iv) 2,500,000 unvested Restricted Sponsor Shares, held by the Sponsor and CCNB1 Independent Directors, which convert into shares of Class A common stock in accordance with the Certificate of Incorporation and the Sponsor Side Letter Agreement, (v) 18,500,000 Flow-Through Seller non-voting unvested Restricted Common Units, and (vi) 35,636,680 Common Units owned by the Flow- Through Sellers that are exchangeable (together with the cancellation of an equal number of shares of voting, non-economic Class V common stock) into Class A common stock.

INFORMATION ABOUT E2OPEN

Our Mission

Our mission is to build the most comprehensive and capable end-to-end global supply chain software ecosystem by combining networks, data, and applications in a single platform to deliver enduring customer value.

Overview

We are a leading provider of 100% cloud-based, end-to-end SCM software. We generate revenue from the sale of software subscriptions and professional services. E2open’s software combines networks, data, and applications to provide a deeply embedded, mission- critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility, and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain long-term relationships with our customers, which is reflected by our high gross retention and average customer tenure of 14 years for our top 100 customers as of the date of filing this prospectus. In aggregate, we serve more than 1,200 customers in over 180 countries across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

We operate in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, which we estimate is more than $1 billion. This opportunity within our existing customer base is largely driven by their current technology solution which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

We believe our completed Business Combination and enhanced access to capital as a public company will best position us to realize our objective of building the most comprehensive and capable end-to-end global supply chain software ecosystem, delivering enduring customer value. Going forward, we plan to accelerate revenue growth and value creation through continued enhancement of our existing product portfolio, deepening of existing customer relationships and onboarding of new customers. Additionally, we anticipate expanding product offerings through data and analytics opportunities and pursuing strategic and financially accretive acquisitions.

Our Platform

Our harmonized SaaS platform brings together networks, data, and applications to facilitate end-to-end supply chain visibility across planning and execution, and delivers a strong value proposition.

Network

Our network combines four distinct, but connected, ecosystems: Demand, Supply, Logistics and Global Trade, which we estimate supports more than 220,000 trading partners and captures more than eight billion transaction data points each year.

Our Demand ecosystem represents the global footprint established by retailers, distributors, re-sellers and those who sell goods primarily through online channels. We estimate that we process over $2 billion in claims every quarter, more than 40 million channel sales transactions each month and over 94 million channel inventory transactions every month.

Our Supply ecosystem is comprised of companies and other participants for which we source components and materials and/or provide manufacturing capacity for the production of goods. We estimate that, at any moment in time, we oversee an average of more than 58 million shipments as well as process an average of over 61 million orders and 17 million invoices for our customers and supply and manufacturing network participants based on samples taken over a 12-month period.

Our Logistics ecosystem includes global logistics services that transport components, raw materials and finished goods across all modes. We estimate that we facilitate over 26% of global ocean container bookings within this ecosystem in addition to tracking the movement of over 46 million containers every month.

Our Global Trade ecosystem allows participants to automate the global movement of goods and to facilitate cross-border transactions for businesses, which we believe is increasingly important given the velocity with which import and export laws change on a global scale. This ecosystem provides our network with data on trade regulations across more than 180 countries that we estimate supports annual processing of over 12 million export pre-customs entry lines, 15 million free trade agreement bill of materials qualifications and 92 million restricted party-list screenings, annually.

Our network connects participants across all of these ecosystems, enabling customers to analyze data, identify problems proactively and optimize asset efficiency. We are a leading provider with a unique network of ecosystems, and do not rely on third party providers for network information.

Data

Our proprietary algorithms capture the data within our network ecosystems that feed our solutions to deliver compelling value to our customers. Additionally, our customers can combine internal and external vendor data with our network to drive informed decision-making based on real-time information. We believe our ability to capture and harmonize data from our customers and their trading partners in any native format demonstrates the strong capabilities of our software architecture and integrated data model. We believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Applications

Our end-to-end applications provide artificial intelligence- and machine learning-based advanced analytics to help customers gain insights for enhanced decision-making across supply chain planning, execution and procurement functions. Our applications are organized into seven product families: Channel Shaping, Demand Sensing, Business Planning, Global Trade Management, Transportation and Logistics, Collaborative Manufacturing and Supply Management.

Channel Shaping allows customers to optimize activity across retail, distributor and online channels, which includes capabilities for partner selection, aligning market incentives, managing on-shelf availability, tracking sell-through and inventory as well as managing performance incentives.

Demand Sensing utilizes artificial intelligence and machine learning to forecast demand based on historical trends, current sell-through dynamics, weather, and other relevant factors.

Business Planning helps ensure optimized global performance through scenario-based planning and execution algorithms balancing supply, demand, inventory, and financial targets.

Global Trade Management automates import and export processes to enable efficient and compliant cross-border trade while optimizing customs duties and reducing broker fees.

Transportation and Logistics orchestrates the movement of goods by allowing customers to connect with key stakeholders to optimize carriers, simplify tendering, track shipments and streamline payments.

Collaborative Manufacturing provides comprehensive visibility into internal and external manufacturing activities by monitoring yields, quality, cycle-times/utilization, and other key indicators to track performance, identify deficiencies, and facilitate corrective actions.

Supply Management ensures the continuity of supply by orchestrating procurement, capacity, inventory management and drop-ship fulfilment across multiple-tiers of the manufacturing process.

Competitive Strengths

We believe the following competitive strengths will contribute to our ongoing success:

Attractive Industry Tailwinds and Large TAM

We participate in the growing SCM software industry. We estimate that the TAM is more than $45 billion across North America and Europe, and we anticipate this market will continue to grow. Several secular trends are increasing the demand for SCM software, including:

•	Complexity of Global Supply Chains:

•

Brand owners have transitioned from being manufacturers to orchestrators that produce little, but manage a vast network of outsourced trading partners that support their minute-by-minute operations across channel, manufacturing, supply, global trade and logistics. As supply chains become increasingly global and complex, SCM software is essential to run supply chains efficiently at scale.

•	Need for Integrating Siloed Data to Drive Decision Making:

•	Manufacturers are increasingly focused on utilizing disparate data to drive more efficient decision making.

•	Historically, data to help manufacturers bring their products to market has existed in silos within various departments of the manufacturers, as well as across their extended partner ecosystems.

•	Access to timely and comprehensive data is valuable not just to each department within a manufacturer, but also critical for partners of the manufacturer to run efficient operations on its behalf.

•

Brand owners are increasingly focused on applying data from different parts of the supply chain to make more informed manufacturing decisions, such as using retail demand sensing to forecast required manufacturing output.

•	Brand owners are increasingly focused on a flexible, multi-modal value proposition spanning carriers, shippers, and third-party logistics providers.

•	Regulatory Environment Complexity:

•	Manufacturers increasingly need to navigate complex frameworks of regional and local taxes, tariffs, and regulatory compliance protocols.

•	SCM software solutions help automate these tasks and reduce the regulatory burden for companies, which will continue to be a strategic priority.

•	Geographic Consolidation:

•	Shippers and third-party logistics providers operate in a global environment and want to execute within a single technology platform.

•

Many SCM technology solutions have historically had stronger capabilities within the region in which they were initially developed. North America is the most developed, with Europe served by a smaller number of SCM software solutions while Latin America and APAC are comparatively underpenetrated.

•	Supply Chain Disruption:

•	As a result of disruptions related to COVID-19, and recent events like the Suez Canal blockage, it has become increasingly important to diversify supply chains to mitigate disruption risk resulting from concentration within a supply chain. The complexity that arises from diversifying a supply chain and increasing the number of trading partners across more geographies and production facilities drives further demand for SCM software.

We believe that the TAM has approximately 85% whitespace for modern SCM solutions. Many companies currently rely on legacy on premise applications or homegrown and/or spreadsheet-based solutions created over time, each of which require significant manual effort to achieve end-to-end supply chain visibility. Moreover, these SCM solutions often rely on latent and one-off point-to-point connections with partners for collecting data. These alternatives provide less value and are significantly more error prone, creating an attractive competitive dynamic within the industry for modern SCM software providers where there is significant opportunity to grow without the need to replace an incumbent competitor. We believe there is more than $1 billion of whitespace for the solutions we already offer, which we believe provides very actionable growth opportunities through expanding our existing customer relationships.

Category-Defining End-to-End Provider of Mission-Critical Software

As businesses have transitioned from being owners of the production lifecycle to orchestrators of discrete manufacturing, distribution and selling processes, they have increasingly looked to software solutions to manage this growing complexity. However, most SCM software has not been designed to address these challenges comprehensively, and manufacturers often employ multiple point solutions with siloed data and processes that inhibit visibility, resulting in sub-optimal decision-making based on inaccurate or outdated information. Our approach, which is built around a cloud-based SaaS platform with end-to-end visibility and real-time, network-powered data, provides best-of-breed functionality across the supply chain and facilitates optimal supply chain performance.

As described above, we operate a software platform that integrates network ecosystems, data and applications across a harmonized and simplified user interface, driving a compelling value proposition and return on investment for our customers. This has created a mission-critical software solution and long-term relationships with customers as evidenced by our high gross retention rate. Additionally, we have been widely recognized as a differentiated leader by Gartner, International Data Corporation, Nucleus and others in the realm of multi-enterprise solutions, which we believe will be the future of SCM software. In May 2021, E2open was placed by Gartner in the Leaders quadrant with the highest ability to execute and completeness of vision in its 2021 Magic Quadrant for Multienterprise Supply Chain Business Networks for the second year in a row.

Strong Network Effects Enhanced by a Flexible and Integrated Data Model

Our core offerings are underpinned by an integrated data model that facilitates the flow and processing of data for participants across several ecosystems and applications. This model facilitates low latency, “many-to-one-to-many” data exchange across trading partner ecosystems. The combination of our integrated and flexible data model along with the four network ecosystems powers our customers’ solutions allowing them to efficiently orchestrate their end-to-end supply chains. This architecture is designed to ensure that each participant and data source within these ecosystems enhances our applications, which in turn improves the network and the value E2open delivers to customers and participants alike.

Our software architecture and ability to harmonize disparate forms of data create a scalable software platform that can efficiently integrate acquisitions and new product applications seamlessly into a consolidated and holistic SaaS solution. Our software architecture and this ability has been a driving force behind our robust track-record of successful acquisition integrations, and we believe our scalable platform will allow us to generate substantial value through tuck-in and transformative acquisitions in the future.

Importantly, we believe there is incremental value we can create by utilizing the data flowing through our network to develop insights that can further help our customers as well as other target markets. We are working to develop a comprehensive strategy to capture this market opportunity and deepen our relationships with customers, which has the potential to meaningfully accelerate revenue growth.

Long-Term Relationships with Diversified and Blue-Chip Customer Base with Proven Wallet Share Expansion

E2open delivers solutions for some of the largest brand owners and manufacturers globally, and we estimate more than 125 of our customers have annual revenues of over $10 billion. We believe we are mission-critical to our customers’ operations, as evidenced by our gross retention. We possess a diverse customer base consisting of more than 1,200 clients that spans a broad spectrum of industries including the technology, industrial, consumer and transportation sectors, among others.

Our customers utilize our solutions to orchestrate their supply chains, which we believe enables them to realize significant value and return on investment. For example, a leading consumer packaged goods company was able to cut forecast errors by 40% and reduce inventory by 35% using our product suite. They are now able to leverage our platform to forecast every product using artificial-intelligence and machine-learning technology. Moreover, a leading high-tech company has utilized our software to realize $300 million in savings over three years. An additional example includes a high-growth, large-scale consumer technology platform, which utilized our software to reduce its execution time from eight weeks to seven days, creating substantial opportunity to accelerate their revenue growth in addition to reducing costs.

In March 2021, the Suez Canal was blocked for six days after the grounding of Ever Given, a container ship. During this crisis, our customers utilized our tools to monitor and respond to the situation, making real-time adjustments to their supply chains.

Growth Strategies

We intend to profitably grow our business and create stockholder value through the following strategic initiatives:

Source: Management estimates

Expand Within Existing Customers

As described above, we believe there is significant opportunity to drive growth through expansion of our existing customer relationships. We have an opportunity to more than triple our revenue over time without any new logos, new products or acquisitions given that we believe there is more than $1 billion of whitespace. Our acquisition strategy is focused on acquiring complimentary best-of-breed point solutions to incorporate into our integrated end-to-end platform. As a result, we currently sell just one SKU to many of our customers, as most acquired companies had only one product to offer their customers. We believe this represents a significant opportunity to cross-sell additional products to these customers, accelerating growth and strengthening relationships with our installed base, especially as it grows over time with new customer wins. Importantly, we have a strong track record of achieving growth within our existing customer base. From fiscal 2018 to fiscal 2020, we increased the recurring revenue with a leading consumer packaged goods company, a leading industrial manufacturer, a blue-chip technology firm and a global hardware and software technology provider by 2.7x, 2.0x, 1.9x and 1.6x, respectively.

Win New Customers

As part of our growth strategy, the second growth lever is winning new customers, which we anticipate accelerating by optimizing our sales force through several measures. First, we plan to invest in our salesforce by hiring account acquisition experts, funded by identified savings projects across various areas. Additionally, we plan to pursue strategic partnerships and leverage the networks of our new board of directors to elevate conversations with C-level executives at key targets in our pipeline. We also intend to utilize these relationships and networks as well as our own channel reseller and partner network to accelerate growth through the onboarding of new customers.

Continue Strategic Acquisitions

A third lever of our growth strategy is to continue strategic acquisitions. We plan to utilize a disciplined approach to acquisitions, focusing on opportunities that will create value by strategically broadening our product offering as well as financially through the realization of integration-related synergies. Our key strategic acquisition criteria include mission-critical solutions in core markets; complementary cloud applications with minimal product overlap; new customer relationships in vertical or geographic markets; and TAM, proprietary data and/or network expansion. We have a large pipeline of actionable targets, including one large and transformative opportunity as well as a larger list of tuck-in opportunities identified in accordance with the criteria described above.

We have a demonstrated track record of success in expanding our product offering and accelerating growth through acquisitions. Through our acquisitions of INTTRA Inc. (INTTRA) and Amber Road, Inc. (Amber Road), we were able to enhance our value proposition to customers through the addition of ocean shipping logistics solutions as well as global trade management offerings, both of which contributed to our ability to provide end-to-end supply chain visibility. The acquisition of INTTRA increased the power of our network ecosystems through the integration of 26% of global ocean freight data, which further strengthened the network effects of our software platform and business model. Our acquisition of Amber Road enhanced our platform by providing customers with global trade management solutions to automate their import and export processes and help improve sourcing decisions across more than 180 countries. Importantly, we also have a track record of efficiently integrating acquired solutions operationally and financially. Across each of our acquisitions since 2015, we have met or exceeded our integration-related cost savings targets in each case and with 20% cumulative outperformance as a whole.

Additional Organic Growth Building Blocks

We also believe there are several additional building blocks of organic growth acceleration that provide a margin of safety for achieving our annual steady-state subscriptions revenue growth target of 11-12% annually, including price/value maximization, data and analytics, sales force optimization and partnerships/new sales channels. We plan to work with our Board as described above to pursue these additional growth opportunities, which are not currently contemplated in our forecasted financial performance.

Intellectual Property

We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, Amber Road and INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.

Government Regulation and Compliance

We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license and our compliance on a regular basis.

Organizational Structure

Following the completion of the Business Combination, our organizational structure is what is commonly referred to as an umbrella partnership C corporation (or Up-C) structure. This organizational structure will allow certain owners of E2open Holdings to retain their equity ownership in E2open Holdings, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Common Units, Series 1 RCU (which converted into Common Units on June 8, 2021) and Series 2 RCU. Each continuing owner of E2open Holdings also holds a number of shares of Class V common stock equal to the number of Common Units held by such owner, which has no economic value, but which entitles the holder thereof to one vote per share at any meeting of our shareholders. Those investors who, prior to the Business Combination, held Class A ordinary shares or Class B ordinary shares of CCNB1 and certain other investors and vested option holders will, by contrast, hold their equity ownership in the Company, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes.

Industry

We operate in the supply chain management software industry, which serves brand owners, retailers, distributors, manufacturers, fulfillment and warehousing providers, and sourcing companies that deal with complex, global supply chains. As manufacturers increasingly outsource most of their production, they become large orchestrators of vast supply chains and have an increasing need for software to help manage these operations. Our SCM software, powered by our network, helps our customers manage and optimize their supply chains in an efficient, data-driven manner.

We estimate the TAM in North America and Europe for our SCM software solutions is $45 billion, which reflects a high-single-digit historical growth rate. We expect our TAM to accelerate to more than 12% annual growth in the 2021-2024 calendar years. Importantly, we believe that approximately 85% of our TAM is white space not currently served by an SCM software provider. Many companies utilize a patchwork of customized or home-grown supply chain solutions that have been developed over decades and are outdated with respect to current technology, and often patched together with spreadsheet-based processes. As a result, these solutions are latent and require high human capital investments to maintain and operate. The recent COVID-19-related supply chain disruptions have further highlighted the limitations of existing decision-making infrastructure with home grown solutions and the imperative for end-to-end digital transformation that can drive holistic and timely supply chain decision making.

Due to the outsourced and siloed nature of supply chains, the growth in the number of trading partners and vendors has generated commensurate data growth. This has driven demand for end-to-end supply chain management solutions that can integrate disparate data from across the supply chain to drive real- time decision making. Manufacturers and retailers are increasingly focused on solutions that can integrate multiple sources of data, including retail demand, shipping capacity and production output, to help drive unified, real-time decision making to optimize the supply chain.

The SCM software industry has traditionally been viewed as having three key sub-segments: procurement, planning, and execution. However, the flow of goods and information is continuous across these sub-segments, and E2open has recognized this and been developing end-to-end solutions that span the entire SCM software landscape to support all supply chain functions.

Customers

We primarily sell our software solutions to large enterprise brand-owners, manufacturers and transportation and logistics service providers. Our customers include some of the most well-known brands in the World, and we estimate that we have over 125 customers with over $10 billion in annual revenue. Customers often start with one of our software solutions to solve a specific problem and then expand their spend over time. This is evidenced by our long customer tenure (14 years), high gross retention and sizable average annual subscriptions revenue ($1.5+ million) across our top 100 customers.

We have more than 1,200 customers in over 180 countries. Our customers range in size from small businesses to Fortune 100 companies, and our go-to-market and solutions portfolio enable us to reach customers of all sizes across many industries.

Our recurring revenue was derived from technology companies, transportation and logistics companies, consumer goods companies, industrial manufacturing companies and from other industries including agriculture, education, business and financial service, healthcare and nonprofit companies.

Go-To-Market

Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to- market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers to information technology to division heads to C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors that go-to-market focused on products, which enables us to sustain our high customer retention, long customer tenure, and drive maximum spend within each customer.

Our sales organization is comprised of field sales, inside sales, and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our platform, we focus on cross-selling additional products and up-selling additional departments and divisions with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.

Recent Acquisitions

On May 27, 2021, we entered into a definitive agreement to acquire BluJay Solutions, a leading SaaS-native logistics execution platform. Built on Data, Network, and Applications, BluJay offers solutions to an expansive ecosystem of suppliers, carriers, and network partners that includes over 50,000 participants and approximately 5,000 global customers. We believe these solutions are leaders across several areas, including Global Trade and Transportation Management, which includes last-mile logistics. E2open believes that BluJay plays a mission critical role in logistics and distribution supply chains, and that BluJay is capable of driving significant efficiencies / cost savings and productivity for its customers. The BluJay Acquisition will materially enhance the Company’s supply chain execution capabilities, especially in transportation management with the expansion of the global transportation network, adding 50,000 network participants, $40 billion in annual commerce spend and 1.9 billion annual transactions. Additionally, BluJay brings a highly complementary global trade management platform that encompasses customs declaration and filing to the Company’s strong capabilities in compliance and tariffs. The acquisition of BluJay further adds key direct-to-consumer offerings including last mile, parcel and dropship commerce. Finally, the acquisition will enhance E2open’s current value proposition to customers by broadening access to proprietary data and analytics for greater visibility, collaboration and execution across E2open’s platform.

Competition

Defined by changing technology and evolving customer needs, the market for SCM software is complex, competitive, and highly fragmented. There are many players offering point solutions that specialize in niche segments of SCM software, whereas E2open provides an end-to-end platform with network, planning and execution capabilities. Several participants within each product category offer solutions that compete against one or more of our current offerings, including Manhattan Associates in supply chain execution, Kinaxis in supply chain planning, and SPS Commerce in EDI-based network solutions. Additionally, we believe some of the large enterprise resource planning players offer capabilities across supply chain planning and execution, but currently lack the best-of-breed applications, network ecosystems and data that our platform provides.

Source: Management estimates

We believe the principal competitive factors in our market are:

•	Brand awareness, reputation, and experience with customers within respective industry verticals;

•	Product capabilities, including end-to-end visibility, scalability, performance, functionality, safety and security, and reliability;

•	Ability to collect and synthesize data;

•	Ease of deployment, use and flexibility;

•	Interoperability and ease of integration with third-party vendors and internal customer systems;

•	Customer, technology, and platform support; and

•	Strength of sales and marketing efforts.

We expect competition to evolve as companies continue to digitally transform their supply chains and as more vendors look to provide an end-to-end supply chain platform. We believe we compete effectively to serve these needs as our products and go-to-market efforts have been designed with these criteria in mind. Additionally, we believe that our combination of network ecosystems, data and applications providing end-to-end supply chain visibility and connecting more than 220,000 trading partners is unique.

Employees

As of February 28, 2021, we had 2,436 full-time employees with 650 in North America, 207 in Europe and 1,579 in Asia-Pacific, respectively.

Over the last several years, we have developed operating principles that have provided a unifying foundation for our global workforce. This has led to one culture of transparency, commitment, and operational intensity, which has enabled our ability to drive growth, retain employees and rapidly integrate acquisitions.

Properties and Facilities

Our corporate headquarters is located at 9600 Great Hills Trail, Suite 300e, Austin, Texas 78759. In addition, we lease other corporate office spaces in San Jose, California; Edmonds, Washington; Dallas, Texas; Davenport, Iowa; Chicago, Illinois; Parsippany, New Jersey; McLean, Virginia; Raleigh, North Carolina; Rogers, Arkansas; Atlanta, Georgia; Fort Lauderdale, Florida; Reading, United Kingdom; Antwerp, Belgium; Copenhagen, Denmark; Karlsruhe, Germany; Munich, Germany; Krakow, Poland; Pune, India; Hyderabad, India; Bangalore, India; Kuala Lumpur, Malaysia; Shenzhen, China; Shanghai, China; and Kowloon, Hong Kong.

Our data centers are operated through co-location facilities, where we provide our own equipment to be used in leased space. We utilize and optimize data centers and public cloud services throughout the world to support a secure 99.99% uptime infrastructure with zero single-points of failure for our customers. The following table sets forth our material technology infrastructure, including location and function, for our properties throughout the world (all of which are leased). While the data center space is leased, we own all the equipment and gear that sits within those data centers.

#	Location	Function
1	San Jose, California	Production
2	Sunnyvale, California	Development, Configuration, Staging
3	Denver, Colorado	Disaster Recovery
4	Chicago, Illinois	Production, Disaster Recovery, Datacenter
5	Jacksonville, Florida	Production, Development
6	Carlstadt, New Jersey	Disaster Recovery
7	Beijing, China	Production
8	Shanghai, China	Production, Disaster Recovery
9	Hong Kong	Production
10	Hong Kong	Disaster Recovery

Intellectual Property

We consider the protection of our intellectual property and proprietary information to be an important facet of our business. We own a number of trademarks, patents, copyrights and domain names registered in the United States and abroad that, together, are meaningful to our business, including the E2OPEN, AMBER ROAD, INTTRA marks (among others). From time to time, we have pursued enforcement of our intellectual property rights against third parties and expect to do so in the future when cost effective. In addition, we enter into customary confidentiality and invention assignment agreements with employees and contractors involved in the development of our intellectual property.

Government Regulation and Compliance

We are subject to various laws and regulations of the United States and other jurisdictions, including the European Union, by supranational, national and local government authorities, including with respect to sanctions compliance, privacy laws, labor and employment laws, and other laws. In the United States, our global sanctions compliance is monitored by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and certain of our subsidiaries have received a license from OFAC permitting certain business, transactions or other activities involving sanctioned countries. We monitor these regulatory requirements, including the requirements for retaining our OFAC license, and our compliance on a regular basis.

Legal Proceedings

From time to time, we are subject to contingencies that arise in the ordinary course of business. We record an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We do not currently believe the resolution of any such contingencies will have a material adverse effect upon our Consolidated Balance Sheets, Statements of Operations or Statements of Cash Flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF E2OPEN

(Dollars and shares in millions, unless stated otherwise or except for per share amounts)

Introduction

Throughout this section, unless otherwise noted, “we”, “us” and “our” refer to E2open.

The following discussion and analysis of the financial condition and results of operations of E2open should be read together with our consolidated financial statements, and related notes included elsewhere in this proxy statement. The discussion and analysis should also be read together with the section entitled “Information About E2open Parent Holdings, Inc.” and our pro forma financial information as of May 31, 2021 and for the year ended February 28, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” In addition to historical information, the following discussion contains forward-looking statements. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Certain amounts may not foot due to rounding.

Our fiscal year end is the final day in February. Our fiscal years 2021, 2020 and 2019 ended February 28, 2021, February 29, 2020 and February 28, 2019, respectively, and were each fifty-two-week periods.

Overview

We are a leading provider of 100% cloud-based, end-to-end SCM software. Our software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the mission-critical nature of our solutions, we maintain deep, long-term relationships with our customers, which is reflected by our gross retention and customer tenure.

We operate in what we believe is an attractive industry with strong secular tailwinds and a TAM of more than $45 billion. This TAM is comprised of significant whitespace, which we estimate is more than $1 billion. This opportunity within our existing customer base is largely driven by their current technology solution which is often a combination of legacy point solutions and home-grown applications, many of which are tied together with manual processes and spreadsheets. As manufacturing has evolved from brands owning the full production lifecycle to orchestrating disparate manufacturing, distribution and selling processes, supply chains have grown more complex, increasing demand for software solutions like ours and the need to modernize the existing technology landscape with cloud-based modern solutions. We believe our fully cloud-based, end-to-end software platform offers a differentiated solution for customers that gives them better value as compared to solutions offered by some of our competitors.

Our Go-To-Market Strategy

Our go-to-market strategy is focused on both expanding the adoption of our product portfolio with existing customers and the acquisition of new customers. We primarily focus our selling efforts on large enterprise organizations and sell our software through a direct sales force and channel partners. Additionally, we have a high-velocity inside sales organization to serve small and medium-sized businesses. Our go-to-market strategy enables our sales force to develop deep, long-term relationships with existing and potential customers across the relevant functions, from buying managers, IT resources, division leaders and C-level executives. Importantly, we believe that our go-to-market approach focused on customers is a competitive advantage compared to competitors whose go-to-market approach is often focused on products. We believe this enables us to sustain our high customer retention and long customer tenure as well as drive maximum spend within each customer.

Our sales organization is comprised of field sales, inside sales and sales development personnel, and we align these teams based on customer size and industry. We focus initially on solving a customer’s primary need, usually a specific piece of their supply chain. Once a customer adopts our solution and witnesses the power of our unique platform, we focus on cross-selling additional products and up-selling additional departments, divisions and geographies with the same solution. We have found that experience with our SaaS platform is the most effective selling tool.

The Business Combination

On February 4, 2021, E2open Holdings and CCNB1 completed the Business Combination contemplated by the Business Combination Agreement. Pursuant to the Business Combination Agreement, CCNB1 acquired a majority interest in E2open Holdings through a series of mergers, with E2open Holdings becoming a direct subsidiary of CCNB1 (the “Business Combination”). In connection with the completion of the Business Combination, CCNB1 changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware and changed its name to “E2open Parent Holdings, Inc.”

Upon completion of the Business Combination, CCNB1 was deemed the accounting acquirer and E2open the accounting acquiree. Under the acquisition method of accounting, CCNB1’s assets and liabilities retained their carrying values and the assets and liabilities associated with E2open Holdings were recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The cash consideration in the Business Combination included cash from (1) the Trust Account in the amount of $414.0 million, (2) $525.0 million in proceeds from the issuance of a new term loan, (3) $695.0 million in proceeds from the Business Combination PIPE Investment and (4) $200.0 million in proceeds from Forward Purchase Agreement. These proceeds were used to pay (x) $601.1 million in cash consideration payable to certain equity owners and option holders of E2open Holdings, including certain non-recurring seller transaction expenses, (y) $978.5 million of existing E2open debt and accrued interest and (z) total non-recurring transaction costs of $105.2 million. The non-recurring transaction costs included acquisition-related advisory fees in connection with the Business Combination, deferred underwriting commissions in connection with CCNB1’s IPO and debt issuance costs related to the new credit agreement entered into in connection with the Business Combination but excluded certain seller costs to be paid by the equity owners of E2open Holdings. The deferred underwriting commissions and costs pertaining to the reverse merger were treated as a reduction of equity while merger-related costs were expensed in the period in which the Business Combination closed. The debt issuance costs were capitalized as a reduction to the outstanding debt balances. In addition, certain options to purchase equity interests in E2open Holdings were accelerated upon the Closing Date, which resulted in a non-recurring expense of approximately $28.2 million in the period from February 4, 2021 through February 28, 2021. Additionally, unit-based compensation expense of $4.7 million was recognized during the period from February 4, 2021 through February 28, 2021 related to the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

As a result of the Business Combination, our financial results are broken out between the Predecessor period (March 1, 2020 through February 3, 2021) and the Successor period (February 4, 2021 through February 28, 2021).

Recent Events

On May 27, 2021, we entered into a Purchase Agreement with BluJay and its shareholders where we will issue to the BluJay Sellers 72,383,299 shares of Class A Common Stock and pay the BluJay Sellers cash in the amount of approximately $441.8 million, subject to increase for the Ticking Fee and adjustments for leakage, additional seller transaction expenses and certain others items specified in the Purchase Agreement.

The Purchase Agreement follows a typical locked-box mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as of December 31, 2020, without any purchase price adjustment following the closing. We are also required to pay an additional consideration on a daily basis for the period between December 31, 2020 and the date of the closing at a rate of $63,000 per day, which we refer to as the Ticking Fee. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the closing, which is referred to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by us and the BluJay Sellers and expressly provided for in the Purchase Agreement.

In connection with the acquisition, we have secured $300 million in PIPE financing to purchase an aggregate of 28,909,022 shares of our Class A Common Stock, $380 million fully committed incremental term loans to our 2021 Term Loan, as defined below, and a $80 million increase to our 2021 Revolving Credit Facility, defined below. In addition, the letter of credit sublimit will increase from $15.0 million to $30.0 million upon completion of the acquisition.

Certain of BluJay’s current shareholders, Francisco Partners and Temasek, will have the right to appoint one director each to our board of directors following the closing of the acquisition, subject to the terms of the Purchase Agreement. Additionally, the Investor Rights Agreement will be amended to extend the Lock-up Period for an additional six months.

The transaction is expected to close during the calendar year third quarter of 2021 subject to regulatory approvals, required approval of our shareholders and other customary closing conditions.

Impact of COVID-19

The COVID-19 pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact our business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. We have experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to our customers.

Although parts of our business have seemingly returned to pre-pandemic levels, the recent surge in COVID-19, specifically in India. demonstrates that the impact of the pandemic is not yet complete. The global pandemic continues to evolve, and we are carefully monitoring the situation to understand its impacts on our business and operations.

Non-GAAP Financial Measures

This document includes Non-GAAP revenue, Non-GAAP subscriptions revenue, Non-GAAP gross profit, Non-GAAP gross margin and Adjusted EBITDA, which are non-GAAP performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe these non-GAAP measures are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define Non-GAAP revenue as revenue excluding the impact of the deferred revenue fair value adjustment recorded as part of the purchase accounting associated with the Business Combination on our results of operations and balance sheet. We calculate and define Non-GAAP subscriptions revenue as subscriptions revenue excluding the deferred revenue fair value adjustment. We calculate and define Non-GAAP gross profit as gross profit excluding deferred revenue fair value adjustment, depreciation and amortization, share-based compensation and certain other non-cash and non-recurring items. We define and calculate Adjusted EBITDA as net income or losses excluding interest income or expense, income tax expense, depreciation and amortization and further adjusted for the following items: deferred revenue fair value adjustment, share-based compensation, transaction-related costs and certain other non-cash and non-recurring items as described in the reconciliation below. We also report Non-GAAP gross profit and Adjusted EBITDA as a percentage of Non-GAAP revenue as additional measures to evaluate financial performance.

We include these non-GAAP financial measures because they are used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. These non-GAAP measures exclude certain expenses that are required in accordance with U.S. GAAP because they are non-recurring (for example, in the case of transaction-related costs and deferred revenue fair value adjustment), non-cash (for example, in the case of depreciation, amortization, share-based compensation and deferred revenue fair value adjustment) or are not related to our underlying business performance (for example, in the case of interest income and expense). There are limitations to non-GAAP financial measures because they exclude charges and credits that are required to be included in the U.S. GAAP financial presentation. The items excluded from U.S. GAAP financial measures such as net income or loss to arrive at non-GAAP financial measures are significant components for understanding and assessing our financial performance. As a result, non-GAAP financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with U.S. GAAP.

Due to the high variability and difficulty in making accurate forecasts and  projections of some of the information excluded from certain projections of non-GAAP financial measures such as Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin (recognizing the probability of significance of this information), the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The table below presents our Non-GAAP revenue reconciled to our reported revenue, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Total revenue	$21,365	$308,647	$305,102	$201,207	$66,327	$83,124
Business Combination adjustment (1)	7,797	—	—	—	22,502	—

Non-GAAP revenue	$29,162	$308,647	$305,102	$201,207	$88,829	$83,124

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.

The table below presents our Non-GAAP subscriptions revenue reconciled to our reported subscriptions revenue, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Subscriptions revenue	$14,117	$259,707	$243,981	$153,634	$51,034	$69,604
Business Combination adjustment (1)	7,797	—	—	—	22,502	—

Non-GAAP subscriptions revenue	$21,914	$259,707	$243,981	$153,634	$73,536	$69,604

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.

The table below presents our Non-GAAP gross profit reconciled to our reported gross profit, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Gross profit
Reported gross profit	$5,181	$193,658	$184,037	$127,647	$28,168	$52,330
Business Combination adjustment (1)	7,797	—	—	—	22,502	—
Depreciation and amortization	4,645	25,236	25,041	11,700	14,109	6,751
Non-recurring/non-operating costs (2)	110	254	27	777	342	130
Share-based and unit-based compensation (3)	3,248	624	1,204	429	320	170

Non-GAAP gross profit	$20,981	$219,772	$210,309	$140,553	$65,441	$59,381
Gross margin	24.2%	62.7%	60.3%	63.4%	42.5%	63.0%
Non-GAAP gross margin	98.2%	71.2%	68.9%	69.9%	73.7%	71.4%

(1)	Includes the fair value adjustment to the deferred revenue related to the purchase price allocation in the Business Combination.
(2)

Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification, advisory fees and expenses related to retention of key employees from acquisitions.

(3)

Reflects non-cash, long-term unit-based compensation expense, primarily related to senior management. The period from February 4, 2021 through February 28, 2021, include $3.2 million in share-based compensation related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination.

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)	$(169,355)	$(23,752)
Adjustments:
Interest expense, net	1,804	65,340	66,326	21,914	6,137	18,803
Income tax benefit	(612)	(6,681)	(7,271)	(8,245)	1,378	8,170
Depreciation and amortization	6,394	63,263	60,416	34,348	20,205	16,978

EBITDA	20,443	73,992	18,101	17,899	(141,635)	20,199
EBITDA Margin	95.7%	24.0%	5.9%	8.9%	-213.5%	24.3%
Business Combination adjustment (1)	7,797	—	—	—	22,502	—
Non-cash adjustments (2)	—	—	—	2,358	—	3,368
Acquisition-related adjustments (3)	4,317	14,348	25,057	15,258	9,778	—
Change in tax receivable agreement liability	—	—	—	—	2,499	—
Gain from change in fair value of warrant liability (4)	(23,187)	—	—	—	59,943	—
Gain from change in fair value of contingent consideration (5)	(33,740)	—	—	—	73,260	—
Non-recurring/non-operating costs (6)	443	3,933	6,212	3,520	447	1,110
Share-based and unit-based compensation (7)	33,000	8,118	19,167	8,166	2,397	2,285

Adjusted EBITDA	$9,073	$100,391	$68,537	$47,201	$29,191	$26,962

(1)	Includes the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination.
(2)	Includes non-cash loss on debt refinance and (gain) loss on investments.
(3)

Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, including costs related to the acquisition of Amber Road, the Business Combination and the pending BluJay acquisition.

(4)	Represents the fair value adjustment at each balance sheet date of the warrant liability related to the public, private placement and forward purchase warrants.
(5)	Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter.
(6)	Primarily includes foreign currency exchange gain and losses and other non-recurring expenses such as systems integrations, legal entity simplification and advisory fees.
(7)

Reflects non-cash, long-term unit-based compensation expense, primarily related to senior management. The period from March 1, 2020 through February 3, 2021 and fiscal year 2020 unit-based compensation includes a $0.8 million and $9.5 million, respectively, expense attributable to certain unit-based awards in connection with the Amber Road acquisition. The period from February 4, 2021 through February 28, 2021, include $28.2 million in share-based compensation related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million unit-based compensation expense for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

The comparability of our operating results for the periods from February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) as compared to the fiscal year ended February 29, 2020 (Predecessor) was impacted by the Business Combination in February 2021 and the acquisition of Amber Road in July 2019.

February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020 (Predecessor)

Non-GAAP Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP revenue	$29,162	$308,647	$305,102	$32,707	11%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Non-GAAP revenue was $337.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $32.7 million, or 11%, increase compared to $305.1 million for the fiscal year ended February 29, 2020. The increase in Non-GAAP revenue was mainly due to the increase in our subscriptions revenue related to the Amber Road acquisition and new organic sales in prior periods driven by increases in products utilized across our customer portfolio. The increase was partially offset by the $4.9 million decrease in our professional services revenue due to the delay in delivery of professional services and training to our customers as a result of the impact the COVID-19 pandemic.

Non-GAAP Subscriptions Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP subscriptions revenue	$21,914	$259,707	$243,981	$37,640	15%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Non-GAAP subscriptions revenue was $281.6 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $37.6 million, or 15%, increase compared to $244.0 million for the fiscal year ended February 29, 2020. The increase in Non-GAAP subscriptions revenue was mainly due to the Amber Road acquisition and new organic sales in prior periods driven by increases in products utilized across our customer portfolio.

Gross Profit

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Gross profit	$5,181	$193,658	$184,037	$14,802	8%
Gross margin	24.2%	62.7%	60.3%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Gross profit was $198.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $14.8 million, or 8%, increase compared to $184.0 million for fiscal year 2020. The increase in gross profit was primarily due to the Amber Road acquisition and the realization of acquisition related cost savings from historical acquisitions. Gross margin remained consistent between combined fiscal 2021 and fiscal 2020 at 60%.

Non-GAAP Gross Profit

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Non-GAAP gross profit	$20,981	$219,772	$210,309	$30,443	14%
Non-GAAP gross margin	98.2%	71.2%	68.9%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Non-GAAP gross profit was $240.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $30.4 million, or 14%, increase compared to $210.3 million for the fiscal year ended February 29, 2020. The increase in adjusted gross profit was due to the Amber Road acquisition. The Non-GAAP gross margin increased to 71% for combined fiscal 2021 from 69% for fiscal 2020.

EBITDA

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
EBITDA	$20,443	$73,992	$18,101	$76,334	nm	*
EBITDA margin	96%	24%	6%

*	Not meaningful
(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

EBITDA was $94.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $76.3 million increase compared to $18.1 million for fiscal year ended February 29, 2020. EBITDA margins improved to 29% for combined fiscal 2021 compared to 6% in the prior year. The increase in EBITDA and EBITDA margin was primarily related to stronger operating results due to organic revenue growth, the acquisition of Amber Road in fiscal 2021 and the realization of integration-related cost savings from historical acquisitions.

Adjusted EBITDA

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Adjusted EBITDA	$9,073	$100,391	$68,537	$40,927	60%
Adjusted EBITDA margin	42%	33%	22%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Adjusted EBITDA was $109.5 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $40.9 million, or 60%, increase compared to $68.5 million for the fiscal year ended February 29, 2020. Adjusted EBITDA margins increased to 32% for fiscal 2021 compared to 22% for fiscal 2020. This increase in Adjusted EBITDA and Adjusted EBITDA margins were primarily related to the acquisition of Amber Road, stronger operating results and their related implementation projects as well as projects which customers had delayed during the COVID-19 pandemic.

Three Months Ended May 31, 2021 compared to Three Months Ended May 31, 2020

Non-GAAP Revenue

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Non-GAAP revenue	$88,829	$83,124	$5,705	7%

Non-GAAP revenue was $88.8 million for the three months ended May 31, 2021, a $5.7 million, or 7%, increase compared to $83.1 million for the three months ended May 31, 2020. The increase in Non-GAAP revenue was mainly due to the $3.9 million increase in our subscriptions revenue related to new organic sales driven by increases in products utilized across our current customer portfolio. Additionally, $1.8 million of the increase was due to an increase in our professional services revenue from new subscription sales and their related implementation projects as well as projects which customers had delayed during the COVID-19 pandemic.

Non-GAAP Subscriptions Revenue

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Non-GAAP subscriptions revenue	$73,536	$69,604	$3,932	6%

Non-GAAP subscriptions revenue was $73.5 million for the three months ended May 31, 2021, a $3.9 million, or 6%, increase compared to $69.6 million for the three months ended May 31, 2020. The increase in Non-GAAP subscriptions revenue relates to new organic subscription sales predominately driven by increases in products utilized across our customer portfolio alongside strategic partnership initiatives.

Gross Profit

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Gross profit	$28,168	$52,330	$(24,162)	-46%
Gross margin	42.5%	63.0%

Gross profit was $28.2 million for the three months ended May 31, 2021, a $24.2 million, or 46%, decrease compared to $52.3 million for three months ended May 31, 2020. The decrease in gross profit was primarily due to the $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination. Gross margin was 43% for the first quarter of fiscal 2022 compared to 63% for the first quarter of fiscal 2021.

Non-GAAP Gross Profit

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Non-GAAP gross profit	$65,441	$59,381	$6,060	10%
Non-GAAP gross margin	73.7%	71.4%

Non-GAAP gross profit was $65.4 million for the three months ended May 31, 2021, a $6.1 million, or 10%, increase compared to $59.4 million for the here months ended May 31, 2020. The increase in adjusted gross profit was due to increase in Non-GAAP subscriptions revenue and professional services revenue as discussed above in alignment with tight control over scaling costs. The Non-GAAP gross margin increased to 74% for the first quarter of fiscal 2022 from 71% for first quarter of fiscal 2021.

EBITDA

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
EBITDA	$(141,635)	$20,199	$(161,834)	nm
EBITDA margin	-213.5%	24.3%

EBITDA was a loss of $141.6 million for the three months ended May 31, 2021, a $161.8 million decrease compared to $20.2 million for three months ended May 31, 2020. EBITDA margins decreased to a negative 214% for first quarter of fiscal 2022 compared to 24% in the prior year. The decrease in EBITDA and EBITDA margin was primarily related to the $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination, loss of $59.9 million for the fair value adjustment as of May 31, 2021 for the warrant liability and loss of $73.3 million associated with the fair value adjustment as of May 31, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted Series B-1 and B-2 common stock.

Adjusted EBITDA

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Adjusted EBITDA	$29,191	$26,962	$2,229	8%
Adjusted EBITDA margin	32.9%	32.4%

Adjusted EBITDA was $29.2 million for the three months ended May 31, 2021, a $2.2 million, or 8%, increase compared to $27.0 million for the three months ended May 31, 2020. Adjusted EBITDA margin increased to 33% for the first quarter of fiscal 2022 compared to 32% for the first quarter of fiscal 2021. The increase in Adjusted EBITDA and Adjusted EBITDA margins were primarily due to organic revenue growth and additional cost scaling.

Key Components of Our Results of Operations

Revenue

Effective March 1, 2019, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments, using the modified retrospective method. We adopted the new standard for all customer contracts. See Note 2, Summary of Significant Accounting Policies to the Notes to the Consolidated Financial Statements for additional information.

We generate revenue from the sale of subscriptions and professional services. We recognize revenue when the customer contract and associated performance obligations have been identified; the transaction price has been determined and allocated to the performance obligations in the contract; and the performance obligations have been satisfied.

Subscriptions Revenue

We offer cloud-based on-demand software solutions, which enable our customers to have constant access to our solutions without the need to manage and support the software and associated hardware themselves. We house the hardware and software in third-party facilities and provide our customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. Our customer contracts typically have a term of three to five years. We primarily invoice our customers for subscriptions in advance for the annual use of the software solutions. Our payment terms typically require customers to pay within 30 to 90 days from the invoice date.

We also offer applications which enable our customers to have access to an electronic commerce transaction platform for the international container shipping industry. We charge either fixed annual subscription fees or volume-based transaction fees based on the volume of transactions booked on the platform for this product. For subscription-based contracts, we generally invoice annually in advance. Under the previous standard, we limited subscriptions revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscriptions revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at the adoption of the new standard. For transactional based contracts, we primarily recognize revenue and invoices for these transactions monthly once incurred. This is unchanged from the previous standard. Transaction based contracts represented less than 3% of our revenue in the combined Successor and Predecessor periods in the fiscal year ended February 28, 2021.

Professional Services Revenue

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of our solutions.

We provide professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by us, and therefore reflect the transfer of services to a customer under contract. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.

We enter into arrangements with multiple performance obligations comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. We primarily account for subscription and professional services revenue as separate units of accounting and allocate revenue to each deliverable in an arrangement based on a standalone selling price. We evaluate the standalone selling price for each element by considering prices we charge for similar offerings, size of the order and historical pricing practices.

Total Revenue by Geographic Locations

Revenues by geographical region consisted of the following:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Americas	$63,318	$80,058
Europe	1,324	1,324
Asia Pacific	1,685	1,742

Total revenue	$66,327	$83,124

Revenues by geography are determined based on the region of our contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 95% and 96% during the three months ended May 31, 2021 and 2020, respectively. No other country represented more than 10% of total revenue during these periods.

During the three months ended May 31, 2021, we recorded a $22.5 million reduction to revenue to amortize the deferred revenue fair value adjustment that resulted from the purchase price allocation in the Business Combination.

Cost of Revenue

Cost of Subscriptions Revenue

Cost of subscriptions revenue consists primarily of costs related to delivering our service and providing support to customers, including personnel and related costs, costs associated with data center capacity, fees paid to third parties to license their technology and depreciation expense directly related to delivering our solutions. We generally expense our cost of subscriptions revenue as we incur the costs.

Cost of Professional Services Revenue

Cost of professional services revenue consists primarily of personnel and related travel costs, the costs of contracted third-party vendors and reimbursable expenses. As our personnel are employed on a full-time basis, our cost of professional services is largely fixed in the short-term, while our professional services revenue may fluctuate, leading to fluctuations in professional services gross profit. We expense our cost of professional services revenue as we incur the costs.

Operating Expenses

Research and Development

Research and development expenses primarily consist of personnel and related costs of our research and development staff, costs of certain third-party contractors, depreciation, amortization and other allocated costs. Research and development expenses are expensed as incurred, excluding the capitalization of internally developed software costs.

Sales and Marketing

Sales and marketing expenses primarily consist of personnel and related costs for our sales and marketing staff. It also includes the costs of promotional events, corporate communications, online marketing, solution marketing and other brand-building activities, in addition to depreciation, amortization and other allocated costs. When the initial customer contract is signed and upon any renewal, we capitalize and amortize commission costs under ASC 606, as an expense over the period in which products are expected to be delivered to customers, where the commission is directly attributable to a contract, including expected renewals, which is estimated to be four years. If a subscription agreement is terminated, we recognize the unamortized portion of any deferred commission cost as an expense immediately upon such termination. Certain sales commissions are contingent on future customer billings and are expensed as incurred to sales and marketing expense.

General and Administrative

General and administrative expenses primarily consist of personnel and related costs for our executive, administrative, finance, information technology, legal, accounting, investor relations and human resource staff. It also includes professional fees; expenses related to our board of directors; public company costs; other corporate expenses; depreciation; amortization; and other allocated costs.

Interest and Other Expense, Net

Interest and other expense, net, consists primarily of interest income on our cash balances; interest expense on our outstanding debt and capital lease obligations; foreign currency realized and unrealized gains and losses; and gains and losses on the disposal of fixed assets.

Provision for Income Taxes

The provision for income taxes for the combined Predecessor and Successor periods ended February 28, 2021 consists of a deferred income tax benefit and current tax expense. The current income taxes primarily result from our profitable operations in foreign subsidiaries, which are subject to corporate income taxes in foreign jurisdictions, plus a relatively small amount of U.S. federal and state income taxes not offset by net operating loss carryforwards. The deferred income tax benefit is primarily due to a reduction in overall state deferred liabilities resulting from certain state tax law changes, the impact on our effective state tax rates from changes in our transfer pricing policies and increase in state net operating losses in certain jurisdictions, offset by valuation allowances and E2open Parent Holdings, Inc.’s investment in E2open Holdings. The deferred tax assets of certain other U.S corporate tax consolidated groups and non-U.S. jurisdictions remain offset by a valuation allowance. Realization of these deferred tax assets depends upon future earnings, the timing and amount of which are uncertain. Utilization of our net operating losses may be subject to annual limitations due to the ownership change rules under the Internal Revenue Code of 1986, as amended (IRS Code), and similar state provisions. We have analyzed the effect of the IRS Code Section 382 for each of our acquisitions. Based on analysis of acquired net operating losses and credits, utilization of our net operating losses and research and development credits will be subject to annual limitations. In the event we have future changes in ownership, the availability of net operating loss carryforwards could be further limited.

Results of Operations

The following table is our Consolidated Statements of Operations for the periods indicated:

	Successor	Predecessor			Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Revenue	$21,365	$308,647	$305,102	$201,207	$66,327	$83,124
Cost of revenue	(16,184)	(114,989)	(121,065)	(73,560)	(38,159)	(30,794)

Total gross profit	5,181	193,658	184,037	127,647	28,168	52,330
Operating Expenses
Research and development	10,458	53,788	61,882	42,523	15,701	14,631
Sales and marketing	8,788	46,034	53,605	34,398	12,514	12,310
General and administrative	23,123	37,355	51,799	28,001	13,717	9,764
Acquisition-related expenses	4,317	14,348	26,709	15,577	9,778	3,368
Amortization of acquired intangible assets	1,249	31,275	31,129	20,061	3,830	8,467

Total operating expenses	47,935	182,800	225,124	140,560	55,540	48,540

(Loss) income from operations	(42,754)	10,858	(41,087)	(12,913)	(27,372)	3,790
Interest and other expense, net	(1,928)	(65,469)	(67,554)	(20,846)	(4,903)	(19,372)
Change in tax receivable agreement liability	—	—	—	—	2,499	—
Loss on extinguishment of debt	—	—	—	(4,604)	—	—
Gain (loss) from change in fair value of warrant liability	23,187	—	—	—	(59,943)	—
Gain (loss) from change in fair value of contingent consideration	33,740	—	—	—	(73,260)	—

Income (loss) before income taxes	12,245	(54,611)	(108,641)	(38,363)	(167,977)	(15,582)
Income tax benefit	612	6,681	7,271	8,245	(1,378)	(8,170)

Net income (loss)	12,857	$(47,930)	$(101,370)	$(30,118)	$(169,355)	$(23,752)

Less: Net income (loss) attributable to noncontrolling interest	2,057				(27,097)
Net income (loss) attributable to E2open Parent Holdings, Inc.	$10,800				(142,258)

Net income (loss) attributable to E2open Parent Holdings, Inc. Class A common stockholders per share - diluted	$0.06				(0.76)

Weighted-average common shares outstanding - diluted	187,051				187,051

The comparability of our operating results for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 as compared to the fiscal year ended February 29, 2020 was impacted by the Business Combination in February 2021 and the acquisition of Amber Road in July 2019. In the discussion of our results of operations, we may quantitatively disclose the impact of our acquired products and services to the extent they remain ascertainable. Expense contributions from our acquisition for the respective period comparisons generally were not separately identifiable due to the integration of these businesses into our existing operations.

Three Months Ended May 31, 2021 compared to Three Months Ended May 31, 2020

Revenue

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Revenue:
Subscriptions	$51,034	$69,604	$(18,570)	-27%
Professional services	15,293	13,520	1,773	13%

Total revenue	$66,327	$83,124	$(16,797)	-20%

Percentage of revenue:
Subscriptions	77%	84%
Professional services	23%	16%

Total	100%	100%

Subscriptions revenue was $51.0 million for the three months ended May 31, 2021, a $18.6 million, or 27%, decrease compared to subscriptions revenue of $69.6 million for the three months ended May 31, 2020. The decrease in subscriptions revenue was primarily due to $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination, partially offset by new organic subscription sales, predominantly driven by increases in products utilized across our current customer portfolio.

Professional services revenue was $15.3 million for the three months ended May 31, 2021, a $1.8 million, or 13%, increase compared to $13.5 million for the three months ended May 31, 2020. The increase was primarily related to new subscription sales coupled with the realization of projects that were delayed by customers during the COVID-19 pandemic.

Our subscriptions revenue as a percentage of total revenue decreased to 77% for the first quarter of fiscal year 2022 compared to 84% for the first quarter of fiscal 2021 driven primarily by amortizing the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination, partially offset by the increase in professional services revenue.

Cost of Revenue, Gross Profit and Gross Margin

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Cost of revenue:
Subscriptions	$16,508	$14,138	$2,370	17%
Professional services	10,140	11,095	(955)	-9%
Amortization of acquired intangible assets	11,511	5,561	5,950	nm

Total cost of revenue	38,159	30,794	7,365	24%

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Gross profit:
Subscriptions	23,015	49,905	(26,890)	-54%
Professional services	5,153	2,425	2,728	nm

Total gross profit	$28,168	$52,330	$(24,162)	-46%

Gross margin:
Subscriptions	45%	72%
Professional services	34%	18%
Total gross margin	42%	63%

Cost of subscriptions was $16.5 million for the three months ended May 31, 2021, $2.4 million, or 17%, increase compared to $14.1 million for the three months ended May 31, 2020. The increase was commensurate with our subscriptions revenue growth, excluding amortization of the fair value adjustment to deferred revenue, and was related to hosting costs of $0.8 million, depreciation expense of $1.2 million related to capital expenditures for the expansion of our data centers and additional support costs of $0.4 million.

Cost of professional services revenue was $10.1 million for the three months ended May 31, 2021, a $1.0 million, or 9%, decrease compared to $11.1 million for the three months ended May 31, 2020. This decrease was mainly related to a $0.2 million reduction in travel and entertainment expenses, $0.3 million decline in consulting expenses and $0.4 million savings from the reallocation of resources into major strategic product development efforts.

Amortization of acquired intangible assets was $11.5 million for the three months ended May 31, 2021, a $6.0 million increase compared to $5.6 million for the three months ended May 31, 2020, driven primarily by the revaluation and change in the composition of the intangible assets as part of the Business Combination in February 2021.

Our subscriptions gross margin was 45% in the first quarter of fiscal 2022 as compared to 72% for the first quarter of fiscal 2021 mainly due to lower subscriptions revenue in the current period as a direct result of amortizing the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination. Our professional services gross margin increased to 34% for first quarter of fiscal 2022 from 18% in the first quarter of fiscal 2021, primarily due to new subscription sales and their related implementation projects as well as projects which customers had delayed during the COVID-19 pandemic as described above.

Research and Development

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Research and development	$15,701	$14,631	$1,070	7%
Percentage of revenue	24%	18%

Research and development expenses were $15.7 million for the three months ended May 31, 2021, a $1.1 million, or 7%, increase compared to $14.6 million in the prior year. The increase was due to major strategic partnership initiatives around product development efforts which resulted in increased headcount costs of $0.7 million and consulting expenses of $0.4 million.

Sales and Marketing

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Sales and marketing	$12,514	$12,310	$204	2%
Percentage of revenue	19%	15%

Sales and marketing expenses were $12.5 million for the three months ended May 31, 2021, a $0.2 million, or 2%, increase compared to $12.3 million in the prior year.

General and Administrative

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
General and administrative	$13,717	$9,764	$3,953	40%
Percentage of revenue	21%	12%

General and administrative expenses were $13.7 million for the three months ended May 31, 2021, a $4.0 million, or 40%, increase compared to $9.8 million in the prior year. The increase was primarily attributable to us becoming a public company and incurring incremental headcount, insurance, consulting and software expenses of $2.8 million.

Other Operating Expenses

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Acquisition and other related expenses	$9,778	$3,368	$6,410	nm
Amortization of acquired intangible assets	3,830	8,467	(4,637)	-55%

Total other operating expenses	$13,608	$11,835	$1,773	15%

Acquisition and other related expenses were $9.8 million for the three months ended May 31, 2021, a $6.4 million increase compared to $3.4 million for the three months ended May 31, 2020. The increase was mainly related to legal and consulting expenses associated with the pending acquisition of BluJay in fiscal 2022.

Amortization of acquired intangible assets were $3.9 million for the three months ended May 31, 2021, a $4.7 million, or 55%, decrease, compared to $8.5 million for the three months ended May 31, 2021. The decrease was a result of the revaluation and change in the composition of the intangible assets associated with the Business Combination in February 2021.

Interest and Other Expense, Net

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Interest and other expense, net	$(4,903)	$(19,372)	$14,469	-75%

Interest expense was $4.9 million for the three months ended May 31, 2021, a $14.5 million, or 75%, decrease compared to $19.4 million in the prior year. The decrease was primarily driven by the reduction in outstanding debt, as well as the associated interest rate on the debt refinanced in the Business Combination in February 2021.

Change in Tax Receivable Agreement

During the three months ended May 31, 2021, we recorded $2.5 million expense related to the change in the fair value of the tax receivable agreement liability, including interest. Pursuant to ASC Topic 805, Business Combination and relevant tax law, we have calculated the fair value of the tax receivable agreement payments and identified the timing of the utilization of the tax attributes. The tax receivable agreement liability, related to exchanges as of the Business Combination date, will be revalued at the end of each reporting period with the gain or loss as well as the associated interest reflected in change in tax receivable agreement liability in the Condensed Consolidated Statements of Operations in the period in which the event occurred. We did not have a tax receivable agreement prior to the Business Combination.

Loss from Change in Fair Value of Warrant Liability

We recorded a loss of $59.9 million during the three months ended May 31, 2021 for the change in fair value on the revaluation of our warrant liability associated with our public, private placement and forward purchase warrants. We are required to revalue the warrants at the end of each reporting period and reflect in the Condensed Consolidated Statements of Operations a gain or loss from the change in fair value of the warrant liability in the period in which the change occurred. We did not have outstanding warrants prior to the Business Combination.

Loss from Change in Fair Value of Contingent Consideration

We recorded a loss of $73.3 million during the three months ended May 31, 2021 for the change in fair value on the revaluation of our contingent consideration associated with our restricted Series B-1 and B-2 common stock and Sponsor Side Letter. We are required to revalue the contingent consideration at the end of each reporting period and reflect in the Condensed Consolidated Statements of Operations a gain or loss from the change in fair value of the contingent consideration in the period in which the change occurred. We did not have restricted Series B-1 and B-2 common stock prior to the Business Combination.

Provision for Income Taxes

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020	$ Change	% Change
Loss before income taxes	$(167,977)	$(15,582)	$(152,395)	nm
Income tax expense	(1,378)	(8,170)	6,792	-83%

Loss before income taxes was $168.0 million for the three months ended May 31, 2021, a $152.4 million increase compared to $15.6 million for the three months ended May 31, 2020. This increase is primarily related to a loss of $59.9 million for the fair value adjustment as of May 31, 2021 for the warrant liability and $73.3 million associated with the fair value adjustment as of May 31, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted Series B-1 and B-2 common stock along with the $22.5 million amortization of the fair value adjustment to deferred revenue related to the purchase price allocation in the Business Combination. These expenses were partially offset by $14.5 million of lower interest expense in the first quarter of fiscal 2022 compared to the same period of the prior year.

Income tax expense was $1.4 million for the three months ended May 31, 2021 compared to $8.2 million for the three months ended May 31, 2020. The effective tax rate was 0.8% for the three months ended May 31, 2021, compared to 52.4%, for the three months ended May 31, 2020. The overall change in the effective tax rate was primarily due to significant nondeductible mark-to-market losses associated with contingent liabilities and certain equity consideration liabilities related to the Business Combination as well as the impact of losses attributable to our noncontrolling interest in our affiliate.

Comparison of February 4, 2021 through February 28, 2021 (Successor) and March 1, 2020 through February 3, 2021 (Predecessor) compared to Fiscal year ended February 29, 2020 (Predecessor)

Revenue

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Revenue:
Subscriptions revenue	$14,117	$259,707	$243,981	$29,843	12%
Professional services revenue	7,248	48,940	61,121	(4,933)	-8%

Total revenue	$21,365	$308,647	$305,102	$24,910	8%

Percentage of revenue:
Subscriptions revenue	66%	84%	80%
Professional services revenue	34%	16%	20%

Total	100%	100%	100%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Subscriptions revenue was $273.8 million for the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021, a $29.8 million, or 12%, increase compared to subscriptions revenue of $244.0 million for the fiscal year ended February 29, 2020. The increase in subscriptions revenue was primarily related to the acquisition of Amber Road. The balance of the increase was primarily related to new organic subscription sales in the prior periods, predominantly driven by increases in products utilized across our customer portfolio.

Professional services revenue was $56.2 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $4.9 million, or 8%, decrease compared to $61.1 million for the fiscal year ended February 29, 2020. The decrease was primarily due to the impact of the COVID-19 pandemic which delayed the delivery of professional services and training to our customers, mainly due to our customers’ focus on switching to remote operations during the first half of fiscal 2021, which began on March 1, 2021. Importantly, although the COVID-19 pandemic delayed planned customer engagements, we did not experience any material cancellations of engagements. Professional services revenue was also impacted by fewer new subscription sales closed in early fiscal 2021 as compared to the fiscal 2020. We attribute this temporary delay in closing new subscription sales to the COVID-19 pandemic as our customers were focused on the impact of the pandemic on their operations rather than launching new technology projects.

Our subscriptions revenue as a percentage of total revenue increased to 83% for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021 compared to 80% for the fiscal year ended February 29, 2020 driven primarily by the increase in subscriptions revenue and decline in professional services revenue described above.

Cost of Revenue, Gross Profit and Gross Margin

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Cost of revenue:
Subscriptions	$7,823	$55,602	$59,113	$4,312	7%
Professional services	4,324	40,466	42,414	2,376	6%
Amortization of acquired intangible assets	4,037	18,921	19,538	3,420	18%

Total cost of revenue	16,184	114,989	121,065	10,108	8%

Gross profit:
Subscriptions	2,257	185,184	165,330	22,111	13%
Professional services	2,924	8,474	18,707	(7,309)	-39%

Total gross profit	$5,181	$193,658	$184,037	$14,802	8%

Gross margin:
Subscriptions	16%	71%	68%
Professional services	40%	17%	31%
Total gross margin	24%	63%	60%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Cost of subscriptions was $63.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $4.3 million, or 7%, increase compared to $59.1 million for the fiscal year ended February 29, 2020. This increase is primarily related to the acquisition of Amber Road and $2.5 million of unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination, partially offset by the realization of acquisition-related cost savings from acquisitions.

Cost of professional services revenue was $44.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $2.4 million, or 6%, increase compared to $42.4 million for the fiscal year ended February 29, 2020. This increase is primarily related to the acquisition of Amber Road and $0.7 million unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination. We have proactively decided to invest in our professional services organization during the COVID-19 pandemic as a means of providing additional service to and deeper relationships with our customers.

Amortization of acquired intangible assets was $23.0 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $3.4 million, or 18%, increase compared to $19.5 million for the fiscal year ended February 29, 2020, driven primarily by additional intangibles from the acquisition of Amber Road and the reevaluation of the intangible assets as part of the Business Combination in February 2021. We did not include any optional extension periods or cancellations in the valuation.

Our subscriptions gross margin remained consistent at 68% for the combined Predecessor and Successor periods included in the fiscal years ended February 28, 2021 and the fiscal year ended February 29, 2020. Our professional services gross margin declined to 20% for fiscal 2021 from 31% in the fiscal 2020, primarily due to lower professional services revenue in the current period as described above.

Research and Development

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Research and development	$10,458	$53,788	$61,882	$2,364	4%
Percentage of revenue	49%	17%	20%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Research and development expenses were $64.2 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $2.4 million, or 4%, increase compared to $61.9 million in the prior year. The increase is due to $5.2 million of additional unit-based compensation expense recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination, partially offset by leveraging the existing E2open operating model and managerial structure resulting in cost savings associated with the acquisition of Amber Road.

Sales and Marketing

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Sales and marketing	$8,788	$46,034	$53,605	$1,217	2%
Percentage of revenue	41%	15%	18%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Sales and marketing expenses were $54.8 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $1.2 million, or 2%, increase compared to $53.6 million in the prior year. The increase is primarily related to $5.1 million of additional unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and associated costs of the Amber Road acquisition, partially offset by the realization of acquisition-related cost savings from historical acquisitions.

General and Administrative

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
General and administrative	$23,123	$37,355	$51,799	$8,679	17
Percentage of revenue	108%	12%	17%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

General and administrative expenses were $60.5 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $8.7 million, or 17%, increase compared to $51.8 million in the prior year. The increase is driven primarily by $14.7 million of additional unit-based compensation recognized related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million unit-based compensation for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units during fiscal 2021. These increases were partially offset by the $9.5 million of unit-based compensation attributable to the acceleration of certain unit-based awards in connection with the Amber Road acquisition during fiscal 2020, as well as the realization of acquisition-related cost savings from historical acquisitions.

Other Operating Expenses

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Acquisition and other related expenses	$4,317	$14,348	$26,709	$(8,044)	-30%
Amortization of acquired intangible assets	1,249	31,275	31,129	1,395	4%

Total other operating expenses	$5,566	$45,623	$57,838	$(6,649)	-11%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Other operating expenses were $51.2 million for combined Predecessor and Successor periods included in the fiscal 2021, a $6.7 million, or 11%, decrease compared to $57.8 million in the prior year. The decrease is mainly due to the significant transaction related expenses incurred in fiscal 2020 for Amber Road.

Interest and Other Expense, Net

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Interest and other expense, net	$(1,928)	$(65,469)	$(67,554)	$157	0%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Interest expense increased to $67.4 million for combined Predecessor and Successor periods included in the fiscal 2021, a $0.2 million decrease compared to $67.6 million in the prior year. This decrease is driven primarily by the incremental debt incurred to finance the acquisition of Amber Road, partially offset by the reduction in outstanding debt as well as the associated interest rate on the debt refinanced in the Business Combination and other income earned during fiscal 2021.

In connection with the Business Combination, we repaid the full outstanding principal balance of $907.3 million of the Term Loan Due 2024, as defined below, using proceeds from the Business Combination. Additionally, we entered into a new $525.0 million term loan and a $75.0 million revolver in connection with the Business Combination. See Debt below for additional details.

Gain from Change in Fair Value of Warrant Liability

We recorded a gain of $23.2 million during the period from February 4, 2021 through February 28, 2021 for the change in fair value on the revaluation of our warrant liability associated with our public, private placement and forward purchase warrants. We are required to revalue the warrants at the end of each reporting period and reflect in the Consolidated Statements of Operations a gain or loss from the change in fair value of the warrant liability in the period in which the change occurred. We did not have outstanding warrants prior to the Business Combination.

Gain from Change in Fair Value of Contingent Consideration

We recorded a gain of $33.7 million during the period from February 4, 2021 through February 28, 2021 for the change in fair value on the revaluation of our contingent consideration associated with our restricted Series B-1 and B-2 common stock and Sponsor Side Letter. We are required to revalue the contingent consideration at the end of each reporting period and reflect in the Consolidated Statements of Operations a gain or loss from the change in fair value of the contingent consideration in the period in which the change occurred.

Provision for Income Taxes

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	$ Change (1)	% Change (1)
Income (loss) before income taxes	$12,245	$(54,611)	$(108,641)	$66,275	-61%
Income tax benefit	612	6,681	7,271	22	0%

(1)	Change represents the combined Predecessor and Successor periods included within the fiscal year ended February 28, 2021 compared to the fiscal year ended February 29, 2020.

Loss before income taxes is $42.4 million for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, a $66.3 million, or 61%, decrease compared to $108.6 million for the fiscal year ended February 29, 2020. This decrease is related primarily to the acquisition of Amber Road, stronger operating results, the $9.5 million unit-based compensation recognized in fiscal 2020 attributable to the acceleration of certain unit-based awards related to the Amber Road acquisition, additional integration-related cost savings realized from historical acquisitions, $23.2 million income for the fair value adjustment as of February 28, 2021 for the warrant liability and $33.7 million income associated with the fair value adjustment as of February 28, 2021 for the contingent consideration liability related to the Sponsor Side Letter and restricted Series B-1 and B-2 common stock. The benefits were partially offset by higher interest expense in fiscal 2020 due to incremental debt incurred to finance the Amber Road acquisition, $28.2 million of unit-based compensation expense related to the acceleration of unvested options and restricted units of E2open Holdings in connection with the Business Combination and $4.7 million of unit-based compensation expense for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

Notwithstanding that the $7.3 million income tax benefit is substantially the same for each period, the effective tax rate is 17.2% for the combined Predecessor and Successor periods included in the fiscal year ended February 28, 2021, compared 6.2%, for the fiscal year ended February 29, 2020. The overall increase in the effective tax rate was primarily due to the relative change in state taxes, earnings at affiliate, changes in valuation allowances and changes due to the fair value of equity compensation related to the Business Combination.

Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well as interest and debt. Our ability to expand and grow our business will depend on many factors, including working capital needs and the evolution of our operating cash flows.

We had $220.7 million in cash and cash equivalents and $75.0 million of unused borrowing capacity under our revolving credit facility as of May 31, 2021. See Note 9, Notes Payable to the Notes to the Condensed Consolidated Financial Statements. We believe our existing cash and cash equivalents, cash provided by operating activities and, if necessary, the borrowing capacity under our revolving credit facility will be sufficient to meet our working capital, debt repayment and capital expenditure requirements for at least the next twelve months.

In the future, we may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, we may seek additional equity or debt financing.

Debt

2021 Term Loan and Revolving Credit Facility

On February 4, 2021, as part of the Business Combination, E2open, LLC entered into a new $525.0 million term loan (2021 Term Loan) and a $75.0 million revolver (2021 Revolving Credit Facility). The 2021 Term Loan will mature on February 4, 2028, while the revolver will mature on February 4, 2026. The 2021 Term Loan has a variable interest rate which was 4.00% and 3.69% as of May 31, 2021 and February 28, 2021, respectively. Principal payments of $1.3 million are due on the last day of each February, May, August and November commencing August 2021. As of May 31, 2021 and February 28, 2021, the 2021 Term Loan had a principal balance outstanding of $525.0 million and there were no amounts drawn on the revolver.

Cash Flows

The following table presents net cash from operating activities, investing activities and financing activities:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Net cash provided by operating activities	$39,266	$29,831
Net cash used in investing activities	(12,385)	(3,886)
Net cash used in financing activities	(699)	(602)
Effect of exchange rate changes on cash and cash equivalents	(1,161)	120

Net increase in cash, cash equivalents and restricted cash	25,021	25,463
Cash, cash equivalents and restricted cash at beginning of period	207,542	48,428

Cash, cash equivalents and restricted cash at end of period	$232,563	$73,891

Comparison of the Three Months Ended May 31, 2021 (Successor) and 2020 (Predecessor)

As of May 31, 2021, our consolidated cash, cash equivalents and restricted cash was $220.7 million, a $26.0 million increase from our balance of $194.7 million as of February 28, 2021.

Net cash provided by operating activities for the three months ended May 31, 2021 was $39.3 million compared to $29.8 million for the three months ended May 31, 2020. The $9.5 million increase in cash was primarily driven by the additional cash provided by working capital during the first quarter of fiscal 2022 compared to the first quarter of fiscal 2021.

Net cash used in investing activities was $12.4 million and $3.9 million for the three months ended May 31, 2021 and 2020, respectively. The use of cash for both periods was primarily driven by the acquisition of property and software related to our data centers.

Net cash used in financing activities for the three months ended May 31, 2021 was $0.7 million compared to $0.6 million for three months ended May 31, 2020. The increase in cash used in financing activities was a result $1.8 million of proceeds from the sale of membership units during the first quarter of fiscal 2021. There were no sales of units or stock during the first quarter of fiscal 2022. The net repayment of debt was $2.0 million in fiscal 2021 compared to $0.2 million in fiscal 2022. Additionally, the repayment of financing lease obligations was $0.1 million higher in fiscal 2022 than in fiscal 2021.

Tax Receivable Agreement

Concurrently with the completion of the Business Combination, we entered into the Tax Receivable Agreement with certain selling equity holders of E2open Holdings. Pursuant to the Tax Receivable Agreement, we will pay the certain sellers, as applicable, 85% of the tax savings that we realize from increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings’ equity interests, the future exchange of the Common Units for shares of Class A Common Stock (or cash), certain pre-existing tax attributes of certain sellers and certain other tax benefits related to entering into the Tax Receivable Agreement including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur. We will retain the benefit of the remaining 15% of these cash savings.

Amounts payable under the Tax Receivable Agreement will be contingent upon, among other things, our generation of taxable income over the term of the Tax Receivable Agreement. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits subject to the Tax Receivable Agreement, we would not be required to make the related payments under the Tax Receivable Agreement. Although the amount of any payments required to be made under the Tax Receivable Agreement may be significant, the timing of these payments will vary and will generally be limited to one payment per member per year. The amount of such payments is also generally limited to the extent we are unable to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement in a given period.

The liability related to the Tax Receivable Agreement is $52.6 million as of May 31, 2021 assuming (1) a constant corporate tax rate of 24.11%, (2) no dispositions of corporate subsidiaries, (3) no material changes in tax law and (4) we do not elect an early termination of the Tax Receivable Agreement. However, due to the uncertainty of various factors, including: (a) the timing and value of future exchanges, (b) the amount and timing of our future taxable income, (c) changes in our tax rate, (d) no future dispositions of any corporate stock and (e) changes in the tax law, the likely tax savings we will realize and the resulting amounts we are likely to pay to the E2open Sellers pursuant to the Tax Receivable Agreement are uncertain. Additionally, interest will accrue on the tax receivable agreement liability at a rate of LIBOR plus 100 basis points.

The liability recorded on the balance sheet does not include an estimate of the amount of payments to be made if certain sellers exchanged their remaining interests in E2open Holdings for our common stock, as this amount is not readily determinable and is dependent on several future variables, including timing of future exchanges, stock price at date of exchange, tax attributes of the individual parties to the exchange and changes in future applicable federal and state tax rates.

In addition, if we exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we are required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we would be required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments.

We are entitled to receive quarterly tax distributions from E2open Holdings, subject to limitations imposed by applicable law and contractual restrictions. The cash received from such tax distributions will first be used to satisfy any tax liability and then make any payments required under the Tax Receivable Agreement. We expect that such tax distributions will be sufficient to fund both our tax liability and the required payments under the Tax Receivable Agreement.

Conversion of Contingent Consideration

The contingent consideration liability was $224.1 million and $150.8 million as of May 31, 2021 and February 28, 2021, respectively. The fair value remeasurement as of May 31, 2021 resulted in a loss of $73.3 million for the three months ended May 31, 2021. There was no gain or loss for the three months ended May 31, 2020 as the contingent consideration liability was not recorded until February 4, 2021. The contingent liability represents the Series B-1 common stock, Series B-2 common stock, Series 1 RCUs and Series 2 RCUs.

There were 8,120,367 shares of Series B-1 common stock, including the Restricted Sponsor Shares issued under the Sponsor Side Letter Agreement, as of May 31, 2021. There were 4,379,557 shares of Series 1 RCUs outstanding as of May 31, 2021. The Series B-1 common stock automatically converts into our Class A Common Stock on a one-to-one basis and the Series 1 RCUs will vest and become Common Units of E2open Holdings at such time as the 5-day VWAP of our Class A Common Stock is equal to at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid following the closing of the Business Combination.

As of June 8, 2021, the 5-day VWAP of our Class A Common Stock exceeded $13.50 per share which was the triggering event for the conversion of the Series B-1 common stock and vesting of the Series 1 RCUs. As such, 8,120,367 Series B-1 common stock converted into Class A Common Stock and 4,379,557 Series 1 RCUs became 4,379,557 Common Units of E2open Holdings along with the issuance of 4,379,557 Class V common stock to the holders of the vested common units.

Leases

Effective March 1, 2021, we began accounting for leases in accordance with ASC Topic 842, Leases, which requires lessees to recognize lease liabilities and right-of-use (ROU) assets on the balance sheet for contracts that provide lessees with the right to control the use of identified assets for periods of greater than 12 months. Upon adoption of ASC Topic 842, we recognized an operating lease liability of $23.0 million, a ROU operating asset of $22.4 million and no change to retained earnings.

Our non-cancelable operating leases for our office spaces have various expiration dates through August 2029. Under these leases, our undiscounted future cash flows utilized in the calculation of the lease liabilities as of May 31, 2021 were: $4.4 million for June 1, 2021 through February 28, 2022, $5.2 million for fiscal 2023, $4.4 million for fiscal 2024, $3.1 million for fiscal 2025, $2.5 million for fiscal 2026 and $4.7 million thereafter. These numbers include interest of $2.7 million.

Our non-cancelable financing lease arrangements relate to software and computer equipment and have various expiration dates through August 2024. We have the right to purchase the software and computer equipment anytime during the lease or upon lease completion. Under these leases, our undiscounted future cash flows utilized in the calculation of the lease liabilities as of May 31, 2021 were: $4.4 million for June 1, 2021 through February 28, 2022, $3.3 million for fiscal 2023 and $2.5 million for fiscal 2024. These numbers include interest of $0.6 million.

Off-Balance Sheet Arrangements

We are responsible for reimbursement of outstanding obligations related to any letters of credit issued under our $15.0 million available letters of credit accessible under our $75.0 million revolving credit facility. We do not have any other material off-balance sheet arrangements or contingent commitments. There were no outstanding letters of credit or borrowings under the 2021 Revolving Credit Facility as of May 31, 2021 and February 28, 2021.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with U.S. GAAP. Preparation of the financial statements requires management to make judgments, estimates and assumptions that impact the reported amount of revenue and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2, Summary of Significant Accounting Policies to the Notes to the Consolidated Financial Statements.

Revenue Recognition

Subscription revenue, which primarily consists of fees to provide customers access to our solution, is recognized ratably over the life of the contract. Typically, amounts that have been invoiced are recorded in accounts receivable and deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. Transaction-related revenue is recognized as the transactions occur.

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of our solutions. We provide professional services primarily on a time and materials basis, but also on a fixed fee basis. Professional services revenue is recognized as the services are provided. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of our efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by us, and therefore reflect the transfer of services to a customer under such contracts.

If our estimate of the total hours required for a performance obligation at a fixed price is inaccurate, then our revenue recognition timing will be impacted as labor hours as a percentage of total estimated hours will be adjusted at the end of the contract resulting in additional or reduced revenue recognized, as needed, to account for the change in hours. Any adjustments should not have a material impact to our financial condition and results of operations.

We enter into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. We primarily account for subscription and professional services revenue as separate units of accounting and allocate revenue to each deliverable in an arrangement based on standalone selling price. Judgment is required to determine the stand-alone selling price for each distinct performance obligation. We evaluate the standalone selling price for each element by considering prices we charge for similar offerings, size of the order and historical pricing practices.

Deferred revenue from subscriptions represents amounts collected from, or invoiced to, customers in advance of earning subscription revenue. Typically, we bill our annual subscription fees in advance of providing the service. Deferred revenue from professional services represents revenue for time and material contracts where the revenue is recognized when milestones are achieved and accepted by the customer for fixed price contracts.

Share-Based Compensation

We measure and recognize compensation expense for all share-based awards at fair value over the requisite service period. We use the Black-Scholes option pricing model to determine the weighted average fair value of options. For restricted stock grants and certain performance-based awards, fair value is determined as the average price of our Class A Common Stock on the date of grant. The determination of fair value of share-based awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

The expected terms of the options are based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on historical and expected future volatility of our Class A Common Stock. We have not historically issued any dividends and do not expect to in the future.

For performance-based awards where the number of shares includes a relative revenue growth modifier to determine the number of shares earned at the end of the performance period, the number of shares earned will depend on which range our total revenue growth falls within over the performance period. The fair value of the performance-based shares with the revenue growth modifier is determined using a Monte Carlo valuation model. In the period it becomes probable that the minimum threshold specified in the performance-based award will be achieved, we will recognize expense for the proportionate share of the total fair value of the award related to the vesting period that has already lapsed. The remaining fair value of the award is expensed on a straight-line basis over the balance of the vesting period. If we determine that it is no longer probable that we will achieve the minimum performance threshold specified in the award, all of the previously recognized compensation expense will be reversed in the period such determination is made.

We do not estimate forfeitures; therefore, we record compensation costs for all awards and record actual forfeitures as they occur.

If factors change and we employ different assumptions in the determination of the fair value of grants in future periods, the related compensation expense that we record may differ significantly from what we have recorded in the current periods.

Refer to Note 22, Share-Based and Unit-Based Compensation in the Notes to Consolidated Financial Statements for further discussion of our share-based compensation plans.

Unit-Based Compensation

The pre-Business Combination unit-based compensation expense associated with awards to employees and directors was measured at the grant date based on the fair value of the awards that were expected to vest. For time based awards, the expense was recognized on a straight line basis over the requisite service period of the award, which was generally four years. For performance based awards, the expense was recognized when the performance obligation was probable of occurring. The fair value of options was estimated using the Black-Scholes option-pricing model, which was impacted by the following assumptions:

•

Expected Term — We estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration.

•	Expected Volatility — As E2open Holdings’ units were not actively traded, the volatility is based on a benchmark of comparable companies within the SCM software industry.

•	Expected Dividend Yield — The dividend rate used was zero as we did not pay any cash dividends to unit holders.

•	Risk-Free Interest Rate — The interest rates used were based on the implied yield available on constant maturity U.S. Treasury securities with a term equal to the expected term of the options.

•	Estimating the fair value of the underlying units is not necessary post-Business Combination as our shares are traded on the NYSE under the symbol “ETWO.”

The pre-Business Combination grant date fair value of our common stock was typically determined by our board of members with the assistance of management and a third-party valuation specialist. The grant date fair value of our membership units was determined using valuation methodologies which utilized certain assumptions and weighting of factors, including an income based approach, a market based approach and an assumption for a discount for lack of marketability. Application of these valuation methodologies involved the use of estimates, judgment and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, cash flows, discount rates, market multiples and the selection of comparable companies.

We did not estimate forfeitures. Instead, we accounted for forfeitures as they occurred. Forfeitures were not material the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

Warrant Liability

We have public and private placement warrants as well as warrants available under the Forward Purchase Agreement. We classify as equity any equity-linked contracts that (1) require physical settlement or net-share settlement or (2) give us a choice of net-cash settlement or settlement in our own shares (physical settlement or net-share settlement). We classify as assets or liabilities any equity-linked contracts that (1) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside our control) or (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, we record the fair value of the equity-linked contract at each balance sheet date and record the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. Our public warrant liability is valued using the binomial lattice pricing model. Our private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. Our forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rate, expiration dates and risk-free rates.

The estimates used to calculate the fair value of our warrant liability changes at each balance sheet date are based on our stock price and other assumptions described above. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Contingent Consideration

The contingent consideration liability is due to the issuance of the two tranches of restricted Series B-1 and B-2 common stock and Series 1 RCUs and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. We also have deferred consideration (earn-out) payments that are due upon the successful attainment of revenue related criteria related to the acquisition of Averetek.

These restricted shares, Common Units and deferred consideration payments are treated as a contingent consideration liability under ASC 805 and valued at fair market value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Our earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend rates, dividend yield and risk-free interest rates. Any change in the fair value from the remeasurement will be recorded in acquisition-related expenses on the Consolidated Statements of Operations as a gain (loss) on change in fair value of contingent consideration.

The estimates used to calculate the fair value of our contingent consideration changes at each balance sheet date are based on our stock price, operating results and other assumptions. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Provision for Income Taxes

We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

We account for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Judgment is required in assessing the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Variations in the actual outcome of these future tax consequences could materially impact our consolidated financial statements.

Business Combinations

We evaluate acquisitions of assets and other similar transactions to assess whether or not the transaction should be accounted for as a business combination or asset acquisition by first applying a test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If the test is met, the transaction is accounted for as an asset acquisition. If the test is not met, further determination is required as to whether or not we have acquired inputs and processes that have the ability to create outputs which would meet the definition of a business. Significant judgment is required in the application of the test to determine whether an acquisition is a business combination or an acquisition of assets.

We use the acquisition method in accounting for acquired businesses. Under the acquisition method, our financial statements reflect the operations of an acquired business starting from the completion of the acquisition. The assets acquired and liabilities assumed are recorded at their respective estimated fair values at the date of the acquisition. Any excess of the purchase price over the estimated fair values of the identifiable net assets acquired is recorded as goodwill.

Determining estimated fair value requires a significant amount of judgment and estimates. If our assumptions change or errors are determined in our calculations, the fair value could materially change resulting in a change in our goodwill or identifiable net assets acquired.

Recently Adopted and Issued Accounting Pronouncements

Recently issued and adopted accounting pronouncements are described in Note 2, Summary of Significant Accounting Policies to the Notes to the Consolidated Financial Statements.

INFORMATION ABOUT BLUJAY

BluJay’s Business Overview

BluJay is a leading provider of supply chain management software, integrating data, network and software solutions to provide end-to-end capabilities that serve the complete supply chain. BluJay services shippers, logistics service providers, freight forwarders and brokers across the world with frictionless supply chain management solutions designed to help increase performance and productivity and reduce costs.

BluJay provides its software solutions to approximately 5,000 customers worldwide and its software solutions have been deployed in more than 100 countries. BluJay has an impressive track record of customer retention and its international presence helps enable customer service all over the world. The utility of BluJay’s software solutions for customers of all sizes and its engagement model allows it to scale from small local projects up to complex, multi-country and multi-solution engagements.

BluJay’s mission is to be an active participant in the partnership with its customers and to take responsibility for delivering value, reducing risk and creating supply chain success. BluJay’s approach is to implement its software solutions in close partnership with its customers, primarily using its own resources and its implementation team to integrate its software solutions on customer systems and to support customers rather than depending on third party systems integrators and consultants. This is achieved through the offering of a full-service delivery model including project management, solution design, business consulting, technical consulting, development, integration and support. BluJay’s implementation methodology has been utilized to deliver thousands of projects over the years. Additionally, BluJay supports their shipper customers with a variety of business process outsourcing models that allow them to maximize the effectiveness of the software solutions and optimize their respective supply chains.

BluJay has experienced strong growth with revenue increasing from $161 million in the fiscal year ended March 31, 2019 (“FY19”) to $178 million in the fiscal year ended March 31, 2021 (“FY21”). BluJay’s strategy has also allowed it to achieve stable revenue growth, with recurring revenue having increased by a compound annual growth rate of 6% from FY19 to FY21, from $121 million to $137 million.

History

BluJay was founded in 1972 under the name Kewill, Inc. as a logistics business consulting group. BluJay shifted its focus in 1985 and transformed into a logistics product solution company, at which time BluJay made its first public offering and listed on the London Stock Exchange. Through BluJay’s organic growth and strategic acquisitions, its range of software solutions has expanded to include transportation management, international trade, and freight forwarding solutions, among other products and services. In 2012, BluJay was acquired and taken private by Francisco Partners, a global private equity firm specializing in investments in technology and technology-enabled businesses.

In 2016, BluJay acquired LeanLogistics, whose core competency was transportation management. Through this acquisition, BluJay brought together supply chain execution and global trade management into one comprehensive and integrated portfolio of logistics applications, analytics and services. In the same year, BluJay launched BluJay Parcel, an enterprise-class multi-carrier shipping management system that supports multi-location, domestic and international shipping, and real-time tracking, in an expansion of its product offerings.

In 2017, BluJay rebranded as BluJay Solutions and adopted a new model to help customers harness the power of the global supply chain ecosystem. In the same year, Temasek made a minority investment in BluJay as a strategic investment partner, helping to drive growth and greater internationalization. BluJay also acquired Blackbay, a mobility solutions provider in order to expand its mobile offerings with comprehensive shipment tracking and proof-of-delivery capture.

In 2018, BluJay acquired CSF Solutions, Grosvenor International Systems and ERA System, which are providers of customs and compliance solutions in Germany, Italy and the United Kingdom, among other European markets. These acquisitions helped further expand BluJay’s global capabilities and integrated customs solutions.

In 2020, BluJay acquired Expedient Software, a provider of customs and forwarding software for the logistics market in Australia and New Zealand, broadening BluJay’s customs and forwarding technology offerings and continuing to grow its presence in the Asia-Pacific region.

Key milestones of BluJay’s history are shown in the diagram below:

Competitive Strengths

BluJay believes that it benefits from the following competitive strengths:

A Broad Portfolio of Supply Chain Execution Solutions

BluJay offers a portfolio of supply chain execution solutions, including transportation management systems for shippers, logistics service providers and freight forwarders and a platform for global trade, referred to as Augmented Global Trade, along with a series of local customs solutions, that enable shippers, logistics service providers, freight forwarders and brokers to efficiently and accurately ship across international borders.

Networking and Data Solutions That Extend Beyond Traditional Application Boundaries

In addition to traditional software solutions, BluJay offers a series of networking and data solutions that enhance the value created by its applications and can be leveraged by companies in a standalone manner. These solutions include data and network for freight and logistics (connecting shippers, carriers and logistics service providers), retail commerce (between suppliers, retailers and consumers) and global trade (between shippers, brokers and government agencies).

A Large and Diverse Customer Base

BluJay services and supports a customer base of approximately 5,000 customers. Customers vary in size from public companies with multi-billion dollar market capitalizations to small, local operators. Industries include retail, electronics, logistics service providers and food manufacturers, among others. These customers have deployed BluJay’s software in over 100 countries.

An Experienced Team

Across all departments, BluJay’s workforce brings a depth of industry and technology expertise. Examples include certified customs brokers, who are able to assist customers in deploying BluJay’s software solutions and who provide a source of innovation and domain knowledge when developing the next generation of products, in addition to a staff of logistics-as-a-service team members who use the BluJay transportation management systems on a daily basis. Finally, members of BluJay’s development team possess a depth and breadth of experience in the software industry.

Strategy

BluJay has the following key business growth strategies:

Global Platform of Solutions for Logistics Service Provider Market

BluJay has developed a global platform of solutions for the logistics service provider market. One area of focus is to leverage BluJay’s freight forwarding and customs management solutions, as well as the land, air and sea capabilities that are offered through BluJay’s technologies, to drive growth. BluJay’s management believes that investments in resources, marketing, and strategic partners will allow BluJay to build on the quality of its brand and reputation.

Scaling of Software Solutions for Shippers

BluJay is a leader in supply chain transportation management for the shipper community. Through its large transportation network, BluJay has the ability to add new customers into an ecosystem that creates value beyond traditional transportation management systems capabilities. The commercial organization is designed to tap into all of the participants in that ecosystem, including shippers, carriers and suppliers, to continue to scale and grow value added revenues.

Cross Selling Solutions Through Innovation and Partnership

In recent years, BluJay has made strides to innovate and expand the capabilities of its broad base of software solutions. BluJay has also worked to thoughtfully stratify its base of approximately 5,000 customers in order to better manage customers with the aim of providing additional value. BluJay’s management believes that these investments in development and in process management will foster new and progressive engagement with the current customer base allowing for additional cross selling of the capabilities of BluJay’s software solutions.

Expanding Addressable Markets not Served Today

BluJay is focused on growth and expansion into new geographies and industries. BluJay believes that reliance on a strong partner strategy will assist launches in underserved markets. From selling to implementation to support, BluJay anticipates engaging with partners to support the needs of markets where BluJay is pursuing increased scale. Additionally, the partner ecosystem facilitates entrance into new market verticals.

BluJay’s Focus: Data, Network and Applications (“DNA”)

The power behind BluJay’s approach to software solutions is the blending of data, networks and applications to form the BluJay DNA, BluJay’s strategy for delivering its software solutions to drive high performance supply chains.

BluJay DNA allows BluJay’s customers to move beyond point-solution efficiency improvements by leveraging the scale of a broad and connected network to collaborate with their partners and combining with insightful data to help them see and solve their most pressing challenges. BluJay’s network is integral to its product offering, providing a broad range of data which is harnessed to enhance the underlying applications through meaningful data insights. This means that users can benefit from increased visibility on market trends and allows outreach to a greater number of partners, as opposed to a closed network of the user’s current partners.

BluJay DNA is inherent in all of BluJay’s software applications and sets the blueprint for BluJay’s approach to supply chain management and global customs management.

Data

BluJay leverages proprietary data and analytics to provide meaningful metrics to its customers, helping them to make critical decisions and increase supply chain efficiency.

BluJay’s data is principally sourced from the transactions completed on its network by over 50,000 participants, which in FY21 included:

•	$18 billion worth of freight spend by its customers;

•	17 million ground loads of logistics;

•	11 million customs declarations;

•	140 million United Parcel Service (“UPS”) package deliveries; and

•	50,000 delivery drivers utilizing BluJay mobile applications.

BluJay also sources data from a range of external providers, including, with respect to tariffs and codes, network partners, ratings engines and spot markets.

BluJay’s data is available to its customers through a range of proprietary data sets, including BluIQ, BluDex, Freight Market Index and Smart Classification:

BluIQ

The proprietary data available to BluJay is provided to its customers through “BluIQ”. BluIQ is a data visualization tool that provides data insight solutions focused on process milestones, current status, trends, and exceptions in an easy-to-use configurable visual dashboard. BluIQ delivers real-time visibility and data insights to support solid supply chain decision-making. The dashboards offer a large number of widget styles, with a simple, plain-language process allowing customers to easily configure their own dashboards and see the data that has been compiled from BluJay and make decisions.

BluIQ differs from traditional data visualization tools in two ways. The first is that it is driven by Application Programming Interface (“API”) rather than being based on extract, transformation and load. By leveraging APIs, data is closer to real-time data, less underlying infrastructure is required as the data is stored centrally, and the chances of synchronization issues are decreased. The second way is also linked to the API driven approach: if BluIQ customers want to act on the data present, one click will bring the user to the data in the underlying application (such as the transportation management system) to act on it right away.

BluDex

BluDex is a freight rate index that is part of BluJay’s transportation management systems. BluDex aggregates data from shipper and carrier market transactions for dry van and refrigerated shipments across North America in order to allow customers to see this data and benchmark their transportation rates and other key performance indicators against it to determine how their supply chain costs and processes compare to the market.

BluDex tracks contract as well as spot markets and serves as a basis for procurement planning. BluDex allows customers to see how over $18 billion in annual freight spend has travelled across the BluJay Carrier Network. The BluDex freight rate index provides value through its use of real-time rates obtained directly from the BluJay Carrier Network, providing actionable intelligence solutions.

Freight Market Index Report

BluJay also makes available a Freight Market Index Report monthly to its customers. The Freight Market Index Report is a benchmark of transportation-specific key performance indications, including freights, carrier tender response rates, on-time performance and many other operational metrics, enabling customers to understand how their performance compares relative to industry standards. This data can be used to understand opportunities or trade-offs between cost and service to drive BluJay’s customers’ decisions for business value and growth.

Smart Classification

The classification of items to be sent across borders with the appropriate tariff codes is one of the more critical and time consuming aspects of import and export processing. The Smart Classification module leverages rules, industry content and a smart data-driven engine to help show such data to customers that can be filtered quickly and accurately to determine the appropriate tariff codes for a given declaration.

Networks

The BluJay Global Trade Network is a network of suppliers, carriers, and other partners that allows BluJay’s customers to connect and collaborate across their supply chains, offering trade through modern supply chain architecture. The BluJay Global Trade Network has over 50,000 participants worldwide. By joining the BluJay Global Trade Network, customers can see and collaborate on supply chain data, including transaction and data volumes and other insights and analytics. In addition, by joining the BluJay Global Trade Network, customers help to generate new data through their participation on the network, and as BluJay’s network increases, BluJay can harness an increasing set of data.

With increased visibility on market rates and supply chain availability through the data captured by the BluJay Global Trade Network, BluJay’s network helps customers to reduce costs and encourage better and more accurate trade compliance.

BluJay also collaborates with a number of partners, including E2open, to bolster the BluJay Global Trade Network beyond transactions taking place by participants on the network. For example, BluJay has partnered with supply chain visibility platforms that use proprietary algorithms to provide predictive supply chain visibility, helping to enrich BluJay’s ecosystem and provide additional capabilities to its customers. BluJay works with (i) regional network partners, who act as a valuable extension of the BluJay Global Trade Network in chosen markets, adding to the outreach of the network and bringing localized expertise to customer engagements, (ii) innovation partners, which consist of a combination of strategic relationships within the supply chain consultancy network and a group of experts that expand resource capability in project management and (iii) strategic alliance partners consisting of third-party solutions and integration providers.

Applications

BluJay offers a diverse range of software applications, including transport management systems, global trade management systems and last mile solutions. BluJay’s software applications are offered through a multi-tenant SaaS platform, which means that the software is centrally hosted and delivered to licensed users on a subscription basis. This removes the need for burdensome on-premise systems and storage, eliminates the need for bespoke connections to the customers’ partners and helps reduce costs and complexities for customers.

Transportation Management Systems (“TMS”)

BluJay offers transportation management systems to shippers, logistics service providers and freight forwarders, which provide these customers with a system through which they can plan, organize and assess each stage of their supply chain. BluJay not only innovates, develops and implements its own transportation management system solution, but BluJay is also one of the largest users of its transportation management systems solution, providing managed transportation services to many companies across the globe. BluJay has an in-house team of employees based in the United States who manage transportation logistics on behalf of customers. As users of the transportation management systems, BluJay’s managed transportation services team can identify enhancement opportunities and provide feedback during the development process directly to the product development team.

The three TMS software applications provided by BluJay are:

•

TMS for Shippers – BluJay operates a leading transportation management system platform for shippers managing their own freight across all modes of transportation around the globe. This solution is a single instance, multi-tenant, cloud-based platform capable of managing and optimizing ground, ocean, rail and parcel shipments. TMS for Shippers is utilized by retailers, manufacturers and wholesalers that manage their own freight spend. TMS for Shippers helps these companies by looking at all freight (inbound and outbound) and optimizing mode selection, carrier utilization and capacity management to meet customer service requirements while minimizing freight spend. TMS for Shippers also helps manage the freight invoice reconciliation process, in order to help ensure that freight invoices from carriers are accurate and paid in a timely manner.

•

TMS for Freight Forwarders – the primary target audience for this software application is global freight forwarders managing international freight on behalf of shippers (including retailers, wholesalers and manufacturers). These companies utilize this application to manage quotations, customer orders, container planning and booking with third party ocean and air freight carriers, customer invoicing, supplier payment and customer service with a particular focus on air and ocean freight moves across international borders. Some of the largest freight forwarders in the world have deployed this application to support their operations in over 100 countries.

•

LSP Platform – the target audience for the LSP Platform is third party logistics providers that focus predominantly on ground transportation, frequently with their own fleet of drivers and equipment. The LSP Platform not only manages transportation, including order optimization and fleet planning, but it also serves as an operational platform for these customers. It provides financial management (invoicing to customers), a warehouse management system (for managing distribution center operations) and mobile applications for driver tracking and delivery verification (via integration with MobileSTAR).

Global Customs Management

BluJay is a leading provider of customs management and compliance software to help ensure ongoing compliance for its customers. BluJay offers its customs management and compliance solutions through the application “Augmented Global Trade,” a multi-tenant SaaS platform that consolidates the management of customs and compliance requirements for international trade from end to end. Unlike multiple, disconnected, local-specific systems that handle limited aspects of global trade, customs, or compliance, BluJay has assembled a single platform that automates and enhances compliance, global trade, and customs operations, with actionable workflow and dashboard visibility. BluJay also provides localized customs management, principally in the United States, the United Kingdom, Italy, Germany, Australia and New Zealand.

BluJay’s customs management solutions provide multi-country electronic customs declarations, with coverage for more than 20 countries, helping to simplify and streamline the customs declarations process.

Last Mile Solutions

BluJay offers customers two last mile software applications, Parcel Management and MobileSTAR:

•

Parcel Management – BluJay’s Parcel Management is an enterprise-class multi-carrier shipping management system that supports complex, high volume, multi-locational, international and domestic shipping for last mile deliveries. The Parcel Management service is based on BluJay’s proprietary knowledge of the software being used to ship hundreds of millions of packages each year and allows customers to maintain control and visibility over last mile deliveries and offer cost effective and reliable shipping to their customers. Parcel Management includes integration to many of the largest parcel carriers in the world.

•

MobileSTAR – BluJay’s MobileSTAR application is a critical operational platform for couriers, postal companies, logistics service providers and shippers with their own fleets. MobileSTAR groups and optimizes orders to build efficient routes that help to assure that service requirements are met while optimizing driver time for last mile delivery. The dispatch portal on MobileSTAR helps central dispatchers manage drivers, notifies them of exceptions and provides them a facility to address exceptions. The accompanying mobile application is used by drivers to provide real time tracking, delivery signature capture, along with “white glove” customer service supporting tools.

Sales, Marketing and Distribution

BluJay’s business model, expansive network, insight-driven logistics and user-friendly interface have enabled BluJay to build a strong brand and loyal customer base. BluJay’s value proposition to customers includes optimizing their supply chains by reducing costs, increasing visibility, offering more accurate and up to date customs compliance. Customers wanting these benefits join the BluJay Global Trade Network, which in turn results in improved insights and more data that can be made into usable metrics for customers to make better choices for their supply chain.

Sales

BluJay focuses its selling efforts on its large customer base of approximately 5,000 customers, and medium to large enterprise organizations around the world through a direct sales force and regional channel partners.

Direct Sales

The majority of BluJay’s sales are generated by its direct sales personnel. BluJay utilizes its direct sales personnel to promote its software solutions.

BluJay maintains 16 offices around the world. For FY21, approximately 95% of BluJay’s revenue was generated through direct sales. BluJay’s direct sales team is made up of sales personnel responsible for maintaining long-term relationships with BluJay’s customers. In addition, within each geographic area, BluJay maintains specific teams, personnel or agents that focus on a particular region, product or market vertical. These teams include sales management, account salespeople, and sales engineers, as well as project managers and existing account management personnel, responsible for maintaining a close and consultative relationship with customers.

Channel Partners

Although the vast majority of BluJay’s sales are direct to customers, BluJay also engages with its channel partners to market its software solutions. These channel partners help increase brand visibility and sales for BluJay and assist in penetrating markets and verticals where BluJay does not have a significant direct sales team involved. Channel partners are assigned a channel relationship manager within BluJay and are supported through training and access to sales resources and technical support. The use of channel partners enables BluJay to scale its end customer base cost effectively, and to expand the reach of its own direct sales teams.

Sales Strategy

BluJay’s sales strategy to gain new customers involves BluJay identifying clear and qualified targets for its software solutions around the world. This approach enables BluJay’s salesforce to focus its time on opportunities where BluJay believes it can bring a competitive advantage.

BluJay’s customer base includes customers across various jurisdictions and sizes. As of March 31, 2021, BluJay had approximately 5,000 customers globally and its software solutions had been deployed in more than 100 countries. BluJay is focused on establishing and maintaining long-standing relationships with its existing customers and expanding their use of the BluJay DNA platform.

BluJay’s go-to-market approach involves utilizing a focused customer team that aims to develop deep and long-term relationships with customers in order to learn their goals and objectives. BluJay works closely with customers’ C-suites, supply chains and global trade teams to help them understand how BluJay can further enhance their supply chain management in order to increase supply chain efficiencies and to identify new opportunities to lower costs and improve service levels.

Marketing

To support BluJay’s sales efforts, BluJay engages in marketing activities to generate demand for its products and services, with a focus on direct customer offerings. BluJay’s marketing strategy is highly focused on building its brand awareness to create customer preference for BluJay, engaging in thought leadership programmes to illustrate how BluJay’s innovations can help solve customer business problems and enabling its sales teams to drive customer adoption of BluJay’s solutions.

BluJay takes a three-tier approach to marketing strategy: (i) building brand awareness and the capabilities of the BluJay DNA on a global scale; (ii) regional marketing tailored for the specific market/ industry; and (iii) leveraging a number of marketing tools such as social media and webinars to maintain a presence and provide value to potential customers through its marketing campaigns.

BluJay’s marketing team supports its sales efforts through a variety of activities, including direct customer interaction, account-based marketing campaigns, portfolio marketing, industry events, media relations, industry analyst relations, social media, trade shows, BluJay’s website and other marketing vehicles for BluJay’s customers and channel partners.

Distribution

BluJay principally distributes its software through a SaaS platform, which means that the software is centrally hosted and delivered to licensed users on a subscription basis. This removes the need for burdensome on-premise systems, creating and maintaining bespoke interfaces to supply chain partners and storage which can reduce costs and complexities for customers.

BluJay also offers a limited range of license products, which represent a small portion of total revenues. License products require physical distribution to its customers.

Research and Development

Due to the ever-changing nature of technology and the demands from customers for increased supply chain efficiency and lower costs, BluJay dedicates a proportion of its revenue to research and development efforts to develop updates for its software solutions that meet the demands of its customers.

BluJay had research and development costs of approximately $24 million in each of the years ended March 31, 2021, 2020 and 2019, representing 14%, 14% and 15% of BluJay’s total revenues, respectively. BluJay’s research and development costs consist primarily of product development, which is split into four categories: new features, coding, testing and user manual writing. As of June 30, 2021, BluJay has approximately 392 employees dedicated to research and development, many of whom are cross-trained across BluJay’s product offerings in order to ensure that product knowledge is wide and global.

BluJay also runs a customer advisory board for its products. This allows each customer who purchases a product to participate in the consultation for improvements and additional features in respect of such product. The customer advisory board for each product meets quarterly and customers are given the opportunity to present their ideas in order to influence the future direction of the product.

New Features

BluJay has a team of technical product owners and business analysts that validate the requirements for new features, provide high-level estimates for development costs and determine the development approach for new features. BluJay continually looks to improve the user experience and increase functionality of its software solutions, through the addition of new features to its offerings. This is therefore a key area of focus for BluJay’s product development in both the short-term and the long-term.

Coding

BluJay has a team of analysts and senior developers who are responsible for creating the product stories, coding, unit testing and rework.

Testing

BluJay emphasizes quality assurance and has a team of engineers that are responsible for testing plans and execution (both manual and automated), bug fixes, and regression testing. A combination of manual and automated testing is performed on every build prior to deployment, and performance testing is a part of this process.

Extensive monitoring at both the application and infrastructure levels helps BluJay to identify and react to issues that occur post-deployment.

User Manual Writing

Technical writers prepare the user manual documentation that is delivered in connection with, and incorporated into, the product.

Intellectual Property

BluJay relies on a combination of trademark, copyright and domain name protection, trade secret laws, licensing agreements, and third party nondisclosure and assignment agreements to protect its intellectual property and know-how. Customarily, license and services agreements for BluJay’s software and services provide non-disclosure and related terms to protect intellectual property.

BluJay’s policy generally requires that employment contracts include clauses requiring employees to assign all of the inventions and intellectual property rights they develop in the course of their employment, or the economic benefits thereof, to BluJay and to agree not to disclose or misuse any confidential information.

BluJay has applied for or obtained many trademark registrations relating to its products. Certain of these trademarks are registered in the United Kingdom, the United States, Australia, the EU and with the World Intellectual Property Organization.

Customers

BluJay provides its software solutions to approximately 5,000 customers worldwide and its software solutions have been deployed in more than 100 countries. Customers vary in size from public companies with multi-billion dollar market capitalizations to small, local operators. Industries include retail, consumer packaged goods, technology and logistics service providers, among others. No individual customer represented more than 10% of revenues in FY21.

BluJay also provides worldwide customer support, which is available to customers 24/7. The customer service function of BluJay provides a range of services to customers including installation, post-sale implementation and training, and support-related services as well as design services and consultancy to customers.

Competition

We believe the overall market for supply chain management software is highly competitive, fragmented, marked by rapid consolidation and rapidly evolving due to technological innovations. Our competitors fall into the following categories:

•	Large enterprise software vendors such as SAP, Oracle, Blue Yonder and Manhattan Associates; and

•	Niche software vendors that either address only a portion of the capabilities we provide or predominantly focus on narrow industry verticals.

BluJay faces increased competition from enterprise resource planning and supply chain management applications vendors and from business application software vendors that may broaden their solution offerings by internally developing or by acquiring or partnering with independent developers of supply chain execution software. It is possible that new competitors or alliances among current and/or new competitors could emerge to win significant market share. Increased competition could result in price reductions, fewer customer orders, reduced earnings and margins, and loss of market share. In turn, this could have a material adverse effect on BluJay’s business, results of operations, cash flow, and financial condition.

Human Capital

As of June 30, 2021, BluJay had a global workforce consisting of approximately 1,324 employees, of which 96, 118 and 392 were in sales, administration and operations, and research and development, respectively.

As of June 30, 2021 approximately 328, 514 and 482 employees were located in Europe, the Middle East and Africa; the Americas and the Asia-Pacific, respectively.

Labor laws in these regions generally provide minimum standards regarding annual paid and unpaid leave, sick leave, maternity leave and other provisions regarding leave from work, severance pay, pension contributions and other terms of employment. BluJay contributes to pension plans (or similar type plans) for its employees in certain countries.

Historically, BluJay has not experienced any material labor-related work stoppages.

BluJay trains its human resources team to comply with the latest employment and selection best practices. BluJay’s human resources vision is to create a committed workforce through people, enabling processes and knowledge sharing practices based upon BluJay’s value system.

BluJay’s future success will depend, in part, on its ability to continue to attract, retain and motivate highly qualified personnel, for whom competition is intense.

Properties

BluJay has 16 offices globally. BluJay’s offices are located in leased premises. Individual office leases vary as to their terms, rental provisions and expiration dates. BluJay’s global headquarters is located at Blue Tower, 14th Floor, MediaCityUK, Salford Quays, M50 2ST, United Kingdom and its U.S. headquarters is located at 915 E 32nd Street, Suite B, Holland, MI 49423, United States.

The following table details the breakdown of the leases for BluJay’s principal offices as of June 30, 2021:

Facility Location	Lease Expiration	Approximate Square Footage
Manchester, United Kingdom	July 2030	5,000
Chelmsford, Massachusetts, United States	February 2026	11,700
Holland, Michigan, United States	April 2025	77,500
Hyderabad, India	June 2024	36,300

Certain of BluJay’s leases have a term as short as one year while others are over ten years in length.

Insurance

BluJay maintains a commercial combined insurance coverage covering the core business including employee liability, cyber security breaches, property damage or loss (contents insurance), business interruption and business travel insurance. BluJay also maintains directors’ and officers’ insurance, general and product liability and other coverages. BluJay has also procured additional policies covering certain areas where the general coverage has exceptions or limitations. Typically, these exceptions or limitations are identified when a new subsidiary is created in a new country and after a risk assessment has explored the potential risks attached to operating the subsidiary company, the company procures supplemental insurance coverage. BluJay’s management believes that BluJay’s current insurance coverage is appropriate for its business, in respect of its level and applicable excesses and deductibles. BluJay does not have any material outstanding insurance claims.

Legal Proceedings

BluJay may, at any given time, be named as a defendant in certain lawsuits, investigations and claims arising in the ordinary course of business. While the outcome of these potential lawsuits, investigations and claims cannot be predicted with certainty, BluJay does not expect that any pending litigations, disputes or claims against BluJay, if decided adversely, would have a material adverse effect on its financial condition, cash flows or results of operations.

Regulatory Matters

BluJay’s business is subject to a wide array of regulations in the various jurisdictions in which it operates, with employees and customers in many countries. As a result, BluJay is regulated by various authorities, including in the United Kingdom and the United States, which oversee, among other areas, consumer protection, licensing and corporate governance. BluJay is also subject to the laws, regulations and possible sanctions of a number of countries affecting international transactions, including consumer protection, labor laws, laws related to internet commerce, and information technology. BluJay also has employees and customers in many countries, resulting in BluJay handling sensitive personal data in those countries. Therefore, BluJay must comply with local data protection and privacy rules. Further, due to BluJay’s international operations, it is in receipt of payments in/from a number of jurisdictions. As a result, BluJay must monitor compliance with money laundering regulations in a number of countries. The regulatory environment related to information security, data collection and privacy is becoming increasingly demanding, with new and changing requirements applicable to BluJay’s business, including restrictions on transfer of personal data of customers or employees outside of the European Union or the United States, as applicable, and with significant operational requirements that must be followed and significant penalties for non-compliance.

In particular, BluJay is subject to data protection and privacy regulations such as the General Data Protection Regulation (EU) 2016/679 (the “GDPR”). The GDPR, which came into force on May 25, 2018, implemented more stringent operational requirements for BluJay’s use of personal data. These more stringent requirements include expanded disclosures to BluJay’s customers in respect of how BluJay may use their personal data and increased rights for customers to access, control and delete their personal data. BluJay faces stringent regulations in other jurisdictions as well, including under the California Consumer Privacy Act. In addition, there are mandatory data breach notification requirements and significantly increased penalties of the greater of €20 million or 4% of global turnover for the preceding financial year. The UK’s Network and Information Systems Regulations 2018, as amended from time to time, which came into force on May 10, 2018, apply to BluJay and place additional network and information systems security obligations on BluJay, as well as mandatory security incident notification in certain circumstances with penalties of up to £17 million.

BluJay is also subject to various customs and international trade laws and regulations. For example, BluJay may be subject to the PATRIOT Act, and the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region. BluJay is also subject to evolving government export and import controls. There are also different laws in the various jurisdictions in which BluJay operates that relate to how online sales may be made, including laws regulating the size and prominence of lettering, regulations surrounding the use of opt-in as compared to opt-out provisions and other specifics as to how sales may be made.

Further, BluJay is subject to anti-bribery regulations and anti-corruption legislation in countries where BluJay conducts business. The SEC, the U.S. Department of Justice, OFAC, the U.S. Department of State, as well as other foreign regulatory authorities, continue to enforce economic and trade regulations and anti-corruption laws across industries. U.S. trade sanctions relate to transactions with designated foreign countries and territories, including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine as well as specifically targeted individuals and entities that are identified on U.S. and other blacklists, and those owned by them or acting on their behalf. Anticorruption laws, including the U.K. Bribery Act and the FCPA, generally prohibit direct or indirect corrupt payments to government officials and, under certain laws, private persons to obtain or retain business or an improper business advantage.

In addition, BluJay is subject to the United Kingdom’s, United States’ and European Union’s competition laws and any relevant antitrust or competition law in any other jurisdiction in which it operates which prohibits the abuse of a dominant position in the market.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BLUJAY

Overview

BluJay is a leading provider of supply chain management software, integrating data, network and software solutions to provide end-to-end capabilities that serve the complete the supply chain. BluJay services shippers, logistics service providers, freight forwarders and brokers across the world with frictionless supply chain management solutions designed to help increase performance and productivity and reduce costs.

BluJay provides its software solutions to approximately 5,000 customers worldwide and its software solutions have been deployed in more than 100 countries. BluJay has an impressive track record of customer retention and its international presence helps enable customer service all over the world. The utility of BluJay’s software solutions for customers of all sizes and its engagement model allows it to scale from small local projects up to complex, multi-country and multi-solution engagements.

BluJay’s mission is to be an active participant in the partnership with its customers and to take responsibility for delivering value, reducing risk and creating supply chain success. BluJay’s approach is to implement its software solutions in close partnership with its customers, primarily using its own resources and its implementation team to integrate its software solutions on customer systems and to support customers rather than depending on third party systems integrators and consultants. This is achieved through the offering of a full-service delivery model including project management, solution design, business consulting, technical consulting, development, integration and support. BluJay’s implementation methodology has been utilized to deliver thousands of projects over the years. Additionally, BluJay supports their shipper customers with a variety of business process outsourcing models that allow them to maximize the effectiveness of the software solutions and optimize their respective supply chains.

BluJay’s Business Model

BluJay’s business model focuses on maximizing the lifetime value of a customer relationship, and BluJay continues to make significant investments in order to grow its customer base. Due to its subscription model, BluJay recognizes subscriptions revenue ratably over the term of the subscription period. As a result, the profitability of a customer to its business in any particular period depends in part upon how long a customer has been a subscriber on its platform. BluJay believes that, over time, as its customer base grows and a relatively higher percentage of its subscriptions revenue are attributable to renewals versus new customers or upsells to existing customers, associated sales and marketing expenses and other allocated upfront costs as a percentage of revenues will decrease, subject to investments it plans to make in its business. Over the lifetime of the customer relationship, BluJay also incurs sales and marketing costs to manage the account, renew or sell additional products and services to the customer.

Impact of COVID-19

The COVID-19 pandemic has caused business disruptions worldwide beginning in January 2020. The full extent to which the pandemic will impact BluJay’s business, operations, cash flows, and financial condition will depend on future developments that are difficult to accurately predict. Early in FY21, BluJay experienced modest adverse impacts as it related to lengthening of sales cycles and delays in delivering professional services and training to its customers. The global pandemic continues to evolve, and BluJay is carefully monitoring the situation to understand its impacts on its business and operations.

BluJay pivoted to remote working as a result of the COVID-19 pandemic and was able to continue its operations uninterrupted. BluJay’s business model results in a significant majority (77% in FY21) of its revenue coming from recurring revenue on long-term contracts, which helped BluJay avoid any major disruptions in cash flows during FY21, with revenue growing by approximately 6% from FY21 compared to the year ended March 31, 2020 (“FY20”). Additionally, due to travel restrictions, expenses typically incurred for marketing programs and traveling were lower in FY21 than FY20.

As COVID-19 shutdowns and restrictions began in early 2020, BluJay drew down additional cash on the credit facility to have cash readily available as a precautionary measure. BluJay did not need this cash for day-to-day working capital requirements and the amount was subsequently repaid in October 2020. Operating cash flow conversion was in excess of 80% for FY21. As of March 31, 2021, BluJay had a cash balance of $31.5 million and a further $20.0 million available on its revolving credit facility.

Key Metrics

BluJay reviews the following key metrics to evaluate its business, measure its performance, identify trends affecting its business, formulate business plans and make strategic decisions:

	Year Ended March 31,
($ in millions)	2021	2020	2019
	(audited)		(unaudited)
Adjusted EBITDA before IFRS 16 and capitalized employee development costs	$52.6	$43.8	$41.0
Leases adjustment for IFRS 16	3.7	4.1	— [1]
Capitalized development costs	10.3	9.3	7.7
Adjusted EBITDA	66.6	57.2	48.7
Loss on disposal of fixed assets	—	(0.3)	(0.7)
Management fees	(0.7)	(0.7)	(0.7)
Exceptional items	(3.2)	(6.6)	(4.5)
Foreign exchange gain / (loss)	3.4	(2.8)	3.4
Share based payment expense	(1.1)	—	—
Depreciation	(3.8)	(3.3)	(2.8)
Depreciation on right of use assets	(3.3)	(3.8)	—
Amortization	(16.7)	(15.9)	(20.7)
Impairment loss on goodwill and other intangibles	(15.4)	—	—
Operating Profit	25.8	23.8	22.7

[1]	IFRS 16 was adopted in FY20, and therefore had no impact on Adjusted EBITDA for FY19.

Adjusted EBITDA before IFRS 16 and Capitalized Employee Development Costs

Adjusted EBITDA before IFRS 16 and capitalized employee development costs is defined as earnings before interest, tax, depreciation, amortization and impairment of intangible assets, exceptional items, share based payments expense, realized foreign exchange gains/losses, loss on disposal of fixed assets, management fees, leases as if not IFRS 16 was not applied and software development costs as if they were not capitalized.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest, tax, depreciation, amortization and impairment of intangible assets, exceptional items, share based payments expense, foreign exchange gains/losses, loss on disposals and management fees.

These profit measures are applied by the BluJay board of directors to understand the earnings trend of BluJay and are considered the most meaningful measure under which to assess the true operating performance of BluJay.

Key Components of BluJay’s Historical Results of Operations

Revenues

BluJay derives its revenues primarily from subscription fees and professional services fees. BluJay offers subscriptions to its cloud-based transportation management system platform. Subscriptions revenue consist primarily of fees to provide customers access to BluJay’s cloud-based platform.

Recurring subscriptions revenue accounted for approximately 75%, 76% and 77%, respectively, of BluJay’s revenues for the fiscal years ended March 31, 2019, 2020 and 2021. Subscriptions revenue are a function of the number of customers, the number of users at each customer, the number of modules subscribed to by each customer, the price of our modules, and renewal rates.

Subscription fees are recognized ratably as revenues over the contract term beginning on the date the application is made available to the customer. BluJay’s new business subscriptions typically have a term of three years, although some of its customers opt for a longer period. BluJay generally invoices its customers in annual installments at the beginning of each year in the subscription period. Amounts that have been invoiced are initially recorded as deferred revenue and are recognized ratably over the subscription period. Amounts that have not been invoiced are not reflected in BluJay’s consolidated financial statements.

Professional services revenues consist primarily of fees associated with the implementation and configuration of BluJay’s subscription service, as well as fees for training customers’ employees in the use of BluJay’s software. Professional services are generally sold on a fixed-fee or time-and-materials basis. Revenue for time-and-material arrangements is recognized as the services are performed. For fixed-fee and other types of arrangements, revenue is recognized as work is performed using the input method.

BluJay’s professional services engagements typically span from a few weeks to several months. The terms of its typical professional services arrangements provide that its customers pay us within 30 days of invoice. Fixed-fee services arrangements are generally invoiced based on milestones. BluJay has made significant investments in its professional services business that are designed to ensure customer success and adoption of its platform.

Operating Expenses

Subscription Services

Cost of subscription services consists primarily of expenses related to hosting BluJay’s service and providing customer support. Significant expenses are comprised of data center and related services costs; personnel and related costs directly associated with our cloud infrastructure and customer support, including salaries, benefits, bonuses and stock-based compensation; allocated overhead; and amortization of developed technology.

Professional Services and other Cost of Revenues

Cost of professional services and other cost of revenues consist primarily of personnel and related costs directly associated with BluJay’s professional services and training departments, including salaries, benefits, bonuses and share-based compensation; the costs of contracted third-party vendors; and allocated overhead. These costs are generally expensed in the period incurred.

Professional services associated with the implementation and configuration of BluJay’s subscription platform are performed directly by its services team, and, to a limited extent, by contracted third-party vendors. In cases in which third party vendors invoice BluJay for services performed for its customers, those fees are accrued over the requisite service period.

Research and Development

Research and development expenses consist primarily of personnel costs of BluJay’s development team, including salaries, benefits, bonuses, share-based compensation expense and allocated overhead costs. Research and development expenses are expensed as incurred, excluding the capitalization of internally developed software costs.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel and related costs directly associated with BluJay’s sales and marketing staff, including salaries, benefits, bonuses, commissions and share-based compensation. Commissions earned by its sales force that can be associated specifically with a non-cancellable subscription contract are deferred and amortized over three years. Other sales and marketing costs include trade shows and other marketing events.

General and Administrative

General and administrative expenses consist primarily of personnel costs and related expenses for executive, finance, legal, human resources, recruiting, and employee-related information technology and administrative personnel, including salaries, benefits, bonuses and share-based payment charges; professional fees for external legal, accounting, recruiting and other consulting services; allocated overhead costs; and legal settlements.

Depreciation

Depreciation consists primarily of costs to write-down leasehold improvements, furniture, fixtures, equipment, and right of use assets over its expected useful life.

Amortization

Amortization consists primarily of costs to write-down definite-lived intangible assets over their expected useful life.

FX (Gain)/Loss

FX (gain)/loss consists primarily of gains and losses from transactions in foreign currencies.

Management Fees

Management fees consist primarily of support and advisory fees from Francisco Partners.

Share Based Payment

Share based payment consists primarily of expenses related to the equity-settled restricted share plan for its senior managers. The fair value of the employee services received in exchange for the share awards is recognized as a share-based payment expense.

Loss on Disposal

Loss on disposal consists primarily of losses recorded on the disposal of fixed assets.

Impairment Loss on Goodwill and Other Intangibles

Impairment losses include amounts written off goodwill and other intangibles. BluJay tests whether goodwill has suffered any impairment on an annual basis. The recoverable amount of a cash generating unit

(“CGU”) is determined based on value-in-use calculations which requires the use of assumptions. The calculations use cash flow forecasts for five years and are estimated based on the annual budget approved by management. An impairment is recorded when the recoverable amount is less than the carrying value.

Intellectual property, customer relationships, trademarks and non-competes are the intangibles valued as part of acquisitions. With each acquisition, management has a third party valuation firm perform a valuation of the intangibles acquired. These intangibles are recorded as part of the acquisition and then amortized over the life determined by the valuation. Annually, the intangible assets are reviewed by management to determine if any impairment indicators have been triggered.

Exceptional Items

Exceptional items include non-recurring, non-trade items of income or expense that BluJay determines separate presentation in order to aid in the understanding of BluJay’s ongoing financial trading performance. Examples of such items include legal and advisory costs related to acquisitions, integration costs, strategic restructuring programs costs, cost of impairment for goodwill or other assets, and other particularly significant or unusual items

Finance Costs

Finance costs consist of interest payable on various forms of debt. BluJay expenses borrowing costs in the period the costs are incurred. Where borrowing costs are attributable to the acquisition, construction or production of a qualifying asset, such costs are capitalized as part of the specific asset and amortized over the estimated useful life of the asset.

Taxation

The tax expense for each year comprises current and deferred tax. The tax currently payable is based on taxable profit and is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted by the year end date. Taxable profit differs from net profit as reported in the Statement of Profit or Loss because it excludes items of income or expense that are taxable or deductible in other periods and it further excludes items that are never taxable or deductible.

Deferred income tax is provided in full, using the liability method on an undiscounted basis, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the historical financial information. However, deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affect neither accounting nor taxable profit or loss. Deferred tax is determined using tax rates and laws that have been enacted or substantially enacted at the year-end date and are expected to apply when the related deferred tax asset is realized or the deferred tax liability is settled.

Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

Deferred tax liabilities are recognized for taxable temporary differences arising in investments in subsidiaries except where BluJay is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The carrying amount of deferred tax assets is reviewed at the end of each year and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the profit and loss, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority, and BluJay intends to settle its current tax assets and liabilities on a net basis.

Results of Operations

The following table sets forth the various components of our income statement and other operating metrics for the periods indicated.

	Year Ended March 31,
($ in millions)	2021	2020	2019
	(audited)		(unaudited)
Revenue	$177.5	$167.6	$161.5
Operating expenses	(151.7)	(143.8)	(138.8)
Operating profit	25.8	23.8	22.7

Analyzed as:
Adjusted EBITDA	66.6	57.2	48.7
Depreciation, amortization, FX (gain)/loss, management fees, share based payment and loss on disposal	(22.2)	(26.8)	(21.5)
Impairment loss on goodwill and other intangibles	(15.4)	—	—
Exceptional Items	(3.2)	(6.6)	(4.5)
Operating Profit	25.8	23.8	22.7

Finance Costs	(33.3)	(35.6)	(32.8)

Loss before gain on equity investment and taxation	(7.5)	(11.8)	(10.1)
Gain on equity investment	—	—	1.1

Loss before taxation	(7.5)	(11.8)	(9.0)
Taxation	(2.0)	(1.4)	(5.6)

Loss for the year	(9.5)	(13.2)	(14.6)

Years Ended March 31, 2021, March 31, 2020 and March 31, 2019

Revenue

Revenue for FY21 was $177.5 million, an increase of $9.9 million, or 5.9%, as compared to the prior year. This increase was primarily driven by growth in recurring revenues.

Revenue for FY20 was $167.6 million, an increase of $6.1 million, or 3.8%, as compared to the prior year. This increase was primarily driven by growth in recurring revenues.

Operating Expenses

Operating expenses for FY21 were $(151.7) million, an increase of $7.9 million, or 5.5%, as compared to the prior year. This increase was primarily driven by increased headcount costs and impairment of goodwill.

Operating expenses for FY20 were $(143.8) million, an increase of $5.0 million, or 3.6%, as compared to the prior year. This increase was primarily driven by increased headcount costs.

Depreciation, Amortization, FX (Gain)/Loss, Management Fees, Share Based Payment and Loss on Disposal

Depreciation, amortization, FX (gain)/loss, management fees, share based payment and loss on disposal for FY21 were $(22.2) million, a decrease of $4.6 million, or 17.2%, as compared to the prior year. This decrease was primarily driven by an FX gain of $3.4 million in FY21 compared to and FX loss of $(2.8) million in FY20.

Depreciation, amortization, FX (gain)/loss, management fees, share based payment and loss on disposal for FY20 were $(26.8) million, an increase of $5.3 million, or 24.7%, as compared to the prior year. This increase was primarily driven by an FX loss of $(2.8) million in FY20 compared to an FX gain of $3.4 million in FY21.

Impairment Loss on Goodwill and Other Intangibles

Impairment loss on goodwill and other intangibles for FY21 was $(15.4) million, an increase of $15.4 million as compared to the prior year. This increase was primarily due to (a) an impairment loss recorded in FY21 on the Southeast Asia goodwill of $14.6 million as a result of the impact on value-in-use calculations due to operational changes the Southeast Asia CGU and (b) the loss of a customer, which triggered an impairment indicator and resulted in a loss of $0.8 million being recorded on the Blackbay customer relationship intangible asset. No impairment loss on goodwill and other intangibles was recorded in FY20.

There was no impairment loss on goodwill and other intangibles for FY20 or FY19.

Exceptional Items

Exceptional items for the year ended March 31, 2021 were $(3.2) million, a decrease of $3.4 million, or 51.5%, as compared to the prior year. This decrease was primarily driven by a decrease in acquisition related costs and a decrease in internal systems implementation costs.

Exceptional items for the year ended March 31, 2020 were $(6.6) million, an increase of $2.1 million, or 46.7%, as compared to the prior year. This increase was primarily driven by systems implementation costs in FY20.

Finance Costs

Finance costs for the year ended March 31, 2021 were $(33.3) million, a decrease of $2.3 million, or 6.5%, as compared to the prior year. This decrease was primarily driven by a decrease in interest rates.

Finance costs for the year ended March 31, 2020 were $(35.6) million, an increase of $2.8 million, or 8.5%, as compared to the prior year. This increase was primarily driven by an increase in the preference share interest charge.

Taxation

Taxation for the year ended March 31, 2021 was $(2) million, an increase of $(0.6) million, or 42.9%, as compared to the prior year. This increase was primarily driven by an increase in the current year tax charge due to an increase in taxable income which was partly mitigated by prior year adjustments relating to United States tax planning.

Taxation for the year ended March 31, 2020 was $(1.4) million, a decrease of $4.2 million, or 75.0%, as compared to the prior year. This decrease was primarily driven by an increase in the loss before tax, changes to the transfer pricing policy and deferred tax movements in the United States.

Financial Condition, Liquidity and Capital Resources

Historical Cash Flows

The following table sets forth our historical cash flows for the periods indicated.

	Year Ended March 31,
($ in millions)	2021	2020	2019
	(audited)		(unaudited)
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$32.5	$26.2	$7.7
Investing activities	(15.8)	(18.5)	(27.8)
Financing activities	(16.3)	8.5	25.6

Years Ended March 31, 2021, March 31, 2020 and March 31, 2019

Operating activities

Net cash provided by operating activities for the year ended March 31, 2021 was $32.5 million, an increase of $6.3 million, or 24.0%, as compared to the prior year. This increase was primarily driven by an increase of $3.5 million increase in cash generated from operations and a decrease in interest paid of $2.4 million.

Net cash provided by operating activities for the year ended March 31, 2020 was $26.2 million, an increase of $18.5 million, or 240.3%, as compared to the prior year. This increase was primarily driven by an increase of $18.5 million in cash generated from operations.

Investing activities

Net cash used in investing activities for the year ended March 31, 2021 was $15.8 million, a decrease of $2.7 million, or 14.6%, as compared to the prior year. This decrease was primarily driven by no acquisitions in FY21 as compared to FY20.

Net cash used in investing activities for the year ended March 31, 2020 was $18.5 million, a decrease of $9.3 million, or 33.5%, as compared to prior year. This decrease was primarily driven by net cash of $6 million used in FY20 for acquisitions compared to cash of $16.1 million used in FY19 for acquisitions.

Financing activities

Net cash used in financing activities for the year ended March 31, 2021 was $16.3 million, an increase of $24.8 million, or 291.8%. This increase was primarily driven by repaying the revolving credit facility in FY21 of $13.4 million compared to receiving net proceeds from the revolving facility of $8 million in FY20.

Net cash provided by financing activities for the year ended March 31, 2020 was $8.5 million, a decrease of $17.1 million, or 66.8%, as compared to the prior year. This decrease was primarily driven by a decrease in cash received from the revolving credit facility and new bank borrowings.

Liquidity and Capital Resources

General

As of March 31, 2021, our principal sources of liquidity were cash totaling $31.5 million and a revolving credit facility totaling $20 million.

Debt

As of March 31, 2021, BluJay had outstanding term loans of $326.8 million, as well as a $20 million revolving credit facility, of which $0 was outstanding.

The credit facilities are provided through a syndicate led by TPG Specialty Lending Europe I Advisors Ltd. The term loan facilities include U.S. dollar denominated loans totaling $170 million, pounds sterling denominated loans totaling £35.2 million and euro denominated loans totaling €96.9 million. The repayment of the terms loans is due in September 2024. The revolving credit facilities comprise an available facility of $20 million. The loans are secured by fixed and floating charges over the shareholdings in the principal subsidiary undertakings as well as over the assets of the principal subsidiaries. The loans are subject to standard commercial loan covenants for which BluJay was fully in compliance throughout the year.

The interest payable on the credit facilities is fixed in advance, for various time periods up to three months by reference to official market rates (e.g. LIBOR) plus a margin. The margin applicable to the term loans is 6.5% and the margin applicable to the revolving credit facility is 3%. Under the terms of the Senior Credit Facility Agreement, the official market rate used to calculate the rate of interest for the term loan interest period cannot be less than 0.5%. A commitment fee of 1.05% is payable on the portion of the revolving credit facility which is undrawn.

During FY21, the average interest rate charged on the bank loans was approximately 7% (compared to 8.10% in FY20). The total interest expense in the period on these borrowings, excluding amortization of capitalized fees, was $23.8 million (compared to $25.7 million in FY20).

Commitments and Contractual Obligations

Our principal commitments and contractual obligations consist of obligations under operating leases for office facilities. The following table summarizes our non-cancelable contractual obligations as of March 31, 2021.

	As of March 31, 2021
($ in millions)	Up to 3 months	Between 3 & 12 months	Between 1 & 5 years	More than 5 years	Total
Bank borrowings	—	—	331.8	—	331.8
Interest	5.9	17.6	57.8	—	81.3

Total bank loans	5.9	17.6	389.6	—	413.1
Preference shares	83.5	—	—	—	83.5
Lease liabilities	0.3	3.1	6.8	—	10.2
Trade & other payables	58.6	—	—	—	58.6

	148.3	20.7	396.4	—	565.4

We lease our primary facility under a long-term operating lease, which expires in July 2030.

Off-Balance Sheet Arrangements

As of March 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with IFRS as adopted by the International Accounting Standards Board. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues generated and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Classification of Exceptional Costs

BluJay incurs costs and earns income that is non-recurring, or non-trading in nature or that, in the judgement of the board of directors, need to be disclosed separately by virtue of their size and incidence in order for users of the consolidated financial statements to obtain a proper understanding of the financial information and the underlying performance of the business.

Preference Shares

As specified in BluJay’s articles of association the preference shares do not have a set redemption date but are to be redeemed upon a Listing or Sale, or otherwise upon agreement between shareholders (but only on condition BluJay remains within the terms and conditions of the financing agreements). In accordance with BluJay’s accounting policy these financial instruments are deemed to be a liability. We have estimated that the liability component is recognized at the full amount of the fair value of the instrument as there is the potential that a contingent settlement via a sale or list could occur in the foreseeable future. In addition, these financial instruments are classified under current liabilities as there is no unconditional right to defer payment for 12 months or more and the change of control event is deemed to be outside the control of BluJay.

Capitalized Development

BluJay undertakes development activities and capitalizes certain expenditures as internally generated intangible assets when certain criteria are met. Judgement is required to determine when accumulation of costs to be capitalized begins and ends as well as determining the appropriate amortization period. In determining the amounts to be capitalized, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. If a product is determined to become obsolete in a future period, the unamortized balance would need to be written off.

Recognition of Deferred Tax Asset

Deferred tax assets are recognized for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgement is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies.

Goodwill

BluJay assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required BluJay estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, management uses the discounted cash flow model which requires estimating the future financial results and an appreciate discount rate. Determining the carrying value of an asset or CGU requires the use of estimates of future cash flows and discount rates in order to calculate the present value of the cash flows.

Leases—Estimating the Incremental Borrowing Rate

BluJay cannot readily determine the interest rate implicit in leases, therefore, it uses its incremental borrowing rate (the “IBR”) to measure lease liabilities. The IBR is the rate of interest that BluJay would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what BluJay ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. BluJay estimates the IBR using observable inputs when available and is required to make certain entity-specific estimates. The IBR is reassessed when there is a reassessment of the lease liability or a lease modification.

Share-Based Payments

BluJay operates a restricted share plan (the “plan”) under which certain members of senior management are invited to purchase shares that are subject to the terms and conditions set out in the plan or related award documents. In accordance with IFRS2, purchases of shares under the plan are accounted for as equity-settled share-based payments.

Shares purchased under the plan are subject to vesting conditions, of the total number of shares in each award 50% are subject to exit-vesting conditions and the remaining 50% time-based vesting conditions. Exit vesting is a non-market performance condition. Exit vesting shares become vested upon a sale or listing of BluJay provided the award holder remains an employee of BluJay. This means that the length of the vesting period for exit vesting shares is dependent on achieving the non-market performance condition and should be accounted for as a grant with variable vesting period. In these circumstances BluJay estimates at grant date whether (a) the employees will complete the requisite service period and (b) the non-market performance condition will be satisfied. At each reporting date the probability of exit is reassessed and when the event becomes probable a cumulative catch-up adjustment is posted. The time-based vesting shares are vested at the rate of 1/48 a month following the granting of the shares however all unvested time vesting shares will become vested on the sale of BluJay. Accordingly, the time-vesting shares have been accounted for on the same basis as exit-vesting shares.

The fair value at grant date is independently determined using a probability-weighted expected returns methodology, which is an appropriate future-orientated approach when considering the fair value of options/shares that have no intrinsic value at the time of issue. In this case the expected future returns were estimated by reference to the expected proceeds attributable to the underlying shares at exit, as provided by management, including adjustments for expected net debt, transaction costs and priority returns to other shareholders. This is then discounted into present value terms adopting an appropriate discount rate.

During FY21 an award holder has subscribed for 519,973 shares at a price of £0.071 per C Ordinary Share. The fair value for the shares purchased have been determined as £0.84 per C Ordinary Share (FY20: Weighted Average £0.34 per C Ordinary Share). The difference between the price paid per share and the fair value per share is the cost per share to be used in determining the share-based payment charge.

An amount of $1.1 million has been expensed during the year and includes the cumulative impact of re-assessing exit probability. There was no share-based payment charge expensed in FY20 because the amount was considered not material.

Qualitative and Quantitative Disclosures About Market Risk

Foreign Currency Risk

BluJay’s foreign currency risk is risk that arises on financial instruments that are denominated in a foreign currency other than the functional currency. BluJay’s principal exposure to exchange rate fluctuations arises on the translation of diverse overseas net assets and results into a single presentation currency (currently U.S. dollars) on consolidation. Overseas investments are not hedged, but the level of such balance sheet exposure will be regularly monitored to ensure this remains appropriate. Translation exposures on direct transactions, such as fund transfers between countries where BluJay operates, will be managed by reviewing movements on exchange rates.

BluJay’s borrowings are denominated in a mixture of U.S. dollars, pounds sterling and euros. This matches closely BluJay’s underlying cash generation, so mitigating significantly any economic currency risk on servicing the debt. However, given a U.S. dollar presentation currency for the consolidated financial statements, BluJay may experience significant non-cash foreign exchange retranslation variances in the presentation of its debt going forwards.

Interest Rate Risk

BluJay’s interest rate risk arises from U.S. Dollar and non-U.S. Dollar borrowings. During FY21 and FY20, BluJay’s borrowings were denominated in United States Dollars, Sterling and Euros.

As of March 31, 2021 each 0.1% increase in the relevant base above a 0.5% base would add approximately $0.3 million to the total interest expense for the next twelve months The current Euro, USD and GBP base rates are significantly below the 0.5% base and would require relevant base rates increase of around 1.0%, 0.3% and 0.4% respectively before any additional interest charges were due.

DESCRIPTION OF E2OPEN CAPITAL STOCK

The following description sets forth certain material terms and provisions of the Company’s securities that are registered under Section 12 of the Exchange Act. The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified in its entirety by our second amended and restated certificate of incorporation and amended and restated bylaws. The full text of our second amended and restated certificate of incorporation and amended and restated bylaws are attached to this proxy statement as Annexes H and I, respectively. For a complete description of the rights and preferences of our securities, we urge you to read our second amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of Delaware law.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 2,554,000,000 shares, consisting of:

•	1,000,000 shares of preferred stock, par value $0.0001 per share;

•	2,500,000,000 shares of Class A common stock, par value $0.0001 per share;

•	9,000,000 shares of Series B-1 common stock, par value $0.0001 per share;

•	4,000,000 shares of Series B-2 common stock, par value $0.0001 per share; and

•	40,000,000 shares of Class V common stock, par value $0.0001 per share.

Class A Common Stock

As of June 25, 2021, there are 195,171,415 shares of Class A Common Stock outstanding. All shares of Class A Common Stock are fully paid and non-assessable. In connection with the Business Combination, the Class B ordinary shares held by the Sponsor converted into shares of Class A Common Stock of the Company other than 2,500,000 Class B ordinary shares which automatically converted into Series B-1 common stock in accordance with the Sponsor Side Letter Agreement and the certificate of incorporation. As of June 8, 2021, the 5-day VWAP of our Class A Common Stock exceeded $13.50 per share which was the triggering event for the conversion of the Series B-1 common stock. As such, 8,120,367 Series B-1 common stock, including the 2,500,000 Class B ordinary Sponsor shares converted into Class A Common Stock.

Voting rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock vote together with holders of Class V Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock, then outstanding, if any.

Other rights. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Preferred Stock

No shares of Preferred Stock will be issued or outstanding immediately after the completion of the Business Combination. The Certificate of Incorporation will authorize the Company Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. The Company Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A common stock. At present, we have no plans to issue any Preferred Stock.

Warrants

Public Stockholders’ and Forward Purchase Warrants

Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the IPO or 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional Warrants will be issued upon separation of the units and only Whole warrants will trade. The warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time on February 4, 2026, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue a Class A Common Stock upon exercise of a Warrant unless the Class A Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a

Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the Class A Common Stock underlying such unit.

Redemption of Warrants for Cash

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending on the third business day before we send to the notice of redemption to the warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations, and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Common Stock

Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

for a number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of our Class A common stock except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of Class A Common Stock that a Warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth in the first three paragraphs under the heading “- Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.

Redemption Date Fair Market Value of Class A Common Stock

	Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Common Stock shall mean the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, we may choose to, pursuant to this redemption feature, redeem the Warrants at a “redemption price” of 0.298 Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.365 Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Common Stock.

This redemption feature differs from the typical Warrant redemption features used in other offerings by special purpose acquisition companies, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants (other than the Private Placement Warrants) be redeemed when the Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants for Class A Common Stock, instead of cash, for “fair value” without the Warrants having to reach the $18.00 per share threshold set forth above under “- Redemption of Warrants for Cash.” Holders of the Warrants will, in effect, receive a number of shares representing fair value for their Warrants based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the Warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Warrants, in this case, for Class A Common Stock, and therefore have certainty as to (i) our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Warrants and available to us, and also provides a ceiling to the theoretical value of the Warrants as it locks in the “redemption prices” we would pay to Warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a “premium” to Warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the Warrants for Class A Common Stock if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the premium to the Warrant holders. In particular, it would allow us to quickly redeem the warrants for Class A Common Stock, without having to negotiate a redemption price with the Warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the Warrant holders. In addition, the Warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the Warrants when the Class A Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with a premium (in the form of Class A Common Stock). If we choose to redeem the Warrants when the Class A Common Stock are trading at a price below the exercise price of the Warrants, this could result in the warrant holders receiving fewer Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for Class A Common Stock if and when such Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures and Cashless Exercise

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Class A Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise prices of the Warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants . If we call our Warrants for redemption and our management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding Class A Common Stock is increased by a share capitalization payable in Class A Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of Class A Common Stock equal to the product of (i) the number of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends up to $0.50 per share per annum, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary stock in respect of such event.

If the number of outstanding Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Class A Common Stock.

Whenever the number of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants, 50% of the then outstanding private placement warrants. You should review a copy of the warrant agreement, which is attached as Annex J to this proxy statement, for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If. upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Common Stock to be issued to the Warrant holder.

Private Placement Warrants

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of our Class A Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that CCNB1 agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and permitted transferees is because it was not known at the time of issuance whether the Sponsor and its permitted transferees would be affiliated with us following a business combination. Given they remain affiliated with us, their ability to sell our securities in the open market is significantly limited. We have an insider trading policy in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the Class A Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities. As a result, CCNB1 believed that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

Dividends

We did not declare any dividend in the past and the Board will consider whether or not to institute a divided policy in the future. The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company and subject to the discretion of the Board.

Upon completion of the Business Combination, the Company is a holding company with no material assets other than its interest in E2open Holdings. We intend to cause E2open to make distributions to holders of Common Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Third Amended and Restated Limited Liability Company Agreement provides that pro rata cash distributions be made to holders of Common Units (including the Company) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “The Business Combination - Related Agreements - Third Amended and Restated Limited Liability Company Agreement.” The Company anticipates that the distributions it will receive from E2open may, in certain periods, exceed the Company’s actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Company’s Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Common Units, to maintain one-for-one parity between Common Units held by the Company and shares of Class A Common Stock of the Company. See the risk factor entitled “Risk Factors - Risks Related to the Business Combination - The Company is a holding company and its only material asset after completion of the Business Combination is its interest in E2open, and it is accordingly dependent upon distributions made by its subsidiaries to pay taxes, make payments under the Tax Receivable Agreement or pay dividends.”

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The certificate of incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock. The certificate of incorporation will provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or Stockholders Meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Board then in office, except that holders of Class V Common Stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The certificate of incorporation provides that the Board is divided into three classes designated as Class I, Class II and Class III and that the Board determines the number of directors who will serve on the board, subject to the rights set forth in the Investor Rights Agreement, as amended from time to time. Under the Amended and Restated Investor Rights Agreement, subject to certain step down provisions, the Insight Member will have the right to nominate three board members (of which one is expected to remain vacant), CC Capital, on behalf of the Sponsor, will have the right to nominate five board members (of which one is expected to remain vacant), a representative of Francisco Partners will have the right to nominate one board member and, subject to obtaining CFIUS Clearance (as defined therein), Temasek will have the right to nominate one board member. Two of the three IVP Directors, four of the five Sponsor Directors, the FP Director, the Temasek Director and the Chief Executive Officer of E2open, the CEO Director, will comprise the Company Board following the Closing. The directors nominated as Class I directors with terms ending at the Company’s 2021 annual meeting of stockholders include up to three Sponsor Directors. The directors nominated as Class II directors with terms ending at the Company’s 2022 annual meeting of stockholders include two IVP Directors and up to one Sponsor Director (currently with one Sponsor Director vacancy), and will include one FP Director. The directors nominated as Class III directors with terms ending at the Company’s 2023 annual meeting of stockholders include up to one IVP Director (currently with one IVP Director vacancy), one Sponsor Director and the CEO Director, and will include one Temasek Director.

In addition, the certificate of incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Investor Rights Agreement and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

Business Combinations

The Company has elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the certificate of incorporation provides that the Company will not engage in any “business combinations” (as defined in the certificate of incorporation), at any point in time at which the Company’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the certificate of incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Under the certificate of incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The certificate of incorporation will expressly exclude certain of the Company’s stockholders with whom the Company will enter into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the certificate of incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the certificate of incorporation could have an anti-takeover effect with respect to certain transactions which the Board does not approve in advance. Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of the Board a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The certificate of incorporation does not authorize cumulative voting.

General Stockholder Meetings

The certificate of incorporation provides that special meetings of stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of the stockholders of the Company following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be February 2 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as the Investor Rights Agreement remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The certificate of incorporation and the Bylaws provide that the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the certificate of incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 66-2/3%, in case of provisions in Article I. Article II and Article IV of the Bylaws, and a majority, in case of any other provisions, in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The certificate of incorporation will provide that Article X therein, including the provisions therein regarding competition and corporate opportunities, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class. The certificate of incorporation will provide that Article V, Article VI, Article VII, Article VIII, Article IX, Article XII and Article XIII therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•

the provision requiring a 66-2/3% supermajority vote, in case of provisions in Article I, Article II and Article IV of the Bylaws, and a majority vote, in case of any other provisions, for stockholders to amend the Bylaws;

•	the provisions providing for a classified Board (the election and term of directors);

•	the provisions regarding filling vacancies on the Board and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding the selection of forum (see “— Exclusive Forum”); and

•	the amendment provision requiring that the above provisions be amended only with an 66-2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, the certificate of incorporation (as it may be amended or restated) or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law. be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XII of the certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. While Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect the Company’s business, financial condition and results of operations and result in a diversion of the time and resources of the Company’s management and board of directors.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The certificate of incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The certificate of incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, (iii) is one in which the Company has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers. The limitation of liability, indemnification and advancement provisions in the certificate of incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Stockholder Registration Rights

At the Closing of the Business Combination, the Company entered into the Investor Rights Agreement, pursuant to which, among other things, the Sponsor, the Blocker Sellers, the Insight Member and the independent directors of CCNB1 have specified rights to require the Company to register all or a portion of their shares under the Securities Act. The defined term Registrable Securities therein includes the shares of Class A Common Stock and warrants to purchase Class A Common Stock issued pursuant to the Domestication. See the section entitled “The Business Combination - Related Agreements - Investor Rights Agreement.”

Listing

The Company lists the Class A common stock and the Public Warrants on NYSE under the symbol “ETWO” and “ETWO-WT,” respectively.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of June 25, 2021 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of shares of the Company’s common stock as of June 25, 2021 is based on the following: (i) an aggregate of 195,171,415 shares of Class A Common Stock issued and outstanding and (ii) 35,636,680 shares of Class V Common Stock issued and outstanding; provided that, the information below excludes (a) the shares of Class A Common Stock reserved for future awards under the EIP, (b) 13,799,972 shares of Class A Common Stock subject to outstanding Public Warrants of the Company, (c) non-voting shares of Series B-2 Common Stock issued upon completion of the Business Combination, and (d) the 4,363,320 shares of Class V Common Stock held by the Company in treasury (which the Company is obligated to issue as a result of the conversion of the Series 1 RCUs).

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 9600 Great Hills Trail #300E, Austin, Texas 78759.

Beneficial Ownership Table

Name and Address of Beneficial Owner(1)	Class A Stock Number of Shares%	%	Class V Stock Number of Shares%	%	% of Total Voting Power
Five Percent Holders
CC Neuberger Principal Holdings I Sponsor LLC(1)	25,530,000	13.1%	—	—	11.1%
NBOKS(2)	39,165,000	20.1%	—	—	17.0%
Insight Partners(3)	20,202,501	10.4%	26,566,466	74.5%	20.3%
Elliott Investment Management L.P.(4)	25,239,207	12.9%	—	—	10.9%
Luxor Capital Partners, LP(5)	11,300,000	5.8%	—	—	4.9%
The WindAcre Partnership Master Fund LP(6)	16,250,000	8.3%	—	—	7.0%
Directors and Executive Officers
Michael A. Farlekas	—	*	1,223,957	3.4%	*
Peter R. Hantman	—	*	472,994	1.3%	*
Jarett J. Janik	—	*	178,318	*	*
Chinh E. Chu(7)	13,715,000	7.0%	—	—	5.9%
Stephen C. Daffron	—	—	—	—	—
Eva F. Huston	50,000	*	—	—	*

Name and Address of Beneficial Owner(1)	Class A Stock Number of Shares%	%	Class V Stock Number of Shares%	%	% of Total Voting Power
Keith W. Abell	50,000	*	—	—	*
Ryan M. Hinkle(8)	—	—	—	—	—
Timothy I. Maudlin	6,830	*	154,134	*	*
All directors and named executive officers as a group (eleven individuals)	14,162,336	7.3%	2,029,403	5.7%	7.0%

*	Less than 1%.
(1)

Consists of 15,250,000 shares of Class A Common Stock and 10,280,000 Warrants exercisable for shares of Class A Common Stock. The Sponsor has a board of two managers, CC NB Sponsor I Holdings LLC (“CC”), which is controlled by Chinh E. Chu, and NBOKS, for which Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser, and, in such capacity, exercises voting or investment power over the shares held directly by NBOKS for which Charles Kantor is a portfolio manager. The securities owned by the Sponsor are beneficially owned, in equal parts, by NBOKS and by CC; each of CC and NBOKS disclaim beneficial ownership of the securities owned by the Sponsor except to the extent of their respective pecuniary interest therein. The business address of the Sponsor is 200 Park Avenue, 58th Floor, New York, New York 10166.

(2)

Consists of 870,000 shares of Class A Common Stock owned by NBOKS Co-Invest Fund I LP (“NBOKS Co-Invest”), and (i) 20,530,000 Shares of Class A Common Stock and 5,000,000 Forward Purchase Warrants exercisable for shares of Class A Common Stock owned of record by NBOKS and (ii) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants exercisable for shares of Class A Common Stock owned on record by the Sponsor over which NBOKS is a co-control person. Neuberger Berman Investment Advisers LLC, an indirect subsidiary of Neuberger Berman Group LLC, serves as investment adviser to each of NBOKS and NBOKS Co-Invest and, in such capacity, exercises voting or investment power over the shares held directly and controlled by NBOKS, for which Charles Kantor is a portfolio manager, and NBOKS Co-Invest. Does not include any securities indirectly owned by this individual as a result of his or her interest in the sponsor or its affiliates.

(3)

Consists of 8,391,675 shares of Class A Common Stock owned by Insight Venture Partners (Cayman) IX, L.P., 1,789,373 shares of Class A Common Stock owned by Insight Venture (Delaware) IX, L.P., 5,220,857 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., 4,800,596 shares of Class A Common Stock owned by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. and 26,566,466 shares of Class V Common Stock owned by Insight E2open Aggregator, LLC (collectively, the “Insight Stockholders”). Insight E2open Aggregator, LLC is managed by Insight Venture Partners IX, L.P. The general partner of each of Insight Venture Partners IX, L.P., Insight Venture Partners (Cayman) IX, L.P. and Insight Venture Partners (Delaware) IX, L.P. is Insight Venture Associates IX, L.P., and the general partner of Insight Venture Associates IX, L.P. is Insight Venture Associates IX, Ltd. The general partner of each of Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. and Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. is Insight Venture Associates Growth- Buyout Coinvestment, L.P., and the general partner of Insight Venture Associates Growth-Buyout Coinvestment, L.P. is Insight Venture Associates Growth-Buyout Coinvestment, Ltd. The sole stockholders of each of Insight Venture Associates IX, Ltd. and Insight Venture Associates Growth- Buyout Coinvestment, Ltd. is Insight Holdings Group, LLC (“Insight Holdings”). Each of Jeffrey Horing, Deven Parekh, Peter Sobiloff, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings and may be deemed to hold voting and dispositive power over the shares held of record by the Insight Stockholders. Each of the members of the board of managers of Insight Holdings disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein, and the foregoing is not an admission that any of Insight Venture Partners IX, L.P., Insight Venture Associates IX, L.P., Insight Venture Associates IX, Ltd., Insight Venture Associates Growth-Buyout Coinvestment, L.P., Insight Venture Associates Growth-Buyout Coinvestment, Ltd. or Insight Holdings is the beneficial owner of any shares held by the Insight Stockholders. The principal business address of each of the Insight Stockholders is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)

Consists of: (i) 7,571,762 shares of Class A Common Stock to be beneficially held by Helios Associates, LLC (“Helios”) and (ii) 17,667,447 shares of Class A Common Stock to be beneficially held by Sesame Investments, LP (“Sesame”). Helios is a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott”) and Sesame is a wholly-owned subsidiary of Elliott International, L.P. (“Elliott International”). Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P. (“EIM”) is the investment manager of Elliott and Elliott International. EIM, as the investment manager of Elliott and Elliott International may be deemed to beneficially own the shares of Class A Common Stock beneficially held by Helios and Sesame. EIM expressly disclaims equitable ownership of and pecuniary interest in any shares of Class A Common Stock. The principal business address of each of Helios, Sesame, Elliott, Elliott International and EIM is c/o Elliott Investment Management L.P., Phillips Point, East Tower, 777 South Flagler Drive, Suite 1000, West Palm Beach, Florida 33401.

(5)

Consists of 2,596,000 shares of Class A Common Stock owned by Luxor Capital Partners, LP (the “Onshore Fund”), 1,792,000 shares of Class A Common Stock owned by Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), 5,553,000 shares of Class A Common Stock owned by Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”) and 1,359,000 shares of Class A Common Stock owned by Luxor Wavefront, LP (the “Wavefront Fund”). The principal business address of each of the Onshore Fund and the Wavefront Fund is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1- 1104, Cayman Islands.

(6)

Consists of shares of Class A Common Stock purchased by The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“Master Fund”) in the Business Combination PIPE Investment. The WindAcre Partnership LLC, a Delaware limited liability company, (“WindAcre”) serves as the investment manager of the Master Fund. Snehal Rajnikant Amin is the principal beneficial owner of The WindAcre Partnership LLC and the only beneficial owner holding more than 5% (“Mr. Amin”). Mr. Amin is the managing member of WindAcre and therefore might be deemed to have beneficial ownership of the shares of Class A Common Stock to be purchased by the Master Fund. The principal business address of each stockholders is Elian Fiduciary Services (Cayman) LTD, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

(7)

Consists of (i) 7,625,000 shares of Class A Common Stock and 5,140,000 Warrants to purchase Class A Common Stock owned of record by the Sponsor and (ii) 950,000 shares of Class A Common Stock owned by CC, for which Mr. Chu is deemed to have beneficial ownership.

(8)

Mr. Hinkle is a Managing Director of Insight Partners, an affiliate of the Insight Stockholders described in footnote 3. Mr. Hinkle does not hold voting or dispositive power over the shares held of record by the Insight Stockholders. See footnote 3 for more information regarding the Insight Stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently have one equity incentive plan, the 2021 Omnibus Incentive Plan (referred to herein as the Equity Incentive Plan), which was approved by our stockholders prior to the completion of the Business Combination. The following table sets forth certain information regarding shares of common stock that may be issued under our equity incentive plans approved by stockholders and plans not approved by stockholders as of July 5, 2021

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Rights		(b) Weighted- Average Exercise Price of Outstanding Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	4,653,094	(1)	9.95		10,346,906	(1)
Equity compensation plans not approved by stockholders	6,830	(2)	N/A	(2)	—

Total	4,659,924		N/A		10,346,906

(1)

On March 1, 2021, our board of directors granted an aggregate of 2,380,902 options to our executive officers with an exercise price of $9.77. On May 3, 2021, our board of directors granted an aggregate of 202,418 options to certain of our senior management with an exercise price of $10.86. All the options are performance based measured on obtaining an organic growth target over a one-year period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years. On May 21, 2021, our board of directors granted an aggregate of 1,680,819 restricted stock units to our non-employee directors and senior leadership team, representing annual awards under the Equity Incentive Plan, and 388,955 restricted stock units to employees within the Company’s sales group.

(2)

Represents the grant date fair value of 6,830 shares of Class A Common Stock granted to Mr. Maudlin on February 4, 2021, pursuant to a consulting agreement. The shares were fully vested on the date of issuance.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

We have adopted a formal written policy that applies to our executive officers, directors, nominees for directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, subject to exceptions for certain pre-approved related party transactions. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

Post-Business Combination Agreements

Tax Receivable Agreement

On February 4, 2021, in connection with the closing of the Business Combination, we entered into the Tax Receivable Agreement with certain of the E2open Sellers whereby we are required to pay to the exchanging holders of Common Units, as applicable, 85% of the tax savings that we realize in accordance with the Tax Receivable Agreement.

Investor Rights Agreement

On February 4, 2021, in connection with the closing of the Business Combination, we entered into the Investor Rights Agreement which provides affiliates of Insight Partners and CC Capital the right to nominate members of our board of directors, requires parties to vote in favor of director nominees recommended by our board of directors, require us to register securities within 30 days of the Closing Date and limit transfers of beneficially owned shares of our common stock prior to the termination of the Lock-up Period, among others.

Sponsor Side Letter Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B Ordinary Shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series B-1 Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series B-1 Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the closing of the Business Combination and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the ten-year anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration and will not be entitled to receive any Catch-Up Payment, as defined in the Third Company Agreement, in respect of such Restricted Sponsor Shares.

Indemnification Agreements

Concurrently with the Business Combination, we entered into indemnification agreements with certain executive officers, Section 16 officers and/or directors.

Lock-Up Agreements

Concurrently with the Business Combination, we entered into lock-up agreements with Messrs. Farlekas, Hantman and Janik.

EXPERTS

The consolidated balance sheet of E2open Parent Holdings, Inc., as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”), appearing in this Proxy Statement have been audited by Ernst & Young LLP (“EY”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, E2open and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of E2open’s annual report to stockholders and E2open’s proxy statement. Upon written or oral request, E2open will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that E2open deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that E2open deliver single copies of such documents in the future. Stockholders may notify E2open of their requests by calling or writing at E2open Parent Holdings, Inc., 9600 Great Hills Trail, Suite 300E, Austin, TX or by telephone at 866-432-6736.

SUBMISSION OF STOCKHOLDER PROPOSALS

The E2open Board is aware of no other matter that may be brought before the Special meeting. If any matter other than the Stockholder Proposals or related matters should properly come before such meetings, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

WHERE YOU CAN FIND MORE INFORMATION

E2open files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by E2open with the SEC at the SEC web site, which contains reports, proxy statements and other information, at: http://www.sec.gov.

This proxy statement is available without charge to stockholders of E2open upon written or oral request. If you would like additional copies of this proxy statement or if you have questions about the Proposals to be presented at the Special meeting, you should contact E2open in writing at E2open Parent Holdings, Inc., 9600 Great Hills Trail, Suite 300E, Austin, TX or by telephone at 866-432-6736.

If you have questions about the Proposals or this proxy statement, would like additional copies of this proxy statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing E2open@investor.morrowsodali.com. You will not be charged for any of the documents that you request.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meetings, or no later than                     , 2021.

Information and statements contained in this proxy statement or any Annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to this proxy statement.

INDEX TO FINANCIAL STATEMENTS

E2open Parent Holdings, Inc. Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of February 28, 2021 (Successor) and February 29, 2020 (Predecessor)	F-3

Consolidated Statements of Operations for the Period from February  4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-4

Consolidated Statements of Comprehensive Loss for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-5

Consolidated Statements of Stockholders’ Equity for the Period from February 4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-6

Consolidated Statements of Cash Flows for the Period from February  4, 2021 through February 28, 2021 (Successor), the Period from March 1, 2020 through February 3, 2021 (Predecessor) and the Years Ended February 29, 2020 and February 28, 2019 (Predecessor)

F-7
Notes to Consolidated Financial Statements	F-8

E2open Parent Holdings, Inc. Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of May 31, 2021 (Successor) and February 28, 2021 (Successor)	F-54
Condensed Consolidated Statements of Operations for the three months ended May 31, 2021(Successor) and the three months ended May 31, 2020 (Predecessor)	F-55
Condensed Consolidated Statements of Comprehensive Loss for the three months ended May 31, 2021 (Successor) and the three months ended May 31, 2020 (Predecessor)	F-56
Condensed Consolidated Statements of Stockholders’ Equity as of May 31, 2021 (Successor) and May 31, 2020 (Predecessor)	F-57
Consolidated Statements of Cash Flows for the for the three months ended May 31, 2021(Successor) and the three months ended May 31, 2020 (Predecessor)	F-58
Notes to the Unaudited Condensed Consolidated Financial Statements	F-59

BluJay Topco Limited Audited Consolidated Financial Statements
Report of Independent Accountants	F-81
Consolidated Statement of Profit or Loss for the Years Ended March 31, 2021 and March 31, 2020	F-82
Consolidated Statement of Comprehensive Loss for the Years Ended March 31, 2021 and March 31, 2020	F-83
Consolidated Statement of Financial Position at March 31, 2021 and March 31, 2020	F-84
Consolidated Statement of Changes in Equity for the Years Ended March 31, 2021 and March 31, 2020	F-85
Consolidated Statement of Cash Flows for the years ended March 31, 2021 and March 31, 2020	F-86
Notes to Consolidated Financial Statements	F-87

BluJay Topco Limited Unaudited Consolidated Financial Statements
Consolidated Income Statement for the Year Ended March 31, 2019	F-128
Consolidated Statement of Comprehensive Income for the Year Ended March 31, 2019	F-129
Consolidated Statement of Changes in Equity for the Year Ended March 31, 2019	F-130
Consolidated Balance Sheet as at March 31, 2019	F-131
Consolidated Cash Flow Statement for the year ended March 31, 2019	F-132
Notes to the Financial Statements	F-133

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors of E2open Parent Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of E2open Parent Holdings, Inc. (the Company) as of February 28, 2021, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the period February 4, 2021 through February 28, 2021 (collectively referred to as “the Successor”) and the consolidated balance sheet as of February 29, 2020 and the related consolidated statement of operations, comprehensive loss, members’ equity, and cash flows for the period March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019 (collectively referred to as “the Predecessor”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at February 28, 2021 and February 29, 2020, and the results of its operations and its cash flows for the Successor period and Predecessor periods, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.

Austin, Texas

May 20, 2021

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

Assets	Successor	Predecessor

	February 28, 2021	February 29, 2020
Current Assets
Cash and cash equivalents	$194,717	$19,494
Restricted cash	12,825	28,934
Accounts receivable — net of allowance of $908 and $1,631, respectively	112,657	118,777
Prepaid expenses and other current assets	12,643	12,602

Total current assets	332,842	179,807
Long-term investments	224	179
Goodwill	2,628,646	752,756
Intangible assets, net	824,851	467,593
Property and equipment, net	44,198	25,232
Other noncurrent assets	7,416	14,445

Total Assets	$3,838,177	$1,440,012

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$70,233	$58,451
Incentive program payable	12,825	28,934
Deferred revenue	89,691	142,027
Acquisition-related obligations	2,000	3,100
Current portion of notes payable and capital lease obligations	9,232	64,902

Total current liabilities	183,981	297,414
Long-term deferred revenue	482	2,656
Notes payable and capital lease obligations	509,388	886,806
Tax receivable agreement liability	50,114	—
Warrant liability	68,772	—
Contingent consideration	150,808	—
Deferred taxes	396,217	36,636
Other noncurrent liabilities	1,057	1,908

Total liabilities	1,360,819	1,225,420

Commitments and Contingencies (Note 25)
Stockholders’ Equity
Members’ capital	—	433,992
Class A common stock (Successor); $0.0001 par value, 2,500,000,000 shares authorized; 187,051,142 issued and outstanding as of February 28, 2021	19	—
Class V common stock (Successor); $0.0001 par value; 40,000,000 shares authorized; 35,636,680 issued and outstanding as of February 28, 2021	—	—
Series B-1 common stock (Successor); $0.0001 par value; 9,000,000 shares authorized; 8,120,367 issued and outstanding as of February 28, 2021	—	—
Series B-2 common stock (Successor); $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of February 28, 2021	—	—
Additional paid-in capital	2,071,206	—
Accumulated other comprehensive income (loss)	2,388	(898)
Retained earnings (accumulated deficit)	10,800	(218,502)

Total stockholders’ equity	2,084,413	214,592

Noncontrolling interest	392,945	—

Total equity	2,477,358	214,592

Total Liabilities and Stockholders’ Equity	$3,838,177	$1,440,012

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Successor	Predecessor
	February 4, 2021through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Revenue
Subscription revenue	$14,117	$259,707	$243,981	$153,634
Professional services	7,248	48,940	61,121	47,573

Total revenue	21,365	308,647	305,102	201,207
Cost of Revenue
Subscriptions	7,823	55,602	59,113	33,537
Professional services and other	4,324	40,466	42,414	31,673
Amortization of acquired intangible assets	4,037	18,921	19,538	8,350

Total cost of revenue	16,184	114,989	121,065	73,560

Gross Profit	5,181	193,658	184,037	127,647
Operating Expenses
Research and development	10,458	53,788	61,882	42,523
Sales and marketing	8,788	46,034	53,605	34,398
General and administrative	23,123	37,355	51,799	28,001
Acquisition-related expenses	4,317	14,348	26,709	15,577
Amortization of acquired intangible assets	1,249	31,275	31,129	20,061

Total operating expenses	47,935	182,800	225,124	140,560

(Loss) income from operations	(42,754)	10,858	(41,087)	(12,913)
Other (expense) income
Interest and other expense, net	(1,928)	(65,469)	(67,554)	(20,846)
Loss on extinguishment of debt	—	—	—	(4,604)
Gain from change in fair value of warrant liability	23,187	—	—	—
Gain from change in fair value of contingent consideration	33,740	—	—	—

Total other income (expenses)	54,999	(65,469)	(67,554)	(25,450)

Income (loss) before income tax benefit	12,245	(54,611)	(108,641)	(38,363)
Income tax benefit	612	6,681	7,271	8,245

Net income (loss)	12,857	$(47,930)	$(101,370)	$(30,118)

Less: Net income attributable to noncontrolling interest	2,057

Net income attributable to E2open Parent Holdings, Inc.	$10,800

Net income attributable to E2open Parent Holdings, Inc.
Class A common stockholders per share:
Basic	$0.06

Diluted	$0.06

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Other comprehensive income (loss), net
Net unrealized loss on investments	—	—	(7)	(2,777)
Net foreign currency translation gain (loss)	2,388	(10)	233	(73)

Total other comprehensive income (loss), net	2,388	(10)	226	(2,850)

Comprehensive income (loss)	15,245	(47,940)	(101,144)	(32,968)
Comprehensive income (loss) attributable to noncontrolling interest	2,439	—	—

Comprehensive income (loss) attributable to E2open Parent Holdings, Inc	$12,806	$(47,940)	$(101,144)	$(32,968)

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except share data)

E2OPEN HOLDINGS, LLC

MEMBERS’ EQUITY

Predecessor

	Member’s Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Member’s Equity
Balance, February 28, 2018	$409,741	$1,726	$(91,337)	$320,130
Investment by member	85	—	—	85
Net assets contributed by member	9,394	—	—	9,394
Repurchase of membership units	(1,564)	—	—	(1,564)
Unit-based compensation expense	8,166	—	—	8,166
Net loss and comprehensive loss	—	(2,850)	(30,118)	(32,968)

Balance, February 28, 2019	425,822	(1,124)	(121,455)	303,243
Adoption of new accounting standard	—	—	4,323	4,323

Adjusted Balance, February 28, 2019	425,822	(1,124)	(117,132)	307,566
Investment by member	63	—	—	63
Repurchase of membership units	(115)	—	—	(115)
Unit-based compensation expense	8,222	—	—	8,222
Net loss and comprehensive loss	—	226	(101,370)	(101,144)

Balance, February 29, 2020	$433,992	$(898)	$(218,502)	$214,592
Investment by member	3,501	—	—	3,501
Unit-based compensation expense	7,277	—	—	7,277
Net loss and comprehensive loss	—	(10)	(47,930)	(47,940)

Balance, February 3, 2021	$444,770	$(908)	$(266,432)	$177,430

E2OPEN PARENT HOLDINGS, INC.

STOCKHOLDERS’ EQUITY

Successor

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholders’ Equity	Noncontrolling Interest	Total Equity
Balance, February 4, 2021	$19	$2,038,206	$—	$—	$2,038,225	$390,888	$2,429,113
Share-based compensation expense	—	33,000	—	—	33,000	—	33,000
Comprehensive income	—	—	2,388	—	2,388	—	2,388
Net income	—	—	—	10,800	10,800	2,057	12,857

Balance, February 28, 2021	$19	$2,071,206	$2,388	$10,800	$2,084,413	$392,945	$2,477,358

See notes to consolidated financial statements.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Cash flows from operating activities
Net income (loss)	$12,857	$(47,930)	$(101,370)	$(30,118)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	6,394	63,263	60,416	34,348
Amortization of deferred commissions	34	3,937	2,238	—
Amortization of debt issuance costs	206	4,007	3,519	1,296
Share-based and unit-based compensation	33,000	7,277	8,222	8,166
Gain from change in fair value of warrant liability	(23,187)	—	—	—
Gain from change in fair value of earn-out liability	—	—	(146)	(77)
Gain from change in fair value of contingent consideration	(33,740)	—	—	—
Gain on sale of short-term investment	—	—	—	(2,246)
Loss on disposal of property and equipment	9	33	142	47
Loss on extinguishment of debt	—	—	—	4,604
Changes in operating assets and liabilities:
Accounts receivable, net	11,514	(5,395)	(49,992)	(7,958)
Prepaid expenses and other current assets	3,622	(3,611)	(1,276)	726
Other noncurrent assets	11,017	(5,410)	(9,113)	(472)
Accounts payable and accrued liabilities	(6,648)	12,456	5,493	(6,284)
Incentive program payable	1,328	(17,437)	(1,581)	15,815
Deferred revenue	(8,733)	4,808	36,770	1,406
Changes in other liabilities	(1,872)	(7,344)	(9,169)	(9,370)

Net cash provided by (used in) operating activities	5,801	8,654	(55,847)	9,883
Cash flows from investing activities
Proceeds withdrawn from Trust Account	414,053	—	—	—
Payments for acquisitions – net of cash acquired	(879,907)	—	(431,399)	(244,449)
Capital expenditures	(1,470)	(13,990)	(11,563)	(2,712)
Proceeds from disposal of property and equipment	49	—	—	—
Sale of marketable securities	—	—	—	11,419

Net cash used in investing activities	(467,275)	(13,990)	(442,962)	(235,742)
Cash flows from financing activities
Proceeds from PIPE Investment	—	627,500	—	—
Proceeds from sale of membership units	—	3,501	63	85
Repurchase of membership units, net	—	—	(115)	(1,564)
Proceeds from indebtedness	—	23,377	492,588	480,000
Repayments of indebtedness	—	(21,891)	(5,529)	(197,979)
Debt extinguishment costs	—	—	—	(3,085)
Repayments of capital lease obligations	(468)	(6,038)	(6,449)	(5,245)
Payments of debt issuance costs	—	—	(12,941)	(11,538)

Net cash (used in) provided by financing activities	(468)	626,449	467,617	260,674

Effect of exchange rate changes on cash and cash equivalents	41	(98)	232	(112)

Net (decrease) increase in cash, cash equivalents and restricted cash	(461,901)	621,015	(30,960)	34,703
Cash, cash equivalents and restricted cash at beginning of period	669,443	48,428	79,388	44,685

Cash, cash equivalents and restricted cash at end of period	$207,542	$669,443	$48,428	$79,388

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	194,717	657,946	$19,494	$48,873
Restricted cash	12,825	11,497	28,934	$30,515

Total cash, cash equivalents and restricted cash	$207,542	$669,443	$48,428	$79,388

Supplemental Information—Cash Paid (Received) for:
Interest	$1,695	$61,728	$62,159	$22,744
Income taxes	(39)	1,660	1,825	1,223
Non-Cash Investing and Financing Activities:
Capital expenditures financed under capital lease obligations	$—	$11,802	$3,218	$3,612
Capital expenditures included in accounts payable and accrued liabilities	1,199	273	2,175	432
Prepaid software, maintenance and insurance under notes payable	—	892	—	112
Membership units issued in connection with acquisitions	—	—	—	9,394

See notes to consolidated financial statements.

E2OPEN PARENTS HOLDINGS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

CC Neuberger Principal Holdings I (CCNB1) was a blank check company incorporated in the Cayman Islands on January 14, 2020. CCNB1 was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CCNB1’s sponsor was CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (Sponsor). CCNB1 became a public company on April 28, 2020 through an initial public offering (IPO) of 41,400,000 units at $10.00 per unit and private placement of 10,280,000 warrants generating gross proceeds of $424.3 million. Upon the closing of the IPO and private placement, $414.0 million of the proceeds were placed in a trust account (Trust Account) and invested until the completion of the Business Combination, as described below.

On February 4, 2021 (Closing Date), CCNB1 and E2open Holdings, LLC and its operating subsidiaries (E2open Holdings) completed a business combination (Business Combination) contemplated by the definitive Business Combination Agreement entered into on October 14, 2020 (Business Combination Agreement). In connection with the finalization of the Business Combination, CCNB1 changed its name to “E2open Parent Holdings, Inc.” (the Company or E2open) and change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (Domestication).

Immediately following the Domestication, various entities merged with and into E2open, with E2open as the surviving company. Additionally, E2open Holdings became a subsidiary of E2open with the equity interests of E2open Holdings held by E2open and existing owners of E2open Holdings. The existing owners of E2open Holdings are considered noncontrolling interests in the consolidated financial statements.

E2open contributed, as a capital contribution in exchange for a portion of the equity interests in E2open Holdings it acquired, the amount of cash available after payment of the merger consideration under the Business Combination Agreement. The merger consideration along with new financing proceeds were used to pay transaction expenses, repay indebtedness and fund the expense account of the representative of the Company’s equity holders under the Business Combination Agreement. Additionally, the limited liability company agreement of E2open Holdings was amended and restated to, among other things, reflect the Company Merger and admit E2open Parent Holdings, Inc. as the managing member of the Company.

As a result of the Business Combination, the Company’s trading symbol on the New York Stock Exchange (NYSE) was changed from “PCPL” to “ETWO”.

See Note 3, Business Combination and Acquisitions and Note 11, Tax Receivable Agreement for additional information.

Description of Business

The Company is headquartered in Austin, Texas. E2open is a leading provider of 100% cloud-based, end-to-end supply chain management software. The Company’s software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the business- critical nature of the Company’s solutions, it maintains deep, long-term relationships with its customers across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

The COVID-19 pandemic has caused business disruptions worldwide since January 2020. The full extent to which the pandemic will impact the Company’s business, operations, cash flows and financial condition will depend on future developments that are difficult to accurately predict. The Company has experienced modest adverse impacts as it relates to lengthening of sales cycles and delays in delivering professional services and training to customers. The Company has also experienced modest positive impacts from cost savings in certain operating expenses due to reduced business travel, deferred hiring for some positions and the cancellation or virtualization of customer events.

As the global pandemic continues to evolve, the Company will continue monitoring the situation to understand its impacts on its business and operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

As a result of the Business Combination, for accounting purposes, the Company is the acquirer and E2open Holdings is the acquiree and accounting predecessor. The financial statement presentation includes the financial statements of E2open Holdings as “Predecessor” for periods prior to the Closing Date and of the Company as “Successor” for the periods after the Closing Date, including the consolidation of E2open Holdings.

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

In the opinion of management, all adjustments (consisting of normal recurring accruals), considered necessary for a fair presentation have been included. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows.

Fiscal Year

The Company’s fiscal year ends on the last day of February each year.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported results of operations during the reporting period. Such management estimates include reserves for bad debt, goodwill and other long-lived assets, estimates of standalone selling price of performance obligations for revenue contracts with multiple performance obligations, share-based compensation, valuation allowances for deferred tax assets and uncertain tax positions, warrants, contingent consideration and the accounting for business combinations. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.

Seasonality

Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance and comparing our operating results on a period-to-period basis may not be meaningful.

Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (CODM), which the Company has determined is its chief executive officer. The CODM evaluates the Company’s financial information and performance on a consolidated basis. The Company operates with centralized functions and delivers most of its products in a similar way on an integrated cloud-based platform.

Business Combinations

The Company accounts for business combinations in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, and, accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair values is recorded as goodwill. Some changes in the estimated fair values of the net assets recorded for acquisitions that qualify as measurement period adjustments within one year of the date of acquisition will change the amount of the purchase price allocable to goodwill. All acquisition costs are expensed as incurred, and in-process research and development costs, if any, are recorded at fair value as an indefinite-lived intangible asset and assessed for impairment thereafter until completion, at which point the asset is amortized over its expected useful life. The results of operations of acquired businesses are included in the consolidated financial statements beginning on the acquisition date.

Software Development Costs

The Company capitalizes certain software development costs incurred during the application development stage. Software development costs include salaries and other personnel-related costs, including employee benefits, share-based compensation and bonuses attributed to programmers, software engineers and quality control teams working on the Company’s software solutions. The costs related to software development are included in property and equipment, net in the Consolidated Balance Sheets. Under this accounting framework, the Company had capitalized software costs of $7.4 million and a nominal amount as of February 28, 2021 and February 29, 2020, respectively. The Company recognized $0.1 million and $0.8 million of amortization of capitalized software development costs for periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021, respectively. The Company did not recognize any amortization of capitalized software development costs for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, and accounts receivable. The Company deposits cash and cash equivalents with high-quality financial institutions. Accounts receivable are typically unsecured and derived from sales of subscriptions and support, as well as professional services, principally to large creditworthy technology, industrial, consumer goods, pharmaceutical and energy companies. Credit risk is concentrated primarily in North America, Europe, and parts of Asia. The Company has historically experienced insignificant credit losses. The Company maintains allowances for estimated credit losses based on management’s assessment of the likelihood of collection.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at fair value. The Company’s account balances at one or more institutions periodically exceed the Federal Deposit Insurance Corporation (FDIC) insurance coverage and, as a result, there could be a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company has not experienced any losses and believes the risk is not significant.

Restricted Cash

Restricted cash represents customer deposits for the incentive payment program. The Company offers services to administer incentive payments to partners on behalf of the Company’s customers. The Company’s customers deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

Accounts Receivable, Net of Allowance

Accounts receivable are initially recorded upon the sale of solutions to customers. Credit is granted in the normal course of business without collateral. Accounts receivable are stated net of allowances for doubtful accounts, which represent estimated losses resulting from the inability of certain customers to make the required payments. When determining the allowances for doubtful accounts, the Company takes several factors into consideration, including the overall composition of the accounts receivable aging, prior history of accounts receivable write-offs and experience with specific customers. The Company writes off accounts receivable when they are determined to be uncollectible. Changes in the allowances for doubtful accounts are recorded as bad debt expense and are included in general and administrative expense in the Consolidated Statements of Operations.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair values of the net tangible and intangible assets of acquired entities. The Company performs a goodwill impairment test annually during the fourth quarter of the fiscal year and more frequently if an event or circumstance indicates that impairment may have occurred. Triggering events that may indicate a potential impairment include but are not limited to significant adverse changes in customer demand or business climate, obsolescence of acquired technology, and related competitive considerations.

The Company performs the goodwill impairment test in accordance with guidance issued by the Financial Accounting Standards Board (FASB). The guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit, if any. If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The Company has one reporting unit and did not record any goodwill impairment charges for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019.

Intangible Assets, Net

The Company has intangible assets with both definite and indefinite useful lives. Definite-lived intangible assets are carried at cost less accumulated amortization and are amortized using the straight-line method over their estimated useful lives. The straight-line method approximates the manner in which cash flows are generated from the intangible assets. Amortization periods for definite-lived intangible assets are as follows:

	Successor	Predecessor
	February 28, 2021	February 29, 2020
Trade names	Indefinite	15 years or Indefinite
Noncompete agreements	N/A	1-5 years
Customer relationships	20 years	10-15 years
Technology	7-10 years	7 years
Content library	10 years	10 years
Backlog	N/A	4 years

Trade names are the only indefinite-lived assets that are not subject to amortization. The Company tests these indefinite-lived intangible assets for impairment on an annual basis during the fourth quarter of the fiscal year or more frequently if an event occurs or circumstances change that indicate that the fair value of an indefinite-lived intangible asset could be below its carrying amount. The Company first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount. If this is the case, a quantitative assessment is performed. The qualitative impairment test consists of comparing the fair value of the indefinite-lived intangible asset, determined using the relief from royalty method, with its carrying amount. An impairment loss would be recognized for the carrying amount in excess of its fair value.

Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain. Critical estimates in valuing the intangible assets include, but are not limited to, forecasts of the expected future cash flows attributable to the respective assets, anticipated growth in revenue from the acquired customer and product base, and the expected use of the acquired assets.

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to seven years. Leasehold improvements are amortized using the straight-line method over the remaining lease term or the estimated lives of the assets, if shorter. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the Consolidated Balance Sheets, and any resulting gain or loss is reflected in the Consolidated Statements of Operations. No material gains or losses on disposal of property and equipment were recorded during the periods from February 4, 2021 through February 28, 2021 and March 1, 2021 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets, which consist principally of property and equipment and acquired intangible assets with finite lives, whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of an asset is measured by comparing the carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. If that review indicates that the carrying amount of the long-lived asset is not recoverable, an impairment charge is recorded for the amount by which the carrying amount of the asset exceeds its fair value. The Company did not record any long-lived asset impairment charges during the periods from February 4, 2021 through February 28, 2021 and March 1, 2021 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

Fair Value Measurement

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

These tiers include:

•	Level 1, defined as observable inputs such as quoted prices in an active market;

•	Level 2, defined as inputs other than the quoted prices in an active market that are observable either directly or indirectly; and

•	Level 3, defined as unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Warrant Liability

The Company has public and private placement warrants as well as warrants available under the Forward Purchase Agreement dated as of April 28, 2020 by and between CCNB1 and Neuberger Berman Opportunistic Capital Solutions Master Fund LP. The Company classifies as equity any equity-linked contracts that (1) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any equity-linked contracts that (1) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the Company’s control) or (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

For equity-linked contracts that are classified as liabilities, the Company records the fair value of the equity-linked contracts at each balance sheet date and records the change in the statements of operations as a gain (loss) from change in fair value of warrant liability. The Company’s public warrant liability is valued using a binomial lattice pricing model. The Company’s private placement warrants are valued using a binomial lattice pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The Company’s forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free rates.

The valuation methodologies for the warrants and forward purchase agreement included in warrant liability include certain significant unobservable inputs, resulting in such valuations classified as Level 3 in the fair value measurement hierarchy. The Company assumes a volatility based on the implied volatility of the public warrants and the Company’s peer group, which includes American Software, Inc. (NasdaqGS: AMSW.A), Generix SA (ENXTPA: GENX), Manhattan Associates, Inc. (NasdaqGS: MANH), SPS Commerce, Inc. (NasdaqGS: SPSC), Park City Group, Inc. (NasdaqCM: PCYG), GTY Technology Holdings Inc. (NasdaqCM: GTYH), TrackX Holdings Inc. (TSXV: TKX), Tecsys Inc. (TSX: TCS), and The Descartes Systems Group Inc (TSX: DSG). The Company also assumed no dividend payout.

Contingent Consideration

The contingent consideration liability is due to the issuance of the two tranches of restricted Series B-1 and B-2 common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. The Company also has deferred consideration (earn-out) payments that are due upon the successful attainment of revenue related criteria related to the Averetek, LLC (Averetek) acquisition.

These restricted shares, Common Units and deferred consideration payments are treated as a contingent consideration liability under ASC 805 and valued at fair market value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The Company’s earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. Any change in the fair value from the remeasurement will be recorded in gain (loss) from change in contingent consideration on the Consolidated Statements of Operations.

Indemnification

The Company includes service-level commitments to its customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits in the event that the Company fails to meet those levels. To date, the Company has not incurred any material costs as a result of such commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements. The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines, and settlement amounts incurred in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of service as a director or officer. The Company maintains director and officer insurance coverage that may enable the Company to recover a portion of any future amounts paid. The Company’s arrangements include provisions indemnifying customers against liabilities if the Company’s products infringe a third-party’s intellectual property rights. The Company has not incurred any costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

Noncontrolling Interests

Noncontrolling interest represents the portion of E2open Holdings that the Company controls and consolidates but does not own. The Company recognizes each noncontrolling holder’s respective share of the estimated fair value of the net assets at the date of formation or acquisition. Noncontrolling interests are subsequently adjusted for the noncontrolling holder’s share of additional contributions, distributions and their share of the net earnings or losses of each respective consolidated entity. The Company allocates net income or loss to noncontrolling interests based on the weighted average ownership interest during the period. The net income or loss that is not attributable to the Company is reflected in net income (loss) attributable to noncontrolling interests in the Consolidated Statements of Operations. The Company does not recognize a gain or loss on transactions with a consolidated entity in which it does not own 100% of the equity, but the Company reflects the difference in cash received or paid from the noncontrolling interests carrying amount as additional paid-in-capital.

Certain limited partnership interests, including common units, are exchangeable into the Company’s Class A common stock. Class A common stock issued upon exchange of a holder’s noncontrolling interest is accounted for at the carrying value of the surrendered limited partnership interest and the difference between the carrying value and the fair value of the Class A common stock issued is recorded to additional paid-in-capital.

Advertising Costs

Advertising costs, which include primarily print materials and sponsorship of events, are expensed as incurred and included in sales and marketing expense in the Consolidated Statements of Operations. Advertising expense has been insignificant to date.

Severance and Exit Costs

Severance expenses consist of severance for employees that have been terminated or identified for termination. Exit costs consist of expenses associated with vacating certain facility leases prior to the lease term which generally include the remaining payments on an operating lease. Lease termination obligations are reduced for future sublease income. Severance costs related to workforce reductions are recorded when the Company has committed to a plan of termination and notified the employees of the terms of the plan.

Acquisition-Related Expenses

Acquisition-related expenses consist of third-party accounting, legal, investment banking fees, severance, facility exit costs, travel expenses, and other expenses incurred solely to prepare for and execute the acquisition and integration of a business. These costs are expensed as incurred.

Share-Based Compensation

The Company measures and recognizes compensation expense for all share-based awards at fair value over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. For restricted stock grants and certain performance-based awards, fair value is determined as the average price of the Company’s Class A common stock, par value $0.0001 per share (Class A Common Stock) on the date of grant. The determination of fair value of share-based awards on the date of grant using an option-pricing model is affected by the stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

The expected terms of the options are based on evaluations of historical and expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at grant date. Volatility is based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The Company has not historically issued any dividends and does not expect to in the future.

For performance-based awards where the number of shares includes a relative revenue growth modifier to determine the number of shares earned at the end of the performance period, the number of shares earned will depend on which range the Company’s total revenue growth falls within over the performance period. The fair value of the performance-based shares with the revenue growth modifier is determined using a Black-Scholes valuation model. In the period it becomes probable that the minimum threshold specified in the performance-based award will be achieved, the Company recognizes expense for the proportionate share of the total fair value of the award related to the vesting period that has already lapsed. The remaining fair value of the award is expensed on a straight-line basis over the balance of the vesting period. If the Company determines that it is no longer probable that it will achieve the minimum performance threshold specified in the award, all previously recognized compensation expense will be reversed in the period such determination is made.

The Company does not estimate forfeitures for share-based awards; therefore, it will record compensation costs for all awards and record actual forfeitures as they occur.

Unit-Based Compensation

The pre-Business Combination unit-based compensation expense associated with awards to employees and directors was measured at the grant date based on the fair value of the awards that were expected to vest. For time-based awards, the expense was recognized on a straight-line basis over the requisite service period of the award, which was generally four years. For performance-based awards, the expense was recognized when the performance obligation was probable of occurring. The fair value of options was estimated using the Black-Scholes option-pricing model. Use of this model requires management to make estimates and assumptions regarding expected option life, volatility, risk-free interest rate, and dividend yields. The Company did not estimate forfeitures for unit-based awards; therefore, compensation costs was recorded for all awards and adjusted for forfeitures as they occurred. The Company did not have material forfeitures in any period.

Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. The functional currency of most of the Company’s foreign subsidiaries is the applicable local currency, although the Company has several subsidiaries with functional currencies that differ from their local currencies, of which the most notable exception is the subsidiary in India, whose functional currency is the U.S. dollar. Assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the consolidated balance sheet date. Operating accounts are translated at an average rate of exchange for the respective accounting periods. Translation adjustments resulting from the process of translating foreign currency financial statements into U.S. dollars are reported as a component of accumulated other comprehensive income (loss). Transaction gains and losses reflected in the functional currencies are charged to income or expense at the time of the transaction.

Net transaction gain (loss) from foreign currency contracts recorded in the Consolidated Statements of Operations were $0.2 million and $0.2 million for the periods February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021, respectively, and $0.2 million and $(0.1) million for the fiscal years ended February 29, 2020 and February 28, 2019, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) includes net loss, as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. The Company’s elements of other comprehensive income (loss) are unrealized gains on investments and cumulative foreign currency translation adjustments.

Deferred Financing Costs

The Company capitalizes underwriting, legal, and other direct costs incurred related to the issuance of debt, which are included in notes payable and capital lease obligations in the Consolidated Balance Sheets. Deferred financing costs related to notes payable are amortized to interest expense over the terms of the related debt, using the effective interest method. Upon the extinguishment of the related debt, any unamortized deferred financing costs are immediately recorded to gain/loss on extinguishment of debt. Deferred financing costs related to capital lease obligations are amortized on a straight line basis.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.

The Company accounts for uncertain tax positions by reporting a liability for unrecognizable tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Revenue Recognition

Effective March 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (ASC 606), and all the related amendments, using the modified retrospective method. The Company adopted the new standard for all customer contracts. See Recently Issued or Adopted Authoritative Accounting Guidance below for related discussion.

The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, the transaction price has been determined and allocated to the performance obligations in the contract, and the performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Subscription Revenue

The Company offers cloud-based on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third-party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, and recovery services, and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.

The Company also offers applications which enable its customers to have access to an electronic commerce transaction platform for the international container shipping industry. The majority of the Company’s contracts provide for fixed annual subscription fees. Some of the Company’s contracts with customers are volume-based transaction fees, based on the volume of transactions booked on the platform for two particular products. For subscription-based contracts, the Company generally invoices annually in advance. Under the previous standard, the Company limited subscription revenue recognition to the contractually billable amounts in each year of the subscription. Under the new standard, subscription revenue is recognized ratably over the life of the contract. The impact of this change was insignificant; therefore, no cumulative adjustment was made to the opening balance sheet for revenue recognition at adoption of the new standard. For transactional based contracts, the Company primarily recognizes revenue and invoices for these transactions once incurred, on a monthly basis. This is unchanged from the previous standard.

Professional Services

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted for at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on at time and materials or prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy services contracts as they represent the performance obligation consumed by the customer and performed by the Company and therefore reflect the transfer of services to a customer under such contracts. The adoption of the new standard did not result in a material change to the revenue recognition of professional services.

The Company enters into arrangements with multiple performance obligations, comprising of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.

Sales Commissions

With the adoption of ASC 606 and ASC 340-40, Other Assets and Deferred Cost-Contracts with Customers, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Under the previous standard, the Company expensed all sales commissions as incurred. The Company recognized the cumulative effect of adopting the new standard by capitalizing

$4.4 million of sales commissions from prior periods and recording an adjustment to accumulated deficit, net of tax, as of the adoption date. The Company amortizes sales commissions over the period that products are expected to be delivered to customers, including expected renewals. The Company determined this period to be four years, beginning when costs are incurred. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred to sales and marketing expense.

Recent Accounting Guidance

Recently Adopted Accounting Guidance

The Company adopted ASC 606, Revenue from Contracts with Customers effective March 1, 2019 for all customer contracts. ASC 606 superseded the revenue recognition requirements in ASC 605, Revenue Recognition. ASC 606 requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services through a five-step process:

•	identification of the contract, or contracts, with a customer;

•	identification of the performance obligation in the contract;

•	determination of the transaction price;

•	allocation of the transaction price to the performance obligation in the contract; and

•	recognition of revenue as performance obligations are satisfied.

The new standard also included ASC 340, Other Assets and Deferred Costs, subsection 40, Contracts with Customers, which addressed accounting for the cost to obtain contracts. ASC 340-40 requires that costs to obtain contracts be recognized over the period that products and services are expected to be delivered, including likely renewals.

The Company adopted ASC 606 using the modified retrospective transition method. The period ended

February 28, 2019, has not been restated and is reported under the accounting standards in effect for that period. The following table summarizes the cumulative effects of adopting ASC 606 in the Company’s Consolidated Balance Sheet as of March 1, 2019:

	Predecessor
($ in thousands)	February 28, 2019	ASC 606 Adoption Adjustment	March 1, 2019
Assets
Prepaid expenses and other current assets	$7,662	$1,520	$9,182
Other noncurrent assets	3,496	2,864	6,360
Liabilities and member’s equity
Other noncurrent liabilities	18,888	61	18,949
Accumulated deficit	(121,455)	4,323	(117,132)

Adoption of the new revenue standard impacted the Company’s Consolidated Balance Sheet as of February 29, 2020, as follows:

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Assets
Prepaid expenses and other current assets	$8,924	$3,678	$12,602
Other noncurrent assets	6,285	8,160	14,445

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Liabilities and member’s equity
Deferred revenue	142,673	(646)	142,027
Other noncurrent liabilities	38,249	295	38,544
Accumulated deficit	(230,691)	12,189	(218,502)

Adoption of the new revenue standard impacted the Company’s Consolidated Statement of Operations for the fiscal year ended February 29, 2020 as follows:

	Predecessor
($ in thousands)	Balances without ASC 606 Adoption Impact	ASC 606 Adoption Adjustment	As Reported Balances as of February 29, 2020
Revenue
Subscription revenue	$243,335	$646	$243,981
Operating expenses
Sales and marketing	61,061	(7,456)	53,605
Income tax benefit	(7,507)	236	(7,271)
Net (loss) income	(109,236)	7,866	(101,370)

Below is a summary of the adoption impacts of the new standard:

•

The Company capitalized $4.4 million of sales commissions on March 1, 2019, with a corresponding adjustment to accumulated deficit, net of tax. The Company is amortizing sales commissions over a four-year period to sales and marketing expense, beginning when the cost was incurred.

•

The Company recognized revenue of $0.6 million for the fiscal year ended February 29, 2020, for certain customer contracts that previously would have been deferred as of February 29, 2020. Revenue on these contracts is being recognized ratably over the contract term.

•

Sales commissions of $9.7 million were deferred during the fiscal year ended February 29, 2020, and commissions amortization expense of $2.2 million was recorded to sales and marketing expense for the fiscal year ended February 29, 2020.

•

The Company recognized an additional $0.1 million deferred tax liability at adoption, and an income tax expense of $0.2 million for the fiscal year ended February 29, 2020, related to the new standard. The impact to the deferred tax liability is included in other noncurrent liabilities in the Consolidated Balance Sheets.

In November 2016, the FASB issued Accounting Standards Update (ASU) 2016-18, Restricted Cash, which requires that in the statement of cash flows, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of period total amounts shown on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2018. The Company adopted this standard for the fiscal year ended February 29, 2020 and it is reflected in the comparable prior period.

Recent Accounting Guidance Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases, which codified ASC 842, Leases. The core principle of ASC 842 is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. This standard is effective for calendar fiscal years beginning after December 15, 2021. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company believes the adoption of this standard will result in a material increase to assets and liabilities as right-of-use leased assets and lease liabilities will be recorded in the Consolidated Balance Sheets.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (ASC 326), which is intended to provide financial statement users with more useful information about expected credit losses on financial assets held by a reporting entity at each reporting date. This standard replaces the existing incurred loss impairment methodology with an approach that requires consideration of a broader range of reasonable and supportable forward-looking information to estimate all expected credit losses. This standard is effective for the Company for the fiscal year beginning after December 15, 2022, and all interim periods within. Early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The amendments in this update simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. This standard is effective for annual periods beginning after December 15, 2021. Earlier application is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard provides guidance on accounting for costs of implementation activities performed in a cloud computing arrangement that is a service contract. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software and hosting arrangements that include an internal-use software license. The amendments in this standard should be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those years. Earlier application is permitted. The Company does not believe the adoption of this standard will have a material impact on its consolidated financial statements.

In October 2018, the FASB issued ASU 2018-17, Consolidated (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. This standard is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for fiscal years beginning after December 15, 2020, and interim periods within those years. All entities are required to apply this standard retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes. ASU 2019-12 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on the Company’s financial position and results of operations.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting to simplify the accounting for contract modifications made to replace the London Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued because of the reference rate reform. The guidance provides optional expediates and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criterion are met. The optional expedients and exceptions can be applied to contract modification made until December 31, 2022. On January 7, 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in ASU 2021-01 are elective and apply to the Company’s debt instruments that may be modified as a result of the reference rate reform. The Company is continuing to evaluate these standards, as well as the timing of the transition of various rates in its debt instruments affected by reference rate reform.

3.	BUSINESS COMBINATION AND ACQUISITIONS

Business Combination

The Business Combination of the Company and E2open Holdings was completed on February 4, 2021. The Business Combination was accounted for as a business combination under ASC 805, Business Combinations. The acquisition of E2open Holdings constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, has been accounted for using the acquisition method with the Company as the accounting acquirer and E2open Holdings as the accounting acquiree. E2open Parent Holdings, Inc. has been determined to be the accounting acquirer based on evaluation of the following factors:

•

E2open Parent Holdings, Inc. is the sole managing member of E2open Holdings having full and complete authority over of all the affairs of E2open while the non-managing member equity holders do not have substantive participating or kick out rights;

•	The Sponsor and its affiliates had the right to nominate five or six initial members of the Company’s board of directors;

•

The predecessor controlling stockholders of E2open Holdings, Insight Partners, did not have a controlling interest in E2open Parent Holdings, Inc. or E2open Holdings as it held less than 50% of the voting interests after the Business Combination.

These factors support the conclusion that E2open Parent Holdings, Inc. acquired a controlling interest in E2open Holdings and is the accounting acquirer. E2open Parent Holdings, Inc. is the primary beneficiary of E2open Holdings, which is a variable interest entity, since it has the power to direct the activities of E2open Holdings that most significantly impact E2open Holdings economic performance through its role as the managing member. E2open Parent Holdings, Inc.’s variable interest in E2open Holdings includes ownership of E2open Holdings, which results in the right and obligation to receive benefits and absorb losses of E2open Holdings that could potentially be significant to E2open Parent Holdings, Inc. Therefore, the Business Combination represented a change in control and is accounted for using the acquisition method. Under the acquisition method of accounting, the purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed from E2open Holdings based on their estimated acquisition-date fair values.

The cash consideration in the Business Combination included cash from (1) the Trust Account in the amount of $414.0 million which was received in CCNB1’s IPO, (2) $525.0 million in proceeds from the issuance of a new term loan, (3) $695.0 million in proceeds from the investors purchasing an aggregate of 69.5 million Class A Common Stock in connection with the Business Combination (PIPE Investment) and (4) $200.0 million in proceeds from the Forward Purchase Agreement. E2open Holdings received $627.5 million of the PIPE Investment funds prior to the closing of the Business Combination.

The following summarizes the estimated fair value of the Business Combination:

($ in thousands)	Fair Value
Equity consideration paid to existing E2open Holdings ownership, net (1)	$461,549
Cash consideration to E2open Holdings, net of $15.1 million post business combination expense	585,971
Cash repayment of debt	978,521
Contingent consideration	158,598
Tax receivable agreement payable (2)	49,892
Cash paid for seller transaction costs	38,135
Estimated fair value of the Business Combination	$2,272,666

(1)	Equity consideration paid to E2open Holdings equity holders consisted of the following:

(In thousands, except per share data)	Consideration
Common shares subject to sales restriction	43,300
Fair value per share	$10.98
Equity consideration paid to existing E2open Holdings ownership	$475,434
Less: Acceleration of Class A and Class B units post business combination expense	(13,885)
Equity consideration paid to existing E2open Holdings ownership, net	$461,549

(2)

Payable for 85% of the tax savings realized during the exchange of E2open Holdings’ common units for shares of common stock, cash or other tax benefits under the Tax Receivable Agreement, as defined below. See Note 11, Tax Receivable Agreement for additional information.

The Company recorded the preliminary allocation of the purchase price to the Predecessor’s tangible and intangible assets acquired and liabilities assumed based on their fair values as of February 4, 2021. The preliminary purchase price allocation is as follows:

($ in thousands)	Fair Value
Cash and cash equivalents	$180,115
Account receivable, net	124,168
Other current assets	23,623
Property and equipment, net	37,924
Intangible assets	830,000
Goodwill (1)	2,628,964
Non-current assets	4,930

($ in thousands)	Fair Value
Current liabilities (2)	(159,463)
Notes payable and capital lease obligations	(511,762)
Warrant liability	(91,959)
Noncurrent liabilities (2)	(402,986)
Noncontrolling interest (3)	(390,888)
Total assets acquired and liabilities assumed	$2,272,666

(1)	Goodwill that arose from the step-up in tax basis from the Business Combination is tax deductible for the Company; the majority of E2open Holdings’ goodwill is not deductible for tax purposes.
(2)

The deferred revenue reflects a $60.7 million reduction in deferred revenues related to the estimated fair values of the acquired deferred revenue. The adjustment is based on the fair value estimates for deferred revenue, adjusted for costs to fulfill the liabilities assumed, plus a normal profit margin.

(3)	Noncontrolling interest represents the 16.0% ownership in E2open Holdings not owned by the Company as of the Closing Date. The fair value of the noncontrolling interest follows:

(In thousands, except per share data)	Fair Value
Common shares subject to sale restriction	35,600
Fair value per share	$10.98
Noncontrolling interest	$390,888

The fair value of the intangible assets is as follows:

($ thousand)	Weighted Average Useful Lives	Fair Value
Indefinite-lived Trademark / trade name (1)	Indefinite	$110,000
Definite-lived Customer relationships (2)	20	300,000
Technology (3)	8.5	370,000
Content library (4)	10	50,000
Total definite-lived		720,000
Total intangible assets		$830,000

(1)	The trademark and trade name represent the tradenames that E2open Holdings originated or acquired which were valued using the relief-from-royalty method.
(2)	The customer relationships represent the existing customer relationships of E2open Holdings that was estimated by applying the with-and-without methodology, a form of the income approach.
(3)

The developed technology represents technology acquired and developed by E2open Holdings for the purpose of generating income for E2open Holdings, which was valued using the multi-period excess earnings method, a form of the income approach considering technology migration.

(4)	The content library represents the content contributed by network participants to the E2open Holdings business network, which was valued using the replacement cost method.

The preliminary allocation of the purchase price is based on preliminary valuations performed to determine the fair value of the net assets as of the Closing Date. This allocation is subject to revision as the assessment is based on preliminary information subject to refinement.

E2open Holdings incurred $6.5 million of expenses directly related to the Business Combination from March 1, 2020 through February 3, 2021 which were included in acquisition-related expense in the Consolidated Statements of Operations. From January 14, 2020 (inception) through the date of its last filing for the year ending December 31, 2020, CCNB1 incurred $3.9 million of transaction related expenses. From January 1, 2021 through February 3, 2021, CCNB1 incurred $0.8 million of expenses related to the Business Combination. E2open Holdings paid $0.6 million of debt issuance costs on the Closing Date which were capitalized and recorded as a reduction to the outstanding debt balances. On the Closing Date, the Company paid $14.5 million of deferred underwriting costs related to CCNB1’s initial public offering. At the closing of the Business Combination, $10.9 million fees related to the PIPE Investment and $20.2 million of debt issuance costs, including the $0.6 million paid by E2open Holdings, were paid by the Company. Additionally, $31.0 million and $16.9 million of acquisition-related advisory fees related to the reverse merger were paid by E2open Holdings and CCNB1, respectively, at the closing of the Business Combination and as these advisory fees were contingent upon the consummation of the Business Combination, they are not recognized in the Consolidated Statements of Operations of the Predecessor or Successor, and are success fees in nature. The nature of these fees relate to advisory and investment banker fees that were incurred dependent on the success of the Business Combination. The deferred underwriting commissions and costs pertaining to the reverse merger were treated as a reduction of equity while merger-related costs were expensed in the period from February 4, 2021 through February 28, 2021. The debt issuance costs were capitalized as a reduction to the outstanding debt balances.

Unaudited Pro Forma Operating Results

The following unaudited pro forma combined financial information presents the results of operations as if the Business Combination with CCNB1 on February 4, 2021 and the acquisition of Amber Road, Inc. had occurred as of March 1, 2019. The unaudited pro forma results may not necessarily reflect actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations. The unaudited pro forma results reflect the step-up amortization adjustments for the fair value of intangible assets acquired, a reduction in revenues related to the estimated fair value of the acquired deferred revenue, the elimination of historical interest expense incurred by E2open Holdings on its debt and the incurrence of interest expense related to the issuance of debt in connection with the Business Combination, transaction expenses, nonrecurring post-combination compensation expense and the related adjustment to the income tax provision.

	Fiscal Year Ended
($ in thousands)	February 28, 2021	February 29, 2020
Total revenue	$328,378	$289,467
Net loss	(55,053)	(161,758)
Less: Net loss attributable to noncontrolling interest	(8,324)	(30,704)
Net loss attributable to E2open Parent Holdings, Inc.	$(46,729)	$(131,054)

Related Agreements

Third Amended and Restated Limited Liability Company Agreement

On February 4, 2021, in connection with the Business Combination, the limited liability agreement of E2open Holdings prior to the Business Combination was amended and restated in its entirety to become the Third Amended and Restated Limited Liability Company Agreement (Third Company Agreement).

Rights of the Units

Following the closing of the Business Combination, the limited liability company interests of E2open Holdings, LLC (Common Units), which are non-voting, economic interests in E2open Holdings, LLC, are entitled to share in the profits and losses of E2open Holdings and to receive distributions as and if declared by the Company, as the managing member of E2open Holdings, and will have no voting rights.

The restricted Common Units (RCUs) will vest and become Common Units based upon the Company’s Class A Common Stock reaching certain dollar thresholds. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments. See Note 13, Contingent Consideration for additional details.

The Third Company Agreement contains provisions which require that a one-to-one ratio be maintained between the interests the Company holds in E2open Holdings and the Company’s outstanding common stock, subject to certain exceptions, including in respect of management equity which has not been settled in the Company’s common stock. In addition, the Third Company Agreement permits the Company, in its capacity as the managing member, to take actions to maintain such ratio, including in connection with stock splits, combinations, recapitalizations and exercises of the exchange rights of the parties to the Third Company Agreement.

The Company, as the managing member of E2open Holdings, has the authority to create new equity interests in E2open Holdings, and establish the rights and privileges of such interests.

Management

The Company, as the managing member of E2open Holdings following the Closing Date, has the sole authority to manage the business and affairs of E2open Holdings in accordance with the Third Company Agreement and applicable law. The business, property and affairs of E2open Holdings will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the incumbent managing member.

Tax Receivable Agreement Distributions

The Third Company Agreement provides for quarterly tax distributions to the holders of Common Units on a pro rata basis based upon an agreed upon formula related to the taxable income of E2open Holdings allocable to holders of Common Units. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of E2open Holdings allocable to each holder of Common Units (based on certain assumptions), multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for a U.S. corporation organized under the laws of the State of Delaware, taking into account all jurisdictions in which the Company is required to file income tax returns together with the relevant apportionment information and the character of E2open Holdings’ income, subject to various adjustments.

Transfer Restrictions

The Third Company Agreement contains restrictions on transfers of units. No member may transfer all or a portion of its units, except for (1) certain transfers to permitted transferees under certain conditions; (2) exchanges of Common Units for Class A Common Stock after the Lock-up Period pursuant to the Invest Rights Agreement has expired; and (3) by a member to us or any of our wholly-owned subsidiaries.

Exchange of Common Units for Class A Common Stock

From and after August 4, 2021, the holders of Common Units will, up to once per calendar quarter (or with respect to an affiliate of Insight Partners, up to twice per calendar quarter), be able to exchange all or any portion of their Common Units, together with the cancellation of an equal number of Class V common stock, par value $0.0001 (Class V Common Stock), for a number of shares of Class A Common Stock equal to the number of exchanged Common Units by delivering a written notice to E2open Holdings, with a copy to the Company; provided that (a) if a holder of Common Units holds more than 100,000 Common Units as of the Closing Date, such holder will not be permitted to exchange a number of Common Units less than the lessor of (1) 100,000 Common Units and (2) all of the Common Units then held by such holder or (b) if a holder of Common Units holds 100,000 Common Units or less than the lesser of (1) 50% of the Common Units held by such holder as of the Closing Date and (2) all of the Common Units then held by such holder, subject in each case to the limitations and requirements set forth in the Third Company Agreement regarding such exchanges. Notwithstanding the foregoing, the Company may, at its sole discretion, in lieu of delivering shares of Class A Common Stock for any Common Units surrendered for exchange, pay an amount in cash per E2open Holdings Unit equal to the 5-day volume-weighted average price (VWAP) of the Class A Common Stock ending on the day immediately prior to the date of the giving of the written notice of the exchange.

Exchange Ratio

For each Common Unit exchanged, one share of Class V Common Stock will be canceled and one share of Class A Common Stock will be issued to the exchanging member (unless the Company elects to pay an amount in cash in lieu thereof). The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of the Common Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or, by any such subdivision or combination of the Common Units. If the Class A Common Stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Common Units will be entitled to receive such security, securities or other property.

Restrictions on Exchange

The Company may limit the rights of holders of Common Units to exchange their Common Units under the Third Company Agreement if the Company determines in good faith that such restrictions are necessary so that E2open Holdings will not be classified as a “publicly traded partnership” under applicable tax laws and regulations.

Expenses

E2open Holdings will reimburse all of the Company’s expenses in connection with the ownership and management of E2open Holdings and its business (other than certain expenses, such as income taxes and payment obligations under the Tax Receivable Agreement, as defined below).

Tax Receivable Agreement

On February 4, 2021, the Company entered into a Tax Receivable Agreement (Tax Receivable Agreement) with certain owners of equity interest in holding Class A Units or Class A-1 Units of E2open Holdings and the members holding Class B Units of E2open Holdings along with certain holders of options to purchase one or more Class A Units or Class A-1 Units of E2open Holdings that are issued and outstanding which are vested (Vested Option Holders) or unvested (Unvested Option Holders) (all collectively, E2open Sellers).

Pursuant to the Tax Receivable Agreement, the Company is required to pay the exchanging holders of Common Units, as applicable, 85% of the tax savings that we realize as a result of increases in tax basis in E2open Holdings’ assets as a result of the sale of Common Units and the future exchange of Common Units for shares of Class A Common Stock (or cash) pursuant to the Third Company Agreement and certain pre-existing tax attributes of certain sellers of E2open Holdings, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other accelerated rights occur.

See Note 11, Tax Receivable Agreement for additional information.

Investor Rights Agreement

On February 4, 2021, the Company entered into the Investor Rights Agreement (IRA).

Director Appointment

Under the Investor Rights Agreement, subject to certain step-down provisions, affiliates of Insight Partners collectively have the right to nominate three board members (IVP Director) and CC NB Sponsor 1 Holdings LLC (CC Capital), on behalf the Sponsor, has the right to nominate five board members (Sponsor Director). Two of the three IVP Directors, four of the five Sponsor Directors and the Chief Executive Officer of E2open Holdings, Michael A. Farlekas (CEO Director), comprise the board of directors.

Voting

For the duration of the Standstill Period (as defined below), the parties to the Investor Rights Agreement (IRA Parties) agreed to vote all of their respective shares of Class A Common Stock and Class V Common Stock, as applicable, in favor of the nominees recommended by the Company’s board of directors.

Standstill

The IRA Parties agreed that until the date that is the later of (a) one year after the Closing Date and (b) the date of the Company’s 2022 annual meeting of stockholders (Standstill Period), they will not (1) solicit proxies to vote or seek to advise or influence any person with respect to the voting of any of our securities in favor of electing any person as a director who is not nominated pursuant to the Investor Rights Agreement or by the board of directors or the Nominating and Corporate Governance Committee or in opposition of any individual nominated by us pursuant to the Investor Rights Agreement, (2) nominate any person as a director who is not nominated pursuant to the Investor Rights Agreement or by our board of directors (or the Nominating and Corporate Governance Committee) (other than by making a non-public proposal or request to our board of directors or the Nominating and Corporate Governance Committee in a manner which would not require our board of directors or us to make any public disclosure), (3) take certain actions contrary to the Company’s governance structure other than in accordance with the Investor Rights Agreement, (4) subject to certain exceptions, enter into a voting trust, voting agreement or similar voting arrangement with respect to any of the Company’s equity securities, (5) form, join or participate in a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (Exchange Act), in connection with any of the foregoing actions or (6) make any public disclosure inconsistent with the foregoing.

Registration Rights

Under the Investor Rights Agreement, within 30 days of the Closing Date, the Company was required to file a registration statement which was filed on Form S-1 on March 5, 2021 which became effective on March 29, 2021 registering the resale of securities held by the parties to the Investor Rights Agreement under the Securities Act of 1933, as amended (Securities Act). The Form S-1 was filed with the SEC using a “shelf registration” process. Under the shelf registration process, we and the selling holders may, from time to time, issue, offer and sell, as applicable, any combination of securities described in the Form S-1.

Under the Investor Rights Agreement, the Company agreed to indemnify the security holders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell shares of Class A Common Stock, unless such liability arose from their misstatement or omission, and the security holders agree to indemnify the Company and its officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Transfers

The IRA Parties will not be able to transfer shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including transfers to certain permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or a trust, the beneficiary of which is a member of the person’s immediate family or an affiliate of such person.

Termination

The director appointment rights under the Investor Rights Agreement will terminate as to a party when such party, together with its permitted transferees, has less than certain ownership thresholds (with respect to the affiliates of Insight Partners, the greater of 33% of the economic interests in us that such affiliates of Insight Partners owned immediately after the Closing Date and 2% of the Company’s voting securities, and with respect to CC Capital (on behalf of the Sponsor), less than 17% of the economic interests in the Company that it owned immediately after the Closing Date). The registration rights in the Investor Rights Agreement will terminate as to each holder of the Company’s shares of common stock when such holder ceases to hold any of the Company’s common stock or securities exercisable or exchangeable for the Company’s common stock.

Indemnification Agreements

Concurrently with the Closing Date, the Company entered into indemnification agreements with the Company’s board of directors, executive officers and senior management, each of whom became or continued as an executive officer, Section 16 officer and/or director as of the Closing Date. Each indemnification agreement provides that, subject to limited exceptions, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as the Company’s director or officer.

Lock-Up Agreements

On February 4, 2021, the Company entered into lock-up agreements with certain executive officers, senior management and former board of members (collectively, Lock-up Parties), pursuant to which the Lock-up Parties are not permitted to transfer their shares beneficially owned or otherwise held by them prior to the termination of the Lock-up Period, subject to certain customary exceptions including (a) transfers to permitted transferees, such as an affiliate of such person, a member of the person’s immediate family or to a trust, the beneficiary of which is a member of the person’s immediate family; and (b) to a charitable organization, by the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order.

E2open Holdings Acquisitions

Amber Road, Inc.

In July 2019, E2open Holdings acquired Amber Road, Inc. (Amber Road), a leading provider of cloud-based global trade management software, trade content and training. E2open Holdings acquired Amber Road for approximately $428.6 million in fixed consideration. The acquisition was funded by proceeds from the Term Loan Due 2024 and the Amber Term Loan of $35.6 million. See Note 12, Notes Payable and Capital Lease Obligations.

The aggregate amount of consideration paid by E2open Holdings was allocated to Amber Road’s net tangible assets and intangible assets based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets was recorded as goodwill.

The table below presents the allocation of the purchase price to the net assets acquired based on their estimated fair values, as well as the associated estimated useful lives of the acquired intangible assets.

($ in thousands)	Amounts	Useful Lives
Net assets:
Content library	$57,000	10 years
Customer relationships	103,100	12 years
Technology	41,000	7 years
Total identified intangible assets	201,100
Cash and cash equivalents	6,524
Accounts receivable	19,191
Prepaid expenses and other current assets	2,145
Fixed assets	3,160
Other non-current assets	1,261
Total tangible assets	32,281
Goodwill	263,317
Total assets	496,698
Accounts payable	2,100
Accrued expenses and other liabilities	6,901
Deferred revenue	29,872
Other long-term liabilities	29,181
Total liabilities assumed	68,054
Net assets acquired	$428,644

The goodwill recognized in connection with the acquisition of Amber Road will not be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets was 10.4 years.

The operating results of Amber Road have been included in the Company’s consolidated financial statements as of the closing date of the acquisition.

Other Acquisitions

In May 2019, E2open Holdings acquired Averetek, a channel marketing engine enabling customers and their channel partners to plan and execute marketing campaign tactics. Averetek was acquired for $8.7 million in fixed consideration with $2.0 million in consideration contingent upon successful attainment of earn-out criteria that extend two years subsequent to closing. The fair value of the contingent consideration was $2.0 million at closing, February 29, 2020 and February 28, 2021.

The fixed consideration was comprised of a cash payment of $7.6 million and a deferred payment of $1.1 million which was paid in May 2020. The deferred payment was not contingent on performance criteria and was included in acquisition-related obligations in the Consolidated Balance Sheets.

The aggregate amount of consideration paid by E2open Holdings was allocated to Averetek’s net liabilities assumed of $0.6 million and intangible assets of $4.1 million based on their estimated fair values. The excess of the purchase price over the value of the net tangible assets and intangible assets of $7.2 million was recorded to goodwill. The goodwill recognized in connection with the acquisition of Averetek will be deductible for tax purposes. The weighted-average amortization period for the acquired intangible assets was 8.3 years.

The operating results of Averetek have been included in the Company’s consolidated financial statements from the closing date of the acquisition.

The Company does not disclose the actual results of acquired companies post acquisition. E2open integrates the operations of acquired companies, therefore making it impractical to report separate results.

4.	LIQUIDITY AND CAPITAL RESOURCES

The Company measures liquidity in terms of its ability to fund the cash requirements of its business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well interest, debt repayments, capital expenditures, and operating expenses. The Company’s ability to expand and grow its business will depend on many factors, including working capital needs and the evolution of operating cash flows.

The Company had $194.7 million in cash and cash equivalents as of February 28, 2021. The Company believes its existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $75.0 million available under its revolving credit facility (see Note 12, Notes Payable and Capital Lease Obligations) will be sufficient to meet its working capital, debt repayment and capital expenditure requirements until for at least the next twelve months.

In the future, the Company may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, the Company may seek additional equity or debt financing.

5. RELATED PARTY TRANSACTIONS

In connection with the Amber Road acquisition in 2019, the Company paid $5.3 million and $3.0 million to Insight Partners and another member of the syndicate of private equity investors in E2open Holdings, respectively, in exchange for their commitment to contribute equity funding for the acquisition if needed. No equity funding was needed for the acquisition, and therefore the expense was included in acquisition-related expenses in the Consolidated Statements of Operations for the fiscal year ended February 29, 2020, as these amounts were paid to the two investors for deal related transaction services incurred with the Amber Road acquisition.

In connection with the Amber Road acquisition, the Company also assumed a $36.6 million term loan that is guaranteed by Insight Partners. This loan was paid in full as part of the Business Combination. See the Amber Term Loan section in Note 12, Notes Payable and Capital Lease Obligations for further information.

See Note 3, Business Combination and Acquisitions and Note 11, Tax Receivable Agreement for additional related party disclosures.

6.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Prepaid software and hardware license and maintenance fees	$5,441	$3,346
Deferred commissions	407	3,678
Other prepaid expenses and other current assets	6,795	5,578

Total prepaid expenses and other current assets	$12,643	$12,602

Amortization of software licenses held under capital leases is included in cost of revenue and operating expenses. Prepaid maintenance, services and insurance are expensed over the term of the underlying agreements.

7.	GOODWILL

The following tables present the changes in goodwill:

($ in thousands)	Predecessor
Balance, February 28, 2019	$482,378
Acquisitions:
Amber Road	263,317
Averetek	7,191
Currency translation adjustment	(130)
Balance, February 29, 2020	752,756
Currency translation adjustment	33
Balance, February 3, 2021	$752,789

($ in thousands)	Successor
Balance, February 4, 2021	$2,628,964
Currency translation adjustment	(318)
Balance, February 28, 2021	$2,628,646

For the year ended February 29, 2020, the change to goodwill was attributable to the acquisitions of Amber Road and Averetek as well as the effect of currency translation adjustments. The opening balance of goodwill as of February 4, 2021 was due to the Business Combination. See Note 3, Business Combination and Acquisitions for additional details.

8.	INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	Successor
	February 28, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,924	$—	$109,924
Definite-lived:
Customer relationships	20.0	300,107	(1,248)	298,859
Technology	8.5	370,106	(3,621)	366,485
Content library	10.0	50,000	(417)	49,583
Total definite-lived		720,213	(5,286)	714,927
Total intangible assets		$830,137	$(5,286)	$824,851

	Predecessor
	February 29, 2020
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$11,849	$—	$11,849
Definite-lived:
Trade name	15.0	20,555	(3,023)	17,532
Noncompete agreements	4.2	1,919	(1,894)	25
Customer relationships	12.8	377,160	(70,159)	307,001
Technology	6.5	113,547	(37,603)	75,944
Content library	10.0	57,000	(3,800)	53,200
Backlog	4.0	7,000	(4,958)	2,042
Total definite-lived		577,181	(121,437)	455,744
Total intangible assets		$589,030	$(121,437)	$467,593

The E2open trade name is indefinite-lived. Acquired trade names were definite-lived as over time the Company could rebrand acquired products and services as E2open.

Amortization of intangible assets is recorded in cost of revenue and operating expenses in the Consolidated Statements of Operations. The Company recorded amortization expense related to intangible assets of $5.3 million, $50.2 million, $50.7 million and $28.4 million for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively.

The weighted-average remaining amortization period for the definite-lived intangible assets is 13.4 years as of February 28, 2021.

Future amortization of intangibles is as follows for the fiscal years ending:

($ in thousands)	Amount
2022	$63,547
2023	63,547
2024	63,547
2025	63,547
2026	63,547
Thereafter	397,192
Total future amortization	$714,927

9.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Computer equipment	$14,707	$19,962
Software	21,141	11,063
Furniture and fixtures	1,828	5,592
Leasehold improvements	7,722	9,708
Gross property and equipment	45,398	46,325
Less accumulated depreciation and amortization	(1,200)	(21,093)
Property and equipment, net	$44,198	$25,232

Computer equipment and software include assets held under capital leases. Amortization of assets held under capital leases is included in depreciation expense. Depreciation expense was $1.1 million, $13.1 million, $9.7 million and $5.9 million for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, respectively.

Property and equipment, net by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Americans	$41,338	$22,591
Europe	1,664	1,593
Asia Pacific	1,196	1,048
Property and equipment, net	$44,198	$25,232

10.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Accrued compensation	$34,298	$25,011
Accrued severance and retention	349	2,613
Trade accounts payable	17,858	13,508
Accrued professional services	2,938	3,168
Restructuring liability	1,639	1,117
Taxes payable	1,892	1,404
Interest payable	1,293	309
Other	9,966	11,321
Total accounts payable and accrued Liabilities	$70,233	$58,451

11.	TAX RECEIVABLE AGREEMENT

E2open Holdings entered into a Tax Receivable Agreement with the owners of equity interest of certain parties holding Class A Units or Class A-1 Units of E2open Holdings and the members holding Class B Units of E2open Holdings that requires the Company to pay 85% of the tax savings that are realized as a result of increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings units and exchange of the E2open Holdings units for shares of common stock and cash, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable

Agreement. The Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless E2open Holdings exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other accelerated rights occur. The Company will retain the benefit of the remaining 15% of these cash savings.

Significant inputs and assumptions were used to preliminarily estimate the future expected payments including the timing of the realization of the tax benefits and a tax savings rate of approximately 24.1%. Changes in any of these or other factors are expected to impact the timing and amount of gross payments. The fair value of the tax receivable agreement obligation recorded by E2open Holdings in the opening balance sheet was $49.9 million, using an imputed interest rate of 7%. The fair value of these obligations will be accreted to the amount of the gross expected obligation. The tax receivable agreement liability originally recorded has been increased to $50.1 million as of February 28, 2021. This increase of $0.2 million was recorded as additional interest expense in the Consolidated Statements of Operations. In addition, if E2open Holdings were to exercise its right to terminate the Tax Receivable Agreement or certain other acceleration events occur, the Company will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that the Company has sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that the Company will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available, but the Company expects the cash tax savings it will realize from the utilization of the related tax benefits will exceed the amount of any required payments. If the Company elected to terminate the Tax Receivable Agreement as of February 28, 2021, the Company estimates the early termination payment would have been approximately $129.3 million in the aggregate under the Tax Receivable Agreement.

12.	NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

Notes payable and capital lease obligations outstanding were as follows:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
2021 Term Loan	$525,000	$—
Term Loan Due 2024	—	914,184
Amber Term Loan	—	36,588
Revolving Credit Facility	—	15,000
Other notes payable	688	376
Capital lease obligations	11,415	6,057
Total notes payable and capital lease obligations	537,103	972,205
Less unamortized debt issuance costs	(18,483)	(20,497)
Total notes payable and capital lease obligations, net	518,620	951,708
Less current portion	(9,232)	(64,902)
Notes payable and capital lease obligations, less current portion, net	$509,388	$886,806

2021 Term Loan and Revolving Credit Facility

On February 4, 2021, E2open, LLC, a subsidiary of the Company, entered into a credit agreement (Credit Agreement) that provides for $75.0 million in commitments for revolving credit loans (2021 Revolving Credit Facility) with a $15.0 million letter of credit sublimit. The 2021 Revolving Credit Facility will mature on February 4, 2026. E2open, LLC can request increases in the revolving commitments and additional term loan facilities, in minimum amounts of $2.0 million for each facility. The Credit Agreement also provides for $525.0 million in term loans (2021 Term Loan) payable in quarterly installments of $1.3 million beginning in August 2021 and payable in full on February 4, 2028.

The interest rates applicable to borrowings under the Credit Agreement are, at E2open, LLC’s option, either (1) a base rate, which is equal to the greater of (a) the Prime rate, (b) the Federal Reserve Bank of New York rate plus 0.5% and (c) the Adjusted LIBO Rate (subject to a floor of 0.50% for term loans, but none for revolving loans) for a one month interest period plus 1% or (2) the adjusted LIBOR rate (subject to a floor of 0.50% for term loans, but none for revolving loans) equal to the LIBO rate for the applicable interest period multiplied by the statutory reserve rate, plus in the case of each of clauses (1) and (2), the Applicable Rate. The Applicable Rate (1) for base rate term loans ranges from 2.25% to 2.50% per annum, (2) for base rate revolving loans ranges from 1.50% to 2.00% per annum, (3) for Eurodollar term loans ranges from 3.25% to 3.50% per annum and (4) for Eurodollar revolving loans ranges from 2.50% to 3.00% per annum, in each case, based on the first lien leverage ratio. E2open, LLC will pay a commitment fee during the term of the Credit Agreement ranging from 0.25% to 0.375% per annum of the average daily undrawn portion of the revolving commitments based on the First Lien Leverage Ratio which represents the ratio of the Company’s secured consolidated total indebtedness to the Company’s consolidated EBITDA as specified in the Credit Agreement.

Other than a 1.00% premium which is payable if the initial term loan is prepaid on or prior to the date that is six months after the completion of the Business Combination in connection with a Repricing Transaction and customary breakage costs, any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without any other premium or penalty, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required in connection with (1) certain dispositions of assets or the occurrence of other Casualty Events, in each case, to the extent the proceeds of such dispositions exceed certain individual and aggregate thresholds and are not reinvested, (2) unpermitted debt transactions and (3) excess cash flow in excess of $10.0 million.

The Credit Agreement is guaranteed by E2open Intermediate, LLC, a subsidiary of the Company, and certain wholly owned subsidiaries of E2open, LLC, as guarantors, and is supported by a security interest in substantially all of the guarantors’ personal property and assets.

Borrowings under the Credit Agreements may be used for working capital and other general corporate purposes, including capital expenditures, permitted acquisitions and other investments, restricted payments and the refinancing of indebtedness, and any other use not prohibited by the Loan Documents.

The Credit Agreement contains certain customary events of default, which include failure to make payments when due, the material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain Employment Retirement Income Security Act (ERISA)-related events, failure of any security lien to be valid and perfected, failure of any material guarantee to be in full force and effect and a change of control.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of E2open, LLC and its subsidiaries to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make certain investments, loans, advances and guarantees, to sell assets, to make certain restricted payments, to enter into certain sale and leaseback transactions, to enter into certain affiliate transactions, to enter into certain restrictive agreements and to enter into certain asset and share-based transactions. In addition, E2open, LLC must maintain a certain First Lien Leverage Ratio.

As of February 28, 2021, there were $525.0 million outstanding under the 2021 Term Loan at an interest rate of 3.69% and no outstanding borrowings under the 2021 Revolving Credit Facility. The Company was in compliance with the First Lien Leverage Ratio for the Credit Agreement as of February 28, 2021.

Amber Term Loan

In connection with the acquisition of Amber Road, Inc. (Amber Road), E2open Holdings assumed a term loan that is guaranteed by Insight Partners (Amber Term Loan). As of February 29, 2020, the loan had a principal balance of $36.6 million, respectively, which is payable at maturity in April 2021. Interest is paid monthly. The loan has a variable interest rate of prime less 1% which was 3.25% as of February 29, 2020. There are no premiums or penalties on voluntary prepayment of the Amber Term Loan. The Amber Term Loan was paid in full as part of the Business Combination.

Term Loan and Revolving Credit Facility Due 2024

In November 2018, E2open, LLC entered into a credit agreement, including an initial term loan of $400.0 million, delayed draw term loans of up to $80.0 million (together, Term Loan Due 2024) and a revolving credit facility of up to $30.0 million (Revolving Credit Facility). In connection with the Amber Road acquisition in July 2019, E2open, LLC borrowed an additional $441.0 million.

The Term Loan Due 2024 and Revolving Credit Facility are fully and unconditionally guaranteed, jointly and severally, by the E2open, LLC and its wholly owned subsidiaries and secured by all their tangible and intangible property.

The Term Loan Due 2024 matures in November 2024 and will amortize in quarterly installments beginning February 2019, with the balance payable on the final maturity date. E2open, LLC may make voluntary prepayments on the Term Loan Due 2024, in whole or in part, without premium or penalty, except in the instance of refinancing with new indebtedness or a change in control, where prepayment premiums will apply.

Additionally, the agreement requires E2open, LLC to make early principal payments on an annual basis beginning February 2020, if cash flows for the year, as defined in the agreement, exceed certain levels specified in the agreement. No early principal payments have been required as of January 2021.

Upon the acquisition of Amber Road, the Term Loan Due 2024 and Revolving Credit Facility were amended, and interest rates were increased by 0.75%. Interest incurred under the Term Loan Due 2024 and Revolving Credit Facility were amended to be at the borrower’s option at either (a) a LIBOR rate plus an applicable margin of 5.75% or (b) a base rate, plus an applicable margin of 4.75%. The interest rate for the Term Loan Due 2024 and Revolving Credit Facility was 7.7% as of February 29, 2020.

The Term Loan Due 2024 and Revolving Credit Facility agreement contain a number of covenants that, among other things and subject to certain exceptions, restrict E2open, LLC and its subsidiaries’ ability: (a) to incur additional indebtedness; (b) issue preferred equity interests; (c) incur liens; (d) consolidate, merge; liquidate or dissolve; (e) make investments, loans and acquisitions; (f) sell, transfer, lease or dispose of assets, including equity of its subsidiaries; (g) engage in sale-leaseback transactions; (h) make restricted payments; (i) engage in transactions with its affiliates; and (j) enter into restrictive agreements.

The credit agreement governing the Term Loan Due 2024 and Revolving Credit Facility requires E2open, LLC to maintain a Total Leverage Ratio, as defined in the agreement, under a stated maximum threshold. The Term Loan Due 2024 and Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default. The Company was in compliance with the covenants of the Term Loan Due 2024 and Revolving Credit Facility until it was paid in full in February 2021 as part of the Business Combination.

During the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the years ended February 29, 2020 and February 28, 2019, the Company recognized $1.5 million, $64.5 million, $64.9 million and $21.5 million, respectively, of interest expense related to its outstanding debt in the Consolidated Statements of Operations including the amortization of deferred financing fees.

The Company has purchased equipment under non-cancelable capital lease arrangements. The current and long-term portions of these capital lease obligations were $4.8 million and $6.6 million, respectively as of February 28, 2021, and $3.9 million and $2.2 million, respectively, as of February 29, 2020.

The following table sets forth future principal payment obligations of the Company’s notes payable and capital lease obligations for the fiscal years ending:

($ in thousands)	Amount
2022	$9,696
2023	9,094
2024	7,750
2025	5,250
2026	5,250
Thereafter	500,063
Total minimum payment	537,103
Less current portion	(9,232)
Notes payable and capital lease obligations, less current portion	$527,871

13.	CONTINGENT CONSIDERATION

Business Combination

The contingent consideration liability is due to the issuance of the two tranches of restricted Series B-1 and B-2 common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. These restricted shares and Common Units are treated as a contingent consideration liability under ASC 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value of $158.6 million on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The contingent consideration liability was remeasured at fair value as of February 28, 2021 in the amount of $129.4 million resulting in a gain of $29.2 million which was recognized in gain from change in fair value of contingent consideration on the Consolidated Statements of Operations as a nonoperating income as the change in fair value is not a core operating activity of the Company.

There are 8,120,367 shares of Series B-1 common stock, including the Sponsor Side Letter shares noted below, and 3,372,184 shares of Series B-2 common stock outstanding as of February 28, 2021. Except as required by law, holders of the Class B common stock are not entitled to any voting rights with respect to such Class B common stock. Dividends and other distributions will be declared simultaneously with any dividend on shares of Class A Common Stock and ratably for the holders of Class B common stock, provided that no such dividends will be paid on any share of Class B common stock until the conversion of such share into Class A Common Stock, if any, at which time all accrued dividends will be paid.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B common stock are not entitled to receive any assets of the Company (other than to the extent such liquidation, dissolution or winding up constitutes a conversion event (as defined in the Sponsor Side Letter Agreement), in which case such Class B common stock shall, in accordance with the certificate of incorporation, automatically convert to Class A Common Stock and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock).

The Series B-1 common stock automatically converts into the Company’s Class A Common Stock on a one-to-one basis upon the occurrence of the first day on which the 5-day volume-weighted average price

(VWAP) of the Company’s Class A Common Stock is equal to at least $13.50 per share; provided, however, that the reference to $13.50 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.

The Series B-2 common stock automatically converts into the Company’s Class A Common Stock on a one-to-one basis upon the occurrence of the first day on which the 20-day VWAP is equal to at least $15.00 per share; provided, however, that the reference to $15.00 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.

The RCUs will vest and become Common Units of E2open Holdings as follows: (a) the Series 1 RCUs will vest at such time as the 5-day VWAP of the Class A Common Stock is at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid by the Company following the closing of the Business Combination, (b) the Series 2 RCUs will vest at such time as the 20-day VWAP of the Class A Common Stock is at least $15.00 per share; however, the $15.00 per share threshold will be decreased by the aggregate amount of dividends per share paid by the Company following the closing of the Business Combination, (c) any then-unvested RCUs will vest upon the consummation of a qualifying change of control of the Company or Sponsor and (d) any then-unvested RCUs, to the extent the liquidation value of the Common Units, taking into account the vesting of such RCUs and payment of any relevant Catch-Up Payment (as defined in the Third Amended and Restated Limited Liability Company Agreement), would meet the VWAP-based vesting threshold set forth in clause (a) and/or (b) above with respect to any such RCUs, will vest upon such qualifying liquidation. Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Holdings unit from the Closing Date through (but not including) the date such RCU converts into an E2open Holdings unit. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments.

The Company has not paid any dividends to date and does not expect to in the future.

See Note 3, Business Combination and Acquisitions for additional information.

Sponsor Side Letter

In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B ordinary shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series B-1 Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series B-1 Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the closing of the Business Combination and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock. If any of the Restricted Sponsor Shares do not convert prior to the ten-year anniversary of the Closing Date, such Restricted Sponsor Shares will be canceled for no consideration and will not be entitled to receive any Catch-Up Payment, as defined in the Third Company Agreement, in respect of such Restricted Sponsor Shares.

These restricted shares are treated as a contingent consideration liability under ASC 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value of $26.0 million on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. The contingent consideration liability was remeasured at fair value as of February 28, 2021 in the amount of $21.4 million. The change in fair value of $4.6 million was recognized as a gain from change in fair value of contingent consideration on the Consolidated Statements of Operations as a nonoperating income as the change in fair value is not a core operating activity of the Company.

Averetek

The purchase agreement for Averetek (see Note 3, Business Combination and Acquisitions) includes contingent payments of up to $2.0 million in consideration contingent upon successful attainment of revenue related criteria that extends up to two years subsequent to closing, as well as a deferred consideration payment of $1.1 million that extended one year subsequent to the closing of Averetek. The deferred consideration and earn-out liabilities were recorded on the acquisition date in acquisition-related obligations on the Consolidated Balance Sheets. The earn-out liability is remeasured at each reporting date and adjusted if necessary. At the acquisition date, the fair value of the contingent consideration was $2.0 million. The Company determined there was no change in fair value of the contingent consideration as of February 28, 2021 and February 29, 2020. The deferred consideration will be earned in May 2021 and paid in June 2021.

14. FAIR VALUE MEASUREMENT

The Company’s financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and capital lease obligations. Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. The Company measures its cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. The Company estimates the fair value for notes payable and capital lease obligations by discounting the future cash flows of the related note and lease payments. As of February 28, 2021 and February 29, 2020, the fair value of the cash and cash equivalents, restricted cash, notes payable and capital lease obligations approximates their recorded values.

The following tables set forth details about the Company’s investments:

($ in thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
February 28, 2021 (Successor) Asset-backed securities	$162	$62	$—	$224
February 29, 2020 (Predecessor) Asset-backed securities	$162	$17	$—	$179

Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect the Company’s assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The Company’s assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy are summarized as follows:

	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	224	—	224
Total investments	—	224	—	224
Total assets	$4	$224	$—	$228

	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Liabilities:
Earn-out liability	—	—	2,000	2,000
Warrant liability	—	—	68,772	68,772
Contingent consideration	—	—	150,808	150,808
Total liabilities	$—	$—	$221,580	$221,580

	Predecessor
	February 29, 2020
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4
Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	179	—	179
Total investments	—	179	—	179
Total assets	$4	$179	$—	$183
Liabilities:
Earn-out liability	—	—	2,000	2,000
Total liabilities	$—	$—	$2,000	$2,000

Contingent Consideration

A reconciliation of the beginning and ending balances of acquisition related accrued earn-outs and contingent consideration using significant unobservable inputs (Level 3) is summarized below:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$2,000	$620
Acquisition date fair value of contingent consideration	184,548	2,000
Cash payments	—	(464)
Gain from fair value of contingent consideration	(33,740)	(146)
Foreign exchange	—	(10)

End of period	$152,808	$2,000

The change in the fair value of the earn-out is recorded in acquisition-related expenses while the change in the fair value of the contingent consideration is recorded in gain (loss) from change in fair value of contingent consideration in the Consolidated Statements of Operations.

The Company’s warrant liability is measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the warrant liability from February 4, 2021 through February 28, 2021 is summarized below:

Successor
($ in thousands)	February 28, 2021
Beginning of period	$91,959
Gain from fair value of warrant liability	(23,187)

End of period	$68,772

The change in the fair value of the warrant liability is recorded in gain (loss) from change in fair value of warrant liability in the Consolidated Statements of Operations.

The fair values of the Company’s Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of the Company’s Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data.

The Company’s earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. These valuation models use unobservable market input, and therefore the liabilities are classified as Level 3.

The Company’s public warrant liability is valued using the binomial lattice pricing model. The private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free interest rates. This valuation model uses unobservable market input, and therefore the liability is classified as Level 3.

15. REVENUE

The Company generates revenue from the sale of subscriptions and professional services. The Company recognizes revenue when the customer contract and associated performance obligations have been identified, transaction price has been determined and allocated to the performance obligations in the contract and performance obligations have been satisfied. The Company recognizes revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Subscription Revenue

The Company offers cloud-based, on-demand software solutions, which enable its customers to have constant access to its solutions without the need to manage and support the software and associated hardware themselves. The Company houses the hardware and software in third party facilities and provides its customers with access to the software solutions, along with data security and storage, backup, recovery services and solution support. The Company’s customer contracts typically have a term of three to five years. The Company primarily invoices its customers for subscriptions in advance for annual use of the software solutions. The Company’s payment terms typically require customers to pay within 30 to 90 days from the invoice date.

Professional Services

Professional services revenue is derived primarily from fees for enabling services, including solution consulting and solution deployment. These services are often sold in conjunction with the sale of the Company’s solutions. The Company provides professional services primarily on a time and materials basis, but also on a fixed fee basis. Customers are invoiced for professional services either monthly in arrears or, as with fixed fee arrangements, in advance and upon reaching project milestones. Professional services revenue is recognized over time. For services that are contracted at a fixed price, progress is generally measured based on labor hours incurred as a percentage of the total estimated hours required for complete satisfaction of the related performance obligations. For services that are contracted on time and materials or a prepaid basis, progress is generally based on actual labor hours expended. These input methods (e.g., hours incurred or expended) are considered a faithful depiction of the Company’s efforts to satisfy these service contracts as they represent the performance obligation consumed by the customer and performed by the Company, and therefore reflect the transfer of services to a customer under such contracts.

The Company enters into arrangements with multiple performance obligations, comprised of subscriptions and professional services. Arrangements with customers typically do not provide the customer with the right to take possession of the software supporting the on-demand solutions. The Company primarily accounts for subscription and professional services revenue as separate units of accounting and allocates revenue to each deliverable in an arrangement based on standalone selling price. The Company evaluates the standalone selling price for each element by considering prices the Company charges for similar offerings, size of the order and historical pricing practices.

Total Revenue by Geographic Locations

Revenue by geographic regions consisted of the following:

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Americas	$20,403	$295,923	$293,751	$197,245
Europe	463	6,226	6,271	3,594
Asia Pacific	499	6,498	5,080	368

Total revenue	$21,365	$308,647	$305,102	$201,207

Revenues by geography are determined based on the region of the Company’s contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 96% during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020 and 98% for the fiscal year ended February 28, 2019. No other country represented more than 10% of total revenue during these periods.

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient of ASC 606, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of February 28, 2021 and February 29, 2020, approximately $555.7 million and $566.8 million of revenue was expected to be recognized from remaining performance obligations, respectively. These amounts are expected to be recognized over the next five years.

Contract Assets and Liabilities

Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were $13.4 million and $2.4 million as of February 28, 2021 and February 29, 2020, respectively. Contract liabilities consist of deferred revenue which includes billings in excess of revenue recognized related to subscription contracts and professional services. Deferred revenue is recognized as revenue when the Company performs under the contract. Deferred revenue was $90.2 million and $144.7 million as of February 28, 2021 and February 29, 2020, respectively. The balance as of February 28, 2021 includes a fair value adjustment recorded as part of the Business Combination that reduced deferred revenue by $60.7 million. See Note 3, Business Combinations and Acquisitions. Revenue recognized during the fiscal year ended February 28, 2021, included in deferred revenue on the Consolidated Balance Sheets as of February 29, 2020, was $135.9 million.

Sales Commissions

With the adoption of ASC 606 and ASC 340-40, Contracts with Customers as of March 1, 2019, the Company began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Amortization expense of less than $0.1 million, $3.9 million and $2.2 million was recorded in sales and marketing expense in the Consolidated Statements of Operations for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020, respectively. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred in sales and marketing expense. As of February 28, 2021 and February 29, 2020, the Company had $1.6 million and $11.8 million of capitalized sales commissions included in other noncurrent assets in the Consolidated Balance Sheets, respectively. In conjunction with the purchase accounting associated with the Business Combination, sales commissions deferred by the Predecessor were determined to have no fair value and were written off. Prior to March 1, 2019, The Company expensed all sales commissions as incurred.

16.	SEVERANCE AND EXIT COSTS

In connection with the acquisitions discussed in Note 3, Business Combination and Acquisitions, the Company conducted Company-wide post-acquisition related operational reviews to reallocate resources to strategic areas of its business. The operational reviews resulted in workforce reductions, lease obligations related to properties that were vacated and other expenses. Severance and exit costs included in acquisition-related expenses in the Consolidated Statements of Operations are as follows:

	Successor	Predecessor
	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Severance	$10	$1,971	$7,195	$6,113
Lease exits	45	2,695	1,132	2,194

Total severance and exit costs	$55	$4,666	$8,324	$8,307

Included in accounts payable and accrued liabilities as of February 28, 2021 and February 29, 2020 is a restructuring liability balance of $1.6 million and $1.1 million, respectively, that primarily consists of lease related obligations, and a restructuring severance liability of $0.3 million and $2.6 million, respectively. The Company expects these amounts to be substantially paid within the next 12 months.

The following table reflects the changes in the severance and exit costs accruals:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$3,730	$4,509
Payments	$(6,463)	$(9,106)
Expenses	4,721	8,327

End of period	$1,988	$3,730

17.	WARRANTS

As of February 28, 2021, there were 13,800,000 public warrants, 10,280,000 private placement warrants and 5,000,000 forward purchase warrants outstanding. Each warrant entitles its holders to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The private placement warrants became exercisable with the Domestication. The forward purchase warrants became exercisable upon effectiveness of The Company’s Form S-1 which was initially filed on March 5, 2021 and deemed effective on March 29, 2021. The public warrants became exercisable on April 28, 2021. The public warrants, private placement warrants and forward purchase warrants will expire five years after the Closing Date, or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants when various conditions are met, such as specific stock prices, as detailed in the specific warrant agreements. However, the private placement warrants are nonredeemable so long as they are held by the Company’s Sponsor or its permitted transferees. The warrants are recorded as a liability in warrant liability on the Consolidated Balance Sheets. See Note 26, Subsequent Events for additional information

18.	STOCKHOLDERS’ EQUITY

Class A Common Stock

The Company is authorized to issue 2,500,000,000 Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of February 28, 2021, there were 187,051,142 shares of Class A Common Stock issued and outstanding. See Note 26, Subsequent Events for additional information regarding the Form S-1 registration statement and effectiveness.

Class V Common Stock

The Company is authorized to issue 40,000,000 Class V common stock with a par value of $0.0001 per share. These shares have no economic value but entitle the holder to one vote per share. As of February 28, 2021, there were 35,636,680 shares of Class V Common Stock issued and outstanding and 4,363,320 shares of Class V Common Stock held by the Company in treasury.

The following table reflects the changes in the Company’s outstanding stock:

	Class A	Class V	Series B-1	Series B-2
Balance, February 4, 2021	187,051,142	35,636,680	8,120,367	3,372,184
	—	—	—
Balance, February 28, 2021	187,051,142	35,636,680	8,120,367	3,372,184

As reflected in the table above, there was no stock activity during the period from February 4, 2021 through February 28, 2021.

Membership Units

Prior to the Business Combination, E2open Holdings had three classes of units: Class A, Class A-1 and Class B. Class A units were the only units with voting rights. Holders of Class A and Class A-1 units were entitled to priority distributions until each unit received $1.00 per unit. Remaining distributions, if any, were made pro rata to all units. Class B units were incentive, profit-interest units issued to management, which participated as long as E2open Holdings made distributions to any Class A units equal to the participation level of the applicable Class B units.

Issued and outstanding Class A and Class A-1 units were 349.6 million and 7.2 million, respectively, as of February 3, 2021, and 349.0 million and 6.1 million, respectively, as of February 29, 2020. During the period from March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019, the Company received $3.5 million, $0.1 million and $0.1 million proceeds from the sale of membership units, respectively.

19.	NONCONTROLLING INTERESTS

Noncontrolling interest represents the portion of E2open Holdings that the Company controls and consolidates but does not own. As of February 28, 2021, the noncontrolling interest represents a 16.0% ownership in E2open Holdings.

Generally, common units of E2open Holdings participate in net income or loss allocations and distributions and entitle their holder to the right, subject to the terms set forth in the Third Company Agreement, to require E2open Holdings to redeem all or a portion of the common units held by such participant. At the Company’s option, it may satisfy this redemption with cash or by exchanging Class V Common Stock for the Company’s Class A Common Stock on a one-for-one basis.

As of February 28, 2021, there were a total of 35.6 million common units held by participants of E2open Holdings. There were no changes in the numbers of common units held by participants during the period from February 4, 2021 through February 28, 2021.

The Company follows the guidance issued by the FASB regarding the classification and measurement of redeemable securities. Accordingly, the Company has determined that the common units meet the requirements to be classified as permanent equity. The Company did not redeem any common units during the period from February 4, 2021 through February 28, 2021.

20.	OTHER COMPREHENSIVE INCOME (LOSS)

During the fiscal year ended February 28, 2019, the Company reclassed $2.2 million from accumulated other comprehensive loss to interest and other expense, net on the Consolidated Statements Operations related short- term investments resulting in a gain on the sale of the short-term investments. There were no reclasses to the Consolidated Statements of Operations from accumulated other comprehensive income during the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and the year ended February 29, 2020.

Accumulated other comprehensive income (loss) in the equity section of the Company Consolidated Balance Sheets includes:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Foreign currency translation adjustment	$2,388	$(925)
Unrealized gain on investments	—	27

Accumulated other comprehensive income (loss)	$2,388	$(898)

The unrealized gain on investment was eliminated as part of the Business Combination.

21.	RETIREMENT PLANS

The E2open 401(k) Plan allows eligible employees to either make pre-tax 401(k) contributes or after-tax Roth 401(k) contributions. These defined contribution plans are sponsored by the Company and provide a variety of investment options. The Company matches 50% of the first 6% an employee contributes to these plans. For an employee to be eligible for the matching contribution, the employee has to be actively employed on December 31 to receive the matching contribution for the year. The Company made matching contributions of $2.2 million, $1.8 million and $1.1 million during the period from February 4, 2021 through February 28, 2021 and fiscal years ended February 29, 2020, February 28, 2019, respectively. There were no matching contributions made during the period from March 1, 2020 through February 3, 2021. The Company has no other post-retirement benefits. During the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019, expense related to the defined contribution plans was $0.2 million, $2.3 million, $2.2 million and $1.2 million, respectively.

22.	SHARE-BASED AND UNIT-BASED COMPENSATION

2021 Incentive Plan

The E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (2021 Incentive Plan) became effective on the Closing Date with the approval of CCNB1’s shareholders and the board of directors. The 2021 Incentive Plan allows the Company to make equity and equity-based incentive awards to officers, employees, directors and consultants. There are 15,000,000 shares of Class A Common Stock reserved for issuance under the 2021 Incentive Plan which can be grated as stock options, restricted stock awards, restricted stock units, performance stock awards, cash awards and other equity-based awards. No award may vest earlier than the first anniversary of the date of grant, expect under limited conditions. The 2021 Incentive Plan replaced the 2015 Plan and 2015 Restricted Plan, as defined below. See Note 26, Subsequent Events for a description of awards granted after February 28, 2021 under the 2021 Incentive Plan.

Prior to the Business Combination, the Company had unit-based compensation plans that authorized (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested restricted units.

Unit Options

In 2015, E2open Holdings adopted the 2015 Unit Option Plan (2015 Plan). Under the 2015 Plan, E2open Holdings issued Series A unit options to certain employees eligible to participate in E2open Holdings unit option plan. The options issued under the 2015 Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to options issued to certain employees, options either vested 25% in the first year, and quarterly thereafter over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with the E2open Holdings.

Fair value of the unit options was determined on the date of grant using a pricing model affected by E2open Holdings’ unit price, as well as by certain assumptions including E2open Holdings’ expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free interest rates and expected dividends. E2open Holdings did not grant any new options during the periods from March 1, 2020 through February 3, 2021. The estimated grant-date fair values of the unit options granted the period from March 1, 2019 through February 29, 2020 were calculated using the Black-Scholes option-pricing valuation model, based on the following assumptions:

Expected term (in years)	6
Expected equity price volatility	23% - 55%
Risk-free interest rate	1.9% - 2.8%
Expected dividend yield	0%

The expected term represented the period that the unit options were expected to be outstanding, giving consideration to the contractual terms of the awards, vesting schedules and expectations of future employee behavior as influenced by changes to the terms of E2open Holdings unit options. E2open Holdings estimated the expected term, using the simplified method due to limited exercise data, to be the period of time between the date of grant and the midpoint between option vesting and expiration. E2open Holdings estimated the expected volatility of its unit options based on the average of historical and implied volatility of comparable companies from a representative peer group based on industry and market capitalization data. The risk-free interest rate represented the yield on a constant maturity U.S. Treasury security with a term equal to the expected term of the options. Expected dividend yield was set at zero because E2open Holdings did not expect to pay dividends during the term of the unit options and historically had not paid any dividends to its equity holders. Management made an estimate of expected forfeitures and recognized compensation costs only for those options expected to vest. E2open Holdings was authorized to issue 46.0 million unit options under the 2015 Plan. As of February 3, 2021 and February 29, 2020, outstanding unit options were 19.9 million and 22.0 million, respectively. Unit options available for grant were 2.7 million as of February 3, 2021; however, the 2015 Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ unit option plan is as follows:

	Predecessor
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit	Weighted Average Term (in years)
Balance, February 28, 2019	18,617	$1.34	2.3
Granted	5,713	2.04
Exercised	(37)	1.61
Canceled and forfeited	(2,292)	1.51

Balance, February 29, 2020	22,001	1.51	1.9
Exercised	(1,425)	1.45
Forfeited	(721)	1.65

Balance, February 3, 2021	19,855	$1.51	1.1

The weighted-average grant date fair value per unit of options granted during the fiscal year ended February 29, 2020 was $0.45. As of February 3, 2021, there was $2.4 million of unrecognized compensation cost, excluding estimated forfeitures, related to unvested options, which was expected to be recognized over a weighted-average period of 1.1 year. The weighted-average contractual life of options outstanding was 6.7 years and the weighted-average contractual life of options exercisable was 6.4 years as of February 3, 2021.

The Company did not recognize any compensation expense for Exit-Based units for the period from March 1, 2020 through February 3, 2021 and the fiscal years ended February 29, 2020 and February 28, 2019, as these awards were not probable of vesting during these time periods.

On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Plan as of the completion of the Business Combination on February 4, 2021 which resulted in $12.8 million of accelerated compensation recognized in the period from February 4, 2021 through February 28, 2021.

Restricted Equity Plan

In 2015, E2open Holdings established the 2015 Restricted Equity Plan (2015 Restricted Plan) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan. The units issued under the 2015 Restricted Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to units issued to certain officers, Class B units either vested 25% annually over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with E2open Holdings. E2open Holdings authorized 32.0 million units under the 2015 Restricted Plan. As of February 3, 2021 and February 29, 2020, outstanding restricted units were 22.0 million. No restricted units were available for grant as of February 3, 2021. The 2015 Restricted Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ 2015 Restricted Plan was as follows:

	Predecessor
($ in thousands)	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit	Remaining Term (in years)
Awards not vested, February 28, 2019	12,651	$1.41	2.1
Granted	500	1.65
Released	(4,196)	1.47

Awards not vested, February 29, 2020	8,955	1.40	1.5
Released	(3,523)	1.48

Awards not vested, February 3, 2021	5,432	$1.35	0.3

The aggregate fair value of units vested during the period from March 1, 2020 through February 3, 2021 and fiscal year ended February 29, 2020 was $5.2 million and $6.2 million, respectively. Unrecognized compensation expense related to the Class B units was $5.4 million as of the February 3, 2021, which was expected to be recognized over a weighted-average period of approximately one year. E2open Holdings did not recognize any compensation expense for Exit-Based Units for the period from March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019.

On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Restricted Plan as of the completion of the Business Combination on February 4, 2021 which resulted in $15.4 million of accelerated compensation recognized in the period from February 4, 2021 through February 28, 2021.

The table below sets forth the functional classification in the Consolidated Statements of Operations of equity- based compensation expense:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Cost of revenue	$3,248	$396	$423	$429
Research and development	5,224	499	151	440
Sales and marketing	5,134	659	1,316	1,033
General and administrative	19,394	5,723	6,332	6,264

Total share-based and unit-based compensation	$33,000	$7,277	$8,222	$8,166

As discussed in Note 3, Business Combinations and Acquisitions, the outstanding unit options were converted into cash of $26.2 million and $16.1 million of the Company’s Class A Common Stock, and the Class B units were converted into cash of $24.2 million and $25.9 million of the Company’s Class A Common Stock in connection with the Business Combination. Also, $4.7 million of unit-based compensation expense was recognized during the period from February 4, 2021 through February 28, 2021 for the restricted Series B-1 and B-2 common stock issued in connection with the Business Combination for the accelerated unvested options and restricted units.

As discussed in Note 3, Business Combination and Acquisitions, upon purchasing Amber Road, equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation.

During the fiscal year ended February 29, 2020, $10.9 million of expense was recorded for the Amber Road deferred compensation in the Consolidated Statements of Operations, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives. During the period from March 1, 2020 through February 3, 2021, the Company recognized $0.8 million of deferred compensation expense related to Amber Road. There was no deferred compensation expense recognized during the period from February 4, 2021 through February 28, 2021. See Note 25, Commitments and Contingencies for additional information.

23.	EARNINGS PER SHARE

Basic earnings per share is calculated as net income divided by the average number of shares of common stock outstanding. Diluted earnings per share assumes, when dilutive, the issuance of the net incremental shares from options and restricted shares. The following is a reconciliation of the denominators of the basic and diluted per share computations for net income:

Successor
(in thousands, except share and per share data)	February 4, 2021 through February 28, 2021
Net income (loss) per share:
Numerator - basic:
Net income	$12,857
Less: Net income attributable to noncontrolling interests	2,057

Net income attributable to E2open Parent Holdings, Inc. - basic	$10,800

Numerator - diluted:
Net income attributable to E2open Parent Holdings, Inc. - basic	$10,800
Add: Net income and tax effect attributable to noncontrolling interests	1,561

Net income attributable to E2open Parent Holdings, Inc. - diluted	$12,361

Numerator - basic:
Weighted average shares outstanding -basic	187,051
Net income per share - basic	$0.06

Numerator - diluted:
Weighted average shares outstanding - basic	187,051
Weighted average effect of dilutive securities.	35,637

Weighted average shares outstanding - diluted	222,688
Diluted net income per common share.	$0.06

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

Potential common shares issuable to employee or directors upon exercise or conversion of shares under the Company’s share-based compensation plans and upon exercise of warrants are excluded from the computation of diluted earnings per common share when the effect would be anti-dilutive. All potential common shares are anti- dilutive in periods of net loss available to common stockholders.

The following table summarizes the weighted-average potential common shares excluded from diluted loss per common share as their effect would be anti-dilutive:

Successor
February 4, 2021 through February 28, 2021
Restricted Sponsor Shares related to Series B-1 common stock	2,500,000
Shares related to Series B-1 common stock	5,620,367
Shares related to Series B-2 common stock	3,372,184
Shares related to restricted common units Series 1	4,379,557
Shares related to restricted common units Series 2	2,627,724
Shares related to warrants (1)	29,079,972

Units/Shares excluded from the dilution computation	47,579,804

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

24.	INCOME TAXES

For financial reporting purposes, the components of income (loss) before income tax benefit were as follows:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Domestic	$5,284	$(62,012)	$(110,937)	$(40,627)
Foreign	6,961	7,401	2,296	2,264

Income (loss) before income tax benefit	$12,245	$(54,611)	$(108,641)	$(38,363)

The income tax benefit consisted of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1, 2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Current:
Federal	$(376)	$(273)	$(125)	$7,631
State	(62)	(170)	31	(34)
Foreign	(578)	(1,214)	(1,265)	(1,860)

Total current	(1,016)	(1,657)	(1,359)	5,737

Deferred:
Federal	1,382	(1,258)	6,850	505
State	303	10,117	1,666	1,728
Foreign	(57)	(521)	114	275

Total deferred	1,628	8,338	8,630	2,508

Total income tax benefit	$612	$6,681	$7,271	$8,245

As a result of the Business Combination, the Company acquired a controlling interest in E2open Holdings, which is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, E2open Holdings is not itself subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by E2open Holdings is passed through to and included in the taxable income or loss of its partners, including the Company following the Business Combination, on a pro rata basis. The Company’s U.S. federal and state income tax benefits relate to the Company’s wholly owned U.S. corporate subsidiaries that are consolidated for U.S. GAAP purposes but separately taxed for U.S. federal and state income tax purposes as corporations as well as the Company’s allocable share of any taxable income of E2open Holdings following the Business Combination. Additionally, the Company owns foreign subsidiaries that file and pay income taxes in their local jurisdiction. The Company has elected to record Global Intangible Low-Taxed Income (GILTI) tax as a period cost.

The Company’s income tax provision differs from the amounts computed by applying the US federal income tax rate of 21% to pretax income (loss) as a result of the following:

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1,2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
U.S. federal tax (expense) benefit at statutory rate	$(2,572)	$11,461	$22,815	$8,056
State tax, net of federal benefit	835	14,915	1,713	1,637

	Successor	Predecessor
($ in thousands)	February 4, 2021 through February 28, 2021	March 1,2020 through February 3, 2021	Fiscal Year Ended February 29, 2020	Fiscal Year Ended February 28, 2019
Foreign rate differential	(346)	(216)	(670)	(1,110)
Effect of foreign operations	(139)	(481)	—	—
Tax credit carryforwards	16	119	91	73
Acquisition related adjustment	—	—	(8)	(1)
Earnings taxes at affiliate	(783)	(9,494)	(15,961)	(6,914)
Global intangible low-taxes income inclusion	(126)	(1,708)	(197)	(563)
Nonqualified stock options	270	—	—	—
Change in fair value of contingent consideration	6,526	—	—	—
Change in fair value of warrant liability	4,869	—	—	—
Net impact of foreign operations (net of noncontrolling interest) on partnership outside basis)	1,381	—	—	—
Compensation deducted for book in post-acquisition period and deducted for tax in pre-acquisition period	(6,091)	—	—	—
Uncertain tax positions	(5)	(387)	23	8,017
Other	200	(39)	1,074	(104)
Change in valuation allowance	(3,423)	(7,489)	(1,609)	(846)

Total income tax benefit	$612	$6,681	$7,271	$8,245

As of each of the periods presented above, the Company did not provide deferred income taxes on the outside book-tax differences of its foreign subsidiaries or any undistributed retained earnings which are indefinitely reinvested, including those earnings previously subject to income taxes in the U.S. The reversal of these temporary differences or distributions could result in additional tax; however, it is not practicable to estimate the amount of any unrecognized deferred income tax liabilities at this time.

The types of temporary differences that give rise to significant portions of the Company’s deferred tax assets and liabilities are set forth below:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Deferred tax assets:
Net operating loss carryforwards	$80,171	$78,738
Tax credits	1,803	1,575
Property and equipment	324	796
Disallowed interest carryforward	18,398	—
Other deferred tax asset	3,772	4,010
Accruals and reserves	2,039	1,416
Deferred revenue	150	2,018

Total deferred tax assets	106,657	88,553

Deferred tax liabilities:
Intangibles	50,528	100,020
Investment in partnership	419,577	—
Other deferred tax liability	5,322	754
Total deferred tax liabilities	475,427	100,774
Valuation allowance	(27,030)	(22,855)
Net deferred tax liabilities	$(395,800)	$(35,076)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets, if realization of such assets is more likely than not. Realization of deferred tax assets is dependent upon generating sufficient taxable income, carryback of losses, offsetting deferred tax liabilities and availability of tax planning strategies. As of February 29, 2020, the Company assessed that certain of its deferred tax assets were not more likely than not to be realized. Therefore, the Company recorded a valuation allowance to reduce the carrying value of the deferred tax assets to the amount that is more likely than not to be recognized. During the fiscal year ended February 28, 2021, the valuation allowance increased by approximately $4.1 million, comprised of a net deferred tax expense of $9.7 million recorded in the Consolidated Statements of Operations and a decrease of approximately $5.6 million recorded through goodwill as part of the Business Combination.

As of February 28, 2021, the Company has net operating loss (NOL) carryforwards for federal, state and foreign income tax purposes of approximately $478.2 million, $123.3 million (post apportionment pre-tax) and $23.9 million, respectively. Some of the U.S. federal net operating loss carryforwards begin to expire in fiscal year 2022. The foreign net operating loss carryforwards are derived from multiple tax jurisdictions and will begin to expire during the fiscal year 2022. As of February 28, 2021, the Company had research and development tax credits and foreign tax credits of approximately $5.3 million and $1.1 million, respectively, to reduce future federal income taxes. Federal credit carryforwards expire beginning in 2028.

Internal Revenue Code (IRC) Section 382 imposes limitations on a corporation’s ability to utilize its NOLs if the corporation experiences an ownership change, as defined in Section 382. Based upon an analysis performed, utilization of the U.S. Federal NOLs, research and development credits and foreign tax credits in future periods will be subject to an annual limitation under IRC Section 382. As noted above, as of February 28, 2021, federal and state NOL carryforwards, research and development credits and foreign tax credits before any Section 382 limitation were approximately $478.2 million, $5.3 million and $1.1 million, respectively. Of these amounts, approximately $161.5 million, $3.4 million and $0.9 million will expire unused due to Section 382. Accordingly, the Company has reduced the deferred tax assets based upon the anticipated federal and state NOLs that are expected to expire unutilized due to the annual limitation.

As of February 28, 2021 and February 29, 2020, total gross unrecognized tax benefits were $2.7 million and $1.5 million respectively. Approximately $0.6 million of the unrecognized tax benefits as of February 28, 2021, if recognized, would have an impact on the Company’s effective tax rate. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of February 28, 2021 and February 29, 2020, the total amount of gross interest and penalties accrued was $0.3 million and $0.2 million, respectively, which is classified as other noncurrent liabilities in the Consolidated Balance Sheets.

A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows:

	Successor	Predecessor
($ in thousands)	February 28, 2021	February 29, 2020
Beginning of period	$1,535	$1,570
Gross increases:
Prior year tax positions	1,223	—
Gross decreases:
Prior year tax positions	(70)	(12)
Prior year tax positions due to statute lapse	—	(23)

End of period	$2,688	$1,535

Management believes that it has adequately provided for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. Should any issues addressed in the tax audits be resolved in a manner not consistent with management’s expectations, the Company could be required to adjust the provision for income tax in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Company does not believe it is reasonably possible that the unrecognized tax benefits would materially change in the next 12 months.

The Company is subject to taxation in the U.S., various states, and foreign jurisdictions. The Company has several individual filing groups in the U.S, some of which have NOLs dating back to 2015 and earlier. Fiscal years 2017 through 2021 generally remain open to examination by the taxing jurisdictions to which the Company is subject, although carry forward attributes that were generated in tax years prior to fiscal year 2017 may be adjusted upon examination by the tax authorities if they have been, or will be, used in a future period.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period in which the new legislation is enacted. The CARES Act made various tax law changes including, among other things, (1) increased the limitation under IRC Section 163(j) for 2019 and 2020 to permit additional expensing of interest (2) enacted a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k) (3) made modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019 and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (4) enhanced recoverability of alternative minimum tax credit carryforwards. The income tax provisions of the CARES Act had limited applicability to the Company and did not have a material impact on the Company’s consolidated financial statements.

25.	COMMITMENTS AND CONTINGENCIES

Acquisition-Related Obligations

Upon purchasing Amber Road (see Note 3, Business Combination and Acquisitions), equity incentive compensation previously granted to Amber Road employees was converted to deferred cash compensation, whereby employees may vest in cash payments over periods up to four years from the date of acquisition. Vesting is contingent upon continued employment with the Company. Deferred compensation amounts are calculated based on the price the Company paid for Amber Road’s stock at acquisition, the strike price of the original grant, and the number of former Amber Road shares that would have vested over the period. For the fiscal year ended February 29, 2020, the Company recorded $10.9 million of expense for Amber Road deferred compensation in the Consolidated Statements of Operations, including $9.5 million related to accelerated deferred compensation payments negotiated in exit agreements with certain former Amber Road executives.

During the period from March 1, 2020 through February 3, 2021, the Company recognized $0.8 million of deferred compensation expense related to Amber Road. There was no deferred compensation expense recognized during the period from February 4, 2021 through February 28, 2021. An accrual of $0.8 million was included in the Consolidated Balance Sheets as of February 29, 2020 for vested, unpaid Amber Road deferred compensation. There was no such accrual as of February 28, 2021. Unvested future payments that are contingent upon the continuous employment of participating employees totaled $1.0 million as of February 28, 2021.

Operating Leases

The Company leases its primary office space under non-cancelable operating leases with various expiration dates through August 2027. Rent expense for the periods from February 4, 2021 through February 28, 2021 and March 1, 2020 through February 3, 2021 and fiscal years ended February 29, 2020 and February 28, 2019 was $0.6 million, $7.2 million, $8.4 million and $4.4 million, respectively.

Future minimum lease payments under non-cancelable operating leases as of February 28, 2021, are as follows for the fiscal years ended:

($ in thousands)	Amount
2022	$8,507
2023	6,540
2024	5,555
2025	4,204
2026	3,218
Thereafter	5,434

Total minimum lease payments	$33,458

Several of the operating lease agreements require the Company to provide security deposits. As of February 28, 2021, and February 29, 2020, lease deposits totaled approximately $2.9 million and $3.3 million, respectively. The deposits are generally refundable at the expiration of the lease, assuming all of the Company’s obligations under the lease agreement have been met. Deposits are included in prepaid and other current assets and other noncurrent assets in the Consolidated Balance Sheets.

Contingencies

From time to time, the Company is subject to contingencies that arise in the ordinary course of business. The Company records an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company does not currently believe the resolution of any such contingencies will have a material adverse effect upon the Company’s Consolidated Balance Sheets, Statements of Operations or Statements of Cash Flows.

26.	SUBSEQUENT EVENTS

On March 1, 2021, the Company’s board of directors granted 2,380,902 options to the Company’s executive officers with an exercise price of $9.77. On May 3, 2021, the Chief Executive Officer, pursuant to the authority delegated to him by the board of directors, granted an aggregate of 202,418 options to certain senior management with an exercise price of $10.86. All the options are performance based and are measured based on obtaining an organic growth target over a one-year period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years.

The Company initially filed a Form S-1 on March 5, 2021 which was deemed effective on March 29, 2021. The S-1 registered 215,045,300 shares of Class A Common Stock currently held by the selling holders in the Business Combination and 15,280,000 warrants to purchase Class A Common Stock. The 15,280,000 warrants represent the 10,280,000 private placement warrants and 5,000,000 forward purchase warrants.

E2open Parent Holdings, Inc.

Condensed Consolidated Balance Sheets

	Successor
(In thousands, except share amounts)	May 31, 2021	February 28, 2021
	(unaudited)
Assets
Cash and cash equivalents	$220,748	$194,717
Restricted cash	11,815	12,825
Accounts receivable - net of allowance of $514 and $908, respectively	60,641	112,657
Prepaid expenses and other current assets	12,091	12,643

Total current assets	305,295	332,842
Long-term investments	226	224
Goodwill	2,630,941	2,628,646
Intangible assets, net	809,875	824,851
Property and equipment, net	47,045	44,198
Operating lease right-of-use assets	21,048	—
Other noncurrent assets	8,654	7,416

Total assets	$3,823,084	$3,838,177

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$56,163	$70,233
Incentive program payable	11,815	12,825
Deferred revenue	98,299	89,691
Acquisition-related obligations	2,000	2,000
Current portion of notes payable	4,110	4,405
Current portion of operating lease obligations	5,064	—
Current portion of financing lease obligations	3,961	4,827

Total current liabilities	181,412	183,981
Long-term deferred revenue	1,484	482
Operating lease obligations	16,551	—
Financing lease obligations	5,691	6,588
Notes payable	503,266	502,800
Tax receivable agreement liability	52,614	50,114
Warrant liability	128,715	68,772
Contingent consideration	224,068	150,808
Deferred taxes	396,735	396,217
Other noncurrent liabilities	1,027	1,057

Total liabilities	1,511,563	1,360,819

Commitments and Contingencies (Note 22)
Stockholders’ Equity
Class A common stock (Successor); $0.0001 par value, 2,500,000,000 shares authorized; 187,051,142 issued and outstanding as of May 31, 2021 and February 28, 2021	19	19
Class V common stock (Successor); $0.0001 par value; 40,000,000 shares authorized; 35,636,680 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Series B-1 common stock (Successor); $0.0001 par value; 9,000,000 shares authorized; 8,120,367 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Series B-2 common stock (Successor); $0.0001 par value; 4,000,000 shares authorized; 3,372,184 issued and outstanding as of May 31, 2021 and February 28, 2021	—	—
Additional paid-in capital	2,073,249	2,071,206
Accumulated other comprehensive income	3,863	2,388
(Accumulated deficit) retained earnings	(131,458)	10,800

Total E2open Parent Holdings, Inc. equity	1,945,673	2,084,413

Noncontrolling interest	365,848	392,945

Total Stockholders’ equity	2,311,521	2,477,358

Total liabilities and Stockholders’ equity	$3,823,084	$3,838,177

See notes to condensed consolidated financial statements.

E2open Parent Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands, except per share amounts)	May 31, 2021	May 31, 2020
Revenue
Subscriptions	$51,034	$69,604
Professional services	15,293	13,520

Total revenue	66,327	83,124
Cost of Revenue
Subscriptions	16,508	14,138
Professional services	10,140	11,095
Amortization of acquired intangible assets	11,511	5,561

Total cost of revenue	38,159	30,794

Gross Profit	28,168	52,330
Operating Expenses
Research and development	15,701	14,631
Sales and marketing	12,514	12,310
General and administrative	13,717	9,764
Acquisition-related expenses	9,778	3,368
Amortization of acquired intangible assets	3,830	8,467

Total operating expenses	55,540	48,540

(Loss) income from operations	(27,372)	3,790
Other (expense) income
Interest and other expense, net	(4,903)	(19,372)
Change in tax receivable agreement liability	(2,499)	—
Loss from change in fair value of warrant liability	(59,943)	—
Loss from change in fair value of contingent consideration	(73,260)	—

Total other expenses	(140,605)	(19,372)

Loss before income tax benefit	(167,977)	(15,582)
Income tax expense	(1,378)	(8,170)

Net loss	(169,355)	$(23,752)

Less: Net loss attributable to noncontrolling interest	(27,097)

Net loss attributable to E2open Parent Holdings, Inc.	$(142,258)

Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$(0.76)
Diluted	$(0.76)

See notes to condensed consolidated financial statements.

E2open Parent Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands)	May 31, 2021	May 31, 2020
Net loss	$(169,355)	$(23,752)
Other comprehensive income (loss), net:
Net foreign currency translation gain (loss)	1,475	(291)

Total other comprehensive income (loss), net	1,475	(291)

Comprehensive loss	(167,880)	$(24,043)

Less: Comprehensive loss attributable to noncontrolling interest	(26,861)

Comprehensive loss attributable to E2open Parent Holdings, Inc.	$(141,019)

See notes to condensed consolidated financial statements.

E2open Parent Holdings, Inc.

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Predecessor
(In thousands)	Members’ Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Members’ Equity
Balance, February 29, 2020	$433,992	$(898)	$(218,502)	$214,592
Investment by member	1,788	—	—	1,788
Unit-based compensation	2,046	—	—	2,046
Comprehensive loss	—	(291)	—	(291)
Net loss	—	—	(23,752)	(23,752)

Balance, May 31, 2020	$437,826	$(1,189)	$(242,254)	$194,383

	Successor
(In thousands)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)	Total E2open Equity	Noncontrolling Interest	Total Equity
Balance, February 28, 2021	$19	$2,071,206	$2,388	$10,800	$2,084,413	$392,945	$2,477,358
Share-based compensation	—	2,043	—	—	2,043	—	2,043
Comprehensive income	—	—	1,475	—	1,475	—	1,475
Net loss	—	—	—	(142,258)	(142,258)	(27,097)	(169,355)

Balance, May 31, 2021	$19	$2,073,249	$3,863	$(131,458)	$1,945,673	$365,848	$2,311,521

See notes to condensed consolidated financial statements.

E2open Parent Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(In thousands)	May 31, 2021	May 31, 2020
Cash flows from operating activities
Net loss	$(169,355)	$(23,752)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	20,205	16,978
Amortization of deferred commissions	158	987
Amortization of debt issuance costs	667	1,079
Amortization of operating lease right-of-use assets	1,372	—
Share-based and unit-based compensation	2,043	2,046
Change in tax receivable agreement liability	2,499	—
Loss from change in fair value of warrant liability	59,943	—
Loss from change in fair value of contingent consideration	73,260	—
(Gain) loss on disposal of property and equipment	(187)	32
Changes in operating assets and liabilities:
Accounts receivable, net	52,016	62,606
Prepaid expenses and other current assets	552	(167)
Other noncurrent assets	(1,399)	(183)
Accounts payable and accrued liabilities	(9,234)	(8,387)
Incentive program payable	(1,010)	(8,679)
Deferred revenue	9,611	(21,234)
Changes in other liabilities	(1,875)	8,505

Net cash provided by operating activities	39,266	29,831
Cash flows from investing activities
Capital expenditures	(12,385)	(3,886)

Net cash used in investing activities	(12,385)	(3,886)
Cash flows from financing activities
Proceeds from sale of membership units	—	1,788
Proceeds from indebtedness	—	284
Repayments of indebtedness	(153)	(2,253)
Repayments of financing lease obligations	(546)	(421)

Net cash used in financing activities	(699)	(602)

Effect of exchange rate changes on cash and cash equivalents	(1,161)	120

Net increase in cash, cash equivalents and restricted cash	25,021	25,463
Cash, cash equivalents and restricted cash at beginning of period	207,542	48,428

Cash, cash equivalents and restricted cash at end of period	$232,563	$73,891

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$220,748	$53,637
Restricted cash	11,815	20,254

Total cash, cash equivalents and restricted cash	$232,563	$73,891

Supplemental Information - Cash Paid for:
Interest	$5,192	$17,408
Income taxes	462	333
Non-Cash Investing and Financing Activities:
Capital expenditures financed under financing lease obligations	$—	$2,643
Capital expenditures included in accounts payable and accrued liabilities	1,933	78
Right-of-use assets obtained in exchange for operating lease obligations	22,420	—

See notes to condensed consolidated financial statements.

E2open Parent Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

1. Organization and Basis of Presentation

Organization and Description of Business

CC Neuberger Principal Holdings I (CCNB1) was a blank check company incorporated in the Cayman Islands on January 14, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. CCNB1’s sponsor was CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (Sponsor). CCNB1 became a public company on April 28, 2020 through an initial public offering (IPO).

On February 4, 2021 (Closing Date), CCNB1 and E2open Holdings, LLC and its operating subsidiaries (E2open Holdings) completed a business combination (Business Combination) contemplated by the definitive Business Combination Agreement entered into on October 14, 2020 (Business Combination Agreement). In connection with the finalization of the Business Combination, CCNB1 changed its name to “E2open Parent Holdings, Inc.” and changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (Domestication).

Immediately following the Domestication, various entities merged with and into E2open, with E2open as the surviving company. Additionally, E2open Holdings became a subsidiary of E2open with the equity interests of E2open Holdings held by E2open and existing owners of E2open Holdings. The existing owners of E2open Holdings are considered noncontrolling interests in the condensed consolidated financial statements.

We are headquartered in Austin, Texas. We are a leading provider of 100% cloud-based, end-to-end supply chain management software. Our software combines networks, data and applications to provide a deeply embedded, mission-critical platform that allows customers to optimize their supply chain by accelerating growth, reducing costs, increasing visibility and driving improved resiliency. Given the business-critical nature of our solutions, we maintain deep, long-term relationships with our customers across a wide range of end-markets, including technology, consumer, industrial and transportation, among others.

Basis of Presentation

As a result of the Business Combination, for accounting purposes, the Company is the acquirer and E2open Holdings is the acquiree and accounting predecessor. The financial statement presentation includes the financial statements of E2open Holdings as “Predecessor” for periods prior to the Closing Date and of the Company as “Successor” for the periods after the Closing Date, including the consolidation of E2open Holdings.

These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended May 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending February 28, 2022. For further information, refer to the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2021 filed with the U.S. Securities and Exchange Commission (SEC) on May 20, 2021 (2021 Form 10-K).

Use of Estimates

The preparation of our condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

Financing lease obligation were previously included in current portion of notes payable and capital lease obligations as well as notes payable and capital lease obligations on the Consolidated Balance Sheets. Beginning March 1, 2021, capital lease obligations became financing lease obligations and were presented separately on the Consolidated Balance Sheets. Additionally, financing leases are no longer presented with notes payable in the notes to the financial statements as all leases are presented together in one note. These reclassifications and changes did not affect our net income, total assets, liabilities, equity or cash flows.

Seasonality

Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control, including seasonality in our business as a result of customer budget cycles and customary European vacation schedules, with higher sales in the third and fourth fiscal quarters. As a result, our past results may not be indicative of our future performance and comparing our operating results on a period-to-period basis may not be meaningful.

2.	Accounting Standards

Recently Adopted Accounting Guidance

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The core principle of Topic 842, Leases is that a lessee should recognize the assets and liabilities that arise from leases. For operating leases, a lessee is required to recognize a right-of-use (ROU) asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. The accounting applied by a lessor is largely unchanged from that applied under previous U.S. GAAP. This standard is effective for calendar fiscal years beginning after December 15, 2021. Earlier application is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. We adopted this standard as of March 1, 2021 utilizing the modified retrospective approach and elected a set of practical expedients that allowed us not to reassess whether contracts are or contain leases, lease classification or initial direct costs for existing leases. See Note 20, Leases for more information related to our leases.

In October 2018, the FASB issued ASU 2018-17, Consolidated (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. This standard is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for fiscal years beginning after December 15, 2020, and interim periods within those years. All entities are required to apply this standard retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. We adopted this standard as of March 1, 2021 and it did not have a material impact on our consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (ASC 326), which is intended to provide financial statement users with more useful information about expected credit losses on financial assets held by a reporting entity at each reporting date. This standard replaces the existing incurred loss impairment methodology with an approach that requires consideration of a broader range of reasonable and supportable forward-looking information to estimate all expected credit losses. This standard is effective for the fiscal year beginning after December 15, 2022, and all interim periods within. Early adoption is permitted. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard provides guidance on accounting for costs of implementation activities performed in a cloud computing arrangement that is a service contract. ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software and hosting arrangements that include an internal-use software license. The amendments in this standard should be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The standard is effective for fiscal years beginning after December 15, 2021, and interim periods within those years. Earlier application is permitted. We do not expect the adoption of this standard will have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The guidance amends certain disclosure requirements that had become redundant, outdated or superseded. Additionally, this guidance amends accounting for the interim period effects of changes in tax laws or rates and simplifies aspects of the accounting for franchise taxes. ASU 2019-12 is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. Management is currently evaluating the effect of these provisions on our financial position and results of operations.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting to simplify the accounting for contract modifications made to replace the London Interbank Offered Rate (LIBOR) or other reference rates that are expected to be discontinued because of the reference rate reform. The guidance provides optional expediates and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criterion are met. The optional expedients and exceptions can be applied to contract modifications made until December 31, 2022. On January 7, 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in ASU 2021-01 are elective and apply to our debt instruments that may be modified as a result of the reference rate reform. We are continuing to evaluate these standards, as well as the timing of the transition of various rates in our debt instruments affected by reference rate reform.

3.	Pending Acquisition

On May 27, 2021, we entered into a Share Purchase Deed (Purchase Agreement) with BluJay TopCo Limited, a private limited liability company registered in England and Wales (BluJay), and its shareholders (collectively, the BluJay Sellers). Under the Purchase Agreement, we will issue to the BluJay Sellers 72,383,299 shares of Class A Common Stock and pay approximately $456.8 million of cash, subject to adjustments for certain items specified in the Purchase Agreement.

The Purchase Agreement follows a typical locked-box mechanism, pursuant to which the purchase price is fixed upfront by reference to the balance sheet position of BluJay as of December 31, 2020, without any purchase price adjustment following the closing. We are also required to pay an additional consideration on a daily basis for the period between December 31, 2020 and the date of the closing at a rate of $63,000 per day. The purchase price will be reduced on a dollar for dollar basis if any value is extracted to or for the benefit of any BluJay Sellers between December 31, 2020, and the date of the closing, which is referred to as leakage, other than for certain narrowly defined permitted leakage items specifically agreed by us and the BluJay Sellers and expressly provided for in the Purchase Agreement.

In connection with the Purchase Agreement, we have secured $300 million in private investment in public equity (PIPE) financing from institutional investors to purchase an aggregate of 28,909,022 shares of our Class A Common Stock, a $380 million fully committed incremental term loan to our 2021 Term Loan, as defined below, and a $80 million increase to our 2021 Revolving Credit Facility, defined below. In addition, the letter of credit sublimit will increase from $15.0 million to $30.0 million upon completion of the acquisition.

Certain of BluJay’s current shareholders, Francisco Partners and Temasek, will have the right to appoint one director each to our board of directors following the closing of the acquisition, subject to the terms of the Purchase Agreement. Additionally, the Investor Rights Agreement entered into as part of the Business Combination will be amended to extend the Lock-up Period, which is currently from February 4, 2021 through August 4, 2021, for an additional six months.

The acquisition was unanimously approved by our and BluJay’s board of directors and is expected to close during the third quarter of calendar year 2021 subject to regulatory approvals, required approval of our shareholders and other customary closing conditions.

4.	Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital, capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Current working capital needs relate mainly to employee compensation and benefits, as well as interest, debt repayments, capital expenditures, and operating expenses. Our ability to expand and grow our business will depend on many factors, including working capital needs and the evolution of operating cash flows.

We had $220.7 million in cash and cash equivalents as of May 31, 2021. We believe our existing cash and cash equivalents, cash provided by operating activities, and, if necessary, the borrowing capacity of up to $75.0 million available under our revolving credit facility (see Note 9, Notes Payable) will be sufficient to meet our working capital, debt repayment and capital expenditure requirements for at least the next twelve months.

See Note 3, Pending Acquisition, for the additional equity and debt financing we will incur to acquire BluJay.

In the future, we may enter into arrangements to acquire or invest in complementary businesses. To facilitate these acquisitions or investments, we may seek additional equity or debt financing.

5.	Intangible Assets, Net

Intangible assets, net consisted of the following:

	Successor
	May 31, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,998	$—	$109,998
Definite-lived:
Customer relationships	20.0	300,257	(4,874)	295,383
Technology	8.5	370,256	(14,140)	356,116
Content library	10.0	50,000	(1,622)	48,378

Total definite-lived		720,513	(20,636)	699,877

Total intangible assets		$830,511	$(20,636)	$809,875

	Successor
	February 28, 2021
($ in thousands)	Weighted Average Useful Life	Cost	Accumulated Amortized	Net
Indefinite-lived:
Trademark / Trade name	Indefinite	$109,924	$—	$109,924
Definite-lived:
Customer relationships	20.0	300,107	(1,248)	298,859
Technology	8.5	370,106	(3,621)	366,485
Content library	10.0	50,000	(417)	49,583

Total definite-lived		720,213	(5,286)	714,927

Total intangible assets		$830,137	$(5,286)	$824,851

Amortization of intangible assets is recorded in cost of revenue and operating expenses in the Condensed Consolidated Statements of Operations. We recorded amortization expense related to intangible assets of $15.3 million and $14.0 million for the three months ended May 31, 2021 and 2020, respectively.

6.	Property and Equipment, Net

Property and equipment, net consisted of the following:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Computer equipment	$19,217	$14,707
Software	23,698	21,141
Furniture and fixtures	1,826	1,828
Leasehold improvements	7,936	7,722

Gross property and equipment	52,677	45,398
Less accumulated depreciation and amortization	(5,632)	(1,200)

Property and equipment, net	$47,045	$44,198

Computer equipment and software include assets held under financing leases. Amortization of assets held under financing leases is included in depreciation expense. See Note 20, Leases for additional information regarding our financing leases.

Depreciation expense was $4.9 million and $2.9 million for the three months ended May 31, 2021 and 2020, respectively.

7. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Accrued compensation	$20,834	$34,298
Accrued severance and retention	117	349
Trade accounts payable	17,886	17,858
Accrued professional services	3,227	2,938
Restructuring liability	774	1,639
Taxes payable	2,279	1,892
Interest payable	1,556	1,293
Other	9,490	9,966

Total accounts payable and accrued liabilities	$56,163	$70,233

8.	Tax Receivable Agreement

E2open Holdings entered into a Tax Receivable Agreement with selling equity holders of E2open Holdings that requires us to pay 85% of the tax savings that are realized as a result of increases in the tax basis in E2open Holdings’ assets as a result of the sale of E2open Holdings units and exchange of the E2open Holdings units for shares of Class A Common Stock and cash, as well as certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. We will retain the benefit of the remaining 15% of these cash savings.

Significant inputs and assumptions were used to initially estimate the future expected payments including the timing of the realization of the tax benefits, a tax rate of 24.1% and an imputed interest rate of 7%. Changes in any of these or other factors are expected to impact the timing and amount of gross payments. The fair value of these obligations will be accreted to the amount of the gross expected obligation. In addition, if we were to exercise our right to terminate the Tax Receivable Agreement or certain other acceleration events occur, we will be required to make immediate cash payments. Such cash payments will be equal to the present value of the assumed future realized tax benefits based on a set of assumptions and using an agreed upon discount rate, as defined in the Tax Receivable Agreement. The early termination payment may be made significantly in advance of the actual realization, if any, of those future tax benefits. Such payments will be calculated based on certain assumptions, including that we have sufficient taxable income to utilize the full amount of any tax benefits subject to the Tax Receivable Agreement over the period specified therein. The payments that we will be required to make will generally reduce the amount of overall cash flow that might have otherwise been available, but we expect the cash tax savings we will realize from the utilization of the related tax benefits will exceed the amount of any required payments.

Pursuant to Accounting Standards Codification (ASC) Topic 805, Business Combination and relevant tax law, we have calculated the fair value of the tax receivable agreement payments and identified the timing of the utilization of the tax attributes. The tax receivable agreement liability will be revalued at the end of each reporting period with the gain or loss as well as the associated interest reflected in change in tax receivable agreement liability in the Condensed Consolidated Statements of Operations in the period in which the event occurred. Interest will accrue on the tax receivable agreement liability at a rate of LIBOR plus 100 basis points. The tax receivable agreement liability was $52.6 million and $50.1 million as of May 31, 2021 and February 28, 2021, respectively. The increase in the liability was due to a change in the forecast and accretion of the liability.

9.	Notes Payable

Notes payable outstanding were as follows:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
2021 Term Loan	$525,000	$525,000
Other notes payable	192	688

Total notes payable	525,192	525,688
Less unamortized debt issuance costs	(17,816)	(18,483)

Total notes payable, net	507,376	507,205
Less current portion	(4,110)	(4,405)

Notes payable, less current portion, net	$503,266	$502,800

2021 Term Loan and Revolving Credit Facility

On February 4, 2021, E2open, LLC, our subsidiary, entered into a credit agreement (Credit Agreement) that provides for $75.0 million in commitments for revolving credit loans (2021 Revolving Credit Facility) with a $15.0 million letter of credit sublimit. The 2021 Revolving Credit Facility will mature on February 4, 2026. E2open, LLC can request increases in the revolving commitments and additional term loan facilities, in minimum amounts of $2.0 million for each facility. The Credit Agreement also provides for $525.0 million in term loans (2021 Term Loan) payable in quarterly installments of $1.3 million beginning in August 2021 and payable in full on February 4, 2028.

The Credit Agreement is guaranteed by E2open Intermediate, LLC, our subsidiary, and certain wholly owned subsidiaries of E2open, LLC, as guarantors, and is supported by a security interest in substantially all of the guarantors’ personal property and assets.

The Credit Agreement contains certain customary events of default, representations and warranties as well as affirmative and negative covenants.

As of May 31, 2021 and February 28, 2021, the 2021 Term Loan had a variable interest rate of 4.00% and 3.69%, respectively, and no outstanding borrowings under the 2021 Revolving Credit Facility. We were in compliance with the First Lien Leverage Ratio for the Credit Agreement as of May 31, 2021 and February 28, 2021.

10.	Contingent Consideration

Business Combination

The contingent consideration liability is due to the issuance of Series B-1 and B-2 common stock and Series 1 restricted common units (RCUs) and Series 2 RCUs of E2open Holdings as part of the Business Combination. These shares and units were issued on a proportional basis to each holder of Class A shares in CCNB1 and Common Units of E2open Holdings. These restricted shares and Common Units are treated as a contingent consideration liability under ASC Topic 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Any gain or loss recognized from the remeasurement will be recorded in gain (loss) from the change in fair value of contingent consideration on the Condensed Consolidated Statements of Operations as a nonoperating income (expense) as the change in fair value is not part of our core operating activities.

The contingent consideration liability was $192.8 million and $129.4 million as of May 31, 2021 and February 28, 2021, respectively. The fair value remeasurement as of May 31, 2021 resulted in a loss of

$63.4 million for the three months ended May 31, 2021. There was no gain or loss for the three months ended May 31, 2020 as the contingent consideration liability was not recorded until February 4, 2021.

There are 8,120,367 shares of Series B-1 common stock, including the Sponsor Side Letter shares noted below, as of May 31, 2021. The Series B-1 common stock automatically converts into our Class A Common Stock on a one-to-one basis upon the occurrence of the first day on which the 5-day volume-weighted average price (VWAP) of our Class A Common Stock is equal to at least $13.50 per share; provided, however, that the reference to $13.50 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.

See Note 23, Subsequent Events for information related to the conversion of the Series B-1 common stock.

There are 3,372,184 shares of Series B-2 common stock outstanding as of May 31, 2021. The Series B-2 common stock automatically converts into our Class A Common Stock on a one-to-one basis upon the occurrence of the first day on which the 20-day VWAP is equal to at least $15.00 per share; provided, however, that the reference to $15.00 per share shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock following the closing of the Business Combination.

There are 4,379,557 shares of Series 1 RCUs outstanding as of May 31, 2021. The Series 1 RCUs will vest and become Common Units of E2open Holdings at such time as the 5-day VWAP of the Class A Common Stock is at least $13.50 per share; however, the $13.50 per share threshold will be decreased by the aggregate amount of dividends per share paid following the closing of the Business Combination.

See Note 23, Subsequent Events for information related to the conversion of the Series 1 RCUs into Common Units.

There are 2,627,724 shares of Series 2 RCUs outstanding as of May 31, 2021. The Series 2 RCUs will vest (a) at such time as the 20-day VWAP of the Class A Common Stock is at least $15.00 per share; however, the $15.00 per share threshold will be decreased by the aggregate amount of dividends per share paid following the closing of the Business Combination; (b) upon the consummation of a qualifying change of control of us or the Sponsor and (c) upon the qualifying liquidation defined in the limited liability company agreement.

Upon the conversion of an RCU, the holder of such RCU will be entitled to receive a payment equal to the amount of ordinary distributions paid on an E2open Holdings unit from the Closing Date through (but not including) the date such RCU converts into an E2open Holdings unit. If any of the RCUs do not vest on or before the 10-year anniversary of the Closing Date, such units will be canceled for no consideration, and will not be entitled to receive any Catch-Up Payments.

We have not paid any dividends to date and does not expect to in the future.

Sponsor Side Letter

In connection with the execution of the Business Combination Agreement, the Sponsor, certain investors and CCNB1’s Independent Directors entered into the Sponsor Side Letter Agreement with CCNB1. Under the Sponsor Side Letter Agreement, 2,500,000 Class B ordinary shares of CCNB1 held by the Sponsor and CCNB1’s Independent Directors were automatically converted into 2,500,000 shares of Series B-1 Common Stock, which, collectively, are referred to as the Restricted Sponsor Shares. The vesting conditions of the shares of Series B-1 Common Stock mirror the Series 1 RCUs. Upon conversion of the Restricted Sponsor Shares, the holder of each such Restricted Sponsor Share will be entitled to receive a payment equal to the amount of dividends declared on a share of Class A Common Stock beginning at the closing of the Business Combination and ending on the day before the date such Restricted Sponsor Share converts into a share of Class A Common Stock.

These restricted shares are treated as a contingent consideration liability under ASC Topic 805 and valued at fair market value. The contingent consideration liability was recorded at a fair value on the acquisition date and will be remeasured at each reporting date and adjusted if necessary. Any gain or loss recognized from the remeasurement will be recorded in gain (loss) from the change in fair value of contingent consideration on the Condensed Consolidated Statements of Operations as a nonoperating income (expense) as the change in fair value is not part of our core operating activities.

The contingent consideration liability was $31.3 million and $21.4 million as of May 31, 2021 and February 28, 2021, respectively. The fair value remeasurement as of May 31, 2021 resulted in a loss of $9.9 million for the three months ended May 31, 2021. There was no gain or loss for the three months ended May 31, 2020 as the Sponsor Side Letter was not entered into until February 4, 2021.

See Note 23, Subsequent Events for information related to the conversion of the Restricted Sponsor Shares.

Averetek

E2open Holdings purchased Averetek, LLC (Averetek) in May 2019. The purchase agreement for Averetek included contingent payments of up to $2.0 million in consideration contingent upon successful attainment of revenue related criteria that extended up to two years subsequent to closing. The earn-out liability was recorded on the acquisition date in acquisition-related obligations on the Condensed Consolidated Balance Sheets and remeasured at each reporting date and adjusted if necessary. At the acquisition date, the fair value of the contingent consideration was $2.0 million. We determined there was no change in fair value of the contingent consideration as of May 31, 2021 and February 28, 2021. The earn-out liability was earned in May 2021 and will be paid in July 2021.

11.	Fair Value Measurement

Our financial instruments include cash and cash equivalents; investments; accounts receivable, net; accounts payable; acquisition-related obligations; notes payable; and financing lease obligations. Accounts receivable, net; accounts payable; and acquisition-related obligations are stated at their carrying value, which approximates fair value, due to their short maturity. We measure our cash equivalents and investments at fair value, based on an exchange or exit price which represents the amount that would be received for an asset sale or an exit price, or paid to transfer a liability in an orderly transaction between knowledgeable and willing market participants. We estimate the fair value for notes payable and financing lease obligations by discounting the future cash flows of the related note and lease payments. As of May 31, 2021 and February 28, 2021, the fair value of the cash and cash equivalents, restricted cash, notes payable and financing lease obligations approximates their recorded values.

The following tables set forth details about our investments:

($ in thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
May 31, 2021 (Successor)
Asset-backed securities	$162	$64	$—	$226

February 28, 2021 (Successor)
Asset-backed securities	$162	$62	$—	$224

Observable inputs are based on market data obtained from independent sources. Unobservable inputs reflect our assessment of the assumptions market participants would use to value certain financial instruments. This hierarchy requires us to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

Our assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy are summarized as follows:

	Successor
	May 31, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4

Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	226	—	226

Total investments	—	226	—	226

Total assets	$4	$226	$—	$230

Liabilities:
Acquisition-related obligations	$—	$—	$2,000	$2,000
Warrant liability	—	—	128,715	128,715
Contingent consideration	—	—	224,068	224,068

Total liabilities	$—	$—	$354,783	$354,783

	Successor
	February 28, 2021
($ in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market	$4	$—	$—	$4

Total cash equivalents	4	—	—	4
Investments:
Asset-backed securities	—	224	—	224

Total investments	—	224	—	224

Total assets	$4	$224	$—	$228

Liabilities:
Acquisition-related obligations	$—	$—	$2,000	$2,000
Warrant liability	—	—	68,772	68,772
Contingent consideration	—	—	150,808	150,808

Total liabilities	$—	$—	$221,580	$221,580

Contingent Consideration

A reconciliation of the beginning and ending balances of acquisition related accrued earn-outs and contingent consideration using significant unobservable inputs (Level 3) is summarized below:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Beginning of period	$152,808	$2,000
Acquisition date fair value of contingent consideration	—	184,548
Loss (gain) from fair value of contingent consideration	73,260	(33,740)

End of period	$226,068	$152,808

The change in the fair value of the earn-out is recorded in acquisition-related expenses while the change in the fair value of the contingent consideration is recorded in gain (loss) from change in fair value of contingent consideration in the Condensed Consolidated Statements of Operations.

Our warrant liability is measured at fair value on a recurring basis using significant unobservable inputs (Level 3). A reconciliation of the warrant liability from February 4, through February 28, 2021 and February 28, 2021 through May 31, 2021 is summarized below:

	Successor
($ in thousands)	May 31, 2021	February 28, 2021
Beginning of period	$68,772	$91,959
Loss (gain) from fair value of warrant liability	59,943	(23,187)

End of period	$128,715	$68,772

The change in the fair value of the warrant liability is recorded in gain (loss) from change in fair value of warrant liability in the Condensed Consolidated Statements of Operations.

The fair values of our Level 1 financial instruments, which are traded in active markets, are based on quoted market prices for identical instruments. The fair values of our Level 2 financial instruments are based on quoted market prices for comparable instruments or model-driven valuations using observable market data or inputs corroborated by observable market data.

Our earn-out liabilities and contingent consideration are valued using a Monte Carlo simulation model. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield and risk-free interest rates. These valuation models use unobservable market input, and therefore the liabilities are classified as Level 3.

Our public warrant liability is valued using the binomial lattice pricing model. The private placement warrants are valued using a binomial pricing model when the warrants are subject to the make-whole table, or otherwise are valued using a Black-Scholes pricing model. The forward purchase warrants are valued utilizing observable market prices for public shares and warrants, relative to the present value of contractual cash proceeds. The assumptions used in preparing these models include estimates such as volatility, contractual terms, discount rates, dividend yield, expiration dates and risk-free interest rates. This valuation model uses unobservable market input, and therefore the liability is classified as Level 3.

12.	Revenue

We generate revenue from the sale of subscriptions and professional services. We recognize revenue when the customer contract and associated performance obligations have been identified, transaction price has been determined and allocated to the performance obligations in the contract, and performance obligations have been satisfied. We recognize revenue net of any taxes collected from customers, which are subsequently remitted to governmental authorities.

Total Revenue by Geographic Locations

Revenue by geographic regions consisted of the following:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Americas	$63,318	$80,058
Europe	1,324	1,324
Asia Pacific	1,685	1,742

Total revenue	$66,327	$83,124

Revenues by geography are determined based on the region of our contracting entity, which may be different than the region of the customer. Americas revenue attributed to the United States was 95% and 96% during the three months ended May 31, 2021 and 2020, respectively. No other country represented more than 10% of total revenue during these periods.

During the three months ended May 31, 2021, we recorded a $22.5 million reduction to revenue to amortize the deferred revenue fair value adjustment that resulted from the purchase price allocation in the Business Combination.

Remaining Performance Obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed when they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient of ASC Topic 606, Revenue from Contracts with Customers, we have not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of May 31, 2021 and February 28, 2021, approximately $564.3 million and $555.7 million of revenue was expected to be recognized from remaining performance obligations, respectively. These amounts are expected to be recognized over the next five years.

Contract Assets and Liabilities

Contract assets primarily represent contractual receivables recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets were $12.2 million and $13.4 million as of May 31, 2021 and February 28, 2021, respectively. Contract liabilities consist of deferred revenue which includes billings in excess of revenue recognized related to subscription contracts and professional services. Deferred revenue is recognized as revenue when we perform under the contract. Deferred revenue was $99.8 million and $90.2 million as of May 31, 2021 and February 28, 2021, respectively. As of February 4, 2021, a fair value adjustment of $60.7 million was recorded to reduce our deferred revenue to its fair value as part of the Business Combination. As deferred revenue is recognized, any fair value adjustment related to the deferred revenue is also recognized as a reduction to revenue. As of May 31, 2021 and February 28, 2021, the fair value adjustment to reduce deferred revenue as part of the Business Combination was $31.5 million and $54.0 million, respectively. Revenue recognized during the three months ended May 31, 2021, included in deferred revenue on the Condensed Consolidated Balance Sheets as of February 28, 2021, was $26.3 million.

Sales Commissions

With the adoption of ASC Topic 606 and ASC Topic 340-40, Contracts with Customers as of March 1, 2019, we began deferring and amortizing sales commissions that are incremental and directly related to obtaining customer contracts. Amortization expense of $0.2 million and $1.0 million was recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations for the three months ended May 31, 2021 and 2020, respectively. Certain sales commissions that would have an amortization period of less than a year are expensed as incurred in sales and marketing expense. As of May 31, 2021 and February 28, 2021, we had a total of $3.1 million and $1.6 million of capitalized sales commissions included in prepaid expenses and other current assets and other noncurrent assets in the Condensed Consolidated Balance Sheets, respectively.

13.	Severance and Exit Costs

In connection with acquisitions, we conducted post-acquisition related operational reviews to reallocate resources to strategic areas of the business. The operational reviews resulted in workforce reductions, lease obligations related to properties that were vacated and other expenses. Severance and exit costs included in acquisition-related expenses in the Condensed Consolidated Statements of Operations are as follows:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Severance	$40	$763
Lease exits	322	957

Total severance and exit costs	$362	$1,720

Included in accounts payable and accrued liabilities as of May 31, 2021 and February 28, 2021 is a restructuring liability, primarily consisting of lease related obligations, of $0.8 million and $1.6 million and a restructuring severance liability of $0.1 million and $0.3 million, respectively. We expect these amounts to be substantially paid within the next 12 months.

The following table reflects the changes in the severance and exit costs accruals:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Beginning of period	$1,988	$3,730
Payments	(879)	(2,970)
Impairment of right-of-use assets	(580)	—
Expenses	362	1,720

End of period	$891	$2,480

14.	Warrants

As of May 31, 2021 and February 28, 2021, there were an aggregate of 29,079,972 warrants outstanding, which include the public warrants, private placement warrants and forward purchase warrants. Each warrant entitles its holders to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The private placement warrants became exercisable with the Domestication. The forward purchase warrants became exercisable upon effectiveness of our Form S-1 which was initially filed on March 5, 2021 and deemed effective on March 29, 2021. The public warrants became exercisable on April 28, 2021. The public warrants, private placement warrants and forward purchase warrants will expire five years after the Closing Date, or earlier upon redemption or liquidation. Once the warrants become exercisable, we may redeem the outstanding warrants when various conditions are met, such as specific stock prices, as detailed in the specific warrant agreements. However, the 10,280,000 private placement warrants are nonredeemable so long as they are held by our Sponsor or its permitted transferees. The warrants are recorded as a liability in warrant liability on the Condensed Consolidated Balance Sheets with a balance of $128.7 million and $68.8 million as of May 31, 2021 and February 28, 2021, respectively. During the three months ended May 31, 2021, a loss of $59.9 million was recognized in loss from change in fair value of the warrant liability in the Condensed Consolidated Statements of Operations.

15.	Stockholders’ Equity

The following table reflects the changes in our outstanding stock:

	Class A	Class V	Series B-1	Series B-2
Balance, February 28, 2021	187,051,142	35,636,680	8,120,367	3,372,184
	—	—	—	—

Balance, May 31, 2021	187,051,142	35,636,680	8,120,367	3,372,184

As reflected in the table above, there was no stock activity during the period from February 28, 2021 through May 31, 2021.

See Note 23, Subsequent Events for information related to the conversion of the Series B-1 common stock into Class A Common Stock.

Membership Units

Prior to the Business Combination, E2open Holdings had three classes of units: Class A, Class A-1 and Class B. Class A units were the only units with voting rights. Holders of Class A and Class A-1 units were entitled to priority distributions until each unit received $1.00 per unit. Remaining distributions, if any, were made pro rata to all units. Class B units were incentive, profit-interest units issued to management, which participated as long as E2open Holdings made distributions to any Class A units equal to the participation level of the applicable Class B units.

During the three months ended May 31, 2020, we received $1.8 million in proceeds from the sale of membership units.

16.	Noncontrolling Interests

Noncontrolling interest represents the portion of E2open Holdings that we control and consolidate but do not own. As of May 31, 2021 and February 28, 2021, the noncontrolling interests represent a 16.0% ownership in E2open Holdings.

Generally, common units of E2open Holdings participate in net income or loss allocations and distributions and entitle their holder to the right, subject to the terms set forth in the limited liability agreement, to require E2open Holdings to redeem all or a portion of the common units held by such participant. At our option, we may satisfy this redemption with cash or by exchanging Class V Common Stock for our Class A Common Stock on a one-for-one basis.

As of May 31, 2021 and February 28, 2021, there were a total of 35.6 million common units held by participants of E2open Holdings. There were no changes in the numbers of common units held by participants during the three months ended May 31, 2021.

We follow the guidance issued by the FASB regarding the classification and measurement of redeemable securities. Accordingly, we have determined that the common units meet the requirements to be classified as permanent equity. We did not redeem any common units during the three months ended May 31, 2021.

17.	Other Comprehensive Income

We did not reclass any items to the Condensed Consolidated Statements of Operations from accumulated other comprehensive income during the three months ended May 31, 2021 and 2020.

Accumulated other comprehensive income in the equity section of our Condensed Consolidated Balance Sheets includes:

	Successor	Predecessor
($ in thousands)	May 31, 2021	February 28, 2021
Foreign currency translation adjustment	$3,863	$2,388

Accumulated other comprehensive income	$3,863	$2,388

18.	Earnings Per Share

Basic earnings per share is calculated as net income divided by the average number of shares of common stock outstanding. Diluted earnings per share assumes, when dilutive, the issuance of the net incremental shares from options and restricted shares. The following is a reconciliation of the denominators of the basic and diluted per share computations for net income:

Successor
(In thousands, except per share data)	Three Months Ended May 31, 2021
Net loss per share:
Numerator - basic:
Net loss per share:	$(169,355)
Less: Net loss attributable to noncontrolling interests	(27,097)

Net loss attributable to E2open Parent Holdings, Inc. - basic	$(142,258)

Numerator - diluted:
Net loss attributable to E2open Parent Holdings, Inc. - basic	$(142,258)
Add: Net loss and tax effect attributable to noncontrolling interests	—

Net loss attributable to E2open Parent Holdings, Inc. - diluted	$(142,258)

Numerator - basic:
Weighted average shares outstanding - basic	187,051
Net income per share - basic	$(0.76)

Numerator - diluted:
Weighted average shares outstanding - basic	187,051
Weighted average effect of dilutive securities:
Shares related to common units	—

Weighted average shares outstanding - diluted	187,051
Diluted net income per common share	$(0.76)

Potential common shares issuable to employee or directors upon exercise or conversion of shares under our share-based compensation plans and upon exercise of warrants are excluded from the computation of diluted earnings per common share when the effect would be anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

The following table summarizes the weighted-average potential common shares excluded from diluted loss per common share as their effect would be anti-dilutive:

Successor
Three Months Ended May 31, 2021
Restricted Sponsor Shares related to Series B-1 common stock	2,500,000
Shares related to Series B-1 common stock	5,620,367
Shares related to Series B-2 common stock	3,372,184
Shares related to restricted common units Series 1	4,379,557
Shares related to restricted common units Series 2	2,627,724
Shares related to warrants (1)	29,079,972
Shares related to Common Units	35,636,680
Shares related to options	2,416,628
Shares related to restricted stock	225,532

Units/Shares excluded from the dilution computation	85,858,644

(1)	The warrants include the public warrants, private placement warrants and forward purchase warrants.

19.	Share-Based and Unit-Based Compensation

2021 Incentive Plan

The E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (2021 Incentive Plan) became effective on the Closing Date with the approval of CCNB1’s shareholders and the board of directors. The 2021 Incentive Plan allows us to make equity and equity-based incentive awards to officers, employees, directors and consultants. There are 15,000,000 shares of Class A Common Stock reserved for issuance under the 2021 Incentive Plan which can be granted as stock options, restricted stock awards, restricted stock units, performance stock awards, cash awards and other equity-based awards. No award may vest earlier than the first anniversary of the date of grant, expect under limited conditions. The 2021 Incentive Plan replaced the 2015 Plan and 2015 Restricted Plan, as defined below.

On March 1, 2021, our board of directors granted 2,380,902 options to our executive officers with an exercise price of $9.77. On May 3, 2021, our Chief Executive Officer, pursuant to the authority delegated to him by our board of directors, granted an aggregate of 202,418 options to certain senior management with an exercise price of $10.86. All the options are performance based and are measured based on obtaining an organic growth target over a one-year period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years.

On May 21, 2021, our board of directors authorized the grant of an aggregate of 1,024,055 restricted stock awards (RSU) to certain executives, senior management and employees with a grant date fair value of $12.87 per share. All of these RSUs are performance based and are measured based on obtaining an organic growth target over a one-year period with a quarter of the options vesting at the end of the performance period and the remaining options vesting equally over the following three years. Additionally, an aggregate of 943,364 RSUs were granted to certain executives, senior management and employees with a grant date fair value of $12.87 per share. All of these RSUs are service based which will vest ratably over a three-year period.

On May 21, 2021, the non-employee directors of our board of directors received their annual stock award of an aggregate of 107,472 RSUs which have a one-year vesting period.

As of May 31, 2021, there were 10,341,789 shares of Class A Common Stock available for grant under the 2021 Incentive Plan.

Activity under the 2021 Incentive Plan related to options is as follows:

	Successor
	Number of Shares (in thousands)	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (in years)
Balance, February 28, 2021	—	$—	—
Granted	2,583	9.86

Balance, May 31, 2021	2,583	9.86	9.8

As of May 31, 2021, there was $5.7 million of unrecognized compensation cost related to unvested options.

Activity under the 2021 Incentive Plan related to RSUs is as follows:

	Successor
	Number of Shares (in thousands)	Weighted Average Market Value Per Share	Weighted Average Remaining Contractual Term (in years)
Balance, February 28, 2021	—	$—	—
Granted	2,075	12.87

Balance, May 31, 2021	2,075	12.87	3.4

As of May 31, 2021, there was $26.4 million of unrecognized compensation cost related to unvested RSUs.

The estimated grant-date fair values of the options granted during the three months ended May 31, 2021 were calculated using the Black-Scholes option-pricing valuation model, based on the following assumptions:

Expected term (in years)	7
Expected equity price volatility	46.12% - 46.25%
Risk-free interest rate	1.12% - 1.29%
Expected dividend yield	0%

Prior to the Business Combination, we had unit-based compensation plans that authorized (a) the discretionary granting of unit options and (b) the discretionary issuance of non-vested restricted units.

Unit Options

In 2015, E2open Holdings adopted the 2015 Unit Option Plan (2015 Plan). Under the 2015 Plan, E2open Holdings issued Series A unit options to certain employees eligible to participate in E2open Holdings unit option plan. The options issued under the 2015 Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to options issued to certain employees, options either vested 25% in the first year, and quarterly thereafter over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with the E2open Holdings.

Fair value of the unit options was determined on the date of grant using a pricing model affected by E2open Holdings’ unit price, as well as by certain assumptions including E2open Holdings’ expected equity price volatility over the term of the awards, actual and projected employee option exercise behavior, risk-free interest rates and expected dividends. E2open Holdings did not grant any new options during the periods from March 1, 2020 through February 3, 2021.

E2open Holdings was authorized to issue 46.0 million unit options under the 2015 Plan. As of February 3, 2021, outstanding unit options were 19.9 million. Unit options available for grant were 2.7 million as of February 3, 2021; however, the 2015 Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ unit option plan is as follows:

	Predecessor
	Number of Units (in thousands)	Weighted Average Exercise Price Per Unit	Weighted Average Term (in years)
Balance, February 29, 2020	22,001	$1.51	1.9
Exercised	(1,288)	1.45
Forfeited	(312)	1.65

Balance, May 31, 2020	20,401	1.51	1.6

As of February 3, 2021, there was $2.4 million of unrecognized compensation cost which was expected to be recognized over a weighted-average period of 1.1 year. The weighted-average contractual life of options outstanding was 6.7 years and the weighted-average contractual life of options exercisable was 6.4 years as of February 3, 2021.

We did not recognize any compensation expense for Exit-Based units for the three months ended May 31, 2020, as these awards were not probable of vesting during these time periods.

On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Plan as of the completion of the Business Combination on February 4, 2021.

Restricted Equity Plan

In 2015, E2open Holdings established the 2015 Restricted Equity Plan (2015 Restricted Plan) that was adopted for certain officers eligible to participate in the 2015 Restricted Plan. The units issued under the 2015 Restricted Plan were subject to certain transfer restrictions and were initially deemed unvested. With respect to units issued to certain officers, Class B units either vested 25% annually over a four-year period (Time-Based Units) or based upon an exit event (Exit-Based Units). The vesting of both the Time-Based Units and Exit-Based Units were subject to the employee’s continued employment with E2open Holdings. E2open Holdings authorized 32.0 million units under the 2015 Restricted Plan. As of February 3, 2021 and February 29, 2020, outstanding restricted units were 22.0 million. No restricted units were available for grant as of February 3, 2021. The 2015 Restricted Plan was terminated as part of the Business Combination.

Activity under E2open Holdings’ 2015 Restricted Plan was as follows:

	Predecessor
($ in thousands)	Number of Units (in thousands)	Weighted Average Grant Date Fair Value Per Unit	Weighted Average Remaining Term (in years)
Balance, February 29, 2020	8,955	$1.40	1.5
Released	(941)	1.48

Balance, May 31, 2020	8,014	1.39	1.0

The aggregate fair value of units vested during the three months ended May 31, 2020 was $1.4 million. Unrecognized compensation expense related to the Class B units was $5.4 million as of the February 3, 2021, which was expected to be recognized over a weighted-average period of approximately one year. E2open Holdings did not recognize any compensation expense for Exit-Based Units for the three months ended May 31, 2020.

On January 24, 2021, the board of managers accelerated the vesting of all unvested unit options outstanding under the 2015 Restricted Plan as of the completion of the Business Combination on February 4, 2021.

The table below sets forth the functional classification in the Condensed Consolidated Statements of Operations of our equity-based compensation expense:

	Successor	Predecessor
($ in thousands)	Three Months Ended May 31, 2021	Three Months Ended May 31, 2020
Cost of revenue	$200	$110
Research and development	323	169
Sales and marketing	282	191
General and administrative	1,238	1,576

Total share-based and unit-based compensation	$2,043	$2,046

20.	Leases

Effective March 1, 2021, we began accounting for leases in accordance with ASC Topic 842, Leases, which requires lessees to recognize lease liabilities and ROU assets on the balance sheet for most operating leases. Prior to March 1, 2021, we accounted for leases in accordance with ASC Topic 840, Leases, under which operating leases were not recorded on the balance sheet.

We made the accounting policy election not to apply the recognition provisions of ASC Topic 842 to short-term leases which are leases with a lease term of 12 months or less. Instead, we will recognize the lease payments for short-term leases on a straight-line basis over the lease term. We currently do not have any short-term leases.

Upon adoption of ASC Topic 842, we recognized an operating lease liability of $23.0 million, a ROU operating asset of $22.4 million and no change to retained earnings. The lease liability is calculated based on the remaining minimum rental payments under current leasing standards for existing operating leases and the ROU asset is calculated the same as the lease liability, reduced for a $0.6 million impairment related to an office lease we had exited as of February 28, 2021. We did not include any optional extension periods or cancelations in the valuation.

Operating lease liabilities reflect our obligation to make future lease payments for real estate locations. Lease terms are comprised of contractual terms. Payments are discounted using the rate we would pay to borrow amounts equal to the lease payments over the lease term (our incremental borrowing rate). We do not separate lease and non-lease components for contracts in which we are the lessee. ROU assets are measured based on lease liabilities adjusted for incentives and timing differences between operating lease expense and payments, recognized on a straight-line basis over the lease term. Operating lease expense is recognized on a straight-line basis over the lease term, while variable lease payments are recognized as incurred. Common area maintenance and other executory costs are the main components of variable lease payments. Operating and variable lease expenses are recorded in general and administrative expense in the Condensed Consolidated Statements of Operations.

Real Estate Leases

We lease our primary office space under non-cancelable operating leases with various expiration dates through August 2029. Many of our leases have an option to be extended from two to five years, and several of our leases give us the right to cancel early with proper notification. Additionally, we have a sublease on one of our office leases.

Several of the operating lease agreements require us to provide security deposits. As of May 31, 2021, and February 28, 2021, lease deposits were $3.0 million and $2.9 million, respectively. The deposits are generally refundable at the expiration of the lease, assuming all obligations under the lease agreement have been met. Deposits are included in prepaid and other current assets and other noncurrent assets in the Condensed Consolidated Balance Sheets.

Equipment Leases

We purchase equipment under non-cancelable financing lease arrangements related to software and computer equipment and have various expiration dates through August 2024. We have the right to purchase the software and computer equipment anytime during the lease or upon lease completion.

Balance Sheet Presentation

The following tables presents the amounts and classifications of our estimated ROU assets, net and lease liabilities:

($ in thousands)	Balance Sheet Location	Successor May 31, 2021
Operating lease right-of-use assets	Operating lease right-of-use assets	$21,048
Finance lease right-of-use asset	Property and equipment, net	7,877

Total right-of-use assets		$28,925

($ in thousands)	Balance Sheet Location	Successor May 31, 2021
Operating lease liability - current	Current portion of operating lease obligations	$5,064
Operating lease liability	Operating lease obligations	16,551
Finance lease liability - current	Current portion of finance lease obligations	3,961
Finance lease liability	Finance lease obligations	5,691

Total lease liabilities		$31,267

Lease Cost and Cash Flows

The following table summarizes of our total lease cost:

Successor
($ in thousands)	Three Months Ended May 31, 2021
Finance lease cost:
Amortization of right-of-use asset	$1,193
Interest on lease liability	130

Finance lease cost	1,323
Operating lease cost:
Operating lease cost	1,349
Variable lease cost	801
Sublease income	(174)

Operating net lease cost	1,976

Total net lease cost	$3,299

We currently do not have any short-term leases.

Rent expense for the three months ended May 31, 2020 was $2.2 million which was recognized under ASC Topic 840, Leases.

Supplemental cash flow information related to leases was as follows:

Successor
($ in thousands)	Three Months Ended May 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$1,313

The following table presents the weighted-average remaining lease terms and discount rates of our leases:

Successor
Three Months Ended May 31, 2021
Weighted -average remaining lease term (in years):
Finance lease	1.82
Operating lease	5.27
Weighted-average discount rate:
Finance lease	9.20%
Operating lease	4.39%

Lease Liability Maturity Analysis

The following table reflects the undiscounted future cash flows utilized in the calculation of the lease liabilities as of May 31, 2021:

($ in thousands)	Operating Leases	Finance Leases
June 1, 2021 to February 28, 2022	$4,446	$4,434
2023	5,226	3,291
2024	4,362	2,483
2025	3,105	20
2026	2,461	—
Thereafter	4,661	—

Total	24,261	10,228
Less: Present value discount	(2,646)	(576)

Lease liabilities	$21,615	$9,652

Future minimum lease payments under non-cancelable operating leases as of February 28, 2021, prior to the adoption of the new lease standard discussed in Note 1, Organization and Description of Business were as follows for the fiscal years ended:

($ in thousands)	Amount
2022	$8,507
2023	6,540
2024	5,555
2025	4,204
2026	3,218
Thereafter	5,434

Total minimum lease payments	$33,458

21.	Income Taxes

We calculate the provision for income taxes during interim periods by applying an estimate of the forecasted annual effective tax rate for the full fiscal year to “ordinary” income or loss (pretax income or loss or loss excluding unusual or infrequently occurring discrete items) for the reporting period. Our provision for income taxes was $1.4 million for the three months ended May 31, 2021 compared to $8.2 million for the three months ended May 31, 2020. Our effective tax rate was 0.8% for the three months ended May 31, 2021, a decrease of 51.6%, compared to 52.4% for the three months ended May 31, 2020 primarily due to significant nondeductible mark-to-market losses associated with contingent liabilities and certain equity consideration liabilities related to the Business Combination as well as the impact to May 31, 2021 of losses attributable to our noncontrolling interest in our affiliate.

As of May 31, 2021 and February 28, 2021, total gross unrecognized tax benefits were $2.7 million. We recognize interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of May 31, 2021 and February 28, 2021, the total amount of gross interest and penalties accrued was $0.3 million which is classified as other noncurrent liabilities in the Condensed Consolidated Balance Sheets.

22.	Commitments and Contingencies

From time to time, we are subject to contingencies that arise in the ordinary course of business. We record an accrual for a contingency when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We do not currently believe the resolution of any such contingencies will have a material adverse effect upon our Consolidated Balance Sheets, Statements of Operations or Statements of Cash Flows.

23.	Subsequent Events

As of June 8, 2021, the 5-day VWAP of our Class A Common Stock exceeded $13.50 per share which was the triggering event for the Series B-1 common stock to automatically convert into our Class A Common Stock on a one-to-one basis and the Series 1 RCUs to vest and become Common Units of E2open Holdings. As such, 8,120,367 shares of Series B-1 common stock converted into 8,120,367 Class A Common Stock and 4,379,557 Series 1 RCUs became 4,379,557 Common Units of E2open Holdings along with entitling the holders of the newly vested common units to 4,379,557 shares of Class V common stock.

On July 6, 2021, pursuant to Section 3.5 of the Business Combination Agreement, we issued additional Class A Common Stock and Common Units to various members of management as part of the post-closing adjustment of consideration required as part of the merger transaction.

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors BluJay Topco Limited

We have audited the accompanying consolidated financial statements of BluJay Topco Limited (a company incorporated and domiciled in Great Britain) and subsidiaries, which comprise the consolidated statement of financial position as of March 31, 2021 and 2020, and the related consolidated statements of profit or loss, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BluJay Topco Limited and subsidiaries as of March 31, 2020 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Grant Thornton UK LLP

London

30 June 2021

CONSOLIDATED STATEMENT OF PROFIT OR LOSS

For the years ended 31 March 2021 and 31 March 2020

	Note	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue	2	177.5	167.6
Operating expenses	3	(151.7)	(143.8)

Operating profit		25.8	23.8
Analysed as:
Adjusted EBITDA	2	66.6	57.2
Depreciation, amortisation, FX (gain)/loss, management fees, share based payment and loss on disposal	3	(22.2)	(26.8)
Impairment loss on goodwill and other intangibles	10	(15.4)	—
Exceptional items	3	(3.2)	(6.6)

Operating profit		25.8	23.8
Finance costs	5	(33.3)	(35.6)

Loss before taxation		(7.5)	(11.8)
Taxation	8	(2.0)	(1.4)

Loss for the year		(9.5)	(13.2)

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the years ended 31 March 2021 and 31 March 2020

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Loss for the year	(9.5)	(13.2)
Other comprehensive income:
Currency translation differences	(12.6)	5.7

	(12.6)	5.7

Total comprehensive loss for the year	(22.1)	(7.5)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

At 31 March 2021 and 31 March 2020

	Note	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Non-current assets
Goodwill	10	173.6	181.4
Other intangible assets	10	30.4	34.9
Right-of-use assets	12	8.5	10.7
Property, plant and equipment	11	7.1	6.4
Deferred tax assets	18	13.5	8.3

		233.1	241.7

Current assets
Trade and other receivables	14	45.8	47.2
Accrued income	14	1.9	1.8
Cash and cash equivalents	25	31.5	29.1

		79.2	78.1

Total assets		312.3	319.8

Current liabilities
Trade and other payables	15	(19.9)	(21.4)
Deferred revenue	15	(38.5)	(35.0)
Lease liability	12	(3.3)	(2.4)
Borrowings	16	—	(17.6)
Preference share liability	20	(83.5)	(68.7)
Current tax liabilities	19	(0.6)	(0.5)
Provisions	17	—	(0.1)

		(145.8)	(145.7)

Non-current liabilities
Borrowings, bank	16	(326.8)	(314.3)
Lease liability	12	(6.0)	(8.6)
Deferred tax liabilities	18	(8.6)	(4.8)
Long-term liabilities	17	—	(0.2)
Provisions	17	—	(0.1)

		(341.4)	(328.0)

Total liabilities		(487.2)	(473.7)

Net liabilities		(174.9)	(153.9)

Shareholders’ equity
Called up capital	20	0.8	0.8
Share premium	20	2.5	2.5
Capital redemption reserve	20	92.8	92.8
Cumulative translation reserve	21	9.1	21.7
Share based payment reserve	27	1.1	—
Retained deficit	21	(281.2)	(271.7)

Total shareholders’ deficit		(174.9)	(153.9)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the years ended 31 March 2021 and 31 March 2020

	Share Capital $m	Share Premium $m	Capital Redemption Reserve $m	Translation reserve $m	Share based payment reserve $m	Retained deficit $m	Total equity $m
Group
At 1 April 2019	0.9	0.5	92.8	15.9	—	(258.4)	(148.3)
Shares issued	—	2.0	—	—	—	—	2.0
Shares repurchased	(0.1)	—	—	—	—	—	(0.1)
Comprehensive loss
Loss for the year	—	—	—	—	—	(13.3)	(14.6)
Currency translation differences	—	—	—	5.8	—	—	5.8

Total comprehensive loss for the year	—	—	—	5.8	—	(13.3)	(7.5)

At 31 March 2020	0.8	2.5	92.8	21.7	—	(271.7)	(153.9)

At 1 April 2020	0.8	2.5	92.8	21.7	—	(271.7)	(153.9)
Share based payment	—	—	—	—	1.1	—	1.1
Comprehensive loss
Loss for the year	—	—	—	—	—	(9.5)	(9.5)
Currency translation differences	—	—	—	(12.6)	—	—	(12.6)

Total comprehensive loss for the year	—	—	—	(12.6)	—	(9.5)	(22.1)

At 31 March 2021	0.8	2.5	92.8	9.1	1.1	(281.2)	(174.9)

The accompanying policies and notes form an integral part of the financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended 31 March 2021 and 31 March 2020

	Note	Year Ended 31 March 2021 $m	Year ended 31 March 2020 $m
Cash flows from operating activities
Cash generated from operations		61.7	58.2
Interest paid	20	(24.7)	(27.1)
Income tax paid (net)		(4.5)	(4.9)

Net cash generated from operating activities		32.5	26.2

Cash from investing activities
Contingent consideration paid for Era	10	(0.3)	(0.2)
Acquisition of Expedient	10	(1.7)	(7.8)
Net cash acquired with Expedient	10	—	1.8
Purchase of property, plant and equipment	11	(3.5)	(2.6)
Expenditure on capitalised development costs	10	(10.3)	(9.7)

Net cash used in investing activities		(15.8)	(18.5)

Cash from financing activities
Fees paid – new bank borrowing		—	(0.1)
New bank borrowings – gross proceeds		—	4.1
Payments for lease liabilities	12	(2.9)	(3.5)
Drawings on revolving credit facility		—	14.4
Repayments on revolving credit facility	17	(13.4)	(6.4)

Net cash generated from financing activities		(16.3)	8.5
Net increase in cash and cash equivalents		0.4	16.2
Cash and cash equivalents at the beginning of the year		29.1	13.2
Effect on foreign exchange rates		2.0	(0.3)

Cash and cash equivalents at the end of the year		31.5	29.1

Reconciliation of loss for the year to cash generated from operations
Loss before taxation		(7.5)	(11.8)
Depreciation charges		3.8	3.3
Depreciation of right of use assets		3.3	—
Amortisation of other intangible assets		16.7	19.7
Amortisation of arrangement fees		1.5	1.4
Loss on disposal of asset		—	0.3
Loss on impairment of goodwill and other intangibles		15.4	—
Foreign exchange differences		(3.4)	2.8
Share based payments		1.1	—
Interest payable		31.0	33.6
Interest on lease liabilities		0.8	0.6
(Increase)/decrease in trade and other receivables		3.0	(0.1)
Increase/(decrease) in trade and other payables		(4.0)	8.4

Cash generated from operations		61.7	58.2

The accompanying policies and notes form an integral part of the financial statements.

1.	Accounting policies

The consolidated financial statements include the results of the BluJay Topco Ltd and its subsidiaries (together referred to as the “Group” or “Company” and individually as “Group entities”). The Group’s principal activity is to the provision of software and associated services to give their customers insight, agility, and tools they need to better deliver customer service and streamline global supply chain execution.

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out below. The policies have been consistently applied to the periods presented, unless otherwise stated.

Amounts are presented in USD and to the nearest million dollars (to one decimal place) unless otherwise noted.

Basis of presentation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board. The Group’s consolidated financial statements have been prepared on a going concern basis under the historical cost convention.

The preparation of consolidated financial statements in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed below.

Group consolidated financial information

The Group has applied International Financial Reporting Standards as adopted by the International Accounting Standards Board. Certain amounts in the Consolidated Statement of Profit or Loss and the Consolidated Statement of Financial Position have been grouped together for clarity, with their breakdown being shown in the notes to the consolidated financial statements. The distinction presented in the Statement of Financial Position between current and non-current entries has been made on the basis of whether the assets and liabilities fall due within one year or more.

Going concern

The consolidated financial statements are prepared on a going concern basis as the directors are satisfied that the Group has the resources to continue in business for the foreseeable future (which has been taken as 12 months from the date of approval of the consolidated financial statements “Forecast Period”).

The Group has prepared detailed cash flow forecasts. After making enquiries with management and considering the budgets and cash flows, the Directors have a reasonable expectation that the Group has access to adequate resources to continue in operational existence for the foreseeable future. Note 25 includes the Company’s objectives, policies and processes for managing its capital, its financial risk management objectives, and its exposure to credit risk and liquidity risk.

Operational and business impact of COVID-19 and Brexit

The impact of the COVID-19 pandemic was naturally a key focus of management when it emerged in Spring 2020. Operationally the business has been able to pivot to remote working such that operations have continued

seamlessly. The Group’s business model is 77% recurring revenue on long-term contracts for each of the periods presented. The Group’s key verticals (e.g., food and beverage) have been resilient due to the critical nature of the Group’s software. The Group’s revenue grew by approximately 6%. Bookings have been strong during FY21; overall bookings increased by 11% compared with the previous year. As a result of the travelling restrictions in many of our markets expenses typically incurred for marketing programmes and travelling have been lower than the previous year. The nature of BluJay’s products and services are that they are critical to the operations of most of the customers. The Directors continue to monitor the effects of COVID-19 on the business and will continue to react appropriately to further developments and the associated risks.

The Directors do not expect the direct consequences of Brexit to have a material impact to the Group given BluJay’s structure and global footprint. A large portion of the Group’s business is not affected as it is located in the Americas and Asia-Pacific regions.

For fiscal year 2022, the Group prepared a budget for the twelve month period to 31 March 2022 and then a longer forecast period to 31 March 2023 (the “Forecast Period”) was considered. The Group’s forecasts and projections, which include key assumptions as to growth in new contract bookings, customer churn rates, and headcount increases, show that the Group will be able to operate within the level of these current resources and borrowing facilities and has significant covenant headroom. Various sensitivity analyses were performed including a severe but plausible case as well as reverse stress test without mitigating actions by decreasing the assumed growth rate for new contract bookings and increasing assumed customer churn rates while keeping headcount assumptions unchanged.

Liquidity and financing position

As COVID-19 shutdowns and restrictions began in early 2020, the Group drew down additional cash on the credit facility to have cash readily available. The Group did not need this cash for day-to-day working capital requirements and the amount has subsequently been repaid in October 2020. Operating cash flow conversion is in excess of 80%. Additionally, the Group has not re-negotiated the covenants on its bank borrowings. At the year end the Group had cash balance of $31.5m and a further $20.0m available on the revolving credit facility. The modelling shows that throughout the Forecast Period in the base case the Group has satisfactory cash and covenant head room. The facilities agreement commits the Group to operate within certain covenants, including a leverage ratio covenant. Leverage ratio is defined as the ratio of Total Net Debt as at any Quarter Date to annualised EBITDA in respect of that Quarter. Throughout the Forecast Period at each quarterly testing date there is headroom of at least 2x EBITDA under the base case.

Approach to stress testing, and mitigating actions

As part of the going concern assessment, management has modelled a number of different scenarios, including a severe but plausible downside scenario. Given current economic uncertainties, including but not limited to the impact of COVID-19, the Directors’ modelling of the severe-but-plausible scenario, as compared to the detailed forecasts, considers the potential impact of a generalised economic downturn across all three geographical regions and the extent to which this could adversely affect sales volumes and cash flows. This impact has been modelled as a change to the key assumptions to be a c.30% reduction in new contract bookings compared to base case, and a doubling in customer churn rates, whilst at the same time maintaining planned headcount increases. In all scenarios modelled, including the severe but plausible scenario, throughout the Forecast Period the Group continues to have satisfactory liquidity and at each quarterly testing date there is headroom of at least 1x EBITDA leverage ratio covenant headroom. In all scenarios modelled, including the severe but plausible scenario, the Group continues to have satisfactory liquidity and covenant headroom throughout the Forecast Period.

Pending Acquisition by E2Open

On 27 May 2021, E2open Parent Holdings, Inc. (E2open) announced it will acquire BluJay Solutions with completion expect to take place during the calendar year third quarter of 2021, subject to regulatory approvals. In making their going concern statement the directors have considered the pending transaction and its likely impact on the Group. This transaction will constitute a change of control under the Group’s existing facilities agreement. Under the terms of the acquisition documents E2open has agreed to provide funding for the Group including repaying outstanding amounts under the facilities agreement which will become due and payable on completion and to redeem and repay preference share liabilities. While the process to obtain regulatory approval for the acquisition is ongoing the Group continues to operate autonomously. Therefore, it is assumed that trading will continue post- acquisition as modelled in the detail forecasts, without adjustments to reflect reduction of financing costs as a result of repayment of the outstanding term loans.

Conclusion on going concern

The Directors recognise that in the event of the successful acquisition by E2open, which constitutes a change in control, there is some uncertainty over the direction that any future acquiror could choose to take. However, based on the forgoing paragraphs, the Directors are satisfied that the Group will maintain adequate levels of resources to be able to continue to operate as a Going Concern during the Forecast Period.

New standards issued but not yet effective

At the date of authorisation of these financial statements, the following new standards and interpretations which have not been applied in these financial statements were in issue but not yet effective:

•	Amendments to IFRS 7, IFRS 4, IFRS 16: Interest Rate Benchmark Reform – Phase 2 (issued August 2020)

•	Amendments to IAS 1: Presentation of financial statements’ classification of liabilities (issued January 2020)

•	A number of narrow-scope amendments to IFRS 3, IAS 16, IAS 17 and some annual improvements on IFRS 1, IFRS 9, IAS 41 and IFRS 16 (issued May 2020)

•	Amendments to IAS 1: Presentation of financial statements’ on classification of liabilities (issued January 2020)

•	Narrow scope amendments to IAS 1: Practice statement 2 and IAS 8 (issued 2021)

•	IFRS 17: Insurance contracts (issued May 2017)

•	Amendments to IFRS 17 and IFRS 4: Insurance contracts deferral of IFRS 9, as amended in June 2020 (issued August 2020)

It is anticipated that there will be minimal impact on the financial statements from the adoption of these new and revised standards. The quantum of this impact is being assessed. Other standards and interpretations or amendments thereto which have been issued, but are not yet effective, are not expected to have a material impact on the Group’s consolidated historical financial information.

Basis of consolidation

The Group consolidated financial statements present consolidated the financial information of all of subsidiary undertakings. The accounts of each company in the Group have been prepared to 31 March 2021 and 2020. The results of subsidiary undertakings have been included from the date of acquisition. All intra-group profits and trading are eliminated on consolidation.

Functional and presentational currency

The consolidated financial statements are presented in United States dollars (“USD”), whilst the functional currency of the parent company is Pounds Sterling (£). The functional currency of each company in the Group is that of the primary economic environment in which the Group entity operates, and items included in the financial statements of each entity are measured using that currency. For the purposes of presenting the consolidated financial statements, the results of foreign operations are translated into USD, the Group’s presentation currency, at the monthly average exchange rate. The assets and liabilities are translated at rates of exchange ruling at the reporting date. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the entity and translated at the closing rate.

Foreign currency translation

Transactions in foreign currencies are translated into each Group entity’s functional currency at the rate of exchange ruling on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into USD at the rates of exchange ruling at the period-end. All differences are taken to the statement of comprehensive income.

Exceptional items

Exceptional items are non-recurring, non-trade items of income or expense which the Group determines separate presentation in order to aid in the understanding of the Group’s on-going financial trading performance.

Examples of such items include legal and advisory costs related to acquisitions, integration costs, strategic restructuring programs costs, cost of impairment for goodwill or other assets, and other particularly significant or unusual items.

Revenue recognition

Revenue from sale of goods and services

The Group adopted International Financial Reporting Standards (IFRS) 15, Revenue from Contracts with Customers (IFRS 15) on 1 April 2018. Revenue is measured based on the consideration specified in a contract with a customer. The Group recognises revenue when performance obligations are met by transferring control over a product or service to a customer. Satisfying a performance obligation occurs either at a point in time or over time. Performance obligations in customer contracts are described in the “Nature of services” section below. The Group does not have a service type warranty; therefore, it is not considered a distinct performance obligation. Customer contracts can contain multiple performance obligations. For contracts containing multiple performance obligations, these obligations have been determined to be distinct obligations based on management analysing the contracts using the guidance in IFRS 15. The price is allocated based on estimated stand-alone selling price. The period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. Therefore, as a practical expedient, the Group has not adjusted the promised amount of consideration for the effects of a significant financing component.

Transaction price includes but is not limited to, estimating variable consideration and measuring obligations for returns, refunds and other similar obligations. If it is determined that there is a discount in a contract with multiple performance obligations, the discount is allocated to all performance obligations in the contract proportionately.

The sale of the Group’s products do not have a significant financing component. Invoices for recurring revenue are invoiced either monthly, quarterly, or annually. Payments are typically due within 30 days of satisfaction of the performance obligation.

Nature of services

The Group offers software licences, software-as-a-service (SaaS), logistics-as-a-service (LaaS), support / maintenance, and professional services (including installation, consultancy, training) and hosting. Software licences, professional services (including installation, consultancy, and training), and licence maintenance are considered to be distinct. Additionally, SaaS, LaaS, support / maintenance services, and hosting are distinct services that have the same pattern of transfer to the customer over time.

Software-as-a-Service (SaaS)

SaaS agreements cover a range of different software products and principally provide logistical solutions that connects the customer to suppliers and supply chain by providing customer access to the Group’s hosted software. These deliver a suite of standard software packages with a tailored professional service that integrates and optimises a solution. Revenue from the SaaS arrangement is recognized over the term of the contract utilizing the output method as the service is consumed. Revenue is invoiced and then recognised on a monthly basis. Revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by Group. In addition, for SaaS contract, customers also pay for network usage and access fees. Revenue from these services is recognized over the term of the contract. Contractual term for average SaaS agreement is approximately 3 years.

Logistics-as-a-Service (LaaS)

LaaS services provide end-to-end freight management solutions. Revenue from the LaaS arrangement is recognized over the term of the contract utilising the output method. Revenue is invoiced and then recognised on a monthly basis. Revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by BluJay. Contractual term for average LaaS agreement is approximately 3 years.

Licence and support / maintenance

Licence agreements give the customer the perpetual software licence. Maintenance for the license may be purchased; however, maintenance is not required to be purchased. Whilst revenue for licence sales is recognised at a point in time as the product is delivered, maintenance revenue is a stand ready to perform obligation and revenue is recognised over the term of the contract. Maintenance revenue is recognized over the term of the contract utilizing the output method. Maintenance revenue is invoiced and then recognised on a monthly basis. Maintenance revenue recognition over time is considered appropriate since the customer simultaneously receives and consumes the benefits provided by Group.

Professional Services (installation, consultancy, and training)

SaaS, LaaS, and licencing agreements typically also include professional services. Through a separate work order, these services provide software implementation services including, implementation, configuration, training, and other similar services to creates interfaces between the Group’s software and customers systems. Revenue from these services is recognised over time using input method as professional services are being performed. Revenue is recognized as work is performed. The Group’s services do not create an asset with alternate use and the Group has an enforceable right to payment for performance completed to date.

Other income

Bank interest receivable is accrued on a time basis taking account of the principle outstanding and interest rate applicable. Dividend income from investments is recognised when the right to receive payment is established.

Cost of contracts

Under IFRS 15, the Group capitalises commission fees payable as costs of obtaining a contract when they are incremental and – if they are expected to be recovered – it amortises them consistently with the pattern of revenue for the related contract. If the expected amortisation period is one year or less, then the commission fee is expensed when incurred. Amortized commission expense is included within the selling and marketing expense. See note 4 for additional information

Expenses

Expenses are recognised on as an expense in the statement of comprehensive income in period in which they are incurred, on an accrual basis.

Intangible assets

Intangible assets

Intangible asset acquired separately are measured on initial recognition at cost. Intangibles acquired in a business combination are measured at their fair value at the date of acquisition.

Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses.

Amortisation is calculated to the cost of the intangible assets on a straight-line basis over their expected useful economic lives, for each individual asset. The economic useful life varies by acquisition as set out below and was determined using an independent third-party valuation.

Intellectual property – 2, 5 or 10 years

Brand – 1 or 2 years

Customer relationships – 5 or 10 years

Non-compete – 1 year

The Group’s intangible assets comprise intellectual property (principally comprising computer software acquired or developed for sale to customers), brand values, non-complete agreements and customer base (contractual customer relationships acquired in a business combination).

Capitalised development costs

Research costs are expensed as incurred when the criteria for capitalisation are not met. Development expenditures related to the development of the Group’s products are recognised as an intangible asset when the Group can demonstrate:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	its intention to complete the intangible asset and use or sell it;

•	its ability to use or sell the intangible asset;

•	how the intangible will generate probable future economic benefit;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset;

•	its ability to reliably measure the expenditure attributable to the intangible asset during its development.

Time spent on research activities performed by the product management team are not tracked in the Group’s time tracking system. Once the development team begins working on features and functionality that meet the criteria for capitalisation, their time is tracked in a time tracking system.

Costs directly attributable to a project that are capitalised as development costs are software development employee costs. Costs to maintain the software or perform bug fixes are expensed. Additionally, down-time is not capitalised.

Amortisation is calculated to write off the cost of the capitalised development costs on a straight-line basis over their expected useful economic lives, which is typically 5 years.

Goodwill

The acquisition method of accounting is used to account for the acquisitions of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments used and liabilities incurred or assumed at the date of exchange. Acquisition related costs are not included in the cost of acquisition but charged to operating expenses as they are incurred. Any pre-existing equity interest in the entity acquired is remeasured to fair value at the date of obtaining control, with any resulting gain or loss recognised in profit or loss. Identifiable assets and liabilities and contingent liabilities assumed in a business combination are measured initially at the fair values at acquisition date. The excess of cost of acquisition over the fair value of the Group’s share of the identifiable net assets is recorded as goodwill. Any changes in the Group’s ownership interest subsequent to the date of obtaining control are recognised directly in equity, with no adjustment to goodwill.

Contingent consideration is measured at fair value. Any changes to the cost of an acquisition, including contingent consideration, resulting from events after the date of acquisition are recognised in profit or loss.

Goodwill is capitalised on the balance sheet and allocated to cash generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The carrying value of goodwill is cost less accumulated impairment losses. Impairment testing occurs at least annually. The assets’ recoverable amount is estimated at each year end date and whenever there is an indication of impairment. On subsequent disposal or termination of a business acquired, the profit or loss on termination is calculated after charging the carrying value of any related goodwill. Negative goodwill is recognised directly in the Statement of Profit or Loss.

Property, plant and equipment

Property, plant and equipment is carried at cost less accumulated depreciation and, when appropriate, provision for impairment. Depreciation is provided at rates calculated to write down the cost of the assets less estimated residual value over its expected useful life as follows:

—Leasehold improvements            straight line method over the lease

—Furniture, fixture and equipment 33% straight line method

Ordinary repairs and maintenance costs are charged to the statement of profit and loss during the accounting period in which they are incurred.

Any gain or loss arising on the de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated Statement of Profit or Loss in the period that the asset is derecognised.

Impairment

The Group assesses at each reporting date whether there is an indication that an asset may be impaired.

If any indication exists, or when the annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. The recoverable amount is the higher of an asset’s or cash generating unit’s (“CGU”)

fair value less costs of disposal and its value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and risks specific to the asset. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and written down to its recoverable amount. Impairment losses are recognised in profit and loss. Non-financial assets other than goodwill that have previously been impaired are reviewed for possible reversal of impairment at each reporting date.

Goodwill and intangible assets with indefinite useful lives are tested for impairment annually as at 31 March, either individually or at the CGU, and when circumstances indicate that the carrying value may be impaired.

Leases

The Group as a lessee

The Group adopted IFRS 16 on 1 April 2019. The Group assesses a contract to determine if it is or contains a lease, at inception of a contract. The Group applies a single recognition and measurement approach for all leases, except where the Group has used practical expedients. Short-term leases (defined as leases with a term less than 12 months) and leases of low-value assets (below $5,000) are treated as operating leases and have been excluded from capitalisation under IFRS 16. Rental payments associated with the leases are recognised in the statement of profit or loss on a straight-line basis over the life of the lease. As part of the measurement approach, the discount rate applied is assessed based on the underlying asset that the lease relates to and the economic conditions of the geographical region that the lease asset is situated. The Group recognises lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets. The Group recognises a right-of-use-asset and a corresponding lease liability with respect to all lease agreements in which it is the lessee, except for short-term leases and leases of low value assets. For these leases, the Group recognises the lease payments as an operating expense on a straight-line basis in the Consolidated Statement of Profit and Loss over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the lease are consumed.

i)	Right-of-use assets

The Group recognises right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

•	Property and vehicles—3 to 15 years

If ownership of the leased asset transfers to the Group at the end of the lease term or the cost reflects the exercise of a purchase option, depreciation is calculated using the estimated useful life of the asset. The right- of-use assets are also subject to impairment. Refer to the accounting policies section on impairment.

ii)	Lease liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating the lease, if the lease term reflects the Group exercising the option to terminate.

Variable lease payments that do not depend on an index or a rate are recognised as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the interest charge and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

The Group’s lease liabilities are shown separately on the statement of financial position (note 12). Lease payments are presented in the financing section of the statement of cash flow while the interest portion is presented in the operating section of the statement of cash flow.

iii)	Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases of office equipment (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short-term leases and leases of low value assets are recognised as expense on a straight-line basis over the lease term.

iv)	COVID-19-related rent concessions

In May 2020, the IASB issued COVID-19 Related Rent Concessions—Amendment to IFRS 16 Leases (the amendment). The Board amended the standard to provide an optional relief to lessees from applying IFRS 16’s guidance on lease modification accounting for rent concessions arising as a direct consequence of the COVID- 19 pandemic. The Group has not received any rent concessions from landlords related to COVID-19.

Finance expenses

Financial expenses consist of interest payable on various forms of debt. It is recognised in the Statement of Profit or Loss under the effective interest rate method. Finance expenses are shown in the operating section in the Statement of Cash Flows.

Taxation

The tax expense for the year comprises current and deferred tax. The tax currently payable is based on taxable profit and is provided at amounts expected to be paid (or recovered) using tax rates and laws that have been enacted or substantively enacted by the year end date. Taxable profit differs from net profit as reported in the Statement of Profit or Loss because it excludes items of income or expense that are taxable or deductible in other periods and it further excludes items that are never taxable or deductible.

Deferred income tax is provided in full, using the liability method on an undiscounted basis, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the historical financial information. However, deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affect neither accounting nor taxable profit or loss. Deferred tax is determined using tax rates and laws that have been enacted or substantially enacted at the year-end date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax liabilities are recognised for taxable temporary differences arising in investments in subsidiaries except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The carrying amount of deferred tax assets is reviewed at the end of each year and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realised, or the liability is settled. Deferred tax is charged or credited in the profit and loss, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority, and the Group intends to settle its current tax assets and liabilities on a net basis.

Financial instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets measured at amortised cost

The Group determines the classification of its financial assets at initial recognition. From 1 April 2018 the requirements of IFRS 9 for classification and subsequent measurement have been applied which require financial assets to be classified based on the Group’s business model for managing the asset, and contractual cash flow characteristics of the asset.

Trade receivables are measured at amortised cost. The Group uses the simplified approach for measuring the loss allowance. The Group’s history of low credit losses as a result of strong customer relationships and trade receivable controls indicates a low risk exposure for the portfolio looking forward.

Trade and other receivables

Trade receivables are unconditional amounts of consideration receivable by the Group. Trade and other receivables are initially recognised at fair value plus transaction costs that are directly attributable to their acquisition or issue and are subsequently carried at amortised cost using the effective interest rate method, less loss allowance. Trade receivables are written-off when amounts are determined not be collectible.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and on demand deposits, and other short term, highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Financial liabilities

The Group classifies all of its financial liabilities as liabilities at amortised cost. The Group has not designated any financial liabilities as at fair value through profit or loss.

Initial recognition

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs. Derivative financial instruments are held at fair value. Changes in fair value of the derivative financial instruments that do not qualify for hedge accounting are recognised in loss as they arise. At present, the Group does not have any derivative financial instruments.

Derecognition

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in profit and loss.

Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the course of ordinary business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade payables are recognised initially at fair value and subsequently held at amortised cost using the effective interest rate method.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated Statement of Financial Position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets, and settle the liabilities simultaneously.

Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred, and subsequently carried at amortised cost using the effective interest rate method so that any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit and loss over the period of the borrowings. Details of the Group’s borrowings are included in note 16.

Borrowing costs

The Group expenses borrowing costs in the period the costs are incurred. Where borrowing costs are attributable to the acquisition, construction or production of a qualifying asset, such costs are capitalised as part of the specific asset and amortised over the estimated useful life of the asset. Details of the Group’s borrowings are included in note 16.

Debt modification

Debt restructurings are evaluated to determine if the transaction should be treated as a modification of debt or extinguishment of debt in accordance with IFRS 9. The Group uses two tests to determine if the modification is considered substantial – qualitative and quantitative. A substantial modification of the terms and conditions, results in Group accounting for the debt restructure as an extinguishment of debt and recognition of a new liability at fair value whereas a non-substantial modification of terms and conditions results in debt modification accounting in which the existing liability is restated at net present value of revised cash flows.

Pension costs

Defined contribution pension schemes

The Group operates a number of defined contribution pension schemes. For defined contribution schemes the amount charged to profit or loss represents the contributions payable to the plans in the accounting period.

Differences between contributions payable in the period and contributions actually paid are shown as either accruals or prepayments in the Statement of Financial Position.

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation. The amount of the provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using cash flows estimated to settle the present obligation, its carrying amount is the present value of the cash flows.

Share based payments

The Group operates equity-settled restricted share plan for its senior managers. The fair value of the employee services received in exchange for the share awards is recognised as a share-based payment expense. The fair value of employees’ services is determined indirectly by reference to the fair value of the shares purchased under the plan. This fair value is appraised at the purchase date and excludes the impact of the non-market vesting condition. Non-market vesting conditions are included in assumptions about the number of shares that are expected to vest. The Group recognises the impact of the revision to original estimates, if any, in the Statement of Comprehensive Income, with a corresponding adjustment to equity.

Critical judgements and estimates

The preparation of the Group’s consolidated financial statements for 31 March 2021 and 2020 in conforming with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts in the historical financial information. These judgements and estimates are based on management’s best knowledge of the relevant facts and circumstances. However, the nature of estimation means that actual outcomes could differ from those estimates. Estimates and judgements are continually evaluated.

Information about such judgements and estimation is contained in the accounting policies and/or notes to the consolidated financial statements and the key areas are summarised below:

Critical judgements

The following judgements have had the most significant effect on amounts recognised in the consolidated financial statements:

Classification of exceptional costs

The Group incurs costs and earns income that is non-recurring, or non-trading in nature or that, in the Directors’ judgement, need to be disclosed separately by virtue of their size and incidence in order for users of the consolidated financial statements to obtain a proper understanding of the financial information and the underlying performance of the business. Significant exceptional costs which have been classified as exceptional are detailed in note 3.

Preference shares

As specified in the Company’s articles of association the preference shares do not have a set redemption date but are to be redeemed upon a Listing or Sale, or otherwise upon agreement between shareholders (but only on condition the Company remains within the terms and conditions of the financing agreements). In accordance with the Group’s accounting policy these financial instruments are deemed to be a liability. We have estimated that the liability component is recognised at the full amount of the fair value of the instrument as there is the potential that a contingent settlement via a sale or list could occur in the foreseeable future. In addition, these financial instruments are classified under current liabilities as there is no unconditional right to defer payment for 12 months or more and the change of control event is deemed to be outside the control of the Group.

Capitalized development

The Group undertakes development activities and capitalises certain expenditures as internally generated intangible assets when certain criteria are met. Judgement is required to determine when accumulation of costs to be capitalised begins and ends as well as determining the appropriate amortisation period. In determining the amounts to be capitalised, management makes assumptions regarding the expected future cash generation of the project, discount rates to be applied and the expected period of benefits. At 31 March 2021, the carrying amount of capitalised development costs was $21.6m (2020: $15.7m). If a product is determined to become obsolete in a future period, the unamortised balance would need to be written off.

Recognition of deferred tax asset

Deferred tax assets are recognised for unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits, together with future tax planning strategies. Further details on taxes are disclosed in note 18.

Critical estimates

The following estimates are dependent upon assumptions which could change in the future and have a material effect on the carrying amount of assets and liabilities recognised at the Statement of Financial Position date:

Goodwill

The Group assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash generating unit’s (CGU’s) fair value less costs of disposal and its value in use. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, management uses the discounted cash flow model which requires estimating the future financial results and an appreciate discount rate. Determining the carrying value of an asset or CGU requires the use of estimates of future cash flows and discount rates in order to calculate the present value of the cash flows. Note 10 provides additional information on the carrying values as well as sensitivities performed regarding estimate.

Leases—Estimating the incremental borrowing rate

The Group cannot readily determine the interest rate implicit in leases, therefore, it uses its incremental borrowing rate (IBR) to measure lease liabilities. The IBR is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. The IBR therefore reflects what the Group ‘would have to pay’, which requires estimation when no observable rates are available or when they need to be adjusted to reflect the terms and conditions of the lease. The Group estimates the IBR using observable inputs when available and is required to make certain entity-specific estimates. The IBR is reassessed when there is a reassessment of the lease liability or a lease modification. Note 12 lists the IBRs used by the Group as well as sensitivities performed to highlight possible scenarios related to changes in the estimates.

2.	Revenue

IFRS 15 requires the Group to disaggregate revenue by

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue by type
Recurring	137.3	127.6
Non-recurring	40.2	40.0

Total revenue	177.5	167.6

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Revenue by geographical region
Americas	98.5	95.4
EMEA	65.5	62.9
APAC	13.5	9.3

Total revenue	177.5	167.6

Recurring revenue consists of Software-as-a-Service (SaaS), Logistics-as-a-Service (LaaS), and maintenance revenue. Non-recurring revenue consists of license and professional services revenue. All revenue is recognised over time except for license revenue which is recognised at a point in time, which is $3.6m for the year (2020: $3.2m). The Americas region is North America and South America. EMEA is Europe, Middle East, and Africa. APAC is Asia and the Pacific region (including Australia and New Zealand). The Group does not have any customers whose revenue is greater than 10% of the Group’s total revenue in all the periods presented in this historical financial information.

Information on trade receivables arising from customer contracts is detailed in Note 14, and information on deferred revenue from customer contracts is detailed in note 26.

3.	Expense analysis

Overall operating costs are managed on a Group basis. The Group’s Board measures the overall performance of the Group by reference following non-GAAP measures:

•

Adjusted EBITDA before IFRS 16 and capitalised employee development costs – which is defined as earnings before interest, tax, depreciation, amortisation and impairment of intangible assets, exceptional items, share based payments expense, realized foreign exchange gains/losses, loss on disposal of fixed assets, management fees, leases as if not IFRS 16 was not applied and software development costs as if they were not capitalised.

•

Adjusted EBITDA—which is defined as earnings before interest, tax, depreciation, amortisation and impairment of intangible assets, exceptional items, share based payments expense, foreign exchange gains/losses, loss on disposals and management fees.

These profit measures are applied by the Board to understand the earnings trend of the Group and are considered the most meaningful measure under which to assess the true operating performance of the Operating Group.

Adjusted EBITDA before IFRS 16 and capitalised employee development costs is reconciled to Adjusted EBITDA and Adjusted EBITDA is reconciled to Operating profit.

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Adjusted EBITDA before IFRS 16 and capitalised employee development costs	52.6	43.8
Leases adjustment for IFRS 16	3.7	4.1
Capitalised development costs	10.3	9.3

Adjusted EBITDA	66.6	57.2
Loss on disposal of fixed assets	—	(0.3)
Management fees (see note 23)	(0.7)	(0.7)
Exceptional items	(3.2)	(6.6)
Foreign exchange gain / (loss)	3.4	(2.8)
Share based payment expense	(1.1)	—
Depreciation	(3.8)	(3.3)
Depreciation on right of use assets	(3.3)	(3.8)
Amortisation	(16.7)	(15.9)
Impairment loss on goodwill and other intangibles	(15.4)	—

Operating profit	25.8	23.8

Operating profit is stated after charging/(crediting):

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Staff costs
Direct staff costs	47.5	43.6
Sales & marketing staff costs	13.9	13.2
Research & development staff costs	23.9	23.3
General & administrative staff costs	13.9	9.9
Marketing program costs	2.4	4.6
Direct costs, excluding staff costs	10.8	12.0
IT costs, excluding staff costs	4.1	5.0
Other costs, excluding staff costs	8.2	12.2

Sub-total	124.7	123.8
Less:
Capitalised development costs	(10.1)	(9.3)
Lease expense, finance leases under IFRS 16	(3.7)	(4.1)

Sub-total	110.9	110.4
Amortisation expense	16.7	19.7
Depreciation expense right of use assets	3.3	—
Depreciation expense	3.8	3.3
Impairment loss on goodwill and other intangibles	15.4	—
Loss on disposal of fixed assets	—	0.3
Share based payment expense	1.1	—
Foreign exchange gain / (loss)	(3.4)	2.8
Exceptional items	3.2	6.6
Management fees (note 23)	0.7	0.7

Operating Expenses	151.7	143.8

Acquisition	0.1	1.2
Exceptional and restructuring	3.1	5.4

Exceptional items	3.2	6.6

Exceptional costs for the year ended 31 March 2021 mainly relate to consulting costs for a revenue system implementation. In FY20, most of the exceptional costs were related to significant worldwide restructuring activity, both before and after the Expedient, Blackbay, CSF, Grosvenor, and Era acquisitions, undertaken in order to streamline operations and invest in new and improved business processes. These costs include consultancy and other professional charges along with redundancy payments. Acquisition costs are related to either completed acquisitions or potential acquisitions.

4.	Cost of contracts – commissions

The Group has determined that commissions payable to employees are incremental, recoverable costs incurred to obtain or fulfil contracts with customers. These amounts are included in the trade and other receivables on the Consolidated Statement of Financial Position. These costs are recognised as an asset and amortised over the average contract length.

Commissions $m
31 March 2019	1.9
Commissions recognized as an asset	2.8
Amortisation expense	(1.3)
Foreign exchange	(0.1)

31 March 2020	3.3
Commission recognised as an asset	4.4
Amortisation expense	(2.5)
Foreign exchange	0.2

31 March 2021	5.4

5.	Finance expense

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Interest on bank debt	(23.8)	(26.0)
Amortisation of capitalised fees	(1.5)	(1.4)
Interest on lease liabilities – note 12	(0.8)	(0.6)
Preference share dividends – note 20	(7.2)	(7.6)

Total finance expense	(33.3)	(35.6)

6.	Key management and directors

The remuneration of Directors of the Group and key management is set out below.

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Key management and directors
Salaries and wages	4.6	3.2
Other benefits	0.3	0.2
Post-employment benefits	0.1	—

	5.0	3.4

Directors
Salaries and wages	1.2	0.7
Other benefits	0.1	—

	1.3	0.7

The key management compensation figures above include a total of 20 (2020: 17) personnel, comprising directors and senior functional management.

During the year, the directors and key management are employed by subsidiaries of BluJay Topco Limited.

7.	Employee information

The average monthly number of employees (including directors) employed by the Group during the period was:

	Year ended 31 March 2021	Year ended 31 March 2020
	No.	No.
Technical and sales	1,127	1,091
Administrative	141	136

	1,268	1,227

The aggregate payroll costs of these employees charged in the Statement of profit and loss was as follows:

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Wages and salaries	83.1	73.8
Social security costs	12.8	13.1
Other pension costs	3.3	3.1

Gross employee costs	99.2	90.0
Less capitalised development costs	(10.1)	(9.3)

Net employee costs	89.1	80.7

8.	Taxation

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Current tax
Current income tax charge	2.8	2.4
Adjustments in respect of prior periods	0.9	(0.6)
Deferred tax
Origination and reversal of temporary differences	1.3	(0.9)
Adjustment in respect of prior year	(3.0)	0.5

Total taxation charge	2.0	1.4

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Reconciliation of tax
Loss before tax	7.5	11.8

Nominal tax charge at UK corporation tax rate of 19% (2020 -19%)	(1.4)	(2.2)
Factors affecting charge for the year
Effect of higher and lower tax rates on earnings overseas	1.9	0.1
Adjustments to tax charge in respect of prior periods	(2.1)	(0.1)
Acquisition costs not deductible for tax purposes	0.4	0.3
Other expenses not deductible for tax purposes	4.0	1.7
Current year losses not recognized	0.3	0.2
Utilisation in year of previously unrecognised losses	—	(0.2)

	Year ended 31 March 2021 $m	Year ended 31 March 2020 $m
Non-deductible interest	1.3	2.0
Transfer from unrecognised deferred tax assets	(2.5)	(0.4)
Withholding taxes paid and expensed	0.1	—

	2.0	1.4

Factors that may affect future tax charges

The Group’s future tax charge and effective tax rate could be affected by several factors, including changes in tax laws and their interpretation, proposed changes in tax rates which are yet to be enacted, the continuing OECD international tax reform work, as well as the impact of acquisitions, disposals and any restructuring of our businesses

9.	Pension

Defined contribution scheme

The Group operates a number of defined contribution pension schemes in the United Kingdom and overseas. The total contributions payable in respect of these schemes amounted to $3.5m (31 March 2020: $3.1m).

10.	Goodwill and intangibles

$m
Goodwill
At 1 April 2019	177.1
Acquisition of Expedient group	7.1
Foreign exchange	(2.8)

At 31 March 2020	181.4
Loss on impairment of goodwill	(14.6)
Foreign exchange	6.8

At 31 March 2021	173.6

Goodwill recognised as at 1 April 2019 arose from acquisitions in previous fiscal years.

The goodwill recognised during the year ended 31 March 2020 related to the acquisition of Expedient. Refer to section below in this note for details on the Expedient acquisition. Goodwill is allocated to cash generating units (CGU), which are noted in the acquisition descriptions below.

Impairment assessment

The Group tests whether goodwill has suffered any impairment on an annual basis. The recoverable amount of a CGU is determined based on value-in-use calculations which requires the use of assumptions. The calculations use cash flow forecasts for 5 years and are estimated based on the annual budget approved by management. An impairment is recorded when the recoverable amount is less than the carrying value.

For the purposes of carrying out impairment tests, the Group’s total goodwill has been allocated to a number of CGU’s and each of these CGU’s has been separately assessed and tested. The CGU’s are the smallest identifiable group of assets that generate cash inflows that are independent of cash inflows from other assets or groups of assets.

Goodwill by CGU

	31 March 2021 $m	31 March 2020 $m
US	105.4	105.4
UK	24.5	22.2
Benelux	6.1	5.7
Germany	24.7	23.3
Denmark	2.9	2.7
India	0.5	0.5
Southeast Asia	—	13.8
Era	1.3	1.2
Expedient	8.2	6.6

	173.6	181.4

All CGU’s were tested for impairment. During the year ended 31 March 2021 an impairment loss was recorded on the Southeast Asia goodwill of $14.6m. The loss was recorded as a result of the impact on value-in-use calculations due to operational changes in the Southeast Asia CGU. These changes did not adversely affect any other CGU, and thus no other CGU was impaired.

Significant judgements, assumptions and estimates

All CGU’s recoverable amounts are measured using value in use. At each period end forecasting for the following five years is performed based on the most recent approved financial budget for the next fiscal year. Management considers forecasting over this period to appropriately reflect the business cycle of the CGU’s.

In determining the value in use of CGU’s it is necessary to make a series of assumptions to estimate the present value of future cash flows. In each case, these key assumptions have been made by management reflecting past experience and are consistent with relevant external sources of information.

Operating cash flows and long-term growth rates

The main assumptions within forecast operating cash flow include the achievement of future growth in revenue, the cost structure of each CGU, the impact of foreign currency rates and the levels of capital expenditure. Each year management prepares a budget for the upcoming fiscal year. This budget is used as the basis for the impairment analysis. Management then reviews the growth rates for revenue and EBITDA to determine appropriate amounts to use for EBITDA and cash flow growth. For the impairment analysis for the current year, cash flows beyond the budget year are extrapolated using a revenue and EBITDA growth rate of 5% for the next four years, after which a growth rate of 2% is used in perpetuity. The growth rates are based on past experience as well as the Group’s expected performance. The Group does not experience significant variances in growth in each region; thus, a different growth rates by region have not been used.

Pre-tax risk adjusted discount rates

This rate reflects the specific risks relating to each CGU. The discount rate reflects the return that market participants would expect from the CGU based on its specific risks and the time value of money. A country premium was added to the UK, India and Italy (Era) CGU’s to be consistent with market calculations.

	31 March 2021	31 March 2020
US	10.4%	9.3%
UK	11.0%	9.82%
Benelux	10.4%	9.3%

	31 March 2021	31 March 2020
Germany	10.4%	9.3%
Denmark	10.4%	9.3%
India	13.1%	9.3%
Southeast Asia	10.4%	9.3%
Era	13.1%	11.6%
Expedient	10.4%	9.3%

Goodwill sensitivity analysis

The results of the Group’s impairment tests are dependent upon estimates and judgements made by management, particularly in relation to the key assumptions described above. Management has performed sensitivity analysis on the key assumptions of discount rates and growth rates. Significant changes to these key assumptions would have to occur before the carrying value exceeds to the recoverable amount. In the growth rate sensitivity, growth would have to decrease to 2.5% for the 3 years after the budget period and no growth after this period for one CGU, Expedient, to reach the point where the carrying value exceeds the recoverable amount. Based on the Group’s historical and expected performance, the no growth scenario is a remote possibility. If the discount rates increase by 1% all of the CGU’s maintain positive headroom except Expedient which is impaired by $1.1m. Management does not feel that this change in discount rate is likely and is not a reason to impair the Expedient CGU based on its projected growth.

Intangibles

	Intellectual Property $m	Brand names $m	Customer relationships $m	Non-complete agreements $m	Capitalised Development costs $m	Total $m
Cost At
1 April 2019	92.6	11.6	49.5	9.1	11.7	174.5
Acquisition of Expedient	2.0	0.1	2.2	—	—	4.3
Capitalised in the year	—	—	—	—	9.7	9.7
Foreign exchange	(1.8)	(0.2)	(0.9)	(0.1)	(0.3)	(3.3)

At 31 March 2020	92.8	11.5	50.8	9.0	21.1	185.2
Capitalised in the year	—	—	—	—	10.3	10.3
Loss on impairment of intangible	—	—	(0.8)	—	—	(0.8)
Foreign exchange	4.2	(1.6)	2.4	—	1.4	6.4

At 31 March 2021	97.0	9.9	52.4	9.0	32.8	201.1

Accumulated amortisation
At 1 April 2019	81.1	11.6	33.3	8.7	2.2	136.9
Charge for the year	5.9	—	6.4	0.4	3.2	15.9
Foreign exchange	(1.6)	(0.2)	(0.6)	(0.1)	—	(2.5)

At 31 March 2020	85.4	11.4	39.1	9.0	5.4	150.3
Charge for the year	4.7	—	6.4	—	5.6	16.7
Foreign exchange	3.5	(1.5)	1.5	—	0.2	3.7

At 31 March 2021	93.6	9.9	47.0	9.0	11.2	170.7

Net book value
31 March 2021	3.4	—	5.4	—	21.6	30.4

31 March 2020	7.4	0.1	11.7	—	15.7	34.9

All amortisation and impairment charges in the period are included in operating expenses in the income statement.

Intellectual property, customer relationships, trademarks and non-competes are the intangibles valued as part of acquisitions. With each acquisition, management has a third party valuation firm perform a valuation of the intangibles acquired. These intangibles are recorded as part of the acquisition and then amortized over the life determined by the valuation. Annually, the intangible assets are reviewed by management to determine if any impairment indicators have been triggered. For the 2021 annual assessment, management noted that the loss of a customer caused an impairment indicator to be triggered. Management determined that a loss needed to be recorded on the Blackbay customer relationship intangible asset. Thus, a loss of $0.8 million was recorded in the year.

Details of the acquisitions are provided in the section below.

Acquisition of Expedient Software

On 20 December 2019, BluJay Group entered into a Share Sale Deed with Gavin Millman & Associates (Aust.) Pty Ltd. On 28 February 2020, the BluJay group completed the acquisition and changed the name to Expedient Software Pty Limited (Expedient). Expedient is a leading provider of customs and forwarding software for the logistics market in Australia and New Zealand. With the acquisition, BluJay broadens its customs and forwarding technology offerings, along with its presence in the Asia-Pacific region.

Cash consideration was AU$12m ($7.8m), less cash acquired of AU$2.8m ($1.8m). Share consideration was AU$3m ($2.0m), which was issued by the Company. Additional consideration of AU$2.5m ($1.6m) was paid in June 2020 based on a working capital analysis and completion statement. For this consideration, BluJay acquired the entity based in Australia.

The acquisition was financed by additional term loans of $4.1m, issuing shares in the Company of $1.95m and cash.

The fair value of the financial assets includes trade receivables with a gross contractual value of $0.5m, which is also the best estimate of fair value.

The goodwill of $7.1m arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Expedient and its ability to foster new customer relationships. All these factors are reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.

Acquisition-related costs amounted to $1.2m in FY20 (note 3).

Expedient contributed revenue in FY20 was $0.2m with no profit. Expedient would have contributed revenue of $3.2m in revenue and profit of $0.7m in FY20 if it had been acquired at the beginning of the year.

The identifiable assets acquired and liabilities assumed upon the acquisition during the year are set out in the table below:

		2020 Expedient Fair Value
	Note	$m
Other intangible assets	10	4.3
Property, plant and equipment	11	0.1
Deferred tax assets	18	0.1
Trade and other receivables – gross value		0.5
Trade and other payables		(0.9)
Deferred tax liabilities	18	(1.6)
Cash		1.8

Net assets acquired		4.3

		2020 Expedient Fair Value
	Note	$m
Goodwill	10	7.1

Total consideration		11.4

Satisfied by:
Cash		9.4
Shares in BluJay Topco Ltd		2.0

		11.4

Cash consideration paid		7.8
Less: cash acquired		(1.8)

Net cash outflow arising upon acquisition		6.0
Additional consideration as noted above		1.6

		7.6

Capitalised development costs

Capitalised development costs represent internally-generated intangible assets arising from the Group’s product development, as recognised in accordance with IAS 38.

11.	Property, plant and equipment

	Leasehold improvements	Furniture, fittings and equipment	Assets not yet in service	Total
	$m	$m	$m	$m
Cost or valuation
At 1 April 2019	1.1	18.3	—	19.4
Acquisitions	—	0.1	—	0.1
Additions	—	2.6	—	2.6
Disposals	(0.8)	(2.9)	—	(3.7)
Foreign exchange	0.1	—	—	0.1

At 31 March 2020	0.4	18.1	—	18.5
Additions	0.6	3.0	0.8	4.4
Disposals	(0.2)	(4.7)	—	(4.9)
Foreign exchange	—	0.6	—	0.6

At 31 March 2021	0.8	17.0	0.8	18.6

Accumulated depreciation
At 1 April 2019	0.5	11.7	—	12.2
Charge for the year	0.1	3.1	—	3.3
Disposals	(0.6)	(2.8)	—	(3.5)
Foreign exchange	0.1	—	—	0.1

At 31 March 2020	0.1	12.0	—	12.1
Charge for the year	0.1	3.7	—	3.8
Disposals	(0.2)	(4.7)	—	(4.9)
Foreign exchange	—	0.5	—	0.5

At 31 March 2021	—	11.5	—	11.5

	Leasehold improvements	Furniture, fittings and equipment	Assets not yet in service	Total
	$m	$m	$m	$m

Net book value
At 31 March 2021	0.8	5.5	0.8	7.1

At 31 March 2020	0.3	6.1	—	6.4

Details of the acquisitions are provided in note 10.

Right of use assets and accumulated amortisation related to leases capitalised under IFRS 16 are disclosed in note 12.

12.	Leases

The Group adopted IFRS 16 (Leases) as of 1 April 2019. IFRS 16 introduces significant changes to accounting for leases by removing the distinction between operating and finance leases and requiring the recognition of right of use assets and lease liabilities. The Group has used practical expedients in respect of leases of less than 12 months duration and leases for low value items (i.e. below $5,000) and has excluded them from capitalisation under IFRS 16. Leases payments for these leases are recognised straight-line over the lease term. See note 24 for minimum lease payments due.

Leases are negotiated on an individual basis and contain varying terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used for security for borrowing purposes. The Group leases office space. The rental agreements for office space are typically for fixed periods up to 10 years but may have extension or termination options as described below. The Group has determined that its datacentre agreements have a lease component. The Group leases specific, dedicated space in datacentres, which are typically for fixed periods up to 5 years. Additionally, the Group also leases cars, which are typically for fixed periods up to 5 years. The leases for office space and datacentre space is disclosed in property below while the car leases are disclosed as vehicles.

The Group recognises an asset and liability at the lease commencement date. The asset is recognised at cost, which compromises the initial amount of the lease liability adjusted for any lease payments made before the commencement date, plus any initial direct costs incurred or any costs to dismantle and remove the underlying asset. The right of use asset is subsequently depreciated using a straight-line method from commencement date to the earlier of the end of the useful life of the right of use asset or end of the lease term. Property consists of office space and data centres. The lease liability is initially measured as the present value of the lease payments that are not paid at commencement date, discounted using the incremental borrowing rate.

If extension or termination options are included in leases, the options are only included in the lease term if the lease is reasonably certain to be extended (or not terminated). These options are used to maximise operational flexibility in terms of managing contracts. In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not exercise a termination option.

Upon adoption of IFRS 16 the Group applied the following practical expedients as permitted under the standard.

•	The Group has applied a single discount rate to a portfolio of leases with reasonably similar characteristics.

•

The Group has adjusted the right-of-use asset at the date of initial application by the amount of provision for onerous leases recognised under IAS 37 in the statement of financial position immediately before the date of initial application as an alternative to performing an impairment review.

•	The Group has elected not to recognise right-of-use assets and lease liabilities to leases for which the lease term ends within 12 months of the date of initial application.

•	The Group has excluded initial direct costs from the measurement of the right-of-use asset at the date of initial application.

•	The Group has used hindsight when determining the lease term when the contract contains options to extend or terminate the lease.

Right of use assets

Set out below are the carrying amounts of right-of-use assets recognised and the movements during this period:

	Property	Vehicles	Total
	$m	$m	$m
Cost or valuation
At 31 March 2019	—	—	—
Transition to IFRS 16	8.0	1.0	9.0
Additions	5.1	0.4	5.5

At 31 March 2020	13.1	1.4	14.5
Additions	2.1	1.1	3.2
Changes in lease term	(2.7)	—	(2.7)
Foreign exchange	0.4	0.1	0.5

At 31 March 2021	12.9	2.6	15.5

Depreciation
At 31 March 2019	—	—	—
Depreciation charge for the year	3.2	0.6	3.8

At 31 March 2020	3.2	0.6	3.8
Depreciation charge for the year	2.7	0.6	3.3
Foreign exchange	(0.1)	—	(0.1)

At 31 March 2021	5.8	1.2	7.0

Net book value
At 31 March 2021	7.1	1.5	8.5

At 31 March 2020	9.9	0.8	10.7

Lease liabilities

Operating lease commitments at 31 April 2019 were $13.1m. Lease liabilities recognised at 1 April 2019 on transition to IFRS 16 using the incremental borrowing rate were $9.0m.

When measuring lease liabilities, the Group discounts lease payments using its incremental borrowing rate. On adoption of IFRS 16 on 1 April 2019, the weighted-average rate applied is 7.9%. The incremental borrowing rate has been calculated with reference to the margin the Group pays on its senior bank debt with the variable element of the interest being converted into the equivalent fixed rate of interest by taking the average of the 2, 3 and 5 year relevant swap rates. When determining whether the senior bank debt is appropriate to determine the incremental borrowing rate, the following factors were assessed: creditworthiness of the lessee, term, security, level of funds and economic environment. Incremental borrowing rates have been calculated for the United States, the UK and Europe. The Group considers the US incremental borrowing rate appropriate to use for leases in the Asia Pacific region. The incremental borrowing rate for new leases in the current year is 7.0%.

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Non-current	6.0	8.6
Current	3.3	2.4

	9.3	11.0

	Year ended 31 March 2020	Year ended 31 March 2020
	$m	$m
Contractual undiscounted cash flows
Less than 1 year	3.4	3.1
1 to 5 years	6.8	8.3
Greater than 5 years	—	2.3

	10.2	13.7

Total lease cash outflows for year	3.7	4.1

Set out below are the carrying amounts of lease liabilities under right of use assets and the movements during this period:

	Property	Vehicles	Total
	$m	$m	$m
At 31 March 2019
Operating lease commitments at 31 March 2019	11.8	1.3	13.1
Effect of discounting	(1.2)	(0.1)	(1.3)
Short-term leases	(0.2)	—	(0.2)
Lease renewals not exercised (1)	(1.2)	—	(1.2)
Timing of lease signing (2)	(2.4)	—	(2.4)

	6.8	1.2	8.0
Datacentre discounted lease liabilities(3)	1.0	—	1.0

Discounted lease liabilities at 1 April 2019	7.8	1.2	9.0
Additions	5.1	0.4	5.5
Payments	(3.4)	(0.6)	(4.0)
Interest	0.5	—	0.5

At 31 March 2020	10.0	1.0	11.0

Additions	2.1	1.2	3.3
Revisions in current year	(2.7)	—	(2.7)
Payments	(3.0)	(0.7)	(3.7)
Interest	0.6	0.1	0.7
Foreign exchange	0.6	0.1	0.7

At 31 March 2021	7.6	1.7	9.3

(1)	At 31 March 2019, the renewal options for certain leases were considered in the minimum lease commitments schedule. However, during FY20 it was determined that these leases would not be renewed.

(2)

At 31 March 31 2019 the lease payments were not included in the minimum lease commitments scheduled since two leases were signed subsequent to year-end. For IFRS 16 transition, the lease was considered an addition in FY20 since it was signed during FY20.

(3)

The leasing component of the datacentre agreements was not included in minimum lease commitments at 31 March 2019 since these agreements were not deemed operating leases under IAS 17. However, under IFRS 16 a leasing component was identified.

Profit and loss amounts and total cash flow amounts

The following are the amounts recognised in profit or loss:

	Year ended 31 March 2021	Year ended 31 March 2020
	$m	$m
Depreciation expense of right of use assets	3.3	3.8
Interest expense on lease liabilities	0.8	0.6
Expense relating to short-term leases	—	0.2
Expense relating to low value leases	—	3.4

13.	Investments

The full list of subsidiary undertakings as at 31 March 2021 is as follows: The financial performance and financial position of these undertakings have been consolidated.

Trading	Address of registration	Country of incorporation / registration
BluJay Solutions Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Inc.	915 E 32nd Street, Suite B Holland, MI 49423 United States	USA

BluJay Solutions Inc.	66 Wellington Street West Suite 5300, TD Bank Tower Toronto, Ontario Canada	Canada

BluJay Solutions B.V.	Stationsweg 45, 3331 LR Zwijndrecht, Netherlands	Netherlands

BluJay Solutions N.V.	Bredabaan 859, 2930 Brasschaat Belgium	Belgium

BluJay Solutions GmbH	Marienbader Platz 1, D-61348 Bad Homburg Germany	Germany

BluJay Solutions A/S	Slevtvej 2E, 1.th, 8310 Tranbjerg J, Denmark	Denmark

BluJay Solutions SA	Calle Zurbarán 9 local derecha A Madrid, Spain	Spain

BluJay Solutions (India) Private Ltd	Sy No 83/1, 9th Floor, Unit 2B, Octave Block, Knowledge City, Pacel 4, Raidurg, Panmaktha, Serilingampally, Hyderabad, Rangareddy, Telangana, 500081 India	India

BluJay Solutions Pte Ltd	298 Tiong Bahru Road #11-01/02, Central Place Singapore 168730	Singapore

BluJay Solutions Ltd	Unit 10268, 10th Floor, Kowloonbay International Trade and Exhibition Centre (“KITEC”) 1 Trademart Drive Kowloon Bay, Hong Kong	Hong Kong

Trading	Address of registration	Country of incorporation / registration

BluJay Solutions Co. Limited	No 8, Floor 9, 1468Nan Jing Xi Lu, Jing’ an District Shanghai, China 200070	China

BluJay Solutions K	c/o TA Lawyers GKJ, Shiroyama Trust Tower 9th Floor, 4-3-1 Toranomon, Minato-ku, Tokyo, 105-6009 Japan	Japan

BluJay Solutions Pty Ltd	Suite 05, Level 2, 56 Berry Street North Sydney NSW 2060 Australia	Australia

BluJay Solutions (New Zealand) Limited	c/o Quigg Partners, Level 7 The Bayleys Building 36 Brandon Street Wellington, 6011 New Zealand	New Zealand

BluJay Solutions (Australia) Pty Ltd	First Floor 722 Mt. Alexander Road, Moonee Ponds VIC, 3039 Australia	Australia

BluJay Solutions S.r.l.	Via Federico Avio 1/11 16151 Genova Italy	Italy

Expedient Software Australia Pty Ltd	First Floor 722 Mt. Alexander Road, Moonee Ponds VIC, 3039 Australia	Australia

Non-trading / sub-holding companies

BluJay Solutions Group Holdings Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Holdings Ltd	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

BluJay Solutions Holding B.V.	Stationsweg 45, 3331 LR Zwijndrecht Netherlands	Netherlands

BluJay Solutions Nordics Holding B.V.	Slevtvej 2E, 1.th 8310 Tranbjerg J Denmark	Netherlands

BluJay Solutions (Germany) Holdings GmbH	Marienbader Platz 1, D-61348 Bad Homburg Germany	Germany

Blackbay Limited	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

Grosvenor International Systems Limited	Blue Tower, 14th Floor MediaCityUK Salford Quays, M50 2ST United Kingdom	UK

Apart from BluJay Solutions Group Holdings Ltd, which is owned directly, all shares in the other entities above are owned indirectly by subsidiary undertakings of BluJay Topco Ltd. The ordinary shares of each entity is owned 100%.

The above companies operated principally in their countries of incorporation / registration and, apart from BluJay Co Limited (formerly Kewill Co. Limited), have 31 March year-ends.

The principal nature of business of trading subsidiary undertakings is the development and/or distribution of computer software and associated services.

There have been no changes to addresses or shares from prior year.

14.	Trade and other receivables

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Trade receivables	31.7	33.1
Less: loss allowance	(2.1)	(2.5)

Trade receivable, net	29.6	30.6
Other receivables	5.3	7.5
Prepayments	10.9	9.1
Accrued income	1.9	1.8

	47.7	49.0

Trade and other receivables are denominated in the following currencies:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Sterling	11.1	7.6
US Dollars	19.3	21.6
Euro	7.7	10.1
Singapore Dollars	1.0	1.5
Other	8.6	8.2

	47.7	49.0

All trade and other receivables are expected to be recovered within 12 months of the year end date. The fair value of trade and other receivables is the same as the carrying values shown above. Loss allowance in respect of trade receivables are expensed as operating expenses. The carrying value of trade receivables and accrued income represents the maximum exposure to credit risk. The Group does not hold any collateral as security.

Expected credit losses are calculated based on a combination of factors, including the ageing of the receivable balances, historical experience of groupings customer segments that have similar loss patterns, current credit status of the customer and forward-looking information such as current economic conditions. The Group considers concentrations of credit risk with respect to trade receivables and accrued income limited due to the Group’s customer base being large and unrelated. The credit risk is managed on a Group basis through the Group’s credit risk management policies and procedures. The on-going credit risk is managed through regular review of ageing analysis.

The credit risk in respect of cash balances held with banks and deposits with banks are managed via diversification of bank deposits, and are only with major reputable financial institutions.

Movements on the loss allowance are as follows:

	As at 31 March 2021 $m	As at 31 March 2020 $m
At 1 April	(2.5)	(1.6)
Foreign exchange	—	0.1
Receivables written off as uncollectible	0.9	0.4
New provisions created	(0.5)	(1.4)

	(2.1)	(2.5)

Expected credit loss

31 March 2021

	Not past due	<30 days	31-60 days	60-90 days	90-120 days	120-180 days	180-360 days	>360 days	Total
Expected credit loss rate	0.2%	0.3%	0.4%	2.0%	4.2%	9.3%	50.0%	100%
Estimated gross carrying amount at default	20.6	5.9	2.4	1.3	0.9	0.6	0.7	1.2	33.6
Loss Allowance	(0.1)	(0.1)	—	(0.1)	(0.1)	(0.1)	(0.4)	(1.2)	(2.1)

31 March 2020

	Not past due	<30 days	31-60 days	60-90 days	90-120 days	120-180 days	180-360 days	>360 days	Total
Expected credit loss rate	0.6%	0.7%	1.5%	2.4%	4.2%	9.3%	43.9%	100%
Estimated gross carrying amount at default	22.0	5.0	2.4	1.0	1.3	0.8	0.7	1.7	34.9
Loss Allowance	(0.2)	(0.1)	—	—	(0.1)	(0.1)	(0.3)	(1.7)	(2.5)

15.	Trade and other payables

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Current
Trade payables	2.3	4.7
Other tax and social security costs	5.3	5.1
Accruals	12.3	11.6
Deferred income	38.5	35.0

	58.4	56.4

Trade and other payables are denominated in the following currencies:

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Sterling	14.2	10.4
US Dollars	26.6	26.0
Euro	8.9	11.8
Singapore Dollars	1.8	1.2
Other	6.9	7.0

	58.4	56.4

All trade and other payables are expected to be settled within 12 months of the year end date. The fair value of trade and other payables is the same as the carrying values shown above.

16.	Borrowings

Total borrowings comprise:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Term loans	326.8	314.3

Revolving credit facility	—	17.6

These obligations are presented in the Group’s Statement of Financial Position as follows:

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Included in current liabilities	—	17.6
Included in non-current liabilities	326.8	314.3

	326.8	331.9

Maturity profile of the group’s bank loans is as follows:

	Excluding capitalised fees	Capitalised Fees	Net Amount
	$m	$m	$m
In 1 year or less	—	(1.4)	(1.4)
In more than 1 year, but not more than 2 years	—	(1.4)	(1.4)
In more than 2 year, but not more than 5 years	320.5	(3.4)	317.1
In more than 5 years	—	—	—

31 March 2020	320.5	(6.2)	314.3

In 1 year or less	—	(1.5)	(1.5)
In more than 1 year, but not more than 2 years	—	(1.5)	(1.5)
In more than 2 year, but not more than 5 years	331.8	(2.0)	329.8
In more than 5 years	—	—	—

31 March 2021	331.8	(5.0)	326.8

The credit facilities are provided through a syndicate led by TPG Specialty Lending Europe I Advisors Ltd. The term loan facilities includes US dollar denominated loans totalling $170m, pounds sterling denominated loans totalling £35.2m and euro denominated loans totalling €96.9m. The repayment of the terms loans is due in September 2024. The revolving credit facilities comprise an available facility of $20,000,000. The loans are secured by fixed and floating charges over the shareholdings in the principal subsidiary undertakings as well as over the assets of the principal subsidiaries. The loans are subject to standard commercial loan covenants for which the group was fully in compliance throughout the year and to the date of this report.

The interest payable on the credit facilities is fixed in advance, for various time periods up to 3 months by reference to official market rates (e.g. LIBOR) plus a margin. The margin applicable to the term loans is 6.5% and margin applicable to the revolving credit facility is 3%. Under the terms of the Senior Credit Facility Agreement the official market rate used to calculate the rate of interest for the term loan interest period cannot be less than 0.5%. A commitment fee of 1.05% is payable on the portion of the revolving credit facility which is undrawn.

During the year ended 31 March 2021, the average interest rate charged on the bank loans was approximately 7% (2020: 8.10%). The total interest expense in the period on these borrowings, excluding amortisation of capitalised fees, was $23.8m (2020: $25.7m).

	Sterling loan	Euro Loan	USD loan		Total Loans	Borrowing cost	Total
	$m	$m	$m		$m	$m	$m
Balance 1 April 2019	45.9	104.5	170.0		320.4	(7.6)	312.8
New loans – cash	—	4.1	—		4.1	—	4.1
Borrowing costs for new loans-cash	—	—	—		—	(0.1)	(0.1)
Amortisation of borrowing cost-non-cash	—	—	—		—	1.4	1.4
Exchange differences	(2.2)	(1.8)	—		(4.0)	0.1	(3.9)

Balance 31 March 2020	43.7	106.8	170.0		320.5	(6.2)	314.3
Amortisation of borrowing cost-non-cash	—	—	—		—	1.5	1.5
Exchange differences	4.6	6.7	—		11.3	(0.3)	11.0

Balance 31 March 2021	48.3	113.5	170.0		331.8	(5.0)	326.8

Margin	6.5%	6.5%	6.	%
Base rate	LIBOR	EURIBOR	LIBOR

Revolving credit facility

	As at 31 March 2021 $m	As at 31 March 2020 $m
Available credit facility	20.0	20.0
Drawn amount	—	(17.6)
Amount available to be drawn	20.0	2.4

Movement revolving credit facility

Credit facility $m
Balance 1 April 2019	9.9
Drawings on credit facility – cash	14.4
Repayments on credit facility-cash	(6.4)
Exchange differences	(0.3)

Balance 31 March 2020	17.6
Repayments on credit facility-cash	(13.4)
Exchange differences	(4.2)

Balance 31 March 2021	—

17.	Provisions and long-term liabilities

Provisions

	Dilapidations liability	Restructure costs	Total costs
	$m	$m	$m
As cost at April 2019	0.1	0.1	0.2
Provided for during the year	—	—	—

As at 30 March 2020	0.1	0.1	0.2
Utilised for during the year	(0.1)	(0.1)	(0.2)

As at 30 March 2021	—	—	—

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Analysed as:
Current liabilities	—	0.1
Non-current liabilities	—	0.1

Long-term liabilities

The long-term liability for 31 March 2020 relates to deferred consideration for the Era acquisition which closed in October 2018.

$m
As at 1 April 2019	0.2
Provided for during the year	—

As at 30 March 2020	0.2
Utilised for during the year	(0.2)

As at 30 March 2021	—

18.	Deferred taxes

Deferred tax asset recognised

	Deferred tax in respect of losses recognized	Accelerated amortisation and depreciation	Other temporary differences	Total
	$m	$m	$m	$m
As at 1 April 2019	8.4	1.8	1.1	11.3
Recognised in the year
Adjustment in respect of prior periods	(1.5)	(1.1)	1.0	(1.6)
On temporary differences for the period	(1.5)	—	0.2	(1.3)
Acquisition of Expedient	—	—	0.1	0.1
Exchange differences	0.1	—	(0.3)	(0.2)

As at 31 March 2020	5.5	0.7	2.1	8.3
Recognised in the year
Adjustment in respect of prior periods	6.2	(0.1)	3.1	9.2
On timing differences for the period	(3.5)	0.5	(1.2)	(4.2)
Exchange differences	0.6	0.1	(0.5)	0.2

As at 31 March 2021	8.8	1.2	3.5	13.5

	As at 31 March2021	As at 31 March 2020
	$m	$m
Amount of deferred tax asset expected to be recovered within one year	7.9	4.2
Amount of deferred tax asset expected to be recovered in greater than one year	5.6	4.1

Deferred tax asset unrecognised

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Unrecognised deferred tax asset in respect of:
Trading losses	1.7	1.3
Non-trading losses	5.8	5.3
Capital losses	1.3	1.1
Other assets	5.7	2.3

	14.5	10.0

These deferred tax assets have not been recognised as the utilisation of the non-trading losses is restricted and the precise incidence of future profits in the relevant countries and legal entities cannot be predicted accurately at this time. The tax charge in future periods will be reduced by the utilisation of brought forward trading losses.

Deferred tax liability

Deferred tax liability is comprised of the following

	Intangible assets	Accelerated amortisation and depreciation	Other temporary differences	Total
	$m	$m	$m	$m
As at 1 April 2019	7.1	—	—	7.1
Acquisitions (note 10)	1.2	—	—	1.2
Released / charged to income	(4.0)	—	0.6	(3.4)
Exchange rates	(0.1)	—	—	(0.1)

As at 31 March 2020	4.2	—	0.6	4.8
Acquisitions (note 10)	0.2	—	—	0.2
Released to income	(2.5)	5.6	0.2	3.3
Exchange rates	0.3	—	—	0.3

As at 31 March 2021	2.2	5.6	0.8	8.6

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Amount of deferred tax liability expected to be crystalised within one year	1.8	3.2

19.	Current tax liability

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Current tax liability	—	0.1
Overseas tax liability	0.6	0.4

	0.6	0.5

20.	Called up share capital

	Number of shares (actual, not in millions)	Nominal value £m	Called up share capital (equity) $m
Issued, allotted, called up and fully paid:
A Ordinary shares of 1p each	60,093,051	0.6	0.8
B Ordinary shares of 0.1p each	1,334,983	—	—
C Ordinary shares of 0.1p each	6,429,777	—	—
A Preference shares of £1.00 each	38,355,558	38.4	—

31 March 2020		39.0	0.8

A Ordinary shares of 1p each	60,093,051	0.6	0.8
B Ordinary shares of 0.1p each	1,334,983	—	—
C Ordinary shares of 0.1p each	6,949,750	—	—
A Preference shares of £1.00 each	38,355,558	38.4	—

31 March 2021		39.0	0.8

During the year ended 31 March 2021, the Company issued 519,973 new C Ordinary shares of 0.1p to an employee of BluJay Group under the terms of the restricted share plan (see note 27). The C shares were issued at 7.2p per share and total proceeds received amounted to £36,918 (not in millions).

During the year ended 31 March 2020, the Company issued 180,723 new A Ordinary shares of 0.1p in connection with the acquisition of Expedient Software (see note 10) and 1,339,946 new C Ordinary shares of 0.1p under the terms of the restricted share plan. The A shares were issued at £8.39 per share and the C shares were issued at 7.1p per share, and total proceeds received amounted to £1,611,997. In addition, in accordance with the rules of the restricted share plan, a total of 382,766 A Ordinary shares, 1,574,595 B Ordinary shares and 758,720 C Ordinary shares were repurchased from former employees each at the original purchase price, for a total cost of £59,271 (not in millions) and subsequently cancelled.

Each A Ordinary share and each B Ordinary share are entitled to one vote in any circumstances, and rank pari passu with one another. Each C Ordinary share is entitled to one vote on resolutions other than resolutions on other C Ordinary shares. C Ordinary shares shall be treated on a pari passu basis as between each one of them.

Preference shares

Holders of A Preference shares shall be entitled to receive notice of, attend and speak at general meetings, but are not entitled to vote on resolutions. Holders of A Preference shares rank ahead of the ordinary shares on a return of capital.

A fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof accrues to the holders of the A Preference shares, compounding annually. See also note 22.

	As at 31 March 2021	As at 31 March 2020
	$m	$m
Current carrying value in presentation currency of which all is classified as a liability	83.5	68.7
Shares issued / (redeemed) in year / period:
Preference share liability component	—	—
Equity	—	—
Liability component and movement:
Preference share liability component at 1 April	68.7	64.2
Dividends accruing (non-cash)	7.2	7.6
Exchange differences	7.6	(3.1)

Preference share liability component at 31 March	83.5	68.7

21.	Reserves

The following describes the nature and purpose of each reserve within equity:

Reserve	Description
Share Capital	Nominal value of subscribed shares.

Share premium reserve	Amount subscribed for share capital in excess of nominal value.

Capital redemption reserve	A non-distributable reserve into which amounts are transferred following the redemption or purchase of own shares.

Foreign currency translation	Includes translation gains or losses on translation of Group’s subsidiaries from the functional currencies to the presentational currency.

Reserve	Description

Share based payment reserve	Reserve that arose from share based payment charges.

Retained earnings	All other net gains and losses and transactions with owners (e.g., dividends) not recognised elsewhere, including $92.9m of non-distributable reserves. The non-distributable reserve arose on the redemption of preference shares and repurchase of ordinary shares.

22.	Dividends

No ordinary dividends were declared in the years or periods presented.

Holders of A Preference shares are entitled to a fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof (see also note 21). Dividends of £5.5m ($7.2m) were accrued in the year to 31 March 2021 (2020: £6.1m ($7.6m)). These dividends have been recognised as a finance expense in the income statement.

23.	Related party transactions

Transactions with related parties

During the year, the group received advisory and support services from Francisco Partners for which a management charge of $0.7m (31 March 2020: $0.7m) was paid. At 31 March 2021, the Group owed Francisco partners $0.3m (2020: $0.2m).

Key management disclosures as well as director wages and salaries are in note 6.

24.	Financial commitments and contingencies

Total future minimum lease payments (not discounted) under non-cancellable lease rentals are payable as follows:

The Group has used practical expedients in respect of leases of less than 12 months duration and leases for low value items (i.e. below $5,000) and has excluded them from capitalisation under IFRS 16. The minimum lease payments for these leases are:

Land and buildings
$m
1 April 2019 (after IFRS 16)	0.2
Within 1 year	0.2
31 March 2020	0.2

Other assets primarily include computer hardware and photocopiers.

The minimum lease payments due within one year as at 31 March 2021 are less than $0.1m.

Contingent liabilities

The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking for the following subsidiaries:

BluJay Solutions Holdings Ltd (formerly Kewill Holdings Ltd)

BluJay Solutions Limited

Blackbay Ltd.

Grosvenor International Systems, Ltd.

The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking, BluJay Solutions Holding BV, in accordance with Article 403, 1f, Volume 2 of the Dutch Civil Code.

25.	Financial instruments

IFRS 13 requires the classification of financial instruments measured at fair value to be determined by reference to the source of inputs used to derive fair value. The fair values of all financial instruments in all periods are equal to their carrying value. The Group’s financial instruments comprise cash and liquid resources, along with various items such as trade receivables, trade payables, and accruals. The Group policy does not permit entering into speculative trading of financial instruments and this policy has continued to be applied throughout the year.

Financial instruments by category

Assets per statement of financial position

	31 March 2021
	Receivables at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Cash and cash equivalents	31.5	—	31.5
Trade receivables	31.7	—	31.7
Other receivables	5.3	—	5.3
Accrued income	1.9	—	1.9

	70.4	—	70.4

Liabilities per statement of financial position

	31 March 2021
	Liabilities at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Trade payables	2.2	—	2.2
Accruals	12.3	—	12.3
Other payables	5.3	—	5.3
Bank borrowings	331.8	—	331.8
Lease liabilities	9.3	—	9.3
Preference shares	83.5	—	83.5

	444.4	—	444.4

Assets per statement of financial position

	31 March 2020
	Receivables at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Cash and cash equivalents	29.1	—	29.1
Trade receivables	30.6	—	30.6
Other receivables	7.5	—	7.5
Accrued income	1.8	—	1.8

	69.0	—	69.0

Liabilities per statement of financial position

	31 March 2020
	Liabilities at amortised cost	Fair value through comprehensive income	Total
	$m	$m	$m
Trade payables	4.7	—	4.7
Accruals	11.6	—	11.6
Other payables	5.1	—	5.1
Bank borrowings	320.5	—	320.5
Credit facility drawn	17.6	—	17.6
Lease liabilities	11.0	—	11.0
Preference shares	68.7	—	68.7

	439.2	—	439.2

The currency profile of the cash and cash equivalents was:

	Group As at 31 March 2021	Group As at 31 March 2020
	$m	$m
Sterling	3.3	1.7
USD	15.3	5.7
Euro	4.0	15.9
Danish Kroner	0.9	1.1
Singapore Dollar	0.4	0.4
Chinese Yuan Renminbi	0.2	0.1
Japanese Yen	0.6	0.1
Indian Rupee	2.4	0.7
Other	4.4	3.4

Total cash at bank	31.5	29.1

Floating rate cash earns interest based on relevant national interest rates ranging from 0.1% to 0.8%.

Group Financial Risk Factors

The Group’s activities expose it to a wide variety of financial risks: liquidity risk, credit risk and market risk (including currency risk, fair value interest rate risk, cash flows interest rate risk). The Group monitors these risks primarily through cash flow forecasting and sensitivity analysis, with a central treasury function identifying and evaluating financial risks in close co-operation with the Group’s main operational functions. The Board agrees principles for overall risk management.

The use of simple financial derivatives is considered in order to hedge specific financial risk where cost effective to do so. The Group does not enter into, or trade, financial instruments, including derivative financial instruments, for speculative purposes.

Liquidity risk

This is the risk that the Group will have insufficient funds to meet its financial liabilities, including scheduled repayments of its borrowing facilities, as they fall due. As the Group is strongly cash generative, and, with a high level of recurring income, its liquidity risk is considered to be low. That said, the Group still remains highly alert to liquidity risk and centrally manages its cash. The objective is to provide efficient cash and tax management and cost effective core funding to operating businesses, and this is undertaken by central pooling of surplus funds via the use of intra-group loans. This process also ensures that there are sufficient funds available to meet the scheduled loan repayments, as well as the expected funding requirements of the Group operations and investment opportunities.

Cash flow forecasting is performed in the operating entities of the Group and aggregated by Group finance. Treasury monitors rolling forecasts of the Group’s liquidity requirements to ensure that it has sufficient cash to meet operational needs while maintaining sufficient headroom in its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities.

The table below sets out the contractual maturities (representing undiscounted contractual cash-flows) of loans, borrowings and other financial liabilities:

	31 March 2021
	Up to 3 months	Between 3 & 12 months	Between 1 & 5 years	More than 5 years	Total
	$m	$m	$m	$m	$m
Bank borrowings	—	—	331.8	—	331.8
—Interest	5.9	17.6	57.8	—	81.3
Total bank loans	5.9	17.6	389.6	—	413.1
Preference shares	83.5	—	—	—	83.5
Lease liabilities	0.3	3.1	6.8		10.2
Trade & other payables	58.6	—	—	—	58.6

	148.3	20.7	396.4	—	565.4

	31 March 2020
	Up to 3 months	Between 3 & 12 months	Between 1 & 5 years	More than 5 years	Total
	$m	$m	$m	$m	$m
Bank borrowings	—	—	320.4	—	320.4
—Interest	5.8	17.3	80.0	—	103.1
Total bank loans	5.8	17.3	400.4	—	423.5

Credit facility drawn	17.6	—	—	—	17.6
Preference shares	68.7	—	—	—	68.7
Lease liabilities	0.3	2.8	8.3	2.3	13.7
Trade & other payables	21.4	—	—	—	21.4

	113.8	20.1	408.7	2.3	544.9

Credit risk

Credit risk is managed on a Group basis, except for credit risk relating to accounts receivable balances. Each local entity is responsible for managing and analysing the credit risk of their new customers before standard payment and delivery terms and conditions are offered. Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as credit exposures to customers, including outstanding receivables. Treasury policies in place do not allow concentration of risk with individual counterparties and do not allow significant treasury exposures with counterparties which are rated below investment grade. Details on the methods, assumptions, and information used to estimate the expected credit loss are disclosed in note 14.

The Group does not have an individual customer with revenues totalling more than 10% of total revenues.

Market risks are inherent in the use of debt capital, interest rate cash flow risk for example, on top of which, in the course of its normal activities, the Group is routinely exposed to a variety of other financial risks. These are discussed further below.

Market risk

Currency risk

The Group’s currency risk is risk that arises on financial instruments that are denominated in a foreign currency other than the functional currency. The Group’s principal exposure to exchange rate fluctuations arises on the translation of diverse overseas net assets and results into a single presentation currency (currently US dollars) on consolidation. Overseas investments are not hedged, but the level of such balance sheet exposure will be regularly monitored to ensure this remains appropriate. Translation exposures on direct transactions, such as fund transfers between Group countries, will be managed by reviewing movements on exchange rates.

The Group’s borrowings are denominated in a mixture of US dollars, pounds sterling and euros. This matches closely the Group’s underlying cash generation, so mitigating significantly any economic currency risk on servicing the debt. However, given a US dollar presentation currency for the consolidated financial statements, the group may experience significant non-cash foreign exchange retranslation variances in the presentation of its debt going forwards.

Interest rate risk

The Group’s interest rate risk arises from US Dollar and non-US Dollar borrowings. During 2021 and 2020 the Group’s borrowings were denominated in United States Dollars, Sterling and Euros.

At 31 March 2021 each 0.1% increase in the relevant base above a 0.5% base would add approximately $0.3m to the total interest expense for the next twelve months (31 March 2020: $0.3m). The current Euro, USD and GBP base rates are significantly below the 0.5% base and would require relevant base rates increase of around 1.0%, 0.3% and 0.4% respectively before any additional interest charges were due.

The table below approximates the impact on the Group’s profit before tax of a +/- 10% exchange rate movement (of US dollars against the specified currency, with all other variables held constant) of the Group’s major non-USD trading currencies during the year.

	For the year ended 31 March 2021	For the year ended 31 March 2020
	$m	$m
Euro + / -	0.5	0.1
Pounds Sterling + / -	1.2	0.8

	1.7	0.9

Capital risk

The Group’s overall objective when managing capital and other financial risk is to safeguard its and the entities in the Group’s ability to continue as a going concern in order to provide returns to shareholders (investors) and benefits to other stakeholders. The overall strategy remains consistent over the fiscal years.

During the period, the Group financed its operations through a mixture of new equity and bank borrowings. At 31 March 2021, the capital structure of the Group primarily consisted of gross debt totalling $331.8m and equity attributable to equity holders totalling $84.3m (inclusive of preference shares). This equates to a gearing ratio of 80%.

The Group seeks to maintain an optimal level of bank borrowings as part of the long-term capital structure of the entity. The Group will review its capital structure regularly to consider the cost of capital and the risks associated with each class of capital.

26.	Deferred revenue

Deferred revenue movements related to invoicing and revenue recognition for the period are noted below. Based on the nature of BluJay’s business and when the performance obligations will be met, the ending deferred revenue will be recognized within one year from year-end.

$m
As at 1 April 2019	33.4
Amounts from acquisitions	0.4
Amounts invoiced	154.4
Revenue recognised	(152.6)
Foreign exchange	(0.6)

As at 31 March 2020	35.0
Amounts invoiced	158.4
Revenue recognised	(156.1)
Foreign exchange	1.2

As at 31 March 2021	38.5

Revenue recognised prior year deferred revenue in the current year was $35.3m (2020: $32.9m).

27.	Share based payments

The Group operates a restricted share plan (the “plan”) under which certain members of senior management are invited to purchase shares which are subject to the terms and conditions set out in the plan or related award documents. In accordance with IFRS2, purchases of shares under the plan are accounted for as equity-settled share-based payments.

Shares purchased under the plan are subject to vesting conditions, of the total number of shares in each award 50% are subject to exit-vesting conditions and the remaining 50% time-based vesting conditions. Exit vesting is a non-market performance condition. Exit vesting shares become vested upon a sale or listing of the Group provided the award holder remains an employee of the Group. This means that the length of the vesting period for exit vesting shares is dependent on achieving the non-market performance condition and should be accounted for as a grant with variable vesting period. In these circumstances the Company estimates at grant date whether (a) the employees will complete the requisite service period and (b) the non-market performance condition will be satisfied. At each reporting date the probability of exit is reassessed and when the event becomes probable a cumulative catch-up adjustment is posted. The time-based vesting shares are vested at the rate of 1/48 a month following the granting of the shares however all unvested time vesting shares will become vested on the sale of the Group. Accordingly, the time-vesting shares have been accounted for on the same basis as exit-vesting shares.

The fair value at grant date is independently determined using a probability-weighted expected returns methodology, which is an appropriate future-orientated approach when considering the fair value of options/ shares that have no intrinsic value at the time of issue. In this case the expected future returns were estimated by reference to the expected proceeds attributable to the underlying shares at exit, as provided by management, including adjustments for expected net debt, transaction costs and priority returns to other shareholders. This is then discounted into present value terms adopting an appropriate discount rate.

During the year an Award holder has subscribed for 519,973 shares (FY20: 1,339,946 shares) at a price of £0.071 per C Ordinary Share (FY20: £0.071). The fair value for the shares purchased have been determined as £0.84 per C Ordinary Share (FY20: Weighted Average £0.34 per C Ordinary Share). The difference between the price paid per share and the fair value per share is the cost per share to be used in determining the share-based payment charge.

An amount of $1.1m has been expensed during the year and includes the cumulative impact of re-assessing exit probability. There was no share-based payment charge expensed in FY20 because the amount was considered not material.

28.	Control

The ultimate controlling entity is Francisco Partners III L.P., of 1 Letterman Drive, Building C—Suite 410, San Francisco, CA 94109

29.	Subsequent event

On 4 May 2021, a subsidiary of the Group entered into a Stock Purchase Agreement to acquire Raven Logistics, Inc. for $15m cash. Raven is a leading logistics management company focused on rail transportation, offering a SaaS Rail TMS solution and managed services for the North American shipper market. Raven is expected to contribute $4.2M in revenue and $1m in EBITDA in FY22. Closing date is expected to be 1 July 2021.

On 27 May 2021 E2open Parent Holdings, Inc. (E2open) announced it will acquire BluJay Solutions with completion expect to take place during the calendar year third quarter of 2021, subject to regulatory approvals. This transaction will constitute a change of control under the Group’s existing facilities agreement. Under the terms of the acquisition documents E2open has agreed to provide funding for the Group including repaying outstanding amounts under the facilities agreement which will become due and payable on completion.

Consolidated Income Statement for the Year Ended March 31, 2019

(unaudited)

		Year ended March 31, 2019
	Note	$000
Continuing operations
Revenue	24	$161,459
Operating expenses		(138,738)

Operating profit		$22,721
Analysed as:
Operating profit before amortisation of intangibles, reorganisation costs and acquisition costs		47,873
Acquisition costs	1	(1,661)
Reorganisation costs	1	(2,813)
Amortisation of other intangibles	8	(20,678)

Operating profit		$22,721
Interest receivable on cash and short-term deposits		17
Finance costs	2	(32,844)

Loss before gain on equity investment and taxation		$(10,106)
Gain on equity investment	26	1,131

Loss before taxation	3	$(8,975)
Taxation	4	(5,626)

Loss for the year		$(14,601)

Consolidated Statement of Comprehensive Income for the Year Ended March 31, 2019

(unaudited)

Year ended March 31, 2019
$000
Loss for the year	$(14,601)
Other comprehensive income:
Currency translation differences	7,921

Total comprehensive loss for the year	$(6,680)

The accompanying accounting policies and notes form an integral part of the financial statements.

Consolidated Statement of Changes in Equity for the Year Ended March 31, 2019

(unaudited)

		Share Capital	Share Premium	Capital Redemption Reserve	Translation Reserve	Non-distributable retrained deficit	Retained deficit	Total
	Note
		$000
At April 1, 2018		$34,870	—	$98	$4,280	$(30,505)	$(150,937)	$(142,194)
Shares issued	21	8	538	—	—	—	—	546
Shares repurchased	21	(34,021)	—	92,666	3,727	(62,372)	—	—
Loss for the year		—	—	—	—	—	(14,601)	(14,601)
Transfer to capital redemption reserve		—	—	8	—	—	(8)	—
Reallocation in respect of preference share discount		—	—	—	—	—	—	0
Currency translation differences		—	—	—	7,921	—	—	7,921

Total comprehensive loss for the year		—	—	8	7,921	0	(14,609)	(6,680)

At March 31, 2019		$857	$538	$92,778	$15,928	$(92,877)	$(165,546)	$(148,328)

The accompanying accounting policies and notes form an integral part of the financial statements.

Consolidated Balance Sheet as at March 31, 2019

(unaudited)

		Year ended 2019
	Note	$000
Assets
Non-current assets
Goodwill	7	177,113
Other intangible assets	8	37,589
Property, plant and equipment	9	7,194
Deferred tax assets	13	11,349

		233,245
Current assets
Inventories	11	31
Trade and other receivables	12	46,169
Cash and cash equivalents	19	13,204

		59,404
Total assets		292,649

Liabilities
Current liabilities
Trade and other payables	14	(46,334)
Borrowings	17	(9,853)
Preference share liability	21	(64,176)
Current tax liabilities	15	(367)
Provisions	20	(95)

		(120,825)
Net current liabilities		(61,421)

Non-current liabilities
Borrowings	17	(312,778)
Deferred tax liabilities	16	(7,077)
Long term liabilities	20	(168)
Provisions	20	(129)

		(320,152)
Total liabilities		(440,977)

Net liabilities		(148,328)

Shareholders’ equity
Called up share capital	21	857
Share premium		538
Capital redemption reserve		92,772
Cumulative translation reserve		15,928
Non-distributable retained deficit	21	(92,877)
Retained (deficit)/earnings		(165,546)

Total shareholders’ equity		(148,328)

The accompanying accounting policies and notes form an integral part of the financial statements.

Consolidated Cash Flow Statement for the Year Ended March 31, 2019

(unaudited)

		Year ended March 31, 2019
	Note	$000
Cash flows from operating activities
Cash generated from operations		39,698
Interest paid		(26,436)
Income tax paid (net)		(5,538)

Net cash generated from operating activities		7,724

Cash flows from investing activities
Acquisition of CSF group	26	(9,340)
Acquisition of Grosvenor	26	(5,527)
Acquisition of Era	26	(1,278)
Purchase of property, plant and equipment		(3,989)
Expenditure on capitalised research and development costs	8	(7,652)

Net cash used in investing activities		(27,786)

Cash flows from financing activities
Net proceeds from issue of ordinary and preference shares	21	523
Repurchases of ordinary shares	21	31
New bank borrowings—gross proceeds received		15,015
Fees paid in respect of new bank borrowings		(413)
Drawings on revolving credit facility		25,744
Repayments of revolving credit facility		(15,290)

Net cash generated from/(used in) financing activities		25,610

Net increase/(decrease) in cash and cash equivalents		5,548
Cash and cash equivalents at the start of period		8,156
Effect of foreign exchange rate changes		(500)

Cash and cash equivalents at the end of period		13,204

Reconciliation of loss for the year to cash generated from operations

		Group Year ended March 31, 2019
		$000
Loss before taxation		(8,975)
Depreciation charges	9	2,837
Amortisation of other intangible assets	8	20,678
Amortisation of other arrangement fees		1,452
Gain on remeasure of fair value of equity investment		(1,131)
Non-cash foreign exchange differences		(3,410)
Interest receivable		(1,972)
Interest payable		33,366
(Increase)/decrease in trade and other receivables		5,828
Increase/(decrease) in trade and other payables and provisions		(8,975)

Cash generated from operations		39,698

The accompanying accounting policies and notes form an integral part of the financial statements.

Notes to the Financial Statements for the Year Ended March 31, 2019

(unaudited)

General information

The consolidated financial statements include BluJay Topco Limited and its subsidiaries (together referred to as the Company or Group). The Group’s principal activity is to provision software and associated services to give their customers insight, agility, and tools they need to better deliver customer service and streamline global supply chain execution.

Functional and presentation currency

These financial statements are presented in United States dollars.

Significant accounting policies

The significant accounting policies adopted in the preparation of these financial statements are set out below. These policies have been consistently applied to both years presented, unless otherwise stated.

a)	Basis of preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as adopted by the International accounting Standards Board (IASB). The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

The preparation of financial statements in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from those estimates. Significant estimates are used for, but not limited to: impairment of goodwill and investments, valuation of intangible assets, and recognition of deferred tax assets (see also below).

At the date of authorisation of these financial statements, the following new standards and interpretations which have not been applied in these financial statements were in issue but not yet effective:

•	IFRS 16 Leases

•	IFRIC Interpretation 23 Uncertainty over Income Tax Treatments

•	Amendments to IFRS 9: Prepayment features with negative compensation (issued 12 October 2017)

•	Amendments to IAS 19: Plan Amendment, Curtailment or Settlement (issued on 7 February 2018)

•	Amendments to IAS 28: Long-term Interests in Associates and Joint Ventures (issued 12 October 2017)

It is anticipated that there will be minimal impact on the financial statements from the adoption of these new and revised standards. The quantum of this impact is being assessed. IFRS 16 will bring operating leases onto the balance sheet, and result in a proportion of the rental expense being disclosed as interest. An indication of the quantum of the changes is provided by the disclosures in note 23.

Going concern

Going concern considerations are discussed in the Strategic and Directors’ reports.

After making enquiries, the Directors have a reasonable expectation that the Group have adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis of accounting in preparing the annual financial statements.

The Group meets its day-to-day working capital requirements using cash in hand and is expected to generate sufficient free cash flow going forwards to meet scheduled repayments of its borrowings as well as to meet other liabilities as they fall due.

The Group’s forecasts and projections, taking into account reasonably possible changes in trading performance show that the Group should be able to operate within the level of these current resources and borrowing facilities to cover its liabilities as they fall due. Therefore, the Directors continue to adopt the going concern basis of accounting in preparing the Annual Report and financial statements.

Consolidated net liabilities at 31 March 2019 amounted to $148.3m, which is mainly the result of the accounting treatment of the preference shares and their accrued dividends (see notes 21 and 27). The holders of the preference shares, Francisco Partners and Temasek, have confirmed that they will not seek to redeem these shares unless BluJay Topco Ltd has the ability to repay without impacting its ability to continue as a going concern (and for at least a minimum period of twelve months from the date of approval of these statutory financial statements).

b)	Consolidation policy and goodwill

The Group financial statements consolidate the financial statements of the Company and all of its subsidiary undertakings. The accounts of each company in the Group have been prepared to 31 March 2019. The results of subsidiary undertakings have been included from the date of acquisition or up to the date of disposal being the date control passes. All intra-group profits and trading are eliminated on consolidation.

The purchase method of accounting is used to account for the acquisitions of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments used and liabilities incurred or assumed at the date of exchange. Acquisition related costs are not included in the cost of acquisition, but charged to operating expenses as they are incurred. Any pre-existing equity interest in the entity acquired is remeasured to fair value at the date of obtaining control, with any resulting gain or loss recognised in profit or loss. Identifiable assets and liabilities and contingent liabilities assumed in a business combination are measured initially at the fair values at acquisition date. The excess of cost of acquisition over the fair value of the Group’s share of the identifiable net assets is recorded as goodwill. Any changes in the Group’s ownership interest subsequent to the date of obtaining control are recognised directly in equity, with no adjustment to goodwill.

Deferred consideration is measured at fair value. Deferred consideration payable in more than one year, forming part of the cost of acquisition, is discounted to a present value. The unwinding of this discount is shown as part of finance costs in the income statement. Any changes to the cost of an acquisition, including deferred consideration, resulting from events after the date of acquisition are recognised in profit or loss.

Goodwill is capitalised on the balance sheet and allocated to cash generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The carrying value of goodwill is cost less accumulated impairment losses.

c)	Segmental reporting

The Group has chosen not to publish segmental reporting information other than that required by the Companies Act.

d)	Intangible assets (other than goodwill)

Intangible assets are included at cost or fair value to the Group at the date of acquisition, assessed on an estimate of the present value of future cash flows projected to arise from the use of those intangible assets, less amounts written off representing impairment in value.

Amortisation is calculated to write off the cost of the intangible assets on a straight-line basis over their expected useful economic lives, for each individual asset, which for all intangible assets is currently between 3 and 5 years.

The Group’s intangible assets comprise intellectual property (principally comprising computer software acquired or developed for sale to customers), brand values and customer base (contractual customer relationships acquired in a business combination).

e)	Impairments

Impairment tests on the carrying value of goodwill and other assets subject to amortisation are undertaken if events or changes in circumstances indicate that the carrying value may not be recoverable. Goodwill is also tested for impairment at least annually. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that have been previously impaired are reviewed for possible reversal of the impairment at each reporting date.

f)	Property, plant and equipment and depreciation

Property, plant and equipment are stated at historical cost less depreciation and, when appropriate, provision for impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items. Depreciation is provided at rates calculated to write off the cost of fixed assets less estimated residual value on a straight-line basis over the expected useful economic lives of the assets concerned. The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

The annual rates used from date of purchase are:

Freehold land & buildings	4-5%
Leasehold improvements	10-20% (or the lease term if shorter)
Fixtures, fittings and equipment	33%

g)	Investments

Investments are included in the balance sheet at cost less amounts written off, representing impairment in value. Impairment charges are recorded if events or changes in circumstances indicate that the carrying value may not be recoverable and are charged to the income statement.

h) Inventory

Inventory is stated at the lower of cost and net realisable value after making allowance for slow-moving and obsolete inventory. Cost of finished goods is based on purchase price on a first in first out basis.

i)	Foreign currencies

Transactions in foreign currencies are translated into each company’s functional currency at the rate of exchange ruling on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into each company’s functional currency at the rates of exchange ruling at the balance sheet date. Other foreign exchange gains and losses are taken to the income statement in the year in which they arise.

For the purposes of presenting the consolidated financial statements, the results of foreign operations are translated into dollars, the Group’s presentation currency, at the monthly average exchange rate. The assets and liabilities are translated at rates of exchange ruling at the end of the financial year. Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising, if any, are recognised in other comprehensive income and accumulated in equity.

j)	Income recognition

(i)	Revenue from sale of goods and services

The Group adopted International Financial Reporting Standards (IFRS) 15, Revenue from Contracts with Customers (IFRS 15) on March 1, 2018. The Group has applied IFRS 15 using the cumulative effect method and therefore the comparative information has not been restated and continues to be reported under IAS 18 and IAS 11. The details of accounting policies under IAS 18 and IAS 11 are disclosed separately if they are different from those under IFRS 15 and the impact of changes is disclosed in Note 24.

Revenue is measured based on the consideration specified in a contract with a customer VAT and other sales-related taxes and are adjusted for variable considerations related to discounts. The Group recognises revenue when it transfers control over a product or service to a customer. The period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less. Therefore, as a practical expedient, the Group has not adjusted the promised amount of consideration for the effects of a significant financing component.

Transaction price includes but is not limited to, estimating variable consideration and measuring obligations for returns, refunds and other similar obligations. We have considered the following factors and determined that these do not have a significant impact of the transaction price: time value of money, non-cash considerations, allocation of transaction price including stand-alone selling price, and allocating discounts and variable considerations.

The Group does not have a service type warranty, therefore, it is not considered a separate performance obligation. Also, sale of the Group’s products do not have a significant financing component and payments are typically due within 30 days of satisfaction of the performance obligation.

The Group previously recognised commission fees payable related to the contracts as selling expenses when they were incurred. Under IFRS 15, the Group capitalises these commission fees as costs of obtaining a contract when they are incremental and – if they are expected to be recovered – it amortises them consistently with the pattern of revenue for the related contract. If the expected amortisation period is one year or less, then the commission fee is expensed when incurred. Total amount capitalised as a result of commissions is $2.1 million and balance remaining as of March 31, 2019 is $1.9 million.

In the Comparative period, revenue was measured at the fair value of the considerations received or receivable. Revenue from the sale of goods and services was recognised when the significant risks and reward of ownership had been transferred to the customer, recovery of consideration was probable, the associated costs and possible returns for be estimated reliably, there was not continuing management involvement with the goods and the amount of revenue could be measured reliably. Revenue from rendering services was recognised in proportion to the stage of completion of work performed at the reporting date.

(ii)	Nature of goods and services

The Group offers software licences, software-as-a-service (SaaS), logistics-as-a-service (LaaS), hardware, support / maintenance, installation, consultancy, training, hosting, network usage and support services related to these products. In accordance with IFRS 15, licence, customized software, professional services (including software installation and training), licence maintenance, and hardware are considered to be distinct; and network usage and support services are distinct goods and services that have the same pattern of transfer to the customer over time.

Software-as-a-Service (SaaS)

SaaS agreements cover a range of different software products and principally provide logistical solutions that connects the customer to suppliers and supply chain by providing customer access to the Group’s hosted software. These deliver a suite of standard software packages with a tailored professional service that integrates and optimises a solution. While majority of the sales are made directly by BluJay, it also has agreements with resellers to sell the Group’s products. Revenue from the SaaS arrangement is recognized over the term of the contract utilizing the output method. Revenue recognition over time is considered appropriate based on provisions of IFRS 15 paragraph 35 as the customer simultaneously receives and consumes the benefits provided by BluJay. In addition, for SaaS contract, customers also pay for network usage and access fees. Revenue from these services is recognized over the term of the contract. Contractual term for average SaaS agreement is approximately 3 years.

Logistics-as-a-Service (LaaS)

LaaS services provide end-to-end freight management solutions and are made up of several different components which collectively provide the desired service to the customer. The LaaS agreements first require SaaS to be provided. The terms of SaaS do not vary significantly when LaaS is also provided. Revenue from the LaaS arrangement is recognized over the term of the contract utilizing the output method.

License agreements give the customer the perpetual software license. Licensed software is includes various products and is and typically includes a maintenance agreement. While revenue for license sales is recognized at a point in time as the product is delivered, maintenance revenue is a stand ready to perform obligation and revenue is recognized over the term of the contract.

Professional Services SaaS, LaaS, and licensing agreements typically also include professional services. These services provide software implementation services including, implementation, configuration, training and other similar services to creates interfaces between BluJay’s software and customers systems. Revenue from these services is recognized over time using input method as professional services are being performed. Revenue recognition over time is considered appropriate based on provisions of IFRS 15 paragraph 35 as BluJay’s services do not create an asset with alternate use.

(iii)	Other income

Bank interest receivable is accrued on a time basis taking account of the principle outstanding and interest rate applicable. Dividend income from investments is recognised when the right to receive payment is established.

k)	Current and deferred tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in the income statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case the tax is also recognised in other comprehensive income or directly in equity, respectively.

The charge for current tax is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognised, using the liability method on an undiscounted basis, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements.

Deferred tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet date and are expected to apply when the related deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis

l)	Research and development expenditure

Expenditure on research activities related to the development of the Group’s products is recognised as an expense as it is incurred.

An internally-generated intangible asset arising from the Group’s product development is recognised only if all of the following conditions are met:

•	an asset is created that can be identified (such as software and new processes);

•	it is probable that the asset created will generate future economic benefits; and

•	the development cost of the asset can be measured reliably.

Amounts capitalised in response to this policy are presented in note 8.

m)	Pension costs

The Group operates a number of defined contribution pension schemes. The charge against the income statement is the amount of contributions payable to the pension schemes in respect of the accounting period.

n)	Operating and finance leases

Leases in which a significant proportion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease. All other leases are treated as finance leases.

o)	Provisions

Provisions for restructuring costs, legal claims and onerous contracts are recognised when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

p)	Financial instruments

Financial assets and financial liabilities are recorded in the Group’s balance sheet when the Group becomes a party to the contractual obligations of the instrument. Non-derivative financial instruments are recognised initially at fair value plus any directly attributable transaction costs. Income and expenditure arising on financial instruments is recognised on an accruals basis and taken to the income statement in the financial period in which it arises.

The Group’s financial assets comprise cash and cash equivalents or receivables.

The Group’s non-derivative financial liabilities comprise bank borrowings, trade payables, accruals, contingent consideration or onerous contractual obligations. All have fixed and determinable payments that are not quoted in an active market.

All financial assets and financial liabilities are included in current assets or current liabilities, as appropriate, except for those with maturities greater than 12 months after the balance sheet date, which are classified as non-current assets or liabilities.

(i)	Cash and cash equivalents

Cash is defined as cash in hand and on demand deposits. Cash equivalents are defined as short-term, highly liquid investments with original maturities of twelve months or less but which can be drawn in less than 3 months.

(ii)	Trade receivables and payables, including accruals

Trade receivables and payables do not carry any interest and are stated at their nominal value. Provision is made for estimated irrecoverable receivables.

(iii)	Bank borrowings

Bank loans are recorded at proceeds received, net of finance costs. Finance charges and issue costs are accounted for on the effective interest rate method to the income statement.

Borrowing costs are recognised in profit or loss in the period in which they are incurred, unless they are directly attributable to the acquisition or construction of an asset which necessarily takes a substantial period of time to get ready for its intended use. The Group has no such qualifying assets at the present time.

(iv)	Derivative financial instruments

Derivative financial instruments are held at fair value. Changes in the fair value of derivative financial instruments that do not qualify for hedge accounting are recognised in the income statement as they arise. At the present time, the Group does not have any derivative financial instruments that do qualify for hedge accounting.

(v)	Equity instruments

Equity instruments issued by the Company are recorded at proceeds received, net of direct issue costs. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities.

(q)	Preference shares

All preference shares in issue are compound instruments. The debt element of these financial instruments arises from the contingent settlement provisions which creates an unavoidable obligation to deliver cash or other financial assets to the holders on sale or listing of the entity at the sole discretion of the holder of these instruments. The equity element of these financial instruments arises as the holder of these financial instruments are entitled to a discretionary dividend over and above the fixed dividend which evidences an interest in the net assets of the group.

Critical accounting judgements and key sources of estimation uncertainty

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are addressed below.

Revenue recognition

The Group’s revenue recognition accounting policy is that “revenue is recognised when a contract exists, delivery has occurred and the fee is fixed or determinable and collectable”. However, the Group’s business includes the provision of software, in particular software licences and customised software, for which the asset provided is purely intangible. As a result, management often has to make judgements about cut-off; where to recognise the delivery of such intangible assets within projects and licences, as well as when to account for new revenue contracts.

Preference shares

In accordance with the Group’s accounting policy these financial instruments are deemed to be compound instruments. We have considered the fair value of the compound instrument as a whole and this is determined at the present value of the contractual cash flows, the instrument as a whole (i.e., including estimated discretionary dividends cash flows), discounted at a market rate for the instrument. We have estimated that the liability component is recognised at the full amount of the fair value of the instrument as there is the potential that a contingent settlement via a sale or list could occur in the foreseeable future. As such the fair value of the equity component is £nil, as the fair value of the liability component is equal to the full redemption value of the compound instrument as a whole.

In addition, these financial instruments are classified under current liabilities as there is no unconditional right to defer payment for 12 months or more and the change of control event is deemed to be outside the control of the BluJay group.

Key sources of estimation uncertainty

(i)	Impairment of goodwill

Determining whether goodwill is impaired requires an estimation of the value in use of the cash generating units to which goodwill can be allocated. The value in use calculation requires the Group to estimate the future cash flows expected to arise from the cash generating unit and a suitable discount rate in order to calculate present value.

The Group prepares a valuation based on expected performance going forward. The growth rate assumptions are in relation to periods covered by Board approved plans. Other key assumptions are the discount rate, where the Group uses its corporate weighted average cost of capital and the conversion to cash ratio of future profits.

It is impractical to disclose the extent of the possible effects of uncertainty in respect of a key assumption at the balance sheet date. It is possible that future outcomes that differ to the key assumptions could result in a material adjustment to the carrying value of the Group’s goodwill.

The carrying amount of goodwill at the balance sheet date was $177,113,000. Details regarding the goodwill carrying value and assumptions used in carrying out the impairment reviews are provided in note 7.

(ii)	Impairment of investments

The Group has also carried out an impairment review on the value of investments held by the Company. Where the investment is held in a company which has an ongoing trade, the value is derived by a value in use calculation of the cash generating units. This is done on a similar basis to that used in the impairment of goodwill calculation set out above and is therefore subject to the same judgement and estimations. Where the investment is held in a company which is no longer trading, the value is derived from the carrying value of the net assets on the balance sheet of the entity.

(iii)	Intangible assets

To determine the fair value of intangible assets in respect of intellectual property, brand values and customer relationships identified on the acquisition of businesses or subsidiaries, the Group uses various assumptions including the market royalty rates, estimated discount rates, expected levels of customer retention and profit margins relevant to the market in which the business operates. These assumptions have been applied in particular in respect of the purchase of CSF in April 2018, Grosvenor International Systems in August 2018, Era S.r.l. in October 2018, Blackbay in April 2017 and the LeanLogistics businesses acquired in June 2016 as well as a US business (trade and assets) acquired in the period ended 31 March 2015 and the Four Soft business acquired in the year ended 31 March 2014.

Recognition of capitalised development costs is dependent on assumptions of generating future economic benefits. Actual outcomes may differ.

Estimation of the useful economic lives of intangible assets is required for amortisation purposes, but again involves an assessment of uncertain future outcomes.

(iv)	Recognition of deferred tax asset

To determine the extent to which future taxable profits will be available against which temporary differences can be used the Group considers the current and forecast profitability of the relevant legal entity in the relevant country.

1.	Acquisition costs, reorganisation costs and other exceptional costs

Reorganisation costs of $2,813,000 in 2019 comprised costs of significant worldwide restructuring activity, both before and after the Blackbay, CSF, Grosvenor, and Era acquisitions, undertaken in order to streamline operations and invest in new and improved business processes. The costs include consultancy and other professional charges along with redundancy payments. There were acquisition costs of $1,661,000 recorded

2.	Finance costs

		Year ended 31 March 2019
	Note	$000
Interest payable on bank overdrafts and short term borrowings		26,470
Amortisation of capitalised fees		1,452
Preference share dividends	25	4,922

Finance costs		32,844

3.	Loss before taxation

		Year ended 31 March 2019
	Note	$000
Group loss before taxation is stated after charging/(crediting):
Staff costs	5	75,312
Total audit fees payable to the Company’s auditor (see below)		395
Total non-audit fees payable to the Company’s auditor (see below)		44
Depreciation of property, plant and equipment	9	2,837
Loss on disposal of property, plant and equipment		697
Amortisation of other intangible assets	8	20,678
Operating lease rentals - land and buildings		3,293
Operating lease rentals - other assets		272
Bad debt expense	12	2,091
Repair and maintenance expenditure on property, plant and equipment		899
Net foreign exchange (gains)/losses		(3,410)
Research & development
- total expenditure		15,110
- of which capitalised	8	7,652
Analysis of auditor’s remuneration:
- fees payable to the Company’s auditor for the audit of the Company’s accounts annual		100
- fees payable to the Company’s auditor for other services
* the audit of the Company’s subsidiaries		295

		395

* taxation services		—
book-keeping and payroll services		44

		44

Fees payable by the Company’s auditor for the audit of the Company’s annual accounts have been borne on its behalf by its subsidiary undertakings, BluJay Solutions Holdings Limited and BluJay Solutions Limited.

Fees payable to the Company’s auditor and their associates for non-audit services to the Company are not required to be disclosed because the consolidated financial statements are required to disclose such fees on a consolidated basis.

4a.	Taxation

Year ended 31 March 2019
$000
Current tax
Current income tax charge	3,704
Adjustments in respect of prior periods	79
Deferred tax
Origination and reversal of temporary differences	2,156
Adjustments in respect of prior periods	(215)
Change in future expected tax rates	(98)

Total taxation charge / (credit)	5,626

4b.	Reconciliation of tax

The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the Group as follows:

Year ended 31 March 2019
$000
Loss before tax	8,975
Tax on loss before tax at the weighted average rate for the Group of 20.87%	(1,876)
Factors affecting charge for the year
Adjustments to tax charge in respect of prior periods	(136)
Acquisition costs not deductible	269
Other expenses not deductible for tax purposes	917
Current year losses not recognised	776
Utilisation in year of previously unrecognised losses	(419)
Recognition of other assets	5,496
Impact on deferred tax of change in future expected tax rates	98
Withholding taxes paid and expensed	8
Effect of foreign exchange movements	51
Local rate differences from Group rate	442

Total taxation charge / (credit)	5,626

4c.	Factors affecting future tax charges

At the balance sheet date, the group had an unrecognised deferred tax asset in respect of losses of $11,609,000 available for offset against future profits (see note 13).

5.	Employees

The average monthly number of Group and Company employees, including executive Directors, during the period was as follows:

Year ended 31 March 2019
Number
Technical and sales	1,040
Administrative	105

Total employees	1,145

Staff costs during the period, including executive Directors

Year ended 31 March 2019
$000
Wages and salaries	65,150
Social security costs	7,738
Other pension costs	2,424

Total staff costs	75,312

Key management compensation

Year ended 31 March 2019
$000
Salaries and short-term employee benefits	3,817
Post-employment benefits	12

Total key management compensation	3,829

The key management compensation figures above include a total of 22 personnel, comprising directors and senior functional management.

Of the total emoluments above, an aggregate amount of $531,000 is attributable to the highest paid director, being wholly salary and short term employee benefits. $923,000 was paid to directors during the year for salaries and wages and $62,000 was paid for short-term employee benefits (consisting of social security costs and allowances). There was no share based payment charge in 2019.

6.	Pension scheme costs

The Group operates a number of defined contribution pension schemes in the United Kingdom and overseas. The total contributions payable in respect of these schemes amounted to $2,524,000.

7.	Goodwill

Movements during the year are summarised as follows:

Year ended 31 March 2019
$000
Group
Net book amount
At 1 April	169,035
Acquisition of CSF group (see note 26)	8,035
Acquisition of Grosvenor (see note 26)	3,680
Acquisition of Era group (see note 26)	1,128
Foreign exchange differences	(4,765)

At 31 March	177,113

The carrying amounts of goodwill by geography are as follows:

Year ended 31 March 2019
$000
Europe	56,722
Americas	105,409
Asia	14,982

177,113

Goodwill recognised at 1 April 2018 arose on either the acquisition of the Blackbay group in April 2017, the US TMS business in September 2014, the Four Soft software group in October 2013, the Kewill plc software group in July 2012, or the LeanLogistics software group in June 2016. The goodwill recognised in the year 31 March 2019 related to CSF, Grosvenor and Era. These acquisitions were recognised in Europe.

Goodwill arising from these business combinations has been allocated to groups of cash-generating units (or “CGUs”) based on the lowest level within the Group at which the goodwill is monitored for internal management purposes. The goodwill was tested for impairment at 31 March 2019 and will continue to be tested annually, or more frequently if there are indications that goodwill might be impaired. The recoverable amounts of the CGUs are determined from value in use calculations.

The key assumptions for the value in use calculations are those regarding the growth in future cash flows, driven by revenue growth, and discount rates. These calculations use pre-tax forecast cash flows derived from the most recent financial plan approved by management for the year ended 31 March 2020. All cash flows beyond March 2020 are extrapolated using a growth rate of 3%, through to March 2023, after which a growth rate of 0% is used in perpetuity thereafter. The discount rate used to discount the forecast cash flows for the CGUs ranges from 11% to 12.5% and is estimated by reference to the weighted average cost of capital and the degree of risk attached to an individual CGU.

The impairment tests performed show that the fair value of the un-impaired goodwill is in excess of its book value.

8. Other intangible assets

Movements during the period are summarised as follows:

	Year ended 31 March 2019
	Intellectual Property	Brand names	Customer relationships	Non-complete agreements	Capitalised Development costs	Total
	$m	$m	$m	$m	$m	$m
Cost At
1 April	94,315	12,142	45,557	9,190	4,003	165,207
Acquisition of CSF group	1,663	—	2,710	—	—	4,373
Acquisition of Grosvenor	260	—	2,208	—	—	2,468
Acquisition of Era	93	12	487	—	—	592
Capitalised in period	—	—	—	—	7,652	7,652
Foreign exchange	(3,701)	(500)	(1,477)	(104)	—	(5,782)

At 31 March	92,630	11,654	49,485	9,086	11,655	174,510

Amortisation
At 1 April	75,570	12,087	26,640	6,076	730	121,103
20,678Charge for the period	8,811	63	7,629	2,683	1,492	20,678
Foreign exchange	(3,289)	(496)	(980)	(96)	1	(4,860)

At 31 March	81,092	11,654	33,289	8,663	2,223	136,921

Net book value
31 March	11,538	0	16,196	423	9,432	37,589

All amortisation and impairment charges in the period are included in operating expenses in the income statement.

Details of the acquisition of the Blackbay, CSF, Grosvenor, and Era are provided in note 26. The Lean and Kewill brand names were deemed impaired following the BluJay rebranding, resulting in accelerated amortisation of $nil .

Capitalised development costs represent an internally-generated intangible asset arising from the Group’s product development, as recognised in accordance with the relevant accounting policy. During 2019, with new systems in place, BluJay was able to determine the amount of software to be capitalised in relation to product development.

9.	Property, plant and equipment

Movements during the period are summarised as follows:

Year ended 31 March 2019

	Leasehold improvements	Fixtures, fittings, equipment	Total
	$000	$000	$000
Group
Cost
At 1 April	957	15,057	16,014
Acquisitions	2	99	101
Additions	135	3,854	3,989
Disposals	—	(34)	(34)
Foreign exchange differences	(42)	(640)	(682)

At 31 March	1,052	18,336	19,388
Depreciation
At 1 April	374	9,529	9,903
Charge for the period	138	2,699	2,837
Disposals	—	(31)	(31)
Foreign exchange differences	(17)	(498)	(515)

At 31 March	495	11,699	12,194
Net book amount
At 31 March	557	6,637	7,194

Details of the acquisition of Blackbay, CSF, Grosvenor, and Era are provided in note 26. There were no assets acquired under finance leases at 31 March 2019.

10.	Investments

The full list of subsidiary undertakings of the Company as at 31 March 2019 is as follows:

Trading	Country of incorporation/ registration	% of equity and voting rights held at 31 March 2019
BluJay Solutions Ltd (formerly Kewill Ltd)	UK	100
BluJay Solutions Inc. (formerly Kewill Inc.)	USA	100
BluJay Solutions Inc. (formerly 7622317 Canada Inc.)	Canada	100
BluJay Solutions B.V. (formerly Kewill B.V.)	Netherlands	100
BluJay Solutions N.V. (formerly Kewill Belgium N.V.)	Belgium	100
BluJay Solutions GmbH (formerly Kewill GmbH)	Germany	100
BluJay Solutions A/S (formerly Kewill Nordics A/S)	Denmark	100
BluJay Solutions SA (formerly LeanLogistics Europe SA)	Spain	100
BluJay Solutions (India) Private Ltd (formerly Kewill India (Private) Ltd	India	100
BluJay Solutions Pte Ltd (formerly Kewill Pte Ltd)	Singapore	100
BluJay Solutions Ltd (formerly Kewill Ltd)	Hong Kong	100
BluJay Solutions Co. Limited (formerly Kewill Co. Limited )	China	100
BluJay Solutions K K (formerly Kewill K K)	Japan	100
BluJay Solutions Pty Ltd (formerly Kewill Pty Ltd)	Australia	100
BluJay Solutions (New Zealand) Limited (formerly Blackbay (New Zealand) Ltd )	New Zealand	100
BluJay Solutions (Australia) Pty Ltd (formerly Blackbay (Australia) Pty Ltd )	Australia	100

Trading	Country of incorporation/ registration	% of equity and voting rights held at 31 March 2019
Grosvenor International Systems Limited	UK	100
Era Systems S.r.l.	Italy	100
Non-trading / sub-holding companies
BluJay Solutions Group Holdings Ltd (formerly Kewill Group Holdings Ltd)	UK	100
BluJay Solutions Holdings Ltd (formerly Kewill Holdings Ltd)	UK	100
BluJay Solutions Holding B.V. (formerly Kewill Holding B.V.)	Netherlands	100
BluJay Solutions Nordics Holding B.V. (formerly Kewill Nordics Holding B.V.)	Netherlands	100
BluJay Solutions (Germany) Holdings GmbH	Germany	100
Blackbay Ltd	UK	100

The above companies operated principally in their countries of incorporation/registration and, apart from BluJay Solutions Co. Limited (formerly Kewill Co. Limited), have 31 March year ends.

The principal nature of business of trading subsidiary undertakings is the development and/or distribution of computer software and associated services. All of the above companies are included in the consolidation.

Apart from BluJay Solutions Group Holdings Ltd, which is owned directly, all shares in the other entities above are owned indirectly by subsidiary undertakings of BluJay Topco Ltd.

11.	Inventories

Year ended 31 March 2019
$000
Finished goods	31

12.	Trade and other receivables

Year ended 31 March 2019
$000
Trade receivables	34,823
Less: provision for impairment of receivables	(1,622)
Trade receivables—net	33,201
Other receivables	2,846
Prepayments and accrued income	10,122

46,169

Trade and other receivables are denominated in the following currencies:

Year ended 31 March 2019
$000
Sterling	6,396
US Dollars	22,704
Euro	8,290
Singapore Dollars	1,557
Other	7,222

46,169

Movements on the provision for impairment of trade receivables are as follows:

Year ended 31 March 2019
$000
At 1 April	(783)
Foreign exchange	32
Receivables written off as uncollectable	997
New provisions created	(1,868)

At 31 March	(1,622)

As of 31 March 2019 the Group had trade receivables of $15,448,000 that were past due but not impaired.

The ageing analysis of these trade receivables is as follows:

Year ended 31 March 2019
$000
Up to 3 months	12,932
3 to 6 months	1,826
Over 6 months	690

15,448

Impaired trade receivables are all past due and over 6 months old.

In determining the recoverability of trade and other receivables, the Group considers any change in the credit quality of the receivable from the date the credit was initially granted up to the reporting date. Concentrations of credit risk with respect to trade receivables are limited due to the Group’s customer base being large and unrelated. The credit risk is managed on a group basis through the Group’s credit risk management policies and procedures. The ongoing credit risk is managed through regular review of ageing analysis. Due to this, management believe there is no further material credit risk for doubtful receivables.

The Group does not hold any collateral as security. The credit risk in respect of cash balances held with banks and deposits with banks are managed via diversification of bank deposits, and are only with major reputable financial institutions.

Impairments of trade receivables are expensed as operating expenses. The fair value of receivables equates to their book value. The Group does not collect external credit ratings for customers but uses its own methods for determining credit worthiness.

Amounts receivable from subsidiary undertakings include $37.3m which is a £28.6m loan owed to the Company by its immediate subsidiary undertaking. This loan is repayable on demand and accrues interest at annually agreed rates which can vary between 0% and current market rates. A rate of 5.5% was charged for the period to 31 March 2019.

13a.	Deferred tax asset recognized

Year ended 31 March 2019
$000
As at 1 April	17,974
Recognised in the period: adjustment in respect of prior periods	215
on timing differences for the period	(6,293)
on change of future expected tax rates	(373)
Exchange differences	(174)

As at 31 March	11,349

The deferred tax asset can be analysed as:

Year ended 31 March 2019
$000
Deferred tax in respect of losses recognised	8,453
Accelerated amortisation and depreciation	1,815
Other short-term timing differences	1,081

11,349

Of the total Group deferred tax asset, approximately $1.1m is expected to be recovered within one year.

13b.	Deferred tax asset unrecognised

The Group also has an unrecognised deferred tax asset of $17,022,000 as follows:

Year ended 31 March 2019
$000
Unrecognised deferred tax asset in respect of trading losses	2,957
Unrecognised deferred tax asset in respect of non-trading	7,559
Unrecognised deferred tax asset in respect of capital losses	1,093
Unrecognised deferred tax asset in respect of other assets	5,413

17,022

These deferred tax assets have not been recognised as the precise incidence of future profits in the relevant countries and legal entities cannot be predicted accurately at this time. In particular, some of these losses are expected to expire before they can be utilised. The tax charge in future periods will be reduced by the utilisation of brought forward trading losses.

14.	Trade and other payables

Year ended 31 March 2019
$000
Trade payables	2,301
Other tax and social security costs	2,278
Accruals	8,378
Deferred income	33,377

46,334

Trade and other payables are denominated in the following

Year ended 31 March 2019
$000
Sterling	11,539
US Dollars	20,410
Euro	2,909
Singapore Dollars	1,657
Other	9,819

46,334

15.	Current tax liability

Year ended 31 March 2019
$000
Corporation tax liability	150
Overseas tax liability	217

367

16.	Deferred tax liability

The total deferred tax liability is made up as follows:

Year ended 31 March 2019
$000
At 1 April	9,862
Acquisitions (see note 26)	1,929
Released to income statement	(4,559)
Exchange differences	(155)

As at 31 March	7,077

The deferred tax liability relates wholly to the deferred tax on the acquisition of intangible assets. Of the total deferred tax liability, approximately $3.1m is expected to be utilised within one year.

17a.	Bank Borrowings

Group

Total borrowings comprise:

Year ended 31 March 2019
$000
Bank loans	312,778

These obligations are presented in the group’s balance sheet as follows:

Year ended 31 March 2019
$000
Included in current liabilities	(1,390)
included in non-current liabilities	314,168

312,778

The maturity profile of the group’s bank loans is as follows:

	Excluding capitalised fees	Capitalised fees	Total as presented
	$000	$000	$000
In one year or less	—	(1,390)	(1,390)
In more than one year, but not more than two years	—	(1,390)	(1,390)
In more than two years but not more than five years	—	(4,171)	(4,171)
In more than five years	320,410	(681)	319,729

	320,410	(7,632)	312,778

Refinance September 2017

The debt outstanding at 31 March 2017 was repaid in full in September 2017 through new debt finance raised.

The credit facilities are provided through a syndicate led by TPG Specialty Lending Europe I Advisors Ltd. The term loan facilities includes US dollar denominated loans totalling $170,000,000, pounds sterling denominated loans totalling £35,166,579 and euro denominated loans totalling €93,200,648. The repayment of the terms loans is due in September 2024. The new revolving credit facilities comprise an available facility of $20,000,000. The loans are secured by fixed and floating charges over the shareholdings in the principal subsidiary undertakings as well as over the assets of the principal subsidiaries. The loans are subject to standard commercial loan covenants for which the group was fully in compliance throughout the reporting period and to the date of this report.

Interest is payable on the credit facilities at a variable rate, payable at relevant base rates plus a further margin of up to 3%. Interest is payable on the term loans at a variable rate, payable at relevant base rates plus a further margin of up to 6.5%.

At 31 March 2019, $9.9m was drawn on the credit facility.

During the reporting period, the average interest rate charged on the bank loans was approximately 7.76%. The total interest expense in the period on these borrowings, excluding amortisation of capitalised fees, was $20,495,000.

17b.	Finance leases

At 31 March 2019 the Group did not have any minimum lease payments under finance leases.

18.	Derivative financial instruments

There were no derivative financial instruments at 31 March 2019.

Derivative financial instruments held at 1 April 2018 comprise a series of three interest rate cap arrangements entered into to protect the Company against the cash flow risk of potential future increases in the relevant base rates as applied to the current bank borrowings described above in note 17, one instrument each in US dollars, pounds sterling and euros.

The interest rate caps were purchased in July 2016, each instrument being a two year interest rate cap at 1.00% three month LIBOR and EURIBOR on 50% of the term loan balance then in place, by currency, as amortising going forwards until expiry 30 June 2018, for an aggregate total premium of $211,000. The notional principal of the caps at 31 March 2017 was equivalent to $111,411,612. During the period cash payments of $179,000 were received and fair value adjustments of $62,000 were credited to the income statement. At 31 March 2018 the fair value of the caps was $163,000.

The practical effect of the caps, combined with the relevant base rates floor in the new credit agreement, was that approximately 30% of the current term loan balances were fixed rate debt, and the Group was not exposed to base rate fluctuations on this proportion of the amortising term loan debt outstanding until the expiry of the caps on 30 June 2018.

Upon expiry, the interest rate cap arrangements were not renewed nor were new agreements entered into.

19.	Financial instruments

The Group’s financial instruments comprise cash and liquid resources, along with various items such as trade receivables, trade payables, accruals, contingent consideration and onerous contractual obligations. The Group policy does not permit entering into speculative trading of financial instruments and this policy has continued to be applied throughout the year.

The Directors consider that the carrying amount of financial assets and liabilities approximates to their fair value.

Financial assets

The Group’s financial assets at the year end are analysed as follows:

Year ended 31 March 2019
$000
Cash and cash equivalents	13,204
Trade receivables	33,201
Other receivables	10,122
Accrued income	2,846
59,373

The ageing of the Group’s trade receivables is shown in note 12.

In the Company balance sheet, amounts owed by subsidiary undertakings total $37.3m , all of which is denominated in sterling and which accrues interest at annually agreed rates which can vary between 0% and current market rates. A rate of 5.5% was charged for the period to 31 March 2019.

The interest rate profile of the Group’s cash and cash equivalents was:

	At 31 March 2019
	Currency	Total	Floating rate financial assets
		$000	$000
Cash at bank	Sterling	2,724	2,724
	US Dollar	3,539	3,539
	Euro	2,472	2,472
	Danish Kroner	1,298	1,298
	Singapore Dollar	621	621
	Chinese Yuan Renminbi	291	291
	Japanese Yen	57	57
	Indian Rupee	832	832
	Other	1,369	1,369

Total cash at bank		13,203	13,203

Short-term deposits	Euro	1	1

Total short term deposits		1	1

Total of cash and other cash deposits		13,204	13,204

Floating rate cash earns interest based on relevant national interest rates ranging from 0.1% to 0.8%. The Company accounts include $45,000 total cash at bank.

Financial liabilities

The Group’s financial liabilities at the year end are analysed as follows:

		Due in less than 1 year	Due in more than 1 year	Total
	Note	2019	2019	2019
		$000	$000	$000
Trade payables		2,301	—	2,301
Accruals		8,378	—	8,378
Borrowings	17a	312,778	—	312,778
Preference shares	21	64,176	—	64,176

		387,633	0	387,633

Capital risk management

During the period, the Group financed its operations through a mixture of new equity and bank borrowings. At 31 March 2019, the capital structure of the Group primarily consisted of gross debt totalling $320.4m (note 17) and equity attributable to equity holders of the Parent Company totalling $37.3m (inclusive of preference shares, see note 21). This equates to a gearing ratio of 68%.

The Group’s overall objective when managing capital and other financial risk is to safeguard its ability to continue as a going concern in order to provide returns to shareholders (investors) and benefits to other stakeholders. To this end the Group seeks to maintain an optimal level of bank borrowings as part of the long term capital structure of the entity. The Group will review its capital structure regularly to consider the cost of capital and the risks associated with each class of capital.

Market risks are inherent in the use of debt capital, interest rate cash flow risk for example, on top of which, in the course of its normal activities, the Group is routinely exposed to a variety of other financial risks. These are discussed further below.

Capital is primarily managed at individual entity level, with the overall objective being to foster a collectively strong capital base that will provide a stable level of return to Group shareholders (investors) and long term debt providers, as well as to promote overall investor and creditor confidence. As previously noted, an optimal level of debt forms part of the long term capital structure of the Group so as to facilitate and sustain the continuing development of the business.

Financial instruments and risk management

The main risks arising from the Group’s financial instruments are counterparty credit risk, liquidity risk, foreign currency risk and interest rate risk. The Group monitors these risks primarily through cash flow forecasting and sensitivity analysis, with a central treasury function identifying and evaluating financial risks in close co-operation with the Group’s main operational functions.

The use of simple financial derivatives is considered in order to hedge specific financial risk where cost effective to do so. The Group does not enter into, or trade, financial instruments, including derivative financial instruments, for speculative purposes.

Counterparty credit risk

This is the risk that a counterparty will be unable to pay amounts in full when due. Credit risks are associated with deposits with banks and receivables from customers. Exposure levels and credit limits applicable to each bank or customer are reviewed on a regular basis.

Liquidity risk

This is the risk that the Group will have insufficient funds to meet its financial liabilities, including scheduled repayments of its borrowing facilities, as they fall due. As the Group is strongly cash generative, and, with a high level of recurring income, its liquidity risk is considered to be low.

That said, the Group still remains highly alert to liquidity risk and centrally manages its cash. The objective is to provide efficient cash and tax management and cost effective core funding to operating businesses, and this is undertaken by central pooling of surplus funds via the use of intra-group loans. This process also ensures that there are sufficient funds available to meet the scheduled loan repayments, as well as the expected funding requirements of the Group operations and investment opportunities.

Foreign currency risk

The Group’s principal exposure to exchange rate fluctuations arises on the translation of diverse overseas net assets and results into a single presentation currency (currently US dollars) on consolidation. Overseas investments are not hedged, but the level of such balance sheet exposure will be regularly monitored to ensure this remains appropriate. Translation exposures on direct transactions, such as fund transfers between Group countries, will be managed by reviewing movements on exchange rates.

The table below approximates the impact on the Group’s profit before tax of a reasonably possible +/- 1% exchange rate movement (of US dollars against the specified currency, with all other variables held constant) of the Group’s major non-USD trading currencies during the year.

Year ended 31 March 2019
$000
Euro +/-	87
Pounds Sterling +/-	53

140

The Group’s borrowings are denominated in a mixture of US dollars, pounds sterling and euros. This matches closely the Group’s underlying cash generation, so mitigating significantly any economic currency risk on servicing the debt. However, given a US dollar presentation currency for the consolidated financial statements, the group may experience significant non-cash foreign exchange retranslation variances in the presentation of its debt going forwards.

Interest rate risk

The Group is exposed to interest rate fluctuations on its borrowings (as detailed in note 17), but will actively monitor this exposure going forwards with a view to putting in place interest rate swaps or caps where deemed beneficial. As an illustration, each 0.1% increase in the relevant base above a 0.5% base would add approximately $320,000 to the total interest expense for the next twelve months. The current Euro borrowing is significantly below the 0.5% base however and would require a relevant base rates increase of around 0.8% before any additional interest charges were due

Interest income is generated from cash and short term deposits held by the Group. The Group’s exposure to interest rate risk on surplus cash is currently minimal.

20.	Provisions

	Dilapidations liability	Restructure costs	Total
	$000	$000	$000
At 1 April 2018	158	279	437
Utilised during the year	(63)	(140)	(203)
Exchange differences	—	(10)	(10)

At 31 March 2019	95	129	224

The provisions are financial liabilities on which no interest is charged. The fair value of the financial liabilities approximate to their book value.

Year ended 31 March 2019
$000
Analysed as:
Current liabilities	95
Non current liabilities	129

224

The deferred consideration relates to the Era acquisition which closed in October 2018. The additional payments are highlighted in note 26.

21.	Called up share capital

		31 March 2019
	Number	£000
Issued, allotted, called up and fully paid:
A Ordinary shares of 1p each	60,295,094	603
B Ordinary shares of 0.1p each	2,909,578	3
C Ordinary shares of 0.1p each	5,848,551	6
A Preference shares of £1.00 each	38,355,558	38,356

		38,968

		$000
Current carrying value in presentation currency of which:		65,032

Preference share liability component on balance sheet		64,175
Equity		857
		65,032

Shares issued / (redeemed) in year:
Preference share liability component		—
Equity		8

Liability component
Dividends accruing (see note 27)		4,922
Exchange differences		(4,486)

Preference share liability component at 31 March		64,175

During the period the Company issued 6,090,081 new C Ordinary shares of 0.1p to Directors and employees of BluJay group companies. The shares were issued at 7.1p per share, which was considered to also be the current market value of the shares, and total proceeds received amounted to £432,395. In addition, a total of 642,784 A Ordinary shares and 241,530 C Ordinary shares were repurchased from former employees for a total of £23,577, also in line with the latest valuations, and subsequently cancelled.

The Group operates an equity settled share based compensation plan which is based on the management seniority. These shares are subject to vesting conditions, 50% of the shares have time based vesting conditions and the remaining 50% have exit based vesting conditions. The time based vested shares are vested at the rate of 1/48 a month following the granting of the shares and the time vesting of the shares ceases on a notice of cessation of employment. All unvested time vested shares and the exit based vested shares will become vested on the sale of the Group. The time vested shares will become fully vested the earlier of 25 March 2023 or a complete exit of the group.

21.	Called up share capital (continued)

Each A Ordinary share and each B Ordinary share are entitled to one vote in any circumstances, and rank pari passu with one another. Each C Ordinary share is entitled to one vote on resolutions other than C Ordinary shares. C Ordinary shares shall be treated on a pari passu basis as between each one of them.

Holders of A Preference shares shall be entitled to receive notice of, attend and speak at general meetings, but are not entitled to vote on resolutions. Holders of A Preference shares rank ahead of the ordinary shares on a return of capital.

A fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof accrues to the holders of the A Preference shares, compounding annually. See also note 27.

The Non-distributable reserve arose on the redemption of Preference shares and repurchase of Ordinary shares.

A redemption of preference shares resulted in a reduction in the carrying value of the equity component recognised.

22.	Related party transactions

The Company has not undertaken any trading transactions with either its subsidiaries or its parent. The Company has loans outstanding from to subsidiary undertakings which are subject to interest and upon which a loan rate of 5.5% has been applied for the period to 31 March 2019.

During the period, the group received advisory and support services from Francisco Partners for which a management charge of $705,000 was paid.

Amounts owing to or from subsidiaries are disclosed in the balance sheet and related notes. Investment in subsidiaries during the period is disclosed in note 10.

Key management disclosures are contained in note 5.

23.	Financial commitments

At 31 March 2019 the Group was committed to making the following minimum lease payments in respect of operating leases which fall due for settlement as follows:

	Year ended 31 March 2019
	Land and buildings	Other assets
	$000	$000
Within one year	3,412	371
In the second to fifth years inclusive	7,743	966
After five years	693	—

	11,848	1,337

Other assets primarily include computer hardware, cars and photocopiers.

24.	Revenue

The Group’s revenues split by geography are as follows:

	Year ended 31 March 2019
	Americas $000	APAC $000	EMEA $000	Total $000
License revenue	1,774	127	1,557	3,458
Services revenue	14,724	4,599	17,244	36,567
Maintenance revenue	9,984	3,666	14,648	28,298
LaaS	20,511	—	—	20,511
SaaS	40,980	2,351	29,207	72,538
Other	—	25	62	87

	87,973	10,768	62,718	161,459

25.	Deferred Revenue

Deferred revenue movements related to invoicing and revenue recognition for the period are noted below. Based on the nature of BluJay’s business and when the performance obligations will be met, the ending deferred revenue will be recognized within one year from year-end.

Ending balance, 1 April 2018	28,713
Amounts from acquisitions	1,564
Amounts invoiced	77,992
Revenue recognized	(73,872)
Foreign exchange	(1,020)

Ending balance, 31 March 2019	33,377

26.	Acquisitions Acquisition of CSF Solutions

On 10 April 2018, the BluJay group completed the acquisition of CSF Solutions by acquiring all 100% of the shares. CSF is a leading provider of customs and compliance solutions to the German market. With the acquisition, BluJay further solidifies its position as Germany’s leading custom solutions provider. Prior to the acquisition in April 2018, BluJay owned 33% of one of the CSF companies. The equity investment was remeasured on the date of acquisition and a gain of $1.1m was recognized. The gain increased goodwill related to the transaction.

Base cash consideration was €6m, for CSF IS, and €1,750k for two-thirds of CSF IC since BluJay already owned one-third of CSF IC. Both entities are based in Germany.

The acquisition was financed by drawing upon the BluJay group’s existing revolving credit facility, with no new term loan debt required.

The identifiable assets acquired and liabilities assumed upon acquisition are set out in the table below:

		Fair Value
	Note	$000
Amount settled in cash		10,330
Fair value of previously held equity investment in CSF		1,200

		11,530

Other intangible assets	8	4,373
Property, plant and equipment	9	12
Trade and other receivables—gross value		751
Trade and other payables		(1,297)
Deferred tax liabilities	16	(1,334)
Cash		990

Net assets acquired		3,495

Goodwill	7	8,035

Satisfied by:
Cash		10,330

Cash flow attributable to acquisition:
Cash consideration paid		10,330
Less: cash acquired		(990)

Net cash outflow arising upon acquisition		9,340

The fair value of the financial assets includes trade receivables with a gross contractual value of $194,000 which is also the best estimate of fair value.

The goodwill of $6,835 arising from the acquisition includes the value attributed to the workforce. There was also considered to be Acquisition-related costs for the acquisitions in FY19 amounted to $1,661,000 (note 1).

CSF would have contributed revenue $2.8m in revenue if it had been acquired at the beginning of 2019.

Acquisition of Grosvenor International Systems Ltd

On 1 August 2018, the BluJay group completed the acquisition of Grosvenor International Systems Ltd by purchasing 100% of the voting equity shares. Grosvenor’s pioneering customs duty management software helps importers and exporters throughout Britain and Europe drive efficiencies, improve cashflow and reduce costs.

Base cash consideration was £4.3m.

The acquisition was financed by with additional term debt as an accordion to the current facilitates. The identifiable assets acquired and liabilities assumed upon acquisition are set out in the table below:

		Fair Value
	Note	$000
Other intangible assets	8	2,468
Property, plant and equipment	9	55
Trade and other receivables—gross value		491
Trade and other payables		(555)
Deferred tax liabilities	16	(612)
Cash		1,333

Net assets acquired		3,180
Goodwill	7	3,680

Total consideration		6,860

Satisfied by:
Cash		6,860

Cash flow attributable to acquisition:
Cash consideration paid		6,860
Less: cash acquired		(1,333)

Net cash outflow arising upon acquisition		5,527

The fair value of the financial assets includes trade receivables with a gross contractual value of $409,000, which is also the best estimate of fair value.

The goodwill of $3,680,000 arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Grosvenor. This factor is reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.

Acquisition-related costs for the acquisitions in FY19 amounted to $1,661,000 (note 1).

Grosvenor would have contributed revenue $2.5m in revenue if it had been acquired at the beginning of 2019.

Acquisition of Era S.r.l.

On 1 October 2018, the BluJay group completed the acquisition of Era Systems S.r.l. by acquiring 100% of the voting shares. Era System is a young Italian based customs software provider with a 100% focus on the Italian market. It also has other solutions in its portfolio typically focused on the freight forwarder (freight management, terminal, accounting & billing). They are one of the few Italian customs software providers using recent technology (cloud based).

Base cash consideration was €1.7m, for which BluJay acquired a company based in Italy.

The acquisition was financed by drawing upon the BluJay group’s existing revolving credit facility, with no new term loan debt required. The identifiable assets acquired and liabilities assumed upon acquisition are set out in the table below:

		Fair Value
	Note	$000
Other intangible assets	8	592
Property, plant and equipment	9	34
Trade and other receivables—gross value		194
Trade and other payables		(90)
Deferred tax liabilities	16	(145)
Cash		259

Net assets acquired		844
Goodwill	7	1,128

Total consideration		1,972

Satisfied by:
Cash		1,972

Cash flow attributable to acquisition:
Cash consideration paid		1,537
Less: cash acquired		(259)

Net cash outflow arising upon acquisition		1,278

Additional consideration (12 months after closing)		174
Additional consideration (24 months after closing)		261

Total potential cash outflow		1,713

The fair value of the financial assets includes trade receivables with a gross contractual value of $166,000, which is also the best estimate of fair value.

The goodwill of $1,128,000 arising from the acquisition includes the value attributed to the workforce. There was also considered to be material value in the growth prospects of Era and its ability to foster new customer relationships. All these factors are reflected in the goodwill balance. None of the goodwill is expected to be deductible for tax purposes.

Acquisition-related costs for the acquisitions in FY19 amounted to $1,661,000 (note 1).

Era would have contributed revenue $2.5m in revenue if it had been acquired at the beginning of 2019.

27.	Dividends

No ordinary dividends were declared in the year ended 31 March 2019.

Holders of A Preference shares are entitled to a fixed, cumulative, preferential dividend at the rate of 10% per annum of the subscription price thereof (see also note 21). Dividends of £3,738,062 ($4,921,532) were accrued in the year to 31 March 2019 . These dividends have been recognised as a financial expense in the income statement.

28.	Share-based payments

The Company operates an unapproved share plan in which certain key directors or employees are invited to participate. The selected persons are able to subscribe for new C Ordinary shares in BluJay Topco Ltd at the higher of subscription par value or market price. Persons are not able to subscribe for shares at a discount to market value, nor are share options offered.

Market value is determined by engaging an external firm of suitably qualified valuers to undertake periodic share valuations. The valuations were based on establishing the enterprise value of the Company using generally accepted valuation methodologies including discounted cash flow analysis, comparable public company analysis and comparable acquisitions analysis. Cash was then added and debt deducted to determine the total equity value of the Company. The equity value was then allocated amongst the securities that comprise the capital structure of the Company using the Current Value Method, as described in the US standard AICPA Practice Aid entitled Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

On the basis of the valuations undertaken, the market value of the securities issued during the period was not higher than subscription par value. As a result, the expense to the income statement from these share-based payment arrangements was $nil in both the current and prior year.

Note 21 details the transactions during the period in A Ordinary, B Ordinary, and C Ordinary share capital, all of which related to the share plan.

28.	Contingent liabilities

The Group has given a guarantee declaring itself jointly and severally liable for the liabilities of its subsidiary undertaking, Grosvenor International Systems, Ltd. This guarantee under s479C of the Companies Act of 2006 allows Grosvenor International Systems, Ltd. to be exempt from audit requirements as permitted by s479A of the Companies Act of 2006.

29.	Ultimate controlling entity

The ultimate controlling entity is Francisco Partners III L.P., of 1 Letterman Drive, Building C - Suite 410, San Francisco, CA 94109.

30.	Subsequent Event

Subsequent to the end of the financial year 1,039,946 new C Ordinary shares of 0.1p have been issued to employees of BluJay group companies. The shares were issued at 7.1p per share, which was considered to also be the current market value of the shares, and total proceeds received amounted to £73,836. In addition, a total of 1,574,595 B Ordinary shares and 563,473 C Ordinary shares have been repurchased from a former employee for a total of £41,582, also in line with the Share Awarded Agreement, and subsequently cancelled.

ANNEX A

PRIVILEGED AND CONFIDENTIAL

EXECUTION VERSION

27 May 2021

THE INSTITUTIONAL SELLERS

THE MANAGEMENT SELLERS

THE NON-MANAGEMENT SELLERS

E2OPEN PARENT HOLDINGS, INC.

and

BLUJAY TOPCO LIMITED

SHARE PURCHASE DEED

related to

BLUJAY TOPCO LIMITED

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

THIS DEED is made on 27 May 2021.

BETWEEN

(1)	The several persons whose names and addresses are set out in Part 1 of Schedule 1 (the “Institutional Sellers”);

(2)	The several persons whose names and addresses are set out in Part 2 of Schedule 1 (the “Management Sellers”);

(3)	The several persons whose names and addresses are set out in Part 3 of Schedule 1 (the “Non-Management Sellers” and together with the Institutional Sellers and the Management Sellers, the “Sellers”);

(4)

E2OPEN PARENT HOLDINGS, INC., a corporation incorporated in the State of Delaware, whose principal office is at 9600 Great Hills Trail, Suite 300E Austin, TX, United States of America (the “Purchaser”); and

(5)

BLUJAY TOPCO LIMITED, a private limited liability company incorporated in England and Wales with registered number 08044932 and having its registered office at Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST (the “Company”).

WHEREAS

(A)	Each Seller holds the legal and beneficial title to such number of Shares as is set forth against its name in column 2 of Schedule 1.

(B)

Each Seller wishes to sell the legal and beneficial title to such Shares and the Purchaser wishes to acquire (or procure that a Purchaser Nominee acquires) the legal and beneficial title to such Shares subject to the terms of this Deed.

(C)

In connection with the transactions contemplated by this Deed, the Purchaser has entered into certain subscription agreements (the “Subscription Agreements”), dated as at the date hereof and in the Agreed Form, with certain investors party thereto (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Purchaser has agreed to issue and sell to the PIPE Investors in a private placement, the number of shares of Class A Common Stock (defined below) provided for in the applicable Subscription Agreement (collectively the “PIPE Shares”) in exchange for the purchase price set forth therein (the aggregate purchase price under the Subscription Agreements, the “PIPE Financing Amount”, and the equity financing under the Subscription Agreements, the “PIPE Financing”), on the terms and subject to the conditions set forth in the Subscription Agreements.

(D)

Certain stockholders of the Purchaser are entering into a voting and support agreement with the Sellers, in the Agreed Form, simultaneously with the execution of this Deed (each a “Support Agreement”), pursuant to which, among other things, such stockholders of the Purchaser have agreed to vote in favour of the transactions contemplated by this Deed.

(E)

The Company has become a party to this Deed for the purpose of Clauses 3.6, 5.6, 5.8, 5.11, 5.13, 7.3, 7.4, 7.5, 7.6, 7.11, 7.12, 7.20, 10.3, 13, 17, 18, 25 to 30. The Company shall have no liabilities or obligations whatsoever under or in connection with this Deed or any of the matters contemplated herein other than in relation to its obligations pursuant to such Clauses.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed, unless the context otherwise requires:

“A Ordinary Shares” means the 60,093,051 A ordinary shares of GBP 0.01 each in the capital of the Company;

“Additional Consideration” has the meaning given in Clause 3.1(b);

“Affiliate” means:

(a)	in respect of any person (other than the Temasek Seller):

(i)	any group undertaking of that person (but, in respect of the FP Sellers, shall exclude any investee or portfolio company of it or any of its Affiliates);

(ii)	any Fund of which that person is a general partner, trustee, nominee or manager;

(iii)	any general partner, limited partner, trustee, nominee or manager of, or holder of interests (whether directly or indirectly) in, that person;

(iv)	any Affiliate of any of the foregoing;

(v)	for the purposes of Clause 4 only, and in respect of any FP Seller only, an Institutional Director appointed by such FP Seller; and

(vi)

in respect of any Non-Institutional Seller, shall include any spouse, civil partner, co-habitee and/or lineal descendants by blood or adoption of that Non-Institutional Seller and any other person connected with that Non-Institutional Seller; and

(b)	in respect of the Temasek Seller only:

(i)	Temasek Holdings (Private) Limited;

(ii)	for the purposes of Clause 4 only, and in respect of the Temasek Seller only, an Institutional Director appointed by the Temasek Seller; and

(iii)

Temasek Holdings (Private) Limited’s direct and indirect wholly owned subsidiaries: (A) whose boards of directors or equivalent governing bodies comprise employees or nominees of Temasek Holdings (Private) Limited or Temasek Pte. Ltd. and/or wholly owned subsidiaries of Temasek Pte. Ltd.; and (B) whose principal activities are that of investment holding, financing and/or the provision of investment advisory and consultancy services; provided that, to the extent the Temasek Seller engages in a transaction which would be considered Leakage with an Affiliate in accordance with the definition of Affiliate for any Person other than the Temasek Seller, such transaction shall still be considered Leakage with respect to the Temasek Seller for all purposes hereunder, but in all cases, excluding any investee or portfolio company of the Temasek Seller or any of its Affiliates, and in all cases, excluding each Group Company;

“Agreed Form” means, in relation to a document, the form of that document which has been agreed in writing (including by e-mail) by or on behalf of the Institutional Sellers and the Purchaser to be the agreed form of such document, with such changes as the Institutional Sellers and the Purchaser may mutually agree in writing (including by e-mail) before Completion;

“Amended Certificate of Incorporation” means the amended and restated Certificate of Incorporation of the Purchaser in the Agreed Form to make such changes as are required by the transactions contemplated by this Deed, if any;

“Amended Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement of the Purchaser, in the Agreed Form, to be entered into between (among others) the Purchaser and the Institutional Sellers on Completion;

“Antitrust Condition” has the meaning given in Clause 5.1(a);

“Antitrust Laws” means all Laws governing the conduct of any person in relation to restrictive or other anti-competitive agreements or practices (including cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), abuse of dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers;

“Articles” means the articles of association of the Company as amended or restated from time to time;

“Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, stock exchange, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local;

“B Ordinary Shares” means the 1,334,983 B ordinary shares of GBP 0.001 each in the capital of the Company;

“Bank Pay-Off Amount” means the amount required to:

(a)

discharge all amounts owed by the Company and any Group Company at Completion (including all amounts of principal, interest, fees, expenses, prepayment costs and any break fees) under the Existing Facilities, together with any associated hedging arrangements; and

(b)	release all Encumbrances in relation to the Existing Facilities (inclusive of any prepayment costs);

“BEIS” has the meaning given in Clause 5.1(c);

“Break Fee” has the meaning given in Clause 5.13;

“Broader Staff Bonus” means the bonus to be paid prior to Completion to certain employees of the Group in respect of the 2021 financial year, of up to an aggregate amount (before deductions for Tax or otherwise) equal to USD 2,900,000;

“Business” means the business as carried on by the Group as at the date of this Deed;

“Business Day” means a day (other than a Saturday or Sunday) on which banks in the City of London and City of New York are open for ordinary banking business;

“C Ordinary Shares” means the 6,949,750 C ordinary shares of GBP 0.001 each in the capital of the Company;

“Certificate of Incorporation” means the Certificate of Incorporation of the Purchaser as in effect at the date of this Deed.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity;

“CFIUS Authorities” means the Defense Production Act of 1950 (50 U.S.C.§ 4565), and its implementing regulations located at 31 C.F.R. Parts 800-802;

“CFIUS Clearance” means either:

(a)	CFIUS has concluded that the Transaction is not a “Covered Real Estate Transaction” or otherwise a “Covered Transaction” and is not subject to review under the CFIUS Authorities;

(b)

CFIUS has issued a written notice that it has completed a review or investigation of the declaration or notice provided pursuant to the CFIUS Authorities with respect to the Transaction, and has concluded all action under the CFIUS Authorities;

(c)

in the event that the parties have filed a declaration, CFIUS has informed the parties that it is unable to conclude action under the CFIUS Authorities with respect to the Transaction on the basis of the declaration, but CFIUS has not requested that the parties file a written notice of the Transaction, and the thirty (30) day assessment period established by CFIUS for the review of the declaration shall have elapsed; or

(d)

if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the proposed action or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period;

“Claim” means any demand or claim made by the Purchaser against any of the Sellers, whether in contract or otherwise, under or in relation to or for any breach of any Transaction Document (other than the Management Warranty Deed or the Tax Deed which shall be subject to the limitations set out therein), including in respect of any of the Seller Warranties, save for any claims in respect of a breach of Clause 4.1;

“Class A Common Stock” means the Class A common stock, par value USD 0.0001 per share, of the Purchaser;

“Class B Non-Voting Common Stock” means the Class B common stock, par value USD 0.0001 per share, of the Purchaser;

“Commitment” means any condition, obligation, undertaking, undertaking in lieu of reference and/or modification, which may include any structural or behavioural commitment that relates in any manner whatsoever to any undertaking or business, activities or assets:

(a)	of any undertaking that is Controlled by the Purchaser or any member of the Purchaser Group or which is, with the Purchaser, under common Control; or

(b)	to be transferred to the Purchaser or another member of the Purchaser Group on or after Completion;

“Company” has the meaning given in Recital (5);

“Company’s Bank Account” means the bank account of the Company, details of which are set out in the Consideration Allocation Schedule;

“Company Qualified Plan” has the meaning given in Clause 7.2;

“Completion” means completion of the sale and purchase of the Shares in accordance with Clause 8;

“Completion Date” means the date on which Completion takes place;

“Completion Default” has the meaning given in Clause 8.5;

“Conditions” has the meaning given in Clause 5.1;

“Confidential Information” has the meaning given in Clause 13.1(a);

“Consideration” means the Ordinary Share Consideration and the Preference Share Consideration;

“Consideration Allocation Schedule” has the meaning given in Clause 6.1;

“Consideration Share Value” has the meaning given in Clause 3.3(a);

“Consideration Shares” has the meaning given in Clause 3.3(a);

“Constitutional Documents” means, with respect to an entity, its memorandum and articles of association, certificate of incorporation, by-laws, or equivalent constitutional documents;

“Consulting Payments” has the meaning given in Clause 4.8(c);

“Control” means the power to direct the management and policies of a person (directly or indirectly), whether through ownership of voting securities, by contract or otherwise (and the term “Controlled” shall be interpreted accordingly);

“Credit Agreement” means the credit agreement dated 4 February 2021 entered into between, among others, E2open Intermediate LLC, E2open LLC, as borrower and Goldman Sachs Bank USA, as administrative agent and collateral agent;

“D&O Insurance” has the meaning given in Clause 14.1;

“D&O Insurance Costs” means the costs and expenses (including the total premium) incurred by the Group in implementing the D&O Insurance pursuant to and in accordance with the terms of Clause 14.1 (the total amount of which, without changing the definition thereof, is set out in the Consideration Allocation Schedule);

“Data Room” means the virtual data room, hosted by Datasite under the name “Project Eagle” in connection with the Transaction as at 23:59 on 25 May 2021, and in respect of paragraph (k) of Schedule 3 only, as at 23:59 on 26 May;

“Debt Financing Agreements” has the meaning given in paragraph 2.1 of Schedule 4;

“Debt Security” means each of the security agreements, mortgages, collateral assignments, pledge agreements or other similar agreements delivered to the security agent under the Existing Facilities and each of the other agreements, instruments or documents that creates or purports to create a lien in favour of the security agent (for the benefit of the secured parties) and/or the secured parties under the Existing Facilities;

“Deed of Release” means one or more deeds of release in customary form (and any equivalent release document(s), notice(s) or form(s) required in applicable jurisdictions in customary form) pursuant to which all of the Debt Security shall be released on the Completion Date, subject to receipt by the relevant recipient(s) of the Bank Pay-Off Amount;

“Director Expenses” has the meaning given in Clause 4.8(b);

“Disclosed” has the meaning given in the Management Warranty Deed;

“Disclosed Exit Bonuses” means those Exit Bonuses, details and amounts of which are set out in the Consideration Allocation Schedule;

“Disclosed Transaction Costs” means those Transaction Costs, details and amounts of which are set out in the Consideration Allocation Schedule;

“Dispute” has the meaning given in Clause 29.3;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, debenture, pledge, lien, assignment, hypothecation, security interest (including any created by Law), title retention or other security agreement or arrangement, and any agreement, arrangement or obligation to grant or create any of the foregoing;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time (or any successor statute and related rules and regulations);

“Exchange Rate” means, with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by HSBC Bank plc as at the close of business in London as at such date;

“Existing Facilities” means:

(a)

the senior and super senior facilities agreement dated 11 August 2017 and entered into between, amongst others, BluJay Solutions Group Holdings Limited (as Parent) and TPG Specialty Lending Europe 1 Advisors, Ltd. (as the Agent and Security Agent), as amended, supplemented, novated and/or restated from time to time (the “SFA”); and

(b)	any Finance Documents (as defined in the SFA), including associated hedging agreements or ancillary agreements in respect of the above;

“Exit Bonuses” means the gross amount of any bonuses, incentives or commission to be paid or agreed to be paid or incurred or owing to any current or former employee or director (including a non-executive director) of any Group Company by any Group Company in connection with, or as a result of, the Transaction, together with any employer’s social security contributions, payroll, employment and similar Taxes thereon or in connection therewith for which a Group Company is or would be liable;

“FP Sellers” means Francisco Partners Parallel Fund III (Cayman), L.P. and Francisco Partners III (Cayman), L.P.;

“Fund” means any person, trust, or fund holding shares for investment purposes;

“GAAP” means U.S. generally accepted accounting principles, in effect from time to time;

“GAAS” means U.S. generally accepted auditing standards, in effect from time to time;

“Good Reason” means, in respect of any person who is employed or engaged by a Group Company or a member of the Purchaser Group (the “Employing Company”) (a) such person’s (i) resignation as a result of his or her serious physical disability, permanent ill health or permanent mental incapacity as certified by an independent medical practitioner of good standing, (ii) constructive dismissal from their Employing Company, or (iii) retirement from their Employing Company after the applicable statutory retirement age for such person concerned, or (b) if the board of directors of a Group Company or a member of the Purchaser Group, in its sole discretion, determines by valid action that such person is deemed to have resigned from the Employing Company for “Good Reason” for the purposes of this Deed, or (c) a materially detrimental change to such person’s position, duties, base salary or annual bonus opportunity that is not cured by the Group Company or member of the Purchaser Group within thirty (30) days of written notice regarding such change for such person;

“Group” means the Company and all of the subsidiary undertakings of the Company;

“Group Company” means any member of the Group and “Group Companies” means all of them;

“HSR Act” has the meaning given in Clause 5.1(a);

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Institutional Directors” means Deep Shah, Lizhi Tan, Martin Fichtner and Quentin Lathuille;

“Institutional Sellers” has the meaning given in Recital (1);

“Intellectual Property Rights” means all intellectual property rights worldwide, including rights in patents, utility models, trade marks, service marks, logos, getup, trade names, internet domain names, copyright (including rights in computer software), design rights, moral rights and contractual waivers of moral rights, database rights and rights in data, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation, in all cases whether registered or unregistered; all other forms of protection having a similar nature or effect anywhere in the world to any of the foregoing and applications for or registrations (or rights to apply for registration) of any of the foregoing rights;

“Investment Agreement” means the investment agreement dated 22 September 2017 between the Institutional Sellers, the Non-Institutional Sellers and the Company, as amended from time to time prior to the date hereof;

“Irrecoverable VAT” means any output VAT paid which is not recoverable as input tax by a person or the representative member of any VAT group of which it forms part;

“Known Leakage” means any Leakage which is, at least six (6) Business Days prior to Completion, agreed in writing between the Institutional Sellers and the Purchaser to be reflected in the calculation of the Ordinary Share Consideration payable at Completion;

“Law” or “Laws” means all applicable:

(a)

legislation, statutes, subordinate legislation, directives, regulations, instruments, by-laws or constitutional documents, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states or between states and the European Union or the United States, as appropriate, or other supranational bodies, rules of common law, customary law and equity, any applicable direction, statement of practice, policy, rule or order that is set out by an Authority that is binding on a party, and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time; and

(b)	binding judgments, orders, decrees, awards, rulings or decisions from any court, tribunal or arbitrator, whether temporary, preliminary or permanent;

“Leakage” has the meaning given in Clause 4.7;

“Leakage Claim” has the meaning given in Clause 4.2;

“Leakage Determination Date” has the meaning given in Clause 4.6;

“Leakage Payment Amount” has the meaning given in Clause 4.2;

“LLC Agreement” means the limited liability company agreement of E2open Holdings, LLC, a wholly owned subsidiary of the Purchaser, dated as of 4 February 2021, as the same may be amended from time to time;

“Lock-Up Agreement” means a lock-up agreement in the Agreed Form;

“Locked Box Accounts” means the unaudited management accounts of the Company for the period ended on the Locked Box Date, in the Agreed Form;

“Locked Box Date” means 31 December 2020;

“Longstop Date” means:

(a)	5.00 p.m. EST on the date that is six (6) months from the date hereof; or

(b)	unless otherwise agreed in writing between the Institutional Sellers and the Purchaser, if either:

(i)	the Antitrust Condition in Clause 5.1(a) shall not have been satisfied or waived; or

(ii)

the Condition set forth in Clause 5.1(f) shall not have been satisfied or waived (but only as a result of a binding judgment, order, decree, award, ruling or decision from any court, tribunal or commission under the Antitrust Laws), in each case, as at 5.00 p.m. EST on the date that is six (6) months from the date hereof and provided, except for the NSI Condition, all other Conditions to Completion shall have been satisfied or waived (or, in the case of Conditions that by their nature are to be satisfied at the Completion, shall be capable of being satisfied on such date), then the Longstop Date shall be extended to 5.00 p.m. EST on the date that is nine (9) months from the date hereof; or

(c)	such later time and date as may be agreed between the Institutional Sellers and the Purchaser, or otherwise extended pursuant to Clause 5.4(d);

“Losses” means all costs, losses, liabilities, damages, claims, demands, proceedings, expenses, penalties and properly incurred legal and other professional fees;

“Management Borrowers” means Andrew Kirkwood and Michael Hunt;

“Management Loan Repayment Amount” has the meaning given in Clause 3.5;

“Management Loans” means (a) the promissory note dated 28 June 2019 between Andrew Kirkwood (as borrower) and the Company (as lender) for a principal amount of GBP 151,172.21 (plus all accrued interest), a copy of which is contained in Document 1.7.2 of the Data Room; and (b) the promissory note dated 26 April 2019 between Michael Hunt (as borrower) and the Company (as lender) for a principal amount of GBP 61,530.16 (plus all accrued interest), a copy of which is contained in Document 1.7.1 of the Data Room;

“Management Sellers” has the meaning given in Recital (2);

“Management Warranty Deed” means the management warranty deed entered into on the date of this Deed between Andrew Kirkwood, Michael Hunt, Joy Burkholder Meier and the Purchaser;

“Master Consulting Services Agreement” means the master consulting services agreement between Francisco Partners Consulting LLC and the Company dated 3 May 2017;

“Material Completion Obligation” means:

(a)	in respect of the Sellers, those obligations set out in paragraphs 1(a), 1(b)(i), 1(b)(iii), 1(b)(iv), 1(c)(i)(B), 1(c)(i)(C) and 1(c)(ii)(A) of Schedule 2; and

(b)

in respect of the Purchaser, those obligations set out in paragraphs 2(a), 2(b), 2(c)(i)(A), 2(c)(i)(D) and 2(c)(ii) (provided that, in respect of paragraph 2(c)(ii) of Schedule 2, the Sellers have provided all information reasonably requested by the transfer agent in order to issue the Consideration Shares) of Schedule 2;

“Non-Institutional Sellers” means the Management Sellers and the Non-Management Sellers;

“Non-Institutional Sellers’ Representative” has the meaning given in Clause 15.1;

“Non-Management Sellers” has the meaning given in Recital (3);

“NSI Act” means the United Kingdom’s National Security and Investment Act 2021;

“NSI Condition” has the meaning given in Clause 5.1(c);

“NYSE” means the New York Stock Exchange;

“Ordinary Share Cash Consideration” has the meaning given in Clause 3.3(b);

“Ordinary Share Consideration” has the meaning given in Clause 3.1;

“Ordinary Shares” means the A Ordinary Shares, B Ordinary Shares and C Ordinary Shares;

“Pay-Off Letter” means the payoff letter to be provided by a lender (or agent on behalf of a lender) under the Existing Facilities, setting out the amount (including all ancillary amounts) required to be paid by a particular date under the relevant Existing Facilities to the relevant finance parties in order to discharge and repay that Existing Facilities in full on that date, in customary form reasonably agreed by the Purchaser and the Institutional Sellers;

“Paying Agent Account” means the paying agent account, details of which are set out in the Consideration Allocation Schedule;

“Permitted Leakage” has the meaning given in Clause 4.8;

“PIPE Financing” has the meaning given in Recital (C);

“PIPE Financing Amount” has the meaning given in Recital (C);

“PIPE Investors” has the meaning given in Recital (C);

“PIPE Shares” has the meaning given in Recital (C);

“Plan” means any benefit or compensation plan, including any share option, share purchase, restricted share, restricted share unit, share appreciation, phantom equity or other equity or equity based incentives, severance, separation pay, bonus, commissions, retention, stay bonuses, change in control or other transactions program, policy, agreement, contract or arrangement maintained, sponsored, contributed or required to be contributed to by any Group Company or with respect to which any Group Company has any current or contingent liability or obligation, excluding any schemes or arrangements mandated by a government entity outside of the United States;

“Preference Share Consideration” means the aggregate amount payable pursuant to the Articles to redeem and repay the amounts as credited as paid up on the Preference Shares together with all accrued dividends in respect of the Preference Shares up to and including the Completion Date (converted from GBP to USD at the Exchange Rate one (1) Business Day prior to the delivery of the Consideration Allocation Schedule pursuant to Clause 6.1);

“Preference Shares” means the 38,355,558 A preference shares of GBP 1.00 each in the capital of the Company;

“Preferred Stock” means the preferred stock, par value USD 0.0001 per share, of the Purchaser;

“President” has the meaning given to it in the definition of CFIUS Clearance;

“Proxy Statement” has the meaning given in Clause 7.11;

“Purchaser” has the meaning given in Recital (4);

“Purchaser Board” has the meaning given in paragraph 4.1 of Schedule 4;

“Purchaser Board Recommendation” has the meaning given in paragraph 4.1(b) of Schedule 4;

“Purchaser Claim” has the meaning given in Clause 11.9;

“Purchaser Financial Statements” has the meaning given in paragraph 5.4 of Schedule 4;

“Purchaser Financing Agreements” has the meaning given in paragraph 2.1 of Schedule 4;

“Purchaser Group” means the Purchaser and any subsidiary undertaking of the Purchaser, including, for the avoidance of doubt, the Group Companies from Completion;

“Purchaser Qualified Plan” has the meaning given in Clause 7.2;

“Purchaser SEC Documents” has the meaning given in paragraph 5.1 of Schedule 4;

“Purchaser Stock” has the meaning given in paragraph 3.1 of Schedule 4;

“Purchaser Stockholder Meeting” has the meaning given in Clause 7.15;

“Regulatory Conditions” has the meaning given in Clause 5.1(c);

“Relief” means any loss, allowance, credit, deduction, exemption or set off in respect of any Tax, or any repayment or refund of or saving of Tax;

“Representatives” means, in relation to any Seller and its Affiliates, their respective directors, officers, employees, agents, consultants and professional advisers and, in relation to the Purchaser, any member of the Purchaser Group and their respective directors, officers, employees, agents, consultants and professional advisers;

“Required Financial Statements” has the meaning given in Clause 7.3;

“Requisite Stockholder Approval” means (a) the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at a meeting of the Purchaser’s stockholders and entitled to vote thereon in favour of issuing the Consideration Shares and the PIPE Shares and (b) to the extent the Purchaser reasonably determines such amendment is required in order to implement the transactions contemplated by this Deed, the affirmative vote of a majority of the shares outstanding and entitled to vote thereon in favour of the Amended Certificate of Incorporation;

“Restricted Business” means the provision of logistics and global trade management software and services related to such software applications;

“Restricted Management Sellers” means each of Andrew Kirkwood, Joy Meier, Timothy Hinson, Christopher Timmer, Sian Hopwood, Scott Brown, Johnny Thogersen, Douglas Surrett, Sharon Plested, Patrick Maley, Michael Hunt, David Landau and Samuel Addeo;

“Restricted Management Seller” shall be construed accordingly;

“Restricted Period” has the meaning given in Clause 12.2;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended;

“Scheduled Completion Date” has the meaning given in Clause 8.4;

“SEC” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time (or any successor statute and related rules and regulations);

“Seller’s Nominee” has the meaning given in paragraph 2(c)(ii) of Schedule 2;

“Seller Warranties” means the warranties given by the Sellers as set out in Clause 10;

“Sellers” has the meaning given in Recital (3) and “Seller” shall be construed accordingly;

“Senior Employee” means each of Andrew Kirkwood (Chief Executive Officer of the Group), Michael Hunt (Chief Financial Officer of the Group) and any other employee, director or independent service provider or consultant of the Group whose gross base salary or compensation exceeds $200,000 (or local equivalent) per year;

“Shares” means the Ordinary Shares and the Preference Shares;

“Signing Form 8-K” has the meaning given in Clause 13.5;

“Signing Press Release” has the meaning given in Clause 13.5;

“Stockholder Approval Condition” has the meaning given in Clause 5.1(d);

“Stockholder Conditions” means the Stockholder Approval Condition and the Stockholder Listing Condition;

“Stockholder Listing Condition” has the meaning given in Clause 5.1(e);

“Subscription Agreement” has the meaning given in Recital (C);

“Support Agreements” has the meaning given in Recital (D);

“Surviving Provisions” means Clauses 1, 5.12, 5.13, 8.5(d), 13, 15, 18, 20 to 29.1 (inclusive);

“Tax” means:

(a)

all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation (including payment under the Corporation Tax (Instalment Payments) Regulations 1998) and all related withholdings or deductions of any nature (including, for the avoidance of doubt, PAYE and National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere); and

(b)	all related fines, penalties, charges and interest,

in each case, imposed, collected or assessed by, or payable to, a Tax Authority whether directly or primarily chargeable against, recoverable from or attributable to any of the Group Companies or another person (including as a transferee or successor, by contract, or otherwise by operation of Law) and regardless of whether any Group Company has, or may have, any right of reimbursement against any other person (and “Taxes” shall be construed accordingly);

“Tax Authority” means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to impose a liability for or to collect Tax;

“Tax Deed” means the deed relating to tax entered into on the date of this Deed between Andrew Kirkwood, Michael Hunt, Joy Burkholder Meier and the Purchaser;

“Temasek Seller” means Anderson Investments Pte. Ltd.;

“Trading Day” means a day on which the New York Stock Exchange is open for business (excluding any day during which trading of the Class A Common Stock has been suspended for more than ninety (90) minutes);

“Transaction” means the transactions contemplated by this Deed and/or the other Transaction Documents or any part thereof;

“Transaction Costs” means any professional fees, expenses or other disbursements paid or agreed to be paid or incurred or owing in connection with the Transaction by any Group Company or the potential initial public offering of shares of the Company (or one of its parent undertakings or subsidiary undertakings), in each case excluding VAT payable thereon other than Irrecoverable VAT;

“Transaction Documents” means this Deed, the Subscription Agreements, the Support Agreement, the Management Warranty Deed, the Amended Investor Rights Agreement, the Tax Deed, the Lock-Up Agreements, any document in the Agreed Form and any other document to be delivered on Completion (as set out in Schedule 2);

“Transfer Taxes” means all transfer, real estate transfer, stamp duty, stamp duty reserve, documentary, notarial, registration and other similar Taxes;

“VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2996/112); and (c) or any other similar tax, whether chargeable in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere;

“VWAP” means, for any Trading Day, the volume-weighted average price per share of the Class A Common Stock as reported by Bloomberg L.P. in respect of the period from 9:30 am to 4:00 pm, New York City time on such Trading Day;

“W&I Insurer” means Ambridge Europe Limited; and

“Working Hours” means 9:30 am to 5:30 pm on a Business Day.

1.2	In this Deed, unless the context otherwise requires:

(a)

references to an “undertaking” and “group undertaking” shall be construed in accordance with section 1161 of the United Kingdom Companies Act 2006 and references to “subsidiary undertaking” and “parent undertaking” shall be construed in accordance with section 1162 of the United Kingdom Companies Act 2006, save that an undertaking shall be treated as an undertaking whether or not formed or incorporated in the United Kingdom and for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of: (i) its nominee; or (ii) another person (or its nominee) by way of security or in connection with the taking of security;

(b)

every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification made after the date of this Deed shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(c)

references to Clauses and Schedules are references to clauses of and schedules to this Deed, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Deed include the Schedules;

(d)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(e)	references to a “party” means a party to this Deed (or with respect to the Company, the applicable clauses hereof) and includes its successors in title, personal representatives and permitted assigns;

(f)

references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(g)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(h)	references to “sterling”, “pounds sterling”, “GBP” or “£” are references to the lawful currency from time to time of the United Kingdom;

(i)	references to “dollars”, “USD”, “US$” or “$” are references to the lawful currency from time to time of the United States of America;

(j)

for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate at the relevant date;

(k)	references to times of the day are to London time unless otherwise stated;

(l)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(m)

references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(n)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(o)

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation; and

(p)	a procuring obligation:

(i)

subject to Clause 1.2(p)(ii) below, where used in the context of a Seller, means that such Seller undertakes to exercise its voting rights and use such powers as are available to it from time to time in its capacity as a shareholder of the Company and/or as appointor of any directors of any Group Company that are appointed by such Seller and/or its Affiliates from time to time (subject to such directors’ fiduciary obligations), to ensure compliance with that obligation; and

(ii)

where used in the context of a Management Seller in respect of Schedule 3 only, means that such Management Seller undertakes to take such action as is available to him or her within the scope of his or her authority as an employee, officer or manager of any Group Company and, to the extent relevant and he or she is lawfully able to do so (including without acting or voting in a manner inconsistent with his or her fiduciary duties), a director or officer of any Group Company, to procure (to the foregoing extent) the relevant matter.

1.3	The headings and sub-headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

1.4	Each of the Schedules to this Deed shall form part of this Deed.

1.5	References to this Deed include this Deed as amended or varied in accordance with its terms.

1.6

All warranties, indemnities, covenants, agreements and obligations given or entered into by more than one Seller under this Deed are given or entered into severally and not jointly nor jointly and severally and accordingly the liability of each Seller in respect of any breach of any such obligation, undertaking or liability shall extend only to any loss or damage arising from its own breach.

2.	SALE OF SHARES

2.1

On the terms set out in this Deed, each Seller shall sell with full title guarantee and free from all Encumbrances and the Purchaser shall purchase (or procure that a Purchaser Nominee purchases) the legal and beneficial title to the Shares set forth against that Seller’s name in column 2 of Schedule 1 with effect from Completion, together with all rights attaching to such Shares as at Completion (including all dividends, yields and distributions declared, paid or made in respect of such Shares after the Completion Date).

2.2

Each of the Sellers irrevocably waives any and all rights and restrictions in respect of the Shares that may have been conferred on it under the Articles, the Investment Agreement or otherwise, including any right of pre-emption, redemption, first refusal or other restriction on transfer in respect of the Shares.

3.	CONSIDERATION

3.1	The aggregate purchase price for the sale of all of the Ordinary Shares under this Deed (the “Ordinary Share Consideration”) shall be the sum of:

(a)	USD 1,187,621,793; plus

(b)

an amount of additional consideration calculated on the basis of USD 63,000 multiplied by the number of days elapsed from (and including) the Locked Box Date up to (and excluding) the Completion Date (the “Additional Consideration”); plus

(c)	the Management Loan Repayment Amount; minus

(d)	the Preference Share Consideration; minus

(e)	the Known Leakage (if any); minus

(f)	an amount equal to the Disclosed Transaction Costs; minus

(g)	an amount equal to the Disclosed Exit Bonuses; minus

(h)	an amount equal to the D&O Insurance Costs; minus

(i)	an amount equal to the Director Expenses; minus

(j)	an amount equal to the Consulting Payments.

3.2	The aggregate purchase price for the sale of all of the Preference Shares under this Deed shall be the Preference Share Consideration.

3.3	At Completion, the Consideration shall be satisfied as follows:

(a)

subject to Clause 7.8, the issuance of 72,383,299 shares of Class A Common Stock in book-entry form by the Purchaser (or its transfer agent acting on its behalf) to the Sellers (or to a Seller’s Nominee) as set out in the Consideration Allocation Schedule and in accordance with Schedule 2 hereof, in each case, free from Encumbrances (other than as set forth herein, restrictions on the transfer of Class A Common Stock as set forth in the Amended Investor Rights Agreement or under any relevant requirements of, NYSE, the Securities Act or the Exchange Act), the aggregate value of which, for the purposes of this Deed, is agreed to be USD 730,854,170 (the “Consideration Shares” and the aggregate value of such Consideration Shares, the “Consideration Share Value”);

(b)	the payment in cash by the Purchaser to the Paying Agent Account of the Preference Share Consideration; and

(c)	the payment in cash by the Purchaser to the Paying Agent Account of an aggregate amount equal to the sum of the following (the “Ordinary Share Cash Consideration”):

(i)	the Ordinary Share Consideration; minus

(ii)	the Consideration Share Value,

and such issuance and payment shall be an absolute discharge to the Purchaser who shall not be concerned with the subsequent application of the amount of Preference Share Consideration and Ordinary Share Cash Consideration so paid or the allocation of the Consideration Shares so issued.

3.4

At Completion, the Purchaser shall procure payment by or on behalf of the relevant Group Company of the Bank Pay-Off Amount in accordance with the Pay-Off Letter to the providers of finance under the Existing Facilities.

3.5

Each Management Borrower acknowledges and agrees that: (a) the outstanding sums owed by him at Completion under his Management Loan shall be repayable at Completion in accordance with its terms (as amended from time to time) and that such amounts shall be converted from GBP into USD at the Exchange Rate on the Business Day prior to the delivery of the Consideration Allocation Schedule pursuant to Clause 6.1 (in respect of each Management Borrower, such amount being the “Management Loan Repayment Amount” and aggregate amount being the Management Loan Repayment Amounts); and (b) his Management Loan Repayment Amount shall be deducted from that part of the Ordinary Share Cash Consideration paid to him for his Shares in full and final settlement of his Management Loan. Immediately following Completion and subject to the Paying Agent receiving the Ordinary Share Cash Consideration pursuant to Clause 3.3(c), each Management Borrower directs the Paying Agent to deduct from the payment of that Management Borrower’s portion of the Ordinary Share Cash Consideration received by the Paying Agent pursuant to Clause 3.3(c) and to transfer (as agent for and on behalf of that Management Borrower) to the Company’s Bank Account, an amount equal to the Management Loan Repayment Amount of such Management Borrower on account of the obligation of such Management Borrower to repay such amount under its Management Loan.

3.6

The Company irrevocably agrees that all rights of any kind (past, present or future), obligations and liabilities of each Management Borrower and all claims under, pursuant to or arising (directly or indirectly) out of the repayment of the Management Loans in USD pursuant to Clause 3.5, shall be released with effect from Completion whether arising before or on the Completion Date upon such repayment in accordance with Clause 3.5.

3.7

As soon as practicable following Completion, the Purchaser shall procure, to the extent not paid prior to the Completion Date, the payment by the relevant Group Company to each relevant payee of the Disclosed Transaction Costs plus any VAT chargeable thereon to the extent not already included within Disclosed Transaction Costs (such VAT (or amount in respect of VAT) to be paid to the relevant payee if the payee is the person required to account to the relevant Tax Authority for the VAT or otherwise such VAT to be paid direct to the relevant Tax Authority in the event that the reverse charge applies).

3.8

The Purchaser shall procure the payment by the relevant Group Company of an amount equal to the Disclosed Exit Bonuses, after deduction of any payroll and social security contributions (including any PAYE and employee National Insurance Contributions in the United Kingdom) thereon, and any applicable employer’s social security contributions (in each case, which shall be paid to the relevant Tax Authority) as set out in the Consideration Allocation Schedule to the persons entitled to such amounts through Group payroll by (i) no later than the first regularly scheduled payroll following Completion; or (i) if the first regularly scheduled payroll following Completion occurs within ten (10) Business Days of Completion, by no later than the second regularly scheduled payroll following Completion, and, in each case, in accordance with the existing payroll practices of the relevant Group Company following Completion (and procure that the relevant Group Company pays any employer National Insurance Contributions, payroll, employment and similar Taxes to the relevant Tax Authority in accordance with applicable Law).

3.9

Where any payment is made by a Seller in satisfaction of a liability arising under this Deed it shall, to the extent possible, be treated as a reduction of that part of the Consideration paid to such Seller in respect of its Shares.

3.10

Each Seller irrevocably agrees that the Consideration will be allocated in accordance with article 62.3 of the Articles and shall be apportioned among the Sellers in accordance with the Consideration Allocation Schedule but the Purchaser shall not be concerned with, or have any liability whatsoever with respect to, such apportionment or for any failure by any person to apportion such sum among the Sellers in accordance herewith.

4.	LEAKAGE

4.1	Each Seller severally:

(a)

warrants to the Purchaser (in respect of itself and its Affiliates only) that, during the period from (and including) the Locked Box Date up to (and including) the date of this Deed, neither that Seller nor any of its Affiliates has received or benefited from any Leakage from any Group Company; and

(b)

irrevocably undertakes to the Purchaser that there shall be no Leakage to, or for the benefit of, such Seller nor any of its Affiliates from any Group Company from the date of this Deed up to (and including) the Completion Date.

4.2

Subject to Completion occurring, in the event of a breach of Clause 4.1 by any Seller (or its Affiliates), each Seller severally (but not jointly nor jointly or severally) undertakes to pay to the Purchaser, within ten (10) Business Days from receipt of written demand for payment by the Purchaser, on a dollar for dollar basis, an amount in cash equal to the aggregate amount of such Leakage received by such Seller or any of its Affiliates or from which such Seller or its Affiliates has benefitted (save for any Known Leakage allocated to such Seller, as set out in the Consideration Allocation Schedule, and deducted from the Ordinary Share Consideration at Completion) (the “Leakage Payment Amount”), provided that any claim to be made by the Purchaser pursuant to this Clause 4.2 (a “Leakage Claim”), must be made in writing to the relevant Seller(s) within six (6) months following the Completion Date and the Sellers shall cease to be under any liability to the Purchaser or any other person in respect of all and any such Leakage Claims not notified to the relevant Sellers within such time period. Any such notice in writing shall set out, where calculable and on a without prejudice basis, the Purchaser’s calculation of the Leakage Payment Amount and such other information as is relevant to the claim at the time and in the possession or under the control of the Purchaser, provided always that failure to provide such details shall not invalidate such notice or prejudice the Purchaser’s right to claim under this Clause 4, except only to the extent that the liability of a Seller is increased as a result of such failure.

4.3

The aggregate liability of a Seller pursuant to this Clause 4 shall in no event exceed the aggregate amount of the Leakage received, or deemed to be received pursuant to Clause 4.5, by that Seller or any of its Affiliates (or from which that Seller and any of its Affiliates has benefited or deemed to have benefitted pursuant to Clause 4.5).

4.4

For the avoidance of doubt, the Purchaser acknowledges and agrees that the only remedy available to it for breach of the provisions of Clause 4.1 is contained in Clause 4.2. The liability of the Sellers, for any Leakage Claim notified under Clause 4.2, shall (if it has not been previously satisfied, settled or withdrawn), cease six (6) months after the date on which such Leakage Claim was notified in writing to the relevant Seller(s) unless court proceedings have been started in respect of the subject matter of the claim by such time and the proceedings have not been withdrawn or terminated and for the purposes of this Clause 4.4, court proceedings shall not be deemed to have been started unless a statement of claim is both issued and validly served on the relevant Seller(s).

4.5

In respect of any Leakage pursuant to Clauses 4.7(h), 4.7(j) or 4.7(k), each Seller shall be deemed, for the purposes of this Clause 4, to have received or benefitted from its proportion of such Leakage based on the proportions set out in column 3 of Schedule 1.

4.6

If any Leakage Payment Amount is notified by the Purchaser to the relevant Seller(s) and either: (a) agreed; (b) not disputed by the relevant Seller(s) within ten (10) Business Days from receipt of written demand for payment by the Purchaser; or (c) disputed by the relevant Seller(s) and subsequently determined by a court of competent jurisdiction (following a maximum of one appeal) (“Finally Determined”) under Clause 4.4, and payment of such Leakage Payment Amount has not made by the relevant Seller within twenty-five (25) Business Days of such agreement or determination (the “Leakage Determination Date”), unless otherwise agreed with that Seller, the Purchaser shall within twenty (20) Business Days cancel such number of Consideration Shares as are held by such Seller as equals:

x	=	a
b

where

“x” means the number of Consideration Shares to be cancelled;

“a” means an amount equal to the Leakage Payment Amount as agreed or Finally Determined in respect of the relevant Seller; and

“b” means the VWAP for the five (5) Trading Day period ending one (1) Trading Day prior to the Leakage Determination Date.

The relevant Seller(s) shall cooperate reasonably with the Purchaser and the transfer agent of the Purchaser (in each case, acting reasonably) to the extent necessary to effect the cancelation of any such Consideration Shares.

4.7	“Leakage” means the following (with the exception of Permitted Leakage):

(a)

the declaration, making or payment of any dividend or any distribution of capital, income or profit (whether in cash or kind) or bonus share issue by a Group Company to or for the benefit of any Seller or any of its Affiliates;

(b)

any payments made, accrued or assumed (or future benefits granted) (whether in cash or in kind) by any Group Company to or for the benefit of any Seller or any of its Affiliates in respect of any share or loan capital (including any interest, coupon or fixed entitlement thereon) or other class or type of securities of any Group Company held by any Seller or any of its Affiliates being issued, redeemed, purchased or repaid, or any other return of capital by any Group Company (which, for the avoidance of doubt, includes the payment or prepayment of any amount of principal or interest on any such share or loan capital or other securities);

(c)

the making of any payment by a Group Company, or the sale, purchase, transfer, surrender or disposal by a Group Company of any asset or right, to or for the benefit of, or from any Seller or any of its Affiliates;

(d)

the entry into by any Group Company of any guarantee, security, surety or indemnity of any kind relating to the obligation of any Seller or any of its Affiliates or the assumption, incurrence, indemnification, the increase or discharge by any Group Company of any liability of any Seller or any of its Affiliates;

(e)	the creation of any Encumbrance over any of the assets or securities of any Group Company in favour, or for the benefit, of any Seller or any of its Affiliates;

(f)

the forgiveness, release, deferral, discount or waiver (whether in whole or in part) of any amount, right, benefit, obligation, debt or claim owed, in favour of or due to any Group Company by any Seller or any of its Affiliates;

(g)

any emoluments (including bonuses), consultant, advisory, management, shareholder, directors’ payments or fees (including any monitoring fees and any Institutional Directors’ bonus or other compensation) paid by any Group Company to or for the benefit of any Seller or any of its Affiliates;

(h)	the payment or incurrence by a Group Company of any Exit Bonuses or Transaction Costs;

(i)	any agreement to do or give effect any of the things in Clauses 4.7(a) to 4.7(h) above which takes effect on the Locked Box Date or any date thereafter;

(j)

the payment of any fees or costs to or on behalf of any Seller or any of its Affiliates which are or were incurred by any Group Company as a result of the matters set out in sub-paragraphs 4.7(a) to 4.7(i) (inclusive) above; and

(k)

without double counting, in respect of any matter referred to in Clauses 4.7(a) to 4.7(j) any Tax accrued or becoming payable (or any Tax which would have accrued or become payable but for the use of a Relief) by a Group Company excluding any VAT (other than any Irrecoverable VAT).

4.8	“Permitted Leakage” means any of the following made by any Group Company:

(a)

any payment in respect of salaries, pension contributions, performance or other bonuses or other reimbursements, benefits or expenses due to any Management Sellers or any of their respective Affiliates in the ordinary course of business in accordance with past practice by virtue of their employment and not arising in connection with the sale of Shares, together with any employer social security contributions and other equivalent Taxes thereon (which for the avoidance of doubt does not include any Exit Bonus, other than any Disclosed Exit Bonus, or any other bonus in an aggregate amount in excess of the Broader Staff Bonus);

(b)

any payments made in respect of directors’ out-of-pocket expenses to any Institutional Director and in the total amount set out in the Consideration Allocation Schedule together with any employer social security contributions and other equivalent Taxes thereon (the “Director Expenses”);

(c)

any consultant, advisory, management, shareholder, directors’ payments or fees (including any monitoring fees and any Institutional Directors’ bonus or other compensation) paid by any Group Company to or for the benefit of any Seller or any of its Affiliates in accordance with, and as required by the terms of, the Master Consulting Services Agreement or in connection with the termination of the Master Consulting Services Agreement and in the total amount as set out in the Consideration Allocation Schedule, together with (x) in the case of payments or fees to a consultant, adviser or shareholder any VAT thereon, or (y) in the case of payments to a director any employer social security contributions and other equivalent Taxes thereon (the “Consulting Payments”);

(d)	any payment made by or on behalf of any Group Company to the extent that specific provision, reserve or allowance has been specifically and identifiably made for it in the Locked Box Accounts;

(e)

the provision of ordinary course services to any portfolio company of any Institutional Seller or any of its Affiliates on arm’s length terms and in the ordinary course of business, provided that such arrangements have been Disclosed prior to (i) the date hereof in respect of such arrangements entered into prior to the date hereof, or (ii) Completion, in respect of such arrangements entered into on or following the date hereof;

(f)	any payment expressly and specifically required by the terms of any Transaction Document;

(g)	any accrual of dividends in respect of the Preference Shares to the extent included in the calculation of the Preference Share Consideration;

(h)	anything undertaken at the written request, or with the prior written consent, of any member of the Purchaser Group expressly acknowledged to constitute Permitted Leakage;

(i)	any Disclosed Transaction Costs;

(j)

any liability assumed by a Group Company (other than a liability to pay Transaction Costs) pursuant to an engagement letter with a professional advisor in connection with the Transaction or the procedure related to the potential initial public offering of shares of the Company (or one of its parent undertakings or subsidiary undertakings), in each case as Disclosed in the Data Room, and provided that if any such liability results in an actual payment of fees, costs, disbursements or expenses to such professional provider, such payment shall not be deemed to be Permitted Leakage unless such payment is a Disclosed Transaction Cost;

(k)

any forgiveness, release, or waiver of any amount, right, benefit, obligation, debt or claim owed or due to the Company by the Management Borrowers as a result of the outstanding sums owed at Completion under the Management Loans being converted from GBP to USD and paid to the Company in USD pursuant to Clause 3.5; and

(l)	any Disclosed Exit Bonuses; and

(m)	the D&O Insurance Costs.

5.	CONDITIONS

5.1	Completion shall be subject to:

(a)

all waiting periods applicable to the consummation of the transactions contemplated by this Deed (including for the avoidance of doubt the receipt by the Institutional Sellers of Consideration Shares) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Purchaser, on the one hand, and the Federal Trade Commission or the Department of Justice, on the other hand, pursuant to which parties have agreed not to consummate the Transaction for any period of time (the “Antitrust Condition”);

(b)

written confirmation from the New Zealand Overseas Investment Office or the relevant New Zealand Government Minister that a direction order has been issued allowing the Transaction, pursuant to the Overseas Investment Act 2005 (New Zealand) to the extent required by Law;

(c)

if the NSI Act commences prior to Completion and the Transaction (or any part of it) becomes subject to a requirement thereunder to notify the UK Secretary of State for Business, Energy and Industrial Strategy (“BEIS”) and obtain the approval of BEIS prior to Completion, written confirmation from BEIS approving the Transaction pursuant to the NSI Act (the “NSI Condition” and together with the confirmation referred to in Clause 5.1(b), the “Regulatory Conditions”);

(d)	the Requisite Stockholder Approval having been obtained (the “Stockholder Approval Condition”);

(e)	the shares of Class A Common Stock to be issued as Consideration Shares having been approved for listing on the NYSE, subject to official notice of issuance (the “Stockholder Listing Condition”); and

(f)	there being no Law of any Authority enjoining or preventing the sale and purchase of the Shares under this Deed or the transactions contemplated hereby,

(together, the “Conditions”).

5.2

The Conditions (other than the Stockholder Listing Condition) are not capable of being waived. The Institutional Sellers may, to such extent as they think fit and are legally entitled to do so, jointly waive the Stockholder Listing Condition, in whole or in part, by written notice to the Purchaser.

5.3

Each party shall be responsible for its own costs arising out of or in connection with obtaining the CFIUS Clearance in connection with the Transaction, provided that the Temasek Seller shall be responsible for the payment of any filing fees required, and the fees of its counsel, in connection with obtaining the CFIUS Clearance in connection with the Transaction.

5.4	Subject to Clauses 5.6 and 5.9, the:

(a)

Purchaser the Institutional Sellers and the Management Sellers shall each use all reasonable endeavours to ensure the satisfaction of the Antitrust Condition and the Regulatory Conditions and that the CFIUS Clearance is obtained, including but not limited to working together in good faith to make and send all filings and notifications to CFIUS in relation to the CFIUS Clearance as promptly as practicable after the date hereof and responding promptly to any follow-up queries or requests from CFIUS (provided for the avoidance of doubt that obtaining CFIUS Clearance shall not be deemed to be a Condition, and the decision as to whether to file a notice or a declaration with respect to obtaining the CFIUS Clearance shall be in the sole discretion of the Temasek Seller; provided, that, to the extent the Temasek Seller elects not to, or does not, file the CFIUS Clearance, the Purchaser shall have no obligations with respect to the CFIUS Clearance); and

(b)

Purchaser shall use all reasonable endeavours and take all steps necessary to ensure the satisfaction of the Stockholder Conditions and the Institutional Sellers and the Management Sellers shall reasonably cooperate with the Purchaser in connection therewith, in each case in accordance with the provisions set forth in this Deed, in each case, as soon as practicable and, in any event, no later than:

(c)	the Longstop Date; or

(d)

such later time and date as may be agreed in writing by the Institutional Sellers and the Purchaser and, provided that, if the NSI Act comes into force following the date that is three (3) months from the date of this Deed and prior to Completion:

(i)	the Purchaser and the Institutional Sellers shall reasonably consult to determine any extension to the Longstop Date for the purpose of obtaining the NSI Condition; and

(ii)

if the Purchaser and the Institutional Sellers fail to reach agreement pursuant to Clause 5.4(d)(i), either the Purchaser or the Institutional Sellers may, by written notice to such other party, extend the Longstop Date to the date that is nine (9) months from the date hereof (and as so extended in accordance with this Clause 5.4(d) shall be the Longstop Date for purposes of this Deed).

5.5

Without prejudice to the generality of the Purchaser’s obligations under Clause 5.4 and subject to Clauses 5.6 and 5.9, the Purchaser shall, and shall procure that each of its Affiliates shall, co-operate fully in and take all reasonable actions necessary to procure the satisfaction of the Antitrust Condition and the Regulatory Conditions as soon as practicable and in any event by the Longstop Date, including:

(a)

if a suit or other action is threatened or instituted by any Authority or other entity challenging the validity or legality, or seeking to restrain the consummation of the Transaction, use all reasonable actions to avoid, resist, resolve or, if necessary, defend such suit or action and use all reasonable actions to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Authority with respect to the Transaction (unless such suit or action relates to receipt by the Institutional Sellers of Consideration Shares);

(b)

submitting, or cause to be submitted, an appropriate Notification and Report Form pursuant to the HSR Act within ten (10) Business days of the date of this Deed, and promptly submit any other notification required for the Transaction pursuant to any applicable Antitrust Law;

(c)	making and sending all filings and notifications to any relevant Authority in relation to the Regulatory Conditions as soon as reasonably practicable after the date of this Deed;

(d)

other than notifications required to fulfil the Antitrust Condition or the Regulatory Condition, not submitting any notification with any Authority in relation to the Transaction, or in relation to any acquisition of, or definitive written agreement to acquire, any business, person or assets which competes with, supplies or is a customer of the Group, if such notification would be reasonably expected to preclude or materially delay the satisfaction of the Antitrust Condition or the Regulatory Conditions, without obtaining the prior written consent of the Institutional Sellers to the making of it and its form and content (such consent not to be unreasonably withheld, delayed or conditioned);

(e)	promptly (and in any case within one (1) Business Day) notify the Institutional Sellers of any material communication (whether written or oral) from any relevant Authority in relation to the Antitrust

Condition and the Regulatory Conditions, keeping the Institutional Sellers regularly and reasonably informed of the progress of any notification or filing and providing such assistance as may reasonably be required in relation thereto;

(f)

making an appropriate response to any request for information from any relevant Authority in relation to the Antitrust Condition and the Regulatory Conditions promptly and in any event in accordance with any relevant time limit;

(g)

consulting with, and taking into account the reasonable views of the Institutional Sellers as to the mode, content and timing of all material communications (whether made orally or in writing) with any relevant Authority in relation to the Antitrust Condition and the Regulatory Conditions, giving the Institutional Sellers and their Representatives a reasonable opportunity to comment on drafts of such communications and to provide the Institutional Sellers the opportunity to participate in substantive telephone calls and meetings with any such Authority (save to the extent that such Authority expressly requests that an Institutional Seller should not participate in such meetings or telephone calls); and

(h)

providing the Institutional Sellers with copies of all material communications from any relevant Authority in connection with the Antitrust Condition and the Regulatory Conditions, without delay, to the extent only that to do so is reasonably practicable provided, however, that the Purchaser may redact any information it reasonably deems to be commercially sensitive and designate applicable materials as for review by the each Institutional Seller’s outside counsel on a confidential basis only.

5.6

Notwithstanding any other provision in this Deed, the Purchaser and its Affiliates are not required to offer, accept or agree, nor shall any Seller or any Group Company, offer, accept or agree, unless previously agreed in writing by the Purchaser, to any Commitment to any Authority, including any divestitures, licenses of assets, supply or exchange agreements or hold separate agreements, or other actions in relation to the Antitrust Laws, the Overseas Investment Act 2005 (New Zealand), the CFIUS Clearance or the NSI Act, including any amendment, variation or modification of the terms of any Transaction Document. Further, Purchaser may not make a Commitment to an Authority responsible for administering the Antitrust Law if such Commitment would result in a material adverse effect on the Group, the Purchaser and their respective subsidiaries, taken as a whole, without the written agreement of the Institutional Sellers (which agreement shall not be unreasonably withheld, delayed or conditioned).

5.7

Without prejudice to the generality of the Institutional Sellers and Management Sellers’ obligations under Clause 5.4 and subject to Clauses 5.6 and 5.9, the Institutional Sellers and Management Sellers shall, and shall procure that, prior to Completion, the Group Companies shall co-operate fully in and take all reasonable actions necessary to procure the satisfaction of the Antitrust Condition and the Regulatory Conditions as soon as practicable and in any event by the Longstop Date, including:

(a)

if a suit or other action is threatened or instituted by any Authority or other entity challenging the validity or legality, or seeking to restrain the consummation of the Transaction, and such suit or action relates to receipt by the Institutional Sellers of the Consideration Shares, use all reasonable actions to avoid, resist, resolve or, if necessary, defend such suit or action and use all reasonable actions to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Authority with respect to receipt by the Institutional Sellers of the Consideration Shares;

(b)

submitting, or cause to be submitted, all appropriate Notification and Report Forms pursuant to the HSR Act within ten (10) Business days of the date of this Deed, and promptly submit any other notification required for the Transaction pursuant to any applicable Antitrust Law;

(c)	promptly (and in any case within one (1) Business Day) notify the Purchaser of any material communication (whether written or oral) from any relevant Authority in relation to the Antitrust Condition;

(d)	making an appropriate response to any request for information from any relevant Authority in relation to the Antitrust Condition promptly and in any event in accordance with any relevant time limit;

(e)

subject to the first sentence of Clause 5.10, consulting with, and taking into account the reasonable views of the Purchaser as to the mode, content and timing of all material communications (whether made orally or in writing) with any relevant Authority in relation to the Antitrust Condition, giving the Purchaser and its Representatives a reasonable opportunity to comment on drafts of such communications and to provide the Purchaser the opportunity to participate in substantive telephone calls and meetings with any such Authority (save to the extent that such Authority expressly requests that the Purchaser should not participate in such meetings or telephone calls); and

(f)

providing the Purchaser with copies of all material communications from any relevant Authority in connection with the Antitrust Condition, without delay, to the extent only that to do so is reasonably practicable; provided, however, that the Institutional Sellers may redact any information they reasonably deem to be commercially sensitive and designate applicable materials as for review by the Purchaser’s outside counsel on a confidential basis only.

5.8

Without prejudice to Clause 5.4 and subject to Clause 5.9, each Institutional Seller, Management Seller, the Company and the Purchaser shall, and shall ensure that each of their respective Affiliates shall, provide the such other party and any Authority in relation to the Antitrust Condition and the Regulatory Conditions, with any information and documents reasonably required for the purpose of making any filings, notifications or communications to any such Authority that are required to satisfy the Antitrust Condition and the Regulatory Conditions.

5.9

Nothing in this Clause 5 shall require a party to disclose commercially sensitive or legally privileged information regarding itself, its Affiliates or any of the foregoing’s Representatives to another party, except to the extent necessary in order to ensure that the Antitrust Condition and the Regulatory Conditions are satisfied, in which case such disclosure shall be on a confidential external counsel-to-counsel basis only.

5.10

Notwithstanding anything to the contrary set forth herein, the Purchaser shall control the strategy with respect to the satisfaction of the Antitrust Conditions, provided that the Purchaser shall reasonably consult with the Institutional Sellers and take into account and in good faith the Institutional Sellers’ reasonable comments with respect thereto. The Institutional Sellers shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Institutional Sellers, upon such parties becoming aware that any Condition has been satisfied.

5.11

If at any time either a Seller, the Company or the Purchaser becomes aware of any event or circumstance that would be reasonably likely to prevent any Condition being satisfied, it shall, in the case of a Seller or the Company, promptly notify the Purchaser and, in the case of the Purchaser, promptly notify the Institutional Sellers.

Termination and Effect of Termination

5.12

(a) If the Conditions are not satisfied by the Longstop Date, the Purchaser or, acting jointly, the Institutional Sellers may, in their sole discretion, terminate this Deed with immediate effect except that the Surviving Provisions and any rights or liabilities that have accrued prior to that time shall continue in full force and effect, subject to Clause 5.13. (b) Prior to the Longstop Date, if the matters set forth in the Requisite Stockholder Approval have been submitted to the Purchaser’s stockholders for approval at the Purchaser Stockholder Meeting (as it may be adjourned or postponed) at which a vote was held to obtain the Requisite Stockholder Approval and the Requisite Stockholder Approval shall not have been obtained at such meeting (including any adjournment or postponement thereof), then the Purchaser or, acting jointly, the Institutional Sellers may, in their sole discretion, terminate this Deed with immediate effect except that the Surviving Provisions shall continue in full force and effect, subject to Clause 5.13.

5.13	If this Deed is terminated:

(a)

pursuant to Clause 5.12(a) as a result of the Antitrust Condition not being satisfied (and at the time of such termination, (x) all other Conditions (other than the Stockholder Conditions) are satisfied or would have been satisfied as of the LongStop Date but for the willful and material breach of the Purchaser of its obligations under this Deed with respect to such Condition and (y) the Stockholder Approval Condition has either (A) been satisfied or (B) not been satisfied where the Purchaser Stockholder Meeting has not been held and the Purchaser’s breach of Clause 7.15 was the principal cause of the failure of the Purchaser Stockholder Meeting to be held),, except where (i) the Institutional Sellers do not agree to a Commitment, which the Purchaser in good faith has irrevocably committed to make to any relevant Authority (which commitment would be made subject to the receipt of consent of the Institutional Sellers under Clause 5.6 to the extent required) in order to satisfy such Antitrust Condition and such refusal to agree was the principal cause of such Antitrust Condition not being satisfied, (ii) the Antitrust Condition not being satisfied relates to a HSR filing for the receipt by the Institutional Sellers of Consideration Shares, or (iii) the Institutional Sellers breach this Deed and such breach was the principal cause of the Antitrust Condition not being satisfied, the Purchaser shall pay to the Sellers a fee equal to an amount of USD 60,000,000 (sixty million) (inclusive of any VAT thereon); or

(b)

pursuant to Clause 5.12(b) as a result of the Requisite Stockholder Approval not being obtained at the Purchaser Stockholder Meeting (or at any postponement or adjournment thereof) where a vote with respect to the Requisite Stockholder Approval was taken (and at the time of such termination, all other Conditions (other than the Stockholder Listing Condition) are satisfied or are then capable of being satisfied), except where the Institutional Sellers are in breach of this Deed at or prior to the time of the Purchaser Stockholder Meeting at which a vote with respect to the Requisite Stockholder Approval was taken and such breach was the principal cause of the Requisite Stockholder Approval not being obtained, the Purchaser shall pay to the Sellers a fee equal to an amount of USD 15,000,000 (fifteen million) (inclusive of any VAT thereon),

(each a “Break Fee”), in each case, payable to the Paying Agent Account (or such other account the Institutional Sellers notify the Purchaser in writing) not later than ten (10) Business Days following written demand for payment from the Institutional Sellers following such termination of this Deed in circumstances in which a Break Fee is payable in accordance with Clauses 5.13(a) or 5.13(b). The provisions set out in this Clause 5.13 shall be the sole and exclusive remedy of the Company, the Sellers and their respective Affiliates, successors or assigns against the Purchaser and its Affiliates in the circumstances where a Break Fee is payable (whether framed in tort, contract or otherwise). Upon payment of the Break Fee, when and if payable hereunder, the Purchaser and its Affiliates (including any of their respective shareholders or members) shall have no further liability to the Company or the Sellers or their respective Affiliates, successors or assigns (including any of their respective shareholders or members) arising out of or otherwise relating to this Deed or the transactions contemplated hereby or the termination hereof, including any breach of this Deed, whether willful, intentional or otherwise and none of the Company, the Sellers or their respective Affiliates (including any of their respective shareholders or members), successors or assigns shall be entitled to bring or maintain any other claim, action or proceeding against the Purchaser or any of its Affiliates (including any of their respective shareholders or members) or seek to obtain any recovery, judgment or damages of any kind against the Purchaser or any of its Affiliates (including any of their respective shareholders or members) arising out of or otherwise relating to this Deed or the transactions contemplated hereby or the termination hereof, including any breach of this Deed, whether willful, intentional or otherwise. In no event shall more than one Break Fee be paid or payable, and in no event shall a Break Fee be paid or payable on more than one occasion. In no event will the Company and the Sellers be entitled to both the payment of the Break Fee hereunder and the right to specifically enforce the terms of this Deed or any equitable remedy hereunder. The parties acknowledge and agree that if any obligation to pay any Break Fee shall arise in accordance with this Clause 5.13, such obligation shall not imply that the Purchaser has committed any breach of its obligations under this Deed. The parties acknowledge and agree that the provisions set out in this Clause 5.13 are no more extensive than is reasonably necessary to protect the legitimate interests of the Sellers and the Group, and the agreements set forth in this Clause 5.13 are an integral part of this Deed and without these agreements the parties would not enter into this Deed.

6.	NOTIFICATIONS TO DETERMINE PAYMENTS ON COMPLETION

6.1

Not less than five (5) Business Days prior to the Scheduled Completion Date or such other time as the Purchaser and the Institutional Sellers may agree in writing, the Institutional Sellers shall provide the Purchaser with a schedule (the “Consideration Allocation Schedule”) setting out:

(a)	the amount of the Ordinary Share Consideration and allocation between the various Sellers;

(b)	the amount of the Preference Share Consideration and allocation between the various Sellers;

(c)	the amount of the Ordinary Share Cash Consideration and allocation between the various Sellers;

(d)

the allocation of the Consideration Shares between those Sellers (or a Seller’s Nominee) who qualify as accredited investors (as such term is defined in Rule 501(A) of the United States Securities Act of 1933 as in effect on the date of this Deed);

(e)	the amount of the Management Loan Repayment Amount in respect of each Management Borrower;

(f)	the amount of the Bank Pay-Off Amount (together with currency, payee and account details);

(g)	the amount of the Disclosed Transaction Costs (together with currency, payee and account details);

(h)	the amount of the Disclosed Exit Bonuses (together with currency, payee and account details);

(i)	the amount of the Additional Consideration and the allocation between the various Sellers;

(j)	the amount of the D&O Insurance Costs;

(k)	the amount of the Director Expenses;

(l)	the amount of the Consulting Payments;

(m)

the amount of any Known Leakage (for the avoidance of doubt, comprising those items agreed in writing between the Purchaser and the Institutional Sellers at least six (6) Business Days prior to the Scheduled Completion Date to constitute Known Leakage) and the allocation between the various Sellers;

(n)	details of the Paying Agent Account and the Company’s Bank Account (including sort code, account number and IBAN); and

(o)	the Consideration.

Release of Debt Security

6.2

The Purchaser shall provide such information and assistance as the Sellers may reasonably request in connection with the release of all Debt Security granted or entered into by any Group Company under the Existing Facilities.

6.3

No later than ten (10) Business Days prior to the Scheduled Completion Date, the Institutional Sellers or their Representatives shall deliver to the Purchaser the draft form of the Pay-Off Letter and Deed of Release to be delivered in executed form at Completion (in a form acceptable to the agents and lenders under the Existing Facilities), in each case in customary form reasonably acceptable to the Purchaser and the Institutional Sellers.

6.4

As soon as reasonably practicable following receipt of the Deed of Release and Pay-Off Letter, the Purchaser agree to use all commercially reasonable efforts to discuss the final wording of the applicable Deeds of Release and Pay-Off Letters with the Institutional Sellers or their Representatives, and the Institutional Sellers or their Representatives shall give reasonable consideration to any reasonable comments which the Purchaser may have on such draft(s) and which have been notified in writing to the Institutional Sellers or their Representatives, provided that the Sellers shall not be obliged to consider any such comments received later than five (5) Business Days prior to the Scheduled Completion Date.

7.	PRE-COMPLETION OBLIGATIONS

Sellers’ pre-completion obligations

7.1	Except as otherwise specifically stated in this Deed or with the prior written consent of the Purchaser, during the period from the date of this Deed to Completion:

(a)

each Management Seller shall procure that each Group Company carries on its business in all material respects in accordance with applicable Law and in the ordinary and usual course in accordance with past practice; and

(b)	each Seller shall procure that no Group Company shall undertake any of the matters set out in Part 1 of Schedule 3 of this Deed.

7.2

Prior to Completion, the applicable Group Company shall, at least one (1) Business Day prior to the Scheduled Completion Date, adopt written resolutions (or take other reasonably necessary and appropriate action) (i) to terminate each Plan that is intended to be qualified under Section 401(a) of the Code (“Company Qualified Plan”), (ii) to cease contributions to such Company Qualified Plan, and (iii) to fully vest all participants under such Company Qualified Plan, such termination, cessation, and vesting to be effective no later than the Business Day preceding the Scheduled Completion Date. The Group Companies shall provide Purchaser with an advance copy of such proposed resolutions (and any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution. The Purchaser or any of its applicable Affiliates shall cause a tax-qualified defined contribution plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code established or maintained by Purchaser or any such Affiliate (the “Purchaser Qualified Plan”) to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from employees participating in the Company Qualified Plan with respect to such employee’s account balances in the form of cash (but including notes, in the case of loans to the extent allowable under the Purchaser Qualified Plan), if elected by such employees in accordance with applicable law and the applicable Company Qualified Plan.

Required Financial Statements; Proxy Statement; Cooperation

7.3

As soon as reasonably practicable following the date of this Deed, the Company shall provide to the Purchaser (and shall use reasonable endeavours to so deliver no later than 30 June 2021) (a) consolidated balance sheets of the Group Companies as of 31 March 2021 and 31 March 2020 and the related consolidated statements of income, equity and cash flows of the Group Companies for the years then ended, in each case audited in accordance with US GAAS and prepared in a manner consistent with IFRS and (b) an unaudited consolidated balance sheet of the Group Companies as of 31 March 2019 and 31 March 2020 and the related unaudited consolidated statements of income, equity and cash flows of the Group Companies for the year then ended, in each case, prepared in a manner consistent with IFRS (collectively, the “Required Financial Statements”), for inclusion in the Proxy Statement. For the avoidance of doubt, failure to deliver the Required Financial Statements described in clause (a) of the definition thereof by 30 June 2021 shall not result in a breach by the Company of this Deed, provided that the Company is using reasonable endeavours to provide as soon as reasonably practicable following the date of this Deed such Required Financial Statements. The Company shall reasonably cooperate, and shall direct its independent auditors to reasonably cooperate, with the Purchaser in connection with the preparation of any pro forma financial statements that are derived in part from the Required Financial Statements or other financial statements of the Company or any Group Company (including with respect to the three (3) month period ended 31 March 2021) and shall provide the Purchaser with a reasonable opportunity to consult with the Company and its representatives, including its independent auditors, from time to time prior to Completion, with respect to the progress of the preparation of such Required Financial Statements or pro forma financial statements.

7.4

Prior to the Completion, the Company shall, and shall cause the Group Companies and their respective representatives to, use its reasonable endeavours to provide to the Purchaser such data, information and documents relating to the Sellers or Group Companies as may be reasonably requested by the Purchaser for purposes of the preparation of the Proxy Statement (or any supplement or amendment thereto). Prior to the Completion, each Seller shall use its reasonable endeavours to provide to the Purchaser such data and information relating to such Seller as may be reasonably requested by the Purchaser to the extent the provision of such information is reasonably necessary or advisable for the preparation of the Proxy Statement (or any supplement or amendment thereto).

7.5

If, at any time prior to the receipt of the Requisite Stockholder Approval, any information relating to the Sellers, the Group Companies or any of their respective Affiliates, should be discovered by the Sellers or the Group Companies which should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Sellers and/or the Company, as appropriate, shall, as soon as reasonably practicable, notify the Purchaser, and provide the Purchaser with any such requisite updates to the information provided pursuant to Clause 7.4 relating to the Sellers and/or the Company, as appropriate, such that the Purchaser may file with the SEC, any appropriate amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Purchaser; provided that no Seller shall have any obligation pursuant to this Clause 7.5 other than in respect of information relating to such Seller provided by such Seller pursuant to Clause 7.4.

7.6

Each of the Sellers and the Company undertakes that none of the information supplied or to be supplied by such Seller or the Company, respectively, for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first filed with the SEC or mailed or otherwise made available to the stockholders of the Purchaser or at the time of the Purchaser Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Purchaser’s pre-completion obligations

7.7

Except as otherwise specifically stated in this Deed or with the prior written consent of the Institutional Sellers, during the period from the date of this Deed to Completion, the Purchaser shall procure that each member of the Purchaser Group carries on its business in all material respects in accordance with applicable Law and in the ordinary and usual course in accordance with past practice and shall procure that no member of the Purchaser Group shall undertake any of the matters set out in Part 2 of Schedule 3 of this Deed.

7.8

Except as otherwise specifically stated in this Deed, during the period from the date of this Deed to Completion, if the Purchaser splits, combines, reclassifies, subdivides or recapitalizes its share capital, the number of Consideration Shares to be issued pursuant to this Deed shall be equitably adjusted, without duplication, to proportionately reflect such split, combination, reclassification, subdivision or recapitalization to put the Sellers receiving Consideration Shares in the same position as they would have been in had such split, combination, reclassification, subdivision or recapitalization not occurred.

7.9	Clauses 7.1 and 7.7 shall not operate so as to restrict or prevent:

(a)

any matter reasonably undertaken by any Group Company or the Purchaser Group in an emergency or disaster situation with the intention of minimising any adverse effect of such situation, provided always that the Purchaser or the Institutional Sellers (as applicable) shall be notified in writing of any such actions as soon as reasonably practicable;

(b)

any matter reasonably undertaken by any Group Company or the Purchaser Group that is necessary to comply with any applicable directions or orders of an Authority in relation to the COVID-19 pandemic, provided the Management Sellers and the Purchaser shall take reasonable steps to mitigate any material adverse effects of any such actions on the business of the Group Company and Purchaser Group respectively and notify the other parties of such required measures as soon as practicable;

(c)

the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any member of the Group or the Purchaser Group prior to the date of this Deed that has been (i) Disclosed to the Purchaser by any Seller; or (ii) fairly disclosed (in such a manner and with sufficient detail to enable a seller to make a reasonably informed assessment of the nature and, scope and consequence to the Purchaser Group of the fact, matter disclosed or circumstance concerned) by the Purchaser to the Institutional Sellers, in each case prior to the date of this Deed;

(d)	the payment of the Broader Staff Bonus and the employer’s social security contributions thereon; or

(e)	entry into any contract or arrangement for the payment by a Group Company of any Disclosed Exit Bonuses;

(f)	the completion or performance of any actions expressly required by (and, where specified, in accordance with) the Transaction Documents.

7.10

Nothing in this Deed, including this Clause 7, is intended to allow the Purchaser or any member of the Purchaser Group the ability, directly or indirectly, to control the Group or direct its operations in any circumstances prior to Completion.

Proxy Statement

7.11

As soon as reasonably practicable following the date of this Deed, the Purchaser shall prepare (with the Sellers and the Company’s reasonable cooperation with respect to information required or reasonably advisable to be provided by them for inclusion in) a proxy statement to be sent to the stockholders of the Purchaser relating to the Purchaser Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and file (promptly following, and using reasonable endeavours to do so within three (3) Business Days following, such time as the Company provides the Required Financial Statements) the Proxy Statement with the SEC and (once the SEC has confirmed it has no further comments thereon or has declined to review the Proxy Statement) send such Proxy Statement to the stockholders of the Purchaser relating to the Purchaser Stockholder Meeting, in each case, in compliance with applicable Law, including the Exchange Act and the Securities Act. The Purchaser agrees that the Proxy Statement will comply in all material respects as to form and substance with applicable Law, including the requirements of the Exchange Act.

7.12

The Purchaser shall promptly notify Sellers upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the Institutional Sellers with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement, in each case to the extent permitted in accordance with applicable Law. The Purchaser shall use all reasonable endeavours to respond as soon as reasonably practicable to any comments from the SEC with respect to the Proxy Statement and the Sellers and the Company shall reasonably cooperate in connection with the foregoing. Notwithstanding the foregoing, prior to filing the Proxy Statement (or any amendment or supplement thereto) to the SEC or responding to any comments of the SEC with respect thereto, the Purchaser shall: (a) provide the Institutional Sellers with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (b) consider in good faith all comments reasonably proposed by the Institutional Sellers. Subject to Clause 5.6 and the provisions of this Clause 7, the Purchaser shall also take any other action reasonably determined to be required to be taken under the Securities Act, the Exchange Act or the listing rules and regulations of NYSE in connection with the transactions contemplated by this Deed and the issuance of the Consideration Shares, subject to the limitations of this Deed and the requirements set forth herein.

7.13

The Purchaser undertakes that none of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first filed with the SEC or mailed or otherwise made available to the stockholders of the Purchaser or at the time of the Purchaser Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

7.14

If, at any time prior to the receipt of the Requisite Stockholder Approval, any information relating to the Purchaser or any of its Affiliates, should be discovered by the Purchaser which should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Purchaser shall promptly notify the Institutional Sellers, and the Purchaser shall promptly file with the SEC, any appropriate amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Purchaser.

Purchaser Stockholder Meeting

7.15

The Purchaser shall, as soon as practicable after the SEC has confirmed that it has no further comments on the Proxy Statement or has declined to review the Proxy Statement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the stockholders of the Purchaser (together with any adjournment or postponement thereof, the “Purchaser Stockholder Meeting”) for the purpose of seeking the Requisite Stockholder Approval (which meeting shall be held not more than thirty (30) days after the date on which the Purchaser mails the Proxy Statement to its stockholders), and shall submit such proposals to such holders entitled to vote at the Purchaser Stockholder Meeting and, subject to Clause 7.18, shall not submit any other proposal that is not related to the transactions contemplated by this Deed to such holders in connection with the Purchaser Stockholder Meeting without the prior written consent of the Institutional Sellers (not to be unreasonably withheld, conditioned or delayed). The record date for the Purchaser Stockholder Meeting shall be determined with prior consultation with the Institutional Sellers. Notwithstanding anything to the contrary contained in this Deed, the Purchaser shall not adjourn or postpone the Purchaser Stockholder Meeting without the Institutional Sellers’ prior written consent (not to be unreasonably withheld, conditioned or delayed); provided that without the Institutional Sellers’ prior written consent, the Purchaser may (and in the case of Clause 7.15(b), at the reasonable request of the Institutional Sellers (acting jointly), shall) adjourn or postpone the Purchaser Stockholder Meeting:

(a)

to the extent necessary to ensure that any supplement or amendment to the Proxy Statement is provided to the stockholders of the Purchaser within a reasonable amount of time in advance of the Purchaser Stockholder Meeting; and

(b)

for no longer than thirty (30) days in the aggregate (including through one or more successive postponements or adjournments), if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Purchaser Stockholder Meeting or to obtain the Requisite Stockholder Approval, whether or not a quorum would be present, in order to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Requisite Stockholder Approval.

7.16

The Purchaser agrees that, subject to Clause 7.18, the Purchaser Board: (a) shall recommend that the stockholders of the Purchaser entitled to vote thereon vote in favour of the authorisation and approval of all of the matters subject to the Requisite Stockholder Approval; (b) shall include the Purchaser Board Recommendation in the Proxy Statement; and (c) shall not withhold, withdraw, qualify or modify, or publicly announce its intent to withhold, withdraw, qualify or modify, in a manner adverse to the Sellers, the Purchaser Board Recommendation (set forth in this sub-paragraph (c) of this Clause 7.16, a “Purchaser Board Adverse Recommendation Change”). Nothing in this Clause 7.16 shall prohibit the Purchaser from disclosing to its stockholders (i) any fact or circumstance that is required to be disclosed under applicable Law, or the failure of which to disclose would be inconsistent with the fiduciary duties of the Purchaser Board under applicable Law or (ii) any fact or circumstance that the Purchaser determines, in good faith and after consultation with its outside legal counsel, is material to the stockholders of the Purchaser in making their decision in how to vote on the matters subject to the Requisite Stockholder Approval, or from otherwise complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that to the extent that the Purchaser reasonably determines that such disclosure could have substantially the same effect as a withdrawal, qualification or modification of the Purchaser Board Recommendation in a manner adverse to the Sellers, the Purchaser shall publicly reaffirm the Purchaser Board Recommendation concurrently with making such disclosure unless the Purchaser Board has determined, in good faith after consultation with its outside legal counsel, that such reaffirmation would be a breach of its fiduciary duties under applicable Law. The Purchaser shall take all reasonable lawful action to solicit from its stockholders proxies in favour of the proposals to approve all of the matters subject to the Requisite Stockholder Approval and shall take all other action reasonably necessary or advisable to secure the vote or consent of the Purchaser’s stockholders that are required by the rules of the NYSE and Delaware General Corporation Law, as amended.

7.17

From and after the date of this Deed until the Completion (or if earlier, termination of this Deed), the Purchaser shall, and shall cause its subsidiaries to, use all reasonable endeavours to (subject to the receipt of any Required Financial Statements required to be set forth therein): (a) timely file or furnish all forms, documents and reports reasonably determined to be required to be filed or furnished by it with the SEC; (b) resolve any outstanding or unresolved comments in any comment letters from the staff of the SEC received by the Purchaser relating to any of its forms, documents or reports filed or furnished with the SEC, or any determination letter received from the NYSE in a manner as reasonably determined by the Purchaser in good faith; and (c) take all reasonable (as determined by the Purchaser in good faith) actions necessary to comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder to the extent applicable to the Purchaser, and the applicable listing and corporate governance rules and regulations of the NYSE.

7.18

Notwithstanding anything to the contrary contained in this Deed, and subject to compliance with Clause 7.15, at any time prior to the receipt of the Requisite Stockholder Approval, the Purchaser Board may make a Purchaser Board Adverse Recommendation Change if, but only if, the Purchaser Board reasonably determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Purchaser Board Adverse Recommendation Change would result in a breach of its fiduciary duties under applicable Law (which for purposes of this Clause 7.18 shall be the law of the State of Delaware).

7.19

The Purchaser’s obligation to call, give notice of and hold the Purchaser Stockholder Meeting and a vote for the Requisite Stockholder Approval in accordance with Clause 7.15 shall not be limited or otherwise affected by any Purchaser Board Adverse Recommendation Change.

NYSE Listing

7.20

The Purchaser shall, prior to Completion, prepare and file with the NYSE a supplemental listing application covering the Consideration Shares and shall use all reasonable endeavours to cause the Consideration Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to or as of Completion. The Sellers and the Company will cooperate with the Purchaser as reasonably requested by the Purchaser to, as soon as reasonably practicable, furnish to the Purchaser such information concerning the Sellers and the Company, respectively, that may be required or reasonably advisable in connection with any action contemplated by this Clause 7.20.

Pre-Completion Access

7.21

From the date of this Deed until the Completion Date, (a) in respect of Clauses 7.21(a) and 7.21(b), each of the Sellers shall; and (b) in respect of Clause 7.21(c), each of the Management Sellers shall, in each case, use its reasonable endeavours to procure that each of the Group Companies (and senior management and boards of directors thereof) will, at the sole expense of the Purchaser and during normal Working Hours and subject to appropriate confidentiality undertakings, provide the Purchaser and its Representatives with:

(a)

such information regarding the business and affairs, and access to the books and records of, the Group Companies as the Purchaser may reasonably require from time to time (but excluding anything which is subject to legal privilege);

(b)

reasonable access to the directors, officers and senior management of the Group (who shall be instructed to give all such reasonable information and assistance as the Purchaser may reasonably request); and

(c)

cooperation in connection with the arrangement of the debt financing and/or PIPE Financing required in connection with the acquisition of the Shares (the “Financing”), including cooperation with customary marketing, rating and syndication efforts and structuring and preparation of a collateral package, in each case, to the extent reasonably required by the Purchaser for it to either: (i) comply with its express obligations under the Transaction Documents, (ii) utilise for post-Completion integration purposes (including for the completion of technical operational diligence), (iii) implement and arrange the Financing; and/or (iv) implement any management incentive scheme of the Group or plan for the issue of the Consideration Shares at Completion, and subject to reasonable advance notice being given in writing to the Institutional Sellers. Any access or cooperation granted pursuant to this Clause 7.21 shall only be permitted provided that such access or cooperation does not:

(d)	interfere unreasonably with, or affect adversely, the operations or business of any of the Group Companies;

(e)

require any of the Group Companies or their respective officers, directors, shareholders and employees to take any action that would, or that would reasonably be expected to, conflict with or violate any Group Company’s constitutional documents or any Laws applicable to it (including but not limited to antitrust and competition laws); or

(f)	require any of the Group Companies to take any action or enter into any arrangement that would be effective prior to the Completion Date.

Section 280G

7.22

To the extent necessary to avoid the application of Section 280G of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, the “Code”), the Sellers shall request that each individual (each, a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Deed that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) execute a written agreement waiving such Disqualified Individual’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the applicable equityholders entitled to vote on such matter in a manner that complies with Section 280G(b)(5)(B) of the Code. Prior to the Completion, the Sellers shall submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Clause 7.21 for approval of the applicable equityholders entitled to vote on such matter and such Disqualified Individual’s right to receive the Waived Benefits shall be conditioned upon receipt of the requisite approval by the applicable equityholders entitled to vote on such matter in a manner that is intended to comply with Section 280G(b)(5)(B) of the Code. The Sellers shall provide the Purchaser and its counsel with a copy of the waiver agreement, disclosure statement and underlying calculations contemplated by this Clause 7.21 within a reasonable time prior to delivery to each Disqualified Individual and the applicable equityholders entitled to vote on such matter of such waiver agreement and disclosure statement, respectively, and the Sellers shall consider in good faith any changes reasonably requested by the Purchaser or its counsel. The Purchaser shall provide to the Sellers, no less than fifteen (15) days prior to Completion, information regarding any arrangements that may provide for Section 280G Payments and are entered into at the direction of the Purchaser or between the Purchaser or any of its Affiliates and a Disqualified Individual, and the Sellers and the Purchaser shall cooperate in good faith with respect to calculating the value of such arrangements.

Disclosure

7.23

On the date falling two (2) Business Days prior to the Completion Date, each of the Sellers who are also Warrantors (pursuant to and as defined in the Management Warranty Deed) shall deliver to the Purchaser a duly executed copy of the Completion Disclosure Letter (as defined in the Management Warranty Deed).

8.	COMPLETION

8.1

Completion shall take place by conference call and exchange of signature pages by email or other electronic transmission at 9:00 a.m. Eastern Time (or at any other place and time as agreed in writing by the Institutional Sellers and the Purchaser) on the fifth (5th) Business Day following notification of the satisfaction or waiver of the final outstanding Condition or on such other date as agreed in writing by the Institutional Sellers and the Purchaser.

8.2	At Completion:

(a)	each Institutional Seller shall severally do or procure the carrying out of all those things listed in paragraphs 1(a) to 1(c) of Schedule 2;

(b)	each Management Seller shall severally do or procure the carrying out of all those things listed in paragraphs 1(a) and 1(c) of Schedule 2;

(c)	each Non-Institutional Seller shall severally do or procure the carrying out of all those things listed in paragraph 1(a) of Schedule 2; and

(d)	the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2 of Schedule 2.

8.3	All documents and items delivered and payments made in connection with Completion shall be held by the recipient to the order of the person delivering them until such time as Completion takes place.

8.4

The date on which Completion is required to take place in accordance with Clause 8.1 is referred to in this Deed as the “Scheduled Completion Date” and such expression shall include any later date set for Completion in accordance with Clause 8.5(a).

8.5

Without prejudice to any other remedies or accrued rights which the Sellers (or any of them) may have against the Purchaser or the Purchaser may have against the Sellers (or any of them), if the Purchaser has not complied with its Material Completion Obligations at Completion or if the Sellers have not complied with their Material Completion Obligations at Completion (a “Completion Default”), the Institutional Sellers, in the case of a Completion Default by the Purchaser, or the Purchaser, in the case of a Completion Default by any Seller, shall be entitled, at their discretion:

(a)

to defer Completion to any subsequent Business Day falling not more than twenty (20) Business Days after the Scheduled Completion Date or any later date set for Completion in accordance with this Clause, provided that such deferral may not be past the Longstop Date. In such event the provisions of this Clause 8 shall apply to Completion so deferred;

(b)	to waive the requirement to fulfil those obligations in whole or in part and following such waiver to complete the sale and purchase of the Shares;

(c)	so far as practicable, to complete the sale and purchase of the Shares in accordance with Clause 8.1 and Schedule 2; or

(d)

provided Completion has been deferred at least once by the party seeking to terminate in accordance with Clause 8.5(a) and the parties have used reasonable endeavours to effect Completion, to terminate this Deed by notice in writing to the party responsible for the Completion Default, following which this Deed shall cease to have effect immediately except that the Surviving Provisions and any rights or liabilities that have accrued prior to that time shall continue in full force and effect.

8.6

Subject to Clause 5.9 and the other provisions of this Deed, if CFIUS Clearance is not obtained on or prior to Completion, the Purchaser the Institutional Sellers and the Management Sellers shall continue to work together in good faith to make and send all filings and notifications to CFIUS in relation to the CFIUS Clearance as promptly as practicable and respond promptly to any follow-up queries or requests from CFIUS in accordance with this Deed.

8.7	Neither the Sellers nor the Purchaser shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

9.	POST-COMPLETION OBLIGATIONS

9.1

The Purchaser shall, and shall procure that each Group Company shall, at the sole expense of the requesting party, for a period of seven (7) years from Completion, or such longer period as prescribed by applicable Law, give reasonable access to books, records and documents which solely relate to the Group (such obligation only to apply insofar as such books, records and documents relate to the period prior to Completion) available for inspection to any Seller and its Representatives (but excluding anything which is subject to legal privilege), in each case, as any Seller reasonably requires for its Tax, regulatory and/or accounting purposes only to the extent to comply with any applicable Law or requirement of any Authority or accounting body and access or copies shall be provided only to the extent required for these purposes.

9.2

Following Completion, the Purchaser shall be responsible for preparing all Tax returns in relation to the Group Companies and dealing with all other matters relating to such Tax returns, including the conduct of all related negotiations and correspondence with the Tax Authorities.

9.3

Within thirty (30) days following Completion, the Purchaser undertakes to file any necessary notice with the Director of Investments of Innovation, Science and Economic Development Canada of the Transaction pursuant to Section 12 of the Investment Canada Act.

9.4

In the event that any Consideration Shares held by any Seller that has delivered a Lock-Up Agreement prior to or upon the Completion are not subject to registration in connection with the consummation of the transactions contemplated by this Agreement pursuant to the Amended Investor Rights Agreement, the Purchaser shall cause all such Consideration Shares to be included in the New Shelf (as defined in the Amended Investor Rights Agreement) in accordance with Section 4.1(a) of the Amended Investor Rights Agreement.

10.	WARRANTIES, UNDERTAKINGS AND LIMITATIONS OF THE SELLERS

10.1	Subject to Clauses 10.2 to 10.6:

(a)	each Seller severally (and in respect of itself only) warrants to the Purchaser in respect of itself only, that as at the date of this Deed and as at the Completion Date:

(i)	in respect of each Seller that is not an individual, it is validly incorporated, in existence and duly registered under the laws of its country of incorporation;

(ii)	it has the requisite power and authority to enter into and perform this Deed and the other Transaction Documents in accordance with their terms;

(iii)

this Deed and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on it in accordance with their respective terms, assuming due authorization, execution and delivery by the other parties hereto (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity);

(iv)

the execution and delivery of this Deed by it and the other Transaction Documents and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, its constitutional documents (to the extent applicable), any agreement, arrangement or instrument to which it is a party or by which it is bound, any order, judgment or decree of any court or Authority to which it is a party or by which it is bound, or, subject to the satisfaction of the Conditions, any Law or order that applies to or binds it or any of its property;

(v)

no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority (other than as required pursuant to the Conditions or as otherwise expressly set out in this Deed) is required to be obtained, or made, by it to authorise the execution or performance by it of this Deed and each of the Transaction Documents to which it is party;

(vi)

it is the sole legal and beneficial owner of the Shares set out against its name in column 2 of Schedule 1 and is entitled and has the power and authority to transfer the full ownership of such Shares on the terms set out in this Deed and there is no Encumbrance affecting any of such Shares nor any agreement or arrangement to create any such Encumbrance; and

(b)

each Institutional Seller severally (and in respect of itself only) warrants to the Purchaser in respect of itself only, that as at the date of this Deed and as at the Completion Date, there are no agreements or arrangements between it or its respective Affiliates, on the one hand, and any Group Company, on the other hand, other than the Investment Agreement and, in respect of the FP Sellers only, the Master Consulting Services Agreement.

10.2

The aggregate liability of each Seller for all Claims which may be brought against that Seller to the extent permitted by the terms of this Deed, shall be limited to the aggregate amount of the Consideration payable to that Seller in accordance with this Deed.

10.3

The Company shall have no liability to the Purchaser or its Affiliates, successors or assigns (including any of its shareholders or members) arising out of or otherwise relating to this Deed or the transactions contemplated hereby or the termination hereof, including any breach of this Deed, except for breaches of Clauses 3.6, 5.6, 5.8, 5.11, 5.13, 7.3, 7.4, 7.5, 7.6, 7.11, 7.12, 7.20, 13 and 27.4 by any Company.

10.4

Specific written notice of any Claim shall be given by the Purchaser to the Institutional Sellers on or before (i) the third anniversary of the Completion Date in respect of any breaches of Clause 13 relating to any information relating to the Purchaser Group, any of the Group Companies and/or the Business and (ii) the second anniversary of the Completion Date in respect of all other Claims, and the Sellers shall cease to be under any liability to the Purchaser or otherwise in respect of all and any Claim(s) not so notified to the Institutional Sellers within such applicable period. Such written notice shall include such detail (including the amount claimed) as is reasonably available to the Purchaser at the time of the relevant facts and circumstances giving rise to the Claim, provided that the Purchaser’s failure to provide such detail shall not prejudice the Purchaser’s recovery in respect of such Claim, except to the extent that the liability of the Sellers (or costs of the Sellers in defending such Claim) is increased as a result of such failure.

10.5

Any Claim notified pursuant to Clause 10.4 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six (6) months after the relevant notice has been given by the Purchaser, unless at such time legal proceedings in respect of the relevant Claim have been commenced by being both issued and validly served on the Seller(s).

10.6	The provisions of Clauses 10.2 and 10.4 shall not apply in respect of a Claim against a Seller if it is (or the delay in the discovery of which is) the consequence of fraud by that Seller.

10.7	Nothing in the Transaction Documents shall, or shall be deemed to, relieve or abrogate the Purchaser of any common law or other duty to mitigate any loss or damage.

10.8	Each Seller undertakes to the Purchaser that (save in the case of fraud or fraudulent misrepresentation) it:

(a)	has no rights against (and irrevocably waives any rights (whether past, present or future, whether known or unknown) it may have against); and

(b)	shall not make any claim against (and irrevocably waives any claim (whether past, present or future, whether known or unknown) it may have against),

any Group Company or any of their directors, officers, employees, agents, advisers or other representatives, any direct or indirect shareholder of the Purchaser, any provider of investment advice or finance to the Purchaser, any person otherwise connected with the Purchaser or their current or former Representatives, in connection with (i) the transactions contemplated by the Transaction Documents and/or (ii) pursuant to the Investment Agreement, in each case, except as may be expressly agreed between a Seller and the Purchaser.

11.	WARRANTIES, LIMITATIONS AND UNDERTAKINGS OF THE PURCHASER

11.1	Except as set forth in Schedule 5, the Purchaser warrants to each Seller as at the date of this Deed and as at the Completion Date each of the matters set out in Schedule 4.

11.2

The Purchaser shall not modify or waive, or provide consent to modify or waive (including consent to termination, to the extent required), any provision of any Subscription Agreement or any remedy under any Subscription Agreement, in each case, without the prior written consent of the Institutional Sellers; provided, that any modification or waiver that is solely ministerial in nature and does not affect any economic or any other material term (including any conditions to closing) of a Subscription Agreement shall not require the prior written consent of the Institutional Sellers. If the Purchaser is required to consummate Completion hereunder, the Purchaser shall use all reasonable endeavours to take, or cause to be taken, all reasonable actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and subject to the conditions described therein, including maintaining in effect the Subscription Agreements and to:

(a)	satisfy on a timely basis all conditions and covenants applicable to the Purchaser in the Subscription Agreements and otherwise comply with its obligations thereunder;

(b)

if all conditions under the Subscription Agreements (other than those conditions that by their nature are to be satisfied at Completion, but which conditions are then capable of being satisfied) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to Completion;

(c)

deliver notices to counterparties to the Subscription Agreements as required by and in the manner set forth in the Subscription Agreements in order to cause timely funding in advance of Completion; and

(d)

without limiting the Sellers’ rights to enforce the Subscription Agreements, enforce the Purchaser’s rights under the Subscription Agreements, subject to all provisions thereof, if all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at Completion, but which conditions are then capable of being satisfied) have been satisfied, to cause the applicable PIPE Investors to fund the amounts set forth in the Subscription Agreements in accordance with their terms.

11.3

The Purchaser shall ensure that there shall be no amendment, modification, termination, replacement, restatement, cancellation or other change made to any Debt Financing Agreement that would adversely affect the ability of the Purchaser to satisfy its obligations under the Transaction Documents (and any change which causes the conditionality of any such Debt Financing Agreement to become more onerous shall be regarded as adversely affecting the ability of the Purchaser to satisfy its obligations under the

Transaction Documents) and the Purchaser shall not do any act or take any step or omit to do any act or take any step that would in any way:

(a)

reduce the aggregate amount of the finance committed and available to be drawn by the Purchaser thereunder in a way which would adversely affect the ability of the Purchaser to satisfy its obligations under the Transaction Documents;

(b)

reduce the period of time for which funds are available to be drawn by the Purchaser in a way which would adversely affect the ability of the Purchaser to satisfy its obligations under the Transaction Documents; or

(c)

otherwise adversely affect the ability of the Purchaser to draw funds thereunder on the Completion Date sufficient to enable the Purchaser to meet its obligations under the Transaction Documents and all fees (including any VAT properly chargeable thereon) and expenses required to be paid in connection with such financing.

11.4

The Purchaser further undertakes to the Sellers that it shall take all action necessary to draw such amounts as it requires under the Debt Financing Agreements on the Completion Date sufficient for the Purchaser to meet its obligations under the Transaction Documents and all fees (including any VAT properly chargeable thereon) and expenses required to be paid in connection with such financing.

11.5

To the extent that such funds referred to in Clause 11.4 are not capable of being drawn as a result of a failure of the relevant counterparty to perform its obligations under the Debt Financing Agreements, the Purchaser undertakes to take all such actions (or procure that such action is taken) as is necessary to enforce its or any other member of the Purchaser Group’s rights against such counterparty under the relevant agreements.

11.6	The Purchaser undertakes to the Sellers that (save in the case of fraud or fraudulent misrepresentation) it:

(a)	has no rights against (and irrevocably waives any rights (whether past, present or future, whether known or unknown) it may have against); and

(b)	shall not make any claim against (and irrevocably waives any claim (whether past, present or future, whether known or unknown) it may have against),

any Group Company, any director of a Group Company, any Affiliate of the Sellers, any provider of investment or finance to the Sellers, any person otherwise connected with the Sellers or each of the forgoing’s respective current or former Representatives (each of which shall be entitled to enforce this Clause 11.6) under the Contracts (Rights of Third Parties) Act 1999) in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, the Purchaser shall not be deemed to have released or waived any claim or defence which Purchaser determines after the Completion Date is necessary to defend against any action brought by any director, officer, employee, contractor, or agent prior to the Completion Date.

11.7

The Purchaser shall, and shall procure that each Group Company shall, from and following Completion, waive, release and discharge each Institutional Director from any and all liabilities or obligations to a Group Company and shall, and shall procure that each Group Company shall, waive any and all claims (in the absence of fraud) the Purchaser or the relevant Group Company has or may have against an Institutional Director in connection with his appointment as a director of, or employment with, or conduct in relation to, any Group Company on or prior to the Completion.

11.8

Notwithstanding anything to the contrary set forth herein, none of the warranties (including the warranties set forth in Clause 11.1 and on Schedule 4 (other than those warranties set forth in paragraph 1, paragraph 3 and paragraph 4 of Schedule 4, subject to Clause 11.9)) and, subject to the following sentence, undertakings of the Purchaser (other than Part 2 of Schedule 3, subject to Clause 11.9) in this Deed whose performance is contemplated prior to Completion shall survive the Completion, and the Purchaser shall have no liability to any party with respect to such warranties and undertakings following the Completion. This Clause 11.8 shall not limit any undertaking of the Purchaser which by its terms contemplates performance following the Completion.

11.9

Specific written notice of any claim for any breach of the warranties set forth in paragraph 1, paragraph 3 or paragraph 4 of Schedule 4 and undertakings set forth in Part 2 of Schedule 3 (“Purchaser Claim”) shall be given by the Institutional Sellers to the Purchaser on or before the date falling six months following the Completion Date, and the Purchaser shall cease to be under any liability to any Sellers or otherwise in respect of all and any Purchaser Claim(s) not so notified to the Purchaser within such applicable period. Such written notice shall include such detail (including the amount claimed) as is reasonably available to the Institutional Sellers at the time of the relevant facts and circumstances giving rise to the Purchaser Claim, provided that the Institutional Sellers’ failure to provide such detail shall not prejudice a Seller’s recovery in respect of such Purchaser Claim, except to the extent that the liability of the Purchaser (or costs of the Purchaser in defending such Purchaser Claim) is increased as a result of such failure.

11.10

The aggregate liability of the Purchaser for all claims which may be brought by the Sellers against the Purchaser for any breach of the warranties set forth in Clause 11.1 and Schedule 4 or undertakings set forth in Part 2 of Schedule 3, in each case to the extent permitted by the terms of this Deed, shall be limited to the aggregate amount of the Consideration payable in accordance with this Deed.

12.	RESTRICTIVE COVENANTS

12.1

Each Seller undertakes that it shall not, and shall procure that its Affiliates shall not, directly or indirectly, at any time during the period of one (1) year following the Completion Date (other than with the prior written consent of the Purchaser), offer employment to, enter into a contract for the service of, or attempt to entice away or encourage to terminate such person’s relationship with any Group Company, any Senior Employee, provided that nothing in this Clause 12.1 shall prohibit:

(a)

a Seller or any of its Affiliates from employing or engaging any person who responds to a bona fide recruitment advertisement (not specifically directed at any particular Senior Employee) provided that such response was not solicited or induced, directly or indirectly, by that Seller or any of its Affiliates; or

(b)	an Institutional Seller or any of its Affiliates from employing or engaging any person:

(i)

whose employment or engagement with the Purchaser Group or a Group Company has been terminated by the relevant Group Company other than as a result of a breach of this Clause 12 by that Seller or its Affiliates; or

(ii)	who has resigned from their employment or engagement with the Purchaser Group or a Group Company for Good Reason,

in each case, on and from the time of such termination or resignation respectively; or

(c)	a Management Seller or any of its Affiliates from employing or engaging any person:

(i)

whose employment or engagement with the Purchaser Group or a Group Company has been terminated by the relevant Group Company other than as a result of a breach of this Clause 12 by that Seller or its Affiliates; or

(ii)	who has resigned from their employment or engagement with the Purchaser Group or a Group Company for Good Reason,

in each case, on and from the date that is six (6) months following such termination or resignation respectively.

12.2

Each Restricted Management Seller severally undertakes to the Purchaser that he or she will not at any time during the period of twelve (12) months following the Completion Date (the “Restricted Period”) (other than with the prior written consent of the Purchaser):

(a)	directly or indirectly within any jurisdiction in which the business of any Group Company is carried on at Completion, be engaged, concerned, connected with or otherwise interested in any Restricted

Business which is carried on in direct or indirect competition with the Business. Notwithstanding this Clause 12.2(a), any Restricted Management Seller shall be permitted to, be the holder or beneficial owner by way of a bona fide investment, of any class of securities listed, or dealt in, on a recognised investment exchange (including within the meaning of Part XVIII of the Financial Services and Markets Act 2000), provided that he or she neither holds nor is beneficially interested in more than a total of three per cent (3%) of any single class of such listed securities;

(b)

solicit or entice away or deal with, any person who is at the Completion Date or, at any time during the period of twelve (12) months prior to the Completion Date, was a customer of any Group Company in each case so as to compete with, or harm the goodwill of, any Group Company; and

(c)

solicit or entice away from any Group Company any person who is at the Completion Date or, at any time during the period of twelve (12) months prior to the Completion Date, a supplier who had supplied goods and/or services to any Group Company, if that solicitation or enticement causes or would cause that supplier to cease supplying, or to materially reduce its supply of, those goods or services to any Group Company, in each case, provided that if (x) such Restricted Management Seller’s employment or engagement with the Purchaser Group or a Group Company has been terminated other than as a result of a breach of this Clause 12.2 by the Restricted Management Seller; or (y) such Restricted Management Seller has resigned from their employment or engagement with the Purchaser Group or a Group Company for Good Reason, the then remaining term of the Restricted Period at the time of such termination or resignation shall be reduced by fifty per cent (50%).

12.3

Each of the restrictions contains in this Clause 12 shall be construed as a separate provision of this Deed. If any restriction is unenforceable but would be valid if reduced in scope or duration or any part of it were deleted, the parties agree that the restriction shall apply with the minimum modifications as may be necessary to make it valid and enforceable. Each Seller acknowledges and agrees (after receiving legal advice) that each restriction is considered to be fair and reasonable and is not greater than is reasonably necessary to protect the interests of the Purchaser, each Group Company and their respective Affiliates.

13.	CONFIDENTIALITY AND ANNOUNCEMENTS

13.1	Subject to Clause 13.6, each party:

(a)	shall treat as strictly confidential:

(i)

the provisions of this Deed and the other Transaction Documents (including the identities of the parties to such agreements), their subject matter and any documents referred to therein and the process of their negotiation;

(ii)

in the case of the Sellers, any information received or held by each Seller or any of their respective Representatives which relates to the Purchaser Group or, following Completion, any of the Group Companies (including all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of any of the Group Companies); and

(iii)

in the case of the Purchaser, any information directly or indirectly received or held by the Purchaser or any of its Representatives which relates to any Seller or any of their respective Affiliates or, prior to Completion, to any of the Group Companies (including all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of any of the Group Companies),

(together, the “Confidential Information”); and

(b)

shall not, except with the prior written consent of the party to whom the Confidential Information concerns (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Deed) or disclose to any person (other than its Representatives and providers of finance in accordance with Clause 13.2 and in the case of the Institutional Sellers and the Purchaser, to the persons described in Clause 13.3) any Confidential Information.

13.2

Each party undertakes that it shall only disclose Confidential Information to its Representatives and providers of finance for the purposes of the Transaction where it is reasonably required for the purposes of performing its obligations under this Deed or the other Transaction Documents and only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 13 and agree to comply with this Clause 13 as if they were a party to it.

13.3	Clauses 13.1 and 13.2 shall in no way prevent or restrict the Institutional Sellers or the Purchaser or any of their respective Representatives from disclosing Confidential Information to:

(a)	such party’s Representatives;

(b)	any general partner, limited partner, trustee, nominee or manager of, or adviser to, such party or of or to any of its Affiliates, or any investor or potential investor in any of them;

(c)

any company or fund (including any unit trust, investment trust, limited partnership or general partnership) which is advised by, or the assets of which are managed by (whether solely or jointly with others) such party or in respect of which such party is a general partner, or which is advised or managed by such party’s general partner, trustee, nominee, manager or adviser, or any potential investors in any such company or fund or any potential such company or fund;

(d)	any co-investment scheme of such party or any person holding shares under such scheme or entitled to the benefit of shares under such scheme;

(e)	the Non-Institutional Sellers and each of their respective Affiliates;

(f)

in the case of the Sellers and the Group, any existing provider of finance to any of the foregoing, any trustee or nominee on their behalf, any rating agency or the directors, officers, employees, agents, consultants, advisers, auditors or bankers of any actual provider of finance to the foregoing, in each case, provided that such disclosure is on a strictly confidential and need to know basis only in connection with the repayment of the amounts under the Existing Facilities and release of Encumbrances in relation to the Existing Facilities (including in respect of the Bank Pay-Off Amount, the Debt Security, the Pay-Off Letter and the Deed of Release) and provided that such recipients are informed of the confidential nature of the Confidential Information and agree to comply with reasonable confidentiality undertakings; and/or

(g)

in the case of the Purchaser, any actual or potential provider of finance to any of the foregoing, any trustee or nominee on their behalf, any rating agency or the directors, officers, employees, agents, consultants, advisers, auditors or bankers of any actual or potential provider of finance to the foregoing, in each case, provided that such disclosure is on a strictly confidential and need to know basis and provided that such recipients are informed of the confidential nature of the Confidential Information and agree to comply with reasonable confidentiality undertakings.

13.4

Subject to Clauses 13.5 and 13.6, no party shall make any announcement (including any communication to the public, to any customers, suppliers or employees of any of the Group Companies) concerning the subject matter of this Deed without the prior written consent of the Institutional Sellers and the Non-Institutional Sellers’ Representative (in the case of the Purchaser) and the Purchaser (in the case of the Sellers) (which shall not be unreasonably withheld or delayed).

13.5

Notwithstanding anything to the contrary set forth herein, as promptly as practicable following the date of this Deed, the Purchaser shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Deed and the Subscription Agreements, and make public all material non-public information provided to potential PIPE Investors prior to the date of this Deed (the “Signing Form 8-K”), and the Purchaser and the Institutional Sellers shall issue a mutually agreeable press release announcing the execution of this Deed (the “Signing Press Release”). Prior to filing with the SEC, the Purchaser will make available to the Institutional Sellers a draft of the Signing Form 8-K and will provide the Institutional Sellers with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.

13.6	Clauses 13.1 and 13.4 shall not apply if and to the extent that:

(a)

such disclosure or announcement is required by Law or by the rules of any stock exchange or any or any supervisory, regulatory, governmental or other Authority (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction, provided that before the Purchaser files any document with the SEC, the Purchaser shall provide to the Institutional Sellers, copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Institutional Sellers a reasonable opportunity to review such documents and comment thereon;

(b)	such disclosure is to a Tax Authority in connection with the Tax affairs of the disclosing party (or Affiliate thereof);

(c)

such disclosure or announcement is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Deed which is permitted by Clause 22;

(d)

the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 13.6; or

(e)	disclosure is made by the Purchaser to the W&I Insurer, provided such information is disclosed on a confidential basis.

13.7	The provisions of this Clause 13 shall survive termination of this Deed or Completion, as the case may be, and shall continue for a period of five (5) years from the date of this Deed.

14.	D&O INSURANCE

14.1

Prior to the Completion Date, the Institutional Sellers, at the cost of the Sellers, shall procure that the Company arrange for (and Purchaser shall procure that such is maintained until the sixth anniversary of the Completion Date) irrevocable run-off directors’ and officers’ insurance (“D&O Insurance”) in respect of those directors of any Group Company who resign from any board of a Group Company at or prior to Completion.

14.2	Any director covered by the D&O Insurance may enforce his or her rights under this Clause 14 under the Contracts (Rights of Third Parties) Act 1999.

15.	NON-INSTITUTIONAL SELLERS’ REPRESENTATIVE

15.1

Subject to Clause 15.3, each Non-Institutional Seller hereby irrevocably appoints each FP Seller to act as its representative and represent each Non-Institutional Seller for the purposes contemplated by this Deed (the “Non-Institutional Sellers’ Representative”).

15.2

Each Non-Institutional Seller hereby irrevocably agrees that it shall be bound by any steps or actions taken or any agreement entered into by the Non-Institutional Sellers’ Representative acting in accordance with this Deed. The Purchaser and the Institutional Sellers shall be entitled to rely on the authority of the Non-Institutional Sellers’ Representative to act on behalf of each Non-Institutional Seller without further enquiry.

15.3

If for any reason each of the FP Sellers shall not be able to act as the Non-Institutional Sellers’ Representative and the Non-Institutional Sellers nominate in writing another person to fill the role of Non-Institutional Sellers’ Representative by a decision taken by Non-Institutional Sellers representing a majority of the aggregate number of Shares held by the Non-Institutional Sellers, such other person so notified in writing to the Purchaser and the Institutional Sellers shall be the Non-Institutional Sellers’ Representative in substitution for the FP Sellers from time to time.

15.4

Each Non-Institutional Seller irrevocably and unconditionally undertakes severally to indemnify and hold the Non-Institutional Sellers’ Representative harmless against all Losses arising from the exercise or the purported exercise in good faith of any of the rights or duties of the Non-Institutional Sellers’ Representative contemplated by this Deed.

15.5

Each Non-Institutional Sellers agrees that any information relating to any other Seller’s holding of securities in the Group and amounts payable to any other Seller under the Transaction Documents (including the information in Schedule 1 and the Consideration Allocation Schedule) is confidential, and that they shall only be entitled to receive and/or have access to such information to the extent that that information relates to that Non-Institutional Seller.

16.	POWER OF ATTORNEY

16.1

From Completion and for so long after Completion as each Seller remains the registered holder of the Shares set forth against its name in column 2 of Schedule 1, each Seller shall appoint the Purchaser to be its lawful attorney with authority in its name and on its behalf to exercise any or all of the voting and other rights, powers and privileges attaching to such Shares in such manner and on such terms as the Purchaser in its absolute and unfettered discretion sees fit.

16.2

The power of attorney given in Clause 16.1 shall be irrevocable, save with the written consent of the Purchaser, and is given by way of security to secure the proprietary interest of the Purchaser in the relevant Shares as the Purchaser of the relevant Shares, but shall expire on the date on which the Purchaser is entered in the register of members of the Company as holder of the relevant Shares.

16.3	For so long as the power of attorney given in Clause 16.1 remains in force, each Seller undertakes:

(a)

not to exercise or allow or appoint any person to exercise any rights which attach to the relevant Shares or are exercisable in its capacity as registered holder of the relevant Shares without the Purchaser’s prior written consent;

(b)

to hold on bare trust for the Purchaser and to promptly account to the Purchaser for any and all dividends, interest and/or other distributions received by such Seller in respect of the relevant Shares and to, as soon as reasonably practicable after receipt, notify the Purchaser as attorney of anything received by such Seller in its capacity as registered holder of the relevant Shares;

(c)

to act promptly in accordance with the Purchaser’s instructions in relation to any rights exercisable or anything received by it in its capacity as registered holder of the relevant Shares and if so directed by the Purchaser, to promptly exercise any or all such rights in accordance with the direction of the Purchaser;

(d)

to cause to deliver to the Purchaser’s registered office any notice, letter, communication or other correspondence of any nature whatsoever relating to the relevant Shares, including any notice of general meeting or written resolution of the Company, as soon as reasonably practicable; and

(e)

to ratify, authorise and confirm whatever the Purchaser may do or cause to be done, and all documents considered, approved, signed, executed, completed, delivered and otherwise perfected by the Purchaser, as attorney in its name or on its behalf in exercising the powers contained in this Clause 16.1.

16.4	Nothing in this Clause 16.1 shall require any Seller to take any action (or require it to omit to take any action) that would breach any applicable Law.

17.	FURTHER ASSURANCE

Each party shall (and shall procure that each of its Affiliates shall) execute and deliver or procure, so far as they are reasonably able, the execution and delivery of, all such documents, and do all such things, as the other parties may reasonably require at the cost of such other party for the purpose of giving full effect to the provisions of this Deed.

18.	ENTIRE AGREEMENT AND REMEDIES

18.1

This Deed and the other Transaction Documents together set out the entire agreement between the parties relating to the subject matter of this Deed and matters described in the other Transaction Documents and, save to the extent expressly set out in this Deed or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

18.2

The Purchaser acknowledges and agrees that in entering into this Deed and the Transaction Documents, it has not relied and is not relying on, and shall have no claim or remedy in respect of, any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision made by or on behalf of the Sellers, any of their Representatives or any other person (whether party to this Deed or not), whether written or oral, express or implied, which is not expressly set out in this Deed, any other Transaction Document or related agreements.

18.3

The Purchaser acknowledges and agrees that neither it nor any of its Representatives has any rights against (and waives any rights it may have against), and shall not make any claim or bring any action against (and waives any claim it may have against), any Representative of any of the Sellers in relation to the Transaction and the Sellers and the Company acknowledge and agree that neither such Seller nor the Company nor any of their respective Representatives has any rights against (and waives any rights it may have against), and shall not make any claim or bring any action against (and waives any claim it may have against), any Representative of the Purchaser in relation to the Transaction.

18.4

Save as expressly set out in this Deed, and subject to the limitations set forth in this Deed, the only right or remedy of the Purchaser, the Sellers or the Company in relation to any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision set out in this Deed or any other Transaction Document shall be for breach of this Deed or the relevant Transaction Document to the exclusion of all other rights and remedies (including those in tort or arising under statute) and, in respect of any breach of this Deed or any Transaction Document, the only remedy shall be a claim for damages in respect of such breach. The Purchaser, the Sellers and the Company acknowledge and agree that damages may not be an adequate remedy for any breach of this Deed or the relevant Transaction Document and that the remedies of injunction, specific performance and other equitable remedies may be appropriate for any such threatened or actual breach.

18.5

Save as expressly set out in this Deed, no party shall not be entitled to rescind or terminate this Deed in any circumstances whatsoever at any time, whether before or after Completion, and each party waives any rights of rescission or termination it may have.

18.6

Each Seller irrevocably agrees that the Investment Agreement will terminate with effect from Completion and all rights of any kind (past, present or future), obligations and liabilities of each Seller and the Company and all claims under, pursuant to or arising (directly or indirectly) out of the Investment Agreement shall be released with effect from Completion whether arising before or on the Completion Date.

18.7

If there is any conflict between the terms of this Deed and any other agreement, this Deed shall prevail (as between the parties to this Deed and as between the Sellers and their respective Affiliates (on the one hand) and any members of the Purchaser Group (on the other hand)) unless:

(a)	such other agreement (including the Amended Investor Rights Agreement) expressly states that it overrides this Deed in the relevant respect; and

(b)	the Sellers, the Purchaser and the Company are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Deed in that respect.

18.8	This Clause 18 shall not exclude any liability for or remedy in respect of fraud or fraudulent misrepresentation.

19.	POST-COMPLETION EFFECT OF AGREEMENT

Notwithstanding Completion, each provision of this Deed and any other Transaction Document not performed at or before Completion but which remains capable of performance will remain in full force and effect and, except as otherwise expressly provided and subject to Law, without limit in time.

20.	WAIVER AND VARIATION

20.1

A failure or delay by a party to exercise any right or remedy provided under this Deed or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Deed or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

20.2

A waiver of any right or remedy under this Deed shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A party that waives a right or remedy provided under this Deed or by Law in relation to another party does not affect its rights in relation to any other party.

20.3

No variation or amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of the Purchaser, the Institutional Sellers and the Non-Institutional Sellers’ Representative. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Deed, nor shall it affect any rights or obligations under or pursuant to this Deed which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Deed shall remain in full force and effect except and only to the extent that they are varied or amended.

21.	INVALIDITY

Where any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Deed and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Deed and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Deed.

22.	ASSIGNMENT AND SUCCESSORS

22.1

Except as provided in this Clause 22 or as the Institutional Sellers, the Non-Institutional Sellers’ Representative and the Purchaser specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it.

22.2	Subject to Clauses 22.3 and 23, the Purchaser may assign the benefit of this Deed and/or of any other Transaction Document to which it is a party, in whole or in part, to, and it may be enforced by:

(a)

any member of the Purchaser Group, provided that the Purchaser shall procure that such assignee or transferee reassigns its rights or obligations under this Deed to another member of the Purchaser Group if such assignee or transferee ceases to be a member of the Purchaser Group; or

(b)

any bank or financial lender or creditor or any member of their groups (including any trustee or nominee on their behalf or funds) lending money or making other banking facilities available to the Purchaser for the acquisition of the Shares or by way of security.

Any such person to whom an assignment is made under this Clause 22.2 may itself make an assignment as if it were the Purchaser under this Clause 22.2.

22.3	Any assignment made pursuant to this Clause 22 and Clause 23.3 shall be on the basis that:

(a)	the Sellers may discharge their obligations under this Deed to the assignor until they receive notice of the assignment;

(b)	the liability of the Sellers to any assignee shall not be greater than its liability to the Purchaser;

(c)	the assignment shall not result in any other Taxes, costs or expenses for which any of the Sellers or their direct or indirect owners would be responsible; and

(d)	the Purchaser will remain liable for any obligations under this Deed to the extent the Purchaser Nominee does not satisfy such obligations.

23.	PURCHASER NOMINEE

23.1	This Deed shall be binding on and continue for the benefit of the successors and assignees of each party.

23.2

The Purchaser shall be entitled to nominate any of its Affiliates (a “Purchaser Nominee”) to acquire the Company on its behalf, provided that the Purchaser provides the Institutional Sellers a written notice of such nomination or nominations at least ten (10) Business Days prior to Completion (the “Purchaser Nomination Notice”), provided that (a) the Purchaser will remain liable for all obligations of the Purchaser and Purchaser Nominee under this Deed, (b) the liability of a Seller to any Purchaser Nominee shall not be greater than its liability to the Purchaser. Any such Purchaser Nomination Notice shall specify in reasonable detail the identity and corporate details of the relevant Purchaser Nominee, and (c) the nomination shall not result in any other Taxes, costs or expenses for which any of the Sellers or their direct or indirect owners would be responsible.

23.3

If the Purchaser delivers to the Seller a Purchaser Nomination Notice pursuant to Clause 23.2, it shall also be entitled to assign to the Purchaser Nominee all of its rights and benefits in respect of the acquisition of the Shares pursuant to Clauses 22.2(a) and 22.3.

24.	PAYMENTS, SET OFF AND DEFAULT INTEREST

24.1

Any payment to be made pursuant to this Deed by the Purchaser to the Sellers shall be made to the Paying Agent Account by way of electronic transfer in immediately available funds on or before the due date for payment. Receipt of such sum in such account on or before the due date for payment shall be a good discharge by the payor of its obligation to make such payment and the payor shall not be concerned with, or have any liability whatsoever with respect to, such apportionment or application of such amounts.

24.2

All payments under this Deed shall be made free from any set-off, counterclaim or other deduction or withholding of any nature whatsoever, except for deductions or withholdings required to be made by Law. If any deductions or withholdings are required by Law to be made from any such payments, the amount of any such payment (excluding for these purposes any payment in respect of the Consideration, Exit Bonuses and any Break Fees) shall be increased by such amount as will, after the deduction or withholding has been made, leave the recipient of the payment with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. The parties agree that, as at the date of this Deed, no deductions or withholdings are required by Law to be made from any payment in respect of the Consideration.

24.3

If, following the payment of an additional amount under Clause 24.2 above, the recipient subsequently obtains a saving, reduction, credit or payment in respect of the deduction or withholding giving rise to such additional amount, the recipient shall pay to the payer a sum equal to the amount of such saving, reduction, credit or payment (in each case to the extent of the additional amount) such payment to be made within seven (7) days of the receipt of the saving, reduction, credit or payment as the case may be.

24.4

Where a party defaults in the payment of any sum payable by virtue of this Deed or any other Transaction Documents the liability such party shall be increased to include an amount equal to interest on such sum from the date when payment is due to the date of actual payment (both before and after judgment) at that annual rate which is 2% per annum above the base lending rate of HSBC Bank plc from time to time in effect during such period. Such interest shall accrue from day to day and be compounded quarterly and shall be payable without prejudice to any other remedy available to the Sellers in respect of such default.

25.	NOTICES

25.1

Any notice or other communication given under this Deed or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 25.2 and served:

(a)	by courier, in which case it shall be deemed to have been given two (2) Business Days after its delivery to a representative of the courier; or

(b)

by e-mail, in which case it shall be deemed to have been given when dispatched subject to no automated response or bounce-back being received, provided that any notice dispatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

25.2	Notices under this Deed shall be sent for the attention of the person and to the address, or e-mail address, subject to Clause 25.3, as set out below:

For the FP Seller:

Name:	Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P.

For the attention of:	Deep Shah

Address:	207 Sloane Street, 2nd Floor, London, SW1X 9QX, United Kingdom

E-mail address:	Shah@franciscopartners.com

with copies to (such copies not in themselves constituting valid service of such notice):

Name:	Latham & Watkins (London) LLP

For the attention of:	Kem Ihenacho and Cory Tull

Address:	99 Bishopsgate, London EC2M 3XF

E-mail address:	Kem.Ihenacho@lw.com and Cory.Tull@lw.com

For the Temasek Seller:

Name:	Anderson Investments Pte. Ltd.

For the attention of:	Fock Wai Hoong and Martin Fichtner

Address:	c/o Temasek Capital Management Pte Ltd
60B Orchard Road, #06-18 Tower 2
The Atrium@Orchard

E-mail address:	waihoong@temasek.com.sg and
martinfichtner@temasek.com.sg

with copies to (such copies not in themselves constituting valid service of such notice):

Name:	Debevoise & Plimpton LLP

For the attention of:	Kevin M. Schmidt

Address:	919 Third Avenue, New York, NY 10011

E-mail address:	kmschmidt@debevoise.com

For the Non-Management Sellers and the Management Sellers:

Name:	Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P.

For the attention of:	Deep Shah

Address:	207 Sloane Street, 2nd Floor, London, SW1X 9QX, United Kingdom

E-mail address:	Shah@franciscopartners.com

with copies to (such copies not in themselves constituting valid service of such notice):

Name:	Latham & Watkins (London) LLP

For the attention of:	Kem Ihenacho and Cory Tull

Address:	99 Bishopsgate, London EC2M 3XF

E-mail address:	Kem.Ihenacho@lw.com and Cory.Tull@lw.com

For the Purchaser:

Name:	E2open Parent Holdings, Inc.

For the attention of:	Michael Farlekas and Laura Fese

Address:	c/o E2open, LLC, 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759

E-mail address:	Michael.Farlekas@e2open.com and
Laura.Fese@e2open.com

with a copy to (such copy in itself not constituting valid service of such notice):

Name:	Kirkland & Ellis (International) LLP

For the attention of:	David Holdsworth, Rachel Greenhalgh and Lauren M. Colasacco, P.C.

Address:	30 St Mary Axe, London, EC3A 8AF

E-mail address:	david.holdsworth@kirkland.com;
rachel.greenhalgh@kirkland.com; and
lauren.colasacco@kirkland.com

For the Company:

Name:	BluJay Topco Limited

For the attention of:	Andrew Kirkwood and Joy Burkholder Meier

Address:	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

E-mail address:	andrew.kirkwood@blujaysolutions.com;
and joy.meier@blujaysolutions.com

with a copy to, prior to Completion (such copy in itself not constituting valid service of such notice):

Name:	Latham & Watkins (London) LLP

For the attention of:	Kem Ihenacho and Cory Tull

Address:	99 Bishopsgate, London EC2M 3XF

E-mail address:	Kem.Ihenacho@lw.com and Cory.Tull@lw.com

with a copy to, following Completion (such copy in itself not constituting valid service of such notice):

Name:	Kirkland & Ellis (International) LLP

For the attention of:	David Holdsworth, Rachel Greenhalgh and Lauren M. Colasacco, P.C.

Address:	30 St Mary Axe, London, EC3A 8AF

E-mail address:	david.holdsworth@kirkland.com;
rachel.greenhalgh@kirkland.com; and
lauren.colasacco@kirkland.com

25.3

Any party to this Deed may notify the other parties of any change to its address or other details specified in Clause 25.2 provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

25.4

Any notice to be given to or by any or all of the Non-Institutional Sellers under this Deed shall be deemed to have been properly given if it is given to or by Non-Institutional Sellers’ Representative in accordance with the terms of this Deed.

26.	COSTS

26.1

Except as otherwise provided in this Deed, no party will be responsible for another party’s costs arising out of or in connection with the preparation, negotiation and implementation of this Deed and all other Transaction Documents and, for the avoidance of doubt, the Sellers will be responsible for any and all costs in respect of the establishment, maintenance and operation of the Paying Agent Account.

26.2

The Purchaser shall bear the cost of all Transfer Taxes imposed in connection with this Deed or any of the Transaction Documents or any transaction contemplated thereby or hereby (including as a result of the agreement to transfer or the transfer of Shares). The Purchaser shall be responsible for arranging the payment of all such Transfer Taxes, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment.

27.	RIGHTS OF THIRD PARTIES

27.1

The specified third party beneficiaries of the undertakings referred to in Clauses 3.4, 3.8, 10.8, 14.2, 18.3 and 18.6 shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999.

27.2

Any member of the Purchaser Group and any Group Company may rely on and enforce the terms of Clause 12 and any Seller, Group Company and member of the Purchaser Group may rely and enforce the terms of Clause 13, in each case, by reason of the Contracts (Rights of Third Parties) Act 1999.

27.3	Except as provided for in Clause 27.1 and 27.2, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

27.4

Each party represents to the other that any rights they each may have to terminate, rescind or agree any amendment, variation, waiver or settlement under this Deed are not subject to the consent of any person that is not a party to this Deed.

28.	COUNTERPARTS

This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.

29.	GOVERNING LAW AND JURISDICTION

29.1

This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales; provided that, for the avoidance of doubt, any determination of fiduciary duties, including in connection with Purchaser’s reasonable and/or good faith determinations in connection therewith pursuant to Clauses 7.16 and 7.18, shall be governed by Delaware law.

29.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

29.3

For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

29.4

Notwithstanding anything to the contrary set forth herein, including this Clause 29, the governing law, jurisdiction and dispute provisions of the Amended Investor Rights Agreement, the Support Agreements, the Subscription Agreements, the Debt Financing Agreements and the Lock-Up Agreements shall govern with respect to the matters set forth in such agreements.

30.	PROCESS AGENT

30.1

Without prejudice to any other permitted mode of service, the parties agree that service of any claim form, notice or other document for the purpose of or in connection with any action or proceeding in England or Wales arising out of or in any way relating to this Deed or any other Transaction Document governed by the laws of England or Wales shall be duly served upon:

(a)

the Purchaser if it is delivered personally or sent by recorded or special delivery mail to E2open Ltd, 1020 Eskdale Road, Winnersh Triangle, Reading, RG41 5TS marked for the attention of the directors; and

(b)

each of the FP Sellers if it is delivered personally or sent by recorded or special delivery mail to Francisco Partners Operations LLP of 207 Sloane Street, London SW1X 9QX marked for the attention of the designated members, or, in each case, such other person and address in England or Wales as such party shall notify the Institutional Sellers and the Non-Institutional Sellers’ Representative in writing from time to time, whether or not such claim form, notice or other document is forwarded to the relevant party or received by such party.

[Rest of the page left intentionally blank]

SCHEDULE 1: THE SELLERS

[Attached]

SCHEDULE 2: COMPLETION OBLIGATIONS

1.	SELLERS’ OBLIGATIONS

At Completion:

(a)	each Seller shall severally deliver to, or procure the delivery to, the Purchaser of:

(i)

solely to the extent a document required to be delivered pursuant to this paragraph 2 is executed via power of attorney, a copy of any such executed power of attorney in the Agreed Form under which any document to be delivered to the Purchaser by such Seller under this Schedule 2 has been executed;

(ii)	a stock transfer form in respect of the Shares set forth against its name in column 2 of Schedule 1 into the name of the Purchaser, duly executed by the registered holder(s) thereof; and

(iii)	share certificates in respect of all such Shares, or a deed of indemnity, in the Agreed Form, for any lost share certificates.

(b)	each Institutional Seller shall severally deliver to, or procure the delivery to, the Purchaser of:

(i)	the Amended Investor Rights Agreement, duly executed by or on behalf of each Institutional Seller;

(ii)	a copy of such Institutional Seller’s corporate authorisations approving the Transaction and the execution by each such Institutional Seller of the Transaction Documents to which it is a party;

(iii)	the written resignations as a director of the Company, in the Agreed Form, of each Institutional Director as a director of the Company; and

(iv)	a fully executed deed of termination in respect of the Master Consulting Services Agreement, in the Agreed Form;

(c)	each Institutional Seller and Management Seller shall severally:

(i)	deliver to, or procure the delivery to, the Purchaser of:

(A)

the written resignations of any other director of a Group Company, in the Agreed Form, the identity of whom the Purchaser has notified the Institutional Sellers not less than five (5) Business Days prior to the Scheduled Completion Date;

(B)	the duly executed Deed of Release;

(C)	the duly executed Pay-Off Letter;

(D)

the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (which will be written up to but not including Completion) of the Company as are kept by the Company or required to be kept by Law, which shall be deemed delivered to the Purchaser if they are in the possession or control of a Group Company; and

(E)	the authentication codes issued by the Registrar of Companies for each Group Company incorporated in England that has joined the Protected Online Filing Scheme;

(ii)	procure that through written consents or resolutions of the board of directors or duly convened board meetings of the relevant Group Company:

(A)

in the case of the Company, the transfers of the Shares (subject only to due stamping) are approved for registration of the Purchaser (or a relevant Purchaser Nominee) as the holder of the Shares in the register of members of the Company;

(B)	the resignations of the Institutional Directors in accordance with paragraph 1(c)(i)(A) from the board of each relevant Group Company are accepted with effect from Completion;

(C)

such persons as are nominated by the Purchaser as directors and secretary of the Company are appointed with effect as at Completion, the identity of whom the Purchaser has notified the Institutional Sellers not less than five (5) Business Days prior to the Scheduled Completion Date;

(D)

all existing authorities to bankers in respect of operation of the bank accounts of the Group are revoked and authority granted in favour of such persons as the Purchaser may direct to operate such accounts, the identity of whom the Purchaser has notified the Institutional Sellers not less than five (5) Business Days prior to the Scheduled Completion Date; and

(iii)	deliver to, or procure the delivery to, the Purchaser of copies of such resolutions set out in paragraph 1(c)(ii) above.

2.	PURCHASER’S OBLIGATIONS

At Completion the Purchaser shall:

(a)	comply with its obligations set out in Clauses 3.2 to 3.4 (inclusive);

(b)	subject to receipt of the Requisite Stockholder Approval file the Amended Certificate of Incorporation with the Delaware Secretary of State;

(c)	deliver to, or procure the delivery to:

(i)	the Institutional Sellers:

(A)

solely to the extent a document required to be delivered pursuant to this paragraph 2 is executed via power of attorney, a copy of any such executed power of attorney in the Agreed Form under which any document to be delivered to the Sellers by the Purchaser under this Schedule 2 has been executed;

(B)

copies of all resolutions adopted by the board of directors of the Purchaser authorising the execution, delivery and performance of this Deed and the other and the consummation of the transactions contemplated hereby;

(C)	the execution by the Purchaser of the Transaction Documents to which it is a party; and

(D)	the Amended Investor Rights Agreement, duly executed by the Purchaser;

(ii)

each Seller or to such of its Affiliates who, in each case, qualify as accredited investors (as such term is defined in Rule 501(A) of the United States Securities Act of 1933 as in effect on the date of this Deed) and as are notified by a Seller to the Purchaser in writing at the latest five (5) Business Days prior to Completion (each such a person a “Seller’s Nominee”), evidence from the Purchaser’s transfer agent of the issue by the Purchaser to each Seller and/or each such Seller Nominee of book-entry shares representing the number of whole shares representing such Seller’s respective proportion of the Consideration Shares. The Consideration Shares shall bear the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE; and

(d)

procure that the board of directors of the Purchaser shall be composed as set forth in the Amended Investor Right Agreements, to serve in accordance with the Constitutional Documents of the Purchaser; provided, that such persons nominated to be by the Institutional Sellers in accordance with the Amended Investor Rights Agreement shall be identified as promptly as practicable following the date of this Deed (but in no event later than the date on which the Proxy Statement is filed with the SEC).

SCHEDULE 3: PRE-COMPLETION OBLIGATIONS

Part 1 – Sellers

Each Seller shall, from the date of this Deed until Completion, severally procure that none of the Group Companies:

(a)

creates, allocates, allots, issues, redeems, reduces or repurchases any share capital, loan capital or securities of any kind (including, for the avoidance of doubt, any right or option to acquire or to be issued any such share capital, loan capital or securities) except to or in favour of another Group Company;

(b)	amend the terms of, or the rights and/or obligations attaching to, the Shares;

(c)	acquires any of the issued equity instruments, debt instruments or other securities of any company or other person;

(d)

establishes a direct or indirect subsidiary undertaking or branch in any jurisdiction, other than a special purpose vehicle incorporated solely for the purposes of acquiring or disposing of any shares, assets, business, undertakings or any other interest in an asset to the extent to Purchaser has consented to such acquisition or disposition to the extent required by this Deed and, for the avoidance of doubt, undertakes no other activities or operations other than acting as a holding company;

(e)

makes any significant change in the nature or organisation of the business of the Group as a whole, including by voluntarily discontinuing or ceasing to operate all or a material part of the business of the Group as a whole;

(f)	initiates, or consents to, any kind of insolvency process or any arrangement with its creditors, or does any of the foregoing with respect to any other Group Company;

(g)

acquires or disposes of, or agree to acquire or dispose of, any shares, assets, business, undertakings or any other interest in an asset, for a value in excess of USD 15,000,000 (inclusive of VAT) (whether individually or when aggregated with all other such amounts between the date of this Deed and Completion), other than the acquisition of the common stock of Raven Logistics, Inc., by BluJay Solutions Inc., pursuant to a stock purchase agreement between BluJay Solutions Inc., and Duane Kuzak dated 4 May 2021 (the “Raven SPA”), provided, that the Company and the Sellers shall provide the Purchaser with an opportunity to review and comment on any amendment to the Raven SPA, and shall consider the Purchaser’s comments in good faith, and the purchase price for such acquisition shall not exceed the amount set forth in such document as of the date hereof without the Purchaser’s consent;

(h)	enters into, or amends, any contract, understanding or arrangement with a Seller or its Affiliates;

(i)	declares, makes or pays a dividend or other distribution (whether in cash, stock or in kind) or from any of its reserves or makes any reduction of its paid-up share capital;

(j)	creates any Encumbrance over its shares, assets or undertaking (other than Encumbrances which arise by operation of Law or in the ordinary and usual course of business);

(k)

(i) assigns, transfers, licenses or otherwise disposes of any Intellectual Property Rights owned by any Group Company, (ii) lets lapse, abandons, or allows to expire any Intellectual Property Rights owned by any Group Company but excluding any such Intellectual Property Rights which have not been regularly used in the Business in the twelve (12) months prior to the date hereof (for the avoidance of doubt, such exclusion to apply to the Intellectual Property Rights in documents 9.1.4, 9.1.5 and 9.1.6 of the Data Room); or (iii) discloses any know-how, confidential information or trade secrets forming part of the Intellectual Property Rights owned by such Group Company save for in the ordinary course and subject to appropriate confidentiality obligations;

(l)	makes any material alteration to its constitutional documents;

(m)

institutes or settles any litigation, arbitration, mediation, or other legal proceedings which are reasonably likely to result in a payment or liability by any Group Company (whether conditional or otherwise) in excess of USD 5,000,000 (except in respect of debt collection in the ordinary course of business);

(n)

establishes or modifies (other than as required by Law) any profit sharing, bonus, retention, incentive, severance scheme or pension or retirement scheme, other than employee commission plans to provide for quota retirement and pay-out of commission based on bookings for software as a service (SaaS), logistics as a service (LaaS) and license and maintenance in relation thereto, as substantially set forth in document 14.15 of the Data Room;

(o)

adopts, enters into, amends or terminates (other than as required by Law) any Plan (or any plan or arrangement that would have constituted a Plan had it been in effect on the Completion Date), except in connection with the acquisition of the common stock of Raven Logistics, Inc., by BluJay Solutions Inc. pursuant to the Raven SPA;

(p)

terminates, or amends the terms (other than as required by Law) of, the employment of any Senior Employee, save for in the event of gross misconduct justifying summary dismissal, other than an increase in the salary of certain employees of BluJay Solutions (India) Private Ltd, provided that the aggregate amount of such increases shall not exceed 10% of the aggregate amount of the salaries of all employees of BluJay Solutions (India) Private Ltd in each case allocated in a manner consistent with past practice;

(q)	engages or appoints any Senior Employee (other than to fill a vacancy);

(r)

incurs any additional borrowings (other than by an existing bank overdraft or similar facility within limits subsisting at the date of this Deed), or enters into any guarantee or indemnity or other arrangement to secure another person’s (other than another Group Company’s) obligations, in excess of USD 1,000,000, other than in the ordinary and usual course of business, or makes any loan in excess of USD 1,000,000, in each case whether individually, or when aggregated with all other such amounts loaned or borrowed (as applicable) by any Group Company between the date of this Deed and Completion, other than in the ordinary and usual course of business;

(s)	amend the terms of the Existing Facilities other than in the ordinary and usual course of business;

(t)

make any material change to the terms of, or voluntarily terminate, any agreement or arrangement in respect of which the Group’s aggregate revenue or cost in the twelve (12) months immediately preceding the date of this Deed exceeded USD 1,000,000 (exclusive of VAT), other than in the ordinary course and usual course of business;

(u)

changes its accounting reference date, or changes any material basis, accounting method, accounting period, policy, or practice relating to Tax or make or change any material election relating to Tax (unless required by applicable Laws);

(v)	removes its auditors or appoint new auditors, other than to comply with applicable Laws;

(w)

changes its residence for Tax purposes or establishes a permanent establishment or other taxable presence in any jurisdiction other than the jurisdiction of residence for tax purposes of the relevant Group Company;

(x)

file, amend or revoke any return, election, declaration, report, claim for refund, information return or statement or other document filed with an Authority with respect to Taxes in a manner that is materially inconsistent with past practice, settle any material tax claim or claimed deficiency, or enter into any Tax indemnity agreement or similar arrangement with a related party, on a non-arm’s length basis or with a Tax Authority;

(y)

settles, compromises, agrees or materially negotiates any material audit, enquiry, assessment, dispute or litigation relating to Tax with any Tax Authority, enters into any material closing agreement or similar agreement with any Tax Authority, or consents to any material extension or waiver of the limitation period relating to Tax or engages in any voluntary discussions with any Tax Authority in relation to any material Tax liability or potential material Tax liability; or

(z)	agrees or commits, conditionally or otherwise and whether or not in writing, to do any of the foregoing.

Part 2 – Purchaser

The Purchaser shall, from the date of this Deed until Completion, procure that no member of the Purchaser Group will:

(a)

amend, modify or otherwise change its organisational documents in a manner that would reasonably be expected to prevent, impede or materially delay the transactions contemplated by this Deed or otherwise in a manner materially adverse to the Sellers;

(b)

except as contemplated by this Deed or solely among any members of the Purchaser Group (including in respect of tax distributions paid in accordance with the LLC Agreement), but not by the Purchaser itself, authorise, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any share capital, or make any other actual, constructive or deemed distribution in respect of the share capital;

(c)

other than in connection with the transactions contemplated by this Deed (including the Subscription Agreements), issue any equity interests or convertible or exchangeable securities, other than (A) the conversion or exercise of existing debentures and warrants or pursuant to the LLC Agreement or the Certificate of Incorporation of the Purchaser, (B) the issuance of shares of Purchaser Stock upon the exercise of any equity award that is outstanding as of the date of this Deed in accordance with its terms or is granted pursuant to Section (C) of this paragraph, (C) the issuance of options, shares of restricted stock or other equity awards to then current employees, directors or independent contractors or other service providers or (D) the issuance of shares of Class A Common Stock for an aggregate purchase price of no more than $200 million at a price per share no less than the lesser of (x) $10.00 and (y) 10% less than the then-current five-day VWAP so long as such issuance does not in and of itself require shareholder approval (beyond shareholder approval of the Amended Certificate of Incorporation);

(d)

solely with respect to the Purchaser (and not, for the avoidance of doubt, any other member of the Purchaser Group) merge or consolidate with any person or voluntarily adopt a plan of complete or partial liquidation, dissolution, restructuring or other reorganization of the Purchaser;

(e)	agrees or commits, conditionally or otherwise and whether or not in writing, to do any of the foregoing.

SCHEDULE 4: PURCHASER’S WARRANTIES

All warranties set out in this Schedule 4 shall be qualified (x) by information disclosed or reflected in the Purchaser SEC Documents publicly furnished or filed with the SEC as at two (2) Business Days prior to the date of this Deed (but excluding any risk factor disclosures contained under the headings “Risk Factors” or “Quantitative and Qualitative Disclosures about Market Risk,” or any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature) and (y) as set forth on Schedule 5.

1.	CAPACITY AND AUTHORITY

1.1	The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

1.2

The Purchaser has all requisite power and authority to enter into and perform this Deed and the other Transaction Documents in accordance with their terms, subject in all cases to the receipt of the Requisite Stockholder Approval.

1.3

This Deed and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on the Purchaser in accordance with their terms, assuming due authorization, execution and delivery by the other parties hereto (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

1.4

The execution and delivery of this Deed and the other Transaction Documents by the Purchaser and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Purchaser, any agreement, arrangement or instrument to which the Purchaser is a party or by which it is bound, any order, judgment or decree of any court or Authority to which it is a party or by which it is bound, or any Law or order that applies to or binds the Purchaser or any of its property, subject in all cases to the receipt of the Requisite Stockholder Approval.

1.5

No consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority (other than as required pursuant to the Conditions or as otherwise expressly set out in this Deed) is required to be obtained, or made, by the Purchaser to authorise the execution or performance of this Deed and each of the Transaction Documents to which it is party by the Purchaser, subject to the filing of the Amended Certificate of Incorporation with the Delaware Secretary of State.

2.	PURCHASER FINANCING AGREEMENTS

2.1

The Institutional Sellers have been provided with correct and complete copies of (a) all Subscription Agreements and (b) (i) an executed debt commitment letter dated on or about the date of this Agreement signed by the relevant finance provider(s) only enclosing a form of amendment agreement to the Credit Agreement to enable the Purchaser to pay Consideration under this Agreement on the Completion Date, (ii) an executed fee letter and (iii) an executed conditions precedent satisfaction letter (subject, in the case of the related fee letter, to customary redactions with respect to confidential fee arrangements and “market flex” provisions) pursuant to which the Purchaser will have available funds, together with the PIPE Financing Amount, in order to meet its obligations under the Transaction Documents (such debt financing agreements, the “Debt Financing Agreements” and, together with the Subscription Agreements, the “Purchaser Financing Agreements”).

2.2

Each Purchaser Financing Agreement is in full force and effect and has been duly executed by and is binding upon the Purchaser and its Affiliates and, to the Purchaser’s knowledge, all other parties thereto.

2.3

The Purchaser has or will have fully committed funds immediately available to it and such funds are sufficient to satisfy its obligations hereunder at Completion and, in the case of any related loan facilities, the Purchaser will be able to satisfy all conditions of drawdown thereunder at or prior to Completion.

3.	CAPITALISATION OF THE PURCHASER

3.1	The authorised capital stock of the Purchaser consists of (the “Purchaser Stock”):

(a)	1,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Deed;

(b)	2,500,000,000 shares of Class A Common Stock, of which 187,051,142 shares are issued and outstanding as of May 25, 2021;

(c)

13,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share, divided into 9,000,000 shares of Series B-1 Common Stock, par value $0.0001 per share, of which 8,120,367 shares are issued and outstanding as of May 25, 2021, and 4,000,000 shares of Series B-2 Common Stock, par value $0.0001 per share, of which 3,372,184 shares are issued and outstanding as of May 25, 2021; and

(d)	40,000,000 shares of Class V Common Stock, par value $0.0001 per share, of which 35,636,680 shares are issued and outstanding as of May 25, 2021.

3.2

All of the shares of the Purchaser Stock described in paragraph 3.1 of this Schedule 4 as issued and outstanding have been duly authorised and are validly issued, fully paid, non-assessable and free of pre-emptive right.

3.3

Other than the Purchaser Stock and incentive equity issued to directors, employees and other service providers, no other class of capital stock or series of any class of capital stock or (except as set forth in Schedule 5) securities convertible into capital stock of the Purchaser is authorised or outstanding.

3.4

Except as set forth in Schedule 5 or incentive equity issued to directors, employees and other service providers, as of the date of this Deed, no other shares of capital stock of the Purchaser, or any securities convertible into any capital stock of the Purchaser, were issued, reserved for issuance or outstanding, and the Purchaser does not have outstanding any options or other equity interests to purchase, any pre-emptive rights or other rights to subscribe for or to purchase, or any written contracts, leases, licenses, indentures, agreements, commitments or other legally binding arrangements to issue or sell, shares of its capital stock or any such options, equity interests, rights, convertible securities or warrants other than granted under the Purchaser’s equity plans.

3.5

As of the Completion, the Consideration Shares will be duly authorised, validly issued, fully paid and non-assessable and issued to the Sellers free from all Encumbrances other than pursuant to applicable Law, the legends described herein and the Amended Investor Rights Agreement and/or Lock-Up Agreements, as appropriate.

4.	AUTHORITY OF THE PURCHASER BOARD OF DIRECTORS

4.1	As of the date hereof, the Board of Directors of the Purchaser (the “Purchaser Board”) has:

(a)	approved and declared advisable this Deed and the Transaction; and

(b)

resolved to recommend, upon the terms and subject to the conditions of this Deed, that the holders of voting shares of Purchaser Stock vote to approve the issuance of the Consideration Shares and the PIPE Shares and, to the extent required, the Amended Certificate of Incorporation and directed that such matters be submitted for consideration by such holders at a meeting of the Purchaser’s stockholders (the “Purchaser Board Recommendation”).

4.2	The Requisite Stockholder Approval is the only vote of the holders of any shares of Purchaser Stock necessary to approve the transactions contemplated by this Deed.

5.	SEC REPORTS AND FINANCIAL STATEMENTS

5.1

Other than as set forth on Schedule 5, the Purchaser has filed or furnished all forms, reports, schedules, statements and other documents (including any exhibits thereto) required to be filed or furnished by it with the SEC (all such documents and reports publicly filed or furnished by the Purchaser (including the Purchaser’s predecessor registrant, CC Neuberger Principal Holdings I) or any subsidiary of the Purchaser, the “Purchaser SEC Documents”).

5.2

As of their respective dates or, if amended, as of the date of the last such amendment, the Purchaser SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date so filed, and none of the Purchaser SEC Documents at the time they were filed or furnished contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.3

The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Purchaser SEC Documents are accurate and complete as of the dates made and comply as to form and content with all applicable Laws.

5.4	The financial statements (including all related notes and schedules) included in the Purchaser SEC Documents (the “Purchaser Financial Statements”) at the time they were filed or furnished:

(a)

fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (except, in the case of unaudited statements, subject to normal year-end audit adjustments, the absence of notes and to any other adjustments described therein, including in any notes thereto or with respect to pro forma financial information, subject to the qualifications stated therein);

(b)

were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except, in the case of unaudited statements, subject to normal year-end audit adjustments, the absence of notes and to any other adjustments described therein, including in any notes thereto or with respect to pro forma financial information, subject to the qualifications stated therein); and

(c)	comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto.

5.5	There are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Purchaser relating to the Purchaser SEC Documents.

5.6	None of the Purchaser SEC Documents is, to the Purchaser’s knowledge, the subject of ongoing review by the SEC.

5.7

Neither the Purchaser nor any of its subsidiaries are a party to, nor do they have any commitment to become a party to: (a) any joint venture or off-balance sheet partnership; or (b) any similar contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation that is legally binding (including any of the arrangements in sub-paragraph (b) of this paragraph relating to any transaction or relationship between or among the Purchaser or one of its subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Exchange Act), where the result, purpose or effect of such arrangements in sub-paragraph (b) of this paragraph is to avoid disclosure of any material transaction involving, or material liabilities of, the Purchaser or any of its subsidiaries in the Purchaser Financial Statements or other the Purchaser SEC Documents.

6.	REGISTRATION

6.1

As of the date hereof, the issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “ETWO”.

6.2	The Purchaser is in compliance in all material respects with the current listing and governance rules and regulations of NYSE applicable to the Purchaser.

6.3	As of the date hereof, none of the Purchaser or any of its Affiliates has taken any action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

SCHEDULE 5: PURCHASER’S DISCLOSURES

[Attachecd]

This Deed has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered as a DEED by	)

Francisco Partners GP III Management (Cayman) Limited	)

acting in its capacity as general partner of	)

Francisco Partners GP III (Cayman) L.P.,	)	/s/ Deep Shah

acting in its capacity as general partner of	)	Authorised Signatory

Francisco Partners III (Cayman), L.P.	)

[Signature Page – Share Purchase Deed]

EXECUTED and delivered as a DEED by	)

Francisco Partners GP III Management (Cayman) Limited	)

acting in its capacity as general partner of	)

Francisco Partners GP III (Cayman) L.P.,	)	/s/ Deep Shah

acting in its capacity as general partner of	)	Authorised Signatory

Francisco Partners Parallel Fund III (Cayman), L.P.	)

[Signature Page – Share Purchase Deed]

EXECUTED and delivered as a DEED by	)

ANDERSON INVESTMENTS PTE. LTD.	)

acting by Wai Hoong,	)	/s/ Wai Hoong

an authorised signatory	)	Authorised Signatory

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by ANDREW KIRKWOOD	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by CHRISTOPHER TIMMER	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by SIAN HOPWOOD	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by JOHNNY THØGERSEN	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by JOY BURKHOLDER MEIER	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by SHARON PLESTED	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by RONALD SCOTT BROWN	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by DOUGLAS SURRETT	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by PATRICK ROHLINGER	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by TIMOTHY HINSON	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by WILLIAM MADDEN	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by TONYA MILLER	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by PATRICK MALEY	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by SCOTT CRAVEN	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by SIEGFRIED MÄNZEL	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by TIM CONROY	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by KATIE KINRAID	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by DAN GRIMM	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by MICHAEL HUNT	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by DAVID LANDAU	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by JOHANNES BOOS	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by SAMUEL ADDEO	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by DOUGLAS BRAUN	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by ROBERT FARRELL	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by ANDREW HICKS	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by JONATHON HARSTON	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by MARTIN HISCOX	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square LONDON SW10 9JY	Address of Witness

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by	)

E2OPEN PARENT HOLDINGS, INC.	)	/s/ Michael Farlekas

acting by Michael Farlekas,	)	Chief Executive Officer

its Chief Executive Officer	)

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by	)

BLUJAY TOPCO LIMITED	)	/s/ Michael Hunt

acting by Michael Hung, a director	)	Director

and Deep Shah, a director	)

	)	/s/ Deep Shah

	)	Director

[Signature Page – Share Purchase Deed]

ANNEX B

Agreed Form

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms hereof, this “Agreement”), dated as of [•], 2021 (the “Effective Date”)1, is made by and among (i) E2open Parent Holdings, Inc., a Delaware corporation and successor to CC Neuberger Principal Holdings I, a Cayman Islands exempted company (including any of its successors or assigns, “PubCo”); (ii) (A) Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., a Cayman Islands exempted limited partnership (“GBCF Cayman”), (B) Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., a Cayman Islands exempted limited partnership (“GBCF Delaware”), (C) Insight Venture Partners (Cayman) IX, L.P., a Cayman Islands exempted limited partnership (“IVP Cayman”) and (D) Insight Venture Partners (Delaware) IX, L.P., a Delaware limited partnership (together with GBCF Cayman, GBCF Delaware, and IVP Cayman, the “IVP Blocked Equityholders”); (iii) (A) Helios Associates, LLC, a Delaware limited liability company (“Helios”), and (B) Sesame Investments LP, a Delaware limited partnership (together with Helios, the “Elliott Equityholders”); (iv) (A) EFFEM Master Fund II Parallel, L.P., a Delaware limited partnership (“PEM Parallel Fund II”), (B) EFFEM Master Fund II, L.P., a Delaware limited partnership (“PEM Fund II”) and (C) Performance EFFEM PE Fund II, L.P. (Series 2017), (together with PEM Parallel Fund II and PEM Fund II, the “PEM Blocked Equityholders,” and collectively with the IVP Blocked Equityholders and the Elliott Equityholders, the “Blocked Equityholders”); (v) Insight E2open Aggregator, LLC (“IVP Aggregator”, together with the IVP Blocked Equityholders, the “IVP Equityholders”); (vi) Performance Direct Investments III, L.P., a Delaware limited partnership (together with the PEM Blocked Equityholders, the “PEM Equityholders”); (vii) CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”); (viii) CC NB Sponsor 1 Holdings LLC, a Delaware limited liability company (“CC Capital”); (ix) Neuberger Berman Opportunistic Capital Solutions Master Fund LP, a Cayman Islands exempted company (“NBOKS” and, together with CC Capital, the “Founder Holders”); (x) Eva F. Huston and Keith W. Abell (each, a “CCNB1 Independent Director” and, together, the “CCNB1 Independent Directors”); (xi) Francisco Partners III (Cayman), L.P., a Cayman Islands exempted limited partnership, and Francisco Partners Parallel Fund III (Cayman), L.P., a Cayman Islands exempted limited partnership (collectively, the “Francisco Partners Equityholders”); and (xii) Anderson Investments Pte. Ltd., a Singapore private limited company (the “Temasek Equityolder” and collectively with Francisco Partners Equityholders, the “BluJay Equityholders” each of the Temasek Equityholder and the Francisco Partners Equityholders, a “BluJay Equityholder”, and the BluJay Equityholders collectively with the Blocked Equityholders, the IVP Aggregator and the PEM Equityholders, the “Equityholders”). Each of PubCo, each Equityholder, the Sponsor, each Founder Holder and each CCNB1 Independent Director may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, PubCo entered into that certain Business Combination Agreement, dated as of October 14, 2020 (as amended, and as it may be further amended from time to time in accordance with the terms thereof, the “BCA”), by and among PubCo, the Blocker Merger Subs (as defined in the BCA), each wholly owned subsidiaries of PubCo, the Company Merger Sub (as defined in the BCA), a wholly owned subsidiary of PubCo, the Blockers (as defined in the BCA), E2open Holdings, LLC (formerly known as Eagle Parent Holdings, LLC), a Delaware limited liability company (the “Operating Company”), and the other parties thereto, in connection with the business combination of PubCo and the Operating Company (the “Business Combination”) and other transactions contemplated therein;

WHEREAS, pursuant to the BCA, at the Closing, among other things (i) the Operating Company became a subsidiary of PubCo and PubCo acquired a certain number of common units in the Operating Company

[1]	To be date of Completion of BluJay Acquisition.

(“Common Units”) and (ii) (A) the holders of Equity Securities of the Operating Company (including IVP Aggregator but excluding the Blockers) immediately prior to the Effective Time (as defined in the BCA), received (1) a certain number of Common Units and the same number of shares of Class V Common Stock and (2) a certain number of unvested performance-based restricted Common Units (“Restricted Common Units”), and (B) the Blocked Equityholders, immediately prior to the Effective Time (as defined in the BCA), received (1) a certain number of shares of Class A Common Stock and (2) a certain number of shares of Class B Common Stock, in each case in accordance with the terms of the BCA;

WHEREAS, upon the consummation of the Business Combination, PubCo and the other persons holding Common Units and Restricted Common Units, including IVP Aggregator, entered into that certain third amended and restated operating agreement of the Operating Company dated as of February 4, 2021 (as it may be further amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “LLC Agreement”);

WHEREAS, pursuant to the LLC Agreement, upon satisfaction of the conditions set forth in the LLC Agreement, (i) the Restricted Common Units will vest and become Common Units and (ii) PubCo will issue to the holders of such Common Units an additional number of shares of Class V Common Stock such that each such holder holds the same number of Common Units and shares of Class V Common Stock, and upon satisfaction of the conditions set forth in the Certificate of Incorporation, the shares of Class B Common Stock will convert automatically into shares of Class A Common Stock of PubCo;

WHEREAS, each of the Equityholders holding Common Units has the right to exchange such Common Units, along with the cancelation of an equal number of shares of Class V Common Stock, for shares of Class A Common Stock pursuant to the terms and conditions of the LLC Agreement;

WHEREAS, PubCo, the Sponsor and the CCNB1 Independent Directors entered into that certain Registration and Shareholder Rights Agreement, dated as of April 28, 2020 (the “Original RRA”);

WHEREAS, at the consummation of the Business Combination, on February 4, 2021, PubCo, the Sponsor, the Founder Holders, the CCNB1 Independent Directors and the Equityholders (other than the BluJay Equityholders) entered into an Investor Rights Agreement (the “Original IRA”);

WHEREAS, in connection with the execution of the Original IRA, PubCo, the Sponsor and the CCNB1 Independent Directors terminated the Original RRA and replaced it with the Original IRA;

WHEREAS, PubCo entered into that certain Share Purchase Agreement, dated as of May 26, 2021 (as amended, and as it may be further amended from time to time in accordance with the terms thereof, the “SPA”), by and among PubCo, BluJay Toco Limited (“BluJay”), the BluJay Equityholders, the Management Sellers (as defined in the SPA) and the Non-Management Sellers (as defined in the SPA), in connection with the acquisition by PubCo of BluJay (the “BluJay Acquisition”) and other transactions contemplated therein;

WHEREAS, pursuant to the SPA, at the Completion, among other things (i) PubCo will, directly or indirectly, acquire all of the outstanding equity interests of BluJay, and BluJay will become a direct or indirect wholly-owned subsidiary of the Operating Company;

WHEREAS, at the Completion, the BluJay Equityholders will receive a certain number of shares of Class A Common Stock;

WHEREAS, in connection with Completion, the Parties hereto desire to amend and restate the Original IRA in its entirety and replace it with this Agreement;

WHEREAS, the Original IRA can be amended in the form of this Agreement with the consent of PubCo, the IVP Representative and the Sponsor Representative; and

WHEREAS, on the Effective Date, the Parties desire to amend and restate the Original IRA to add the BluJay Equityholders as party hereto and to otherwise set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, charge, litigation, arbitration, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide, material business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, a Transfer with respect to any Equity Securities shall, for purposes of this Agreement, means that the Transferor no longer Beneficially Owns such Equity Securities (except, for the avoidance of doubt, for any Transfer to Permitted Transferees or with respect to pledges or encumbrances which do not Transfer economic risk). “Beneficially Owns,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings.

“Blocked Equityholder” has the meaning set forth in the Preamble.

“BluJay” has the meaning set forth in the Recitals.

“BluJay Acquisition” has the meaning set forth in the Recitals.

“BluJay Equityholder” has the meaning set forth in the Preamble.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Effective Date, as the same may be amended from time to time.

“CC Capital” has the meaning set forth in the Preamble.

“CCNB1” means CC Neuberger Principal Holdings I, a Cayman Islands exempted company.

“CCNB1 Independent Directors” has the meaning set forth in the Preamble.

“CEO Director” has the meaning set forth in Section 3.1(a).

“Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Effective Date, as the same may be amended from time to time.

“CFIUS” shall mean the Committee on Foreign Investment in the United States, including any member agency acting in its capacity as such.

“CFIUS Authorities” means the Defense Production Act of 1950 (50 U.S.C.§ 4565), and its implementing regulations located at 31 C.F.R. Parts 800-802.

“CFIUS Clearance” means any of the following shall have occurred: (i) CFIUS has concluded that the BluJay Acquisition is not a “Covered Real Estate Transaction” or otherwise a “Covered Transaction” and is not subject to review under the CFIUS Authorities; (ii) CFIUS has issued a written notice that it has completed a review or investigation of the declaration or notice provided pursuant to the CFIUS Authorities with respect to the BluJay Acquisition, and has concluded all action under the CFIUS Authorities; (iii) in the event that the parties have filed a declaration, CFIUS has informed the Parties that it is unable to conclude action under the CFIUS Authorities with respect to the BluJay Acquisition on the basis of the declaration, but CFIUS has not requested that the Parties file a written notice of the BluJay Acquisition, and the 30-day assessment period established by CFIUS for the review of the declaration shall have elapsed, or (iv) if CFIUS has sent a report to the President of the United States (“President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the proposed action or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

“Class A Common Stock” means, as applicable, (a) the Class A common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class A common stock or into which the Class A common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means, as applicable, (a) the Class B common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class B common stock or into which the Class B common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class V Common Stock” means, as applicable, (a) the Class V common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class V common stock or into which the Class V common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Closing” has the meaning given to such term in the BCA.

“Closing Date” has the meaning given to such term in the BCA, which date is February 4, 2021.

“Common Stock” means shares of the Class A Common Stock, the Class B Common Stock and the Class V Common Stock, including any shares of the Class A Common Stock, the Class B Common Stock and the Class V Common Stock issuable upon the exercise of any warrant or other right to acquire shares of the Class A Common Stock, the Class B Common Stock and the Class V Common Stock.

“Common Units” has the meaning set forth in the Recitals.

“Company Units” means the Common Units and the Restricted Common Units.

“Completion” has the meaning given to such term in the SPA.

“Completion Date” has the meaning given to such term in the SPA.

“Confidential Information” has the meaning set forth in Section 3.4.

“Demanding Holders” has the meaning set forth in Section 4.1(c).

“E2open” means E2open, LLC, a Delaware limited liability company.

“Economic Interests” mean (a) for the IVP Equityholders, (i) Common Units, plus any Common Units issued upon the conversion of Restricted Common Units pursuant to clause (y) below and (ii) shares of Class A Common Stock, plus any shares of Class A Common Stock issued upon the conversion of shares of Class B Common Stock pursuant to clause (y) below, in each case owned by the IVP Equityholders or their Permitted Transferees, (b) for the Elliott Equityholders, shares of Class A Common Stock, plus any shares of Class A Common Stock issued upon the conversion of shares of Class B Common Stock pursuant to clause (y) below, in each case owned by the Elliott Equityholders or their Permitted Transferees, (c) for the Sponsor, 12,766,286 shares of Class A Common Stock, plus any shares of Class A Common Stock issued upon the conversion of shares of Class B Common Stock pursuant to clause (y) below owned by the Sponsor or its Permitted Transferees, (d) for CC Capital, 6,383,143 shares of Class A Common Stock, plus any shares of Class A Common Stock issued upon the conversion of shares of Class B Common Stock pursuant to clause (y) below owned by CC Capital or its Permitted Transferees, (e) for the Francisco Partners Equityholders, shares of Class A

Common Stock owned by the Francisco Partners Equityholders or their Permitted Transferees, and (f) for the Temasek Equityholder, shares of Class A Common Stock owned by the Temasek Equityholder or its Permitted Transferees, in the case of clauses (a), (b), (c), (d) (e) and (f), as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like. For purposes of computing the percentage of Economic Interests held by the IVP Equityholders in clause (a), the Elliott Equityholders in clause (b), the Sponsor in clause (c) and CC Capital in clause (d) in Section 3.1 and Section 6.4(b), in each case, Restricted Common Units and Class B Common Stock shall (x) not be included as held as of the Closing Date or at the applicable time while unvested and remaining Restricted Common Units or shares of Class B Common Stock and (y) be included as being held as of the Closing Date and at the applicable time beginning only if and when they vest and convert into Common Units or shares of Class A Common Stock.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Equityholders” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 4.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 4.1(a).

“Forward Purchase Agreement” means that certain forward purchase agreement, dated as of April 28, 2020, among PubCo and NBOKS, as amended by that certain Side Letter, dated as of October 14, 2020, by and between NBOKS and PubCo, pursuant to which NBOKS purchased 20,000,000 Class A ordinary shares of PubCo and a number of redeemable warrants to purchase Class A ordinary shares of PubCo equal to 1/4 the number of Class A ordinary shares of PubCo purchased, in a private placement that occurred concurrently with the Closing.

“Founder Holders” has the meaning set forth in the Preamble.

“FP Director” has the meaning set forth in Section 3.1(a).

“FP Representative” means [•], or such other Person, which Person must be an Affiliate of Francisco Partners III (Cayman), L.P. or Francisco Partners Parallel Fund III (Cayman), L.P., who is identified as the replacement FP Representative by the then existing FP Representative giving prior written notice to PubCo.

“Francisco Partners Equityholders” has the meaning set forth in the Preamble.

“GBCF Cayman” has the meaning set forth in the Preamble.

“GBCF Delaware” has the meaning set forth in the Preamble.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Article VI; provided that a Party who does not hold Registrable Securities as of the Effective Date and who acquires Registrable Securities after the Effective Date will not be a Holder until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

“Holder Information” has the meaning set forth in Section 4.10(b).

“Initial Form S-1 Shelf” has the meaning set forth in Section 4.1(a).

“Initial Period” has the meaning set forth in Section 3.1(d)(i).

“IVP Aggregator” has the meaning set forth in the Preamble.

“IVP Blocked Equityholders” has the meaning set forth in the Preamble.

“IVP Cayman” has the meaning set forth in the Preamble.

“IVP Director” has the meaning set forth in Section 3.1(a).

“IVP Equityholders” has the meaning set forth in the Preamble.

“IVP Representative” means IVP Aggregator, or such other Person, which Person must be an Affiliate of Insight Venture Management, LLC, who is identified as the replacement IVP Representative by the then existing IVP Representative giving prior written notice to PubCo.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“LLC Agreement” has the meaning set forth in the Recitals.

“Lock-Up Period” has the meaning set forth in Section 5.1(a).

“Lock-Up Shares” has the meaning set forth in Section 5.1(a).

“Maximum Number of Securities” has the meaning set forth in Section 4.1(e).

“Minimum Takedown Threshold” has the meaning set forth in Section 4.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NBOKS” has the meaning set forth in the Preamble.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“New Shelf” has the meaning set forth in Section 4.1(a).

“Operating Company” has the meaning set forth in the Recitals.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original IRA” has the meaning set forth in the Recitals.

“Original RRA” has the meaning set forth in the Recitals.

“Participation Conditions” has the meaning set forth in Section 4.1(d).

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (i) any Family Member of such Person and (ii) any Affiliate of such Person (including any partner, shareholder, member controlling or under common control with such Member and Affiliated investment fund or vehicle) of such Person, but excluding any Affiliate under this clause (ii) who operates or engages in a business which competes with the business of PubCo or the Operating Company and any portfolio company; provided that no Affiliated investment fund or vehicle of any Person (for the avoidance of doubt, excluding portfolio companies) shall be deemed to operate or engage in any such competing business, including as a result of ownership of securities (including a controlling interest) of any portfolio company that engages in or competes with the business of PubCo or the Operating Company so long as such securities are not the only securities held by such Affiliated investment fund or vehicle of such Person.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Potential Takedown Participant” has the meaning set forth in Section 4.1(d).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Securities” means (a) any shares of Class A Common Stock, including Class A Common Stock (i) to be issued pursuant to the LLC Agreement upon exchange of Common Units (along with the cancelation of an equal number of shares of Class V Common Stock), and (ii) to be issued as a result of the conversion of shares of Class B Common Stock, (b) any Warrants or any shares of Class A Common Stock issued or issuable upon the exercise thereof and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding or (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including the following:

(a)	all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Class A Common Stock is then listed;

(b)

fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for PubCo;

(e)	reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration; and

(f)

reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering in an amount not to exceed $75,000 for each Registration.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” means any Equityholder requesting piggyback rights pursuant to Section 4.2 of this Agreement with respect to an Underwritten Shelf Takedown.

“Restricted Common Units” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 4.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Shelf Takedown Notice” has the meaning set forth in Section 4.1(d).

“Shelf Takedown Request” has the meaning set forth in Section 4.1(c).

“SPA” has the meaning set forth in the Recitals.

“Special Holder” means each of the Sponsor, the Founder Holders, each Elliott Equityholder, each IVP Equityholder and each BluJay Equityholder, at such times as such Party is a Holder.

“Sponsor” means CC Neuberger Principal Holdings I Sponsor LLC, or, upon its dissolution, the Founder Holders.

“Sponsor Director” has the meaning set forth in Section 3.1(a).

“Sponsor Representative” means CC Neuberger Principal Holdings I Sponsor LLC or, after the dissolution of CC Neuberger Principal Holdings I Sponsor LLC, such other Person who is an Affiliate of one or more of the Founder Holders, who is identified as the replacement Sponsor Representative by the then existing Sponsor Representative giving prior written notice to PubCo, the IVP Representative, the Elliott Equityholders, the FP Representative and the Temasek Equityholder.

“Subsequent Shelf Registration” has the meaning set forth in Section 4.1(b).

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Temasek Director” has the meaning set forth in Section 3.1(a).

“Temasek Equityholder” has the meaning set forth in the Preamble.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition, contract or legally binding agreement to undertake any of the foregoing, by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), contracts or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4.1(f).

“Voting Securities” means Equity Securities of PubCo which are entitled to vote generally in the election of directors to the Board.

“Warrants” means the following outstanding warrants of PubCo, each exercisable for one share of Class A Common Stock, (a) warrants to purchase 10,280,000 shares of Class A Common Stock issued to the Sponsor pursuant to that certain private placement warrants purchase agreement, dated April 28, 2020, by and among the Sponsor and PubCo, for a purchase price of $11.50 per warrant and (b) warrants to purchase 5,000,000 shares of Class A Common Stock issued to NBOKS pursuant to the Forward Purchase Agreement.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 4.1(f).

Section 1.2    Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a)    the meanings of defined terms are applicable to the singular as well as the plural forms of such terms.

(b)    the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)    references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d)    whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation.”

(e)    the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)    pronouns of any gender or neuter or, as appropriate, the other pronoun forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the Parties to this Agreement hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1    Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party who is not an individual is duly organized and validly existing under the laws of its respective jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2    Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party who is not an individual; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a Party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party.

Section 2.3    Consents. Other than any consents which have already been obtained and the CFIUS Clearance, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1    Board of Directors.

(a)    Composition of the Board. Each of the Sponsor, the Elliott Equityholders, the IVP Equityholders, the Francisco Partners Equityholders and the Temasek Equityholder, severally and not jointly, agrees with PubCo to take all Necessary Action to cause (x) the Board to be comprised of up to eleven (11) directors and (y) those individuals to be nominated in accordance with this Article III, initially (i) three (3) of whom have been or will be nominated by the IVP Representative, initially Ryan M. Hinkle and Timothy I. Maudlin (with one (1) vacancy) and thereafter designated pursuant to Section 3.1(b) or Section 3.1(g) of this Agreement (each, an “IVP Director”), (ii) five (5) of whom have been or will be nominated by CC Capital (on behalf of the Sponsor), initially Chinh E. Chu, Eva F. Huston and Stephen C. Daffron (and two (2) vacancies) and thereafter designated pursuant to Section 3.1(c) or Section 3.1(g) of this Agreement (each, a “Sponsor Director”), (iii) one (1) of whom has been or will be nominated by the FP Representative, initially [•], and thereafter designated pursuant to Section 3.1(d) or Section 3.1(g) of this Agreement (the “FP Director”), (iv) one (1) of whom has been or will be nominated by the Temasek Equityholder, initially [•], and thereafter designated pursuant to Section 3.1(e) or Section 3.1(g) of this Agreement (the “Temasek Director”) and (v) the CEO of E2open, initially Michael Farlekas (the “CEO Director”). Each of the Sponsor, the Elliott Equityholders, the IVP Equityholders, the Francisco Partners Equityholders and the Temasek Equityholder, severally and not jointly, agrees with PubCo to take all Necessary Action to cause the foregoing directors to be divided into three classes of directors, with each class serving for staggered three year-terms as follows:

(i)    the Class I directors shall include up to three (3) Sponsor Directors, initially Eva F. Huston and Stephen C. Daffron (and one (1) vacancy);

(ii)    the Class II directors shall include up to two (2) IVP Directors, initially Ryan M. Hinkle and Timothy I. Maudlin, one (1) Sponsor Director, initially vacant, and the FP Director; and

(iii)    the Class III directors shall include up to one (1) IVP Director, initially vacant, one (1) Sponsor Director, initially Chinh E. Chu, the Temasek Director and the CEO Director.

Any vacancies existing on the Board as of the date hereof shall be filled in accordance with Section 3.1(g). The initial term of the Class I directors shall expire immediately following PubCo’s 2021 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2023 annual meeting at which directors are elected.

(b)    IVP Equityholder Representation. For so long as the IVP Equityholders and their Permitted Transferees Beneficially Own Economic Interests (in PubCo and the Operating Company, without duplication) representing the percentage of the Economic Interests held by the IVP Equityholders immediately after the Closing shown below (or the percentage of Voting Securities shown below, if relevant), PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, that number of individuals designated by the IVP Representative that, if elected, will result in the IVP Equityholders having the number of directors serving on the Board that is shown in the column labeled “Number of IVP Directors” below; provided, that after the number of IVP Directors is reduced because the percentage Beneficially Owned of such Economic Interests is reduced, the IVP Equityholders and their Permitted Transferees cannot subsequently increase the number of IVP Directors entitled to be designated as a result of their acquisition of Beneficial Ownership of additional Economic Interests (in PubCo and the Operating Company, without duplication).

Economic Interests Beneficially Owned by the IVP Equityholders (and their Permitted Transferees) as a Percentage of the Economic Interests Held by the IVP Equityholders immediately after the Closing	Number of IVP Directors
85% or greater	3
66% or greater, but less than 85%	2
33% or greater (or, if greater, 2% of the Voting Securities of Pubco), but less than 66%	1
Less than the greater of 33% and 2% of the Voting Securities of PubCo	0

(c)    Sponsor Representation. For so long as the Sponsor and its Permitted Transferees (including CC Capital and NBOKS and their Permitted Transferees) Beneficially Own Economic Interests in PubCo representing at least the percentage, shown below, of the Economic Interests Beneficially Owned by CC Capital immediately after the Closing shown below, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by CC Capital (on behalf of the Sponsor) that, if elected, will result in the Sponsor having the number of directors serving on the Board that is shown below; provided, that after the number of Sponsor Directors is reduced because the percentage Beneficially Owned of such Economic Interests is reduced, the Sponsor and its Permitted Transferees cannot subsequently increase the number of Sponsor Directors entitled to be designated as a result of its acquisition of Beneficial Ownership of additional Economic Interests in PubCo.

Economic Interests Beneficially Owned by the Sponsor (and its Permitted Transferees) as a Percentage of the Economic Interests Beneficially Owned by CC Capital immediately after the Closing	Number of Sponsor Directors
85%	5
68%	4
51%	3
34%	2
17%	1
0%	0

(d)    Francisco Partners Equityholder Representation.

(i)    In respect of the period:

(A)    on and from the Completion Date until the earlier of (x) the date that is two (2) years following the Completion Date; and (y) the second annual meeting of stockholders of PubCo following the Completion Date at which directors are to be elected (the resulting period, the “Initial Period”), for so long as the Francisco Partners Equityholders and their Permitted Transferees Beneficially Own Economic Interests in PubCo representing (1) 100% of the Economic Interests held by the Francisco Partners Equityholders immediately after Completion; or (2) at least 7.5% of outstanding shares of Class A Common Stock and Class V Common Stock of PubCo; and

(B)    from and after the Initial Period, for so long as the Francisco Partners Equityholders and their Permitted Transferees Beneficially Own Economic Interests in PubCo representing at least 7.5% of outstanding shares of Class A Common Stock and Class V Common Stock of PubCo,

PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, one individual designated by the FP Representative that, if elected, will result in the Francisco Partners Equityholders having one (1) director serving on the Board.

(ii)    Notwithstanding anything to the contrary in Section 3.1(d)(i), from and after such time that the Francisco Partners Equityholders and their Permitted Transferees no longer Beneficially Own Economic Interests in PubCo representing:

(A)    in respect of the Initial Period, (1) 100% of the Economic Interests held by the Francisco Partners Equityholders immediately after Completion; or (2) at least 7.5% of the outstanding shares of Class A Common Stock and Class V Common Stock; and

(B)    from and after the Initial Period, at least 7.5% of the outstanding shares of Class A Common Stock and Class V Common Stock of PubCo,

the FP Representative shall no longer be entitled to designate a FP Director and the Francisco Partners Equityholders and their Permitted Transferees cannot subsequently become entitled to designate a FP Director as a result of their acquisition of Beneficial Ownership of additional Economic Interests in PubCo. The Parties agree that, during the two (2) years following the Completion Date, the Francisco Partners Equityholders will not be required to cause the FP Director to tender his or her resignation for so long as the Francisco Partners Equityholders and their Permitted Transferees Beneficially Own Economic Interests in PubCo representing 100% of the Economic Interests held by the Francisco Partners Equityholders immediately after Completion.

(e)    Temasek Equityholder Representation. In respect of the:

(i)    Initial Period, for so long as the Temasek Equityholder and its Permitted Transferees Beneficially Own Economic Interests in PubCo representing (1) 100% of the Economic Interests held by the Temasek Equityholder immediately after Completion; or (2) at least 7.5% of outstanding shares of Class A Common Stock and Class V Common Stock of PubCo; and

(ii)    from and after the Initial Period, for so long as the Temasek Equityholder Beneficially Owns Economic Interests in PubCo representing at least 7.5% of outstanding shares of Class A Common Stock and Class V Common Stock of PubCo,

in either case, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, one individual designated by the Temasek Equityholder that, if elected, will result in the Temasek Equityholder having one (1) director serving on the Board; provided, that after the Temasek Equityolder and its Permitted Transferees no longer Beneficially Owns Economic Interests in PubCo representing:

(iii)     in respect of the Initial Period, (1) 100% of the Economic Interests held by the Temasek Equityholder immediately after Completion; or (2) at least 7.5% of the outstanding shares of Class A Common Stock and Class V Common Stock; and

(iv)    from and after the Initial Period, at least 7.5% of the outstanding shares of Class A Common Stock and Class V Common Stock of PubCo,

the Temasek Equityholder shall no longer be entitled to designate a Temasek Director and the Temasek Equityholder and its Permitted Transferees cannot subsequently become entitled to designate a Temasek Director as a result of their acquisition of Beneficial Ownership of additional Economic Interests in PubCo. The Parties agree that, during the two (2) years following the Completion Date, the Temasek Equityholder will not be required to cause the Temasek Director to tender his or her resignation for so long as the Temasek Equityholder and its Permitted Transferees Beneficially Own Economic Interests in PubCo representing 100% of the Economic Interests held by the Temasek Equityholder immediately after Completion.

(f)    Decrease in Directors. Subject to the last sentence in each of Section 3.1(d) and Section 3.1(e), upon any decrease in the number of directors that the IVP Representative, the FP Representative, the Temasek Equityholder or the Sponsor, as applicable, is entitled to designate for nomination to the Board pursuant to Section 3.1(b), Section 3.1(c), Section 3.1(d) or Section 3.1(e), the IVP Equityholders, the Sponsor, the Francisco Partners Equityholders or the Temasek Equityholder, as applicable, shall take all Necessary Action to cause the appropriate number of IVP Directors, Sponsor Directors, FP Director or Temasek Director, as applicable, to offer to tender their resignation promptly, and no later than, sixty (60) days prior to the expected date of PubCo’s next annual meeting of stockholders. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion and with the express written consent of such individual, recommend for nomination an IVP Director, Sponsor Director, FP Director or Temasek Director that has tendered his or her resignation pursuant to this Section 3.1(f).

(g)    Removal; Vacancies. Except as provided in Section 3.1(f), and subject to the Organizational Documents, the IVP Representative, CC Capital (on behalf of the Sponsor), the FP Representative and the Temasek Equityholder, as applicable, shall have the exclusive right to (i) remove their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election to the Board to fill vacancies existing on the date hereof or created by reason of death, removal or resignation of its nominees to the Board, and PubCo, the Sponsor, the Elliott Equityholders, the IVP Equityholders and the BluJay Equityholders shall take all Necessary Action to cause any such vacancies created pursuant to clause (i) or (ii) above to be filled by replacement directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 3.1(g), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Agreement.

(h)    Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. For so long as the IVP Equityholders are entitled to designate at least one (1) director to serve on the

Board pursuant to Section 3.1(b), each committee of the Board shall, at the IVP Representative’s option, include at least one (1) IVP Director, for so long as CC Capital (on behalf of the Sponsor) is entitled to designate at least one (1) director to serve on the Board pursuant to Section 3.1(c), each committee of the Board shall, at CC Capital’s option, include at least one (1) Sponsor Director, and for so long as the BluJay Equityholders are entitled to designate at least either the FP Director or the Temasek Director to serve on the Board pursuant to Section 3.1(d) or Section 3.1(e), each committee of the Board shall, at the option of the FP Representative and the Temasek Equityholder, include at least one (1) of either the FP Director or the Temasek Director (as jointly selected for each such committee by the FP Representative and the Temasek Equityholder), in each case subject to applicable Laws and applicable stock exchange regulations, and subject to requisite independence requirements applicable to such committee.

(i)    Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(j)    Indemnification. For so long as any IVP Director, Sponsor Director, FP Director or Temasek Director serves as a director of PubCo, (i) PubCo shall provide such IVP Director, Sponsor Director, FP Director or Temasek Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any IVP Director, Sponsor Director, FP Director or Temasek Director nominated pursuant to this Agreement as and to the extent consistent with applicable Law, the last sentence of Section 10.1(G) of the Certificate of Incorporation, Article VIII of the Certificate of Incorporation, Article IV of the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(k)    CFIUS Springing Right. Notwithstanding anything to the contrary herein, the Temasek Equityholder’s right to nominate one director to the Board pursuant to this Section 3.1 (the “Temasek Nomination Right”) shall be suspended and be of no force and effect, and PubCo and the other Parties hereto shall have no obligations with respect thereto, unless and until CFIUS Clearance has been obtained with respect to the Temasek Equityholder’s ownership of its portion of PubCo. The decision as to whether to file a notice or a declaration in respect of CFIUS Clearance shall be in the sole discretion of the Temasek Equityholder; provided, that the failure to file any such notice or declaration shall not amend or waive the requirement that CFIUS Clearance be obtained pursuant to the first sentence of this Section 3.1(k). For the avoidance of doubt, CFIUS Clearance is not a condition to the occurrence of the Completion and, if and when CFIUS Clearance is issued or obtained (whether before or after the Completion), the Nomination Right shall apply and shall no longer be suspended with respect to the particular entity with respect to which CFIUS Clearance is obtained.

Section 3.2    Voting Agreement. For the Standstill Period, each of the Sponsor, the Founder Holders, each IVP Equityholder, each Elliott Equityholder, the Francisco Partners Equityholders and the Temasek Equityholder, severally and not jointly, agree with PubCo to cause all Equity Securities such Person has the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of stockholders or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting in favor of each director nominated in accordance with Section 3.1(a), Section 3.1(b), Section 3.1(c), Section 3.1(d) and Section 3.1(e), and recommended by the Board for election at any such meeting or through any such written consent. The Sponsor, the Founder Holders, each IVP Equityholder, each Elliott Equityholder the Francisco Partners Equityholders and the Temasek Equityholder, severally and not jointly, agree with PubCo not to take action to remove any director (other than a director nominated by such person) from office unless such removal is for cause or if the applicable Party nominating such director is no longer entitled to nominate such director pursuant to Section 3.1.

Section 3.3    Standstill.

(a)    Each IVP Equityholder, each Elliott Equityholder, each BluJay Equityholder, the Founder Holders and the Sponsor (each a, “Standstill Party”), severally and not jointly, agree with PubCo that, from the Effective Date until, and including, the date that is the later of (i) February 4, 2022 and (ii) the date on which PubCo’s 2022 annual meeting of stockholders at which directors are elected occurs (or any postponement or adjournment thereof) (such period, the “Standstill Period”), such Standstill Party shall not, directly or indirectly:

(i)    make, engage in, or in any way, participate in any “solicitation” of “proxies” (as such terms are used in Regulation 14 of the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Equity Securities of PubCo or any of its Subsidiaries in favor of the election of any person as a director who is not nominated pursuant to this Agreement or by the Board (or its nominating committee) or in opposition of any individual nominated or designated for appointment or election to the Board by PubCo pursuant to this Agreement (including any “withhold,” “vote no” or similar campaign even if conducted as an exempt solicitation) or otherwise in opposition of any IVP Director, Sponsor Director, FP Director or Temasek Director (including by “solicitation” of “proxies” in favor of any opposing nominee of any such individual);

(ii)    nominate any person as a director who is not nominated pursuant to this Agreement or by the Board (or its nominating committee) (other than by making a non-public proposal or request to the Board or its nominating committee in a manner which would not require the Board or PubCo to make any public disclosure);

(iii)    take any action in support of or make any proposal or request that constitutes: (i) a change in the number or term of directors or to fill any vacancies on the Board (other than in accordance with this Agreement) or (ii) a change to the composition of the Board, other than by making a non-public proposal or request to the Board (or its nominating committee) in a manner which would not require the Board or PubCo to make any public disclosure;

(iv)    enter into a voting trust, voting agreement or similar voting arrangement with respect to any Equity Securities of PubCo, or subject any Equity Securities of PubCo to any voting trust, voting agreement or similar voting arrangement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and similar other accounts), in each case other than (A) this Agreement, (B) solely with Affiliates or Permitted Transferees of the Standstill Party or (C) granting proxies in solicitations approved by the Board;

(v)    form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act), or knowingly advise, assist or encourage, or enter into any agreement with, any other Person, in connection with any action contemplated by this Section 3.3(a); or

(vi)    make any public disclosure inconsistent with this Section 3.3(a), or take any action that would reasonably be expected to require PubCo to make any public disclosure with respect to the matters set forth in this Section 3.3(a).

(b)    Notwithstanding the foregoing provisions of this Section 3.3, the foregoing provisions of Section 3.3(a) shall not, and are not intended to:

(i)    prohibit any Party or its Affiliates from privately communicating with, including making any offer or proposal to, the Board (in a manner which would not require the Board or PubCo to make any public disclosure);

(ii)    restrict in any manner how a Party or its Affiliates vote their Common Stock or other Common Stock, except as provided in Section 3.2 or otherwise as set forth in this Agreement;

(iii)    restrict the manner in which any IVP Director, Sponsor Director, FP Director or Temasek Director may (A) vote on any matter submitted to the Board or the stockholders of PubCo, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board, or (C) take actions required by his or her exercise of legal duties and obligations as a member of the Board or refrain from taking any action prohibited by his or her legal duties and obligations as a member of the Board, provided the foregoing shall not limit an Equityholder’s, the Sponsor’s or the Founder Holders’ obligations hereunder; or

(iv)    restrict the Sponsor, any Founder Holder or any Equityholder or any of their respective Permitted Transferees from selling or transferring any of their Common Stock in accordance with this Agreement.

Section 3.4    Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each Equityholder and the Sponsor, severally and not jointly, agrees with PubCo and acknowledges that the directors designated by the Sponsor, the IVP Representative, the FP Representative and the Temasek Equityholder may share confidential, non-public information about PubCo and its subsidiaries (“Confidential Information”) with the Sponsor (or the Founder Holders), the IVP Equityholders, the Francisco Partners Equityholders and the Temasek Equityholder. Further, each Equityholder and the Sponsor recognizes that it, or its Affiliates, Permitted Transferees and Representatives, has acquired or will acquire Confidential Information in connection with this Agreement or otherwise, the use or disclosure of which could cause PubCo substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each Equityholder and the Sponsor, severally and not jointly, covenants and agrees with PubCo that it will not (and will cause its respective Affiliates, Permitted Transferees and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity; provided that such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo) without any breach of duty to PubCo or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Nothing in this Agreement shall prohibit any of the IVP Equityholders, the Francisco Partners Equityholders, the Temasek Equityholder or the Sponsor (or the Founder Holders) from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Party; provided that such Party shall be responsible for any breach of this Section 3.4 by any such Person. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of an Equityholder or Sponsor, unless such Confidential Information is actually provided to such Person. PubCo and each Equityholder and the Sponsor, severally and not jointly, acknowledges and agrees with PubCo that each of the Equityholders, the Sponsor and their respective Affiliates (including CC Capital and NBOKS) may currently be invested in, may invest in, or may consider investments in companies that compete either directly or indirectly with PubCo and its subsidiaries, or operate in the same or similar business as PubCo and its subsidiaries, and that nothing herein shall be in any way construed to prohibit or restrict the Equityholders, the Sponsor or their respective Affiliates’ (including CC Capital and NBOKS) ability to maintain, make or consider such other investments (including purchasing publicly traded securities). PubCo and each Equityholder and the Sponsor, severally and not jointly, hereby agrees with PubCo that, to the extent permitted under applicable law, each of the Equityholders and the Sponsor (other than any Equityholder that is an employee of PubCo or any of its subsidiaries) and their respective Affiliates (including CC Capital and NBOKS) shall not be liable to PubCo, the Sponsor or any other Equityholder for any claim arising out of, or based upon, (i) the investment by such Equityholder or the Sponsor, as applicable, or such Party’s Affiliates in any entity competitive with PubCo, or (ii) actions taken by any partner, officer, employee or other representative of any such Equityholder or the Sponsor, as applicable, or such Party’s Affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on PubCo; provided, however, that (x) no Confidential Information is used or disclosed in connection with such activities and (y) the foregoing shall not relieve any director or officer of PubCo from any liability associated with his or her fiduciary duties to PubCo. Notwithstanding the foregoing or anything to the contrary herein, (1) each of the IVP Equityholders, the Francisco Partners Equityholders, the Temasek Equityholder and the Sponsor, CC Capital and NBOKS (a) may disclose Confidential Information in connection with routine supervisory audit or regulatory examinations (including by regulatory or self-regulatory bodies) to which they are subject in the course of their respective businesses without liability hereunder and (b) shall not be required to provide notice to any Party in the course of any such routine supervisory audit or regulatory examination, provided that such routine audit or examination does not specifically target PubCo, any of its subsidiaries or the Confidential Information and (2) the Sponsor, CC Capital, NBOKS, and each Equityholder that is (or is an investment vehicle managed by) a private equity, venture capital or other investment firm and their respective Affiliates may provide information about the subject matter of this Agreement to prospective and existing investors in connection with fund raising, marketing, informational, transactional or reporting activities.

Section 3.5    Legend. In order to enforce the obligations set forth in this Article III, PubCo shall place restrictive legends in the form set forth below on the certificates or book entries representing the Registrable Securities subject to this Agreement, including any Registrable Securities Transferred to a Permitted Transferee. Within two (2) Business Days of PubCo’s receiving a request to remove such legend by a Holder or the duly appointed transfer agent of PubCo, PubCo shall notify the Sponsor, the IVP Representative, the FP Representative and the Temasek Equityholder of such request in writing, including the number of Registrable Securities with respect to which such request relates and, if in connection with a proposed Transfer, the date such Transfer is, or is to be, effected. All certificates or book entries representing Registrable Securities, as the case may be, shall bear a legend substantially in the following form:

THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED FEBRUARY 4, 2021, AS AMENDED (THE “INVESTOR RIGHTS AGREEMENT”), BY AND AMONG E2OPEN PARENT HOLDINGS, INC. (THE “COMPANY”), CC NEUBERGER PRINCIPAL HOLDINGS I SPONSOR LLC AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY PARTY MAKING A BONA FIDE REQUEST THEREFOR). AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL ANY CONDITIONS CONTAINED IN THE INVESTOR RIGHTS AGREEMENT, IF ANY, HAVE BEEN FULFILLED.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1    Shelf Registration.

(a)    Filing. PubCo has previously filed a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with any Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) and any Subsequent Shelf Registration, the “Shelf”) covering the resale of Registrable Securities held by Holders (other than the BluJay Equityholders) on a delayed or continuous basis, which initial Form S-1 Shelf became effective under the Securities Act on March 29, 2021 (the “Initial Form S-1 Shelf”). PubCo shall file, within thirty (30) days of the Completion Date, a new Form S-1 Shelf or an amendment to the Initial Form S-1 Shelf (the “New Shelf”) covering the resale of all Registrable Securities, including the Registrable Securities held by the BluJay Equityholders. PubCo shall use its commercially reasonable efforts to cause the New Shelf to become effective under the Securities Act as soon as practicable after the initial filing thereof. The New Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. PubCo shall maintain the New Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such New Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. PubCo shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3. After effectiveness of the New Shelf, the Special Holders shall be prohibited from making a Shelf Takedown Request (as defined below) under the Initial Form S-1 Shelf (and shall only be entitled to make such a Shelf Takedown Request under the New Shelf) and any references herein to the “Shelf” shall be deemed to include the New Shelf.

(b)    Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities, PubCo shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is then a Well-Known Seasoned Issuer at the time of filing) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

(c)    Requests for Underwritten Shelf Takedowns. At any time and from time to time after the relevant Shelf has been declared effective by the SEC, the Special Holders may request (each, a “Shelf Takedown Request”) to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering (i) shall include securities with a total offering price (exclusive of piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10.0 million (the “Minimum Takedown Threshold”) or (ii) shall be made with respect to all of the Registrable Securities of the Demanding Holder, provided that any request for an Underwritten Shelf Takedown pursuant to this clause (ii) made by the Sponsor Representative as representative of the Founder Holders, shall apply to all Registrable Securities then held by the Founder Holders. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range of such Underwritten Shelf Takedown, provided that each Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 3.4. The Special Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, in no event shall any Special Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period. There shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Special Holder, subject to the proviso in the first sentence of this Section 4.1(c).

(d)    Shelf Takedown Participation. Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, PubCo shall deliver a notice (a “Shelf Takedown Notice”) to each other Special Holder with Registrable Securities covered by the applicable Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. PubCo shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which PubCo has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate, as specified in such Potential Takedown Participant’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 4.1(d) shall be determined by the Requesting Holder.

(e)    Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other Equity Securities that PubCo desires to sell and all other Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other Equity Securities of other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f)    Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by PubCo; provided that a Special Holder may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such

Special Holder. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained herein, PubCo shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 4.1(f).

(g)    Long-Form Demands. Upon the expiration of the applicable Lock-Up Period and during such times as no Shelf is effective, each Special Holder may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities. PubCo shall file such Registration Statement within thirty (30) days of receipt of such demand and use its commercially reasonable efforts to cause the same to be declared effective within sixty (60) days of filing. The provisions of Sections 4.1(c)-(f) shall apply to this Section 4.1(g) as if a demand under this Section 4.1(g) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 4.1(g), such withdrawal must be received by PubCo prior to PubCo having publicly filed a Registration Statement pursuant to this Section 4.1(g).

Section 4.2    Piggyback Registration.

(a)    Piggyback Rights. If PubCo or any Special Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities of PubCo, or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities of PubCo, for its own account or for the account of stockholders of PubCo, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of PubCo or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all Special Holders and the PEM Equityholders as soon as practicable but not less than three (3) calendar days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Special Holders and the PEM Equityholders the opportunity to include in such registered offering such number of Registrable Securities as such Special Holders or PEM Equityholders, as applicable, may request in writing within two (2) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Special Holder and each PEM Equityholder agrees with PubCo that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 3.3. PubCo shall cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Special Holders and PEM Equityholders pursuant to this Section 4.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Special Holder’s or any PEM Equityholder’s Registrable Securities in a Piggyback Registration shall be subject to such Special Holder’s or PEM Equityholder’s, respectively, agreement to abide by the terms of Section 4.6 below.

(b)    Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo, the Special Holders and the PEM Equityholders, in each case, participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other Equity Securities that PubCo desires to sell, taken together with (i) the Common Stock or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Special Holders and PEM Equityholders hereunder and (ii) the

Common Stock or other Equity Securities, if any, as to which registration has been requested pursuant to this Section 4.2, exceeds the Maximum Number of Securities, then:

(i)    If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders and PEM Equityholders exercising their rights to register their Registrable Securities pursuant to Section 4.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and each PEM Equityholder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(ii)    If the Registration is pursuant to a request by Persons other than the Special Holders, then PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities, if any, of such requesting Persons, other than the Special Holders and the PEM Equityholders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders and the PEM Equityholders exercising their rights to register their Registrable Securities pursuant to Section 4.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder and each PEM Equityholder has requested be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

Notwithstanding anything to the contrary in this Section 4.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 4.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Special Holders and PEM Equityholders pursuant to this Section 4.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 4.1(e), instead of this Section 4.2(b).

(c)    Piggyback Registration Withdrawal. Any Special Holder and any PEM Equityholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Special Holder’s or such PEM Equityholder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth herein, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 4.2(c).

Section 4.3    Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, (i) each Holder that holds more than 1.0% of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Company Units), agrees that it shall not Transfer any Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of PubCo, during the seven (7) days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriter or Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders) and (ii) PubCo will cause each of its directors and officers to execute a lock-up on terms at least as restrictive as that contemplated by the preceding clause (i). Notwithstanding the foregoing, a Holder shall not be subject to this Section 4.3 with respect to an Underwritten Offering unless each Holder that holds at least 1.0% of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Company Units) and each of PubCo’s directors and officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 4.4    General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts (except as set forth in clause (d) below) to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:

(a)    prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b)    prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Special Holder or PEM Equityholder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c)    prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders and PEM Equityholders, in each case, who are Holders of Registrable Securities included in such Registration, and such Special Holders’ or PEM Equityholders’ respective legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders or PEM Equityholders, in each case, who are Holders of Registrable Securities included in such Registration or the respective legal counsel for any such Special Holders or PEM Equityholders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders or PEM Equityholders;

(d)    prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)    cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(f)    provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)    advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)    at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Special Holder or PEM Equityholder, in each case, who is a Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(i)    notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.7 hereof;

(j)    permit Representatives of the Special Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Special Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(k)    obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering which the participating Special Holders or PEM Equityholders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the participating Special Holders;

(l)    on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Special Holders and, if participating in such Registration, the PEM Equityholders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as such Special Holders, PEM Equityholders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Special Holders and PEM Equityholders;

(m)    in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(n)    make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(o)    if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50.0 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p)    otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Special Holders, in connection with such Registration.

Section 4.5    Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 4.6    Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained herein, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 4.1(c) and Section 4.4(o) of this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 4.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 4.7    Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.7.

Section 4.8    Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided, that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 4.8.

Section 4.9    Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

Section 4.10    Indemnification and Contribution.

(a)    PubCo agrees to indemnify, to the extent permitted by Law, each Holder of Registrable Securities, its officers, managers, directors and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, except in each case insofar as the same are caused by or contained in any information furnished in writing to PubCo by such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b)    In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify PubCo, its directors and officers and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c)    Any Person entitled to indemnification under this Section 4.10 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)    The indemnification provided hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.

(e)    If the indemnification provided in this Section 4.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.10(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.10(a), 4.10(b) and 4.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.11    Other Registration Rights. Other than the registration rights set forth in the Forward Purchase Agreement, the Backstop Agreement and the Subscription Agreements (as defined in the BCA), PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant hereto, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo, the Sponsor and the Sponsor Representative represents and warrants that this Agreement supersedes any other registration rights agreement or other similar agreement, other than the registration rights set forth in the Forward Purchase Agreement, the Backstop Agreement and the Subscription Agreements.

Section 4.12    Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.

Section 4.13     Term. Article IV shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 4.8 and Section 4.10 shall survive any such termination with respect to such Holder.

Section 4.14    Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations hereunder, including for purposes of Section 4.12 hereof.

Section 4.15    Termination of Original RRA. Upon the Closing, PubCo, the Sponsor and the CCNB1 Independent Directors terminated the Original RRA pursuant to the Original IRA, and the Original RRA and all of the respective rights and obligations of the parties thereunder, as and from the Closing, were and are of no further force or effect.

Section 4.16    Distributions.

(a)    In the event that, pursuant to a dissolution of the Sponsor, the Sponsor distributes all of its Registrable Securities to its members, the Founder Holders shall be treated as the Sponsor hereunder; provided, that such Founder Holders, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor, as if the Sponsor remained a single entity party to this Agreement.

(b)    In the event that any Elliott Equityholder (i) distributes all of its Registrable Securities to its direct equity holders or (ii) contributes all of its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, such distributees or contributees, as applicable, shall be treated as such Elliott Equityholder hereunder; provided, that such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred on the Elliott Equityholders, as if they remained a single party to this Agreement.

(c)    In the event that any IVP Equityholder (i) distributes all of its Registrable Securities to its direct equity holders or (ii) contributes all of its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, such distributees or contributees, as applicable, shall be treated as such IVP Equityholder hereunder; provided, that only the IVP Representative shall be entitled to take any action hereunder that any such IVP Equityholder is entitled to take; provided, further, that such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred on the IVP Equityholders, as if they remained a single party to this Agreement.

(d)    In the event that any PEM Equityholder (i) distributes all of its Registrable Securities to its direct equity holders or (ii) contributes all of its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, such distributees or contributees, as applicable, shall be treated as such PEM Equityholder hereunder; provided, that such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred on the PEM Equityholders, as if they remained a single party to this Agreement.

(e)    In the event that any Francisco Partners Equityholder (i) distributes all of its Registrable Securities to its direct equity holders or (ii) contributes all of its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, such distributees or contributees, as applicable, shall be treated as such Francisco Partners Equityholder hereunder; provided, that only the FP Representative shall be entitled to take any action hereunder that any such Francisco Partners Equityholder is entitled to take; provided, further, that such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred on the Francisco Partners Equityholders, as if they remained a single party to this Agreement.

(f)    In the event that the Temasek Equityholder (i) distributes all of its Registrable Securities to its direct equity holders or (ii) contributes all of its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, such distributees or contributees, as applicable, shall be treated as such Temasek Equityholder hereunder; provided, that such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred on the Temasek Equityholder, as if it remained a single party to this Agreement

Section 4.17    Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

ARTICLE V

LOCK-UP

Section 5.1    Lock-Up.

(a)    Other than pursuant to the LLC Agreement, no Special Holder (including any Founder Holder), other Equityholder or CCNB1 Independent Director shall Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 5.2. The “Lock-Up Period” shall be (other than in respect of the BluJay Equityholders, the IVP Equityholders, the Sponsor, CC Capital and NBOKS) the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date or, in the case of the BluJay Equityholders, the IVP Equityholders, the Sponsor, CC Capital and NBOKS, the period commencing on the Completion Date and ending on the date that is six (6) months following the Completion Date. The “Lock-Up Shares” means (i) (x) the Class A Common Stock, Class B Common Stock, Class V Common Stock, Common Units and Restricted Common Units held by the Special Holders (other than the BluJay Equityholders), the

Equityholders (other than the BluJay Equityholders) or the CCNB1 Independent Directors as of the Closing Date and (y) the Class A Common Stock held by the BluJay Equityholders as of the Completion Date, and (ii) shares of Class A Common Stock issued pursuant to the LLC Agreement upon exchange of Company Units held as of the Closing Date, along with an equal number of Class V Common Stock, for Class A Common Stock; provided however that (w) any Equity Securities purchased by NBOKS or any Founder Holder (or Affiliate thereof) pursuant to the Forward Purchase Agreement or any other forward purchase agreement entered into with PubCo in connection with PubCo’s initial public offering, (x) any Equity Securities purchased by NBOKS or any Affiliate of NBOKS in connection with that certain Backstop Agreement, by and between PubCo and NBOKS, dated as of October 14, 2020; (y) any Equity Securities issued pursuant to any Subscription Agreement (as defined in the BCA or the SPA) entered into with PubCo in connection with the entry into the BCA or the SPA (including any such agreement entered into by CC Capital or any of its Affiliates) and (z) any warrants to purchase Class A Common Stock or any Class A Common Stock underlying such warrants, shall not be “Lock-Up Shares” under this Agreement.

(b)    During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c)    The Special Holders, the other Equityholders and the CCNB1 Independent Directors acknowledge and agree that, notwithstanding anything to the contrary herein, the Equity Securities in the Operating Company (including Common Units and Restricted Common Units), shares of Class V Common Stock and shares of Class A Common Stock, in each case, Beneficially Owned by such Person, if any, shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC, and under the LLC Agreement.

Section 5.2    Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Special Holders, other Equityholders and the CCNB1 Independent Directors may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares to (i) any of such Person’s Permitted Transferees, upon written notice to PubCo and, in the case of such a Transfer by the Sponsor (including a Founder Holder), also to the IVP Representative, and in the case of such a Transfer by (x) an Elliott Equityholder or its Permitted Transferees, (y) an IVP Equityholder or its Permitted Transferees, or (z) a BluJay Equityholder or its Permitted Transferees, also to the Sponsor or (ii) (a) a charitable organization, upon written notice to PubCo and, in the case of such a Transfer by the Sponsor (including a Founder Holder) also to the IVP Representative, and in the case of such a Transfer by (I) an Elliott Equityholder or its Permitted Transferees, (II) an IVP Equityholder or its Permitted Transferees or (III) a BluJay Equityholder or its Permitted Transferees, also to the Sponsor; (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (c) in the case of an individual, pursuant to a qualified domestic relations order; or (d) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Business Combination or the BluJay Acquisition, as appropriate; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii) above, (x) the restrictions and obligations contained in Section 5.1 and this Section 5.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this Section 5.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1    Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a)    Except as otherwise permitted hereunder, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent of PubCo and the IVP Representative (for so long as the IVP Representative has the right to appoint a nominee to the Board), in the case of an assignment by the Sponsor (including a Founder Holder) or a CCNB1 Independent Director, or the Sponsor (for so long as CC Capital (on behalf of the Sponsor) has the right to appoint a nominee to the Board), in the case of an assignment by an Equityholder. Any such assignee may not again assign those rights, other than in accordance with this Article VI. Any attempted assignment of rights or obligations in violation of this Article VI shall be null and void.

(b)    Notwithstanding anything to the contrary herein (other than the succeeding sentence of this Section 6.1(b)), no Holder may Transfer such Holder’s rights or obligations under this Agreement, in whole or in part, except in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (a) any Person with the prior written consent of PubCo or (b) any of such Holder’s Permitted Transferees. In no event can the Sponsor (including the Founder Holders), the Equityholders, the IVP Representative or the FP Representative assign any of such Person’s rights under Section 3.1. Any Transferee of Registrable Securities pursuant to this Section 6.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement, as applicable and to the extent in accordance with this Section 6.1(b).

(c)    All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms hereof; provided, however, notwithstanding anything to the contrary herein, Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 4.3 and Section 5.1 shall only inure to the benefit of and be enforceable by (i) PubCo (with respect to each other Party) and (ii) each other Party (with respect to PubCo’s obligations to such other Party, as applicable).

(d)    Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

Section 6.2    Termination. Section 3.1 shall terminate in accordance with its terms. Sections 3.2 and 3.3 shall terminate at the end of the applicable Standstill Period. Article IV of this Agreement shall terminate as set forth in Section 4.13. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to hold any Registrable Securities; provided, that, a Party may elect to terminate all of its rights and obligations under this Agreement prior to such time (which termination shall terminate such Party’s rights under Section 6.4(b), but shall not, for the avoidance of doubt, terminate such Party’s obligations under Section 3.1, Section 3.2, Section 3.3, Article V and Article VI).

Section 6.3    Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions hereof, to the extent permitted by Law shall remain in full force and effect.

Section 6.4    Entire Agreement; Amendments; No Waiver.

(a)    This Agreement, together with Exhibit A to this Agreement, the LLC Agreement, the Sponsor Side Letter (as such term is defined in the BCA) and, solely with respect to the terms defined therein and incorporated herein by reference, the BCA and the SPA constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b)    No provision of this Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the IVP Equityholders and their Permitted Transferees collectively Beneficially Own Economic Interests (in the Operating Company and PubCo, without duplication) representing 20% or more of the Economic Interests held by the IVP Equityholders immediately after the Closing, the IVP Representative, (iii) for so long as the Sponsor and its Permitted Transferees collectively Beneficially Own Economic Interests in PubCo representing 20% or more of the Economic Interests held by the Sponsor immediately after the Closing, the Sponsor Representative, (iv) the FP Representative for so long as the Francisco Partners Equityholders and their Permitted Transferees collectively Beneficially Own Economic Interests in PubCo representing (1) during the Initial Period, (x) 100% of the Economic Interests held by the Francisco Partners Equityholders immediately after Completion; or (y) 7.5% or more of the outstanding Class A Common Stock and Class V Common Stock of PubCo; and (2) following the Initial Period, 7.5% or more of the outstanding Class A Common Stock and Class V Common Stock of PubCo, and (v) the Temasek Equityholder for so long as the Temasek Equityholder and its Permitted Transferees collectively Beneficially Own Economic Interests in PubCo representing (1) during the Initial Period, (x) 100% of the Economic Interests held by the Temasek Equityholder immediately after Completion; or (y) 7.5% or more of the outstanding Class A Common Stock and Class V Common Stock of PubCo; and (2) following the Initial Period, 7.5% or more of the outstanding Class A Common Stock and Class V Common Stock of PubCo; provided that any such amendment or modification that would be materially adverse in any respect to any Holder shall require the prior written consent of such Holder; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Economic Interests shall not be considered in computing any percentages) with respect to amending or modifying such provision.

(c)    No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 6.5    Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 6.6    Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 6.6, notices, demands and other communications shall be sent to the addresses indicated below.

if to PubCo, to:

c/o E2open, LLC

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

Attention: Michael Farlekas

                  Laura Fese

Email: Michael.Farlekas@e2open.com

            Laura.Fese@e2open.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Morgan D. Elwyn

                  Robert A. Rizzo

                  Claire James

Email: melwyn@willkie.com

            rrizzo@willkie.com

            cejames@willkie.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Lauren M. Colasacco, P.C.

                  Frances D. Dales

                  Peter Seligson

Email: lauren.colasacco@kirkland.com

            frances.dales@kirkland.com

            peter.seligson@kirkland.com

if to the IVP Equityholders, to:

c/o Insight Venture Management, LLC

1114 Avenue of the Americas, 36th Floor

New York, NY 10036

Attention: Andrew Prodromos

Email: aprodromos@insightpartners.com

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Morgan D. Elwyn

                  Robert A. Rizzo

                  Claire James

Email: melwyn@willkie.com

            rrizzo@willkie.com

            cejames@willkie.com

if to the Elliott Equityholders, to:

c/o Elliott Investment Management LP

Phillips Point, East Tower

777 S. Flagler Drive, Suite 1000

West Palm Beach, FL 33401

Attention: Isaac Kim

Email: iKim@egc-capital.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Richard Birns

Email: RBirns@gibsondunn.com

if to the PEM Equityholders, to:

c/o Performance Equity Management, LLC

5 Greenwich Office Park, Third Floor

Greenwich, CT 06831

Attention: Frank Brenninkmeyer

Email: FBrenninkmeyer@perform-equity.com

with a copy (which shall not constitute notice) to:

Nixon Peabody LLP

55 West 46th Street

New York, NY 10036

Attention: Ted Ughetta

E-mail: tughetta@nixonpeabody.com

if to Francisco Partners Equityholders, to:

207 Sloane Street, 2nd Floor

London, SW1X 9QX

United Kingdom

Attention: Deep Shah

Email: Shah@franciscopartners.com

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate, London EC2M 3XF

United Kingdom

Attention: Kem Ihenacho and Cory Tull

Email: Kem.Ihenacho@lw.com and Cory.Tull@lw.com

if to Temasek Equityholder, to:

c/oTemasek Capital Management Pte Ltd

60B Orchard Road, #06-18 Tower 2

The Atrium@Orchard

Singapore 238891Attention: Fock Wai Hoong and Martin Fichtner

Email: waihoong@temasek.com.sg and martinfichtner@temasek.com.sg with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10011

Attention: Kevin M. Schmidt

Email: kmschmidt@debevoise.com

if to the Sponsor or the CCNB1 Independent Directors, as applicable, to:

CC Neuberger Principal Holdings I Sponsor LLC

200 Park Avenue, 58th Floor

New York, NY 10166

Attention: Douglas Newton

Email: newton@cc.capital

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:

                  Lauren M. Colasacco, P.C.

                  Frances D. Dales

                  Peter Seligson

Email:

            lauren.colasacco@kirkland.com

            frances.dales@kirkland.com

            peter.seligson@kirkland.com

with a copy (which shall not constitute notice) to:

Neuberger Berman Investment Advisers LLC

1290 Avenue of the Americas

New York, New York 10104

Attention: Lawrence Kohn

                  Ralph DeFeo

                  Ephraim Lemberger

Email: lawrence.kohn@nb.com

            ralph.defeo@nb.com

            ephraim.lemberger@nb.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Jennifer Spiegel

Email: jspiegel@sidley.com

if to NBOKS, to:

Neuberger Berman Investment Advisers LLC

1290 Avenue of the Americas

New York, New York 10104

Attention: Lawrence Kohn

                  Ralph DeFeo

                  Ephraim Lemberger

Email: lawrence.kohn@nb.com

            ralph.defeo@nb.com

            ephraim.lemberger@nb.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Jennifer Spiegel

Email: jspiegel@sidley.com

Section 6.7    Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Agreement in any other courts. Nothing in this Section 6.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 6.8    Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 6.9    Subsequent Acquisition of Shares. Any Equity Securities of PubCo or Operating Company acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

PUBCO:

E2OPEN PARENT HOLDINGS, INC. (f/k/a CC NEUBERGER PRINCIPAL HOLDINGS I)

By:
Name:	Laura L. Fese
Title:	Executive Vice President and General Counsel

SPONSOR:

CC NEUBERGER PRINCIPAL HOLDINGS I SPONSOR LLC

By:
Name:	Douglas Newton
Title:	Authorized Signatory

[Signature Page - Investor Rights Agreement]

EQUITYHOLDERS:

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.

By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its General Partner

By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its General Partner

By:
Name:	Andrew Prodromos
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.

By: Insight Venture Associates Growth-Buyout Coinvestment, L.P., its General Partner

By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd., its General Partner

By:
Name:	Andrew Prodromos
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P. By: Insight Venture Associates IX, L.P., its General Partner By: Insight Venture Associates IX, Ltd., its General Partner

By:
Name:	Andrew Prodromos
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P. By: Insight Venture Associates IX, L.P., its General Partner By: Insight Venture Associates IX, Ltd., its General Partner

By:
Name:	Andrew Prodromos
Title:	Authorized Signatory

[Signature Page - Investor Rights Agreement]

INSIGHT E2OPEN AGGREGATOR, LLC

By:
Name:	Andrew Prodromos
Title:	Authorized Signatory

[Signature Page - Investor Rights Agreement]

EQUITYHOLDERS (Continued):

HELIOS ASSOCIATES, LLC

By:
Name:	Elliot Greenberg
Title:	Vice President

SESAME INVESTMENTS LP By: Middleton Invsetments Limited, its general partner By: Elliott Investment Management L.P., as investment manager

By:
Name:	Elliot Greenberg
Title:	Vice President

[Signature Page - Investor Rights Agreement]

EQUITYHOLDERS (Continued):

EFFEM MASTER FUND II PARALLEL, L.P. By: Performance Direct Master II GP, LLC, its General Partner By: Performance Equity Management, LLC, its Manager

By:
Name:	Frank Brenninkmeyer
Title:	Managing Director

EFFEM MASTER FUND II, L.P. By: Performance Direct Master II GP, LLC, its General Partner By: Performance Equity Management, LLC, its Manager

By:
Name:	Frank Brenninkmeyer
Title:	Managing Director

PERFORMANCE EFFEM PE FUND, L.P. (SERIES 2017) By: Performance EFFEM PE Fund GP, LLC, its General Partner By: Performance Equity Management, LLC, its Manager

By:
Name:	Frank Brenninkmeyer
Title:	Managing Director

PERFORMANCE DIRECT INVESTMENTS III, L.P. By: Performance Direct Investments III GP, LLC, its General Partner By: Performance Equity Management, LLC, its Manager

By:
Name:	Frank Brenninkmeyer
Title:	Managing Director

[Signature Page - Investor Rights Agreement]

EQUITYHOLDERS (Continued):

FRANCISCO PARTNERS III (CAYMAN), L.P. By: Francisco Partners GP III (Cayman) L.P., its General Partner By: Francisco Partners GP III Management (Cayman) Limited, its General Partner

By:
Name:
Title:

FRANCISCO PARTNERS PARALLEL FUND III (CAYMAN), L.P. By: Francisco Partners GP III (Cayman) L.P., its General Partner By: Francisco Partners GP III Management (Cayman) Limited, its General Partner

By:
Name:
Title:

ANDERSON INVESTMENTS PTE. LTD.

By:
Name:
Title:

[Signature Page - Investor Rights Agreement]

FOUNDER HOLDERS:

CC NB SPONSOR 1 HOLDINGS LLC

By:
Name:	Chinh E. Chu
Title:	President & Senior Managing Director

NEUBERGER BERMAN OPPORTUNISTIC CAPITAL SOLUTIONS MASTER FUND LP

By:
Name:	Charles Kandor
Title:	Managing Director

[Signature Page - Investor Rights Agreement]

THE CCNB1 INDEPENDENT DIRECTORS:

Eva F. Huston

Keith W. Abell

[Signature Page - Investor Rights Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Amended and Restated Investor Rights Agreement (each as defined below), made as of      , is between (“Transferor”) and (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring      Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Amended and Restated Investor Rights Agreement, dated as of [ ], 2021, among E2open Parent Holdings, Inc. (“PubCo”) and the other persons party thereto (the “Investor Rights Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1    Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.

Section 1.2    Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3    Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.

Section 1.4    Notice. Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 6.6 of the Investor Rights Agreement.

Section 1.5    Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.

Section 1.6    Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:

Name:

Title:

[TRANSFEREE]

By:

Name:

Title:

Address for notices:

[Signature Page - Investor Rights Agreement - Joinder]

ANNEX C

SUBSCRIPTION AGREEMENT

E2open Parent Holdings, Inc.

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between E2open Parent Holdings, Inc., a Delaware corporation (“E2open Parent”), and the undersigned subscriber (the “Investor”), in connection with the Share Purchase Agreement related to BluJay Topco Limited, a company incorporated in England and Wales (the “Company”), dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Share Purchase Agreement”), by and among E2open Parent and the Sellers (as defined in the Share Purchase Agreement), pursuant to which, among other things, E2open Parent will purchase the entire issued ordinary shares of the Company and acquire, or procure the redemption in full in cash of, the entire issued A preference shares in the capital of the Company (together with the accrued dividend on such shares up to the date of the completion of the transactions contemplated by the Share Purchase Agreement (the “Transaction”)), on the terms and subject to the conditions therein. In connection with the Transaction, E2open Parent is seeking commitments from interested investors to purchase shares of E2open Parent’s class A common stock, par value $0.0001 per share (the “Shares”), in a private placement for a purchase price of $10.60 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, E2open Parent is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 28,909,022 Shares, subject to Section 5(f) of this Subscription Agreement. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and E2open Parent acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from E2open Parent, and E2open Parent agrees to issue and sell to Investor, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that E2open Parent reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by E2open Parent only when this Subscription Agreement is signed by a duly authorized person by or on behalf of E2open Parent; E2open Parent may do so in counterpart form.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction. Upon (a) satisfaction or waiver of the conditions set forth in Section 3 below and (b) delivery of written notice from (or on behalf of) E2open Parent to the Investor (the “Closing Notice”), that E2open Parent reasonably expects all conditions to the Completion (as defined in the Share Purchase Agreement) of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to E2open Parent, three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by E2open Parent in the Closing Notice. On the Closing

Date, E2open Parent shall issue a number of Shares to the Investor set forth on the signature page to this Subscription Agreement and subsequently cause such Shares to be registered in book entry form in the name of the Investor on E2open Parent’s share register; provided, however, that E2open Parent’s obligation to issue the Shares to the Investor is contingent upon E2open Parent having received the Subscription Amount in full accordance with this Section 2. If the Closing does not occur within two (2) business days following the Closing Date specified in the Closing Notice, E2open Parent shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount in full to the Investor. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) all conditions precedent to the Completion of the Transaction under the Share Purchase Agreement shall have been satisfied or waived (as determined by the parties to the Share Purchase Agreement and other than those conditions under the Share Purchase Agreement which, by their nature, are to be fulfilled at the Completion of the Transaction, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) and the Completion of the Transaction shall occur, on the Closing Date, substantially concurrently with or on the same date as the Closing; and

(iii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or initiation or threatening of any proceedings for any such purposes, shall have occurred.

b. The obligation of E2open Parent to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of E2open Parent contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by E2open Parent of each of the representations and warranties of E2open Parent contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of E2open Parent required to be performed by it at or prior to the Closing Date shall have been performed in all material respects; provided, that, the U.S. Securities and Exchange Commission’s (the “SEC”) issuance of the Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Statement”), made on April 12, 2021, and any consequences thereof or actions taken by E2open Parent in response thereto, shall not cause either of the conditions in this clause (c) to be deemed to not have been satisfied so long as any such consequences or actions shall not have caused a material adverse effect on the business, financial condition or results of operations of E2open Parent and its subsidiaries, taken as a whole (a “Material Adverse Effect”). For the avoidance of doubt, any restatement of the financial statements of E2open and any amendments to previously filed reports required to be filed by E2open Parent with the SEC (the “SEC Reports”) or delays in filing SEC reports, in connection with the Statement or any subsequent related agreements or other guidance from the SEC with respect to the Statement, shall not be considered to result in a Material Adverse Effect.

4. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement and the Transaction.

5. E2open Parent Representations and Warranties. E2open Parent represents and warrants to the Investor that:

a. E2open Parent is duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware. E2open Parent has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under E2open Parent’s certificate of incorporation (as amended on the Closing Date) or under the General Corporation Law of the State of Delaware. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the offer and sale of the Shares under the Securities Act of 1933, as amended, (the “Securities Act”). The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

c. This Subscription Agreement has been duly authorized, executed and delivered by E2open Parent and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of the Company and is enforceable against E2open Parent in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by E2open Parent with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of E2open Parent or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which E2open Parent or any of its subsidiaries is a party or by which E2open Parent or any of its subsidiaries is bound or to which any of the property or assets of E2open Parent is subject that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of E2open Parent to timely comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of E2open Parent; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over E2open Parent or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of E2open Parent to timely comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of E2open Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of E2open Parent as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of E2open Parent, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

f. Other than the Other Subscription Agreements, the Share Purchase Agreement and any other agreement expressly contemplated by the Share Purchase Agreement or described in the SEC Reports, E2open Parent has not entered into any side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in E2open Parent or with any other investor. Except for any alternative settlement procedures that apply to certain Other Investors due to their status as a mutual fund, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement (other than certain subscription agreements for investors that submit an indication of interest for more than $75 million).

g. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of E2open Parent, threatened against E2open Parent or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against E2open Parent.

h. As of the date of this Subscription Agreement, E2open Parent’s certificate of incorporation authorizes the issuance of 2,554,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share; (ii) 2,500,000,000 Shares; (iii) 9,000,000 shares of Series B-1 common stock, par value $0.0001 per share; (iv) 4,000,000 shares of Series B-2 common stock, par value $0.0001 per share; and (v) 40,000,000 shares of Class V common stock, par value $0.0001 per share. As of the date of this Subscription Agreement, (A) 187,051,142 Shares are issued and outstanding, (B) 8,120,367 shares of Series B-1 common stock are issued and outstanding, (C) 3,372,184 shares of Series B-2 common stock are issued and outstanding, (D) 35,636,680 shares of Class V common stock are issued and outstanding, and the Company holds 4,363,320 shares of Class V common Stock in treasury, (E) 29,079,972 warrants to purchase Shares of E2open Parent are issued and outstanding, consisting of: (a) 13,799,972 public warrants, (b) 10,280,000 private placement warrants, and (c) 5,000,000 forward purchase warrants, and (F) no preference shares are issued and outstanding. All (1) issued and outstanding Shares, shares of Series B-1 common stock, shares of Series B-2 common stock and shares of Class V common stock of E2open Parent have been duly authorized and validly issued, are fully paid and are non-assessable, and (2) outstanding warrants of E2open Parent have been duly authorized and validly issued. Except as set forth above and pursuant to the Other Subscription Agreements, the Share Purchase Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from

E2open Parent any Shares or other equity interests in E2open Parent, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, E2open Parent has no subsidiaries, other than Amber Road, Inc., E2open, LLC, Inttra, Inc and Zyme Solutions, Inc. and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which E2open Parent is a party or by which it is bound relating to the voting of any securities of E2open Parent, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Share Purchase Agreement.

i. As of the date hereof, the issued and outstanding Shares of E2open Parent are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “ETWO”. Except as disclosed in E2open Parent’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of E2open Parent, threatened against E2open Parent by NYSE or the SEC, respectively, to prohibit or terminate the listing of E2open Parent’s Shares on NYSE or to deregister the Shares under the Exchange Act. E2open Parent has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

j. E2open Parent acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Investor effecting a pledge of Shares shall not be required to provide E2open Parent with any notice thereof; provided, however, that neither E2open Parent, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by E2open Parent in all respects.

k. E2open Parent is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by E2open Parent of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 11 of this Subscription Agreement, (iv) filings required by the NYSE, or such other applicable stock exchange on which E2open Parent’s common stock is then listed, and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

l. Other than the Placement Agent (as defined below), E2open Parent has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and E2open Parent is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agent.

6. Investor Representations and Warranties. The Investor represents and warrants to E2open Parent that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), a “qualified purchaser” (as defined in Section 2(a)(51) of the Investment Company Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to E2open Parent or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect and, as a result, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that the sale of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A) and FINRA Rule 5123(b)(1)(C) or (J), and the institutional customer exemptions from filing under FINRA Rule 2111(b).

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares from E2open Parent. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of E2open Parent, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of E2open Parent expressly set forth in Section 5 of this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to E2open Parent, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed E2open Parent’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and E2open Parent or a representative of E2open Parent, and the Shares were offered to the Investor solely by direct contact between the Investor and E2open Parent or a representative of E2open Parent. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, E2open Parent, the Company, the Placement Agent, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or any other person or entity, other than the representations and warranties of E2open Parent contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in E2open Parent.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in E2open Parent’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor will not look to the Placement Agent for all or part of any such loss or losses the Investor may suffer and is able to sustain a complete loss on its investment in the Shares.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in E2open Parent. The Investor acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agent or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning E2open Parent, the Company, the Transaction, the Share Purchase Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Investor acknowledges that the Placement Agent: (i) has not provided the Investor with any information or advice with respect to the Shares, (ii) has not made or make any representation, express or implied as to E2open Parent, the Company, the Company’s credit quality, the Shares or the Investor’s purchase of the Shares, (iii) has not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or during the term of the Shares may acquire, non-public information with respect to the Company, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it, (v) may have existing or future business relationships with E2open Parent and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems necessary or appropriate to protect its interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

k. The Investor acknowledges that it has not relied on the Placement Agent in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent or any person acting on its behalf have conducted with respect to the Shares, E2open Parent or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agent.

l. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

m. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

n. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of E2open Parent, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

o. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. No disclosure or offering document has been prepared by Credit Suisse Securities (USA) LLC or any of its respective affiliates (the “Placement Agent”) in connection with the offer and sale of the Shares.

q. The Placement Agent or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have not made any independent investigation with respect to E2open Parent, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by E2open Parent.

r. In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

s. The Investor has or has commitments to have and, when required to deliver payment to E2open Parent pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

t. The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

u. The Investor agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with the Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of the E2open Parent. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (A) nothing herein shall prohibit (x) other entities under common management with the Investor with whom the Investor is not acting in concert with respect to any trading in securities of E2open Parent, this Subscription Agreement or the Investor’s participation in this offering of the Shares including the Investor’s controlled affiliates and/or affiliates, or (y) in the case of an Investor that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, in each case from entering into any Short Sale and (B) in the case of an Investor that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section (u) shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. For the avoidance of doubt, nothing in this Section (u) shall restrict any transactions with respect to securities of E2open Parent other than transactions that are Short Sales including the exercise of any redemption with respect to securities of the E2open Parent.

v. The Investor acknowledges the SEC’s issuance of the Statement and the Investor agrees that any actions taken by E2open Parent in connection with, or as may be necessary or advisable to address the potential implications of, such Statement or review shall not be deemed to constitute a breach of any of the representations, warranties or covenants in this Subscription Agreement; provided, however, that any such actions may not materially and adversely affect the rights of the Investor (in its capacity as such) under this Subscription Agreement. For the avoidance of doubt, any restatement or the financial statements of E2open Parent and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with the Statement or any subsequent related agreements or other guidance from the SEC with respect to the Statement shall not be considered to materially and adversely affect the rights of the Investor (in its capacity as such) under this Subscription Agreement.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, E2open Parent agrees that, within thirty (30) calendar days after the Closing Date, it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies E2open Parent that it will “review” the Registration Statement) and (ii) ten (10) Business Days after E2open Parent is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. In connection with the foregoing, Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC. E2open Parent agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act (“Rule 144”) within 90 days without the public information, volume or manner of sale limitations of such rule (such date, the “End Date”).

Prior to the End Date, E2open Parent will use commercially reasonable efforts to qualify the Shares for listing on the applicable stock exchange. The Investor agrees to disclose its ownership to E2open Parent upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. E2open Parent may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after E2open Parent becomes eligible to use such Form S-3. The Investor acknowledges and agrees that E2open Parent may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) E2open Parent shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days in any three hundred sixty (360) day period and (II) E2open Parent shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. E2open Parent’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to E2open Parent such information regarding the Investor, the securities of E2open Parent held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by E2open Parent to effect the registration of such Shares, and shall execute such documents in connection with such registration as E2open Parent may reasonably request that are customary of a selling stockholder in similar situations.

b. If the SEC prevents E2open Parent from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable stockholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC and (ii) the number of Shares to be registered for each selling stockholders named in the Registration Statement shall be reduced pro rata among all such selling stockholders.

c. E2open Parent agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to E2open Parent by or on behalf of the Investor expressly for use therein.

d. The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless E2open Parent, its directors and officers and agents and each person who controls E2open Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

e. Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

f. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

g. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 7(f) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

h. With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to stockholders of the Company, permit the Investors to sell securities of the Company to the public without registration, E2open Parent agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of E2open Parent under the Securities Act and the Exchange Act so long as E2open Parent remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii) furnish to the Investor so long as such Investor owns the Shares acquired hereunder, promptly upon request, (A) a written statement by E2open Parent, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of E2open Parent and such other reports and documents so filed by E2open Parent (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be necessary to permit the Investor to sell such securities pursuant to Rule 144 without registration.

i. In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, E2open Parent shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends upon any such request therefor from the Investor, provided that E2open Parent and the Transfer Agent have timely received from the Investor customary representations, opinion and other documentation reasonably acceptable to E2open Parent and the Transfer Agent in connection therewith.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Share Purchase Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto and the Company to terminate this Subscription Agreement, (c) 20 days after the Longstop Date (in accordance with the Share Purchase Agreement), if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations hereunder, or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to the Closing, such failure shall not have been cured by the date that is thirty calendar days following receipt of written notice from the party claiming such condition has not been satisfied) or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. E2open Parent shall notify the Investor in writing of the termination of the Share Purchase Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to E2open Parent in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of E2open Parent and (ii) the Investor’s rights under Section 7 may be assigned to an assignee or transferee of the Shares; provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 9 shall relieve the Investor of its obligations hereunder.

b. E2open Parent may request from the Investor such additional information as E2open Parent may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the

Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, E2open Parent agrees to keep any such information provided by Investor confidential other than as necessary to include in any registration statement E2open Parent is required to file hereunder. The Investor acknowledges and agrees that if it does not provide E2open Parent with such requested information, E2open Parent may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that E2open Parent may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of E2open Parent.

c. The Investor acknowledges that E2open Parent, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify E2open Parent, the Company and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify E2open Parent and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Shares from E2open Parent will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

d. E2open Parent, the Company and the Placement Agent are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 9(d) shall not give the Company or the Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of E2open Parent set forth in this Subscription Agreement.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by E2open Parent of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 6(c), Section 6(f), Section 8, Section 9(c), Section 9 (d), Section 9 (f), this Section 9(g), the last sentence of Section 9(k) and Section 10 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agent, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, the Company is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein.

l. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

m. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9 (m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agent, the Company (or any of its affiliates) or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of E2open Parent expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in E2open Parent. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Share Purchase Agreement or any Non-Party Affiliate (other than E2open Parent with respect to the previous sentence), shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by E2open Parent, the Company, the Placement Agent or any Non-Party Affiliate concerning E2open Parent, the Company, the Placement Agent, any of their affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of E2open Parent, the Company, any Placement Agent or any of E2open Parent’s, the Company’s or any Placement Agent’s affiliates or any family member of the foregoing.

11. Disclosure. E2open Parent shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that E2open Parent has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of E2open Parent, the Investor shall not be in possession of any material, non-public information received from E2open

Parent or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with E2open Parent or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, E2open Parent shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which E2open Parent’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 11.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: May 27, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: Facsimile No.: Email:	Telephone No.: Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.60

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by E2open Parent in the Closing Notice.

IN WITNESS WHEREOF, E2open Parent has accepted this Subscription Agreement as of the date set forth below.

E2OPEN PARENT HOLDINGS, INC.

By:
Name:
Title:

Date: May 27, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1. ☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

ANNEX D

PRIVILEGED AND CONFIDENTIAL

21 May 2021

THE WARRANTORS

details of whom are set out in Schedule 1

and

E2OPEN PARENT HOLDINGS, INC.

MANAGEMENT WARRANTY DEED

related to

BLUJAY TOPCO LIMITED

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

THIS DEED is made on ____ May 2021

BETWEEN

(1)	THE WARRANTORS details of whom are set out in Schedule 1 (the “Warrantors”); and

(2)

E2OPEN PARENT HOLDINGS, INC., a corporation incorporated in the State of Delaware, whose principal office is at 9600 Great Hills Trail, Suite 300E Austin, TX, United States of America (the “Purchaser”).

WHEREAS

(A)	The Company is private limited company incorporated in England & Wales.

(B)

The Warrantors and other shareholders in the Company and the Purchaser are to enter into a share purchase deed on the date of this Deed relating to the sale of the entire issued share capital of the Company (the “SPA”).

(C)	The Warrantors have agreed to give certain warranties in respect of the Group on the terms and conditions set out in this Deed.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed, unless the context otherwise requires:

“Accounts” means the audited consolidated financial statements of the Company made up as at the relevant Accounts Date including the consolidated balance sheet, consolidated profit and loss accounts and cash flow statement, together with all notes, reports, statements and other documents required by applicable Law to be included in or attached to them;

“Accounts Date” means each of 31 March 2020, 31 March 2019 and 31 March 2018;

“Affiliate” has the meaning given in the SPA;

“Affiliated Group” means any affiliated group as defined in Section 1504 of the Code that files or has filed a consolidated return for U.S. federal income tax purposes (or any consolidated, combined or unitary group under state, local or non-U.S. law);

“Anti-Corruption Laws” means laws, regulations, or orders relating to anti-bribery or anti-corruption (governmental or commercial), including, without limitation, laws that prohibit the corrupt payment, offer, promise, or authorisation of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee, person or commercial entity to obtain a business advantage, or the offer, promise, or gift of, or the request for, agreement to receive or receipt of a financial or other advantage to induce or reward the improper proper performance of a relevant function or activity; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

“Authority” has the meaning given in the SPA;

“Business Day” has the meaning given in the SPA;

“Business Intellectual Property” has the meaning given in paragraph 17.3 of Schedule 2;

“CARES Act” means (i) the Coronavirus Aid, Relief, and Economic Security Act Pub. L. 116-136, enacted March 27, 2020, and (ii) Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (H.R. 133), in each case, together with all rules and regulations and guidance issued by any Government Entity with respect thereto;

“CBA” has the meaning given in Paragraph 20.10 of Schedule 2;

“Claim” means any demand or claim made by the Purchaser against any of the Warrantors, whether in contract or otherwise, under or in relation to or for any breach of the Warranties;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Company” means BluJay Topco Limited, a private limited company incorporated in England and Wales with registered number 08044932 and having its registered office at Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST, further particulars of which are set out in Part 1 of Schedule 4;

“Competition Law” means the national and directly effective legislation of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices (including, but not limited to, cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers;

“Completion” has the meaning given in the SPA;

“Completion Date” has the meaning given in the SPA;

“Completion Disclosure Letter” means the disclosure letter (together with any documents attached to it) to be provided by the Warrantors to the Purchaser disclosing information constituting exceptions to the Completion Warranties given pursuant to Clause 2, in relation to matters or circumstances arising after the date of this Deed of which the Warrantors first became aware after the date of this Deed;

“Completion Warranties” has the meaning given to it in Clause 2.1(b);

“Confidential Information” has the meaning given to it in Clause 9.1;

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies;

“Data Protection Laws” means all applicable laws, regulations, guidelines, codes of conduct and codes of practice which have the effect of creating legally binding obligations on the Group relating to data protection and information security including the Data Protection Act 2018, the General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”), the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018, the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019 and the Privacy and Electronic Communications (EC Directive) Regulations 2003 and any relevant analogous legislation or requirements in other jurisdictions, in each case as amended, consolidated, re-enacted or replaced from time to time;

“Data Room” means the virtual data, hosted by Datasite under the name “Project Eagle” in connection with the Transaction as at 11.59pm on 25 May 2021;

“Disclosed” means fairly disclosed in such a manner and with sufficient detail to enable a purchaser to make a reasonably informed assessment of the nature, scope and consequence to the Group of the fact, matter or circumstance concerned;

“Disclosure Letter” means the disclosure letter dated the date hereof, written and delivered by the Warrantors to the Purchaser immediately before the signing of this Deed;

“Dispute” has the meaning given to it in Clause 13.3;

“Domain Names” has the meaning given to it in paragraph 18.6 of Schedule 2;

“Employees” means the individuals who are employed by any of the Group Companies from time to time;

“Encumbrance” has the meaning given in the SPA;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“Exchange Rate” has the meaning given in the SPA;

“Existing Facilities Agreement” has the meaning given in the SPA;

“Government Entity” means: (a) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government; (b) any public international organization; (c) any agency, division, bureau, arbitral body (public or private), department, or other political subdivision of any government, entity, or organization described in the foregoing clauses (a) or (b) of this definition; (d) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other person described in the foregoing clauses (a), (b), or (c) of this definition; or (d) any political party;

“Group” has the meaning given in the SPA;

“Group Company” has the meaning given in the SPA;

“German Occupational Pension Benefits” means any pension benefits under German law (Leistungen der betrieblichen Altersversorgung)

“Institutional Sellers” has the meaning given in the SPA;

“Intellectual Property” means all intellectual property rights worldwide, including rights in patents, utility models, trade marks, service marks, logos, getup, trade names, internet domain names, copyright (including rights in computer software), design rights, moral rights and contractual waivers of moral rights, database rights and rights in data, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation, in all cases whether registered or unregistered; all other forms of protection having a similar nature or effect anywhere in the world to any of the foregoing and applications for or registrations (or rights to apply for registration) of any of the foregoing rights;

“IP Agreements” has the meaning given in paragraph 17.7 of Schedule 2;

“IRS” means the United States Internal Revenue Service;

“IT Contracts” means all arrangements and agreements under which:

(a)

any third party provides any element of, or services relating to, IT Systems, including without limitation leasing, hire-purchase, software licences, support, maintenance, services, development and design agreements; and

(b)

the Group provides any third party with any element of, or services relating to, IT Systems, including without limitation leasing, hire-purchase, software licences, support, maintenance services, development and design agreements;

“IT Systems” means all computer hardware (including network and telecommunications equipment), databases and software (save for off-the-shelf commercial software) which are owned, used, leased or licensed by or to the Group and which are material to the Group;

“Law” or “Laws” has the meaning given in the SPA;

“Locked Box Accounts” has the meaning given in the SPA;

“Locked Box Date” has the meaning given in the SPA;

“Losses” has the meaning given in the SPA;

“Material Contract” means the contracts with the top 25 customers of the Group and the top 20 suppliers of the Group contained in folder 14 (Clean Team Only) of the Data Room;

“Material Owned Intellectual Property” has the meaning given in paragraph 17.2 of Schedule 2;

“Non-Institutional Sellers” has the meaning given to that term in the SPA;

“Pension Schemes” means the pension, benefit, death benefit, early retirement and similar schemes, plans, gratuities and / or arrangements provided or arranged as required by any applicable Law by a Group Company to its Employees, former employees, directors and former directors and / or in respect of any of their dependents, or under or with respect to which a Group Company has any liability or obligation;

“Personal Data” has the meaning given by the GDPR, as amended, consolidated, re-enacted or replaced from time to time;

“Plan” means any benefit or compensation plan, including any share option, share purchase, restricted share, restricted share unit, share appreciation, phantom equity or other equity or equity based incentives, employment, consulting, severance, separation pay, bonus, commissions, retention, stay bonuses, change in control or other transactions program, policy, agreement, contract or arrangement maintained, sponsored, contributed or required to be contributed to by any Group Company or with respect to which any Group Company has any current or contingent liability or obligation, and any contracts or arrangements between a Group Company and a current Employee, director, officer or other individual service provider, excluding any schemes or arrangements mandated by a Government Entity outside of the United States;

“Proceedings” has the meaning given in paragraph 13.1 of Schedule 2;

“Properties” means the land and premises particulars of which are set out in Schedule 5;

“Proxy Statement” has the meaning given in the SPA;

“Purchaser Group” has the meaning given in the SPA;

“Purchaser Stockholder Meeting” has the meaning given in the SPA;

“Registered Intellectual Property” has the meaning given in paragraph 17.1 of Schedule 2;

“Relief” has the meaning given in the SPA;

“Representatives” has the meaning given in the SPA;

“Required Financial Statements” has the meaning given in the SPA;

“Sanctioned Person” means any person or entity:

(a)

designated on the restricted persons lists maintained by the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government, including the Specially Designated Nationals and Blocked Persons or “Foreign Sanctions Evaders”;

(b)

designated on the Consolidated United Nations Security Council Sanctions List, the Consolidated Canadian Autonomous Sanctions List, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions maintained by the European Commission, the Consolidated List of Asset Freeze Targets maintained by Her Majesty’s Treasury, or any equivalent list maintained by the competent sanctions authority of any EU Member State;

(c)	that is, or is part of, a government of a Sanctioned Territory;

(d)	directly or indirectly 50% or more owned or controlled by any of the foregoing; or

(e)	that is located, organised or residing in any Sanctioned Territory;

“Sanctioned Territory” means any country or other territory subject to a comprehensive export, import, financial or investment embargo under any Sanctions Law, which currently includes (inter alia) Cuba, Iran, North Korea, Syria and the Ukrainian territory of Crimea and Sevastopol (and which may in the future change);

“Sanctions Laws” means any applicable Laws relating to export/import control and economic or financial sanctions of the United States of America, Canada, the United Nations Security Council, the United Kingdom and the European Union (or any member state thereof);

“Sellers” has the meaning given in the SPA;

“Senior Employee” means any current or former Employee, director or other individual independent service provider or contractor of the Group whose gross base salary or compensation exceeds $200,000 (or local equivalent) per year;

“Shares” has the meaning given in the SPA;

“Signing Press Release” has the meaning given in the SPA;

“Signing Warranties” has the meaning given to it in Clause 2.1(a);

“SPA” has the meaning given to the term in Recital (B);

“Subsidiaries” means the companies whose details are set out in Part 2 of Schedule 4;

“Tax”, “Taxes” and “Taxation” each have the meaning given in the SPA;

“Tax Authority” has the meaning given in the SPA;

“Tax Claim” means a claim in respect of the breach of any of the Tax Warranties;

“Tax Warranties” means the Warranties in paragraph 23 and, to the extent they relate to Tax, paragraphs 2.2(c)(iii), 5.1, 5.2 and 22.2 of Schedule 2;

“Transaction” means the transactions contemplated by this Deed and/or the other Transaction Documents or any part thereof;

“Transaction Documents” has the meaning given in the SPA;

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified;

“VAT” has the meaning given in the SPA;

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended;

“W&I Insurance” has the meaning given in paragraph 9(a) of Schedule 3;

“W&I Insurer” has the meaning given in the SPA;

“Warranties” means the warranties given by the Warrantors as set out in Clause 2 and Schedule 2;

“Warrantor Representative” has the meaning given in Clause 3.1; and

“Working Hours” has the meaning given in the SPA.

1.2	In this Deed, unless the context otherwise requires:

(a)

references to an “undertaking” and “group undertaking” shall be construed in accordance with section 1161 of the United Kingdom Companies Act 2006 and references to “subsidiary undertaking” and “parent undertaking” shall be construed in accordance with section 1162 of the United Kingdom Companies Act 2006, save that an undertaking shall be treated as an undertaking whether or not formed or incorporated in the United Kingdom and for the purposes of the membership requirement in sections

1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of (i) its nominee or (ii) another person (or its nominee) by way of security or in connection with the taking of security;

(b)

every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification made after the date of this Deed shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(c)

references to Clauses and Schedules are references to clauses of and schedules to this Deed, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Deed include the Schedules;

(d)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(e)	references to a “party” means a party to this Deed and includes its successors in title, personal representatives and permitted assigns;

(f)

references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(g)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(h)	references to “sterling”, “pounds sterling”, “GBP” or “£” are references to the lawful currency from time to time of the United Kingdom;

(i)	references to “dollars”, “USD”, “US$” or “$” are references to the lawful currency from time to time of the United States of America;

(j)	references to “euro”, “EUR” or “€” are references to the lawful currency from time to time of the European Union;

(k)	references to any other currency in Schedule 4 are references to the lawful currency of the jurisdiction in which the relevant Group Company is incorporated;

(l)

for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate at the relevant date;

(m)

where it is necessary to determine whether a monetary limit or threshold set out in paragraph 1 of Schedule 3 has been reached or exceeded (as the case may be) and the value of the relevant Claim is expressed in a currency other than dollars, the value of each such claim shall be translated into dollars at the Exchange Rate applicable to that amount of such non-dollar currency on the date of receipt by the Warrantor of written notification from the Purchaser in accordance with paragraph 2 of Schedule 3, or if such day is not a Business Day, on the Business Day immediately preceding such day;

(n)	references to times of the day are to London time unless otherwise stated;

(o)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(p)

references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(q)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(r)

general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation; and

(s)	“material” or “materially” shall be construed as a reference to materiality in the context of the Group (taken as a whole).

1.3	The headings and sub-headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

1.4	Each of the Schedules to this Deed shall form part of this Deed.

1.5	References to this Deed include this Deed as amended or varied in accordance with its terms.

1.6

All warranties, indemnities, covenants, agreements and obligations given or entered into by more than one Warrantor under this Deed are given or entered into severally and not jointly or jointly and severally and accordingly the liability of each Warrantor in respect of any breach of any such obligation, undertaking or liability shall extend only to any loss or damage arising from its own breach.

2.	WARRANTIES

2.1	Each Warrantor severally (and not jointly or jointly and severally) warrants to the Purchaser in the terms set out in Schedule 2 that:

(a)	each of the Warranties other than the Warranties set out in paragraphs 5.4 and 24 of Schedule 2 is true and accurate at the date of this Deed (the “Signing Warranties”); and

(b)

each of the Warranties will be true and accurate as at the Completion Date by reference to the facts and circumstances then existing (on the basis that any reference (express or implied) in the Warranties to the “date of this Deed” shall be construed as a reference to the “Completion Date” for the purposes of this Clause 2.1(b)) (the “Completion Warranties”).

2.2	Each Warrantor acknowledges that the Purchaser is entering into the SPA on the basis of, and in express reliance on, the Warranties.

2.3

The Warranties, other than the Warranties given in paragraphs 1 and 4 of Schedule 2 of this Deed, are given subject to matters Disclosed in this Deed, the Disclosure Letter, the Completion Disclosure Letter, the Data Room and any other Transaction Document.

2.4	Notwithstanding any other provision of this Deed, the provisions of Schedule 3 shall operate to limit and exclude the liability of the Warrantors in respect of the Warranties.

2.5

Where any payment is made by a Warrantor in satisfaction of a liability arising under this Deed it shall, to the extent possible, be treated as a reduction of that part of the Consideration (as defined in the SPA) paid to such Warrantor pursuant to the SPA in respect of its Shares.

2.6	Each Warrantor undertakes to the Purchaser that as of the date of this Deed (save in the case of fraud or fraudulent misrepresentation) it:

(a)	has no rights against (and waives any rights it may have against); and

(b)	shall not make any claim against (and waives any claim it may have against),

any Group Company or any of their directors, officers, employees, agents, advisers or other representatives, any direct or indirect shareholder of the Purchaser, any provider of investment advice or finance to the Purchaser, any person otherwise connected with the Purchaser or their current or former Representatives, in connection with any claim by the Purchaser under this Deed (except as may be expressly agreed between a Warrantor and any particular person).

2.7

Each Warrantor undertakes to deliver to the Purchaser a duly executed copy of the Completion Disclosure Letter on the date falling two (2) Business Days prior to the Completion Date, provided that a draft of such Completion Disclosure Letter will be provided by the Warrantors to the Purchaser at least five (5) Business Days prior to the Completion Date to allow the Purchaser and its Representatives reasonable opportunity to review and raise any reasonable queries and/or comments as to the matters set out therein (and the Warrantors shall take into account such reasonable queries and/or comments).

3.	WARRANTOR REPRESENTATIVE

3.1

Subject to Clause 3.3 each Warrantor hereby irrevocably appoints Andrew Kirkwood to act as their representative and represent each Warrantor for the purposes contemplated by this Deed (the “Warrantor Representative”).

3.2

Each Warrantor hereby irrevocably agrees that it shall be bound by any steps or actions taken or any agreement entered into by the Warrantor Representative acting in accordance with this Deed. The Purchaser shall be entitled to rely on the authority of the Warrantor Representative to act on behalf of each Warrantor without further enquiry.

3.3

If for any reason Andrew Kirkwood shall not be able to act as the Warrantor Representative and the Warrantors nominate in writing another person to fill the role of Warrantor Representative, such other person so notified in writing to the Purchaser shall be the Warrantor Representative in substitution for Andrew Kirkwood from time to time.

3.4

Each Warrantor irrevocably and unconditionally undertakes severally to indemnify and hold the Warrantor Representative harmless against all Losses arising from the exercise or the purported exercise in good faith of any of the rights or duties of each of the Warrantor Representative contemplated by this Deed.

4.	ENTIRE AGREEMENT, REMEDIES AND TERMINATION

4.1

This Deed and the other Transaction Documents together set out the entire agreement between the parties relating to the subject matter of this Agreement and matters described in the other Transaction Documents and, save to the extent expressly set out in this Deed or any other Transaction Document, supersede and extinguish prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

4.2

Save as expressly set out in this Deed, no party shall be entitled to rescind or terminate this Deed in any circumstances whatsoever at any time, whether before or after Completion, and each party waives any rights of rescission or termination it may have. Notwithstanding this Clause 4.2, if Completion does not occur and the SPA is terminated or rescinded for any reason, this Deed shall automatically terminate without any liability being incurred by the Warrantors or the Purchaser (save in respect of any antecedent breach of this Deed).

4.3	The rights, powers, privileges and remedies provided in this Deed are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law.

5.	WAIVER AND VARIATION

5.1

A failure or delay by a party to exercise any right or remedy provided under this Deed or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Deed or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

5.2

A waiver of any right or remedy under this Deed shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A party that waives a right or remedy provided under this Deed or by Law in relation to another party does not affect its rights in relation to any other party.

5.3

No variation or amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of the Purchaser and the Warrantors Representative. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Deed, nor shall it affect any rights or obligations under or pursuant to this Deed which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Deed shall remain in full force and effect except and only to the extent that they are varied or amended.

6.	INVALIDITY

Where any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Deed and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Deed and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Deed.

7.	ASSIGNMENT AND SUCCESSORS

7.1

Except as provided in this Clause 7 or as the Purchaser and the Warrantor Representative specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it.

7.2	Subject to Clause 7.3, the Purchaser may assign the benefit of this Deed and/or of any other Transaction Document to which it is a party, in whole or in part, to, and it may be enforced by:

(a)

any member of the Purchaser Group, provided that the Purchaser shall procure that such assignee or transferee reassigns its rights or obligations under this Deed to another member of the Purchaser Group if such assignee or transferee ceases to be a member of the Purchaser Group; or

(b)	any bank or financial lender or creditor or any member of their groups (including any trustee or nominee on their behalf or funds) to the Purchaser, by way of security.

Any such person to whom an assignment is made under this Clause 7.2 may itself make an assignment as if it were the Purchaser under this Clause 7.2.

7.3	Any assignment made pursuant to this Clause 7 shall be on the basis that:

(a)	each Warrantor may discharge its obligations under this Deed to the assignor until it receives notice of the assignment;

(b)	the liability of each Warrantor to any assignee shall not be greater than its liability to the Purchaser;

(c)	the assignment shall not result in any other Taxes, costs or expenses for which any of the Warrantors would be responsible; and

(d)	the Purchaser will remain liable for any obligations under this Deed.

7.4	This Deed shall be binding on and continue for the benefit of the successors and assignees of each party.

8.	NOTICES

Any notice or other communication given under this Deed or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed and served in accordance with the notice provisions set out in clause 25 of the SPA.

9.	CONFIDENTIALITY

9.1

Except as expressly provided in this Deed or with the prior written approval of each of the Warrantors and the Purchaser, each Warrantor undertakes to the Purchaser, and the Purchaser undertakes to each Warrantor, to keep confidential at all times after the date of this Deed, and not directly or indirectly to reveal, disclose or use for their or its own or any other purposes, any confidential information received or obtained as a result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Deed and which relates to or comprises:

(a)	the provisions and subject matter of and negotiations relating to this Deed and the other Transaction Documents;

(b)

in the case of the Warrantors, any confidential information received or held by the relevant Warrantor relating to the Purchaser Group, or, following Completion, any Group Company (including all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of any of the Group Companies); or

(c)

in the case of the Purchaser, any confidential information received or held by the Purchaser (or any of its Representatives) relating to the Warrantors (or any of them), or, prior to Completion, any Group Company (including all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of any of the Group Companies),

(collectively, the “Confidential Information”) and Confidential Information shall include written information and information transferred or obtained orally, visually, electronically or by any other means.

9.2	Clause 9.1 shall not prevent disclosure of Confidential Information by a party to the extent such party can demonstrate that:

(a)	disclosure is required by Law or by any stock exchange or any regulatory, governmental or other Authority (including any Tax Authority) having applicable jurisdiction;

(b)	disclosure is required for the purpose of any arbitral or judicial proceedings arising out of this Deed or any other Transaction Document;

(c)

disclosure is of Confidential Information which was lawfully in the possession of that party (as evidenced by written records) without any obligation of secrecy before being received or held or which has previously become publicly available other than through that party’s fault;

(d)	disclosure is made on a confidential basis to the prospective providers of warranty and indemnity insurance to the Purchaser or any of its direct of indirect shareholders;

(e)	disclosure is reasonably required for the efficient management of the Tax affairs of the relevant party or any of its Affiliates;

(f)	disclosure is made to the Institutional Sellers or any of its Affiliates provided that such information is disclosed on a confidential basis;

(g)

disclosure is made by the Purchaser to a member of the Purchaser Group (but excluding any investee or portfolio company of the Purchaser or any of its Affiliates), or to any of their directors, officers, advisers or agents provided such information is disclosed on a confidential basis; or

(h)	in the case of the Purchaser, if disclosure was permitted pursuant to Clause 13.3 of the SPA.

10.	COSTS

Except as otherwise provided in this Deed or any other Transaction Document, no party shall be responsible for another party’s costs arising out of or in connection with the preparation, negotiation and implementation of this Deed and all other Transaction Documents.

11.	RIGHTS OF THIRD PARTIES

11.1

The specified third party beneficiaries of the undertakings referred to in Clause 2.6 shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999.

11.2	Except as provided for in Clause 11.1, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

11.3

Each party represents to the other that any rights they each may have to terminate, rescind or agree any amendment, variation, waiver or settlement under this Deed are not subject to the consent of any person that is not a party to this Deed.

12.	COUNTERPARTS

This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.

13.	GOVERNING LAW AND JURISDICTION

13.1	This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

13.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

13.3

For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

14.	PROCESS AGENT

Without prejudice to any other permitted mode of service, the parties agree that service of any claim form, notice or other document for the purpose of or in connection with any action or proceeding in England or Wales arising out of or in any way relating to this Deed or any other Transaction Document governed by the laws of England or Wales shall be duly served upon the Purchaser if it is delivered personally or sent by recorded or special delivery mail to E2Open Ltd, 1020 Eskdale Road, Winnersh Triangle, Reading, RG41 5TS marked for the attention of the directors or such other person and address in England or Wales as such party shall notify all the other parties in writing from time to time, whether or not such claim form, notice or other document is forwarded to the relevant party or received by such party.

SCHEDULE 1

WARRANTORS

	(1) NAME	(2) NOTICE DETAILS
1.	Andrew Kirkwood	111 Pinehill Road, Crowthorne RG45 7JP, United Kingdom
2.	Michael Hunt	17 Torrington Road, Berkhamsted, HP4 3DB, United Kingdom
3.	Joy Burkholder Meier	6319 W. Washington Blvd., Wauwatosa, WI 53213, USA

SCHEDULE 2

WARRANTIES

1.	CAPACITY AND AUTHORITY

1.1

The relevant Warrantor has the requisite power and authority to enter into and perform this Deed and the other Transaction Documents (if and to the extent applicable), and this Deed and such Transaction Documents constitute lawful, valid and binding obligations on such Warrantor in accordance with their respective terms.

1.2

The execution and delivery of this Deed and the other Transaction Documents (if and to the extent applicable) by the relevant Warrantor and the performance of and compliance with their respective terms and provisions will not:

(a)

conflict with or result in a breach of any agreement or instrument to which such Warrantor is a party or by which he is bound, or any law that applies to or binds such Warrantor or any of their property; or

(b)	result in a breach of, or default under, any order, judgment, decree or other decision or ruling of any court or Government Entity in any jurisdiction.

2.	SHARE CAPITAL AND THE GROUP

2.1	The Share Capital

(a)

There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any share or loan capital (whether issued or unissued) of any member of the Group.

(b)

The Shares comprise the whole of the issued and allotted share capital of the Company, have been validly issued and allotted and are each fully paid or credited as fully paid and have not been repaid in whole or in part.

(c)

The Company or a Subsidiary is the sole legal and beneficial owner of the whole allotted and issued share capital of each of the Subsidiaries and all such shares have been validly issued and allotted, are fully paid up and free from Encumbrances, and there are no agreements or commitments to create any Encumbrances over such shares.

(d)	No person has any right (whether exercisable now or at a future date and whether contingent or otherwise) to require any Group Company:

(i)	to allot, or grant rights to subscribe for, share or loan capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company; or

(ii)

to convert any existing securities into or otherwise acquire, or to issue securities, shares, debentures or other securities that have rights to convert into, shares or other securities in any Group Company, including pursuant to an option or warrant.

2.2	The Group

(a)

The information in respect of each Group Company set out in Schedule 4 is true and accurate in all respects, and the issued share capital as listed for each Group Company in Schedule 4 constitutes the entire issued share capital of that Subsidiary.

(b)

Each Group Company is validly established, in existence and duly registered under the laws of the country in which it is incorporated and has all necessary corporate powers and authority to carry on its business as presently conducted.

(c)	None of the Group Companies:

(i)	holds or beneficially owns, or has agreed to acquire, any interest of any nature in any shares, debentures or other securities of any company other than the Subsidiaries;

(ii)	is or has agreed to become a member of any limited partnership, partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations);

(iii)	have any branch, agency or permanent establishment outside the country of its incorporation; or

(iv)	has allotted or issued any securities that are convertible into shares.

(d)

The statutory books of each Group Company (i) are in its possession and control, (ii) are up-to-date, (iii) are maintained in accordance with applicable law and have been filed correctly and in a timely manner with the registrar of companies or other applicable authority in the relevant jurisdiction, (iv) contain, in all material respects, an accurate record of the matters which should be dealt with in them, and (v) no written notice (which is still current) that any of them is incorrect or should be rectified has been received in the two years ending on the date of this Deed or which is still pending.

(e)

All matters which are required under applicable law to be registered, filed and/or reported to public registers (including commercial, trade or UBO-registers), have been duly reported and filed to such registers and, if required, registered therein.

3.	CONSTITUTIONAL AND CORPORATE DOCUMENTS

3.1

The copies of the current articles of association or incorporation or other constitutional and corporate documents of each Group Company have been provided in the Data Room and are complete and accurate in all material respects. Other than those documents and the investment agreement dated 22 September 2017 between the FP Investors, the Temasek Investors, the Managers (each as defined therein) and the Company in relation to the Company, which shall terminate with immediate effect upon Completion in accordance with its terms with no liability or expense of any Group Company, there are no agreements which regulate the corporate relationships of any Group Company or which oblige any Group Company to subject itself to the management of, or transfer its profit to, a third party.

3.2	No Group Company has acquired or disposed of any company, entity or other undertaking in the last three years.

4.	INSOLVENCY

4.1

No receiver or administrative receiver, insolvency administrator or manager or receiver and manager or trustee or similar person has been appointed over the whole or any part of the assets or undertaking of any Group Company. No administrator has been appointed in respect of any Group Company, nor has any administration order been made or have any insolvency proceedings or comparable proceedings been commenced in each case, in respect of any Group Company and no petition or application for such an order or proceeding or any notice of appointment of, or of any intention to appoint, an administrator or such proceeding has been threatened, presented, made, served or filed.

4.2

No voluntary arrangement, compromise, composition, scheme of arrangement, standstill agreement, deferral, proceedings or steps leading to any form of bankruptcy, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, or any distress, execution, commercial rent arrears recovery or other process levied or exercised, or any event similar to any such events ,rescheduling or other readjustment or reorganisation or other arrangement between any Group Company and its creditors (or any class of them) has been proposed or approved by any Group Company other than in the ordinary course of trading.

4.3

No petition has been threatened or presented against any Group Company by any third party and no order has been made, no resolution has been passed and no meeting has been convened for the purpose of winding up or striking off any Group Company or for the appointment of a provisional liquidator or special manager to any Group Company.

4.4	No Group Company has stopped paying its debts as and when they fall due nor is it insolvent or unable to pay its debts.

4.5	No step has been taken with a view to the dissolution or striking-off the register of any Group Company.

4.6	No event or circumstance has occurred or exists in respect of any Group Company analogous to those described in paragraphs 4.1 to 4.5 above.

5.	ACCOUNTS

5.1	The Accounts:

(a)	have been prepared in accordance with applicable Law and IFRS as at the relevant Accounts Date; and

(b)	show a true and fair view of the:

(i)	assets and liabilities, the state of affairs and the financial position as at the relevant Accounts Date; and

(ii)	profit or loss and cash flows for the financial year ended on the relevant Accounts Date,

of the Group taken as a whole.

5.2

The unaudited consolidated financial statements of the Company for the period beginning 1 January 2021 and ending 31 March 2021, including the consolidated balance sheet, consolidated profit and loss accounts and cash flow statement (the “Management Accounts”), have been prepared with due care and good faith, in accordance with the same accounting policies, principles, practices, categorisations and monthly reporting procedures as applied in the Locked Box Accounts. The Management Accounts represent a reasonably accurate view, which is not materially misstated, of the results of the Group in the relevant period and of the financial position of the Group at the relevant date.

5.3	The Locked Box Accounts:

(a)

have been properly prepared in accordance with applicable Law and IFRS and with due care and attention on the same basis and using the same accounting policies, principles and estimation techniques employed in preparing the Accounts; and

(b)	having regard to the purpose for which they were prepared, are not misleading and show a true and fair view of the:

(i)	assets and liabilities, the state of affairs and the financial position as at the Locked Box Date; and

(ii)	profits or losses for the period to which it relates,

of the Group taken as a whole.

5.4

The Required Financial Statements, when delivered, are prepared in accordance with applicable Law and IFRS applied on a consistent basis as at the relevant date of such Required Financial Statements and show a true and fair view of the assets and liabilities, state of affairs and the financial position as at the relevant date of such Required Financial Statements of the Group taken as a whole.

5.5

Each Group Company’s accounting records are in its possession or under its control. The books of account and other financial records of each Group Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Group Companies have been properly recorded therein in all material respects. Each Group Company has devised and maintains a system of internal accounting policies and controls sufficient to provide reasonable assurances that (i) transactions are executed in all material respects in accordance with management’s authorization; (ii) the transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS and to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of each Group Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference (collectively, “Internal Controls”). The Company has not identified and has not received written notice from an independent auditor of (i) any significant deficiency or material weakness in the system of Internal Controls utilized by the Group Companies; (ii) any fraud that involves the Group Companies’ management or other employees who have a role in the preparation of financial statements or the Internal Controls utilized by the Group Companies; or (iii) any claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Internal Controls over financial reporting that would reasonably be expected to materially and adversely affect the Group Companies’ ability to record, process, summarize and report financial information.

5.6

No Group Company has any liabilities that are required to be disclosed on a balance sheet in accordance with IFRS, except (i) liabilities specifically reflected and adequately reserved against in the Accounts or specifically identified in the notes thereto; (ii) liabilities which have arisen after the Locked Box Date in the ordinary course of business consistent with past practice (none of which results from, arises out of or was caused by any breach of contract, infringement or violation of Law); or (iii) liabilities arising under the SPA or the performance by the Company of its obligations thereunder.

5.7	No Group Company maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Exchange Act.

5.8	Provided at folder 2.2 of the Data Room are true and complete copies of the Accounts, the Management Accounts and the Locked Box Accounts.

6.	PERIOD SINCE THE LOCKED BOX DATE

6.1	Since the Locked Box Date:

(a)	no Group Company has declared, authorised, paid or made a dividend or other distribution (other than to another Group Company);

(b)	no resolution of the members or any class of members of any Group Company has been passed;

(c)	no Group Company has changed its accounting reference date or has materially changed any of its accounting policies or practices (including reserving for its liabilities);

(d)	no Group Company has acquired or disposed of (i) any asset with a book value in excess of USD 500,000 or (ii) assets with an aggregate book value in excess of USD 500,000;

(e)	the Group Companies have operated the business of the Group in all material respects in the ordinary course of business consistent with past practice;

(f)

there has been no material adverse change in the turnover or financial position of the Group taken as a whole and the Group’s business has not been materially effected by the loss of any important customer or important source of supply. For these purposes an important customer or source of supply in relation to the Group means one of which in either of the two financial periods immediately preceding the period for which the Locked Box Accounts were prepared accounts for 5 per cent or more of (in the case of a customer) the turnover of the Group or (in the case of a source of supply) of the goods, services or equipment supplied to the Group;

(g)

no share or loan capital or any security giving rise to a right over its capital has been allotted, issued, repurchased, repaid (or become liable to be repaid) or redeemed or agreed to be allotted, issued, repurchased, repaid (or become liable to be repaid) or redeemed by any Group Company;

(h)	no Group Company has acquired or disposed of a business as a going concern;

(i)

other than in the ordinary course of business or as contemplated by any lease agreement or contract to which any of the Group Companies is a party and which has been Disclosed, or as is contained in the Group’s annual budget, the Group Companies have not incurred or agreed to incur capital expenditure in excess of USD 100,000 in aggregate;

(j)

other than in the ordinary course of business, no Group Company has: (i) lent or agreed to lend any sum in the nature of borrowings; or (ii) incurred or agreed to incur any additional material borrowings or any other material indebtedness;

(k)

no Group Company has (i) negotiated, modified, extended, or entered into any CBA or (ii) recognised or certified any labor union, labor organization, works council, or group of Employees as the bargaining representative for any Employees;

(l)

no Group Company has implemented or announced any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or any other such actions that could implicate the WARN Act;

(m)

no Group Company has (i) adopted, entered into, amended or terminated any Pension Scheme or Plan (or any plan or arrangement that would have constituted a Plan had it been in effect on the Completion Date), (ii) increased the base salary, wages, benefits, bonuses or other compensation payable or to become payable to any of its Senior Employees, (iii) taken any action to accelerate the vesting, payment or funding of any material compensation or benefits under any Pension Scheme or Plan, (iv) granted any bonus, severance or termination pay, benefit or grant any equity or equity-based awards to any Employee or other individual independent service provider or contractor of the Group Company, (v) hired or terminated (other than for cause) any Senior Employee or (vi) offered or promised, or taken any action of the foregoing;

(n)

no Group Company has (i) assigned, transferred, licensed, let lapse, abandoned, allowed to expire or otherwise disposed of any Material Owned Intellectual Property, or (ii) disclosed any know-how, confidential information or trade secrets forming part of the Material Owned Intellectual Property save for in the ordinary course and under a duty of confidentiality; and

(o)	there has been no material amendment to any of the Group’s standard terms and conditions applicable to the customers and suppliers.

7.	FINANCE

7.1

The Data Room contains details of all overdrafts, loans or other financial facilities as well as any hedging contracts and derivative instruments of the Group currently outstanding or available to any Group Company (excluding any such overdrafts, loans or other financial facilities or instruments under which any amounts are owing from one Group Company to another) (the “Finance Documents”).

7.2

No indebtedness of any Group Company is due and payable save in the ordinary course of business and no Encumbrance over any of the assets of the Group Companies is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise.

7.3	No Group Company has received notice (which is current and still outstanding) from any counterparty under the Finance Documents:

(a)	that it is in material default under the terms of any of the Finance Documents (including the Existing Facilities Agreement), in each case which default remains outstanding at the date of this Deed;

(b)	to repay (either in whole or part) any amount owing under any of the Finance Documents in advance of their stated maturity;

(c)	to crystallise any Encumbrance over any of the assets of any Group Company; or

(d)	for payment of any penalty, prepayment fee, break fee, premium, interest or other amount.

7.4

Other than the Existing Facilities Agreements and any guarantees and/or Encumbrances entered into in connection with the Existing Facilities Agreement, no Group Company has given or entered into any guarantee, mortgage, charge, pledge, lien, assignment or other security agreement or arrangement or is responsible for the indebtedness or for the default in the performance of any obligation, of any person other than another Group Company, other than those entered into in the ordinary course of business.

7.5	No Group Company is owed any individual debt in excess of USD 100,000 other than trade debts incurred in the ordinary course of business or owing between members of the Group.

7.6

No Group Company has factored, discounted or securitised any of its receivables, nor has it engaged in any financing of a type which would not be required to be shown or reflected in the Locked Box Accounts.

7.7	All charges in favour of any Group Company which require registration have been duly registered and are valid and enforceable.

7.8

None of the Group Companies has entered into any cash pooling agreements or similar arrangements with or participated in any cash pooling or similar system and is not required to enter into any such agreements or participate in any such system.

7.9

The amounts borrowed or guaranteed by the Group Companies, either individually or in aggregate, do not exceed any limitation on its borrowings or guarantees imposed by any of its financial facilities or contained in its constitutional documents, any debt programme or in any agreement or instrument binding upon any Group Company.

8.	REAL ESTATE

8.1	The details in relation to the Properties are true, accurate and not misleading.

8.2

The Properties are the only premises owned, leased or occupied by any Group Company. No Group Company is party to any agreement to acquire or dispose of any freehold or leasehold property in respect of which the acquisition or disposal has not yet completed.

8.3	In relation to each Property:

(a)	a Group Company is solely legally and beneficially entitled to such Property; and

(b)	none are subject to any subleases or licences to occupy to a third party.

8.4

No Group Company has received any written notice from a relevant Authority of any proceeding in compulsory purchase pending or threatened against the Properties and no Property is subject to an order, resolution or proposal for compulsory acquisition.

8.5	Complete copies of each of the leases, subleases, licences or other agreements pursuant to which the Group Companies hold and/or occupy the Properties (the “Leases”) are contained in the Data Room.

8.6	No Group Company has received written notification of a breach of any of the Leases where such breach is outstanding.

8.7	No Group Company has any continuing liabilities (whether actual or contingent) in relation to formerly owned or occupied land and buildings.

8.8

No Group Company (nor any third-party for whom such liabilities (whether actual or contingent) have been assumed by any Group Company) has handled, stored, released, disposed or arranged for the disposal of, exposed any person to, or owned, leased or operated any real property contaminated by, any hazardous substance, material or waste, in each case so as to give rise to any material liability (whether actual or contingent) for any Group Company.

8.9	Each of the Properties is in a good state of repair and condition and fit for the use to which it is currently being put by the Group.

8.10	There is no option, pre-emption or right to acquire any Property and no Group Company has any option, pre-emption or right to acquire any land or buildings other than the Properties.

8.11	In relation to each of the Leases:

(a)

there are no material subsisting breaches nor any material non-observance of any covenant, condition or agreement contained in the Lease on the part of either the relevant landlord or the Group Company;

(b)	no rent review is outstanding or in progress;

(c)	there are no existing or anticipated dilapidation costs other than as provided for in the Accounts, the Management Accounts or the Locked Box Accounts;

(d)	no notice of termination has been served on or by any Group Company; and

(e)	the relevant Lease is in full force, and no notice to determine such Lease has been served by a Group Company.

8.12

There exists no dispute between any Group Company and the owner or occupier of any other premises adjacent to or neighbouring the Properties and there are no circumstances that may give rise to, any such dispute after the date of this Deed.

9.	ASSETS

9.1

All material assets included in the Locked Box Accounts or acquired by any of the Group Companies or which have otherwise arisen since the Locked Box Date, other than any assets disposed of or realised in the ordinary and usual course of trading, are:

(a)	legally and beneficially owned by the Group free from Encumbrances (save for those Encumbrances arising by operation of law in the ordinary course of business); and

(b)	where capable of possession, in the possession or under the control of the relevant Group Company (save where held by a third party in the ordinary course of business).

9.2

The property, rights and assets owned, leased or otherwise used by, the Group Companies comprise all the property, rights and assets necessary for the carrying on of the business of the Group substantially in the manner in which, and to the extent to, it has been conducted in the 12 month period prior to the date of this Deed.

10.	INSURANCE

Copies of all of the material policies of insurance maintained by or covering each of the Group Companies are included in the Data Room and are true and accurate. All such material policies are currently in full force and effect and nothing has been done or omitted to be done by any Group Company which would make any such material policy of insurance void or voidable. All sums falling due in respect of premiums on such material policies of insurance have been paid. There is no outstanding claim by any Group Company under any such material policies, there have been no such claims in excess of USD 100,000 in the previous two years and there are no circumstances likely to give rise to such a claim.

11.	CONTRACTS

11.1	A complete and accurate copy of each Material Contract is contained in the Data Room.

11.2

Each of the Material Contracts is in full force and effect and binding on the parties to it. No notice of termination of any Material Contract has been received or served by a Group Company and there are no grounds for termination, rescission, avoidance or repudiation in the terms of any such Material Contract that will be triggered by the Transaction.

11.3

No Group Company is in material breach or default under any Material Contract and no other party to such an agreement or arrangement is in material breach or material default thereunder. There are no circumstances likely to give rise to any such breach or default.

11.4	No Group Company is a party to or subject to any material contract, transaction, arrangement, understanding or obligation (other than in relation to any Property or contract of employment) which:

(a)	is not materially in the ordinary and usual course of business; or

(b)	is not wholly on an arm’s length basis; or

(c)	materially restricts its ability to operate in any jurisdiction in which it operates as at the date of this Deed.

11.5

There are no existing contracts or arrangements between, on the one hand, any Group Company and, on the other hand, any Warrantor, any person who is or was a shareholder in a Group Company, or any person connected with any of them other than on normal commercial terms in the ordinary course of business.

11.6

No Group Company is party to any contract, arrangement or understanding with any current or former Employee, director or individual independent service provider of any Group Company, or any person connected with any of such persons, or in which any such person is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business.

11.7	No Group Company has in the last 12 months, sent or received either a written notice of a dispute, or any allegation of any breach or default in respect of a Material Contract.

11.8

No Group Company is or has been engaged in any agreement, arrangement, practice or conduct which amounts to an infringement of the Competition Law of any jurisdiction in which any Group Company conducts business.

11.9

There are no powers of attorney in force that have been given by any member of the Group to any person to enter into any contract or commitment on its behalf (other than to its directors, officers and Employees to enter into routine trading contracts in the ordinary course of their duties).

12.	COMPLIANCE WITH LAWS

12.1	Each Group Company has at all times conducted its business in all material respects in accordance with all applicable Laws.

12.2

All material licences, permits, registrations and authorisations (public and private) have been obtained by the Group to enable the Group Companies to carry on their businesses and occupy their Properties, in the jurisdictions, and in the manner in which such businesses are currently carried on, and all such material licences, registrations and authorisations are valid and subsisting.

12.3	No Group Company is affected by any existing or pending judgments or rulings and no Group Company has given any undertakings arising from legal proceedings to an Authority or other third party.

12.4

No Group Company, nor any director, officer, or employee, nor agent or other person acting on behalf or for the benefit of any Group Company (in each case, whilst acting in such capacity) has, during the period of five years prior to the date of this Deed committed any breach of any Anti-Corruption Law.

12.5

No Group Company has conducted or initiated any internal investigation or would have had good cause for conducting or made a voluntary, directed or involuntary disclosure to any Government Entity or similar agency with respect to any alleged or suspected act or omission arising under or relating to any noncompliance with or offence under any Anti-Corruption Law.

13.	LITIGATION

13.1

No Group Company is, or in the three year period prior to the date of this Deed, has been, engaged or involved in, or otherwise subject to any of the following matters (such matters being referred to as “Proceedings”):

(a)

any litigation or administrative, mediation, arbitration, actions, hearings, suits or other proceedings, or any claims, actions or hearings before any Authority in each case of a value exceeding USD 500,000 (except for debt collection in the normal course of business); or

(b)	any dispute with, or any investigation, inquiry or enforcement proceedings by, any Authority (including pursuant to any Anti-Corruption Law) in any jurisdiction which, in each case, is material,

and no such Proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such Proceedings.

13.2	No Group Company:

(a)	is affected by any existing or pending judgment, order, decree, determination, award, ruling, injunction, writ, award or decision from any court, tribunal or arbitrator; or

(b)

has given any undertaking to any court, tribunal, arbitrator, or any governmental, regulatory or similar body or any other third party arising out of, or in connection with, any Proceedings which remains in force.

13.3

There is no action, suit, investigation or other proceeding pending or threatened against or affecting: (i) any Seller; or (ii) any Group Company, in each case before any court, arbitrator, governmental body, agency or official that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the execution or consummation of the SPA, this Deed or the Transaction, and there are no circumstances likely to give rise to any of the foregoing.

14.	SANCTIONS

14.1	No Group Company nor any of their respective directors, officers or employees (in that capacity):

(a)	is a Sanctioned Person;

(b)	has at any time during the five years prior to the date of this Deed engaged in any transaction or dealing, or provided funds or anything of value, to a Sanctioned Person or Sanctioned Territory; or

(c)	has in the last five years breached any Sanctions Laws.

14.2

No Group Company has in the five years prior to the date of this Deed received any correspondence from any Authority in relation to a potential, alleged or actual breach by any Group Company of any Sanctions Laws, and no allegation has been made in the two years prior to the date of this Deed with respect to any potential or actual breach by any Group Company of any Sanctions Laws.

15.	GUARANTEES AND INDEMNITIES

No Group Company is a party to a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to the obligations of a third party (other than another Group Company).

16.	EFFECT OF SALE ON SHARES

16.1	The acquisition of the Shares by the Purchaser will not:

(a)	give rise to, or cause to become exercisable, any right of pre-emption over the Shares;

(b)	result in a breach of contract, order, judgment, injunction, undertaking, decree or other like imposition;

(c)	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the assets of any Group Company;

(d)	result in any director, officer or Senior Employee leaving any of the Group Companies;

(e)

result in the loss or impairment of or any default under any Material Contract, Lease, IP Agreement, IT Contract, licence, authorisation or consent required by any of the Group Companies for the purposes of its business;

(f)

result in any present or future indebtedness of any of the Group Companies becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of any of the Group Companies being withdrawn; or

(g)	entitle any person to acquire or affect the entitlement of any person to acquire shares in the Company.

17.	INTELLECTUAL PROPERTY

17.1

Materially complete and accurate particulars are set out in Data Room folder 9 of all registrable Intellectual Property owned (or applied for) by the Group Companies (the “Registered Intellectual Property”).

17.2

Materially complete and accurate particulars are set out in Data Room folder 9 of all unregistrable Intellectual Property, including Intellectual Property in software, owned by the Group Companies (together with the Registered Intellectual Property, the “Material Owned Intellectual Property”).

17.3

The Group Companies either legally and beneficially own, or have legal, valid and enforceable licences to use, all the Intellectual Property required to carry on the Group’s business in the same manner as it is currently carried on (the “Business Intellectual Property”) and the Business Intellectual Property:

(a)	is not subject to any Encumbrance or any licence or authority in favour of another; and

(b)	will not be lost or liable to termination as a result of the Transaction or the execution or performance of any of the Transaction Documents.

17.4	The Material Owned Intellectual Property:

(a)	is wholly owned (legally and beneficially) by the Group Companies, free from Encumbrances;

(b)	has not been licensed to any third party other than as Disclosed in the Data Room and the Disclosure Letter;

(c)	is not the subject of any failed application for registration;

(d)	is not subject to any agreement that restricts its use, disclosure, licensing or transfer by the Group Companies; and

(e)	is fully enforceable against third parties and is not the subject of any on-going enforceability, revocation or invalidity challenge.

17.5

Each current and former officer, employee, contractor or consultant employed or engaged (as relevant) by a Group Company to develop Intellectual Property has entered into a written agreement with a Group Company under which such person: (i) irrevocably assigns to such Group Company all Intellectual Property created during their employment with or engagement with such Group Company automatically upon creation of such Intellectual Property; and (ii) irrevocably waives all moral rights relating to such Intellectual Property. Each such person has not made any claims under ‘droit moral rights’ and all Material Owned Intellectual Property is free and clear of any claims or rights by former and current personnel. Compensation claims against the Group Companies and/or the Sellers in connection with inventions by personnel have not been raised at any point in time either by personnel or inventors of any Material Owned Intellectual Property and there is no basis for any such claims.

17.6	In respect of the Registered Intellectual Property:

(a)	all application and renewal fees due prior to the date of this Deed have been paid;

(b)	in the case of registrations, the registrations are not subject to removal, amendment, challenge or surrender; and

(c)	in the case of applications, there are no oppositions nor anything else that would prevent the applications from being granted.

17.7

In respect of each of the material agreements relating to licensing of any Intellectual Property by any Group Company or otherwise affecting any Group Company’s ability to use, enforce or disclose any Intellectual Property (the “IP Agreements”):

(a)	complete copies of all IP Agreements are set out in Data Room folder 9.3;

(b)	each IP Agreement is in full force and effect and binding on the parties to it;

(c)

the terms of each IP Agreement have been complied with by the parties in all material respects, no notice of termination of any IP Agreements has been received or served by a Group Company and nor will any such IP Agreement be liable to be terminated as a result of the Transaction; and

(d)	no Group Company has sent or received a written notice of termination, breach or dispute in the last 12 months in respect of an IP Agreement.

17.8

The activities, products or services of the Group Companies do not and have not infringed, misused or misappropriated the Intellectual Property of any third party during the last three years. No Material Owned Intellectual Property is being or has been infringed, misused or misappropriated by a third party during the last three years.

17.9

No Group Company has disclosed, nor is aware of the disclosure by any person of, any trade secrets, confidential information or know-how (including source code) forming part of the Material Owned Intellectual Property, except in the ordinary course of business and: (i) in the case of source code, under a binding agreement with a reputable source code escrow agent on that agent’s standard terms and conditions; or (ii) in relation to any other such disclosure, under a written agreement on the basis that such disclosure is to be treated as confidential in nature. The release of any such source code has not been triggered and: (i) there are currently no circumstances that exist that are likely to trigger the release of such source code; and (ii) the release of such source code will not be triggered as a result of the Transaction.

18.	INFORMATION TECHNOLOGY

18.1	Folder 8 of the Data Room includes complete and current details of the IT Systems and the IT Contracts.

18.2

All IT Systems are either (a) legally and beneficially owned by the Group free from any Encumbrance; or (b) supplied by third party suppliers on legally enforceable, binding, valid and written arm’s length commercial terms, and comprise all IT Systems that are required to operate the business of each Group Company as presently conducted, and such IT Systems will be owned or available for use by each Group Company on the same terms, at and immediately after Completion as such IT Systems were owned or used immediately before Completion.

18.3

The IT Systems have not been materially defective or materially failed to function during the twenty four (24) months immediately preceding the date of this Deed nor have there been any logical or physical intrusions to the IT Systems or losses of data which have had (or are having) a material adverse effect on the business of the Group.

18.4

The Group Companies have not used any Open Source Software. No software products owned by the Group Companies use, are modified on the basis of, combined with and/or distributed together with, in whole or in part, any Open Source Software in such a way as to render such software products itself, in whole or in part, open source or capable of being used, modified or distributed only under the applicable licence of the Open Source Software (i.e. result in a so-called copy-left effect). Free and Open Source Software (jointly the “Open Source Software”) means any software licensed or distributed as open source software or under similar licensing or distribution models, in particular such requiring that such software derived from or distributed with such software be disclosed or distributed in source code form, in particular (but without limitation) such licensed under GNU’s General Public License (“GPL”) or its Affero GPL, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

18.5

In respect of each IT Contract: (i) it is in full force and effect and has not been terminated; (ii) none of the provisions has been or is subject of any dispute or controversy between the parties; (iii) the obligations of each party under it have been fully complied with in full and on time and (iv) the Group Companies have not otherwise given cause for premature termination of such IT Contract.

18.6

The Group Companies have not: (i) incorporated open source code into any software; or (ii) used open source code in the development of, any software, in respect of each of the foregoing, the use of which is based on a licence which includes “copyleft” terms or which otherwise restricts the Group’s ability freely to license or distribute its software on terms of its choosing.

18.7

All the domain names used in or in connection with the business of the Group as presently carried on are listed in the Disclosure Letter (the “Domain Names”). A Group Company is the registrant of each of the Domain Names and no Domain Name is alleged by any third party to be an abusive registration.

18.8	The Group Companies are in possession of all passwords and other information to allow the Group to administer the Domain Names and any social media accounts which use the Group’s trade marks.

19.	DATA PROTECTION

19.1	The Group has in the last 36 months materially complied, and materially complies, with the Data Protection Laws.

19.2	No Group Company has received any notice or threat of investigation in the last 36 months from any Authority or any other person alleging non-compliance with Data Protection Laws.

19.3	No Group Company has received any complaint (which is current and still outstanding at the date of this Deed) from any individual about its use of their Personal Data.

19.4	No Group Company transfers Personal Data from within the EU to any entity outside of the EU, other than in compliance with the Data Protection Laws.

19.5	No Group Company receives (other than from its customers in the ordinary course of providing its services) or provides data sets of Personal Data to or from any third party.

19.6	There has been no breach of the Group’s IT Systems that has resulted in a loss of material amounts of Personal Data or any special categories of Personal Data.

19.7	The Group has not suffered any cyber attacks in the last two years.

20.	EMPLOYEES

20.1	The Data Room contains copies of:

(a)	the contracts of employment of the Warrantors;

(b)	any contracts for services with (i) directors and (ii) contractors and consultants whose annual remuneration is in excess of USD 250,000 per annum;

(c)	the standard terms and conditions, staff handbooks and employment policies which apply to each Group Company’s Employees;

(d)	contracts of employment providing for severance in excess of the amount prescribed by Law;

(e)	contracts or arrangements providing for any retention, stay-around, change in control bonus or transaction bonus; and

(f)

the terms of all Pension Schemes, each Plan (and all material documents pursuant to which each Plan is established, funded, operated or administered), share incentive schemes, share option schemes or profit sharing, commission, bonus or other incentive schemes applicable to any of the Employees.

20.2	In the last twelve (12) months, no Group Company has given notice of termination to, or received notice of resignation from, any Senior Employee.

20.3

No offer of employment has been made by a Group Company to an individual who would be entitled to a fixed salary (which, for the avoidance of doubt excludes bonus, commission and any other elements of remuneration outside of salary) of greater than USD 200,000 if such offer were accepted, which has not yet been accepted or which has been accepted but where the employment has not yet started.

20.4

There have been no transfers under the Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended (“TUPE”) (or similar local legislation applicable to a Group Company), in the past three years.

20.5	No Group Company has any current disciplinary proceedings or appeals in respect of any Senior Employee.

20.6

No Group Company has any obligation to make a payment on redundancy in excess of the amount prescribed by Law, or as provided for by a current social plan agreement or an agreement with an individual Employee and no Group Company operates any discretionary practice of making excess payments.

20.7

No Group Company owes any sum to an Employee other than remuneration for the current pay period, accrued holiday pay for the current holiday year, accrued bonuses or commission payments for the current bonus or commission period and expenses claims.

20.8

No Group Company has been involved in any actual or threatened material industrial dispute or strike action and there has been no actual or threatened unfair employment practice charges, labor organizing activities, material employment grievances or arbitrations, lockouts, work stoppages, slowdowns, picketing or handbilling against or affecting any Group Company.

20.9	No Group Company is involved in any existing material claim against any Group Company from any Employee or former Employee.

20.10

The Data Room contains copies of all works council agreements applying in any Group Company and all collective bargaining agreements or other contracts with any labor union or labor organization affecting any group of Employees (each a “CBA”). In particular, (i) no Group Company is party to a current reconciliation of interest agreement or social plan, (ii) there are no representation or certification proceedings presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (iii) no labor union, works council, other labor organization, or group of Employees has made a demand for recognition or certification.

20.11

Each of the Group Companies has in relation to each of its Employees, its former employees, relevant trade unions, works councils or other bodies representing one or more of the Employees at all times complied with all applicable Laws respecting labor, employment and employment practices in all material respects, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues,

COVID-19, affirmative action, unemployment insurance, CBAs (including any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labor union, labor organization or works council, which is representing any Employee, in connection with the Transaction), reorganization plans (social plan) or other rules on the co-determination of Employees or their representatives or any employment agreement.

20.12

No employee has been, as a result of COVID-19, placed on furlough, made redundant, had his or her salary, wages or working hours reduced, or been terminated, and no such actions are currently planned or announced, including as a result of COVID-19 or any Law, directive, guideline or recommendation by any governmental entity in connection with or in response to COVID-19. No Group Company has otherwise experienced any material employment-related liability with respect to COVID-19 and no current or former Employee has filed or threatened any Proceedings against any Group Company related to COVID-19.

20.13	All Group Companies have registered their Employees with the social security authorities. All contributions relating to social security and wage tax have been duly paid.

20.14

Neither the execution and delivery of the SPA nor the consummation of the Transaction, directly or indirectly, could: (i) result in any payment (whether in cash or in kind) becoming due to any current or former Employee, director, individual independent contractor, or consultant, who is an individual providing services to the Group Company; (ii) increase any compensation or benefits otherwise payable (including pursuant to the Pension Schemes and Plans); (iii) result in the acceleration of the time of payment or vesting or funding or increase the amount or value of any such compensation or compensation benefits; or (iv) give rise to the payment of any amount that would not be deductible by Group Company by reason of Section 280G of the Code or any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment”, as defined in Section 280G(b)(1) of the Code.

20.15

Each Group Company has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them is aware. With respect to each such allegation with potential merit, each Group Company has taken prompt corrective action that is reasonably calculated to prevent further improper action. No Group Company reasonably expects any material liabilities with respect to any such allegations and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of any Group Company, that, if known to the public, would bring any Group Company into material disrepute.

21.	PENSIONS

21.1	With the exception of the Pension Schemes and the Plans set out in the Data Room, no Group Company:

(a)

has any obligations in respect of any retirement benefits (including any pre-pension, early retirement, continuance of payment of pension contributions in case of sickness or disability, or similar benefits payable on or following retirement, termination of employment, disability or death, (jointly and separately the “Retirement Benefits”)) for or in respect of any present or former employee or managing director of any of the Group Companies, and/or their spouses or dependents; or

(b)

operates, sponsors, is bound by or has or could reasonably be expected to have any liability or legal obligation towards any pension, benefit, gratuity or compensation arrangement that provides benefits which are calculated on a defined benefit basis and nor has any Group Company operated, sponsored, been bound by any liability or subject to any legal obligation whether contingent or otherwise towards any such arrangement.

21.2

The Group Companies are not, nor are any of the current or former employees, engaged in any dispute in relation to the Pension Schemes and/or predecessors thereof, and no such dispute has been threatened in writing. No Group Company has received notice in writing of any pending or threatened investigations or audits which have been or may be carried out in respect of any of the Group Companies, or any of their respective officers in relation to the Pension Schemes.

21.3

The Pension Schemes are funded through a pension fund or third party insurance in accordance with the applicable pension agreements and Laws. All financial obligations due in respect of the pension obligations (including past service liabilities) have been fully satisfied within the appropriate time period allowed.

21.4

The Group Companies are not required to participate in or to contribute to any industry pension fund (bedrijfstakpensioenfonds), nor have they, or the Sellers, received any request or notification requiring it to participate in or contribute to such industry pension fund and there are no claims or actions of any kind that are pending, threatened or expected against any Group Company in that respect.

21.5

Each current and former participant has validly participated and participates in the Pension Schemes and/or predecessors thereof, on terms fully consistent with the Pension Schemes and/or predecessors thereof, as applicable at such point in time.

21.6

Except regarding requests for individual transfers of pension benefits (individuele waardeoverdrachten) of employees that left the Group Companies or are hired by the Group Companies that are not already pending, the Group Companies are not subject to any obligation whatsoever regarding special additional contributions regarding Retirement Benefits, including payment obligations in respect of additional purchases of pension benefits (inkoop), back-service, coming-service, voluntary continuation after dismissal of participation, individual or collective transfers of pension benefits (waardeoverdrachten), annual funding of indexations (toeslagbetalingen) and/or the provision of additional funds in respect of any shortfalls in the capital or funding of any pension schemes and/or pension providers, to be made in addition to the regular, periodical contributions to the Pension Schemes.

21.7

No Group Company is obliged to provide German Occupational Pension Benefits either directly or via an external pension provider to one of its (i) current or former Employees, (ii) current or former Senior Employees, (iii) current or former managing directors or to any of their surviving dependents.

22.	U.S. EMPLOYEE BENEFITS

22.1	A complete and correct list of each material Plan has been provided in folder 13.10.3 of the Data Room.

22.2

Each Plan has been established, maintained, funded, operated and administered in compliance in all material respects with its terms and applicable laws, including ERISA and the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a current favourable determination or opinion letter from the IRS and nothing has occurred that could be reasonably expected to adversely affect such Plan’s qualification. All contributions (including employee deferrals), premiums, distributions, and other payments required by and due under the terms of each Plan have been timely paid or made in accordance with the terms of such Plan and in compliance in all material respects with applicable law. With respect to each Plan, there has been no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA). No Plan is and no Group Company has any current or contingent liability or obligation under or with respect to any: (i) “defined benefit plan” (as defined in Section 3(35) of ERISA) or plan that is or was subject to Section 412 of the Code or Title IV of ERISA, including as a consequence of at any time being considered a single employer under Section 414 of the Code with any other person; (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA); (iii) multiple employer plan within the meaning of Section 413(c) of the Code; or (iv) multiple employer welfare arrangement (as defined in Section 3(40) of ERISA). No Group Company has any obligation to provide post-termination or retiree welfare benefits to any person except as required by Section 4980B of the Code for which the covered individual pays the full cost of coverage for themselves and their qualified beneficiaries. No Group Company has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code nor do any circumstances exist that would reasonably be expected to result in any such tax or penalty.

23.	TAX

23.1	Each Group Company has:

(a)

submitted all Tax returns, notices and other information, which are or have been required by law to be filed with or provided to any Tax Authority by the requisite dates (taking into account any applicable extension or grace period) and all such Tax returns were true, correct, complete and made on a proper basis when made and remain true, correct and complete in all material respects, and none of them is or as far as the Warrantors are aware is likely to be the subject of any dispute with or investigation or enquiry by any Tax Authority;

(b)

within any applicable time limits (taking into account any applicable extension or grace periods that have been granted), discharged its liability to make any payment of Tax which has fallen due (whether or not shown on any Tax return) and is not, under any liability to pay any material penalty, fine, surcharge or interest in respect of Taxation; and

(c)

made all deductions and withholdings on account of Tax required to be made by law in respect of any payment made or benefit or consideration provided, and has to the extent required by law properly accounted to the applicable Tax Authority for all such deductions and withholdings.

23.2

Each Group Company has maintained, and has in its possession or under its control, all material records and documentation that it is required to maintain in relation to Taxation as required by all relevant legal requirements.

23.3

No Group Company has been subject to any investigation or audit by any Tax Authority or incurred any material penalties in relation to Tax, and no Tax Authority has indicated in writing that it intends to make such an investigation or audit. No Group Company is involved in a dispute in relation to Tax.

23.4

The Locked Box Accounts make full and proper provision for all Taxation and deferred Tax liabilities and in particular for all Taxation in respect of all taxable profits earned, accrued or received (including to the extent deemed to be earned, accrued or received) or in respect of any event or circumstance occurring or deemed to occur in either case on or before the Locked Box Date.

23.5	All transactions entered into by each Group Company have been entered into on terms which were at arm’s length.

23.6

Since the Locked Box Date, no Group Company has been involved in any transaction which has given rise to a liability to Tax on a Group Company (or would have given or might give rise to such a liability but for the availability of any Relief) other than Tax for which it is liable in the ordinary course of business.

23.7

No Group Company has entered into any transaction or series of transactions the main purpose of which was the avoidance of Tax, or has otherwise engaged in or been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any similar or analogous provision of U.S. state, local or non-U.S. law)..

23.8

Each Group Company is and has at all times been resident for Tax purposes only in the jurisdiction in which it was incorporated and no Tax Authority has asserted to any Group Company that such Group Company is subject to Tax in any other jurisdiction.

23.9

None of the Group Companies are subject to any contractual or statutory liability to indemnify, pay or reimburse any person (including a Tax Authority) in respect of any liability relating to Taxation which is the primary liability of any other person. None of the Group Companies is liable for the Taxes of another person under Treasury Regulation Section 1.1502-6 (or comparable provisions of U.S. state, local or non-U.S. law), by contract, as a transferee or successor, by operation of Law or otherwise.

23.10

The sale of the Group Companies or any of them will not (including but not limited to the entry into, becoming unconditional or Completion of the SPA) give rise to any deemed disposal or realisation by any Group Company of any asset or liability for any Taxation purpose or any de-grouping charge in respect of Taxation, any clawback, withdrawal or disallowance of any relief or allowance previously given in respect of Taxation.

23.11

All documents which are required to evidence title of any Group Company or to any asset held by them and which are liable to stamp duty or transfer or registration Taxation (or any similar Taxation) (“Transfer Tax”) or are required to be stamped either with a particular stamp denoting that no Transfer Tax is chargeable or that the document has been produced to the appropriate authority, have been properly and duly stamped and the appropriate Transfer Tax has been paid (together with any related interest and penalties). The share registers of each Group Company have been kept in their respective jurisdictions of incorporation (and nowhere else) at all times and no other registers of shares in a Group Company have been maintained or kept.

23.12	There are no Encumbrances for Taxes on any of the assets of a Group Company other than Encumbrances for Taxes not yet due and payable.

23.13

No Group Company has waived (or been requested to waive) any statute of limitations with respect to any Taxes, consented to extend the time in which any Tax may be assessed or collected by any taxing authority, or agreed to any extension of time for filing any Tax return, in each case, which is still in effect.

23.14	No deficiency or proposed adjustment which has not been paid or resolved for any Tax has been asserted or assessed by any Tax Authority against a Group Company.

23.15

No Group Company has ever (i) been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary income Tax return, other than an Affiliated Group with the Company as the parent entity or (ii) distributed stock of another person, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 (or so much of Section 356 as relates to Section 355) or 361 of the Code.

23.16

No Group Company will be required to include any material item or amount of income in, or exclude any material item or amount of deduction from, taxable income for any taxable period (or portion thereof) ending after the Completion Date as a result of any (i) change in or use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Completion Date, (ii) “closing agreement,” as described in Section 7121 of the Code (or any similar provision of U.S. state, local or non-U.S. income Tax law), (iii) prepaid income or deferred revenue received prior to the Completion, (iv) instalment sale or open transaction disposition made prior to the Completion, or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non U.S. income Tax Law).

23.17	No Group Company will be required to make any payment after the Completion Date as a result of an election under Section 965 of the Code.

23.18	The Company is, and at all times since its formation has been, properly treated as a corporation for U.S. federal and all applicable U.S. state and local income Tax purposes.

23.19	No Group Company is a “United States real property holding corporation” within the meaning of Section 897 of the Code.

23.20

No Group Company has either (i) elected to defer the payment of any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) pursuant to Section 2302 of the CARES Act, (ii) deferred any payment of Taxes (including withholding Taxes) pursuant to IRS Notice 2020-65 or any related or similar order or declaration from any Government Entity (including the Presidential Memorandum, dated August 8, 2020, issued by the President of the United States) nor (iii) claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act.

23.21

Each Group Company has withheld from their respective employees, independent contractors, creditors, equityholders and other applicable third parties and timely remitted to the appropriate Government Entity all material amounts with respect to Taxes that were required to be so withheld and remitted under applicable Tax Laws, are in material compliance with all Tax withholding and remitting provisions of applicable Tax Laws, and have each complied in all material respects with all Tax information reporting provisions of all applicable Tax Laws. Each Group Company has properly classified for Tax purposes, in all material respects, all employees, leased employees, individual consultants and independent contractors.

23.22

Each Group Company is registered for the purposes of sales Tax, use Tax, value-added Tax or any similar Tax in all jurisdictions where it is required by law to be so registered, and has complied in all material respects with all legal requirements relating to such Taxes (including by receiving and retaining any appropriate Tax exemption certificates and other applicable documentation).

23.23

Each Group Company has (i) timely paid to the appropriate Government Entity all material amounts required to be paid under applicable escheat and unclaimed property Laws and (ii) complied in all material respects with applicable escheat and unclaimed property Laws.

23.24

No Group Company has any obligation to “gross-up” or otherwise indemnify any current or former Employee, individual independent contractor, or consultant, who is an individual providing services to the Group Company for the imposition of the excise tax under Section 4999 of the Code or under Section 409A of the Code.

24.	INFORMATION SUPPLIED

24.1

The information supplied by the Group Companies for inclusion or incorporation by reference in the Proxy Statement or any announcement or public statement regarding the transactions contemplated hereby (including the Signing Press Release and any other press release) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in light of the circumstances in which they were made, was not misleading, at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment or supplement to the Proxy Statement this clause (a) shall refer to the time of such subsequent amendment or supplement); (b) the time the Proxy Statement is first mailed to the Purchaser’s stockholders or made available to the Purchaser’s stockholders or (c) the time of the Purchaser Stockholder Meeting, except that no warranty is made with respect to statements made or incorporated by reference therein based on information supplied by the Purchaser or its Affiliates for inclusion therein (subject, in each case, to the qualifications and limitations set forth in the materials provided by the Group Companies or that are included in such filings and/or mailings).

SCHEDULE 3

LIMITATIONS ON LIABILITY OF WARRANTORS

1.	FINANCIAL LIMITS ON CLAIMS

1.1

Notwithstanding anything to the contrary set out in this Deed or any other Transaction Document, the aggregate liability of each Warrantor in respect of any and all Claims (including any costs, expenses and other liabilities (and any irrecoverable VAT thereon) payable by such Warrantor in connection with such Claims) shall not exceed USD 1.

1.2

No Warrantor shall be liable in respect of any single Claim (and such Claim shall be disregarded for all purposes) unless the amount of the liability pursuant to that Claim (other than a Tax Claim or a Claim pursuant to paragraph 1 or 4 of Schedule 2) (ignoring any liability for costs and expenses in connection with such Claim) would (but for this paragraph 1.2) exceed USD 100,000.

1.3	The Warrantors shall not be liable in respect of any Claim unless Completion has occurred under the SPA.

2.	TIME LIMITS ON CLAIMS

2.1	No Warrantor shall be liable in respect of any Claim unless the Purchaser has given notice in writing of such Claim to the relevant Warrantor against whom the Claim is brought:

(a)	in the case of a Tax Claim, within the period of seven years beginning with the Completion Date; and

(b)	in the case of a Claim (other than a Tax Claim), within the period of twelve (12) months beginning with the Completion Date.

2.2

The Purchaser shall give notice in writing of any Claim to the Warrantors as soon as reasonably practicable and, in any event, within thirty (30) Business Days of the Purchaser becoming aware of the facts, matters or circumstances giving rise to such Claim. Such notice shall include such detail as is reasonably available to the Purchaser at the time of the relevant facts and circumstances giving rise to the Claim, provided that the Purchaser’s failure to provide such detail shall not prejudice the Purchaser’s recovery in respect of such Claim (save if and to the extent the alleged Losses arise or are increased as a direct result of such failure).

2.3

To the extent the fact, matter, event or circumstance giving rise to a Claim is capable of remedy, the Warrantors shall not be liable for such Claim if and to the extent that it is remedied to the reasonable satisfaction of the Purchaser within twenty (20) Business Days of the date of the notice referred to in paragraph 2.1.

2.4

The Warrantors shall not be liable in respect of any Claim (other than a Tax Claim) and any liability of the Warrantors in respect of such Claim shall absolutely determine and cease, to the extent the Claim is not previously satisfied, withdrawn or settled, unless legal proceedings in respect of such Claim have been issued and served within six (6) months after the date of the notice referred to in paragraph 2.1 is given or, in the case of a contingent liability, six (6) months after such liability becomes an actual liability.

2.5

For the avoidance of doubt, the Purchaser may give notice of any single Claim in accordance with this paragraph 2, whether or not the amount set out in paragraph 1.2 or paragraph Error! Reference source not found. of this Schedule 3 has been exceeded at the time the notice is given.

3.	AWARENESS OF THE WARRANTORS

Each Warranty is qualified by reference to (and is only given to the extent of) the knowledge of the relevant Warrantor, being limited to the actual knowledge of the relevant Warrantor, in the case of the Signing Warranties, as at the date of this Deed, and in the case of the Completion Warranties, as at immediately prior to the Completion Date, having made due and careful enquiry of each other Warrantor and each of Sam Addeo (Chief Technology Officer), David Landau (Chief Product Officer), Tonya Miller (Group

Financial Controller), Patrick Sarsfield (Head of Tax & Treasury), Chris Timmer (Chief Revenue Officer) and Scott Brown (EVP Cloud & Support Services). No Warrantor shall be deemed to have any implied, constructive or imputed knowledge or awareness regarding the subject matter of any Warranty.

4.	DISCLOSURE

The Warrantors shall have no liability for a Claim:

(a)	in the case of the Signing Warranties only, to the extent that the facts and circumstances giving rise to the Claim have been Disclosed in this Deed, the Disclosure Letter or the Data Room; and

(b)	in the case of the Completion Warranties, to the extent that the facts and circumstances giving rise to the Claim have been Disclosed in the Completion Disclosure Letter.

5.	KNOWLEDGE OF PURCHASER

The Warrantors shall not be liable in respect of any Claim if and to the extent that the Purchaser is actually aware (excluding, for the avoidance of doubt, implied, imputed or constructive knowledge) of any fact, matter, event or circumstance which is the subject matter of the Claim. For the purposes of this Deed, the awareness of the Purchaser shall mean the actual knowledge of Michael Farlekas, Laura L. Fese and Jarett Janik as of this date of this Deed.

6.	CONTINGENT LIABILITIES

The Warrantors shall not be liable in respect of any contingent liability in relation to any Claim unless and until such contingent liability becomes an actual liability and is due and payable and, for the avoidance of doubt, provided always that such Claim is notified within the timescales set out in paragraph 2 of this Schedule 3. The fact that the liability may not have become an actual liability within the time limits provided in paragraph 2 shall not exonerate a Warrantor in respect of any Claim properly notified within such time limits.

7.	ACCOUNTS

The Warrantors shall not be liable in respect of any Claim if and to the extent that (and for the avoidance of doubt only to the extent of such allowance, provision or reserve) allowance, provision or reserve in respect of the fact, matter, event or circumstance giving rise to such Claim has been specifically, identifiably and expressly made in the Locked Box Accounts.

8.	LOSSES

No Warrantor shall be liable for, and the Purchaser shall not be entitled to claim for, any loss of profit, loss of business, loss of goodwill or any indirect or consequential losses under this Deed or any other Transaction Document, whether actual or prospective, or for any punitive damages.

9.	INSURANCE

Notwithstanding any provisions to the contrary in this Deed:

(a)

the parties acknowledge that the Purchaser is intending to obtain a policy of insurance for the benefit of it and/or the Purchaser Group (including, after Completion, the Group Companies) to cover Losses arising in respect of breaches of and claims under the Warranties (the “W&I Insurance”);

(b)

the Purchaser acknowledges and agrees that it will not be entitled to make, will not make, and irrevocably waives any right it may have to make any Claim against any of the Warrantors except to the extent that the Claim arises from the fraud of such Warrantor;

(c)

the Purchaser agrees and undertakes that the W&I Insurance shall contain: (i) an express waiver in favour of the Warrantors from the W&I Insurer waiving all its rights to take subrogated action or to exercise rights assigned to it against the Warrantors in relation to any Claim, other than in the event of fraud by such Warrantor, and then only to the extent that the claim arises as a result of fraud; and (ii) express provisions to allow for such waiver to be enforceable by the Warrantors under the Contracts (Rights of Third Parties) Act 1999;

(d)	the Purchaser:

(i)	shall not agree to any amendment, variation or waiver of the waiver referred to in paragraph 9(c) without the prior written consent of the Warrantors’ Representative;

(ii)

shall not novate, or otherwise assign, its respective rights with respect to the waiver referred to in paragraph 9(c) or knowingly do anything which causes the waiver referred to in paragraph 9(c) not to have full force and effect in accordance with its terms; and

(iii)

shall, without limitation to any rights of the Warrantors to separately enforce such terms, use all reasonable endeavours to enforce any term in the W&I Insurance under which the W&I Insurer waives its rights to take subrogated action against any of the Warrantors upon the terms set out in the W&I Insurance; and

(e)	the Purchaser acknowledges and agrees that no Warrantor shall be liable to pay any excess or any of the costs relating to the W&I Insurance.

10.	NO DUPLICATION OF RECOVERY

The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same Loss, regardless of whether more than one Claim arises in respect of it.

11.	VOLUNTARY ACTS/FUTURE CHANGES

11.1	The Warrantors shall not be liable in respect of any Claim if and to the extent that the Claim would not have arisen but for, or is increased as a result of:

(a)	any voluntary act or omission of any Group Company prior to Completion taken at the express written request of or with the express prior written consent of the Purchaser; or

(b)	any voluntary change in the accounting bases, policies, practices or methods applied in preparing any accounts of any Group Company following Completion.

12.	DUTY TO MITIGATE

The Purchaser shall procure that all reasonable steps and proceedings are taken by each member of the Purchaser Group and each of their directors and officers in order to mitigate any Claim. Nothing in the Transaction Documents shall or shall be deemed to relieve the Purchaser of any common law or other duty to mitigate any loss or damage.

13.	FRAUD AND WILLFUL MISCONDUCT

Nothing in this Schedule 3 shall have the effect of excluding, limiting or restricting any liability of any of the Warrantors in respect of a claim under or in connection with this Deed (including any Claim) arising as a result of any fraud or Willful misconduct by any such Warrantor.

SCHEDULE 4

PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES

Part 1

The Company

Company Name	BluJay Topco Limited

Registered Number	08044932

Registered Office	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

Date and Place of Incorporation	25 April 2012 England and Wales

Directors	Martin Fichtner Amanda Jane Gradden Martin Andrew Hiscox Michael James Hunt Andrew David Kirkwood Quentin Adrien Lathuille Charles Richard Kenneth Medlock Erika Schraner Deep Shah Lizhi Tan

Secretary	Joy Burkholder Meier

Authorised Share Capital	n/a

Issued Share Capital	60,093,051 A Ordinary Shares of GBP 0.01 each 1,334,983 B Ordinary Shares of GBP 0.001 each 6,949,750 C Ordinary Shares of GBP 0.001 each 38,355,558 A Preference Shares of GBP 1.00 each

Shareholders and Shares Held

Francisco Partners III (Cayman), L.P.:

•  33,088,328 A Ordinary Shares; and

•  22,759,113 A Preference Shares.

Francisco Partners Parallel Fund III (Cayman), L.P.

•  369,654 A Ordinary Shares; and

•  254,223 A Preference Shares.

Anderson Investments Pte. Ltd.

•  24,616,804 A Ordinary Shares;

•  959,983 B Ordinary Shares; and

•  15,342,222 A Preference Shares.

The Non-Institutional Sellers (in aggregate):

•  2,018,265 A Ordinary Shares;

•  375,000 B Ordinary Shares; and

•  6,949,750 C Ordinary Shares.

Accounting Reference Date	31 March

Auditors	Grant Thornton UK LLP

Tax Residence	United Kingdom

Part 2

The Subsidiaries

Part A – Entities incorporated in England and Wales

Company Name	BluJay Solutions Group Holdings Limited

Registered Number	08035563

Registered Office	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

Date and Place of Incorporation	18 April 2012, England and Wales

Directors	Deep Shah Andrew Kirkwood Quentin Lathuille

Secretary	Joy Burkholder Meier

Authorised Share Capital	n/a

Issued Share Capital	10,000 ordinary shares of GBP 1.00 each

Shareholders and Shares Held	BluJay Topco Limited (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton UK LLP

Tax Residence	United Kingdom

Company Name	BluJay Solutions Holdings Limited

Registered Number	08036181

Registered Office	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

Date and Place of Incorporation	18 April 2012, England and Wales

Directors	Deep Shah Andrew Kirkwood Quentin Lathuille

Secretary	Joy Burkholder Meier

Authorised Share Capital	n/a

Issued Share Capital	10,000 ordinary shares of GBP 1.00 each

Shareholders and Shares Held	BluJay Solutions Group Holdings Ltd (100%)

Accounting Reference Date	31 March

Auditors	Exemption elected

Tax Residence	United Kingdom

Company Name	BluJay Solutions Ltd

Registered Number	01037515

Registered Office	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

Date and Place of Incorporation	7 January 1972, England and Wales

Directors	Andrew Kirkwood Michael Hunt Joy Burkholder Meier

Secretary	Joy Burkholder Meier

Authorised Share Capital	n/a

Issued Share Capital	92,988,466 ordinary shares of GBP 0.01 each

Shareholders and Shares Held	BluJay Solutions Holdings Limited (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton UK LLP

Tax Residence	United Kingdom

Company Name	Grosvenor International Systems Limited

Registered Number	01927686

Registered Office	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

Date and Place of Incorporation	2 July 1985, England and Wales

Directors	Andrew Kirkwood

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	1,000,000 ordinary shares of GBP 0.10 each

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Exemption elected

Tax Residence	United Kingdom

Company Name	Blackbay Limited

Registered Number	5280294

Registered Office	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

Date and Place of Incorporation	8 November 2014, England and Wales

Directors	Andrew Kirkwood Joy Burkholder Meier

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	108,884 ordinary shares of GBP 0.01 each 52,016 A ordinary shares of GBP 0.01 each

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Exemption elected

Tax Residence	United Kingdom

Part B – Entities incorporated in Germany

Company Name	BluJay Solutions (Germany) Holdings GmbH

Registered Number	HRB 109799

Registered Office	Marienbader Platz 1, D-61348 Bad Homburg, Germany

Date and Place of Incorporation	09 November 2017, Germany

Directors	Andrew Kirkwood Siegfried Mänzel

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	25,000 shares of EUR 1.00 each

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton, Germany

Tax Residence	Germany

Company Name	BluJay Solutions GmbH

Registered Number	HRB 3317

Registered Office	Marienbader Platz 1, D-61348 Bad Homburg, Germany

Date and Place of Incorporation	11 February 1986, Germany

Directors	Andrew Kirkwood Siegfried Mänzel

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	1 share of EUR 25,700

Shareholders and Shares Held	BluJay Solutions (Germany) Holdings GmbH (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton, Germany

Tax Residence	Germany

Part C – Entities incorporated in the Netherlands

Company Name	BluJay Solutions Holding BV

Registered Number	23082200

Registered Office	Laan van Londen 100, 3317 DA Dordrecht, Postbus 3115, Netherlands

Date and Place of Incorporation	22 January 1996, The Netherlands

Directors	Andrew Kirkwood Ben de Vos (power of attorney)

Secretary	n/a

Authorised Share Capital	500,000 shares

Issued Share Capital	181,819 shares

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	None – Liability Statement from Group.

Tax Residence	The Netherlands

Company Name	BluJay Solutions BV

Registered Number	23054829

Registered Office	Laan van Londen 100, 3317 DA Dordrecht, Postbus 3115, Netherlands

Date and Place of Incorporation	11 December 1984, The Netherlands

Directors	Andrew Kirkwood Ben de Vos (power of attorney)

Secretary	n/a

Authorised Share Capital	270,000 shares

Issued Share Capital	55,000 shares

Shareholders and Shares Held	BluJay Solutions Holding BV (100%)

Accounting Reference Date	31 March

Auditors	None—Liability Statement from Group.

Tax Residence	The Netherlands

Company Name	BluJay Solutions Nordics Holding BV

Registered Number	23091987

Registered Office	Sletvej 2 E 1. Th. 8310, Tranbjerg, Denmark

Date and Place of Incorporation	5 July 1999, The Netherlands

Directors	Andrew Kirkwood Ben de Vos

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	EUR 66,245

Shareholders and Shares Held	BluJay Solutions Holding BV (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	The Netherlands and Norway

Part D – Entities incorporated in Australia

Company Name	BluJay Solutions (Australia) Pty Ltd

Registered Number	113156175

Registered Office	722 Mt. Alexander Road, Moonee Ponds, VIC, 3039, Australia

Date and Place of Incorporation	28 February 2005, Australia

Directors	Paul Soong Andrew Kirkwood

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	100 shares of AUD 1.00 each

Shareholders and Shares Held	Blackbay Ltd (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Australia

Company Name	Expedient Software Pty Ltd

Registered Number	079 873 626

Registered Office	722 Mt. Alexander Road, Moonee Ponds, VIC, 3039, Australia

Date and Place of Incorporation	27 August 1997 Australia

Directors	Andrew Kirkwood Michael Hunt Scott Craven

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	30 shares of AUD 1.00 each

Shareholders and Shares Held	BluJay Solutions (Australia) Pty Ltd (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Australia

Company Name	BluJay Solutions Pty Ltd

Registered Number	103 248 120

Registered Office	Suite 05, Level 2, 56 Berry Street, North Sydney NSW 2060, Australia

Date and Place of Incorporation	24 December 2002, Australia

Directors	Andrew Kirkwood Robert Kenneth Warby

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	510 shares of AUD 1.00 each

Shareholders and Shares Held	BluJay Solutions Pte Ltd (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Australia

Part E – Entity incorporated in Belgium

Company Name	BluJay Solutions NV

Registered Number	HRA 321190

Registered Office	Bredabaan 859, 2930 Brasschaat, Belgium

Date and Place of Incorporation	23 January 1997, Belgium

Directors	BluJay Solutions Holding BV BluJay Solutions BV Ben de Vos (delegate director with power of authority)

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	21,000 shares

Shareholders and Shares Held	BluJay Solutions Holding BV (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton, Belgium

Tax Residence	Belgium

Part F – Entity incorporated in Canada

Company Name	BluJay Solutions Inc

Registered Number	762231-7

Registered Office	66 Wellington Street West. Suite 5300, TD Bank Tower, Toronto, Ontario, M5K 1E6, Canada

Date and Place of Incorporation	11 August 2010, Canada

Officers and Secretaries	Andrew Kirkwood—Officer/President Joy Burkholder Meier—Officer/Vice President, Secretary & Treasurer Tyler Buskard

Authorised Share Capital	Unlimited number of common shares

Issued Share Capital	1 common share

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Canada

Part G – Entity incorporated in China

Company Name	BluJay Solutions Co Ltd

Registered Number	913100007031459359

Registered Office	No. 8, 9th Floor, Zhong Xin Building, No. 1468 Nanjing West Road, Shanghai, PRC

Date and Place of Incorporation	12 April 2001, People’s Republic of China

Directors	Andrew Kirkwood Joy Burkholder Meier Liang Jia

Secretary	n/a

Authorised Share Capital	n/a

Registered Capital	USD 1,994,000

Shareholders and Shares Held	BluJay Solutions Pte Ltd (100%)

Accounting Reference Date	31 Dec

Auditors	Grant Thornton China

Tax Residence	People’s Republic of China

Part H – Entity incorporated in Denmark

Company Name	BluJay Solutions A/S

Registered Number	12316100

Registered Office	Slevtvej 2E, 1.th, 8310 Tranbjerg J, Denmark

Date and Place of Incorporation	8 January 1988, Denmark

Directors	Andrew Kirkwood Joy Burkholder Meier Ben de Vos

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	Nominally DKK 1,000,000

Shareholders and Shares Held	BluJay Solutions Nordics Holding BV (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton Denmark

Tax Residence	Denmark

Part I – Entity incorporated in Hong Kong

Company Name	BluJay Solutions Ltd

Registered Number	208546

Registered Office	Unit 10268, 10th Floor, Kowloonbay International Trade and Exhibition Centre (“KITEC”), 1 Trademart Drive, Kowloon Bay, Hong Kong

Date and Place of Incorporation	22 January 1988, Hong Kong

Directors	Andrew Kirkwood BluJay Solutions Pte Ltd

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	13,800,000 ordinary shares of HK$ 1.00 each

Shareholders and Shares Held	BluJay Solutions Pte Ltd (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton, Hong Kong

Tax Residence	Hong Kong

Part J – Entity incorporated in India

Company Name	BluJay Solutions (India) Private Ltd

PAN number	AAECT7147E

Registered Office	Sy No 83/1, 9th Floor, Unit 2B, Octave Block, Knowledge City, Pacel 4, Raidurg, Panmaktha, Serilingampally, Hyderabad, Rangareddy, Telangana, 500081, India

Date and Place of Incorporation	31 July 2013, India

Directors	Andrew Kirkwood Narasimha Mantri

Secretary	n/a

Authorised Share Capital	3,000,000 of INR 10 each

Issued Share Capital	2,510,000 ordinary shares of INR 10 each

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (99%) BluJay Solutions Pte Ltd (less than 1%) BluJay Solutions Ltd (Hong Kong) (less than 1%)

Accounting Reference Date	31 March

Auditors	Grant Thornton, India

Tax Residence	India

Part K – Entity incorporated in Italy

Company Name	BluJay Solutions S.r.l

REA Number	GE – 465288

Registered Office	Via Federico Avio 1/11, 16151 Genova, Italy

Date and Place of Incorporation	1 February 2013, Italy

Directors	Andrew Kirkwood Raffale Onetto

Secretary	n/a

Authorised Share Capital	EUR 10,000

Issued Share Capital	1 quota of EUR 10,000

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Italy

Part L – Entity incorporated in Japan

Company Name	BluJay Solutions Co Ltd

Registered Number	0111-01-064036

Registered Office	c/o TA Lawyers GKJ, Shiroyama Trust Tower, 9th Floor, 4-3-1 Toranomon, Minato-ku, Tokyo, 105-6009, Japan

Date and Place of Incorporation	26 July 2012, Japan

Directors	Andrew Kirkwood Lucas Oliver Frost

Secretary	n/a

Authorised Share Capital	750 shares of JPY 50,000 each

Issued Share Capital	180 shares of JPY 50,000 each

Shareholders and Shares Held	BluJay Solutions Pte Ltd (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Japan

Part M – Entity incorporated in New Zealand

Company Name	BluJay Solutions (New Zealand) Ltd

Registered Number	1605559

Registered Office	c/o Quigg Partners, Level 7, The Bayleys Building, 36 Brandon Street, Wellington, 6011, New Zealand

Date and Place of Incorporation	24 February 2005, New Zealand

Directors	Katie Kinraid Andrew Kirkwood

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	1,000 shares of NZ$ 1.00 each

Shareholders and Shares Held	Blackbay Limited (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	New Zealand

Part N – Entity incorporated in Singapore

Company Name	BluJay Solutions Pte Ltd

Registered Number	199308531G

Registered Office	298 Tiong Bahru Road, #11-01/02, Central Place, Singapore 168730

Date and Place of Incorporation	27 December 1993, Singapore

Directors	Andrew Kirkwood Tan Mee Hong

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	9,907,391 shares of SGD 1.00 each

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Grant Thornton, Singapore

Tax Residence	Singapore

Part O – Entity incorporated in Spain

Company Name	BluJay Solutions SA

Registered Number	n/a

Registered Office	Calle Zurbarán 9, local derecha A, Madrid, Spain

Date and Place of Incorporation	27 April 2011, Spain

Directors	Andrew Kirkwood Joy Burkholder Meier Michael Hunt

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	26,500 shares

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	Spain

Part P – Entity incorporated in Switzerland – Note this is a branch of the GmbH

Company Name	BluJay Solutions GmbH, Bad Homburg v.d.H., Zweigniederlassung Reinach BL

Registered Number	CHE-112.559.160

Registered Office	Pfeffingerstrasse 19, CH-4153 Reinach, Switzerland

Date and Place of Incorporation	7 October 2005, Switzerland

Directors	Anton-Andreas Bellwald

Secretary	n/a

Authorised Share Capital	n/a

Issued Share Capital	n/a

Shareholders and Shares Held	BluJay Solutions GmbH (100%)

Accounting Reference Date	n/a

Auditors	n/a

Tax Residence	Switzerland

Part Q – Entity incorporated in the USA

Company Name	BluJay Solutions Inc

Registered Number	2822412

Registered Office	915 E 32nd Street, Suite B, Holland, MI 49423, USA

Date and Place of Formation	18 November 1997, State of Delaware, USA

Officers and Secretary	Andrew Kirkwood—Officer/President Tonya Miller—Officer/Treasurer Bill Hagan—Officer/Secretary Joy Burkholder Meier—Assistant Secretary

Authorised Share Capital	n/a

Issued Share Capital	9,965 shares of USD 0.001 each

Shareholders and Shares Held	BluJay Solutions Ltd (UK) (100%)

Accounting Reference Date	31 March

Auditors	Audit not required.

Tax Residence	State of Delaware, USA

SCHEDULE 5

PROPERTIES

LEASEHOLD PROPERTIES

#	Description of the Property	Description of Lease (lease, underlease, licence etc.)	Date of the Lease	Lessor / Property Owner	Lessee / Occupier of the Property	Registered / unregistered (and title number)	Contractual date of termination of lease	Current Use

1.	915 E 32nd St., Suite B Holland, MI 49423 USA	Lease Agreement between Holland Waverly, LLC and BluJay Solutions Co. (now known as BluJay Solutions Inc.)	June 2017	Holland Waverly, LLC	BluJay Solutions Inc	N/A	Seven years, 4 months	Office Space

2.	Level 1, 4M Building, Ground Transport Interchange, Malaga Avenue, Manchester Airport, Manchester	Lease between (1) Manchester Airport PLC and (2) Kewill Limited and dated 31 December 2013 that was assigned to The Hut.Com Limited on 21 March 2020, pursuant to that assignment BluJay Solutions Limited provided MAG Investment Assets Limited with an authorised guarantee agreement in respect of the lease	31 December 2013	MAG Investment Assets Limited	The Hut.Com Limited	MAN220291	Term: 4 November 2013 to 3 November 2023	Office Space

3.	Manchester Datacentre	Agreement between (1) Equinix and (2) BluJay Solutions Limited	Unknown	Equinix	BluJay Solutions Limited	N/A	Term: expires on October 2021 with an automatic renewal	Datacentre

4.	London Datacentre	Agreement between (1) Equinix and (2) BluJay Solutions Limited	Unknown	Equinix	BluJay Solutions Limited	N/A	Term: expires on October 2021 with an automatic renewal	Datacentre

5.	Blue Tower, 14th Floor, MediaCity, Salford Quays, M50 2ST, UK	Lease Agreement between Peel Media Limited and BluJay Solutions Limited	30 October 2020	Peel Media Limited	BluJay Solutions Limited	Pending registration	Term: 21 July 2020 to 20 July 2030	Office Space

#	Description of the Property	Description of Lease (lease, underlease, licence etc.)	Date of the Lease	Lessor / Property Owner	Lessee / Occupier of the Property	Registered / unregistered (and title number)	Contractual date of termination of lease	Current Use

6.	Salarpuria Knowledge City, OCTAVE, 9th Floor, Unit 2B, Phase IV, Sy No. 83/1, Plot No 2, Seilingampally Mandal, Raidurg Ranga Reddy District, Hyderabad, Telangana. – 500081	Lease Agreement between Devbhumi Realtors Private Limited and BluJay Solutions (India) Private Limited	12 December 2018	S+K6:K16 alarpuria & Sattava Group (Devbhumi Realtors Pvt Ltd)	BluJay Solutions (India) Private Limited	N/A	Term: 17.06.2019 – 30 June 2024	Office Space

7.	Room C, 9F Bao Ding Building, No.550 Xujiahui Road, Shanghai 200025	Lease Agreement between Mrs. Qian Caiping and BluJay Solutions Co Ltd.	04 December 2020	Mrs Qian Caiping ID No (3204811966 02282028)	BluJay Solutions Co Ltd	N/A	Initial Term: 04 Dec 2020 to 03 Dec 2021	Office Space

8.	298 Tiong Bahru Road #11-01/02 Central Plaza, Singapore 168 730	Lease Agreement between ARMF (Central Plaza) Pte. Ltd.(now known as Central Plaza LLP) and BluJay Solutions Pte Ltd. as amended by letter of offer dated 1 December 2020	3 May 2018, as renewed on 1 December 2020	Central Plaza LLP	BluJay Solutions Pte Ltd	N/A	Term under initial lease from 1 June 2018 to 31 May 2021. The term has been renewed from 01 June 2021 to 31 May 2024 pursuant to the letter of offer	Office Space

9.	Unit 1026B, Kowloonbay International Trade & Exhibition Centre, 1 Trademart Drive, Kowloon Bay, Kowloon, Hong Kong	Lease Agreement between International Trademart Company Limited and Kewill Limited (now known as BluJay Solutions Limited)	29 September 2016, as renewed on 1 July 2018 and further renewed on 1 July 2020	International Trademart Company Limited	BluJay Solutions Ltd	N/A	Term: 01 July 2020 – 30 June 2022	Office Space

#	Description of the Property	Description of Lease (lease, underlease, licence etc.)	Date of the Lease	Lessor / Property Owner	Lessee / Occupier of the Property	Registered / unregistered (and title number)	Contractual date of termination of lease	Current Use

10.	One Executive Drive, Chelmsford, Massachusetts, USA 01824	Lease Agreement between RREEF America REIT III-Z1 LLC (now known as NV 1 Executive Drive, LLC) and Kewill Systems Inc. (now known as BluJay Solutions Inc.) as amended by lease amendment agreements dated 13 May 2014, 22 January 2015, 31 May 2018 and 1 October 2020	09 July 2008 as amended on 13 May 2014, 22 January 2015, 31 May 2018 and 1 October 2020	NV 1 Executive Drive, LLC	BluJay Solutions Inc	N/A	Term: Pursuant to the fourth amendment agreement dated 1 October 2020, the term is 01 December 2008 to 28 February 2026	Office Space

11.	Sletvej 2E, 1. th 8310 Tranbjerg J, Denmark	Lease Agreement between Slet-Syd Kontor aps and BluJay Solutions A/S	01 March 2019	Slet-Syd Kontor Aps	BluJay Solutions A/S	N/A	36-month term beginning 15 June 2019	Office Space

12.	Level 1 & 2, Laan van Londen I00 (3317 DA) Dordrecht, Postbus 3115 3301 DC Dordrecht, the Netherlands	Lease Agreement between VOF Amstelwijck and Kewill B.V. (now known as BluJay Solutions BV) and an extension letter dated 29 September 2017	1 October 2008	Laan van Londen Dordrecht B.V. (as of 01 June 2021) Welgelegen Groep (as of 01 Nov 2019)	BluJay Solutions BV	N/A	The first lease term ran until 30 September 2018. The lease was extended for subsequent terms of each 5 years. The current lease term runs up to and including 30 September 2023.	Office Space

13.	Bredabaan 859 in 2930 Brasschaat, Belgium	Lease Agreement between Cobalt Blue Invest and Kewill Belgium N.V. (now known as BluJay Solutions N.V.)	30 April 2015	Cobalt Blue Invest	BluJay Solutions NV	N/A	Initial Term: 01 September 2015 – 31 Aug 2016; Lease term is auto renewed for 12 months periods (s), unless terminated by providing 3 months notice at the end of the applicable term;	Office Space

14.	Sulzbacher street 70 in 90489 Nuremberg, Germany	Lease Agreement between WBT- Hausverwaltung GmbH and BluJay Solutions GmbH	Not dated	WBT- Hausverwaltung GmbH	BluJay Solutions GmbH	N/A	Initial Term: 01 May 2016 – 30 April 2019; The lease agreement is auto renewed for 12 months periods after completion of the initial Term.	Office Space

#	Description of the Property	Description of Lease (lease, underlease, licence etc.)	Date of the Lease	Lessor / Property Owner	Lessee / Occupier of the Property	Registered / unregistered (and title number)	Contractual date of termination of lease	Current Use

15.	First Floor, 722 Mt. Alexander Road, Moonee Ponds, Victoria 3039, Australia	Lease Agreement between NSWW Pty Ltd and Gavin Millman & Associates (Aust) Pty Ltd (now known as Expedient Software Pty Limited)	8 July 2019	NSWW Pty Ltd	Gavin Millman & Associates (Aust) Pty Ltd (now known as Expedient Software Pty Limited)		Initial term of 3 years commencing on 01 July 2019. One further 3 year term available. Can exercise option to renew between 1 January 2022 to 1 April 2022.	Office Space

16.	335 Addington Road, Addington, Christchurch, New Zealand	Lease Agreement between Viewmount Orchards Limited and BluJay Solutions (New Zealand) Limited	29 January 2021	Viewmount Orchards Limited	BluJay Solutions (New Zealand) Limited	N/A	Maximum Term of 10 years: 01 July 2020 – 30 June 2030, with initial term of 4 years and rights to renew on 01 July 2024 and 01 July 2027.	Office Space

17.	Pfeffingerstra sse 19 Reinach 4153, Switzerland	Lease Agreement between Amann & Partner AG and Kwill GmbH (now known as BluJay Solutions GmbH)	30 September 2010	Amann & Partner AG	BluJay Solutions GmbH	N/A	Term starts on 01 November 2010 and has an indefinite duration	Office Space

18.	Marienbader Platz 1, 61348 Bad Homburg, Germany	Lease Agreement between RECURSA Grundstücks- Vermietungsgesell schaft mbH and Kewill GmbH (now known as BluJay Solutions GmbH)	15 May 2015	Effective 22 Feb 2018 --New Owner/Landlord, PATRIZIA Gewerbelnvest KVG mbH	BluJay Solutions GmbH	N/A

Term: 01 Oct 2015 – 31 March 2023;

1) Extension can be applied for 1 time for 5 additional years latest 18 months prior to the end-date; or 2) by any end-date where a termination is not transmitted at least 18 months prior to the end-date an automatic renewal by 2 years takes place

Office Space

19.	Norsk-Data-Str. 1, 61352 Bad Homburg	Lease agreement between SPE 1 Bad Homburg Eins GmbH and BluJay Solutions GmbH	1 December 2017	SPE 1 Bad Homburg Eins GmbH	BluJay Solutions GmbH	N/A	Term starts on 15 April 2014 and has an infinite duration	Storage Facility

20.	Via Federico Avio 1/11, 16151 Genoa, Italy	Lease Agreement between Mr. Oneto Raffaele and Era System S.R.L	01 February 2016	Mr. Oneto Raffaele	Era System S.r.l. (now BluJay Solutions S.r.l.)	N/A	Term: Six years from 01 February 2016 to 31 January 2022	Office Space

This Deed has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered	)

as a DEED by	)

Andrew Kirkwood	)	/s/ Andrew Kirkwood

in the presence of:	)

/s/ Elaine Kirkwood	Signature of Witness

Elaine Kirkwood	Name of Witness

111 Pinehill Road	Address of Witness

Crowthoren, RG45 7JP, UK

Home Worker	Occupation of Witness

EXECUTED and delivered	)

as a DEED by Andrew Kirkwood	)

as attorney for Michael Hunt pursuant to a	)

power of attorney dated 19 May 2021)		/s/ Andrew Kirkwood

in the presence of:	)

/s/ Elaine Kirkwood	Signature of Witness

Elaine Kirkwood	Name of Witness

111 Pinehill Road	Address of Witness

Crowthoren, RG45 7JP, UK

Home Worker	Occupation of Witness

EXECUTED and delivered	)

as a DEED by Andrew Kirkwood	)

as attorney for Joy Burkholder Meier pursuant to	)

a power of attorney dated 18 May 2021)		/s/ Andrew Kirkwood

in the presence of:	)

/s/ Elaine Kirkwood	Signature of Witness

Elaine Kirkwood	Name of Witness

111 Pinehill Road	Address of Witness

Crowthoren, RG45 7JP, UK

Home Worker	Occupation of Witness

[Project Eagle – Signature Page to Management Warranty Deed]

EXECUTED and delivered	)

as a DEED by	)

E2OPEN PARENT HOLDINGS, INC.	)	/s/ Michael Farlekas

acting by Michael Farlekas,	)	Chief Executive Officer

its Chief Executive Officer	)

[Project Eagle – Signature Page to Management Warranty Deed]

ANNEX E

Date: 27 May 2021

TAX DEED

relating to

BLUJAY TOPCO LIMITED

made between

THE COVENANTORS

and

THE PURCHASER

THIS DEED is made on [•] 2021

PARTIES

(1)	THE PERSONS, whose details are set out in column (1) of Schedule 1 (each a “Covenantor” and together, the “Covenantors”); and

(2)

E2OPEN PARENT HOLDINGS, INC., a corporation incorporated in the State of Delaware, whose principal office is at 9600 Great Hills Trail, Suite 300E Austin, TX, United States of America (the “Purchaser”).

INTRODUCTION

This Deed has been executed pursuant to the provisions of an agreement for the sale and purchase of the entire issued share capital of BluJay Topco Limited (the “Company”), dated [•] 2021 between inter alia the Covenantors and the Purchaser (the “SPA”), and constitutes the Tax Deed as defined in the SPA.

IT IS AGREED as follows:

1	Definitions and interpretation

1.1

Words and expressions which are defined in the SPA but which are not defined in this Deed shall (to the extent the context permits) have the meanings set out in the SPA (including any schedule thereto).

1.2	In this Deed (unless the context otherwise requires) the following words and expressions shall have the meanings set out below:

“Accounts Relief” means a Relief which has been treated as an asset in the Locked Box Accounts (including in calculating and so reducing or eliminating any provision for deferred tax in the Locked Box Accounts);

“Event” means any transaction, circumstance, state of affairs, act, event, arrangement, provision, omission or other event of whatever nature;

“Purchaser’s Relief” means: (i) any Relief arising at any time attributable to any member of the Purchaser’s Tax Group (other than a Group Company); and (ii) any Relief that arises after the Locked Box Date;

“Purchaser’s Tax Group” means the Purchaser and any person within the same group of companies as the Purchaser for any relevant Tax purposes, including without limitation a Group Company after the Completion Date;

“Taxation Authority Claim” means (i) any assessment, notice, letter, determination, demand or other document issued or action taken by or on behalf of any Tax Authority, from which it appears that a Group Company may have a Tax Liability which is relevant for the purposes of this Deed; and (ii) any self-assessment made by the a Group Company from which it appears that a Group Company may have a Tax Liability which is relevant for the purposes of this Deed;

“Tax Liability” means:

(a)	a liability or increased liability to make an actual payment of or in respect of Tax; and also

(b)	the loss, non-availability or reduction in the amount of any Accounts Relief, in which case the amount of such Tax Liability shall, for the purposes of this Deed be:

(i)

in the case of a right to a repayment of Tax, the amount of the repayment (together with any interest or repayment supplement in respect thereof) which would have been obtained but for such loss, non-availability or reduction; and

(ii)

in the case of an Accounts Relief other than a right to repayment of Tax, the amount of Tax which could have been saved (assuming sufficient income, profits and gains or Tax Liabilities against which to set the Accounts Relief and assuming the rates of Tax current as at the date when the Accounts Relief is lost, reduced or found to be unavailable) but for such loss, non-availability or reduction of the Accounts Relief;

(c)

the use or setting off of any Purchaser’s Relief in circumstances where, but for such use or setting off, a Group Company would have had a liability to make an actual payment of (or in respect of) Tax in respect of which the Purchaser would have been able to make a claim against the Covenantors under this Deed, in which case the amount of such Tax Liability shall be the amount of (or in respect of) Tax saved as a result of such use or setting off; and

1.3	references to:

(a)	“profits” include income, profits or gains of any description or from any source;

(b)	profits “earned, accrued, received or otherwise recognized” include profits deemed to have been or treated as earned, accrued, received or otherwise recognised for Taxation purposes;

(c)

profits as being earned, accrued or received on or before a particular date or in respect of particular period shall include income, profits or gains which, for the purposes of any Tax, are deemed to have been or are treated as having been earned, accrued or received on or before that date;

(d)	any Event occurring includes an Event which is deemed for the purposes of any Tax to occur; and

(e)	any Event occurring on or before a particular date includes any Event which is deemed to have or is treated as having occurred on or before that date; and

1.4	unless otherwise stated:

(a)	references to “period” are to a period of time and not to an accounting period, unless the phrase “accounting period” is used;

(b)

for the purposes of determining the time at which any of the matters mentioned below occurred (that is, whether the same occurred on, before or after Completion, or in respect of a period before or after Completion) it shall be assumed that an accounting period (and a period of account) of the relevant Group Company ended on Completion (and/or, where relevant, that any other period by reference to which Tax falls to be charged or assessed ended on Completion). The matters are:

(i)	any profits being earned, accrued, received or otherwise recognized;

(ii)	any Relief arising; and

(iii)	any Event occurring.

2	Covenants

2.1

Subject to the provisions of Clause 3 of this Deed, the Covenantors hereby severally covenant to pay to the Purchaser (to be treated so far as possible as a repayment of the Consideration) on demand an amount equal to:

(a)	any Tax Liability of a Group Company which arises:

(i)	as a consequence of or by reference to any Event which occurred on or before Completion; or

(ii)

in respect of or by reference to any income, profits or gains which were earned, accrued, received or otherwise recognized on or before Completion or in respect of any period ending on or before Completion; and

(b)	any Tax Liability of a Group Company arising at any time:

(i)

in respect of Tax which is chargeable directly or primarily against any person (not being a Group Company or any member of the Purchaser’s Tax Group) which, at any time prior to Completion was treated for the purposes of any Tax as a member of the same group of companies as a Group Company or as otherwise associated or connected with a Group Company; or

(ii)	in respect of VAT which would not have arisen but for a Group Company’s membership of any VAT group of which it was a member at any time prior to Completion; and

(c)	any Tax Liability falling within paragraphs (b) or (c) of the definition of Tax Liability which arises at any time; and

(d)

all costs and expenses reasonably and properly incurred by a Group Company or any other member of the Purchaser’s Group in connection with any Tax Liability mentioned in this Clause 2 or with any Taxation Authority Claim therefor or in connection with successfully taking or defending any action under this Deed.

3	Limitations

3.1	The Covenantors shall not be liable under Clause 2 of this Deed in respect of any Tax Liability if and only to the extent that:

(a)

specific express provision or reserve in respect of that Tax Liability was made in the Locked Box Accounts or such Tax Liability was otherwise taken into account in the preparation of the Locked Box Accounts (not including any provision, reserve or allowance made in respect of deferred tax);

(b)	that Tax Liability has been settled or discharged on or before the Locked Box Date and such settlement or discharge has been taken into account in the Locked Box Accounts;

(c)	that Tax Liability arises as a result of any change, made after Completion, in:

(i)	law (including any increase in rates of Tax, other than any increase in the rate of any interest, fine or penalty relating to Tax);

(ii)	the published practice of, or any published extra statutory concession of, any Tax Authority; or

(iii)	generally accepted accountancy practice or principles;

(d)

that Tax Liability would not have arisen but for a voluntary act or transaction carried out, made or effected by a Group Company after Completion of which the Purchaser was aware would give rise to the Tax Liability not including any act, omission or transaction carried out, made or effected:

(A)	pursuant to a legally binding obligation or commitment of a Group Company entered into on or before Completion;

(B)	in the ordinary course of the business or trade of a Group Company; or

(C)	at the written request, or with the written consent, of any Covenantors;

(e)

that Tax Liability arises as a result of the Purchaser or a Group Company making any change, after Completion, in its accounting policies or practice, except where the change is made by a Group Company and was necessary in order to comply with any law or generally accepted accounting practice;

(f)	that Tax Liability has been made good without cost to any Group Company or any other member of the Purchaser’s Tax Group; or

(g)	any Relief, other than a Purchaser’s Relief, is actually available to a Group Company (at no additional cost) to reduce or eliminate that Tax Liability.

4	Financial and time limits

4.1	Notwithstanding any other provision of this Deed, the liability of the Covenantors under this Deed shall be limited to £1.

4.2

The Covenantors shall not be liable in respect of a claim under Clause 2 of this Deed unless written notice of such claim is given by the Purchaser to the Covenantors within six months of the date of Completion.

5	Notification of claims

The Purchaser shall, as soon as reasonably practicable, notify the Covenantors if it becomes aware of any Taxation Authority Claim from which it appears that the Covenantors may have a liability under Clause 2 of this Deed in excess of £1 (taking into account the limitation set out in Clause 4.1 of this Deed).

6	Payment

6.1	Payment by the Covenantors in respect of any liability under this Deed must be made in cleared and immediately available funds on demand.

6.2

All sums payable by the Covenantors to the Purchaser pursuant to Clause 2 of this Schedule shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as required by law, in which event the Covenantors shall pay such additional amount as shall be required to ensure that the net amount received by the Purchaser will equal the full amount which would have been received had no such deduction, withholding, set-off or counterclaim been made.

6.3

Where any payment is made from the Covenantors to the Purchaser pursuant to Clause 2 of this Deed and that sum is subject to a charge to Tax in the hands of the Purchaser (or would be in the absence of any Reliefs) then, in addition to the sum payable, the Covenantors shall pay such additional sum as will ensure that after payment of such Tax (including any Tax which would have been charged in the absence of any Reliefs) the Purchaser shall be left with a sum equal to the sum that it would have received in the absence of such a charge to Tax.

7	Miscellaneous

The provisions of clauses 20 (Waiver and Variations), 21 (Invalidity), 25 (Notices), 27 (Rights of Third Parties), 28 (Counterparts) and 29 (Governing Law and Jurisdiction) of the SPA shall apply to this deed as if the same were incorporated herein with all appropriate consequential amendments being made.

SCHEDULE 1

COVENANTORS

NAME

1.	Andrew Kirkwood

2.	Michael Hunt

3.	Joy Meier

This Deed has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered	)

as a DEED by	)

Andrew Kirkwood	)

in the presence of:	)

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

EXECUTED and delivered	)

as a DEED by Andrew Kirkwood	)

as attorney for Michael Hunt pursuant to a	)

power of attorney dated 19 May 2021)

in the presence of:	)

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

EXECUTED and delivered	)

as a DEED by Andrew Kirkwood	)

as attorney for Joy Burkholder Meier pursuant to	)

a power of attorney dated 18 May 2021)

in the presence of:	)

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

EXECUTED and delivered	)

as a DEED by	)

E2OPEN PARENT HOLDINGS, INC.	)

acting by Laura L. Fese,	)

Executive Vice President and General Counsel	)

in the presence of:	)

Signature of Witness

Name of Witness

Address of Witness

Occupation of Witness

[Project Eagle - Signature Page to Tax Deed]

ANNEX F

FORM OF LOCK-UP AGREEMENT

This letter agreement (this “Agreement”) is dated as of [•], 2021 by and between E2open Parent Holdings, Inc., a Delaware corporation (including any of its successors or assigns, “PubCo”) and ________________ (the “Holder”). Each of PubCo and Holder may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in Section 1.3 hereof.

RECITALS

WHEREAS, PubCo entered into a Share Purchase Deed, dated as of May [•], 2021 (as amended or modified from time to time in accordance with the terms of such agreement, the “SPA”), with BluJay Topco Limited, a private limited company incorporated in England and Wales (the “Company”), the Institutional Sellers (as defined in the SPA), the Management Sellers (as defined in the SPA) and the Non-Management Sellers (as defined in the SPA), pursuant to which, among other things, on the date hereof PubCo directly or indirectly acquired all of the outstanding equity interests of the Company;

WHEREAS, contemporaneously with the execution and delivery of this Agreement and the consummation of the transactions contemplated by the SPA, PubCo entered into an Amended and Restated Investor Rights Agreement with (i) Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P., Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P., Insight Venture Partners (Cayman) IX, L.P., Insight Venture Partners (Delaware) IX, L.P., Insight E2open Aggregator, LLC, CC Neuberger Principal Holdings I Sponsor LLC, CC NB Sponsor 1 Holdings LLC, Neuberger Berman Opportunistic Capital Solutions Master Fund LP (collectively, the “Existing PubCo Equityholders”), (ii) Francisco Partners III (Cayman), L.P., Francisco Partners III Parallel (Cayman), L.P., and Anderson Investments Pte. Ltd. (collectively, the “BluJay Equityholders”), and (iii) the other parties thereto, dated as of the date hereof, pursuant to which, among other things, the Existing PubCo Equityholders and the BluJay Equityholders agreed to certain restrictions with respect to shares held in PubCo, including, in respect of the BluJay Equityholders, shares in PubCo received as consideration pursuant to the SPA;

WHEREAS, as a result of the consummation of the transactions contemplated by the SPA, among other things, the Holder has received Lock-Up Shares (as defined below); and

WHEREAS, the Parties desire to set forth their agreement with respect to certain matters, in each case, in accordance with the terms and conditions of this Agreement with respect to the Lock-Up Shares received by Holder under the SPA.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

LOCK UP

Section 1.1 Lock-Up.

(a) Holder shall not Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares Beneficially Owned or otherwise held by the Holder during the Lock-Up Period; provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 1.2. The “Lock-Up

Period” shall be the period commencing on the date hereof and ending on the date that is six (6) months following the date hereof. The “Lock-Up Shares” means the Class A Common Stock held by the Holder as of the date hereof following the consummation of the transactions contemplated by the SPA.

(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c) The Holder acknowledges and agrees that, notwithstanding anything to the contrary herein, the shares of Class A Common Stock Beneficially Owned by the Holder shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 1.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Holder may Transfer, without the consent of PubCo, any of its Lock-Up Shares to (i) any of its Permitted Transferees, upon written notice to PubCo or (ii) (a) a charitable organization, upon written notice to PubCo; (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (c) in the case of an individual, pursuant to a qualified domestic relations order; or (d) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the date hereof; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii) above, (x) the restrictions and obligations contained in Section 1.1 and this Section 1.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this Section 1.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement.

Section 1.3 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, a Transfer with respect to any Equity Securities shall, for purposes of this Agreement, mean that the Transferor no longer Beneficially Owns such Equity Securities (except, for the avoidance of doubt, for any Transfer to Permitted Transferees or with respect to pledges or encumbrances which do not Transfer economic risk). “Beneficially Owns,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Class A Common Stock” means, as applicable, (a) the Class A common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo,

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any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class A common stock or into which the Class A common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Permitted Transferee” means with respect to any Person, (i) any Family Member of such Person and (ii) any Affiliate of such Person (including any partner, shareholder, member controlling or under common control with such Person and Affiliated investment fund or vehicle) of such Person, but excluding any Affiliate under this clause (ii) who operates or engages in a business which competes with the business of PubCo or its subsidiaries and any portfolio company.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition, contract or legally binding agreement to undertake any of the foregoing, by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), contracts or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership

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of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

ARTICLE II

MISCELLANEOUS

Section 2.1 Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 2.1, notices, demands and other communications shall be sent to the addresses indicated below.

if to PubCo, to:

E2open Parent Holdings, Inc.

c/o E2open, LLC

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

Attention: Michael Farlekas

Laura Fese

Email: Michael.Farlekas@e2open.com

Laura.Fese@e2open.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Lauren M. Colasacco, P.C.

Frances D. Dales

Email: lauren.colasacco@kirkland.com

frances.dales@kirkland.com

if to the Holder, to:

Section 2.2 Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a) Except as otherwise permitted hereunder, no Holder may assign such Holder’s rights or obligations under this Agreement, in whole or in part, without the prior written consent of PubCo. Any such assignee may not again assign those rights, other than in accordance with this Section 2.2(a). Any attempted assignment of rights or obligations in violation of this Section 2.2(a) shall be null and void.

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(b) All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms hereof.

(c) Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

Section 2.3 Termination. The Holder’s obligations under this Agreement shall terminate concurrently with the termination of the Lock-Up Period.

Section 2.4 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions hereof, to the extent permitted by Law shall remain in full force and effect.

Section 2.5 Entire Agreement; Amendments; No Waiver.

(a) This Agreement, together with Exhibit A to this Agreement, the SPA, and all other Transaction Documents (as such term is defined in the SPA), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b) No provision of this Agreement may be amended or modified in whole or in part at any time without the express written consent of PubCo; provided that any such amendment or modification that would be materially adverse in any respect to the Holder shall require the prior written consent of the Holder; provided, further, that a provision that has terminated with respect to a Party shall not require any consent of such Party with respect to amending or modifying such provision.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 2.6 Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 2.7 Governing Law; Waiver of Jury Trial; Jurisdiction. The law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE)

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ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Agreement in any other courts. Nothing in this Section 2.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 2.8 Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, PubCo and Holder have duly executed this Agreement as of the date first written above.

PUBCO:

E2open Parent Holdings, Inc.

By:

Name:
Title:

HOLDER

Name:

[Signature Page - Lock Up Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Lock Up Agreement (each as defined below), made as of                     , is between                      (“Transferor”) and                      (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring                      Registrable Securities (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Lock Up Agreement, dated as of [•], 2021 among E2open Parent Holdings, Inc. (“PubCo”) and                      (the “Lock Up Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Lock Up Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Lock Up Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Lock Up Agreement.

Section 1.2 Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 1.3 Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Lock Up Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Lock Up Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Lock Up Agreement.

Section 1.4 Notice. Any notice, demand or other communication under the Lock Up Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 2.1 of the Lock Up Agreement.

Section 1.5 Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.

Section 1.6 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

[TRANSFEROR]

By:

Name:

Title:

[TRANSFEREE]

By:

Name:

Title:

Address for notices:

ANNEX G

May 26, 2021

Board of Directors

E2open Parent Holdings, Inc.

9600 Great Hills Trail, Suite 300E

Austin, TX 78759

Members of the Board of Directors:

We understand that E2open Parent Holdings, Inc. (the “Purchaser”), the sellers set forth on Schedule 1 (the “Sellers”) of the Agreement (as defined below) and Blujay Topco Limited (the “Company”) propose to enter into a Share Purchase Deed (the “Agreement”), pursuant to which, among other things, the Sellers wish to sell the legal and beneficial title, and Purchaser wishes to acquire the legal and beneficial title, to such number of Ordinary Shares and Preference Shares (together, the “Shares”) as is set forth in Schedule 1 of the Agreement, which Shares represent all of the issued and outstanding equity interests of the Company (the “Transaction”) for aggregate consideration of (i) 72,383,299 shares of Class A Common Stock, par value $0.0001 per share (the “Purchaser Common Stock”), of the Purchaser (the “Stock Consideration”), (ii) the Preference Share Consideration and (iii) an amount in cash equal to (A) $1,187,621,793 minus (B) the sum of the Consideration Share Value and the Preference Share Consideration, subject to certain adjustments set forth in the Agreement (as to which we express no opinion) (together with the Stock Consideration and the Preference Share Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement. All capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

The board of directors of the Purchaser (the “Board”) has requested our opinion as to whether the Consideration payable pursuant to the Agreement is fair, from a financial point of view, to the Purchaser.

In arriving at our opinion set forth below, we have, among other things: (i) reviewed a draft of the Agreement dated May 24, 2021; (ii) reviewed certain publicly available business and financial information that we deemed to be generally relevant concerning the Company and the Purchaser and the industries in which they operate, including certain publicly available research analyst reports relating to the Purchaser; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration received in such transactions; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other public companies we deemed generally relevant, including data related to public market trading levels and implied trading multiples; (v) reviewed the reported price and trading activity for Purchaser Common Stock; (vi) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company; (vii) reviewed certain financial forecasts relating to the Company prepared by the management of the Purchaser (the “Purchaser Forecasts for the Company”); (viii) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Purchaser furnished to or discussed with us by the management of the Purchaser, including certain financial forecasts relating to the Purchaser prepared by the

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management of the Purchaser; (ix) reviewed certain estimates prepared by the management of the Purchaser regarding the amount and timing of cost savings and other synergies, net of costs necessary to achieve such cost savings and other synergies, anticipated by such management to result from the Transaction (the “Net Synergies Estimates”); (x) reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Purchaser on a pro forma basis, giving effect to the consummation of the Transaction furnished to or discussed with us by the management of the Purchaser, including certain pro forma financial forecasts relating to the Purchaser, giving effect to the consummation of the Transaction prepared by the management of the Purchaser; and (xi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. In addition, we have held discussions with certain members of the management of each of the Company and the Purchaser regarding the Transaction, the past and current business operations and financial condition and prospects of the Company and the Purchaser, certain of the foregoing information and certain other matters we believed necessary or appropriate to our inquiry.

In arriving at our opinion, we have, with your consent, relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished or made available to us by the Purchaser, the Company and their respective associates, affiliates and advisors, or otherwise reviewed by or for us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities of the Purchaser or the Company, nor have any such valuations or appraisals been provided to us, and we do not express any opinion as to the value of such assets or liabilities. We have not evaluated the solvency or fair value of the Purchaser or the Company under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or the facilities of the Purchaser or the Company. At the direction of the management of the Purchaser, we have used and relied upon the Purchaser Forecasts for the Company and the Net Synergies Estimates for purposes of our analyses and this opinion. In relying on the Purchaser Forecasts for the Company, we have assumed, at the direction of the Purchaser, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Purchaser’s management as to the expected future results of operations and financial condition of the Company and the other matters covered thereby. In relying on the Net Synergies Estimates, we have assumed, at the direction of the Purchaser, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Purchaser’s management as to the cost savings and other synergies, net of costs necessary to achieve such cost savings and other synergies, anticipated by such management to result from the Transaction. We have relied, at the direction of the Purchaser, on the assessments of the Purchaser’s management as to the Company’s ability to achieve the Purchaser Forecasts for the Company and the Purchaser’s ability to achieve the Net Synergies Estimates. We express no view as to the reasonableness of any forecasts reviewed by us for purposes of our analyses or opinion, including the Net Synergies Estimates, or the assumptions on which they are based. We have not been requested to, and did not (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to a Transaction, the securities, assets, businesses or operations of the Company or the Purchaser or any other party, or any alternatives to the Transaction, (b) participate in the structuring or negotiation of the Transaction, (c) advise the Board, the Purchaser or any other party with respect to alternatives to the Transaction, or (d) identify or introduce to the Board or the Purchaser any prospective investors, lenders or other participants in the Transaction.

We have assumed that the transactions contemplated by the Agreement will be consummated as contemplated in the Agreement without any waiver or amendment of any terms or conditions, including, among

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other things, that the parties will comply with all material terms of the Agreement and that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the Transaction, no material delays, limitations, conditions or restrictions will be imposed. For purposes of rendering this opinion, we have assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company or the Purchaser since the date of the most recent financial statements and other information, financial or otherwise, relating to the Company or the Purchaser, as the case may be, made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We do not express any opinion as to any tax or other consequences that may result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters. We have relied as to all legal, tax and regulatory matters relevant to rendering our opinion upon the assessments made by the Purchaser and its other advisors with respect to such issues. In arriving at our opinion, we have not taken into account any litigation, regulatory or other proceeding that is pending or may be brought against the Purchaser, the Company or any of their respective affiliates. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the draft of the Agreement reviewed by us.

Our opinion is necessarily based on securities markets, economic, monetary, financial and other general business and financial conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof and the conditions and prospects, financial and otherwise, of the Purchaser and the Company as they were reflected in the information provided to us and as they were represented to us in discussions with the management of each of the Purchaser and the Company. As you are aware, the credit, financial and stock markets, and the industry in which the Purchaser and the Company operate, recently have experienced and may continue to experience volatility under current and developing conditions, and we express no opinion or view as to any potential effects of such volatility on the Company, the Purchaser or the Transaction. We are expressing no opinion herein as to what the value of shares of Purchaser Common Stock actually will be when issued pursuant to the Transaction or the prices or range of prices at which shares of Purchaser Common Stock may be purchased or sold any time. Our opinion is limited to the fairness, from a financial point of view, to the Purchaser of the Consideration to be paid by the Purchaser in the Transaction pursuant to the Agreement. We do not express any opinion as to the Purchaser’s underlying business decision to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transaction. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to be paid by the Purchaser in the Transaction and only to the extent expressly set forth herein, of the Agreement or Transaction, including, without limitation, any ongoing obligations of the Purchaser or the Company.

We and our affiliates are engaged in a wide range of financial advisory and investment banking activities. In addition, in the ordinary course of their asset management, merchant banking and other business activities, our affiliates may trade in the securities of the Purchaser, the Company, the Sellers and any of their respective affiliates, for their own accounts or for the accounts of their affiliates and customers, and may at any time hold a long or short position in such securities. We are acting as financial advisor to the Purchaser with respect to the Transaction and will receive a fee from the Purchaser for our services, all of which is payable upon delivery of this opinion. In addition, the Purchaser has agreed to reimburse certain of our expenses and indemnify us against certain liabilities that may arise out of our engagement. We and our affiliates may in the future provide financial services to the Purchaser, the Company, the Sellers and/or their respective affiliates in the ordinary course of our businesses from time to time and may receive fees for the rendering of such services. Certain of our foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Francisco Partners, an affiliate of which is a shareholder of the Company, and/or its affiliates from

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time to time for which our affiliates have received and/or may receive fees for their services, including representing Francisco Partners and/or its affiliates in connection with mergers and acquisition transactions and equity advisory matters. Certain of our foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Temasek, an affiliate of which is a shareholder of the Company, and/or its affiliates from time to time for which our affiliates have received and/or may receive fees for their services, including representing Temasek and/or its affiliates in connection with mergers and acquisition transactions and equity and debt advisory matters. We have acted as underwriter to an affiliate of CC Capital Partners and Neuberger Berman Investment Advisors, affiliates of which are shareholders of the Purchaser, for which we have received and/or may receive fees. In addition, we and our foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Neuberger Berman Investment Advisers and/or its affiliates from time to time for which we and our affiliates have received and/or may receive fees for our services, including representing Neuberger Berman Investment Advisers and/or its affiliates in connection with mergers and acquisition transactions and restructuring matters. We and our foreign investment banking affiliates also have provided and/or are currently providing certain financial advisory services to Elliott Investment Management, an affiliate of which is a shareholder of the Purchaser, and/or its affiliates from time to time for which we and our affiliates have received and/or may receive fees for our services, including representing Elliott Investment Management and/or its affiliates in connection with mergers and acquisition transactions and capital raise matters.

This opinion is provided for the benefit of the Board, in its capacity as such, in connection with and for the purpose of its evaluation of the Transaction. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion does not constitute a recommendation to the Board or the board of directors of the Company as to whether to approve the Transaction or a recommendation to any security holder of the Purchaser as to how such security holder should vote or act on any matter relating to the proposed Transaction or any other matter. In addition, the Board has not asked us to address, and this opinion does not address, (i) the fairness to, or any other consideration of, any holders of the Shares or the Purchaser Common Stock, or the holders of any other class of securities, or creditors or other constituencies of the Purchaser or the Company or (ii) the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Purchaser, the Company, or any class of such persons, whether relative to the Consideration to be paid by Purchaser pursuant to the Agreement or otherwise.

This opinion is given and speaks only as of the date hereof. It should be understood that subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion. This opinion has been approved by the Global Advisory Commitment Committee of Rothschild & Co US Inc.

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On the basis of and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Purchaser pursuant to the Agreement is fair, from a financial point of view, to the Purchaser.

Very truly yours,

/s/ ROTHSCHILD & CO US INC.
ROTHSCHILD & CO US INC.

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Annex H

CERTIFICATE OF INCORPORATION

OF

E2OPEN PARENT HOLDINGS, INC.

Article I

Section 1.1.     Name. The name of the Corporation is E2open Parent Holdings, Inc. (the “Corporation”).

Article II

Section 2.1.     Address. The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware, 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Article III

Section 3.1.     Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is being incorporated in connection with the domestication of CC Neuberger Principal Holdings I, a Cayman Islands exempted company limited by shares (“CCNB1 Cayman”), to a Delaware corporation, and this Certificate of Incorporation is being filed simultaneously with the Certificate of Corporate Domestication of CCNB1 Cayman (the “Certificate of Domestication”).

Article IV

Section 4.1.     Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 2,554,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), (ii) 2,500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), (iii) 13,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share (“Class B Common Stock”), which shall be divided into 9,000,000 shares of Series B-1 Common Stock, par value $0.0001 per share (“Series B-1 Common Stock”) and 4,000,000 shares of Series B-2 Common Stock, par value $0.0001 per share (“Series B-2 Common Stock”) and (iv) 40,000,000 shares of Class V Common Stock, par value $0.0001 per share (“Class V Common Stock” and, together with the Class A Common Stock, and the Class B Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, Class V Common Stock, or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding or, in the case of Class A Common Stock, necessary for issuance upon conversion of outstanding shares of Class B Common Stock or upon exchange of Common Units (as defined in the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC (the “LLC Agreement”)) and corresponding shares of Class V Common Stock) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, the Class B Common Stock, the Class V Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock. Upon the filing of the Certificate of

Domestication and this Certificate of Incorporation, which shall occur on the closing date (such date, the “Closing Date”) of the transactions contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of October 14, 2020, as amended January 28, 2021, by and among (i) CCNB1 Cayman, (ii) the Blocker Merger Subs (as defined therein), (iii) the Blockers (as defined therein), (iv) Sonar Company Merger Sub, LLC, a Delaware limited liability company, (v) Elliott Associates, L.P., a Delaware limited partnership, (vi) Elliott International, L.P., a Cayman Islands limited partnership, (vii) E2open Holdings, LLC (f/k/a Eagle Parent Holdings, LLC), a Delaware limited liability company (the “Company”), and (vii) Insight Venture Partners, LLC, a Delaware limited liability company, each share of capital stock of CCNB1 Cayman issued and outstanding immediately prior to the filing of the Certificate of Domestication and this Certificate of Incorporation will for all purposes be deemed to be one issued and outstanding, fully paid and nonassessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof; provided, however, in accordance with the terms of that certain letter agreement, dated as of October 14, 2020, by and among CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”), CCNB1 Cayman and the other parties thereto, an aggregate 2,500,000 Class B Ordinary Shares of CCNB1 Cayman shall automatically convert into Series B-1 Common Stock instead of Class A Common Stock.

Section 4.2.     Preferred Stock.

(A)     The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B)     Except as otherwise required by applicable law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3.     Common Stock.

(A)     Voting Rights.

(1)     Except as otherwise provided in this Certificate of Incorporation or as required by applicable law, each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by applicable law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(2)     Except as required by applicable law, no holder of Class B Common Stock, as such, shall be entitled to any voting rights with respect to Class B Common Stock.

(3)     Except as otherwise provided in this Certificate of Incorporation or as required by applicable law, each holder of record of Class V Common Stock, as such, shall be entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class V Common Stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, however, to the fullest extent permitted by applicable law, holders of Class V Common Stock, as such, shall have no voting power pursuant to this Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(4)     Except as otherwise provided in this Certificate of Incorporation or required by applicable law, at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class V Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with holders of the Class A Common Stock and holders of the Class V Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally, and shall have the exclusive right to vote for the election of directors and all other matters properly submitted to a vote of the stockholders.

(B)     Dividends and Distributions.

(1)     Class A Common Stock and Class B Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the Class A Common Stock and Class B Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Class A Common Stock (including Class A Common Stock which converted to Class A Common Stock from Class B Common Stock in accordance with Section 4.3(D) below on or prior to the record date for such dividend or other distribution) and Class B Common Stock shall be entitled to receive ratably, taken together as a single class, in proportion to the number of shares held by each such stockholder such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the payment of any dividend or other distribution so declared with respect to the Class B Common Stock shall be contingent upon, and no dividend or other distribution shall be paid unless and until, the occurrence of a Conversion Event (as defined below), if any, in respect of any such share of Class B Common Stock and, upon declaration of any dividend or other distribution, the record date for such dividend or other distribution with respect to any shares of Class B Common Stock (but, for the avoidance of doubt, not the Class A Common Stock) shall be one day before the Conversion Date with respect to such shares of Class B Common Stock, and the Board shall so set the record date upon such declaration. Such dividends or other distributions with respect to the Class B Common Stock shall be paid to the holders of record of the Class B Common Stock on the Conversion Date with respect to such shares of Class B Common Stock in accordance with Section 4.3(D).

(2)     Class V Common Stock. Dividends and other distributions shall not be declared or paid on the Class V Common Stock.

(C)     Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock having a preference over the Class A Common Stock as to distributions upon dissolution or liquidation or winding up shall be entitled, the holders of all outstanding shares of Class A Common Stock (including Class A Common Stock which converted to Class A Common Stock from Class B Common Stock in accordance with Section 4.3(D) below on or prior to the date of such liquidation, dissolution or winding up (including if a Conversion Event (as defined below) occurred as a result of such liquidation, dissolution or winding up)) shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of (i) Class B Common Stock (other than to the extent such liquidation, dissolution or winding up constitutes a Conversion Event, in which case such Class B Common Stock shall automatically convert to Class A Common Stock in accordance with Section 4.3(D) below and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock in accordance with this Section 4.3(C)) and (ii) Class V Common Stock, in the case of clauses (i) and (ii) as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(D)     Conversion of Class B Common Stock. Immediately upon a B-1 Conversion Event (as defined below) with respect to a share of Series B-1 Common Stock, each such share of Series B-1 Common Stock then outstanding shall automatically, without any further action on the part of the record holder thereof or any other person (including the Corporation), convert into and become an equal number of shares of Class A Common Stock, which conversion shall be effective on the Conversion Date with respect to a corresponding Series 1 RCU (each, as defined in the LLC Agreement) (such date, the “Series B-1 Conversion Date”) with respect to such shares of Series B-1 Common Stock, and the holder of each such share of Series B-1 Common Stock shall become a record holder of Class A Common Stock as of such Series B-1 Conversion Date. Immediately upon a B-2 Conversion Event (as defined below) with respect to a share of Series B-2 Common Stock, each such share of Series B-2 Common Stock then outstanding shall automatically, without any further action on the part of the record holder thereof or any other person (including the Corporation), convert into and become an equal number of shares of Class A Common Stock, which conversion shall be effective on the Conversion Date with respect to a corresponding Series 2 RCU (each, as defined in the LLC Agreement) (such date, the “Series B-2 Conversion Date”) with respect to such shares of Series B-2 Common Stock, and the holder of each such share of Series B-2 Common Stock shall become a record holder of Class A Common Stock as of such Series B-2 Conversion Date. Each outstanding stock certificate or book-entry credit, as applicable, that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock shall, upon such Conversion Event, be automatically deemed to represent as of the Conversion Date an equal number of shares of Class A Common Stock, without the need for any surrender, exchange or registration thereof or any consent or notification, and on or promptly after the Conversion Date, if such shares are uncertificated, the Corporation or the transfer agent of the Corporation shall register such shares in book-entry form, reflecting that such holder is a record holder of Class A Common Stock as of the Conversion Date in respect of the relevant shares of Class B Common Stock, without the need for any surrender, exchange or registration thereof or any consent or notification. The Corporation, or any transfer agent of the Corporation, shall, upon the request on or after the Conversion Date of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of a Conversion Event and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated). Upon the occurrence of a Conversion Event with respect to a share of Class B Common Stock, the Dividend Catch-Up Payment (as defined below) in respect of such share of Class B Common Stock shall become payable as of the Conversion Date with respect to such share of Series B Common Stock by the Corporation to the holder of record of such share of Class B Common Stock as of the day immediately prior to such Conversion Date, and shall be paid in accordance with this Section 4.3(D). The Corporation shall pay, no later than five (5) Business Days (as defined in the LLC Agreement) following the Conversion Date with respect to a share of Class B Common Stock for which a Conversion Event has occurred, the dividends previously declared in respect of such share of Class B Common Stock beginning at the time of the Closing and ending on the day before the Conversion Date with respect to such Class B Common Stock (“Dividend Catch-Up Period”), but not including dividends declared on the Conversion Date (which amount, excluding any amounts declared on the Conversion

Date, shall be, for the avoidance of doubt, the aggregate per share amount of dividends declared in respect of a share of Class A Common Stock during the Dividend Catch-Up Period (each such payment, a “Dividend Catch-Up Payment”)). If any portion of a Dividend Catch-Up Payment was declared by the Corporation as an in-kind dividend (which, for the avoidance of doubt, for purposes of this Certificate of Incorporation, shall not include any transaction subject to Section 4.3(G) hereof), then such portion of the Dividend Catch-Up Payment shall also be paid as an in-kind dividend; provided, however, to the extent the Corporation received cash in lieu of the in-kind distributions in respect of its Common Units held in the Company which were declared substantially concurrently with such in-kind dividend by the Corporation comprising a portion of the Dividend Catch-Up Payment, then such equivalent portion of the Dividend Catch-Up Payment shall be paid in cash in lieu of such in-kind dividend and such holder of Class B Common Stock shall be treated for all purposes as if it received the in-kind distribution of property, which is then immediately exchanged by such holder for cash of equivalent value. If a dividend is declared by the Corporation on a Conversion Date, such dividend shall be paid to the holder of each share of Class B Common Stock converting on such Conversion Date as a holder of Class A Common Stock, and not as part of the Dividend Catch-Up Payment, and the Corporation shall ensure that the holder of the applicable shares of Class B Common Stock on such Conversion Date shall be treated as a record holder of Class A Common Stock (in respect of each share of Class B Common Stock which converted into a share of Class A Common Stock in accordance with this Section 4.3(D) on such Conversion Date) for purposes of such dividend. For purposes of this Certificate of Incorporation, (i) “B-1 Conversion Event” means (a) the occurrence of a VWAP 1 Vesting Event (as such term is defined in the LLC Agreement, (b) the occurrence of (i) a Continuing Member COC (as such term is defined in the LLC Agreement), with respect to any Series B-1 Common Stock held by any Person other than the Sponsor (or its Affiliates) or those certain independent directors of PubCo as of immediately prior to the date hereof who hold shares of Series B-1 Common Stock, or (ii) a Sponsor COC (as such term is defined in the LLC Agreement), with respect to any Series B-1 Common Stock held by the Sponsor (or its Affiliates) or those certain independent directors of the Corporation as of immediately prior to the date hereof who hold shares of Series B-1 Common Stock, or (c) a Liquidating Event (as such term is defined in the LLC Agreement) pursuant to which each share of Class A Common Stock would be entitled to at least $13.50 per share (taking into account the conversion of each share of Series B-1 Common Stock to a share of Class A Common Stock); provided, however, that the reference to $13.50 shall be decreased by the aggregate per share amount of dividends actually paid in respect of a share of Class A Common Stock between the date hereof and the date of such Liquidating Event., (ii) a “B-2 Conversion Event” means a Series 2 Vesting Event (as such term is defined in the LLC Agreement) and (iii) a “Conversion Event” means a B-1 Conversion Event or a B-2 Conversion Event, as appropriate.

(E)     Cancellation of Class V Common Stock; Cancellation of Class B Common Stock. In the event that any outstanding share of Class V Common Stock shall cease to be held directly or indirectly by a holder of a Common Unit (as defined in the LLC Agreement), as set forth in the books and records of the Company (including pursuant to an Exchange (as defined in the LLC Agreement)), such share shall automatically and without further action on the part of the Corporation or any holder of Class V Common Stock be transferred to the Corporation and cancelled for no consideration. The Corporation shall not issue additional shares of Class V Common Stock after the Closing Date other than in connection with the valid issuance of Common Units in accordance with the LLC Agreement or the vesting of any Restricted Common Units (as defined in the LLC Agreement) into Common Units upon the occurrence of an applicable Vesting Event (as defined in the LLC Agreement). To the extent that, on or before the tenth (10th) anniversary of the Closing Date, a Conversion Event has not occurred with respect to any share of Class B Common Stock, then immediately and without any further action by the Corporation or the holder thereof, on the date that is the tenth (10th) anniversary of the Closing Date, all such shares of Class B Common Stock outstanding shall automatically be forfeited to the Corporation and canceled for no consideration therefor and shall cease to be outstanding and any dividend declared in respect of such shares of Class B Common Stock and any Dividend Catch-Up Payment shall also be forfeited to the Corporation for no consideration therefor; provided, that, with respect to any share of Class B Common Stock which was issued pursuant to the Business Combination Agreement as consideration for a Company Option (as such term is defined in the Business Combination Agreement), any reference in this sentence to “the tenth (10th) anniversary” shall be deemed to refer to the “fifth (5th) anniversary”.

(F)     Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock an amount equal to the number of then-outstanding Common Units subject to Exchange (as defined in the LLC Agreement) and then-outstanding Restricted Common Units plus the number of then-outstanding shares of Class B Common Stock, in each case, from time to time. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class V Common Stock an amount equal to the number of then-outstanding Restricted Common Units, from time to time.

(G)     Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise (each, a “Split”)) any class of Common Stock into a greater or lesser number of shares, the shares of each other class of Common Stock outstanding immediately prior to such subdivision shall be proportionately similarly combined or subdivided such that the ratio of shares of outstanding Class B Common Stock and Class V Common Stock, respectively, to shares of outstanding Class A Common Stock immediately prior to such subdivision shall be maintained immediately after such combination or subdivision; provided, that such actions with respect to the Class V Common Stock shall be subject to Section 4.1(d) and the last sentence of Section 3.1 of the LLC Agreement. Any adjustment described in this Section 4.3(G) shall become effective at the close of business on the date the combination or subdivision becomes effective. In the event of any Split of shares of Class A Common Stock or Class B Common Stock occurs prior to the B-1 Conversion Date, the per share amount used to calculate the amount of the Dividend Catch-Up Payment owed in respect of the shares of Series B-1 Common Stock with respect to any dividend declared prior to such Split shall be ratably adjusted in a manner consistent with such Split such that, in the aggregate, the holders of Series B-1 Common Stock would not receive a greater or lesser Dividend Catch-Up Payment than such holders would have received absent such Split. In the event of any Split of shares of Class A Common Stock or Class B Common Stock occurs prior to the B-2 Conversion Date, the per share amount used to calculate the amount of the Dividend Catch-Up Payment owed in respect of the shares of Series B-2 Common Stock with respect to any dividend declared prior to such Split shall be ratably adjusted in a manner consistent with such Split such that, in the aggregate, the holders of Series B-2 Common Stock would not receive a greater or lesser Dividend Catch-Up Payment than such holders would have received absent such Split.

(H)     Transfers of Class B Common Stock. No share of Class B Common Stock may be Transferred (as such term is defined in the LLC Agreement), other than to the holder of such share of Class B Common Stock’s Permitted Transferees (as such term is defined in the LLCA), prior to the Conversion Date of such shares of Class B Common Stock, at which time the shares of Class A Common Stock into which such shares of Class B Common Stock convert in accordance with the provisions of this Certificate of Incorporation may be Transferred, subject to any restrictions on transfer applicable to the holder of such Class A Common Stock and applicable law.

Article V

Section 5.1.     By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as the same may be amended from time to time, the “By-Laws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designations relating to any series of Preferred Stock), by the By-Laws or pursuant to applicable law, the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of Article I, Article II or Article IV of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith and, with respect to any other provision of the By-Laws of the Corporation, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith.

Article VI

Section 6.1.     Board of Directors.

(A)     Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to the investor rights agreement (the “Investor Rights Agreement”) dated on or about the date hereof, by and among (i) the Corporation; (ii) the IVP Blocked Equityholders (as defined therein); (iii) the Elliott Equityholders (as defined therein); (iv) the Sponsor; (v) Insight E2open Aggregator, LLC and (vi) the other parties thereto, the total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board. Subject to the Investor Rights Agreement, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Closing Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Closing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Closing Date. At each annual meeting following the Closing Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class in accordance with the Investor Rights Agreement.

(B)     Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and the rights granted pursuant to the Investor Rights Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(C)     Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Subject to the terms of the Investor Rights Agreement, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the

Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Subject to the terms and conditions of the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected pursuant to Section 6.1(B).

(D)     Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly.

(E)     Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.

Article VII

Section 7.1.     Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Corporation then in office; provided, however, that any action required or permitted to be taken by the holders of Class V Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designations relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation or as otherwise provided in the By-Laws.

Article VIII

Section 8.1.     Limited Liability of Directors. To the fullest extent permitted by applicable law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 8.2.     Director and Officer Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any Person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or any predecessor of the Corporation, or, while serving as a director or officer of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Section 8.3.     Employee and Agent Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation.

Article IX

Section 9.1.     DGCL Section 203 and Business Combinations.

(A)     The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(B)     Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)     prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2)     upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3)     at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(C)     For purposes of this Article IX, references to:

(1)     “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)     “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)     “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a.     any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 9.1(B) of this Article IX is not applicable to the surviving entity;

b.     any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c.     any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d.     any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e.     any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4)     “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing Section 9.1(B) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5)     “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (x) any Stockholder Party, any Stockholder Party Direct Transferee, any Stockholder Party Indirect Transferee or any of their respective Affiliates or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, provided that a majority of the aggregate shares of voting stock of the Corporation owned by such group immediately prior to the business combination or the transaction which resulted in the stockholder becoming an interested stockholder were owned (without giving effect to beneficial ownership attributed to such person pursuant to Section 13(d)(3) of the Exchange Act or Rule 13d-5 of the Exchange Act) by one or more Stockholder Parties, Stockholder Party Direct Transferees, or Stockholder Party Indirect Transferees, or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (y) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)     “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

a.     beneficially owns such stock, directly or indirectly; or

b.     has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c.     has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(7)     “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8)     “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9)     “Stockholder Parties” means the Sponsor, the Founder Holders and the IVP Equityholders (each as defined in the Investor Rights Agreement). The term “Stockholder Party” shall have a correlative meaning to “Stockholder Parties.”

(10)     “Stockholder Party Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(11)     “Stockholder Party Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party Direct Transferee or any other Stockholder Party Indirect Transferee, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(12)     “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

Article X

Section 10.1.     Competition and Corporate Opportunities.

(A)     In recognition and anticipation that members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(B)     No Non-Employee Director or his or her Affiliates or Affiliated Entities (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates, has historically engaged, now engages or proposes to engage at any time or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.1(C) of this Article X. Subject to Section 10.1(C) of this Article X, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(C)     Subject to Section 10.1(D), the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered or presented to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 10.1(B) of this Article X shall not apply to any such corporate opportunity.

(D)     In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any Person for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

(E)     For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of a member of the Board, any Person that, directly or indirectly, is controlled by such member of the Board (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (x) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (y) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (z) any person controlling, controlled by or under common control with any of the foregoing, including any investment fund or vehicle under common management; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(F)     To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

(G)     Any alteration, amendment, addition to or repeal of this Article X shall require the affirmative vote of at least 80% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws, the Investor Rights Agreement, any indemnification agreement between such Person and the Corporation or any of its subsidiaries, or applicable law.

Article XI

Section 11.1.     Severability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

Article XII

Section 12.1.     Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation (a) arising pursuant to any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated) or the By-Laws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by applicable law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of this Article XII will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Article XIII

Section 13.1.     Amendments. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article XII and this Article XIII. Except as expressly provided in the foregoing sentence and the remainder of this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock), including Section 10.1(G), this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Article XIV

Section 14.1.     Incorporator. The name and mailing address of the incorporator of the Corporation is as follows:

Name	Address
Douglas Newton	c/o CC Capital Partners
200 Park Avenue, 58th Floor
New York, NY 10166

* * *

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this Certificate of Incorporation as of this 4th day of February, 2021.

/s/ Douglas Newton
Douglas Newton
Incorporator

[Signature Page – Certificate of Incorporation]

Annex I

BY-LAWS

OF

E2OPEN PARENT HOLDINGS, INC.

ARTICLE I.

STOCKHOLDERS

Section 1.     The annual meeting of the stockholders of E2open Parent Holdings, Inc. (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware, or by means of remote communications pursuant to paragraph (C)(2) of Section 12, as may be designated from time to time by the Board of Directors of the Corporation (the “Board”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

Section 2.     Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”) or the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), and subject to the rights of the holders of any class or series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation. Special meetings may be held either at a place, within or without the State of Delaware, or by means of remote communications pursuant to paragraph (C)(2) of Section 12 as the Board may determine. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled.

Section 3.     Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws, notice of the date, time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty (60), nor less than ten (10), days previous thereto (unless a different time is specified by applicable law), to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 4.     The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by applicable law or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or, by a majority in voting power thereof, the stockholders present (either in person or by proxy) may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting, until a quorum shall be present or represented. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Notice need not be given of any adjourned meeting if the time, date and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 5.     The Chairman of the Board, or in the absence of the Chairman of the Board or at the Chairman of the Board’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at the meeting (including the dismissal of business not properly presented), maintaining order at the meeting and safety of those present, restricting entry to the meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. Unless and to the extent determined by the Board or the chairman over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.     At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, subject to applicable law. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.

A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 6 (including any electronic transmission) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7.     When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast (provided that an abstention or broker non-vote shall not count as a vote cast) shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast (provided that an abstention or broker non-vote shall not count as a vote cast) by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Certificate of Incorporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8.     (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.     At any time when action by one or more classes or series of stockholders of the Corporation is permitted to be taken by written consent pursuant to the terms and limitations set forth in the Certificate of Incorporation, the provisions of this section shall apply. All consents properly delivered in accordance with the Certificate of Incorporation and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by the DGCL, written consents signed by the holders of a sufficient number of shares to take such corporate action are so delivered to the Corporation in accordance with the applicable provisions of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in the applicable provisions of the DGCL. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 10.     The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11.     The Board, in advance of all meetings of the stockholders, may appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but who shall not be directors of the Corporation or candidates for election as directors. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

Section 12.

(A)     Annual Meetings of Stockholders.

(1)     Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in the Investor Rights Agreement (as defined in the Certificate of Incorporation), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these By-Laws, (c) by or at the direction of the Board or any authorized committee thereof or (d) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who has complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Section 12 and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

(2)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Article I, Section 12(A)(1)(d) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (even if such matter is already the subject of any notice to the stockholders or a public announcement from the Board), and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for more than thirty (30) days before, or more than seventy (70) days following, such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not later than the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. For purposes of the first annual meeting of stockholders following the adoption of these By-Laws, the date of the preceding year’s annual meeting shall be deemed to be February 2, 2021 of the preceding calendar year.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of this Section 12) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

The foregoing notice requirements of this paragraph (A)(2) of Section 12 shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this paragraph (A)(2), Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(3)     Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board is increased, effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 12, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation.

(B)     Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or a committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who has complied with the notice procedures set forth in this Section 12 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 12 is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

(C)     General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)     If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Corporation and proxyholders not physically present at a meeting of stockholders of the Corporation may, by means of remote communication participate in a meeting of stockholders of the Corporation and be deemed present in person and vote at a meeting of stockholders of the Corporation whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder of the Corporation or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders of the Corporation and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders of the Corporation, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder of the Corporation or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(3)     For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or otherwise disseminated in a manner constituting “public disclosure” under Regulation FD promulgated by the Securities and Exchange Commission.

(4)     No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice (or extend any notice time period) of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(5)     Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that, to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12 (including paragraphs (A)(1)(d) and (B) hereof), and compliance with paragraphs (A)(1)(d) and (B) of this Section 12 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 12 shall apply to the right, if any, of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Notwithstanding anything to the contrary contained herein, for as long as the Investor Rights Agreement remains in effect with respect to the Stockholder Parties (as defined in the Certificate of Incorporation), the Stockholder Parties (to the extent then subject to the Investor Rights Agreement) shall not be subject to the notice procedures set forth in paragraphs (A)(2), (A)(3) or (B) of this Section 12 with respect to any annual or special meeting of stockholders to the extent necessary to effect the transactions and rights set forth in the Investor Rights Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 1.     The Board shall consist, subject to the Certificate of Incorporation and the Investor Rights Agreement, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the Board. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships and except as otherwise expressly provided in the Certificate of Incorporation) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors in accordance with the terms of the Certificate of Incorporation and the Investor Rights Agreement, as applicable. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these By-Laws or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

Section 2.     Subject to the Certificate of Incorporation and the Investor Rights Agreement, unless otherwise required by the DGCL or Article II, Section 4 of these By-Laws, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, removal, retirement, disqualification or otherwise) shall be filled only by a majority of the directors then in office, although less than a quorum, by any authorized committee of the Board or by a sole remaining director.

Section 3.     Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, or by a majority of the total number of directors then in office, by written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director in accordance with Article X, Section 2. Notice of each special meeting of the Board shall be given, as provided in Article X, Section 2, to each director (i) at least twenty-four (24) hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 4.     Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the total number of directors fixed by the Board pursuant to the Certificate of Incorporation and these By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 5.     The Board may from time to time establish one or more committees of the Board to serve at the pleasure of the Board, which shall be comprised of such members of the Board, subject to the Investor Rights Agreement, and have such duties as the Board shall from time to time determine. Any director may belong to any number of committees of the Board. Subject to the Certificate of Incorporation and the Investor Rights

Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, subject to the Investor Rights Agreement. Unless otherwise provided in the Certificate of Incorporation, these By-Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee.

Section 6.     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmission or transmissions) are filed with the minutes of proceedings of the Board.

Section 7.     The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 8.     The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE III.

OFFICERS

Section 1.     The Board shall elect officers of the Corporation, including a Chief Executive Officer, a President and a Secretary. The Board may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chairman of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairmen of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these By-Laws to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.

Section 2.     All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until his or her earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by the Board, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board.

Section 3.     Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section 4.     Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE IV.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1.     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; except as provided in Section 3 of this Article IV with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 2.     In addition to the right to indemnification conferred in Section 1 of this Article IV, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article IV (which shall be governed by Section 3 of this Article IV) (hereinafter an “advancement of expenses”); provided, however, that, if (x) the DGCL requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to indemnification under this Article IV or otherwise.

Section 3.     If a claim under Section 1 or 2 of this Article IV is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise shall be on the Corporation.

Section 4.

(A)     The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article IV, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article IV, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(B)     Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation or as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article IV, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation against or contribution by the indemnitee-related entities and no right of advancement, indemnification or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation under this Article IV. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 4(B) of Article IV, entitled to enforce this Section 4(B) of Article IV.

For purposes of this Section 4(B) of Article IV, the following terms shall have the following meanings:

(1)     The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein)

from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

(2)     The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 5.     The rights conferred upon indemnitees in this Article IV shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IV that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.     The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE V.

CORPORATE BOOKS

The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE VI.

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, Chief Executive Officer or the Board may from time to time determine.

ARTICLE VII.

SHARES AND OTHER SECURITIES OF THE CORPORATION

Section 1.     Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 2.     Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 3.     Lost, Destroyed or Wrongfully Taken Certificates.

(A)     If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(B)     If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall, to the fullest extent permitted by law, be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 4.     Transfer of Stock.

(A)     Transfers of record of shares of stock of the Corporation shall be made only upon the books administered by or on behalf of the Corporation and only upon proper transfer instructions, including by Electronic Transmission, pursuant to the direction of the registered holder thereof, such person’s attorney lawfully constituted in writing, or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares of stock; or, in the case of stock represented by certificate(s) upon delivery of a properly endorsed certificate(s) for a like number of shares or accompanied by a duly executed stock transfer power.

(B)     The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 5.     Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 6.     Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The

Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII.

FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of February of each calendar year, unless otherwise determined by resolution of the Board.

ARTICLE IX.

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE X.

GENERAL PROVISIONS

Section 1.     Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).

Section 2.     Means of Giving Notice. Except as otherwise set forth in any applicable law or any provision of the Certificate of Incorporation or these By-Laws, notice of any meeting shall be given by the following means:

(A)     Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(B)     Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(C)     Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(D)     Exceptions to Notice Requirements.

(1)     Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By-Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(2)     Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By-Laws, to any stockholder to whom (x) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (y) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (x) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 3.     Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 4.     In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation or the DGCL, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE XI.

AMENDMENTS

These By-Laws may be made, amended, altered, changed, added to or repealed as set forth in the Certificate of Incorporation.

Annex J

WARRANT AGREEMENT

between

CC NEUBERGER PRINCIPAL HOLDINGS I

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

THIS WARRANT AGREEMENT (this “Agreement”), dated as of April 28, 2020, is by and between CC Neuberger Principal Holdings I, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent,” also referred to herein as the “Transfer Agent”).

WHEREAS, on April 23, 2020, the Company entered into that certain Private Placement Warrants Purchase Agreement with CC Neuberger Principal Holdings I Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor will purchase an aggregate of 9,200,000 warrants (or 10,280,000 warrants if the Option (as defined below) is exercised in full) simultaneously with the closing of the Offering bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant; and

WHEREAS, in connection with the consummation of the Offering (as defined below), the Company will enter into that certain Forward Purchase Agreement with Neuberger Berman Opportunistic Capital Solutions Master Fund LP (the “Forward Purchase Investor”) pursuant to which the Forward Purchase Investor will be issued warrants bearing the legend set forth in Exhibit B hereto (the “Forward Purchase Warrants”) in a private placement transaction to occur concurrently with the closing of the Company’s initial Business Combination (as defined below); and

WHEREAS, in order to finance the Company’s transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or the Company’s officers and directors may loan to the Company funds as the Company may require, of which up to $2,500,000 of such loans may be convertible into up to an additional 2,500,000 warrants, which will be identical to the Private Placement Warrants, at a price of $1.00 per warrant; and

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one Ordinary Share (as defined below) and one-third of one redeemable Public Warrant (as defined below) (the “Units”) and, in connection therewith, has determined to issue and deliver up to 12,000,000 warrants (or up to 13,800,000 warrants to the extent the Option is exercised in full) to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants and the Forward Purchase Warrants, the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), for $11.50 per share, subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, File No. 333-236974 (the “Registration Statement”), and prospectus (the “Prospectus”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units and the Public Warrants and the Ordinary Shares included in the Units; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.     Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.     Warrants.

2.1     Form of Warrant. Each Warrant shall be issued in registered form only.

2.2     Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3     Registration.

2.3.1     Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with the Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In its sole discretion, the Company may instruct the Warrant Agent to deliver to the Depositary (i) written instructions to deliver to the Warrant Agent for cancellation each book-entry Public Warrant and (ii) definitive certificates in physical form evidencing such Warrants which shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2     Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4     Detachability of Warrants. The Ordinary Shares and Public Warrants comprising the Units shall begin separate trading on the 52nd day following the date of the Prospectus or, if such 52nd day is not on a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following such date, or earlier (the “Detachment Date”) with the consent of Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters, but in no event shall the Ordinary Shares and the Public Warrants comprising the Units be separately traded until (A) the Company has filed a Current Report on Form 8-K with the Commission containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Offering, including the proceeds received by the Company from the exercise by the underwriters of their right to purchase additional Units in the Offering (the “Option”) if the Option is exercised prior to the filing of the Current Report on Form 8-K, and (B) the Company issues a press release and files with the Commission a Current Report on Form 8-K announcing when such separate trading shall begin.

2.5     No Fractional Warrants Other Than as Part of Units. The Company shall not issue fractional Warrants other than as part of Units, each of which is comprised of one Ordinary Share and one-third of one Public Warrant. If, upon the detachment of Public Warrants from Units or otherwise, a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.

2.6     Private Placement Warrants; Forward Purchase Warrants.

2.6.1     Private Placement Warrants. The Private Placement Warrants shall be identical to the Public Warrants, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below) the Private Placement Warrants (i) may be exercised for cash or on a cashless basis, pursuant to subsection 3.3.1(c) hereof, (ii) may not be transferred, assigned or sold until the date that is thirty days after the completion by the Company of an initial Business Combination (as defined below), and (iii) shall not be redeemable by the Company; provided, however, that in the case of (ii) above, the Private Placement Warrants and any Ordinary Shares held by the Sponsor or any of its Permitted Transferees and issued upon exercise of the Private Placement Warrants may be transferred by the holders thereof:

(a)     to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or their affiliates, or any affiliates of the Sponsor,

(b)    in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization,

(c)     in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual,

(d)     in the case of an individual, pursuant to a qualified domestic relations order,

(e)     by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the Warrants were originally purchased,

(f)     by virtue of the holder’s organizational documents upon liquidation or dissolution of the holder,

(g)     to the Company for no value for cancellation in connection with the completion of a Business Combination,

(h)     in the event of the Company’s liquidation prior to completion of a Business Combination, or

(i)    in the event of the Company’s liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination;

provided, however, that in each case (except for clause (g), (h) or (i) or with the prior written consent of the Company) prior to such registration for transfer, the Warrant Agent shall be presented with written documentation pursuant to which each permitted transferee (the “Permitted Transferees”) agrees to be bound by these transfer restrictions.

2.6.2    Forward Purchase Warrants. The Forward Purchase Warrants shall have the same terms and be in the same form as the Public Warrants.

3.     Terms and Exercise of Warrants.

3.1    Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Ordinary Shares stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which Ordinary Shares may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than fifteen Business Days (unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed or applicable law); provided, that the Company shall provide at least five days’ prior written notice of such reduction to Registered Holders of the Warrants; and provided further, that any such reduction shall be identical among all of the Warrants.

3.2     Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of (i) the date that is thirty days after the first date on which the Company completes a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) or (ii) the date that is twelve months from the date of the closing of the Offering, and terminating at 5:00 p.m. New York City time on the earlier to occur of (x) the date that is five years after the date on which the Company completes its Business Combination, (y) the liquidation of the Company if the Company fails to complete a Business Combination and (z) other than with respect to the Private Placement Warrants, on the Redemption Date (as defined below) as provided in Section 6.3 hereof (such date, the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Private Placement Warrant) in the event of a redemption (as set forth in Section 6 hereof), each outstanding Warrant (other than a Private Placement Warrant in the event of a redemption) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty days’ prior written notice of any such extension to Registered Holders of the Warrants; and provided, further, that any such extension shall be identical in duration among all the Warrants.

3.3     Exercise of Warrants.

3.3.1     Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, designated by the Warrant Agent in the United States of America, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each full Ordinary Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Ordinary Shares and the issuance of such Ordinary Shares, as follows:

(a)     in lawful money of the United States, in good certified check or good bank draft payable to the Warrant Agent or by wire of immediately available funds;

(b)     in the event of a redemption pursuant to Section 6 hereof in which the Company’s board of directors (the “Board”) has elected to require all holders of the Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of Ordinary Shares per Warrant equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying such Warrant, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(b)) over the Warrant Price by (y) the Fair Market Value and (B) 0.365. Solely for purposes of this subsection 3.3.1(b), Section 6.2 and Section 6.4, the “Fair Market Value” shall mean the average last reported sale price of the Ordinary Shares for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 6 hereof;

(c)     with respect to any Private Placement Warrant, so long as such Private Placement Warrant is held by the Sponsor or a Permitted Transferee, by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(c)) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average last reported sale price of the Ordinary Shares for the ten trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is sent to the Warrant Agent;

(d)     as provided in Section 6.2 with respect to a Make-Whole Exercise (as defined below); or

(e)     as provided in Section 7.4 hereof.

3.3.2     Issuance of Ordinary Shares on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Ordinary Shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4, or a valid exemption from registration is available. No Warrant shall be exercisable and the Company shall not be obligated to issue Ordinary Shares upon exercise of a Warrant unless the Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. The Company may require holders of Public Warrants to settle the Warrant on a “cashless basis” pursuant to subsection 3.3.1(b) or Section 7.4. If, by reason of any exercise of Warrants on a “cashless basis,” the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, the Company shall round down to the nearest whole number the number of Ordinary Shares to be issued to such holder.

3.3.3     Valid Issuance. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4     Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such Ordinary Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Ordinary Shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5     Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preference shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this subsection 3.3.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding Ordinary Shares, the holder may rely on the number of outstanding Ordinary Shares as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two Business Days, confirm orally and in writing to such holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding Ordinary Shares was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first day after such notice is delivered to the Company.

4.     Adjustments.

4.1     Share Dividends.

4.1.1     Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding Ordinary Shares is increased by a share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of the Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “Fair Market Value” (as defined below) shall be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the Fair Market Value. For purposes of this subsection 4.1.1, (a) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, and (b) “Fair Market Value” means the volume weighted average price of the Ordinary Shares as reported during the ten-trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2     Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution to all or substantially all of the holders of the Ordinary Shares on account of such Ordinary Shares (or other shares of the Company’s share capital into which the Warrants are convertible), in cash, securities or other assets, other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the redemption rights of the holders of the Ordinary Shares in connection with a proposed initial Business Combination, (d) to satisfy the redemption rights of the holders of the Ordinary Shares in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association, or (e) in connection with the redemption of the Ordinary Shares upon the failure of the Company to complete its initial Business Combination and any subsequent distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Ordinary Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Ordinary Shares issuable on exercise of each Warrant) does not exceed $0.50 (being 5% of the offering price of the Units in the Offering). Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 per share and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Ordinary Shares during the 365-day period ending on the date of declaration of such $0.35 per share dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 per share dividend, by $0.25 (the absolute value of the difference between $0.75 per share (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 per share (the greater of (x) $0.50 per share and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).

4.2     Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares.

4.3     Adjustments in Exercise Price. Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the

Warrants immediately prior to such adjustment and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.

4.4     Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than a change under subsection 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Ordinary Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Ordinary Shares in such consolidation or merger that affirmatively make such election and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Ordinary Shares (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by shareholders of the Company as provided for in the Company’s amended and restated memorandum and articles of association or as a result of the redemption of Ordinary Shares by the Company if a proposed initial Business Combination is presented to the shareholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Ordinary Shares, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Ordinary Shares in the applicable event is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each Ordinary Share shall be the volume weighted average price of the Ordinary Shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the ninety-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Ordinary Shares consists exclusively of cash, the amount of such cash per Ordinary Share, and (ii) in all other cases, the volume weighted average price of the Ordinary Shares as reported during the ten-trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Ordinary Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5     Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Ordinary Shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6     No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Ordinary Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to such holder.

4.7     Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Ordinary Shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8     No Adjustment. For the avoidance of doubt, no adjustment shall be made to the terms of the Warrants solely as a result of an adjustment to the conversion ratio of the Company’s Class B ordinary shares into Ordinary Shares or the conversion of Class B ordinary shares into Ordinary Shares, in each case, pursuant to the Company’s amended and restated memorandum and articles of association, as amended from time to time.

5.     Transfer and Exchange of Warrants.

5.1     Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2     Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case of the Private Placement Warrants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3     Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant, except as part of the Units.

5.4     Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5     Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6     Transfer of Warrants. Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only together with the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. Notwithstanding the foregoing, the provisions of this Section 5.6 shall have no effect on any transfer of Warrants on and after the Detachment Date.

6.     Redemption.

6.1     Redemption of Warrants for Cash. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.01 per Warrant; provided that the last reported sales price of the Ordinary Shares reported has been at least $18.00 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty trading days within the thirty-trading day period ending on the third Business Day prior to the date on which notice of the redemption is given; and provided, further, that there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below) or the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1.

6.2     Redemption of Warrants for Ordinary Shares. Subject to Sections 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, beginning ninety days after they are first exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.10 per Warrant; provided that the last reported sales price of the Ordinary Shares reported has been at least $10.00 per share (subject to adjustment in compliance with Section 4 hereof), on the trading day prior to the date on which notice of the redemption is given; and provided, further, that there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below) or the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1(b). During the 30-day Redemption Period in connection with a redemption pursuant to this Section 6.2, Registered Holders of the Warrants may elect to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1(d) and receive a number of Ordinary Shares determined by reference to the table below, based on the Redemption Date (calculated for purposes of the table as the period to expiration of the Warrants) and the “Fair Market Value” (as such term is defined in subsection 3.3.1(b)) (a “Make-Whole Exercise”).

Redemption Date	Fair Market Value of Ordinary Shares
(period to expiration of the Warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Fair Market Value and Redemption Date (as defined below) may not be set forth in the table above, in which case, if the Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each Warrant exercised in a Make-Whole Exercise will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted pursuant to Section 4. The adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. In no event will the number of shares issued in connection with a Make-Whole Exercise exceed 0.365 Ordinary Share per Warrant (subject to adjustment).

6.3     Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants pursuant to Section 6.1 or 6.2, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the

Registered Holder received such notice. “Redemption Price” shall mean the price per Warrant at which any Warrants are redeemed pursuant to Sections 6.1 and 6.2.

6.4     Exercise After Notice of Redemption. The Warrants may be exercised for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) or Section 6.2 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. In the event that the Company determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1, the notice of redemption shall contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “Fair Market Value” (as such term is defined in subsection 3.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.5     Exclusion of Private Placement Warrants. The Company agrees that the redemption rights provided in this Section 6 hereof shall not apply to the Private Placement Warrants if at the time of the redemption such Private Placement Warrants continue to be held by the Sponsor or its Permitted Transferees. However, once such Private Placement Warrants are transferred (other than to Permitted Transferees in accordance with Section 2.6 hereof), the Company may redeem the Private Placement Warrants pursuant to this Section 6, provided that the criteria for redemption are met, including the opportunity of the holder of such Private Placement Warrants to exercise the Private Placement Warrants prior to redemption pursuant to Section 6.4. Private Placement Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Placement Warrants and shall become Public Warrants under this Agreement.

7.     Other Provisions Relating to Rights of Holders of Warrants.

7.1     No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2     Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof) issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

7.3     Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4     Registration of Ordinary Shares; Cashless Exercise at Company’s Option.

7.4.1     Registration of Ordinary Shares. The Company agrees that as soon as practicable, but in no event later than twenty Business Days after the closing of its initial Business Combination, it shall use reasonable best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants. The Company shall use reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Ordinary Shares per Warrant equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying such Warrant, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value and (B) 0.365. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the Ordinary Shares as reported during the ten-trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the Ordinary Shares issued upon such exercise shall be freely tradable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2     Cashless Exercise at Company’s Option. If the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, require holders of Public Warrants who exercise Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) as described in subsection 7.4.1 and, in the event the Company so elects, the Company shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary, and in the event the Company does not so elect, the Company will use commercially reasonable efforts to register or qualify for sale the Ordinary Shares issuable upon exercise of the Public Warrants under the blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

8.     Concerning the Warrant Agent and Other Matters.

8.1     Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2     Resignation, Consolidation or Merger of Warrant Agent.

8.2.1     Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

8.2.2     Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Ordinary Shares not later than the effective date of any such appointment.

8.2.3     Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3     Fees and Expenses of Warrant Agent.

8.3.1     Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2     Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4     Liability of Warrant Agent.

8.4.1     Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2     Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3     Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment, nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares shall, when issued, be valid and fully paid and non-assessable.

8.5     Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Ordinary Shares through the exercise of the Warrants.

8.6     Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9.     Miscellaneous Provisions.

9.1     Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2     Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

CC Neuberger Principal Holdings I

200 Park Avenue,

58th Floor

New York, New York 10166

Attention: Douglas Newton

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street,

30th Floor

New York, New York 10004

Attention: Compliance Department

with a copy in each case to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christian O. Nagler

                  Peter S. Seligson

9.3     Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.4     Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5     Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6     Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7     Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8     Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity or to correct any mistake or defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under this Agreement. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period and any amendment to the terms of only the Private Placement Warrants, shall require the vote or written consent of the Registered Holders of 50% of the then-outstanding Public Warrants and Forward Purchase Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of this Agreement with respect to the Private Placement Warrants, 50% of the then-outstanding Private Placement Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders. Notwithstanding anything to the contrary herein, after the issuance of the Forward Purchase Warrants and prior to the effectiveness of a registration statement covering the resale of the Forward Purchase Warrants and the Ordinary Shares underlying such Forward Purchase Warrants, any modification or amendment to the terms of the Forward Purchase Warrants shall require the vote or written consent of the Registered Holders of 50% of the then-outstanding Forward Purchase Warrants. Upon effectiveness of the registration statement covering the resale of the Forward Purchase Warrants and the Ordinary Shares underlying such Forward Purchase Warrants, the Public Warrants and Forward Purchase Warrants will vote together as a single class on all matters submitted to a vote of the holders of the Warrants.

9.9     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

Exhibit B Legend —Private Placement Warrants and Forward Purchase Warrants

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CC NEUBERGER PRINCIPAL HOLDINGS I

By:	/s/ Douglas Newton
Name:	Douglas Newton
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[Signature Page to the Warrant Agreement]

EXHIBIT A

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR IN THE

WARRANT AGREEMENT DESCRIBED BELOW

CC NEUBERGER PRINCIPAL HOLDINGS I

A Cayman Islands Exempted Company

CUSIP [•]

Warrant Certificate

This Warrant Certificate certifies that                 , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and, each, a “Warrant”) to purchase Class A ordinary shares, $0.0001 par value (the “Ordinary Shares”), of CC Neuberger Principal Holdings I, a Cayman Islands exempted company (the “Company”). Each whole Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. No fractional shares will be issued upon exercise of any Warrant. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Ordinary Share for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

A-1

CC NEUBERGER PRINCIPAL HOLDINGS I

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

A-2

Form of Warrant Certificate

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of                 , 2020 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Ordinary Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement or another exemption from registration.

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon the exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other

A-3

purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

A-4

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of CC Neuberger Principal Holdings I (the “Company”) in the amount of $                 in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of                  whose address is                  and that such Ordinary Shares be delivered to                  whose address is                 . If said number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of                 , whose address is and that such Warrant Certificate be delivered to                 , whose address is                .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.4 of the Warrant Agreement.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 6.2 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Ordinary Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise, (i) the number of Ordinary Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Ordinary Shares. If said number of shares is less than all of the Ordinary Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of                 , whose address is                  and that such Warrant Certificate be delivered to                 , whose address is                 .

[Signature Page Follows]

A-5

Date: ______, 20__

(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

A-6

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG CC NEUBERGER PRINCIPAL HOLDINGS I (THE “COMPANY”) AND THE OTHER SIGNATORIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND CLASS A ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER AN AGREEMENT TO BE ENTERED INTO BY THE COMPANY.”

B-1

Annex K

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of May 27, 2021, by and between BluJay Topco Limited, a private limited company incorporated in England and Wales (the “Company”), E2open Parent Holdings, Inc., a Delaware corporation (“Purchaser”), and the person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of Class A common stock and/or Class V common stock, in each case, par value $0.0001 per share (“Purchaser Shares”), of Purchaser set forth opposite the Stockholder’s name on Schedule A (all Purchaser Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, Purchaser, the Company, and the shareholders of the Company (the “Sellers”) propose to enter into a Share Purchase Deed, dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the purchase by Purchaser or its direct or indirect subsidiary from the Sellers of 100% of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Company and the Sellers have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1 Voting of Subject Shares. Stockholder irrevocably and unconditionally agrees, from and after the date hereof, at every meeting of the holders of Purchaser Shares (the “Purchaser Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Purchaser Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of the transactions contemplated by the Purchase Agreement, including issuing the Consideration Shares and the PIPE Shares and amending the Certificate of Incorporation of Purchaser to increase the authorized number of shares of Class A Common Stock (in order to facilitate the issuance of the Consideration Shares and the PIPE Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 1.1 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement, or of such Stockholder contained in this

Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement.

1.2 No Inconsistent Arrangements. Prior to termination of this Agreement, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed (i) by Law, (ii) pursuant to this Agreement, (iii) pursuant to the governance documents of Purchaser or that certain Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, as amended from time to time, or (iv) pursuant to that certain Investors Rights Agreement, dated as of February 4, 2021, by and among Purchaser and certain of its stockholders (as amended from time to time, the “Investor Rights Agreement”), on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or, except pursuant to the Investor Rights Agreement, enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder; provided that this clause (e) shall not prevent any director or officer of Purchaser, in such capacity, from taking such actions as may be permitted under Section 7.17 of the Purchase Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may (A) make Transfers of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make Transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, (C) exercise a warrant (including a net or cashless exercise of such warrant) to purchase Purchaser Shares (which Purchaser Shares shall be “Subject Shares” subject to the obligations of this Agreement), or (D) make Transfers not involving a change in beneficial ownership; provided, that, with respect to clauses (A), (B) and (D) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement (and provides to the Purchaser the irrevocable proxy with respect to the Transferred Subject Shares on the terms set forth in Section 1.4) and either the Stockholder or the transferee provides the Company with a copy of such agreement (and irrevocable proxy) promptly upon consummation of any such Transfer (it being understood and agreed that any purported Transfer described in clauses (A), (B) or (D) that fails to satisfy the requirements of this proviso shall be null and void ab initio); and (E) pledge or otherwise encumber the Subject Shares in connection with third party credit facilities in existence on the date of this Agreement; provided that such pledge or encumbrance does not impact the validity, enforceability or exercisability of the proxy given in Section 1.4). It is hereby clarified that if any involuntary Transfer of any of the Subject Shares shall occur (such as in the case of appointment of a receiver to the Stockholder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3 Documentation and Information. The Stockholder shall permit and hereby authorizes Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and Purchaser reasonably determine to be necessary in connection with the Transaction, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement.

1.4 Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Purchaser as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Purchaser Stockholders held for matters addressed in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares solely in accordance with the provisions of Section 1.1 at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1 and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, solely consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 1.4. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 3.2. The Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Purchaser. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given to Purchaser in connection with and granted in consideration of and as an inducement to the Company and Purchaser to enter into the Purchase Agreement and that such proxy is given solely to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 3.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5 Enforcement of Irrevocable Proxy. Purchaser hereby covenants to the Company that Purchaser shall exercise the proxy granted by the Stockholder in Section 1.4 (and any irrevocable proxy granted by a Transferee as contemplated in Section 1.2) to the extent necessary to cause the Subject Shares to be counted for purposes of determining of a quorum for the matters addressed in Section 1.1, and to vote the Subject Shares, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1.

1.6 Waivers. Stockholder hereby irrevocably and unconditionally agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Purchase Agreement by the Purchaser Board, breaches any fiduciary duty of the Purchaser Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Purchaser.

1.7 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Purchaser will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company and Purchaser that:

2.1 Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Purchaser Shares granted to the Stockholder under an employee benefit plan of Purchaser, (d) as provided in the governing documents of Purchaser and (e) as provided in the Investor Rights Agreement. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Purchaser Shares owned by the Stockholder as of the date hereof. Except pursuant to Purchaser’s governing documents, no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such person pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3 Voting Power. Subject in each case to the provisions of the Investor Rights Agreement, the Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder or in the Investor Rights Agreement.

2.4 Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Transaction. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Purchaser, the Company or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Purchaser, the Company or their respective Affiliates) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Transaction (if any). The Stockholder understands and acknowledges that the Company, the Sellers and Purchaser are entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6 Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which the Stockholder is subject, or (c) any contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

MISCELLANEOUS

3.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Purchaser or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Purchaser.

3.2 Termination. This Agreement shall terminate automatically (except in the case of (b) or (c), in which case, the Stockholder may elect in its sole discretion to terminate upon written notice to the Purchaser and the Company) and become void and of no further force and effect, without any notice or other action by any person, upon the earlier of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the date that is twenty (20) days after the Longstop Date, (c) following (i) any amendment or other modification of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that changes to a non-de minimis degree the form of or amount of consideration payable or otherwise impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder or the Purchaser in any material respect, or (ii) any waiver of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder in any material respect and (d) the Completion. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 3.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof, with any such liability not to exceed an amount equal to USD 15,000,000 plus reasonable out of pocket fees and expenses incurred by the Purchaser in connection with the negotiation of the Transaction and/or enforcement of this Agreement (including reasonable attorneys’ fees) (the “Cap”). An amount not to exceed the Cap shall only be payable to Purchaser by the Stockholder if the Break Fee is actually paid or payable by Purchaser to the Company pursuant to the Purchase Agreement. Under no circumstances shall the Stockholder be liable for damages of any kind in any amount due and owing to the Company. In the event the Completion shall have occurred pursuant to the Purchase Agreement, no party shall have any liability or other obligation under this Agreement whatsoever, including with respect to any willful and material breach occurring prior to Completion. The provisions of this Article III shall survive any termination of this Agreement.

3.3 Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Purchase Agreement and the Transaction in strict confidence and shall not divulge any such information to any third person until Purchaser has publicly disclosed its entry into the Purchase Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the person receiving the information that such information is confidential and such person agrees in writing to abide by the terms of this Section 3.3. Neither the Stockholder nor any of its Affiliates (other than Purchaser, whose actions shall be governed by the Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transaction, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.

3.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

3.6 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

3.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

3.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, for the avoidance of doubt, the foregoing shall in no way invalidate any right or obligation of any party pursuant to the Investor Rights Agreement.

3.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

3.10 Specific Performance. Subject to the limitations set forth in Section 3.2, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition (subject to Section 3.2) to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

3.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

3.13 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Purchaser Shares, and not in the Stockholder’s capacity as a director, officer or employee of Purchaser or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Purchaser or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

3.14 Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

3.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchaser Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Purchaser’s organizational documents, the Transaction, (b) the Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

3.16 Additional Shares. The Stockholder agrees that any additional securities of the Purchaser acquired by the Stockholder after the date of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or otherwise) shall automatically be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof and shall constitute Subject Shares.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BLUJAY TOPCO LIMITED

By:	/s/ Andrew Kirkwood
Name: Andrew Kirkwood
Title: Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

E2OPEN PARENT HOLDINGS, INC.

By:	/s/ Laura L. Fese
Name: Laura L. Fese
Title: Executive Vice President and General Counsel

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NEUBERGER BERMAN OPPORTUNISTIC CAPITAL SOLUTIONS MASTER FUND LP

By:	Neuberger Berman Investment Advisers LLC
Its:	Investment Manager

By:	/s/ Charles Kantor

Name:	Charles Kantor
Title:	Managing Director

NBOKS CO-INVEST FUND I LP

By:	Neuberger Berman Investment Advisers LLC
Its:	Investment Manager

By:	/s/ Charles Kantor

Name:	Charles Kantor
Title:	Managing Director

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares of Class A Common Stock	No. Shares of Class V Common Stock	No. Shares of Series B-1 Common Stock	No. Shares of Series B-2 Common Stock	Shares of Class A Common Stock Subject to Warrants	Shares of Class A Common Stock Issuable upon Exchange of Common Units
NBOKS Co-Invest Fund I LP	870,000
Neuberger Berman Opportunistic Capital Solutions Master Fund LP	20,530,000				5,000,000

Annex L

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of May 27, 2021, by and between BluJay Topco Limited, a private limited company incorporated in England and Wales (the “Company”), E2open Parent Holdings, Inc., a Delaware corporation (“Purchaser”), and the person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of Class A common stock and/or Class V common stock, in each case, par value $0.0001 per share (“Purchaser Shares”), of Purchaser set forth opposite the Stockholder’s name on Schedule A (all Purchaser Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, Purchaser, the Company, and the shareholders of the Company (the “Sellers”) propose to enter into a Share Purchase Deed, dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the purchase by Purchaser or its direct or indirect subsidiary from the Sellers of 100% of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Company and the Sellers have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1 Voting of Subject Shares. Stockholder irrevocably and unconditionally agrees, from and after the date hereof, at every meeting of the holders of Purchaser Shares (the “Purchaser Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Purchaser Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of the transactions contemplated by the Purchase Agreement, including issuing the Consideration Shares and the PIPE Shares and amending the Certificate of Incorporation of Purchaser to increase the authorized number of shares of Class A Common Stock (in order to facilitate the issuance of the Consideration Shares and the PIPE Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 1.1 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement, or of such Stockholder contained in this Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement.

1.2 No Inconsistent Arrangements. Prior to termination of this Agreement, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed (i) by Law, (ii) pursuant to this Agreement, (iii) pursuant to the governance documents of Purchaser or that certain Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, as amended from time to time, or (iv) pursuant to that certain Investors Rights Agreement, dated as of February 4, 2021, by and among Purchaser and certain of its stockholders (as amended from time to time, the “Investor Rights Agreement”), on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or, except pursuant to the Investor Rights Agreement, enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder; provided that this clause (e) shall not prevent any director or officer of Purchaser, in such capacity, from taking such actions as may be permitted under Section 7.17 of the Purchase Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may (A) make Transfers of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make Transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, (C) exercise a warrant (including a net or cashless exercise of such warrant) to purchase Purchaser Shares (which Purchaser Shares shall be “Subject Shares” subject to the obligations of this Agreement), or (D) make Transfers not involving a change in beneficial ownership; provided, that, with respect to clauses (A), (B) and (D) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement (and provides to the Purchaser the irrevocable proxy with respect to the Transferred Subject Shares on the terms set forth in Section 1.4) and either the Stockholder or the transferee provides the Company with a copy of such agreement (and irrevocable proxy) promptly upon consummation of any such Transfer (it being understood and agreed that any purported Transfer described in clauses (A), (B) or (D) that fails to satisfy the requirements of this proviso shall be null and void ab initio); and (E) pledge or otherwise encumber the Subject Shares in connection with third party credit facilities in existence on the date of this Agreement; provided that such pledge or encumbrance does not impact the validity, enforceability or exercisability of the proxy given in Section 1.4). It is hereby clarified that if any involuntary Transfer of any of the Subject Shares shall occur (such as in the case of appointment of a receiver to the Stockholder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3 Documentation and Information. The Stockholder shall permit and hereby authorizes Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and Purchaser reasonably determine to be necessary in connection with the Transaction, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement.

1.4 Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Purchaser as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Purchaser Stockholders held for matters addressed in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares solely in accordance with the provisions of Section 1.1 at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1 and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, solely consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 1.4. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 3.2. The Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Purchaser. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given to Purchaser in connection with and granted in consideration of and as an inducement to the Company and Purchaser to enter into the Purchase Agreement and that such proxy is given solely to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 3.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5 Enforcement of Irrevocable Proxy. Purchaser hereby covenants to the Company that Purchaser shall exercise the proxy granted by the Stockholder in Section 1.4 (and any irrevocable proxy granted by a Transferee as contemplated in Section 1.2) to the extent necessary to cause the Subject Shares to be counted for purposes of determining of a quorum for the matters addressed in Section 1.1, and to vote the Subject Shares, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1.

1.6 Waivers. Stockholder hereby irrevocably and unconditionally agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Purchase Agreement by the Purchaser Board, breaches any fiduciary duty of the Purchaser Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Purchaser.

1.7 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Purchaser will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company and Purchaser that:

2.1 Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Purchaser Shares granted to the Stockholder under an employee benefit plan of Purchaser, (d) as provided in the governing documents of Purchaser and (e) as provided in the Investor Rights Agreement. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Purchaser Shares owned by the Stockholder as of the date hereof. Except pursuant to Purchaser’s governing documents, no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such person pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3 Voting Power. Subject in each case to the provisions of the Investor Rights Agreement, the Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder or in the Investor Rights Agreement.

2.4 Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Transaction. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Purchaser, the Company or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Purchaser, the Company or their respective Affiliates) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Transaction (if any). The Stockholder understands and acknowledges that the Company, the Sellers and Purchaser are entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6 Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which the Stockholder is subject, or (c) any contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

MISCELLANEOUS

3.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Purchaser or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Purchaser.

3.2 Termination. This Agreement shall terminate automatically (except in the case of (b) or (c), in which case, the Stockholder may elect in its sole discretion to terminate upon written notice to the Purchaser and the Company) and become void and of no further force and effect, without any notice or other action by any person, upon the earlier of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the date that is twenty (20) days after the Longstop Date, (c) following (i) any amendment or other modification of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that changes to a non-de minimis degree the form of or amount of consideration payable or otherwise impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder or the Purchaser in any material respect, or (ii) any waiver of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder in any material respect and (d) the Completion. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 3.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof, with any such liability not to exceed an amount equal to USD 15,000,000 plus reasonable out of pocket fees and expenses incurred by the Purchaser in connection with the negotiation of the Transaction and/or enforcement of this Agreement (including reasonable attorneys’ fees) (the “Cap”). An amount not to exceed the Cap shall only be payable to Purchaser by the Stockholder if the Break Fee is actually paid or payable by Purchaser to the Company pursuant to the Purchase Agreement. Under no circumstances shall the Stockholder be liable for damages of any kind in any amount due and owing to the Company. In the event the Completion shall have occurred pursuant to the Purchase Agreement, no party shall have any liability or other obligation under this Agreement whatsoever, including with respect to any willful and material breach occurring prior to Completion. The provisions of this Article III shall survive any termination of this Agreement.

3.3 Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Purchase Agreement and the Transaction in strict confidence and shall not divulge any such information to any third person until Purchaser has publicly disclosed its entry into the Purchase Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the person receiving the information that such information is confidential and such person agrees in writing to abide by the terms of this Section 3.3. Neither the Stockholder nor any of its Affiliates (other than Purchaser, whose actions shall be governed by the Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transaction, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.

3.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

3.6 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

3.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

3.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, for the avoidance of doubt, the foregoing shall in no way invalidate any right or obligation of any party pursuant to the Investor Rights Agreement.

3.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

3.10 Specific Performance. Subject to the limitations set forth in Section 3.2, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition (subject to Section 3.2) to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

3.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

3.13 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Purchaser Shares, and not in the Stockholder’s capacity as a director, officer or employee of Purchaser or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Purchaser or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

3.14 Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

3.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchaser Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Purchaser’s organizational documents, the Transaction, (b) the Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

3.16 Additional Shares. The Stockholder agrees that any additional securities of the Purchaser acquired by the Stockholder after the date of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or otherwise) shall automatically be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof and shall constitute Subject Shares.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BLUJAY TOPCO LIMITED

By:	/s/ Andrew Kirkwood
Name: Andrew Kirkwood
Title: Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

E2OPEN PARENT HOLDINGS, INC.

By:	/s/ Laura L. Fese
Name: Laura L. Fese
Title: Executive Vice President and General Counsel

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CC NB SPONSOR 1 HOLDINGS LLC

By:	/s/ Matthew B. Skurbe
Name: Matthew B. Skurbe
Title: Senior Managing Director

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares of Class A Common Stock	No. Shares of Class V Common Stock	No. Shares of Series B-1 Common Stock	No. Shares of Series B-2 Common Stock	Shares of Class A Common Stock Subject to Warrants	Shares of Class A Common Stock Issuable upon Exchange of Common Units
CC NB Sponsor 1 Holdings LLC	950,000

Annex M

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of May 27, 2021, by and between BluJay Topco Limited, a private limited company incorporated in England and Wales (the “Company”), E2open Parent Holdings, Inc., a Delaware corporation (“Purchaser”), and the person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of Class A common stock and/or Class V common stock, in each case, par value $0.0001 per share (“Purchaser Shares”), of Purchaser set forth opposite the Stockholder’s name on Schedule A (all Purchaser Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, Purchaser, the Company, and the shareholders of the Company (the “Sellers”) propose to enter into a Share Purchase Deed, dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the purchase by Purchaser or its direct or indirect subsidiary from the Sellers of 100% of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Company and the Sellers have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1 Voting of Subject Shares. Stockholder irrevocably and unconditionally agrees, from and after the date hereof, at every meeting of the holders of Purchaser Shares (the “Purchaser Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Purchaser Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of the transactions contemplated by the Purchase Agreement, including issuing the Consideration Shares and the PIPE Shares and amending the Certificate of Incorporation of Purchaser to increase the authorized number of shares of Class A Common Stock (in order to facilitate the issuance of the Consideration Shares and the PIPE Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 1.1 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement, or of such Stockholder contained in this Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement.

1.2 No Inconsistent Arrangements. Prior to termination of this Agreement, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed (i) by Law, (ii) pursuant to this Agreement, (iii) pursuant to the governance documents of Purchaser or that certain Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, as amended from time to time, or (iv) pursuant to that certain Investors Rights Agreement, dated as of February 4, 2021, by and among Purchaser and certain of its stockholders (as amended from time to time, the “Investor Rights Agreement”), on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or, except pursuant to the Investor Rights Agreement, enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder; provided that this clause (e) shall not prevent any director or officer of Purchaser, in such capacity, from taking such actions as may be permitted under Section 7.17 of the Purchase Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may (A) make Transfers of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make Transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, (C) exercise a warrant (including a net or cashless exercise of such warrant) to purchase Purchaser Shares (which Purchaser Shares shall be “Subject Shares” subject to the obligations of this Agreement), or (D) make Transfers not involving a change in beneficial ownership; provided, that, with respect to clauses (A), (B) and (D) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement (and provides to the Purchaser the irrevocable proxy with respect to the Transferred Subject Shares on the terms set forth in Section 1.4) and either the Stockholder or the transferee provides the Company with a copy of such agreement (and irrevocable proxy) promptly upon consummation of any such Transfer (it being understood and agreed that any purported Transfer described in clauses (A), (B) or (D) that fails to satisfy the requirements of this proviso shall be null and void ab initio); and (E) pledge or otherwise encumber the Subject Shares in connection with third party credit facilities in existence on the date of this Agreement; provided that such pledge or encumbrance does not impact the validity, enforceability or exercisability of the proxy given in Section 1.4). It is hereby clarified that if any involuntary Transfer of any of the Subject Shares shall occur (such as in the case of appointment of a receiver to the Stockholder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3 Documentation and Information. The Stockholder shall permit and hereby authorizes Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and Purchaser reasonably determine to be necessary in connection with the Transaction, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement.

1.4 Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Purchaser as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Purchaser Stockholders held for matters addressed in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares solely in accordance with the provisions of Section 1.1 at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1 and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, solely consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 1.4. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 3.2. The Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Purchaser. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given to Purchaser in connection with and granted in consideration of and as an inducement to the Company and Purchaser to enter into the Purchase Agreement and that such proxy is given solely to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 3.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5 Enforcement of Irrevocable Proxy. Purchaser hereby covenants to the Company that Purchaser shall exercise the proxy granted by the Stockholder in Section 1.4 (and any irrevocable proxy granted by a Transferee as contemplated in Section 1.2) to the extent necessary to cause the Subject Shares to be counted for purposes of determining of a quorum for the matters addressed in Section 1.1, and to vote the Subject Shares, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1.

1.6 Waivers. Stockholder hereby irrevocably and unconditionally agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Purchase Agreement by the Purchaser Board, breaches any fiduciary duty of the Purchaser Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Purchaser.

1.7 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Purchaser will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company and Purchaser that:

2.1 Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Purchaser Shares granted to the Stockholder under an employee benefit plan of Purchaser, (d) as provided in the governing documents of Purchaser and (e) as provided in the Investor Rights Agreement. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Purchaser Shares owned by the Stockholder as of the date hereof. Except pursuant to Purchaser’s governing documents, no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such person pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3 Voting Power. Subject in each case to the provisions of the Investor Rights Agreement, the Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder or in the Investor Rights Agreement.

2.4 Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Transaction. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Purchaser, the Company or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Purchaser, the Company or their respective Affiliates) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Transaction (if any). The Stockholder understands and acknowledges that the Company, the Sellers and Purchaser are entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6 Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which the Stockholder is subject, or (c) any contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

MISCELLANEOUS

3.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Purchaser or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Purchaser.

3.2 Termination. This Agreement shall terminate automatically (except in the case of (b) or (c), in which case, the Stockholder may elect in its sole discretion to terminate upon written notice to the Purchaser and the Company) and become void and of no further force and effect, without any notice or other action by any person, upon the earlier of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the date that is twenty (20) days after the Longstop Date, (c) following (i) any amendment or other modification of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that changes to a non-de minimis degree the form of or amount of consideration payable or otherwise impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder or the Purchaser in any material respect, or (ii) any waiver of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder in any material respect and (d) the Completion. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 3.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof, with any such liability not to exceed an amount equal to USD 15,000,000 plus reasonable out of pocket fees and expenses incurred by the Purchaser in connection with the negotiation of the Transaction and/or enforcement of this Agreement (including reasonable attorneys’ fees) (the “Cap”). An amount not to exceed the Cap shall only be payable to Purchaser by the Stockholder if the Break Fee is actually paid or payable by Purchaser to the Company pursuant to the Purchase Agreement. Under no circumstances shall the Stockholder be liable for damages of any kind in any amount due and owing to the Company. In the event the Completion shall have occurred pursuant to the Purchase Agreement, no party shall have any liability or other obligation under this Agreement whatsoever, including with respect to any willful and material breach occurring prior to Completion. The provisions of this Article III shall survive any termination of this Agreement.

3.3 Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Purchase Agreement and the Transaction in strict confidence and shall not divulge any such information to any third person until Purchaser has publicly disclosed its entry into the Purchase Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the person receiving the information that such information is confidential and such person agrees in writing to abide by the terms of this Section 3.3. Neither the Stockholder nor any of its Affiliates (other than Purchaser, whose actions shall be governed by the Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transaction, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.

3.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

3.6 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

3.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

3.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, for the avoidance of doubt, the foregoing shall in no way invalidate any right or obligation of any party pursuant to the Investor Rights Agreement.

3.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this

Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

3.10 Specific Performance. Subject to the limitations set forth in Section 3.2, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition (subject to Section 3.2) to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

3.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

3.13 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Purchaser Shares, and not in the Stockholder’s capacity as a director, officer or employee of Purchaser or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Purchaser or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

3.14 Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

3.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchaser Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Purchaser’s organizational documents, the Transaction, (b) the Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

3.16 Additional Shares. The Stockholder agrees that any additional securities of the Purchaser acquired by the Stockholder after the date of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or otherwise) shall automatically be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof and shall constitute Subject Shares.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BLUJAY TOPCO LIMITED

By:	/s/ Andrew Kirkwood
Name: Andrew Kirkwood
Title: Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

E2OPEN PARENT HOLDINGS, INC.

By:	/s/ Laura L. Fese
	Name:	Laura L. Fese
	Title:	Executive Vice President and General Counsel

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CC NEUBERGER PRINCIPAL HOLDINGS I SPONSOR HOLDINGS LLC

By:	/s/ Douglas Newton
Name: Douglas Newton
Title: Authorized Signatory

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares of Class A Common Stock	No. Shares of Class V Common Stock	No. Shares of Series B-1 Common Stock	No. Shares of Series B-2 Common Stock	Shares of Class A Common Stock Subject to Warrants	Shares of Class A Common Stock Issuable upon Exchange of Common Units
CC Neuberger Principal Holdings I Sponsor LLC	12,766,286		2,483,714		10,280,000

Annex N

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of May 27, 2021, by and between BluJay Topco Limited, a private limited company incorporated in England and Wales (the “Company”), E2open Parent Holdings, Inc., a Delaware corporation (“Purchaser”), and the person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of Class A common stock and/or Class V common stock, in each case, par value $0.0001 per share (“Purchaser Shares”), of Purchaser set forth opposite the Stockholder’s name on Schedule A (all Purchaser Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, Purchaser, the Company, and the shareholders of the Company (the “Sellers”) propose to enter into a Share Purchase Deed, dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the purchase by Purchaser or its direct or indirect subsidiary from the Sellers of 100% of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Company and the Sellers have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1 Voting of Subject Shares. Stockholder irrevocably and unconditionally agrees, from and after the date hereof, at every meeting of the holders of Purchaser Shares (the “Purchaser Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Purchaser Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of the transactions contemplated by the Purchase Agreement, including issuing the Consideration Shares and the PIPE Shares and amending the Certificate of Incorporation of Purchaser to increase the authorized number of shares of Class A Common Stock (in order to facilitate the issuance of the Consideration Shares and the PIPE Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 1.1 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement, or of such Stockholder contained in this Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement.

1.2 No Inconsistent Arrangements. Prior to termination of this Agreement, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed (i) by Law, (ii) pursuant to this Agreement, (iii) pursuant to the governance documents of Purchaser or that certain Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, as amended from time to time, or (iv) pursuant to that certain Investors Rights Agreement, dated as of February 4, 2021, by and among Purchaser and certain of its stockholders (as amended from time to time, the “Investor Rights Agreement”), on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or, except pursuant to the Investor Rights Agreement, enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder; provided that this clause (e) shall not prevent any director or officer of Purchaser, in such capacity, from taking such actions as may be permitted under Section 7.17 of the Purchase Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may (A) make Transfers of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make Transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, (C) exercise a warrant (including a net or cashless exercise of such warrant) to purchase Purchaser Shares (which Purchaser Shares shall be “Subject Shares” subject to the obligations of this Agreement), or (D) make Transfers not involving a change in beneficial ownership; provided, that, with respect to clauses (A), (B) and (D) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement (and provides to the Purchaser the irrevocable proxy with respect to the Transferred Subject Shares on the terms set forth in Section 1.4) and either the Stockholder or the transferee provides the Company with a copy of such agreement (and irrevocable proxy) promptly upon consummation of any such Transfer (it being understood and agreed that any purported Transfer described in clauses (A), (B) or (D) that fails to satisfy the requirements of this proviso shall be null and void ab initio); and (E) pledge or otherwise encumber the Subject Shares in connection with third party credit facilities in existence on the date of this Agreement; provided that such pledge or encumbrance does not impact the validity, enforceability or exercisability of the proxy given in Section 1.4). It is hereby clarified that if any involuntary Transfer of any of the Subject Shares shall occur (such as in the case of appointment of a receiver to the Stockholder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3 Documentation and Information. The Stockholder shall permit and hereby authorizes Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and Purchaser reasonably determine to be necessary in connection with the Transaction, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement.

1.4 Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Purchaser as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Purchaser Stockholders held for matters addressed in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares solely in accordance with the provisions of Section 1.1 at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1 and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, solely consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 1.4. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 3.2. The Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Purchaser. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given to Purchaser in connection with and granted in consideration of and as an inducement to the Company and Purchaser to enter into the Purchase Agreement and that such proxy is given solely to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 3.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5 Enforcement of Irrevocable Proxy. Purchaser hereby covenants to the Company that Purchaser shall exercise the proxy granted by the Stockholder in Section 1.4 (and any irrevocable proxy granted by a Transferee as contemplated in Section 1.2) to the extent necessary to cause the Subject Shares to be counted for purposes of determining of a quorum for the matters addressed in Section 1.1, and to vote the Subject Shares, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1.

1.6 Waivers. Stockholder hereby irrevocably and unconditionally agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Purchase Agreement by the Purchaser Board, breaches any fiduciary duty of the Purchaser Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Purchaser.

1.7 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Purchaser will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company and Purchaser that:

2.1 Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2 Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Purchaser Shares granted to the Stockholder under an employee benefit plan of Purchaser, (d) as provided in the governing documents of Purchaser and (e) as provided in the Investor Rights Agreement. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Purchaser Shares owned by the Stockholder as of the date hereof. Except pursuant to Purchaser’s governing documents, no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such person pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3 Voting Power. Subject in each case to the provisions of the Investor Rights Agreement, the Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder or in the Investor Rights Agreement.

2.4 Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Transaction. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Purchaser, the Company or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Purchaser, the Company or their respective Affiliates) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Transaction (if any). The Stockholder understands and acknowledges that the Company, the Sellers and Purchaser are entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6 Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which the Stockholder is subject, or (c) any contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

MISCELLANEOUS

3.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Purchaser or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Purchaser.

3.2 Termination. This Agreement shall terminate automatically (except in the case of (b) or (c), in which case, the Stockholder may elect in its sole discretion to terminate upon written notice to the Purchaser and the Company) and become void and of no further force and effect, without any notice or other action by any person, upon the earlier of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the date that is twenty (20) days after the Longstop Date, (c) following (i) any amendment or other modification of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that changes to a non-de minimis degree the form of or amount of consideration payable or otherwise impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder or the Purchaser in any material respect, or (ii) any waiver of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder in any material respect and (d) the Completion. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 3.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof, with any such liability not to exceed an amount equal to USD 15,000,000 plus reasonable out of pocket fees and expenses incurred by the Purchaser in connection with the negotiation of the Transaction and/or enforcement of this Agreement (including reasonable attorneys’ fees) (the “Cap”). An amount not to exceed the Cap shall only be payable to Purchaser by the Stockholder if the Break Fee is actually paid or payable by Purchaser to the Company pursuant to the Purchase Agreement. Under no circumstances shall the Stockholder be liable for damages of any kind in any amount due and owing to the Company. In the event the Completion shall have occurred pursuant to the Purchase Agreement, no party shall have any liability or other obligation under this Agreement whatsoever, including with respect to any willful and material breach occurring prior to Completion. The provisions of this Article III shall survive any termination of this Agreement.

3.3 Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Purchase Agreement and the Transaction in strict confidence and shall not divulge any such information to any third person until Purchaser has publicly disclosed its entry into the Purchase Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the person receiving the information that such information is confidential and such person agrees in writing to abide by the terms of this Section 3.3. Neither the Stockholder nor any of its Affiliates (other than Purchaser, whose actions shall be governed by the Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transaction, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.

3.4 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

3.6 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

3.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

3.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, for the avoidance of doubt, the foregoing shall in no way invalidate any right or obligation of any party pursuant to the Investor Rights Agreement.

3.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

3.10 Specific Performance. Subject to the limitations set forth in Section 3.2, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition (subject to Section 3.2) to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

3.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

3.13 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Purchaser Shares, and not in the Stockholder’s capacity as a director, officer or employee of Purchaser or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Purchaser or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

3.14 Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

3.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchaser Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Purchaser’s organizational documents, the Transaction, (b) the Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

3.16 Additional Shares. The Stockholder agrees that any additional securities of the Purchaser acquired by the Stockholder after the date of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or otherwise) shall automatically be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof and shall constitute Subject Shares.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BLUJAY TOPCO LIMITED

By:	/s/ Andrew Kirkwood
Name: Andrew Kirkwood
Title: Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

E2OPEN PARENT HOLDINGS, INC.

By:	/s/ Laura L. Fese
Name: Laura L. Fese
Title: Executive Vice President and General Counsel

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner

(Print Name of Stockholder)

/s/ Andrew Prodromos
(Signature)
Andre Prodromos, Authorized Signatory
(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attention: Andrew Prodromos

Email:	aprodromos@insightpartners.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

INSIGHT VENTURE PARTNERS (CAYMAN), X L.P.

By:	Insight Venture Associates IX, L.P.
Its:	General Partner

By:	Insight Venture IX, Ltd.
Its:	General Partner

(Print Name of Stockholder)

/s/ Andrew Prodromos
(Signature)

Andre Prodromos, Authorized Signatory
(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attention: Andrew Prodromos

Email:	aprodromos@insightpartners.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

INSIGHT VENTURE PARTNERS (DELAWARE), X L.P.

By:	Insight Venture Associates IX, L.P.
Its:	General Partner

By:	Insight Venture IX, Ltd.
Its:	General Partner

(Print Name of Stockholder)

/s/ Andrew Prodromos
(Signature)

Andre Prodromos, Authorized Signatory
(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

1114 Avenue of the Americas, 36th Floor
New York, NY 10036
Attention: Andrew Prodromos

Email:	aprodromos@insightpartners.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

INSIGHT E2OPEN AGGREGATOR, LLC

(Print Name of Stockholder)

/s/ Andrew Prodromos
(Signature)

Andre Prodromos, Authorized Signatory
(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:
1114 Avenue of the Americas, 36th Floor New York, NY 10036 Attention: Andrew Prodromos

Email:	aprodromos@insightpartners.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner

(Print Name of Stockholder)

/s/ Andrew Prodromos
(Signature)

Andre Prodromos, Authorized Signatory
(Name and Title of Signatory, if Signing on Behalf of an Entity)

Address for Notices:

1114 Avenue of the Americas, 36th Floor
New York, NY 10036
Attention: Andrew Prodromos

Email:	aprodromos@insightpartners.com

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares of Class A Common Stock	No. Shares of Class V Common Stock	No. Shares of Series B-1 Common Stock	No. Shares of Series B-2 Common Stock	Shares of Class A Common Stock Subject to Warrants	Shares of Class A Common Stock Issuable upon Exchange of Common Units
Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P.	4,681,293		526,768	316,060
Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P.	4,304,465		484,365	290,619
Insight Venture Partners (Cayman) IX, L.P.	7,524,415		846,693	508,016
Insight Venture Partners (Delaware) IX, L.P.	1,604,446		180,542	108,325
Insight E2open Aggregator, LLC		26,566,466				31,349,451	[1]

[1]

Insight E2open Aggregator, LLC holds in aggregate 31,349,451 shares of Class A Common Stock issuable upon the exchange of Common Units. Specifically, Insight E2open Aggregator, LLC holds 26,566,466 Common Units of E2open Holdings, LLC (“E2open Holdings”), 2,989,422 Series 1 Restricted Common Units of E2open Holdings, and 1,793,653 Series 2 Restricted Common Units of E2open Holdings. The Common Units represent non-voting limited liability company interests in E2open Holdings subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of E2open Holdings (the “LLC Agreement”). Beginning on August 4, 2021, the Common Units may be exchanged at the discretion of the holder once per calendar quarter (subject to certain limitations set forth in the LLC Agreement) for shares of Class A common stock of the Company on a one-for-one basis (or the cash value thereof, at the election of the Company). The Series 1 Restricted Common Units and Series 2 Restricted Common Units each represent unvested, non-voting restricted limited liability company interests in E2open Holdings subject to the terms of the LLC Agreement. Each Series 1 Restricted Common Unit will vest on the first day on which the 5-day volume weighted average price of the Class A common stock is equal to at least $13.50, or upon certain change in control events specified in the LLC Agreement. Upon vesting, each Series 1 Restricted Common Unit will convert automatically into one Common Unit of E2open Holdings. Each Series 2 Restricted Common Unit will vest on the first day on which the 20-day volume weighted average price of the Class A common stock is equal to at least $15.00, or upon certain change in control events specified in the LLC Agreement. Upon, vesting, each Series 2 Restricted Common Unit will convert automatically into one Common Unit of E2open Holdings.